Exhibit 99.2

General

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT.  IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON.  SHAREHOLDERS IN OPEN JOINT STOCK COMPANY POLYMETAL SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY OPEN JOINT STOCK COMPANY POLYMETAL) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL AND GDRS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE.  ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;  OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”).  IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”.  THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT.  THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS.  THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS.  BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.  SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE.  THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

THE CLOSED SHARE SUBSCRIPTION OF NEW SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL AND THE RESULTING OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL (THE “CLOSED SHARE SUBSCRIPTION” AND THE “RIGHTS OFFERING” AND TOGETHER THE “ISSUANCE”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. OPEN JOINT STOCK COMPANY POLYMETAL IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES TO BE OFFERED IN CONNECTION WITH THE ISSUANCE, OPEN JOINT STOCK COMPANY POLYMETAL WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF OPEN JOINT STOCK COMPANY POLYMETAL SHARES RELATED TO THE ISSUANCE.

Approved 26 June 2009	Registered 2009

State registration number

–	–	–	–
(Please indicate state registration number assigned to the issue (additional issue) of securities)

Board of Directors of the Open Joint Stock Company Polymetal	Russian Federal Service for Financial Markets
(Please indicate the body of the issuer that approved the securities prospectus)	(Name of the registering body)
Minutes No. 10/2009	(Position and signature of the authorised person of the registering body)

26 June 2009	Seal of registering body

PROSPECTUS

Open Joint Stock Company Polymetal

Ordinary registered uncertificated shares
with a nominal value of 0.2 roubles (0 rouble 20 kopecks) each offering 84,375,000 (eighty four million three hundred and seventy five thousand)

Internet based web site used by the issuer for information disclosure:

http://www.Polymetal.ru

THE INFORMATION IN THIS PROSPECTUS SHALL BE DISCLOSED IN ACCORDANCE WITH THE LAWS OF THE RUSSIAN FEDERATION ON SECURITIES.

THE REGISTERING BODY SHALL NOT BE HELD RESPONSIBLE FOR THE AUTHENTICITY OF THE INFORMATION IN THIS PROSPECTUS AND ITS REGISTRATION SHALL NOT BE AN EXPRESSION OF THE REGISTERING BODY’S RELATION TO THE SECURITIES PLACED

The authenticity of the 2006 and 2007 financial (accounting) reports of the issuer and compliance of the issuer’s accounting procedure rules with Russian law are hereby confirmed. Other information on the issuer’s financial situation in sections III, IV, V and VIII of this prospectus was checked in all major aspects for compliance with the data of the financial (accounting) reports, which have been audited.

Closed Joint Stock Company HLB Vneshaudit

(Full company name of the audit organisation (audit organisation), or full name of the individual auditor who carried out the audit of the accounts record-keeping and of the financial (accounting) reports of the issuer)

(Title of the head or other person signing the securities prospectus on behalf of the issuer’s auditor, title and particulars of the document on the basis of which the right to sign the securities prospectus on behalf of the issuer’s auditor is granted)

	(Signature) L.S.	(Full name)

Date 2009

The authenticity of the issuer’s 2008 financial (accounting) reports and the compliance of the issuer’s accounting procedure rules with Russian law are hereby confirmed. Other information on the issuer’s financial situation in sections III, IV, V and VIII of this prospectus was checked in all major aspects for compliance with the data of the financial (accounting) reports, which have been audited.

Closed Joint Stock Company Deloitte & Touche CIS

(Full company name of the audit organisation (audit organisation), or full name of the individual auditor who carried out the audit of the accounts record-keeping and of the financial (accounting) reports of the issuer)

S.I.Galeev

(Title of the head or other person signing the securities prospectus on behalf of the issuer’s auditor, title and particulars of the document on the basis of which the right to sign the securities prospectus on behalf of the issuer’s auditor is granted)

	(Signature) L.S.	(Full name)

Date 2009

General Director of Open Joint Stock Company Polymetal		V. N. Nesis
(Title of the issuer’s head)	(Signature)	(Full name)

Date 2009

Chief Accountant of Open Joint Stock Company Polymetal		T. L. Tertyshnaya
(Title of the person carrying out the function of the issuer’s chief accountant)	(Signature)	(Full name)
L.S.

Date 2009

Table of Contents

Introduction	7
I. Members of the Issuer’s executive bodies, bank account details, auditor, Issuer’s valuer and on the financial consultant, as well as on other signatories to this Prospectus	11
1.1. Members of the issuer’s executive bodies	11
1.2. Issuer’s bank details	11
1.3. Issuer’s auditor (auditors)	13
1.4. The issuer’s valuer	16
1.5. The issuer’s consultants	18
1.6. Other signatories to the securities prospectus	18
II. Volume, schedule, procedure and conditions of the placement for each kind, and category (type) of equity securities placed	20
2.1. Kind, category (type) and form of securities placed	20
2.2. Nominal value of each kind, category (type), and series of the equity securities placed	20
2.3. Estimated volume of the issue in monetary terms and number of equity securities, which should be placed	20
2.4. Placing price (procedure for determining the placing price) of securities	20
2.5. Procedure and schedule for placing the securities	20
2.6. Procedures and conditions of payment for the securities	21
2.7. Procedure and conditions for concluding agreements for placing securities	23
2.8. Potential buyers of equity securities placed	25
2.9. Procedure for disclosing information on placing and the results of placing securities	25
III. General information on the issuer’s financial and economic condition	30
3.1. Issuer’s Financial and Business Performance	30
3.2. Market capitalisation of the issuer	32
3.3. Liabilities of the issuer	32
3.3.1. Accounts payable	32
3.3.2. Credit history of the issuer	33
3.3.3. Liabilities of the issuer under security provided to third parties	35
3.3.4. Other liabilities of the issuer	35
3.4. Purpose of the issue and intended use of the means obtained as a result of placing the securities	35
3.5. Risks related to purchasing the placed securities	36
3.5.1. Industry risks	36
3.5.2. National and regional risks	38
3.5.3. Financial risks	41
3.5.4. Legal risks	43
3.5.5. Risks related to the Issuer’s activity	45
3.5.6. Banking risks	46
IV. Detailed information on the Issuer	47
4.1. History of the Issuer’s establishment and development	47
4.1.1. Information concerning the company name of the Issuer	47
4.1.2. Information concerning the Issuer’s state registration	48
4.1.3. Information on the Issuer’s establishment and development	48
4.1.4. Contact details	50
4.1.5. Taxpayer Identification Number	50
4.1.6. Issuer’s branches and representatives	50
4.2. Issuer’s main business activities	50
4.2.1. Issuer’s industry	50
4.2.2. Issuer’s main business activities	51
4.2.3. Materials, goods (raw materials) and suppliers of the Issuer	53
4.2.4. Issuer’s product markets (works, services)	54
4.2.5. Information on the Issuer’s licenses	54
4.2.6. Issuer’s joint venture	54
4.2.7. Additional requirements for issuers that are incorporated investment funds, insurance or credit organisations, or mortgage agents	54
4.2.8. Additional requirements for issuers whose main activity is the extraction of commercial minerals	54
4.2.9. Additional requirements for issuers whose main activity is the provision of communication services	84
4.3. Plans for the Issuer’s future activities	84
4.4. Issuer’s participation in any groups, holdings, concerns and/or associations in relation to industry, banking and/or finance	85
4.5. Issuer’s subsidiary and affiliated companies	85
4.6. Content, structure and value of the Issuer’s fixed assets, information on plans for purchasing, replacing and disposing of fixed assets, as well as in relation to encumbrances on the Issuer’s fixed assets	93
4.6.1. Fixed assets	93

V. Information on the Issuer’s financial and business activities	95
5.1. Results of the Issuer’s financial and business activities	95
5.1.1. Profit and loss	95
5.1.2. Factors affecting the Issuer’s amount of proceeds received from the sale of goods, products, works, services and profits (losses) received from its main activities	97
5.2. Issuer’s liquidity, capital and current assets adequacy	98
5.3. Amount and structure of the Issuer’s capital and current assets	99
5.3.1. Amount and structure of the Issuer’s capital and current assets	99
5.3.2. Issuer’s financial investments	100
5.3.3. Issuer’s intangible assets	102
5.4. Information on the Issuer’s policy and expenditures on research and development in relation to licenses and patents, new developments and researches	103
5.5. Analysis of development trends in the field of the Issuer’s main activity	106
5.5.1. Analysis of the factors and conditions effecting the Issuer’s activities	108
5.5.2. Issuer’s competitors	109
VI. Information concerning individuals on the Issuer’s executive bodies, bodies supervising its financial and business activities and on the Issuer’s employees	112
6.1. The structure and competence of the Issuer’s executive bodies	112
6.2. Individuals on the Issuer’s executive bodies	114
6.3. Remuneration, benefits and/or expense compensation for the Issuer’s executive bodies	124
6.4. The structure and competence of the Issuer’s bodies supervising its financial and business activities	125
6.5. Information on the individuals in the bodies supervising the Issuer’s financial and business activities	127
6.6. Remunerations, benefits and/or expense compensations for the Issuer’s bodies supervising its financial and business activities	133
6.7. Summary of the number, formation and composition of the Issuer’s employees, as well as changes in the number of the Issuer’s employees:	134
6.8. Obligations of the Issuer to its employees regarding their opportunity to participate in the Issuer’s charter (reserve) capital (share fund)	134
VII. Information on the Issuer’s participants (shareholders) and interested-party transactions concluded by the Issuer	135
7.1. The total number of shareholders (participants) in the Issuer	135
7.2. The Issuer’s participants (shareholders) owning at least 5% of its charter (reserve) capital (share fund) or at least 5% of its ordinary shares and information on these participants (shareholders) owning at least 20% of the charter (reserve) capital (share fund) or at least 20% of their ordinary shares	135
7.3. State or municipal entity participatory interest in the issuer’s charter (reserve) capital (share fund), or special rights (golden share)	137
7.4. Limitations to participation in the issuer’s charter (reserve) capital (share fund) capital	137
7.5. Changes in and participation interest of the Issuer’s shareholders (participants) holding at least 5% of its charter (reserve) capital (share fund) or at least 5% of its ordinary shares	137
7.6. Details of Interested-Party Transactions Entered into by the Issuer	139
7.7. Accounts receivable	163
VIII. Financial Statements of the Issuer and Other Financial Information	167
8.1. Annual financial statements of the issuer	167
8.2. Quarterly financial statements of the issuer for the last accounting quarter	167
8.3. Consolidated financial statements of the issuer for the last three completed financial years or for each completed financial year	167
8.4. Issuer’s accounting policies	169
8.5. Total amount of export and share of export in the total volume of sales	169
8.6. The value of the issuer’s immovable property and of material changes to the issuer’s property at the end of the last completed financial year	169
8.7. Issuer’s participation in legal proceedings if such participation can affect the issuer’s business materially	170
IX. Detailed information on the procedure and terms for placing the equity securities	171
9.1. The securities being placed	171
9.1.1. General Information	171
9.1.2. Further details of bonds offered	173
9.1.3. Further details of convertible securities	173
9.1.4. Further details of options of the Issuer offered	173
9.1.5. Further details of mortgage-backed bonds offered	173
9.1.6. Further details of Russian depository receipts offered	173
9.2. Price (pricing procedure) of security placement	173
9.3. Existing rights of pre-emption to purchase offered securities	173
9.4. Limitations on purchase and turnover of securities placed	176
9.5. Price trends of the Issuer’s securities	177
9.6. Entities providing services for organising placement and / or placement of securities	178
9.7. The targeted circle of purchasers of securities	178
The targeted circle of purchasers of securities (private offering participants) is detailed below:	178
9.8. Securities market makers including stock exchanges planned for placement and / or listing of equity securities placed	178
9.9. Possible changes in participation interest of shareholders in the Issuer’s charter capital as a result of placing securities	179
9.10. Expenses related to issue the securities	179
9.11. Methods and procedures for returning payments received for securities offered in the event the issue (additional issue) of securities is declared invalid or ineffective, and in other events set forth by Russian law	179
X. Additional Details of the Issuer and the Equity Securities Offered	183
10.1. Additional details of the issuer	183
10.1.1. Amount and Structure of the Charter (Contributed) Capital (Share fund) of the Issuer	183
10.1.2. Changes in the amount of the charter (contributed) capital (share fund) of the Issuer	183
10.1.3. Generation and use of the reserve fund and other funds of the issuer	184
10.1.4. Procedure for convening and holding meetings (sessions) of the issuer’s highest management body	184
10.1.5. Commercial organisations of which the Issuer owns at least 5 % of the charter (contributed) capital (share fund) or at least 5 % of ordinary shares	187
10.1.6. Material Transactions Entered into by the Issuer	189
10.1.7. Issuer’s Credit Ratings	204
10.2. Each Category (Type) of the Issuer's Shares	204
10.3. Previous security issues of the Issuer’s other than the Issuer’s Shares	205
10.3.1. Issues all securities of which have been redeemed (cancelled)	205
10.3.2. Issues the securities of which are currently outstanding	205
10.3.3. Issues under which the Issuers obligations for securities have not been fulfilled (Default)	205
10.4. Entity (entities) providing (which provided) security for bonds under the issue	205
10.5. Terms of security for fulfilling obligations under the bonds	205
10.5.1. Terms of security for fulfilling obligations under the mortgage-backed bonds	205
10.6. Organisations recording rights to the issuer’s equity securities	206
10.7. Legal acts regulating capital import and export issues which may influence payment of dividends, interest, and other payments to non-residents	206
10.8. Procedure for income taxation on the issuer’s equity securities placed and to be placed	206
10.9. Declared (accrued) and paid dividends on the Issuer’s shares and of the income from the Issuer’s bonds	208
10.10. Other information	209

Introduction

a) Basic information on the placed securities for which the prospectus is registered:

Kind, category (type) and other features of the securities: ordinary registered uncertificated shares;

Number of securities placed: eighty four million three hundred and seventy five thousand (84,375,000);

Nominal value: 0 roubles 20 kopecks (0.2 roubles)

Procedure and time periods for the securities placement:

Method of placement: private subscription.

Placement start date or procedure for determining the start date of the placement:

The start date for the placement of the additional shares shall be determined by the Company after state registration of the additional share issue. The placement start date may not be earlier than the expiration of the validity of the pre-emptive right to purchase shares.

Information on the placement start date must be published by the Issuer in a notification of the start date for the placement of securities within the following time periods:

•                 in a newswire (AK&M or Interfax) no later than five (5) days before the start date of the shares placement;

•                 on the Issuer’s internet site at the following address: http://www.polymetal.ru no later than four (4) days before the start date of the shares placement.

Publication on the internet site shall be carried out after publication in the newswire.

The placement of shares may not begin earlier than two weeks after the date of disclosure of information on state registration of the additional issue of securities and must be after having ensured that all potential buyers may access the information on state registration of the additional issue of shares in accordance with Federal Law No. 39-FZ “On the Securities Market” and regulations of the securities market federal authority.

The two-week period indicated shall run from the date of publishing the notification of state registration of the additional issue of securities in the Kommersant newspaper.

A notice of state registration of the issue must be published by the Issuer within the following time periods from the date on which information on the state registration of the additional issue of the Issuer’s securities are published on the internet site of the registering body or on which the Issuer receives a written notice from the registering body regarding the state registration of the additional issue of securities sent by post, fax, electronic mail (email), or delivered by hand against a signature depending on which date occurs earlier:

•                 in the newswire of the news agencies AK&M or Interfax: no later than one (1) day;

•                 on the internet site http://www.polymetal.ru/: no later than two (2) days;

•                  in the Kommersant newspaper: no later than ten (10) days.

Publication on the internet site and in the printed publication shall be carried out after publication in the newswire.

Placement end date or procedure for determining the placement end date:

The earliest of the following dates:

a) 30th working day from the start date of the additional share placement; or

b) Date of placing the last share of the additional issue.

The placement end date may not be later than one year from the date of state registration of the additional issue of shares.

Placement procedure:

Procedure and conditions for concluding agreements on the assignment of securities to first owners during the placement:

When placing the Company’s additional shares for subscription participants, agreements shall be concluded in writing (by drafting a single document signed by the parties) further to the subscription participant filing a written application for the purchase of shares and their allocation by the Company. The application must contain information on the number of shares to be purchased, the form of payment for the shares, the bank details of the person filing the application, which may be used to return monetary funds, and shares are to be paid for using the ordinary registered shares of Closed Joint Stock Company Ayax Prospectors Artel (Main State Registration Number (OGRN) 1024900675580) and/or participatory shares in the charter capital of Limited Liability Company Rudnik Kvartseviy (Quartz Mine) (Main State Registration Number (OGRN) 1044900331398), as well as the number of such shares or size of the participatory interest to be transferred as payment.

An extract certified by the person maintaining the register of the Company’s shareholder, nominal holder of the personal account, depo account of the subscription participant confirming its ownership title to the shares, or share in Closed Joint Stock Company Ayax Prospectors Artel (Main State Registration Number (OGRN) 1024900675580) as at the start date for placing the shares under the additional issue must be attached to the application of a subscription participant who is a shareholder of Closed Joint Stock Company Ayax Prospectors Artel (Main State Registration Number (OGRN) 1024900675580).

An extract from the Unified State Register of Legal Entities confirming that the person filing the application is a participant in Limited Liability Company Rudnik Kvartseviy (Quartz Mine) (Main State Registration Number (OGRN) 1044900331398) as at the start date of the share placement under the additional issue must be attached to the application of a subscription participant who is a participant in Limited Liability Company Rudnik Kvartseviy (Quartz Mine).

The approval of the monetary value of the asset transferred in payment for the additional shares shall be carried out by the Issuer’s Board of Directors as at the start date of the pre-emptive right. Moreover, the monetary value of the asset indicated by the Issuer’s Board of Directors may not be higher than the value assessed and given by an independent valuer engaged to determine the market value of the asset used as payment for the additional shares.

The information on the monetary value of the asset approved by the Issuer’s Board of Directors and used as payment for the additional shares shall be published by the Issuer in the form of a notice on the following internet site — http://www.polymetal.ru. The Issuer shall also publish in the newswire of the news agencies AK&M or Interfax the Issuer’s Board of Directors approval of the monetary value of the asset used as payment for the additional shares placed along with the internet site address at which the information on the monetary value indicated has been made available.

A participant’s application to acquire shares must be received by the Company no later than 10 working days from the placement start date.

The number of shares to be bought indicated in the application form may not exceed the maximum number of shares to be placed for this participant (category of participants) under the subscription.

An application to acquire shares shall be satisfied and a purchase agreement for additional shares shall be concluded only following receipt of the subscription participant’s application, and no later than fifteen (15) working days from the placement start date. The purchase agreement for the Company’s additional shares shall be deemed concluded on the day on which both parties sign a single document. The form of this document is included in the stated agreement.

Should the number of shares to be placed for one category of subscription participants be insufficient to meet all applications from subscription participants under this category, applications received earlier shall be given priority.

Deposit of the shares to a subscription participant’s account shall be made after the participant has paid for the shares to be purchased by the participant in full. Payment for shares placed must be made in accordance with the provisions on the form and amount of payment specified in the purchase agreement for additional shares concluded as a result of allocating the corresponding subscription participant and the terms and conditions of the issue documents. In the event of non-payment or partial payment by the subscription participant for the shares within the established deadline, the non-paid proportion of the shares shall remain unplaced.

Payment for shares under the additional issue shall be made by the buyer after concluding an agreement under which the shares shall be placed for the corresponding subscription participant, but no later than twenty five (25) working days from the start date for placing the shares.

Where the shares are paid for by non-monetary means, if the value of the asset contributed by the subscription participant in payment for the additional shares is not equal to the placing price of the shares for which an application was filed and an agreement concluded, the participant must pay the difference between the placing price of the shares to be bought and the value of the asset contributed by the participant as payment required to purchase the corresponding total number of shares in monetary means in Russian roubles.

If the subscription participant does not pay the difference specified within the deadline established for paying for the additional shares the total number of additional shares, for which the value of the assets transferred as payment is sufficient, shall be placed for the participant and the difference between the value of the asset contributed as payment for the additional shares and the placing price of the additional shares placed for the participant shall be returned. The difference indicated shall be returned to the subscription participant by the Company in a monetary form in Russian roubles by transfer to the bank account, specified in the application and in the agreement concluded once it had been satisfied.

The agreements concluded whilst placing the shares shall be amended or terminated in accordance with the procedure specified in Chapter 29 of the Russian Civil Code. Termination of the agreements with persons exercising a pre-emptive right to purchase the shares shall also be carried out in the events and in accordance with the procedure specified in Item 8.5 of the Decision of Additional Issue of Securities and Item 9.3 of the Securities Prospectus.

Open Joint Stock Company Registrar R.O.S.T, the company responsible for maintaining the register of the owners of registered securities for the Issuer, shall register the transfer of rights to the securities under the additional issue:

Information on the registrar:

Full name: Open Joint Stock Company Registrar R.O.S.T.

Short name: JSC Registrar R.O.S.T.

Location: building 13 Ulitsa. Stromynka, 18, Moscow

Postal address: Ulitsa Stromynka, 18, PO Box 9107996, Moscow

Taxpayer Identification Number (INN): 7726030449

Telephone: +7 (495) 771-73-36

License number for maintenance of register: 10-000-1-00264

License issuing date: 3 December 2002

Validity period: without limitation

Licensing body: Federal Commission for the Securities Market

The transfer order for recording a credit entry in the personal account or depo account of a buyer of Shares (participant in the private subscription) shall be transferred by the Issuer to the Registrar after the corresponding number of Shares purchased has been paid up in full.

The Shares shall be deemed placed from the date of including the credit entry in the personal account or depo account of the buyer of the Shares.

The credit entries in the personal account or depo account of the buyer of the Shares shall be entered after full payment for the Shares has been made, but no later than the end date of placing securities.

Possibility of pre-emptive purchase of the securities placed:

Under Articles 40, 41 of Federal Law No. 208-FZ “On Joint Stock Companies”, the shareholders of OJSC Polymetal, having voted against or not having taken part in the vote on the placement of additional shares by private subscription, shall have a pre-emptive right to purchase additional ordinary shares placed by private subscription in a number proportional to the number of ordinary shares that they own. The list of the persons having a pre-emptive right to purchase additional ordinary shares shall be compiled on the basis of the data of the register of the shareholders as at the date of compiling the list of the persons having the right to participate in the general meeting of shareholders of OJSC Polymetal during which the decision to increase the charter capital of the OJSC Polymetal was made (14 May 2009).

Placing price or procedure for determining the placing price:

The placing price of additional shares shall be determined by the Board of Directors of OJSC Polymetal after state registration of the additional share issue and before the beginning of the period of validity of the pre-emptive right to purchase additional shares;

The placing price of additional shares for the persons in the list of persons having a pre-emptive right to purchase additional shares placed shall be determined by the Board of Directors of OJSC Polymetal after state registration of the additional share issue and before the beginning of the validity period for the pre-emptive right to purchase additional shares.

Information on the placing price of the shares for persons having a pre-emptive right to purchase shares shall be disclosed by the Issuer in the form of a notice on the placing price in the newswire of the news agencies AK&M or Interfax and on the internet site http://www.polymetal.ru/ after the Board of Directors of the Issuer has adopted the corresponding decision and not following the publication of the notice on the pre-emptive right to purchase shares. The Issuer shall disclose this information in accordance with the procedure and the form specified in the Regulations on Disclosure of Information for Communication at the Stages of the Issue Procedure for Securities.

Terms of security: not specified for these types of securities

Terms of conversion: not specified for these types of securities

b) Basic information on the securities placed by the issuer and for which the prospectus is registered: This item is not completed as the state registration of the Securities Prospectus shall be carried out at the same time as the state registration of the additional issue of securities

c) Main purpose of the issue and use of means obtained from the placement of the securities:

The main purpose for issuing shares is to complete the acquisition of 89.6% of the voting shares in Closed Joint Stock Company Ayax Prospectors Artel which owns a license to extract silver from the Goltsovoe deposit located in the Magadan Region of Russia and of 100% of the participatory share in Limited Liability Company

Rudnik Kvartseviy (Quartz Mine) belonging to third parties. The Issuer anticipates that the shares placed in favour of Closed Joint Stock Company Polymetal Management Company» will be used to pay for the shares and participatory shares in new companies to be purchased in the future, including for the purchase of 100 % of the participatory share in Limited Liability Company Gold Ore Company Mayskoe.

The Issuer anticipates receiving monetary funds from the placement of securities as part of the securities shall be purchased by shareholders exercising their pre-emptive rights and using monetary funds. The Issuer shall finance its current activities with the monetary funds obtained as a result of the share issue.

d) Other information:

In the text of this Securities Prospectus, the expressions Company and Issuer shall refer to Open Joint Stock Company Polymetal.

“This Securities Prospectus includes estimations and forecasts made by the authorised executive bodies of the Issuer regarding future events and/or actions, development prospects of the industry in which the Issuer operates, and the results of the Issuer’s activity, including the Issuer’s plans, the probability of occurrence of certain events and the execution of specific actions. Investors should not fully rely upon the estimations and forecasts of the Issuer’s executive bodies as, for many reasons, the actual results of the Issuer’s activities in the future may differ from the results predicted. Purchasing the Issuer’s securities is associated with risks, which are described in this Securities Prospectus.”

I. Members of the Issuer’s executive bodies, bank account details, auditor, Issuer’s valuer and on the financial consultant, as well as on other signatories to this Prospectus

1.1. Members of the issuer’s executive bodies

Issuer’s executive bodies specified by the issuer’s constitutive/founding documents:

According to Item 7.1. of the Issuer’s Articles of Association, these bodies are:

•                  General Meeting of Shareholders

•                  Board of Directors

•                  Chief Executive Officer (General director)

The Issuer’s foundation documents do not provide for the formation of a collegial executive body.

Members of the Board of Directors:

1)                 Full name: Ilya Arturovich Yuzhnov (Chairman of the Board of Directors)

Year of birth: 1960

2)                 Full name: Marina Vyacheslavovna Grunberg

Date of birth: 1972

3)                 Full name: Sergei Mikhailovich Areshev

Year of birth: 1974

4)                 Full name: Jonathan Best

Year of birth: 1948

5)                 Full name: Vitaliy Natanovich Nesis

Year of birth: 1976

6)                 Full name: John O’Reilly

Year of birth: 1945

7)                 Full name: Russell Skirrow

Year of birth: 1958

8)                 Full name: Martin Schaffer

Year of birth: 1971

9)                 Full name: Konstantin Periklovich Yanakov

Year of birth: 1977

10)          Full name: Ashot Rafailovich Khachaturyants

Year of birth: 1968

Information on the person holding the position (carrying out the functions) of the Chief Executive Officer:

General Director

Full name: Vitaliy Natanovich Nesis

Year of birth: 1976

All executive bodies provided for by the Issuer’s Articles of Association are formed in full.

1.2. Issuer’s bank details

1. Full name of the credit organisation: North-West bank Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company)

Short firm name: North-West bank of Sberbank of Russia (JSC)

Location: Ulitsa Krasnogo Tekstilshchika, 2, 191124, St Petersburg

Taxpayer Identification Number (INN): 7707083893

BIC: 044030653

Correspondent account number: 30101810500000000653

ACCOUNT NUMBER	ACCOUNT TYPE
40702810155240182088	settlement account
40702840055240181188	current account in US Dollars
40702840955240281188	transit account in US Dollars
40702978255240281640	current account in Euros
40702978355240181640	transit account in Euros

2. Full name of the credit organisation: Gazprombank (Open Joint Stock Company) Branch St Petersburg

Short firm name: GPB (JSC) Branch St Petersburg

Location: Ploschad Proletarskoy Diktatury, 3a 193124, St Petersburg

Taxpayer Identification Number (INN): 7744001497

BIC: 044030827

Correspondent account number: 30101810200000000827

ACCOUNT NUMBER	ACCOUNT TYPE
40702810500000001362	settlement account
40702840100001001362	current account in US Dollars
40702840900007001362	transit account in US Dollars
40702978700001001362	current account in Euros
40702978500007001362	transit account in Euros
40702826700001001362	current account in pounds sterling
40702826500007001362	transit account in pounds sterling

3. Full name of the credit organisation: Bank VTB (Open Joint Stock Company), St Petersburg branch

Short firm name: JSC Bank VTB, St Petersburg branch

Location: Ulitsa Bolshaya Morskaya, 30, 190000, St Petersburg

Taxpayer Identification Number (INN): 7702070139

BIC: 044030733

Correspondent account number: 30101810200000000733

ACCOUNT NUMBER	ACCOUNT TYPE
40702810407000006400	settlement account
40702840707000006400	current account in US Dollars
40702840007001006400	transit account in US Dollars

4. Full name of the credit organisation: Branch of the Closed Joint Stock Company Royal Bank of Scotland in St Petersburg

Short firm name: Royal Bank of Scotland St Petersburg Branch of the CJSC

Location: Ulitsa Malaya Konyushennaya, 1/3, office 14B 191186, St Petersburg

Taxpayer Identification Number (INN): 7703120329

BIC: 044030795

Correspondent account number: 30101810400000000795

ACCOUNT NUMBER	ACCOUNT TYPE
40702810900000015954	settlement account
40702840200000015954	current account in US Dollars
40702840690000015962	transit account in US Dollars

5. Full name of the credit organisation: Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company)

Short firm name: Sberbank of Russia OJSC

Location: Ulitsa Vavilova, 19, 117997, Moscow,

Taxpayer Identification Number (INN): 7707083893

BIC: 044525225

Correspondent account number: 30101810400000000225

ACCOUNT NUMBER	ACCOUNT TYPE
40702810600020105803	settlement account

6. Full name of the credit organisation: Closed Joint Stock Company UniCredit Bank

Short firm name: CJSC UniCredit Bank

Location: Prechistenskaya nab., 9119034, Moscow

Taxpayer Identification Number (INN): 7710030411

BIC: 044525545

Correspondent account number: 30101810300000000545

ACCOUNT NUMBER	ACCOUNT TYPE
40702810400013064491	settlement account
40702840000013064492	current account in US Dollars
40702840400013064493	transit account in US Dollars

7. Full name of the credit organisation: St Petersburg branch of the Open Joint Stock Company NOMOS BANK

Short firm name: St Petersburg branch of NOMOS BANK (JSC)

Location: Ulitsa Paradnaya, 8 Letter E 191014, St Petersburg

Taxpayer Identification Number (INN): 7706092528

BIC: 044030720

Correspondent account number: 30101810200000000720

ACCOUNT NUMBER	ACCOUNT TYPE
40702810400550000047	settlement account
40702840400550000004	current account in US Dollars
40702840100551000002	transit account in US Dollars
40702978300550000005	current account in Euros
40702978700551000002	transit account in Euros

1.3. Issuer’s auditor (auditors)

1. Information on the issuer’s auditors who carried out an independent audit of business accounts and of the issuer’s financial (accounting) reports for the three last completed financial years executed in accordance with the Russian Accounting Standards, and who drafted the corresponding audit report:

1.1. Full company name of the audit organisation: Closed Joint Stock Company HLB Vneshaudit

Short company name of the audit organisation: CJSC HLB Vneshaudit

Location: Krasnopresnenskaya Naberezhnaya, 12, entrance 3, office 701, 123610, Moscow

Telephone number: +7 (495) 967-04-95

Fax number: +7 (495) 967-04-97

E-mail address: info@vneshaudit.ru

Number, date of issue and validity period of the license for audit activities: No. E 000548 issued on 25 June 2002 and valid until 25 June 2012.

License issuing body: Russian Ministry of Finance

Financial years for which the audit of the issuer’s business accounts and financial (accounting) reports were carried out: Audit of 2006 and 2007 annual financial (accounting) reports of the Issuer executed in accordance with the RAS.

Factors that may affect the auditor’s independence from the issuer, including information on the existence of material interests connecting the auditor (auditor’s executive officers) with the issuer (issuer’s executive officers):

Existence of the auditor’s (auditor’s executive officers) participatory shares in the issuer’s charter (reserve) capital (share fund): Such participatory shares do not exist

Funds borrowed from the issuer to the auditor (auditor’s executive officers): Such funds were not granted

Existence of close business relationships (participation in the promotion of the issuer’s product (services), participation in joint ventures, etc., as well as family ties: Such relationships and family ties do not exist

Information on the issuer’s executive officers being at the same time executive officers of the auditor: no such persons

Measures taken by the issuer and the auditor to minimise the effect of the factors indicated: the main measure taken by the issuer and the auditor to decrease the level of dependency on each other was to carefully consider the perspective auditors’ independence from the Issuer. The auditor is completely independent from the Issuer’s executive bodies as required by the requirements of Article 12 of the Federal Law “On Auditing Activities”; the auditor’s remuneration is not dependent on the results of the audit.

Selection procedure for the issuer’s auditor:

Any tender procedure for selecting the auditor and its main terms and conditions: a tender for selecting the auditor was not specified

Procedure for nominating the auditor’s candidates for approval by the meeting of shareholders, including the executive body making the corresponding decision:

In accordance with the Issuer’s Articles of Association, the Company auditor shall be approved by the Issuer’s General Meeting of Shareholders. The matter of approving the Issuer’s auditor shall be included by the Issuer’s Board of Directors in the agenda of the General Meeting of Shareholders on the initiative of the Board of Directors or another person entitled, according to the law, to include matters in the agenda of the Issuer’s General Meeting of Shareholders or convene the meeting.

Information on work completed by the auditor under special audit assignments: such work was not undertaken

Procedure for determining the auditor’s remuneration: the amount of payment for the auditor’s services shall be determined by the Issuer’s Board of Directors

Actual remuneration paid by the issuer to the auditor at the end of each financial year or other accounting period for which the auditor carried out an independent audit of the issuer’s business accounts and financial (accounting) reports:

The actual remuneration paid by the Issuer to CJSC HLB Vneshaudit for the audit of the Issuer’s annual financial (accounting) report under Russian Accounting Standards amounted to:

At the end of 2006 — 310,100 roubles (including 18% VAT)

At the end of 2007 — 347,100 roubles (including 18% VAT)

Information on any deferred or overdue payments for services rendered by the auditor: The Issuer does not owe any deferred and overdue payments for services rendered by the auditor

1.2. Full company name of the audit organisation: Closed Joint Stock Company Deloitte & Touche CIS

Short company name of the audit organisation: CJSC Deloitte & Touche CIS

Location: Ulitsa Vozdvizhenka, 4/7, building 2, 125009, Moscow, St Petersburg branch: Sredniy Prospect, 36/40, Letter K. Business Center Gustaf

199004, St Petersburg

Telephone number: +7 (495)787-06-00; +7 (812) 703-71-06

Fax number: +7 (495) 787-06-01; +7 (812) 703-71-07

E-mail address: webinfo@deloitte.ru

Number, issue date and validity period of the license for audit activities: No. E 002417 issued on 6 Novemeber 2002 and valid until 6 November 2012

License issuing body: Russian Ministry of Finance

Financial year for which the auditor conducted an independent audit of the issuer’s business accounts and financial (accounting) report: audit of the Issuer’s 2008 annual financial (accounting) report executed in accordance with the RAS.

Factors that may affect the auditor’s independence from the issuer, including information on the existence of material interests connecting the auditor (auditor’s executive officers) with the issuer (issuer’s executive officers):

Existence of the auditor’s (auditor’s executive officers) participatory shares in the issuer’s charter (reserve) capital (share fund): such participatory shares do not exist

Funds borrowed from the issuer to the auditor (auditor’s executive officers): Such funds were not granted

Existence of close business relationships (participation in the promotion of the issuer’s product (services), participation in joint ventures, etc., as well as family ties: Such relationships and family ties do not exist

Information on the issuer’s executive officers being at the same time executive officers of the auditor: no such persons

Measures taken by the issuer and the auditor to minimise the effect of the factors indicated: the main measure taken by the issuer and the auditor to decrease the level of dependency on each other was carefully considered for the perspective auditors’ independence from the Issuer. The auditor is completely independent from the Issuer’s executive bodies as required by the requirements of Article 12 of the Federal Law “On Auditing Activities”, the auditor’s remuneration is not dependent on the results of the audit.

Selection procedure for the issuer’s auditor:

Any tender procedure for selecting the auditor and its main terms and conditions: a tender for selecting the auditor was not specified

Procedure for nominating the auditor’s candidates for approval by the meeting of shareholders, including the executive body making the corresponding decision:

In accordance with the Issuer’s Articles of Association, the Company auditor shall be approved by the Issuer’s General Meeting of Shareholders. The matter of approving the Issuer’s auditor shall be included by the Issuer’s Board of Directors in the agenda of the General Meeting of Shareholders on the initiative of the Board of Directors or another person entitled, according to the law, to include matters in the agenda of the Issuer’s General Meeting of Shareholders or convene the meeting.

Information on work completed by the auditor under special audit assignments: such work was not undertaken

Procedure for determining the auditor’s remuneration: the amount of payment for the auditor’s services shall be determined by the Board of Directors.

Actual remuneration paid by the issuer to the auditor at the end of each financial year or other accounting period for which the auditor conducted an independent audit of the issuer’s business accounts and financial (accounting) report:

The actual remuneration paid by the Issuer to CJSC Deloitte & Touche CIS for the audit of the Issuer’s annual financial (accounting) report executed in accordance with the Russian Accounting Standards amounted to:

At the end of 2008 — 1,456,500 roubles

Information on deferred or overdue payments for services rendered by the auditor: The Issuer does not owe any deferred or overdue payments for services rendered by the auditor

2. Information on the issuer’s auditors who conducted an independent audit of the issuer’s consolidated financial report for the last three completed financial years executed in accordance with the Generally Accepted Accounting Principles of the USA (US GAAP), and who drafted the corresponding audit report:

2.1. Full company name of the audit organisation: Closed Joint Stock Company PricewaterhouseCoopers Audit

Short company name of the auditing organisation: CJSC PricewaterhouseCoopers Audit

Location: Kosmodamianskaya Naberezhnaya, 52, building 5115054, Moscow

Telephone number: +7 (495) 967-60-00

Fax number: +7 (495) 967-60-01

E-mail address: pwc.russia@ru.pwc.com

Number, issue date and validity period of the license for audit activities: No. E 000376 issued on 20 May 2002 and valid until 20 May 2012

License issuing body: Russian Ministry of Finance

Financial year for which the auditor conducted an independent audit of the issuer’s business accounts and financial (accounting) report: the audit for the Issuer’s consolidated financial (accounting) report was executed in accordance with the Generally Accepted Accounting Principles of the USA (US GAAP) for the years ending 31 Decemeber 2006 and 2005.

Factors that may affect the auditor’s independence from the issuer, including information on the existence of material interests connecting the auditor (auditor’s executive officers) with the issuer (issuer’s executive officers):

Existence of the auditor’s (auditor’s executive officers) participatory shares in the issuer’s charter (reserve) capital (share fund): Such participatory shares do not exist

Funds borrowed from the issuer to the auditor (auditor’s executive officers): Such funds were not granted

Existence of close business relationships (participation in the promotion of the issuer’s product (services), participation in joint ventures, etc., as well as family ties: Such relationships and family ties do not exist

Information on the issuer’s executive officers being at the same time executive officers of the auditor: no such persons

Measures taken by the issuer and the auditor to minimise the effect of the factors indicated: the main measure taken by the issuer and the auditor to decrease the level of dependency on each other was carefully considered for the perspective auditors’ independence from the Issuer. The auditor is completely independent from the Issuer’s executive bodies as required by the requirements of Article 12 of the Federal Law “On Auditing Activities”; the auditor’s remuneration is not dependent on the results of the audit.

Selection procedure for the issuer’s auditor:

Any tender procedure for selecting the auditor and its main terms and conditions: a tender for selecting the auditor was not specified

Procedure for nominating the auditor’s candidates for approval by the meeting of shareholders, including the executive body making the corresponding decision:

In accordance with the Issuer’s Articles of Association, the Company auditor shall be approved by the Issuer’s General Meeting of Shareholders. The matter of approving the Issuer’s auditor shall be included by the Issuer’s Board of Directors in the agenda of the General Meeting of Shareholders on the initiative of the Board of Directors or another person entitled, according to the law, to include matters in the agenda of the Issuer’s General Meeting of Shareholders or convene the meeting.

Information on work completed by the auditor under special audit assignments: such work was not undertaken

Procedure for determining the auditor’s remuneration: the amount of payment for the auditor’s services shall be determined by the Board of Directors

Actual remuneration paid by the issuer to the auditor at the end of each financial year or other accounting period for which the auditor conducted an independent audit of the issuer’s business accounts and financial (accounting) report:

The actual remuneration paid by the Issuer to CJSC PricewaterhouseCoopers Audit for the audit of the Issuer’s consolidated financial (accounting) executed in accordance with the Generally Accepted Accounting Principles of the USA (US GAAP) amounted to US$371,700 (including 18% VAT) at the end of 2006.

Information on deferred or overdue payments for services rendered by the auditor: The Issuer does not owe any deferred or overdue payments for the services rendered by the auditor

2.2. Full company name of the audit organisation: Closed Joint Stock Company Deloitte & Touche CIS

Short company name of the audit organisation: CJSC Deloitte & Touche CIS

Location: Ulitsa Vozdvizhenka, 4/7, building 2, 125009, Moscow, St Petersburg branch: Sredniy pr., 36/40, Letter K. Business Center Gustaf, 199004, St Petersburg

Telephone number: +7 (495)787-06-00; +7 (812) 703 7106

Fax number: +7 (495) 787-06-01; +7 (812) 703 7107

E-mail address: webinfo@deloitte.ru

Number, issue date and validity period of the license for audit activities: No. E 002417 issued 6 November 2002 and valid until 6 November 2012.

License issuing body: Russian Ministry of Finance

Financial year (years) or other accounting period for which the auditor conducted an independent audit of the issuer’s business accounts and financial (accounting) report: the audit of the Issuer’s consolidated financial (accounting) report was executed in accordance with the Generally Accepted Accounting Principles of the USA (US GAAP) for the years ending 31 December 2007 and 2006, as well as the years ending 31 December .2008 and 2007.

Factors that may affect the auditor’s independence from the issuer, including information on any material interests connecting the auditor (auditor’s executive officers) with the issuer (issuer’s executive officers):

Existence of the auditor’s (auditor’s executive officers) participatory shares in the issuer’s charter (reserve) capital (share fund): Such participatory shares do not exist

Funds borrowed from the issuer to the auditor (auditor’s executive officers): Such funds were not granted

Existence of close business relationships (participation in the promotion of the issuer’s product (services), participation in joint ventures, etc., as well as family ties: Such relationships and family ties do not exist

Information on the issuer’s executive officers being at the same time executive officers of the auditor: no such persons

Measures taken by the issuer and the auditor to minimise the effect of the factors indicated: the main measure taken by the issuer and the auditor to decrease the level of dependency on each other was careful consideration of perspective auditors’ independence from the Issuer. The auditor is completely independent from the Issuer’s executive bodies as required by the requirements of Article 12 of the Federal Law “On Auditing Activities”; the auditor’s remuneration is not dependent on the results of the audit.

Selection procedure for the issuer’s auditor:

Any tender procedure for selecting the auditor and its main terms and conditions: a tender for selecting the auditor was not specified

Procedure for nominating the auditor’s candidates for approval by the meeting of shareholders, including the executive body making the corresponding decision:

In accordance with the Issuer’s Articles of Association, the Company auditor shall be approved by the Issuer’s General Meeting of Shareholders. The matter of approving the Issuer’s auditor shall be included by the Issuer’s Board of Directors in the agenda of the General Meeting of Shareholders on the initiative of the Board of Directors or another person entitled, according to the law, to include matters in the agenda of the Issuer’s General Meeting of Shareholders or convene the meeting.

Information on work completed by the auditor under special audit assignments: such work was not undertaken

Procedure for determining the auditor’s remuneration: the amount of payment for the auditor’s services shall be determined by the Board of Directors

Actual remuneration paid by the issuer to the auditor at the end of each financial year or other accounting period for which the auditor conducted an independent audit of the issuer’s business accounts and financial (accounting) report:

The actual remuneration paid by the Issuer to CJSC Deloitte & Touche CIS for the audit of the Issuer’s consolidated financial (accounting) report executed in accordance with the Generally Accepted Accounting Principles of the USA (US GAAP) amounted to:

At the end of 2007 — 8,450,000 roubles (including 18% VAT);

At the end of 2008 — 11,387,000 roubles (including 18% VAT)

Information on deferred or overdue payments for the services rendered by the auditor: the Issuer does not owe deferred or overdue payments for the services rendered by the auditor

1.4. The issuer’s valuer

To provide evaluation services to:

•      determine the market value of the securities to be placed;

•      determine the market value of the asset subject to pledge under the issuer’s bond with mortgage security

The Issuer has not engaged a valuer.

Information on valuers that may be engaged for determining the market value of the asset (non-monetary means) contributed for payment of additional shares placed:

Full name of the valuer:

•        Olga Sergeevna Kosturova;

•        Olga Lvovna Semina;

•        Akop Gurgenovich Sarkisyan;

•        Mariya Lvovna Lafer;

•        Artem Dmitrievich Sitnikov; and

•        Nikolay Ruongovich Leman.

Information on the membership to self-regulating valuers’ organisations:

•                  Olga Sergeevna Kosturova is a member of the Non-commercial partnership Self-regulating Interregional Association of Specialists-valuers;

•                  Olga Lvovna Semina is a member of the Non-commercial partnership Self-regulating Interregional Association of Specialists-valuers;

•                  Akop Gurgenovich Sarkisyan is a member of the All-Russian Social Organisation Russian Society of Valuers;

•                  Mariya Lvovna Lafer is a member of the All-Russian Social Organisation Russian Society of Valuers;

•                  Artem Dmitrievich Sitnikov is a member of the All-Russian Social Organisation Russian Society of Valuers; and

•                  Nikolay Ruongovich Leman is a member of the All-Russian Social Organisation Russian Society of Valuers.

Location of the self-regulating organisations of valuers:

•                   Location of the non-commercial partnership Self-regulating Interregional Association of Specialists-valuers: Ulitsa Bolshaya Yakimanka, 31,119180, Moscow; and

•                   Location of the All-Russian Social Organisation Russian Society of Valuers: Ulitsa Novaya Basmannaya, 21, building 1, 107078, Moscow.

Registration number and date of registration of the valuer in the register of a self-regulating valuers’ organisation:

•                   Olga Sergeevna Kosturova registered with the non-commercial partnership Self-regulating Interregional Association of Specialists-valuers: No.1171 dated 12 December 2007;

•                   Olga Lvovna Semina registered with the non-commercial partnership Self-regulating Interregional Association of Specialists-valuers: No. 1170 dated 12 December 2007;

•                   Akop Gurgenovich Sarkisyan registered with the register of All-Russian Social Organisation Russian Society of Valuers: No.000010 dated 9 July 2007;

•                   Mariya Lvovna Lafer registered with the All-Russian Social Organisation Russian Society of Valuers: No.000678 dated 15 August 2007;

•                   Artem Dmitrievich Sitnikov registered with the All-Russian Social Organisation Russian Society of Valuers: No.005393 dated 10 February 2009; and

•                   Nikolay Ruongovich Leman registered with the All-Russian Social Organisation Russian Society of Valuers: No.005386 dated 10 February 2009

Information on the legal entity with which a valuer has con.cluded an employment agreement:

Olga Sergeevna Kosturova and Olga Lvovna Semina concluded employment agreements with:

Full company name: Limited Liability Company Business-Valuation ST

Short company name: 000 Business-Valuation ST

Location: Ulitsa Leningradskaya, 29141400, Khimki, Moscow Region

Main State Registration Number (OGRN): 1035009553985;

Akop Gurgenovich Sarkisyan and Mariya Lvovna Lafer concluded employment agreements with:

Full company name: Limited Liability Company Ernst & Young - Valuation

Short company name: 000 Ernst & Young - Valuation

Location: Sadovnicheskaya nab., 77, building 1, 115035, Moscow

Main State Registration Number (OGRN): 1047797042171;

Artem Dmitrievich Sitnikov and Nikolay Ruongovich Leman concluded employment agreements with:

Full company name: Limited Liability Company Group of Financial Consulting

Short company name: 000 Group of Financial Consulting

Location: Ulitsa Sadovaya-Chernogryazkaya 13/3 building 1, 105046, Moscow

Main State Registration Number (OGRN): 1067759961422.

Valuers were not engaged to provide other valuation services related to the issue of securities as described in the Securities Prospectus.

The Issuer is not an incorporated investment fund.

1.5. The issuer’s consultants

Financial consultant on the securities market providing the issuer with advice related to the issue of securities and who signed the Securities Prospectus to be submitted for registration, as well as another registered prospectus of the issuer’s securities in circulation:

Financial consultant on the securities market providing the issuer with advice related to the issue of securities and who signed the registered prospectus of the Issuer’s securities in circulation:

Full company name of the consultant: Open Joint Stock Company Federal Fund Corporation

Short company name of the consultant: JSC FFC

Location: Ulitsa Ostozhenka, 25, 119034, Moscow

Telephone number: +7 (495) 737-86-30

Fax number: +7 (495) 737-86-32

Address of the internet site used by the financial consultant for disclosure of information on the issuer: http://www.fscorp.ru

License of professional participant on the securities market for dealer activities:

License number: 077-06174-100000

Issue date: 29 August 2003

Validity period: unlimited

Issuing body: Federal Securities Commission of Russia

License of professional participant on the securities market for dealer activities:

License number: 077-06178-010000

Issue date: 29 August 2003

Validity period: without limitation

Issuing body: Federal Securities Commission of Russia

Services rendered by the consultant.

•                  Monitoring and supervision of information disclosure carried out by the Issuer in Russia. The obligation of disclosure arises from the placement and/or the circulation of securities, including disclosure of information on the Issuer’s violations of the requirements for disclosure of information, as well as the confirmation of the authenticity and completeness of all information in the Issuer’s quarterly reports (except that which is to be verified by the auditor and/or valuer), and all information in the documents submitted by the Issuer for the listing procedure when including the Issuer’s shares in quotation list “I”;

•                  Valuation of capitalisation of the Issuer’s shares, as well as drafting and signing the report on the valuation of the capitalisation of the Issuer’s shares to include the Issuer’s shares in quotation list I;

•                  Monitoring the Issuer’s financial and business activities which shall be understood by the Parties as the submission by the Issuer of the corporation of information on corporate events, as well as financial and other information on its business activities likely to affect the value of the Issuer’s securities, and providing information by the corporation to the stock exchange on the occurrence of circumstances which may result in a decrease in the securities’ value;

•                  Assisting the Issuer in developing the securities prospectus and after adequate verification and receipt of the Issuer’s corresponding written certifications of the authenticity and completeness of all information in the securities prospectus (except that which is to be verified by the auditor and/or valuer), signing the securities prospectus, as well as the documentation which may be requested by the trade organizers to organise the circulation, and if applicable, the placement of the securities, as well as to be included in quotation list I of the Issuer’s ordinary registered uncertificated shares, state registration number 1-02-00412-D, and of the Issuer’s ordinary registered uncertificated shares of the additional issue (the— Shares).

Obligations between the financial consultant (persons associated with the financial consultant), who signed the securities prospectus, and the issuer (persons associated with the issuer) not related to the provision of services by the financial consultant to the issuer for developing the securities prospectus:

As at the date of approval of this Securities Prospectus, such obligations do not exist.

The Issuer has not engaged other entities for the provision of consulting services.

1.6. Other signatories to the securities prospectus

Other persons who signed the securities prospectus not indicated in the previous items of this section:

Full name: Tatyana Liderovna Tertyshnaya

Year of birth: 1954

Information on main occupation and position: Chief Account at Open Joint Stock Company Polymetal

II. Volume, schedule, procedure and conditions of the placement for each kind, and category (type) of equity securities placed

2.1. Kind, category (type) and form of securities placed

Kind of securities placed: shares

Category (type): ordinary

Form of securities placed: registered uncertificated

The securities placed are not convertible or an option for the Issuer.

The securities placed are not Russian Depository Receipts.

2.2. Nominal value of each kind, category (type), and series of the equity securities placed

Nominal value of the securities placed:

0 roubles 20 kopecks (0.2 roubles)

2.3. Estimated volume of the issue in monetary terms and number of equity securities, which should be placed

Number of securities to be placed:

Eighty four million three hundred and seventy five thousand (84,375,000)

Volume at nominal value:

Sixteen million eight hundred and seventy five thousand (16,875,000) roubles

It is proposed that the part of shares under the additional issue purchased by individuals exercising their pre-emptive rights, if such individuals do so, shall be purchased outside of Russia by means of placing the relevant foreign securities, certifying the right to such shares.

It is not proposed to offer the corresponding foreign securities of previously placed (circulated) securities of the same category (type) when placing the securities available for purchase, including outside the Russian Federation.

2.4. Placing price (procedure for determining the placing price) of securities

Placing price(s) or procedure for determining the placing price(s) of securities:

The placing price of the additional shares shall be determined by the OJSC Polymetal Board of Directors following state registration of the additional issue of shares and before the beginning of the validity period for the pre-emptive right to purchase additional shares;

The placing price of the additional shares for persons on the list of persons holding a pre-emptive right to purchase additional shares being placed shall be determined by the OJSC Polymetal Board of Directors after state registration of the additional issue of shares and before the beginning of the validity period of the pre-emptive right to purchase additional shares.

Information on the placing price of shares for persons holding a pre-emptive right to purchase shares shall be disclosed by the Issuer in the form of a notice on the placing price in the newswire of the news agencies AK&M or Interfax and on the internet site - http://www.polymetal.ru/ once the Issuer’s Board of Directors has adopted the corresponding decision and no later than the date of publication of the notice on the pre-emptive right to purchase shares. The Issuer shall disclose this information in accordance with the procedure and in the form specified in the Regulations on Disclosure of Information for Notification during the Stages of the Issue of Securities.

2.5. Procedure and schedule for placing the securities

Start date and end date for placing the securities or procedure for determining the time period for placing the securities:

Start date of the securities placement:

The start date for placing the additional shares shall be determined by the Company following state registration of the additional issue of shares. The start date may not be earlier than the expiration of the validity period of the pre-emptive right to purchase shares.

Information on the placement start date must be published by the Issuer in the form of a notice on the start date for placing the securities within the following periods of time:

•                  in a newswire (AK&M or Interfax) no later than five (5) days from the start date for placing the shares; and

•                  on the Issuer’s internet site at the following address: http://www.polymetal.ru no later than 4 (four) days from the start date for placing the shares.

The information shall be published on the internet site following publication in the newswire.

The shares may not be placed earlier than two weeks following the date of disclosure of information on the state registration of the additional issue of securities and after having ensured that all potential buyers have the possibility to access information on the state registration of the additional issue of shares in accordance with Federal Law No. 39-FZ “On the Securities Market” and the regulations of the federal authority for the securities market.

This two-week period shall run from the date of publishing the notice of state registration for the additional issue of securities in the newspaper Kommersant.

The notice of state registration of the additional issue of securities must be published by the Issuer within the following deadlines from the date of publishing the information on the state registration of the Issuer’s additional issue of securities on the page of the registering body’s internet site or from the date of receipt by the Issuer from the registering body of a written notice on the state registration of the additional issue of securities sent by post, fax, electronic mail (email) or delivered by hand to be signed for depending on which date occurs earlier:

•                 in the newswire of the news agencies AK&M or Interfax no later than one (1) day;

•                 on the page of the internet site http://www.polymetal.ru no later than two (2) days; and

•                 in the newspaper Kommersant - no later than 10 days.

The information on the internet site and in the newspaper shall be published after the information has been published in the newswire.

Securities placement end date:

The earliest of the following dates:

a) Thirtieth (30th) working day from the start date of placing the additional shares;

b) Date of placing the last share of the additional issue;

The placement end date may not be later than one year from the date of state registration of the additional issue of shares.

Method of securities placement: private subscription

Pre-emptive right to purchase securities placed and date of compiling the list of persons holding such pre-emptive right:

In accordance with Articles 40 and 41 of Federal Law No. 208-FZ “On Joint Stock Companies”, the shareholders of OJSC Polymetal, who voted against or did not take part in the vote on the placement of additional shares through private subscription, shall have a pre-emptive right to purchase additional ordinary shares placed through private subscription in a number proportional to the number of ordinary shares that they already own. The list of persons holding a pre-emptive right to purchase additional shares shall be compiled on the basis of data held in the register of shareholders as at the date of compiling the list of persons entitled to take part in the general meeting of shareholders of the OJSC Polymetal during which the decision to increase the charter capital of OJSC Polymetal was adopted (i.e. 14 May 2009).

Other conditions, believed by the issuer to be material for placing the securities: other conditions, believed by the issuer to be material, for placing the securities, including related to shareholders exercising their pre-emptive right to purchase shares, are indicated in Items 8.3. and 8.5. of the Decision on the Additional Issue of Securities, as well as in Items 2.7. and 9.3. of the Securities Prospectus.

2.6. Procedures and conditions of payment for the securities

Payment for the shares may be settled with monetary funds in Russian roubles and/or with the ordinary registered shares of Closed Joint Stock Company Ayax Prospectors Artel (Main State Registration Number (OGRN) 1024900675580) and/or with participatory shares in the charter capital of Limited Liability Company Rudnik Kvartseviy (Quartz Mine) (Main State Registration Number (OGRN) 1044900331398).

Payment for shares under the additional issue shall be made by a buyer after concluding an agreement on the basis of which the shares shall be placed for the corresponding participant in the subscription, but no later than 25 (twenty five) working days from the start date for placing securities.

To determine the market value of the asset (non-monetary means) contributed as payment for the shares, the following valuers may be engaged:

Full name of the valuers:

•                  Olga Sergeevna Kosturova;

•                  Olga Lvovna Semina;

•                  Akop Gurgenovich Sarkisyan;

•                  Mariya Lvovna Lafer;

•                  Artem Dmitrievich Sitnikov; or

•                  Nikolay Ruongovich Leman.

Information on the membership of the self-regulating organisation of valuers:

•                  Olga Sergeevna Kosturova is a member of the self-regulating organisation of valuers Non-commercial Partnership Self-regulating Interregional Association of Specialists-valuers;

•                  Olga Lvovna Semina is a member of the self-regulating organisation of valuers Non-commercial Partnership Self-regulating Interregional Association of Specialists-valuers;

•                  Akop Gurgenovich Sarkisyan is a member of the self-regulating organisation of valuers All-Russian Social Organisation Russian Society of Valuers;

•                  Mariya Lvovna Lafer is a member of the self-regulating organisation of valuers All-Russian Social Organisation Russian Society of Valuers;

•                  Artem Dmitrievich Sitnikov is a member of the self-regulating organisation of valuers All-Russian Social Organisation Russian Society of Valuers; and

•                  Nikolay Ruongovich Leman is a member of the self-regulating organisation of valuers All-Russian Social Organisation Russian Society of Valuers.

Location of self-regulating organisations of valuers:

•                  Location of the non-commercial partnership Self-regulating Interregional Association of Specialists-valuers: Ulitsa Bolshaya Yakimanka, 31, 119180, Moscow

•                  Location of the All-Russian Social Organisation Russian Society of Valuers: Ulitsa Novaya Basmannaya, 21, building 1, 107078, Moscow

Registration number and date of registration of the valuer in the register of the self-regulating organisations of valuers:

•                  Olga Sergeevna Kosturova registered with the non-commercial partnership Self-regulating Interregional Association of Specialists-valuers: No.1171 dated 12 December 2007;

•                  Olga Lvovna Semina registered with the non-commercial partnership Self-regulating Interregional Association of Specialists-valuers: No. 1170 dated 12 December 2007;

•                  Akop Gurgenovich Sarkisyan registered with the register of All-Russian Social Organisation Russian Society of Valuers: No.000010 dated 9 July 2007;

•                  Mariya Lvovna Lafer registered with the All-Russian Social Organisation Russian Society of Valuers: No.000678 dated 15 August 2007;

•                  Artem Dmitrievich Sitnikov registered with the All-Russian Social Organisation Russian Society of Valuers: No.005393 dated 10 February 2009; and

•                  Nikolay Ruongovich Leman registered with the All-Russian Social Organisation Russian Society of Valuers: No.005386 dated 10 February 2009.

Information on the legal entity with which the valuer concluded an employment agreement:

Olga Sergeevna Kosturova and Olga Lvovna Semina concluded employment agreements with:

Full company name: Limited Liability Company Business-Valuation ST

Short company name: OOO Business-Valuation ST

Location: Ulitsa Leningradskaya, 29141400, Moscow Region, Khimki

Main State Registration Number (OGRN): 1035009553985;

Akop Gurgenovich Sarkisyan and Mariya Lvovna Lafer concluded employment agreements with:

Full company name: Limited Liability Company Ernst & Young - Valuation

Short company name: OOO Ernst & Young - Valuation

Location: Sadovnicheskaya nab., 77, building 1, 115035, Moscow

Main State Registration Number (OGRN): 1047797042171;

Artem Dmitrievich Sitnikov u Nikolay Ruongovich Leman concluded employment agreements with:

Full company name: Limited Liability Company Group of Financial Consulting

Short company name: OOO Group of Financial Consulting

Location: Ulitsa Sadovaya-Chernogryazkaya 13/3 building 1, 105046, Moscow

Main State Registration Number (OGRN): 1067759961422.

The Issuer’s Board of Directors shall approve the monetary valuation of the asset transferred as payment for the additional shares before the beginning of the validity period for the pre-emptive right to purchase shares. The Issuer’s Board of Directors’ monetary valuation of these assets may not exceed the valuation of the independent valuer engaged for determining the market value of the asset contributed as payment for the additional shares placed (ordinary registered shares of Closed Joint Stock Company Ayax Prospectors Artel (Main State Registration Number (OGRN) 1024900675580) and/or of the participatory shares in the charter capital of Limited Liability Company Rudnik kvartseviy (Quartz Mine) (Main State Registration Number (OGRN) 1044900331398)).

If the shares are settled with monetary funds, payment shall be carried by transferring the funds to one of the Company’s accounts using the following details:

1. Full name of the credit organisation: North-West bank Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company)

Short company name: North-West bank Of Sberbank of Russia (OJSC)

Location: Ulitsa Krasnogo Tekstilshchika, 2, 191124, St Petersburg

Taxpayer Identification Number (INN): 7707083893

BIC: 044030653

Correspondent account number: 30101810500000000653

Settlement account number: 40702810155240182088

Account holder: Open Joint Stock Company Polymetal

Taxpayer Identification Number (INN): 7805104870

2. Full name of the credit organisation: Gazprombank (Open Joint Stock Company) St Petersburg Branch

Short company name: Branch GPB (OJSC) in St Petersburg

Location: Ploschad Proletarskoy Diktatury, 3a, 193124, St Petersburg

Taxpayer Identification Number (INN): 7744001497

BIC: 044030827

Correspondent account number: 30101810200000000827

Settlement account number: 40702810500000001362

Account holder: Open Joint Stock Company Polymetal

Taxpayer Identification Number (INN): 7805104870

3. Full name of the credit organisation: Bank VTB (Open Joint Stock Company), St Petersburg branch

Short company name: OJSC Bank VTB, St Petersburg branch

Location: Ulitsa Bolshaya Morskaya, 30, 190000, St Petersburg

Taxpayer Identification Number (INN): 7702070139

BIC: 044030733

Correspondent account number: 30101810200000000733

Settlement account number: 40702810407000006400

Account holder: Open Joint Stock Company Polymetal

Taxpayer Identification Number (INN): 7805104870

4. Full name of the credit organisation: St Petersburg branch of the Open Joint Stock Company NOMOS BANK

Short company name: St Petersburg branch NOMOS BANK (JSC)

Location: Ulitsa Paradnaya, 8 Letter E, 191014, St Petersburg

Taxpayer Identification Number (INN): 7706092528

BIC: 044030720

Correspondent account number: 30101810200000000720

Settlement account number: 40702810400550000047

Account holder: Open Joint Stock Company Polymetal

Taxpayer Identification Number (INN): 7805104870

When paying for the additional shares placed with shares in Closed Joint Stock Company Ayax Prospectors Artel (Main State Registration Number (OGRN) 1024900675580), the entity buying the shares placed shall sign a transfer order on the basis of which the shares transferred as payment for the shares placed under this additional issue shall be transferred to the Issuer’s personal account/depo account. The date of payment for the shares placed under the additional issue shall be deemed the date on which the shares transferred as payment for the additional shares are credited to the Issuer’s personal account/depo account.

When paying for the additional shares placed with participation in the charter capital of Limited Liability Company Rudnik Kvartseviy (Quartz Mine) (Main State Registration Number (OGRN) 1044900331398), the entity buying the shares placed shall sign an agreement on placing shares (an agreement on the exchange of placed shares for participation interest in charter capital), an application to make the appropriate amendments in the Unified State Register of Legal Entities and also carry out other actions required in accordance with effective law for state registration of information on limited liability company’s participants. The date indicated in the state registration shall be deemed the date of payment for the shares placed under the additional issue.

The placed shares shall be deposited to the personal accounts of the buyers in the Issuer’s register for owners of registered securities and to the depo accounts of the buyers only after full payment of the corresponding shares and no later than the placement end date.

2.7. Procedure and conditions for concluding agreements for placing securities

Placing Shares for persons exercising their pre-emptive right to purchase Shares shall be carried out in accordance with the procedure specified in Item 8.5. of the Decision on the Additional Issue of Securities and Item 9.3. of the Securities Prospectus.

Shares placed other than under the pre-emptive right to purchase shall be carried out by concluding agreements to purchase Shares.

When placing the Company’s additional shares for subscription participants, agreements shall be concluded in Saint Petersburg or Magadan, in writing (by drafting a single document signed by the parties) further to the subscription participant filing a written application for the purchase of shares and their allocation by the Company. The agreement shall be considered concluded once signed by the final party thereto. The application must contain information on the number of shares to be purchased, the form of payment for the shares, the bank details of the person filing the application, which may be used to return monetary funds, and shares are to be paid for using the ordinary registered shares of Closed Joint Stock Company Ayax Prospectors Artel (Main State Registration Number (OGRN) 1024900675580) and/or participatory shares in the charter capital of Limited Liability Company Rudnik Kvartseviy (Quartz Mine) (Main State Registration Number (OGRN) 1044900331398), as well as the number of such shares or size of the participatory interest to be transferred as payment.

An extract certified by the person maintaining the register of the Company’s shareholder, nominal holder of the personal account, depo account of the subscription participant confirming its ownership title to the shares, or share in Closed Joint Stock Company Ayax Prospectors Artel (Main State Registration Number (OGRN) 1024900675580) as at the start date for placing the shares under the additional issue must be attached to the application of a subscription participant who is a shareholder of Closed Joint Stock Company Ayax Prospectors Artel (Main State Registration Number (OGRN) 1024900675580).

An extract from the Unified State Register of Legal Entities confirming that the person filing the application is a participant in Limited Liability Company Rudnik Kvartseviy (Quartz Mine) (Main State Registration Number (OGRN) 1044900331398) as at the start date of the share placement under the additional issue must be attached to the application of a subscription participant who is a participant in Limited Liability Company Rudnik Kvartseviy (Quartz Mine).

The approval of the monetary value of the asset transferred in payment for the additional shares shall be carried out by the Issuer’s Board of Directors as at the start date of the pre-emptive right. Moreover, the monetary value of the asset indicated by the Issuer’s Board of Directors may not be higher than the value assessed and given by an independent valuer engaged to determine the market value of the asset used as payment for the additional shares.

The information on the monetary value of the asset approved by the Issuer’s Board of Directors and used as payment for the additional shares shall be published by the Issuer in the form of a notice on the following internet site — http://www.polymetal.ru. The Issuer shall also publish in the newswire of the news agencies AK&M or Interfax the Issuer’s Board of Directors approval of the monetary value of the asset used as payment for the additional shares placed along with the internet site address at which the information on the monetary value indicated has been made available.

A participant’s application to acquire shares must be received by the Company no later than 10 working days from the placement start date.

The number of shares to be bought indicated in the application form may not exceed the maximum number of shares to be placed for this participant (category of participants) under the subscription.

Any application to acquire shares shall be satisfied and a purchase agreement for additional shares shall be concluded following receipt of the subscription participant’s application, no later than fifteen (15) working days from the placement start date. The purchase agreement for the Company’s additional shares shall be deemed concluded on the day on which both parties sign a single document. The form of this document is included in the stated agreement.

Should the number of shares to be placed for one category of subscription participants be insufficient to meet all applications from subscription participants under this category, applications received earlier shall be given priority.

Deposit of the shares to a subscription participant’s account shall be made after the participant has paid for the shares to be purchased by the participant in full. Payment for shares placed must be made in accordance with the provisions on the form and amount of payment specified in the purchase agreement for additional shares concluded as a result of allocating the corresponding subscription participant and the terms and conditions of the issue documents. In the event of non-payment or partial payment by the subscription participant for the shares within the established deadline, the non-paid proportion of the shares shall remain unplaced.

Payment for shares under the additional issue shall be made by the buyer after concluding an agreement under which the shares shall be placed for the corresponding subscription participant, but no later than twenty five (25) working days from the start date for placing the shares.

Where the shares are paid for by non-monetary means, if the value of the asset contributed by the subscription participant in payment for the additional shares is not equal to the placing price of the shares for which an application was filed and an agreement concluded, the participant must pay the difference between the placing price of the shares to be bought and the value of the asset contributed by the participant as payment required to purchase the corresponding total number of shares in monetary means in Russian roubles.

If the subscription participant does not pay the difference specified within the deadline established for paying for the additional shares the total number of additional shares, for which the value of the assets transferred as payment is sufficient, shall be placed for the participant and the difference between the value of the asset contributed as payment for the additional shares and the placing price of the additional shares placed for the participant shall be returned. The difference indicated shall be returned to the subscription participant by the Company in a monetary form in Russian roubles by transfer to the bank account, specified in the application and in the agreement concluded once it had been satisfied.

The agreements concluded whilst placing the shares shall be amended or terminated in accordance with the procedure specified in Chapter 29 of the Russian Civil Code. Termination of the agreements with persons exercising a pre-emptive right to purchase the shares shall also be carried out in the events and in accordance with the procedure specified in Item 8.5 of the Decision on Additional Issue of Securities and Item 9.3 of the Securities Prospectus.

Open Joint Stock Company Registrar R.O.S.T, the company responsible for maintaining the register of the owners of registered securities for the Issuer, shall register the transfer of rights to the securities under the additional issue:

Information on the registrar:

Full name: Open Joint Stock Company Registrar R.O.S.T.

Short name: JSC Registrar R.O.S.T.

Location: building 13 Ulitsa. Stromynka, 18, Moscow,

Postal address: Ulitsa Stromynka, 18, PO Box 9107996, Moscow

Taxpayer Identification Number (INN): 7726030449

Telephone: +7 (495) 771-73-36

License number for maintenance of register: 10-000-1-00264

License issuing date: 3 December 2002

Validity period: without limitation

Licensing body: Federal Commission for the Securities Market

The transfer order for recording a credit entry in the personal account or depo account of a buyer of Shares (participant in the private subscription) shall be transferred by the Issuer to the Registrar after the corresponding number of Shares purchased has been paid up in full.

The Shares shall be deemed placed from the date of including the credit entry in the personal account or depo account of the buyer of the Shares.

The credit entries in the personal account or depo account of the buyer of the Shares shall be entered after full payment for the Shares has been made, but no later than the end date of placing securities.

2.8. Potential buyers of equity securities placed

•                  Open Joint Stock Company Polymetal Management Company (Main State Registration Number (OGRN) 1047808011899), for which no more than 66,875,000 additional shares shall be placed (after deducting the total number of shares purchased by the persons with a pre-emptive right to purchase the shares placed in accordance with the procedure for exercising such right),

•                  Shareholders of Closed Joint Stock Company Ayax Prospectors Artel (Main State Registration Number (OGRN): 1024900675580), being shareholders as at the start date for placing the additional shares and for which in total no more than 7,500,000 additional shares shall be placed ,

•                  Participants in Limited Liability Company Rudnik Kvartseviy (Quartz Mine) (Main State Registration Number (OGRN) 1044900331398), being participants as at the start date for placing additional shares and for which in total no more than 10,000,000 additional shares shall be placed.

2.9. Procedure for disclosing information on placing and the results of placing securities

The Issuer shall disclose information under the Decision on the Additional Issue of Securities, the Securities Prospectus, the Federal Law “On the Securities Market”, the Federal Law “On Joint Stock Companies”, the Regulations on Disclosure of Information by the issuers of securities, the approved Order of the FFMS of Russia (further — “Regulations for Information Disclosure”) and with other regulations of the securities market federal authority.

If when a disclosure event under Russian Law occurs a different procedure and schedule for the disclosure of information on this event has been established other than the procedure and schedule specified in the Decision on the Additional Issue of Securities and in the Securities Prospectus, information on this event shall be disclosed in accordance with the procedure and schedule specified by federal law, as well as the regulation of the securities market federal authority effective on the day the disclosure event occurs.

1) The Issuer shall publish a notice on the adoption of a decision on placing additional shares by the Issuer’s authorised executive body in the form of a notice of material fact “Information on the Stages of the Issue of Securities” and of a notice of material fact “Information on the decisions of the general meetings” within the following periods from the date of drafting the minutes of the general meeting of the Issuer’s shareholders during which the decision to place additional shares was adopted:

•      In the newswire of the news agencies AK&M or Interfax no later than one (1) day; and

•      On the page of the internet site http://www.polymetal.ru no later than two (2) days.

Publication on the internet site shall be carried out after publication in the newswire.

A notice of material fact shall be sent by the Issuer to the registering body within five (5) days from the date of drafting the minutes of the general meeting of the Issuer’s shareholders during which the decision to place additional shares was adopted.

2) A notice of approval by the Issuer’s authorised executive body of the Decision on the Additional Issue of Securities shall be published by the Issuer in the form of a notice of material fact “Information on the Stages of the Issue of Securities” within the following periods from the date of drafting the minutes of the meeting for the Issuer’s authorised body during the decision to approve the Decision on the Additional Issue of Securities was adopted:

•      In the newswire of the news agencies AK&M or Interfax no later than one (1) day; and

•      On the page of the internet site http://www.polymetal.ru no later than two (2) days.

The Publication on the internet site shall be carried out after publication in the newswire.

A notice of material fact shall be sent by the Issuer to the registering body within five (5) days from the date of drafting the minutes of the meeting of the Issuer’s authorised body during which the decision to approve the Decision on the Additional Issue of Securities was adopted.

3) The Issuer shall publish a notice on the state registration of the additional issue of securities within these periods following the publication of information on the state registration of the additional issue of securities by the Issuer on the registering body’s internet site of or the date on which the Issuer receives a written notice on state registration of the additional issue of securities from the registering body sent by post, fax, electronic mail (email) or delivered by hand to be signed for depending on which of these dates occurs earlier:

•      in the newswire of the news agencies AK&M or Interfax no later than one (1) day;

•      on the page of the internet site http://www.polymetal.ru— no later than two (2) days;

•      in the newspaper Kommersant no later than 10 days.

The publication on the internet site and in the periodical print publication shall be carried out after publication in the newswire.

The Issuer shall send a notice of material fact to the registering body within five (5) days from the date of publishing the information on the state registration of the additional issue of securities by the Issuer on the registering body’s internet site or from the date on which the Issuer receives a written notice on the state registration of the additional issue of securities from the registering body sent by post, fax, electronic mail (email) or delivered by hand to be signed for depending on which date occurs earlier.

No later than two (2) days from the date of publishing information on the state registration of the additional issue on the registering body’s internet site or from the date on which the Issuer receives a written notice od state registration of the additional issue from the registering bodydepending on which date is earlier, the Issuer shall publish the registered Decision on the Additional Issue of Securities on the following internet site http://www.polymetal.ru/. The registered Decision on the Additional Issue of Securities shall be made available on the following internet site http://www.polymetal.ru/ from the date of its publication until the redemption of all securities under this additional issue.

No later than two (2) days from the date of publishing information on the state registration of the additional issue on the registering body’s internet site or from the date on which the Issuer receives a written notice od state registration of the additional issue from the registering bodydepending on which date is earlier, the Issuer shall publish the registered Decision on the Additional Issue of Securities on the following internet site http://www.polymetal.ru/. The registered Securities Prospectus shall be made available on the following internet site http://www.polymetal.ru/ for a period of six (6) months from the date of publishing the text submitted to the registering body of the notice on the outcome of the additional issue of securities on the internet site or of the registered report on the outcome of the additional securities issue.

From the date of state registration of the additional securities issue, all interested persons may refer to the Decision on the additional issue of Securities and the Securities Prospectus, as well as obtain copies at the following address: Prospekt Narodnogo Opolchniya, 2, 198216, St Petersburg, Russia.

The Issuer shall provide copies of these documents to the owners of the Issuer’s securities and to other interested parties at their request and against payment not exceeding the expenses incurred for producing such copies within no more than seven (7) days from the date of the request.

4) After state registration of the additional issue of securities and no later than fourty five (45) days before the placement start date, the Issuer shall publish a notice on exercising the pre-emptive right to purchase shares (the Notice) in the newswire of the news agencies AK&M or Interfax. The Issuer shall also place the Notice on the following internet site http://www.polymetal.ru/ and send it to persons with the pre-emptive right to purchase shares by registered mail or serving a signed for notice.

5) Within five (5) days after the end of the validity period of the pre-emptive right, the Issuer shall disclose information on the outcome of exercising the pre-emptive right in the newswire of the news agencies Interfax or AK&M and (after disclosure in a newswire) on the following internet site: http://www.polymetal.ru/.

6) Information on the placement start date must be published by the Issuer in the form of a notice on the start date for placing securities within the following periods of time:

•                 in the newswire (AK&M or Interfax) no later than five (5) days from the share placement start date;

•                 on the Issuer’s internet site at the following address: http://www.polymetal.ru no later than four (4) days from the share placement start date.

Publication on the internet site shall be carried out after publication in the newswire.

Should the placement start date be changed, the Issuer shall publish a notice of change to the start date for the placement in the sources of information indicated in this section no later than one (1) day before the occurrence of such date.

7) Information on the placing price for the shares and on the placing price for shares for persons holding a pre-emptive right to purchase shares shall be disclosed by the Issuer in the form of a notice on the placing price in the newswire of the news agencies AK&M or Interfax and on the following internet site - http://www.polymetal.ru after adoption by the Issuer’s Board of Directors of the corresponding decision and no later than the publishing date of the notice on the pre-emptive right to purchase shares. The Issuer shall disclose this information in accordance with the procedure and form specified in the Regulations on Disclosure of Information for Communication at the Stages of the Issue of Securities.

8) The notice on the beginning of the shares placement shall be disclosed by the Issuer in the form of a notice on material fact “Information on the Stages of the Issue of Securities” within the following periods of time from the date on which the placement of shares begins:

•      in the newswire of the news agencies AK&M or Interfax no later than one (1) day; and

•      on the internet site http://www.polymetal.ru/ no later than two (2) days.

Publication on the internet site shall be carried out after publication in the newswire.

A notice of material fact shall be sent by the Issuer to the registering body within five (5) days from the date on which the placement of shares begins.

9) If during the placement of securities, the Issuer decides to amend the Decision on the Additional Issue of Securities and/or the Securities Prospectus and/or the Issuer receives a written request (instructions, orders) from the securities market federal authority to suspend the securities placement, the Issuer shall suspend the share placement and publish a notice on the suspension of placing shares within the following periods from the date of drafting the minutes (deadline established by Russian law for the drafting of minutes) of the meeting of the Issuer’s authorised body during which the decision to amend the Decision on the Additional Issue of Securities and/or the Securities Prospectus was adopted, or from the date on which the Issuer received a written request (instructions, orders) from the securities market federal authority to suspend the securities placement served by post, fax, electronic mail (email), by hand to be signed for, depending on which date is earlier:

•     in the newswire of the news agencies AK&M or Interfax no later than one (1) day; and

•     on the internet site http://www.polymetal.ru/ no later than two (2) days.

Publication on the internet site shall be carried out after publication in the newswire.

The Issuer shall disclose this information in accordance with the procedure and form specified for communication during the stages of the securities issue.

Should the securities placement be suspended on the basis of a decision to suspend the securities issue adopted by the registering body, information on the suspension of securities placement shall be disclosed by the Issuer in the form of a notice on a material fact “Information on Suspension and Reopening of the Securities Issue” in accordance with the procedure and according to the schedule specified for disclosing notices on material facts.

10) A notice on reopening the securities placement must be published by the Issuer within the following periods of time from the date of publishing information on the registration of the amendments to the Decision on Additional Securities Issue and/or the Securities Prospectus or from the date of a refusal to register such amendments on the registering body’s internet site or from the date on which the Issuer received of a written notice on the registration of the amendments to the Decision on the Additional Securities Issue and/or to the Securities Prospectus or on the refusal to register such amendments from the registering body, or of an authorised body’s written notice (instructions, orders) on reopening the securities placement (termination of the grounds for suspension of the securities placement) sent by post, fax, electronic mail (email), hand delivered against a signature depending on which date is earlier:

•      in the newswire of the news agencies AK&M or Interfax no later than one (1) day; and

•      on the internet site http://www.polymetal.ru/ no later than two (2) days.

Publication on the internet site shall be carried out after publication in the newswire.

The Issuer shall disclose this information in accordance with the procedure and form specified for communication during the stages of the securities issue.

If the securities placement is reopened on the basis of a decision to reopen the securities issue adopted by the registering body, information on reopening the securities placement shall be disclosed by the Issuer in the form of a notice on material fact “Information on Suspension and Reopening of the Securities Issue” in accordance with the procedure and within the deadline specified for disclosing notices of material facts. The reopening of the securities placement shall not be permitted before publishing a notice on reopening the securities placement in the newswire and on the Company’s internet site.

11) A notice on completing the shares placement shall be published by the Issuer in the form of a notice on material fact “Information on the Stages of the Issue of Securities” within the following periods of time from the date on which the share placement is completed:

•     in the newswire of the news agencies AK&M or Interfax no later than one (1) day; and

•     on the internet site http://www.polymetal.ru/ no later than two (2) days.

Publication on the internet site shall be carried out after publication in the newswire.

A notice of material fact shall be sent by the Issuer to the registering body within five (5) days from the date on which the share placement is completed.

12) Information on state registration of the report on the results of the additional securities issue shall be disclosed by the Issuer in the form of a notice on material fact “Information on the Stages of the Issue of the Securities” within the following periods of time according to the date of publication of the information on state registration of the report on the results of the Issuer’s additional securities issue on the registering body’s internet site or to the date of reception by the Issuer of a written notice from the registering body on the state registration of the report on the results of the additional securities issue sent by post, fax, electronic mail (email), delivered by hand to be signed for depending on which date is earlier:

•      in the newswire of the news agencies AK&M or Interfax no later than one (1) day;

•      on the internet site http://www.polymetal.ru/ no later than two (2) days.

Publication on the internet site shall be carried out after publication in the newswire.

A notice of material fact shall be sent by the Issuer to the registering body within five (5) days from the date on which the share placement is completed.

Within two (2) days from the date of publishing information on the state registration of the report on the results of the Issuer’s additional securities issue on the registering body’s internet site or from the date on which the Issuer receives a written notice from the registering body on the state registration of the report on the results of the securities additional issue sent by post, fax, electronic mail (email), delivered by hand to be signed for depending on which date is earlier, the Issuer shall publish the registered report on the following internet site http://www.polymetal.ru/.

The registered report on the results of the additional securities issue shall be made available on the Issuer’s internet site http://www.polymetal.ru/ for six (6) months from the date of its publication on the internet site.

All interested parties may refer to the information in the report on the results of the securities additional issue following the publication of the notice on state registration of the report on the results of the additional securities issue at the following address: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg, Russia.

Following publication of the notice on the state registration of the report on the results of the additional securities issue, any interested party shall be entitled to receive a copy of the registered report on the results of the securities additional issue against payment not exceeding the expenses incurred to produce such copy and within no more than seven (7) days from the date of the corresponding request at the address above.

13) The Issuer shall disclose information in the form of notices on material facts in the events specified by effective federal law, the Regulations on Disclosure of Information, as well as by other regulations of the securities market federal authority.

A notice on material fact shall be published by the Issuer within the following periods from the occurrence of a material fact:

•     in the newswire of the news agencies AK&M or Interfax no later than one (1) day;

•     on the internet site http://www.polymetal.ru / no later than two (2) days.

Publication on the internet site shall be carried out after publication in the newswire.

A notice on material fact shall be sent by the Issuer to the registering body within five (5) days of the occurrence of the material fact.

The notice of material fact shall be made available on the Issuer’s internet site http://www.polymetal.ru/ for six (6) months following the date of its publication.

14) The Issuer shall disclose information in the form of quarterly reports in accordance with the procedure specified by effective federal law, the Regulations on Disclosure of Information, as well as other regulations of the securities market federal authority.

The quarterly reports shall be executed at the end of each quarter. A quarterly report shall be submitted to the registering body no later than forty five (45) days from the end date of the reporting quarter.

Within no more than forty five (45) days from the last day of the corresponding quarter, the Issuer shall publish the quarterly report on its internet site at the following address: http://www.polymetal.ru/.

The quarterly reports shall be made available on the Issuer’s internet site for at least three (3) years from their publication date.

15) The Issuer shall also disclose information that may substantially affect the value of the Issuer’s securities.

These notices shall be published within the following periods following an event:

•     in the newswire of the news agencies AK&M or Interfax no later than one (1) day;

•     on the page of the internet site http://www.polymetal.ru/ no later than two (2) days.

Publication on the internet site shall be carried out after publication in the newswire.

Notices on information that may substantially affect the value of the Issuer’s securities shall be made available on the Issuer’s internet site at the following address: http://www.polymetal.ru/ for at least six (6) months from the date of their publication on the internet site.

The notices on information that may substantially affect the value of the Issuer’s securities shall be sent by the Issuer to the registering body within five (5) days of an event.

16) The Issuer shall disclose information on the content of its charter and its internal documents regulating the activity of the Issuer’s bodies by publishing these documents on its internet site at the following address: http://www.polymetal.ru/. If these documents are amended (or restated), the charters and internal documents must be published on the Issuer’s internet site no later than two (2) days of receipt by the Issuer of a written notice (certificate) from an authorised state authority on the state registration of such amendments (state registration of a restated charter), and if, in the events established by federal law, the amendments to the Issuer’s charter become effective for third parties from the day of notification of the authorised state authority, no later than two (2) days from the date of such notification.

Disclosure of the results of exercising pre-emptive right:

The Issuer shall summarise the results of exercising the pre-emptive right within five (5) days after the validity period of the pre-emptive right expires. Within five (5) days after the validity period of the pre-emptive right has expired, the Issuer shall disclose the results of exercising the pre-emptive right in the newswire of the news agencies Interfax or AK&M and (after publication in the newswire) on the Issuer’s internet site at the following address: http://www.polymetal.ru/.

III. General information on the issuer’s financial and economic condition

3.1. Issuer’s Financial and Business Performance

Figures reflecting the Issuer’s financial condition over the last 5 completed financial years, or for each completed financial year, if the issuer has been operating for less than 5 years, and also for the last completed accounting period before the date of approval of the Securities Prospectus (information presented in tables, figures are calculated at the end date of each completed financial year and at the end date of the last completed accounting period before the date of approval of the Securities Prospectus):

	Accounting period
						First quarter
						of
	2004	2005	2006	2007	2008	2009
Value of the issuer’s net assets, in thousand roubles	1,685,079	1,610,344	1,664,866	9,915,968	9,741,376	9,609,296
Ratio of borrowed funds to capital and reserves, %	121.6	177.34	416.43	4.51	13.62	16.93
Ratio of short-term liabilities to capital and reserves, %	44.4	41.56	36.6	4.44	13.62	16.00
Debt service payments, %	0.12	-2.754	5.774	1.11	- 0.37	-0.09
Outstanding payments, %	0	0	0	0	0	0
Receivables turnover (ratio)	0.5	0.62	0.42	0.09	0.32	0
Share of dividends in profits, %	0	0	0	0	0	0
Labour productivity, thousand roubles/person	1,522.5	2,391.1	1,321.29	2,692.2	895.92	0
Ratio to depreciation to proceeds, %	0.6	1.12	0.47	0.18	1.33	0

The method recommended in the “Regulations on Disclosure of Information by Issuers of Securities” and approved by Decree No. 06-117/pz-n of the Federal Financial Markets Service dated 10 October 2006 was used to calculate these figures. The Issuer’s net assets were calculated in accordance with joint decree No. 10n/03-6/pz of the Russian Ministry of Finance and of the Federal Securities Commission dated 29 January 2003 “On Approval of the Procedure for Evaluating the Value of Net Assets of Joint Stock Companies”.

Analysis of the issuer’s solvency and financial condition using the performance figures provided:

In 2004, the Issuer’s net assets amounted to 1,685,079,000 roubles.

In 2005, the Issuer’s net assets decreased by 4.43% due to losses incurred during this period. In 2006, the Company generated profit in the amount of 54,522,000 roubles. As a result, at the end date of 2006, the Issuer’s value of net assets increased by 3.4% in comparison with 2005.

The sudden growth of the Issuer’s net assets in 2007 (increase of 495.6% compared with 2006) was due to two factors: net profit grew to 81,679,000 roubles (an increase of 49.8% in comparison with the same period in the previous year) and, mostly, profit generated by the Company during the Initial Public Offering (IPO) held in February 2007. At the end of 2008 and the first quarter of 2009, the Issuer’s losses were 74,437,000 roubles and 206,517,000 roubles respectively. These figures explain the small decrease in the value of the Issuer’s net assets.

The ratio of borrowed funds to capital and reserves, and the ratio of short-term liabilities to capital and reserves reflects the Groups dependency on borrowed funds. The ratio of borrowed funds to the Group’s own funds provides a more general evaluation of financial autonomy, independence and resistance to external factors.

The active investment policy implemented by the Issuer anticipates raising funds in the form of credit and loans, which will increase the ratio of borrowed funds to capital and reserves, as well as the ratio of short-term liabilities to capital and reserves.

Variations in the ratio of borrowed funds to capital and reserves are caused by the following:

In 2003, a bonded loan in the amount of 750,000,000 roubles was obtained to replenish current assets. In 2004, the ratio of borrowed funds to capital and reserves decreased due to reorganisation of the Company. This decrease in 2004 compared with 2003 was mainly due to a spin-off of new companies from the Company and transfer of some of the Issuer’s liabilities to their balances.

The bonded loan was fully repaid in 2006, while a long-term loan of US$100,000,000 was borrowed from Gazprombank (OJSC). This loan was used to develop established businesses and purchase new assets. In 2005-2006, the Issuer also borrowed long-term loans from enterprises within the Polymetal group for long-term financial investments.

In 2007, the Company’s capital was significantly restructured. Most of the funds raised during the issue were used for early repayment of bank loans. As a result, the amount of Company funds substantially increased, while the volume of indebtedness considerably decreased. This led to a change in the ratio of these two figures (by over ninety times). A change in the ratio of short-term obligations to capital and reserves also occurred as a result of the IPO, which led to an increase in capital and reserves. In 2008, the Issuer borrowed a short-term loan of US$45 million from CJSC UniCredit Bank. In 2008 and in the first quarter of 2009, this figure was 13.62 and 16.93 respectively.

Debt service payments show that the Company is to settle its debts using profits and similar funds.

During the period reviewed, this figure was both positive and negative. The low level of debt service payments in 2004 was due to growth in the Issuer’s loan and credit obligations. At the end of 2005 and 2008, the Company incurred losses and the figure for debt service payments was negative. As at 31 December 2006, not only was the figure for debt service payments positive, but it also grew in comparison with that in 2004 (the previous reporting period, when this was positive) as a result of net profit cleared. As at 31 December 2007, figures stayed within acceptable levels. This negative figure as at 31 December 2008 and 31 March 2009 was due to the Issuer’s net loss during these periods.

Despite this, the overall low level of debt service payments does not suggest arrears in any loan or credit payments during the reporting periods nor does it suggest that there are any overdue accounts payable, this implies that the Issuer duly fulfils all its obligations.

Receivables turnover reflects the speed with which buyers (debtors) settle their obligations to the Company.

The value of the Issuer’s receivables turnover is overall low and points to a long period of collection of receivables, which is mostly explained by the specific nature of the Issuer’s main business and the intergroup distribution of cash flow.

Fluctuations in receivables turnover for 2004-2006 was due to the increase of receivables in 2004 (the receivables for 2004 receivables includes the receivables for subsidiaries incurred in relation to a considerable amount of exploration works) and its subsequent decrease in 2005-2006, as well as a reduction in proceeds in 2006 following the Issuer’s reorganisation.

At the end of 2007, receivables turnover decreased as a result of substantial growth in subsidiaries’ receivables, primarily due to the purchase of OJSC Omolonskaya Gold Company which resulted in the transfer of the right to claim accounts payable being transferred to the Company. At the end of 2008, receivables turnover grew in comparison with 2007 by 255.5 % and 0.32 times. Receivables turnover as at 31 March 2009 is not listed as the Issuer did not receive any proceeds from sales during the accounting period and it is not possible to calculate this figure without any sales data.

In 2004, dividends were not paid out in accordance with the Issuer’s dividend policy. All profits were invested in developing the managed entities and purchasing new assets. The Issuer incurred losses in subsequent periods. In 2006 and 2007, the Issuer did not declare nor pay out any dividends. Due to insufficient profits in 2008, the Issuer did not calculate or payout any dividends. As at 31 March 2009, the amount of dividends in profits was not listed as the Issuer did not receive any proceeds from sales during this accounting period.

Labour productivity reflects the efficient use of labour resources.

The sudden increase in labour productivity per person from 2004 onwards is likewise due to the Issuer’s reorganisation. During 2004-2005 the number of employees decreased 14-fold as staff were transferred to newly created management and engineering companies.

Labour productivity decreased in 2006 as proceeds from the Issuer’s main field of business decreased compared to 2005 when the Issuer completed a number of contracts for design works with its subsidiaries while maintaining the same number of employees as in 2005. In 2007, due to growth in proceeds and a stable number of employees compared with 2006, labour productivity levelled and showed record high levels.

Lower proceeds in 2008 than 2007 resulted in a decrease in labour productivity during the accounting period by 66.72% in comparison with the same period of the previous year. At the end of 2008, labour productivity amounted to 895.92 thousand roubles per person. As at 31 March 2009, labour productivity was not indicated as the Issuer had not received any proceeds from sales during this period and without this data, it is not possible to calculate labour productivity.

The depreciation share in the Issuer’s proceeds is low as few fixed assets are held on the Issuer’s balance sheet owing to the fact that the issuer’s core business is not related to production. As at 31 March 2009, the depreciation to proceeds ratio was not provided as the Issuer did not receive any proceeds from sales during the accounting period and without this data, it is not possible to calculate the depreciation to proceeds ratio.

Overall, considering the level of solvency and financial condition reflected in the Issuer’s coefficients of financial and business performance, it is possible to conclude that the figures show negative trends during 2004-2005. This, however, is solely due to the change in the nature of the Issuer’s business, to the transfer of income generating business to its subsidiaries.

From the data provided for 2007, 2008, and the first quarter of 2009, it is possible to conclude that the Issuer’s financial situation has somewhat worsened in 2008 and in the first quarter of 2009 compared with data of 31 December 2007. Decreases in the Issuer’s solvency and financial stability are not expected in the short and medium term. At the end of 2008, the Company’s total revenue amounted to 11.647 thousand roubles.

3.2. Market capitalisation of the issuer

The Issuer’s market capitalisation over the last 5 completed financial years including data on market capitalisation at the end date of each financial year and at the end date of the last completed accounting/reporting period before the date of approval of the Securities Prospectus:

	Accounting period
	2004	2005	2006	2007	2008	First quarter of 2009
Market capitalisation, in thousand roubles	1,684,393.366	1,609,889.952	1,664,848.347	54,340,650	40,003,550	69,363,000

In 2004-2006, the Issuer’s shares were not traded on the stock exchanges or with other securities market arrangers as it was not possible to determine the Issuer’s market capitalisation in accordance with the procedure specified in the Regulations for Disclosure of Information by Issuers of Securities.

Description of the method (techniques) used to determine the market price of the issuer’s shares:

The Issuer’s executive bodies consider the figure calculated below as the market capitalisation value for 2004-2006:

Market capitalisation = balance value (balance sheet total) – accrued depreciation (amortization deductions) – short-term and long-term liabilities.

Since 2007, the Issuer’s shares have been traded in the following securities market makers: Closed Joint Stock Moscow Interbank Currency Exchange (MICEX), Open Joint Stock Company Stock Exchange Russian Trading System (RTS), and the London Stock Exchange.

When calculating market capitalisation as at 31 December 2007, 31 December 2008 and 31 March 2009 to determine the market price of a share, the method recommended in the Regulations on Disclosure of Information by Issuers of Securities and approved by Decree No. 06-117/pz-n of the Financial Markets Federal Service dated 10 October 2006 was used.

To calculate the Issuer’s market capitalisation, the price of one share disclosed by the market maker CJSC MICEX was used.

3.3. Liabilities of the issuer

3.3.1. Accounts payable

Total amount of the Issuer’s accounts payable (the issuer’s long-term and short-term obligations after deduction of payables due to the issuer’s participants (founders) for payment of income, income for future periods, reserves for future expenses and other payments) and total amount of overdue accounts payable for the last 5 completed financial years (as at the end date of each completed financial year):

	Accounting period
	2004	2005	2006	2007	2008
Total amount of accounts payable *, in thousand roubles	2,048,594	2,855,818	6,932,984	447,468	1,326,577
Total amount of overdue accounts payable, in thousand roubles	0	0	0	0	0

* Short-term and long-term accounts payable, including long-term loans and credit, are included in the total amount of accounts payable.

Causes of non-fulfilment and consequences that occurred or may occur in the future for the issuer as a result of non-liquidated obligations, including sanctions imposed on the issuer, and period of time (estimated period of time) for payment of overdue accounts payable: the Issuer does not have any overdue accounts payable

The structure of the issuer’s accounts payable with deadlines for fulfilling obligations for the last completed financial year and the last completed accounting period before the date of approval of the Securities Prospectus (as at the end date of the last completed financial year and the last completed accounting period before the date of approval of the Securities Prospectus):

	2008		First quarter of 2009
	Payment period		Payment period
Accounts payable	Up to one year	Over one year	Up to one year	Over one year
Accounts payable due to suppliers and contractors, in thousand roubles	1,899	—	4,071	—
including overdue, in thousand roubles	—	X	—	X
Accounts payable due to employees of the organisation, in thousand roubles	466	—	297	—
including overdue, in thousand roubles	—	X	—	X
Accounts payable due to state budget and state non-budgetary funds, in thousand roubles	83	—	77	—
including overdue, in thousand roubles	—	X	—	X
Credits, in thousand roubles	1,324,070	—	1,532,954	89,829
including overdue, in thousand roubles	—	X	—	X
Loans, in all, in thousand roubles	—	—	—	—
including overdue, in thousand roubles	—	X	—	X
including bonded loans, in thousand roubles	—	—	—	—
including overdue bonded loans, in thousand roubles	—	X	—	X
Other accounts payable, in thousand roubles	59	9	2	8
including overdue, in thousand roubles		X		X
Total, in thousand roubles	1,326,577	9	1,537,401	89,829
including total overdue, in thousand roubles	—	X	—	X

Creditors with a share of at least 10% of the total amount of accounts payable for the last completed accounting period before the date of approval of the Securities Prospectus:

As at 31 March 2009

1.

Full company name	Closed Joint Stock Company SK Zurich
Short company name	CJSC SK Zurich
Location	Bagrationovskiy proezd, 7, building 11, 121087, Moscow
Amount of accounts payable, in thousand roubles	1,938.8
Amount of overdue accounts payable, in thousand roubles	Accounts payable are not overdue
Provisions for overdue accounts payable(interest rate, sanctions, fines)
Information on affiliation	Entity not affiliated to the Issuer

2.

Full company name	Closed Joint Stock Company AIG Insurance and Reinsurance Company
Short company name	CJSC AIG Insurance and Reinsurance Company
Location	Ulitsa Tverskaya, 16/2, 125009, Moscow
Amount of accounts payable, in thousand roubles	1,938.8
Amount of overdue accounts payable, in thousand roubles	Accounts payable are not overdue
Provisions for overdue accounts payable(interest rate, sanctions, fines)
Information on affiliation	Is not an affiliated entity

3.3.2. Credit history of the issuer

Fulfilment by the issuer of its obligations under valid credit and/or loan agreements as at the end of the last completed accounting period before approval of the Securities Prospectus, principal debt amounts representing 5% and over of the balance value of the issuer’s asset as at the end date of the last completed accounting period of the quarter preceding the conclusion of the corresponding agreement, as well as other credit and/or loan agreements that the issuer considers important (information for the last 5 completed financial years as well as for the last completed accounting period before the date of approval of the Securities Prospectus):

Obligations/liabilities	Creditor (lender)	Principal debt, in roubles/ foreign currency	Credit period (loan)/Repayment date	Arrears in payment of principal debt and/or fixed interest, overdue time period, days
2004
Credit	Standard Bank London Limited	US$23,000,000	8 months/15.12.2004	N/A
Credit	Standard Bank London Limited	US$9,333,333	2 months/15.12.2004	N/A
Credit	OJSC Moscow Business World	US$15,000,000	2 months/15.12.2004	N/A
Credit	NOMOS-BANK(CJSC)	589,000,000 roubles	1 month/17.12.2004	N/A
Loan	LLC Linex	340,465,000 roubles	1 year/14.05.2004	N/A
2005
Loan	LLC Daniz	274,400,000 roubles	5 months/ 09.11.2005	N/A
Loan	CJSC Gold North Ural	817,440,625 roubles	1 year 11 months/12.09.2007	N/A
Loan	OJSC Okhotskaya Mining and Geological Company	506,759,375 roubles	2 years/17.10.2007	N/A
Loan	LLC Polymetal Finance	48,050,000 roubles	2 years/17.10.2007	N/A
2006
Credit	Joint Stock Bank Gazprombank (CJSC)	US$100,000,000	2 years 9 months/27.04.2009	N/A
Loan	CJSC Gold North Ural	1,026,500,000 roubles	2 years/04.12.2008	N/A
Loan	OJSC Okhotskaya Mining and Geological Company	1,598,000,000 roubles	2 years/01.12.2008	N/A
Loan	OJSC Okhotskaya Mining and Geological Company	797,100,000 roubles	2 years/17.03.2008	N/A
Loan	LLC Polymetal Finance	1,400,900,000 roubles	2 years/27.07. 2008	N/A
Loan	LLC Trading House Polymetal	734,780,000 roubles	2 years/15.12.2008	N/A
2007
Credit	ABN AMRO Bank CJSC	193,000,000 roubles	1 year/03.09.2008	N/A
2008
Credit	CJSC UniCredit Bank	45,000,000 US dollars	1 year/20.08.2009	N/A

As at 31 March 2009, there were no credit and/or loan obligations under which the principal debt amounts to 5% or more of the balance value of the Issuer’s assets as at the end date of the last completed accounting quarter preceding the conclusion of the corresponding agreement, as well as other credit and/or loan agreements which are considered to be important by the Issuer.

Fulfilment by the issuer of its obligations under each issue of bonds, the total nominal value of which amounts to 5% or more of the balance value of the issuer’s assets at the end date of the last completed quarter preceding the state registration of the report on the results of the bonds issue, and if the placement of bonds has not been completed or for other reasons the report on the issue results is not registered, as at the end date of the last completed quarter preceding the state registration of the bonds issue (information for the last 5 completed financial years, as well as at the last completed accounting period before the date of approval of the Securities Prospectus):

Obligations/liabilities	Creditor (lender)	Principal debt	Credit period (loan)/Repayment date	Delay of payment of principal debt and/or fixed interest for overdue time period, days
Bonded loan	Unlimited number of persons, owners of bonds	750,000,000 roubles	3 year/21.03.2006	N/A

3.3.3. Liabilities of the issuer under security provided to third parties

Total liabilities of the issuer under security provided by the issuer and total liabilities of third parties under which the issuer provided security to third parties, including as pledge or guarantee at the end date of each of the last 5 completed financial years:

	Accounting period
	2004	2005	2006	2007	2008
Total liabilities of the issuer from the security provided by the issuer, in thousand roubles	7,714,444	8,470,805	3,052,157	620,115	0
Total liabilities of third parties under which the issuer provided security to third parties, in thousand roubles	4,820,262	8,411,678	4,497,440	1,963,696	0

The issuer’s liability to provide security to third parties, including pledge or guarantee, for the last completed financial year and the last completed accounting period before the date of approval of the Securities Prospectus, consisting in at least 5% of the balance value of the issuer’s assets at the end date of the last completed quarter preceding the provision of the security: No such liability arose in 2008 and the first quarter of 2009

3.3.4. Other liabilities of the issuer

The issuer’s agreements, including future transactions not recorded in its balance sheet and which may substantially affect the issuer’s financial situation, its liquidity, financing sources and their conditions of use, the results of its activity and expenses: There are no such agreements

3.4. Purpose of the issue and intended use of the means obtained as a result of placing the securities

Purpose of the issue and intended use of the means obtained as a result of placing the securities:

The main purpose of the issue is to purchase 89.6% of the voting shares of Closed Joint Stock Company Ayax Prospectors Artel, as well as 100% of the participatory share in the charter capital of Limited Liability Company Rudnik Kvartseviy (Quartz Mine) owned by third parties. The Issuer anticipates that the shares placed in favour of Open Joint Stock Company Polymetal Management Company shall be used to pay for shares and participatory shares in new companies to be purchased in the future, including for the acquisition of 100 % of the participatory share in Limited Liability Company Gold Ore Company Mayskoe.

Description of transactions/other operations (purchase of assets necessary for the production of a specific product (good, work, service); acquisition of participatory shares in the charter (reserve) capital (shares) of another organisation; reduction or repayment of accounts payable or other liabilities of the issuer) for which the issue of securities is carried out:

Acquisition by the Issuer of 89.6% of the voting shares in Closed Joint Stock Company Ayax Prospectors Artel holder of a mining license for the Goltsovoe silver deposit located in the Magadan Oblast of Russia, as well as 100 % of the participatory share in the charter capital of Limited Liability Company Rudnik Kvartseviy (Quartz Mine) by placing shares under an additional issue in a private subscription for the owners of ordinary shares of CJSC Ayax Prospectors Artel and the owners of participatory shares in LLC Rudnik Kvartseviy (Quartz Mine) with payment for the placed securities by non-monetary funds (shares in CJSC Ayax Prospectors Artel and participatory shares in LLC Rudnik Kvartseviy (Quartz Mine)).

The shares placed in favour of OJSC Polymetal Management Company shall be subsequently used as payment for the shares and participatory shares of companies to be purchased in the future.

Intended use of the means obtained from the securities placement:

The monetary funds obtained by the Issuer as a result of the issue and from shareholders exercising their pre-emptive right to purchase shares shall be used to finance the Issuer’s current activity.

Information on the approval of such transaction by the Issuer’s authorised executive body: the possibility for the Issuer to participate in CJSC Ayax Prospectors Artel and in LLC Rudnik Kvartseviy (Quartz Mine), as well as the main provisions of the transactions were approved by the Issuer’s Board of Directors on 22 January 2009 (Minutes No.1/2009 dated 22 January 2009) and on 7 April 2009 (Minutes No.5/2009 dated 7 April 2009).

Estimated price (value) of the transaction (associated transactions) or other operation

The Issuer shall place:

7,500,000 ordinary registered uncertificated shares to exchange the issued shares for 89.6% of the voting shares in CJSC Ayax Prospectors Artel;

10,000,000 ordinary registered uncertificated shares to exchange the issued shares for 100% of the participatory share in LLC Rudnik Kvartseviy (Quartz Mine);

66,875,000 ordinary registered uncertificated shares in favour of OJSC Polymetal Management Company taking into account the shares which will be purchased by shareholders exercising their pre-emptive right to purchase shares, which shall be sold at a price approved by the Issuer’s Board of Directors.

Return on expenses incurred based on the financial flow projected for the whole period of the securities circulation: The Issuer has assessed the internal rate of return of its investment into the purchase of 89.6% of the voting shares in CJSC Ayax Prospectors Artel, 100 % of the participatory share in LLC Rudnik Kvartseviy (Quartz Mine) and 100 % of the participatory share in LLC Gold Ore Company Mayskoe at more than 15%.

Information on negotiation of the volume and use of the means obtained as a result of placing the securities with the authorised state authority: Not applicable.

3.5. Risks related to purchasing the placed securities

A detailed analysis of the risk factors related to the purchase of placed securities shall be provided, in particular:

Industry risks;

National and regional risks;

Financial risks;

Legal risks; and

Risks related to the issuer’s business.

The issuer is not a credit organisation.

Issuer’s risk management policy:

While carrying out its business, OJSC Polymetal considers commercial risks and the uncertainty of both external and internal factors, which may affect the Company’s future results.

Risk management is an important component of the Company’s corporate strategy. The risk management formulae applied allow the Company to minimize risks to which the Company is exposed when adopting strategic management decisions and dealing with current operations.

Risk management provides for short term and long term forecasts for the Company’s business as well as for limiting potential loss, while providing stability and reliability for shareholders and investors.

The Company considers external factors relating to the economic and political climate, the situation on the capital and labour markets, as well as other risks, the nature and level of which cannot be directly controlled by the Company. Furthermore, OJSC Polymetal also considers risks relating to the main business and technological processes and possibilities open to the Company to limit such risks. The Company considers particular risks as immaterial, but is aware that they may become significant in the future.

3.5.1. Industry risks

Effect of possible downturn in the issuer’s industry on its activity and performance of obligations under the securities; Most significant, according to the issuer, possible changes within its industry (separately by domestic and foreign markets), as well as the Issuer’s proposed actions in this event:

The Issuer’s main business is the provision of services for securing the obligations of the Issuer’s subsidiaries operating in the mining industry producing precious metals (gold and silver). The Issuer’s financial condition is directly related to the mining and survey industries. Negative changes both on domestic and foreign markets in this sector shall result in a significant decrease in the appeal for investing in precious metal exploitation.

The most significant changes in the industry (exploratory works) on the domestic market may be:

•                  decrease in explanatory work costs as a consequence of decreased prices for precious metals and the corresponding decreased investment appeal of the industry;

•                  reduction in the sales market for the Issuer’s services;

•                  lack or shortage of qualified labour resources; and

•                  development and introduction of new technologies and innovations by competitors.

The most significant changes in the industry (survey works) on foreign markets may be:

•                  decrease in explanatory work costs as a consequence of decreased prices of precious metals on foreign markets;

•                  fall in demand for precious metals and consequent fall in demand for the Issuer’s services;

•                  reduction in the sales market for the Issuer’s services; and

•                  development and introduction of new technologies and innovations by competitors.

As the Issuer’s main business is closely related to the state of the mining industry and the Issuer’s extent of financial investment in mining enterprises, the following factors should be noted as particularly important:

Domestically:

•                  Fall in market prices for gold and silver;

•                  Fall in reserves and extraction volumes of precious metals;

•                  Changes in demand for gold and silver from the manufacturing industry, jewellers and investors;

•                  Changes in supply of gold and silver;

•                  Changes in the gold and silver sales of the Central Bank;

•                  Increases in mining costs for precious metals;

•                  Lack of labour resources; and

•                  Development and introduction of new technologies by the Issuer’s competitors.

On foreign markets:

•                  Fall in sales on the gold and silver markets;

•                  Fall in market prices for gold and silver prices on world markets;

•                  Increases in the number of enterprises extracting precious metals; and

•                  Development and introduction of new technologies by the Issuer’s competitors.

Fluctuations in the world economy may have a negative effect on the Russian economy thus limiting the Issuer’s access to capital and negatively affecting the Issuer’s purchasing power.

The Russian economy is not immune to market downturns and economic slowdown in other countries. As has previously been the case, financial problems or an acute sense of investment risks in countries with developing economies may cause foreign investments to decrease in Russia and negatively affect the Russian economy. Moreover, as Russia produces and exports large volumes of natural gas, oil, and other energy and mineral resources, Russia’s economy is particularly vulnerable to changes in world prices for raw materials. Decreases in such prices may slow down or stall the development of the Russian economy. These events may seriously limit the Issuer’s access to capital and have a detrimental effect on the purchasing power of the Issuer’s clients.

Issuer’s actions in the event of these risks:

In the event of the above, the Issuer shall change its marketing, financial and management policies depending on the specific negative dynamic. The stability of the Issuer’s subsidiaries and the expansion of expanding activities should enable the Company to maintain a consistent range of services in exploration works, which are primarily provided for by these subsidiary companies. Furthermore, the Issuer shall monitor the market constantly to improve its technical base (introducing new technical developments, software etc) and employ highly qualified specialists.

The Issuer’s financial investments are diversified to limit the effect of possible deterioration in the mining industry.

Risks related to possible price changes on raw materials and services used by the issuer in its business (separately per domestic and foreign markets) and their affect on the issuer’s business and performance of obligations under the securities:

The provision of services for securing obligations does not require the use of raw materials or other materials the prices of which if changed may affect the Issuer’s financial and business situation domestically. The main component of the Issuer’s production costs are payment of qualified labour, and payment for services rendered by external organisations. The Issuer’s financial policy has made allowances for an increase in labour costs. As the external organisations engaged carry out their activities in the same industry as the Issuer’s, the cost of their services increases in proportion with the increase of prices for the services rendered by the Issuer.

The Issuer does not use raw materials purchased on foreign markets whilst carrying out its business. Price changes may therefore only indirectly affect the Issuer through changes on the domestic market.

A price increase for raw materials and services used by the subsidiary companies on the domestic market may affect the Company as it would result in greater production costs, lower silver and gold extraction volumes, lower profitability and overall degradation of the financial condition of the Issuer’s subsidiaries. This, in turn, would result in it being impossible to draw dividends under the securities of the subsidiary companies and would reduce profits. Like the Issuer, its subsidiary companies do not purchase raw materials and do not use services provided on foreign markets.

According to the Issuer, the risks indicated do not substantially affect the performance of its obligations under the securities.

Risks related to possible price changes of the Issuer’s product and/or services (both on domestic and foreign markets) and their effect on the issuer’s activities and performance of obligations under the securities:

The Issuer provides services to secure the obligations of its subsidiaries operating in the mining industry on the domestic market. Production price changes for enterprises in this industry (production of precious metals such as gold and silver) may lead to the industry being less attractive for investors.

As the Issuer does not provide services on foreign markets changes to prices for the Issuer’s services may only indirectly affect the Issuer’s business and fulfilment of its obligations under the securities as prices for the services change on the domestic market.

In the future, the Issuer’s profits may depend on the profits of its subsidiary companies, which in turn depend on domestic gold and silver prices on the market. The prices indicated are subject to frequent changes due to various objective factors (change of demand for gold and silver from the manufacturing industry, jewellers and investors, change of gold and silver supply volume, of gold and silver sales carried out by the Central Bank, of the exchange rate of the US dollars in relation to other currencies, precious metals extraction costs, and other factors). A decrease in gold and silver prices may result in detrimental consequences for the Issuer in the form of unpaid dividends and profit shares of the subsidiary companies.

A decrease in domestic market prices may have a negative effect on the results of the Issuer’s economic activity and result in lower profits and a worse financial condition for the Issuer.

Overall, price changes for the Issuer’s services may result in changes in the Company’s revenues and profitability, which may affect the Issuer’s activity negatively, and, consequently, the Issuer’s performance of its obligations under the securities.

Issuer’s possible actions to prevent the negative consequences of such risks:

•                  Identify the least and most profitable projects and favour the most profitable projects;

•                  Optimise costs;

•                  Employ highly qualified specialists and conclude agreements only with reliable clients, partners, contractors, sub-contractors to minimise risks and thoroughly analyse the Issuer’s business plan; and

•                  Develop and introduce technological innovations for mining enterprises to increase the efficiency of surveying solutions.

3.5.2. National and regional risks

Risks related to the political and economic situation in the country (countries) and region in which the issuer is registered as a taxpayer and/or carries out its main activity providing that the issuer’s main activity in this country (region) produced at least 10% of profit during the last completed accounting period preceding the date of approval of the Securities Prospectus:

The political and economic situation in a country, military conflicts, the introduction of a state of emergency, strikes and natural disasters may all affect national economies negatively and in turn negatively influence the Issuer’s financial condition and even prevent the Issuer from making due payment in full under the securities.

Country risks

As the Issuer carries out its main activity in Russia, the main country and regional risks affecting the Issuer’s activity are risks specific to Russia. Nevertheless, because of intensifying globalisation of the world’s economy major slowdowns in the economic situation across the world can cause noticeable descent in Russia’s economy.

Leading world rating agencies have assessed Russia’s investment appeal. At the end of 2008, beginning of 2009, the rating agency Standard & Poor’s assigned to Russia a BBB (forecast “Negative”) long-term credit rating in foreign currency. The rating agency Moody’s assigned a Baa1 long-term credit rating in foreign currency (forecast “Stable”), while the rating agency Fitch assigned a BBB long-term credit rating in foreign currency (forecast “Negative”). These credit ratings reflect the low level of state debts together with a high political risk which remains the main factor holding back improvement of these ratings. Other restrictive effects on the ratings were a decrease in world prices for raw materials and the problems on facing the global capital markets.

Due to the crisis on the world’s financial market and the fall in oil prices, a decrease of state revenues is expected in 2009, while budget expenditures should increase following the adoption of anti-crisis measures (provision of assistance to key industries, financial and social sectors, etc.)

In addition, Russian social and economic development may be hindered by the following factors:

•                  Economic instability;

•                  Political and governmental instability;

•                  Underdevelopment of the Russian banking system;

•                  Non-conformity of the Russian infrastructure to modern requirements; and

•                  Fluctuations in world economy.

It is important to note that to a great extent the prospects of economic stability in Russia depend on the effectiveness of the economic measures implemented by the Russian government, as well as the political situation and the development of a legislative base.

Risks related to the political situation in Russia:

Main political risks:

•                  Underdevelopment of political, legal and economic institutions;

•                  Imperfection of the legislative base regulating economic relationships, including contradictions and frequent amendments to the tax and currency legislation;

•                  Lack of effectiveness of the judicial system; and

•                  Serious obstructions from bureaucratic organisations to reforms.

Overall, the Issuer considers that the political situation in Russia is sufficiently stable and predictable. Further centralisation of power and weakening of the role of democratic institutions, slowing down of political reform, increases in the level of corruption as well as growth of corruption may be added to the factors that will affect further development in Russia.

Risks related to the economic situation in Russia:

Russia is a country with a developing economy characterised by frequent downturns and upturns which help bring about a competitive market economy. Moreover, the Russian economy is not immune to market recessions and slowdowns in other countries. As in the past and as clear from the current world crisis, financial problems or a heightened perception of risks for investments in developing countries may result in lower foreign investments in Russia and have a negative effect on the Russian economy.

Any of the risks indicated below to which the Russian economy had been exposed in the past may considerably affect the investment climate in Russia and the Issuer’s activities. In the past, the Russian economy suffered from the following negative developments:

•                  Considerable decrease in Gross Domestic Product;

•                  Hyperinflation;

•                  Currency instability;

•                  High national debt in relation to Gross Domestic Product;

•                  Weakness of the banking system providing Russian enterprises with limited liquidity;

•                  High percentage of unprofitable businesses still in operation due to the lack of effective bankruptcy procedure;

•                  Extensive use of barter and illiquid promissory notes in commercial transactions;

•                  Widespread practice of tax evasion;

•                  Growth of shadow economy;

•                  Sustained outflow of capital;

•                  High level of corruption;

•                  Considerable increase of full and partial unemployment; and

•                  Low living standards for the majority of the Russian population.

The current Russian economy is characterised by the predominance of the oil and gas sector. Raw materials (oil, gas, production of ferrous and non-ferrous metallurgy, etc.) are predominant exports and consequently Russia is dependent on the international situation on the raw materials markets. World oil prices, fluctuations in the rouble exchange rate in relation to the US dollar and the euro along with other factors may negatively affect the Russian economy and the Issuer’s future business.

The Russian banking system is still underdeveloped. A crisis in the banking system resulting in bankruptcy of any of the banks in which the Issuer holds monetary funds may result in loss of income for the Issuer and make it impossible for the Issuer to carry out any banking operations in Russia. This risk may negatively affect the Issuer’s business and its financial condition.

Economic instability in Russia may have an adverse effect on consumer demand, which may considerably and negatively affect the Issuer’s business.

Overall, the Issuer does not anticipate negative changes in the situation in Russia which could adversely affect the Issuer’s economic situation and its activities in the near future. It is, however, not possible to exclude the possibility of destabilization of the economic situation in the country and a slow down in economic growth due to the current crisis on the world financial markets and to the sharp decrease in world oil prices.

Regional risks

Currently, St Petersburg, where the Issuer is registered as a taxpayer, is one of the most economically successful cities in Russia. It is therefore possible to project a positive forecast for the future.

The Issuer considers that the political situation in the region is stable. The city government is taking steps to improve the investment climate, to develop the city infrastructure and to increase the city investment appeal.

As the Issuer is a parent company, it must be noted that the geographical limits of the Issuer’s research and production activities also include the Ural Region, East Siberia and the Far East as main regions for commercial production of precious metals. The Issuer’s field of activities is regionally diversified and is not only concentrated in St Petersburg. The Issuer also operates in the Sverdlovsk and Magadan Oblasts, as well as in the Baykal, Krasnoyarsk and Khabarovsk Krais.

Should the economy in one or several regions where the Issuer is active experience a downturn resulting in increased inflation and unemployment (leading to lower in consumer demand), political instability and/or a decline in the production industry, it is unlikely that the Issuer’s activities will be seriously effected, as its activities do not aim at meeting consumer demand within the regions, but at producing standardised and liquid commodities (gold and silver) for the world market. If the situation in one region changes so that the Issuer’s activity becomes extremely difficult, the Issuer should be in a position to increase its production activity in other regions and overall the negative effect on the activity of one company within the group of companies should not be felt.

According to the Issuer, it is highly unlikely that in a mid-term perspective its activities may be adversely affected by changes in the economic or political situation in the regions where the Issuer operates.

The stage of development of the main deposits controlled by the Issuer in Russia enables the Company to anticipate good prospects for the implementation of the Issuer’s development plans.

Issuer’s actions in the event of negative changes in the country (countries) and region where the issuer operates:

Most risks in this section are economic, political and legal in nature, and in view of their scale, they are beyond the Issuer’s control.

In the event of negative changes in the country or the region, the Issuer shall apply anti-crisis measures to minimise the effect of negative global factors on its business. It is currently not possible to determine the Issuer’s specific actions in the event of such risks listed as the development of adequate measures is made difficult by the uncertainty of future developments. The measures to be taken will depend on the particularities of the situations at hand.

Risks related to possible military conflicts, the introduction of a state of emergency, strikes in the country (countries) and region in which the Issuer is registered as a taxpayer and/or carries out its activities:

The risk of open military conflict as well as the risk of introduction of a state of emergency is assessed as minimal at the regional level as ethnic and social tensions in the regions where the Issuer operates are not critical.

The Russian Federation however is a multi-national state and includes regions with various levels of social and economic development. The internal conflicts, including military, cannot therefore be entirely excluded.

The risk of open military conflict and the introduction of a state of emergency in the country cannot be assessed by the Issuer although these risks may affect the economy of the country as well as the Issuer’s activities in the form of additional expenses, lack of development prospects, possibility of loss of clients and decline of production. They may also negatively affect the Issuer’s financial situation and its commercial viability. Should these events occur, the Issuer shall take all measures required and prescribed by effective law.

Risks related to the geographical particularities of the country (countries) and region in which the issuer is registered as a taxpayer and/or carries out its main activity, including increased risk of natural disasters, possible transportation breakdown due to remoteness and/or inaccessibility:

The Issuer is registered as a taxpayer in the city of St Petersburg. In addition, the Issuer also carries out its main activity of survey works in the Sverdlovsk, Magadan Oblasts and in the Khabarovsk Krai.

St Petersburg is located in a seismological favourable region with a well-established transport infrastructure. The risks related to the geographical particularities of the region, including increased risk of natural disasters, possible transportation breakdown are assessed as minimal.

The risk of damage from flooding and windstorm may be included in the geographic risks typical for St Petersburg, but these risks remain minimal as today St Petersburg is practically entirely protected against floods thanks to a system of protective structures (Kotlin Island). Since the middle of 2003, a federal programme has been implemented to modernise and improve protective structures. This programme is financed by the Russian Government and the European Bank of Reconstruction and Development. Ongoing works should be completed in the next few years and the small risk of flooding will therefore further decrease and completely disappear in the near future.

The probability of man-made disasters is negligible. Currently, the number of enterprises using poisonous, flammable or radioactive materials has considerably decreased in comparison with the period before 1990. The operations of enterprises representing a threat to the environment and population are strictly monitored by supervising organisations.

Risks related to possible transportation breakdown, interruption to equipment deliveries and power supply may also arise due to the harsh natural and climatic conditions, the remoteness and inaccessibility of and the regions in which the Issuer and its subsidiary companies carry out their business, and the location of its counteragents.

The seismic activity and related increased danger of natural disasters are typical for the regions.

The remoteness and inaccessibility of the main deposits of the Issuer’s subsidiary companies mean that it is impossible to employ qualified specialists at short notice.

Other specific risks are the possibility of uncovering specific geological deposits hindering access to precious metals in the process of exploration, as well as landslides.

The requirement for additional guarantees specified by laws for entities working under these conditions and in this industry is another substantial risk factor for the Issuer and its subsidiary companies.

All these factors may have a negative effect on the financial condition, profit margin, and the business results of the Issuer and its subsidiary companies, as well as on the value of the Issuer’s shares.

3.5.3. Financial risks

Issuer’s exposure to risks related to changes in interest rates, the exchange rate of foreign currencies in relation to the Issuer’s business or to the Issuer’s hedging aimed at decreasing the adverse effects of these risks:

Financial risks, particularly important in Russia, arise in relations between the Issuer and banks, and other financial institutions. The higher the ratio of borrowed funds to Issuer’s own funds, the more the Issuer depends on its creditors and the higher the financial risks as the limitation or suspension of financing and the tightening of credit conditions result in difficulties while carrying out business activities.

In the past months, the capital and credit markets of the largest economies in the world, including Russia, have been particularly volatile. A number of the largest global financial institutions have declared bankruptcy and were sold to other financial institutions and/or received state financial aid.

Despite the measures that were or could be taken by the Russian Government to stabilise the situation following the instability of the world capital and credit markets, including in Russia, the economic uncertainty regarding the access and cost of credit resources is still relevant for the Issuer, its subsidiaries and contractors. This economic uncertainty may continue for the near future with the risk that the recoverable amount of the Issuer’s assets may be lower than their balance sheet value. This risk may also have an impact on the profitability of the Issuer’s business.

Risk of interest rate changes

The Issuer and its subsidiary enterprises use various borrowed funds and repay their obligations in good time. The Issuer is therefore exposed to the risk of interest rate changes under its interest-costing liabilities.

The share of borrowed funds in the Issuer’s balance structure is considerable. A change in interest rates increasing the cost of credit could result in a decrease of the Issuer’s solvency and liquidity, as well as in decreased credit to be granted in the future.

The Issuer’s group mainly borrows long-term credit so that the growth of interest rate in the short-term should not substantially affect the activities of the companies in the Issuer’s group.

Risk of foreign currency exchange rate changes

The Issuer’s proceeds are denominated in Russian roubles and are not directly exposed to the effect of currency risk or to the variation of foreign currency exchange rates on the domestic market. The financial results of the Issuer’s activities, however, directly depend on the changes in currency exchange rates as its accounts payable are in foreign currencies. Any increase or decrease in the rouble exchange rate in relation to the US dollar is significant as it determines the Issuer’s ability to handle its debts denominated in foreign currency.

Moreover, the Issuer’s financial situation indirectly depends on fluctuations in world prices for precious metals. The Issuer provided and provides agent services selling precious metals to its subsidiary companies and its earnings directly depend on world prices established for precious metals.

Exposure of the issuer’s financial condition, its liquidity, financing sources, results of activities, etc., change in currency exchange rate (currency risks):

The risk of decreases to the nominal rouble exchange rate in relation to key international currencies has recently increased due to declining payments balance and changes in economic conditions. The current situation is characterised by an external surplus of gold and foreign currency reserves in the Central Bank of Russia. At present, the Russian Government is implementing measures to support the national currency, to encourage foreign investments, and does not intend to limit the volume of currency exchange and capital export.

Changes in the monetary and credit policies in the country and on the world market may result in a surge of inflation and interest rate growth. For the Issuer, this would lead to increased expenditure, especially in relation to its borrowed funds. To eliminate the possible negative consequences of changes on the currency market, the Issuer plans to diversify its currency risks by placing its available monetary funds in the most stable hard currencies.

As the Issuer is not actively involved in currency operations, the risks related to foreign currency changes are minimal.

Issuer’s actions in the event of negative effects of currency exchange rate and interest rate changes on the issuer’s business:

In the event of negative changes in the currency exchange rate and interest rates, the Issuer plans to implement a policy of strict cost cutting. It must be noted however that part of these risks may not be counteracted as to a great extent they are beyond the Issuer’s control and depend on the overall economic situation in the country.

If changes to the currency exchange and interest rate affect the Issuer’s activities, the Issuer shall take the following measures:

•                  Review the financing structure;

•                  Optimise activity costs;

•                  Review capital investment and borrowing programmes;

•                  Implement measures to improve accounts receivable turnover;

•                  Develop programmes aimed at decreasing losses resulting from currency exchange rate and interest rate changes; and

•                  Implement measures to create a reserve fund.

Effect of inflation on securities payment; critical inflation values according to the issuer and actions of the issuer to minimize this risk:

Inflation affects the activities of the subsidiary companies as well as the Issuer’s main activity.

The growth of inflation in Russia may result in an increase in the Issuer’s expenses, in particular, to pay wages and purchase material assets. The Issuer carries out its main activity in Russia and most of its expenses are expressed in Russian roubles. An increase of inflation may negatively affect the development of the mining industry.

Precious metals are extracted in Russia and most of the expenses of the subsidiary companies and of the Issuer are expressed in roubles. In conditions of inflation, it is difficult to control the price under which gold and silver are sold (with the exception of forward contracts) as well as the costs of raw materials, materials and wage expenditure. Increased inflation may negatively affect the results of the Issuer’s subsidiaries and their financial condition, and, in turn, indirectly the Issuer’s financial situation.

According to data of the Federal Service for State Statistics (Rosstat of Russia), the inflationary effects on the Russian economy gradually decreased in 2006 and at the beginning of 2007 the level of inflation gradually began increasing. In 2001, the level of inflation amounted to 18.6%, in 2002 — 15.1%, in 2003 — 12%, in 2004 — 11.7%, in 2005 — 10.9%, in 2006 — 9%. By December 2007, the level of inflation amounted to 11.9%. At the end of 2008, inflation had reached 13.3%.

A substantial price increase may also result in increased cost for the Issuer’s borrowed funds and consequently decrease profitability. For this reason, if actual inflation indicators considerably exceed the forecast projected by the Russian Government, the Issuer shall take all necessary measures to limit the growth of manufacturing costs, decrease accounts receivable and their average due dates.

In the event of increased inflation and/or currency exchange rate, and consequently increased costs, the Issuer may increase the prices of its services.

In the event of considerable increase in actual inflation indicators in comparison with specialist forecasts, namely in the event of an increase of inflation up to 25-30% per year (critical level), the Issuer shall take measures required to adapt to the changing rates of inflation.

The Issuer’s measures in the event of negative inflationary effect are similar to those applied to minimize the negative effect of currency exchange rate and interest rate changes:

•                  Review of the financing structure;

•                  Optimisation of activity costs;

•                  Review of capital investment and borrowing programmes;

•                  Implementation of measures to improve accounts receivable turnover; and

•                  Focusing on more profitable deposits.

Issuer’s financial accounting figures most likely to change as a result of the financial risks indicated. Risks, probability of their occurrence and nature of change in reporting:

The following financial accounting figures of the Issuer and of its subsidiary companies are the most likely to change as a result of the financial risks indicated:

•                  Receivables and payables;

•                  Costs and production costs;

•                  Proceeds from sales of services and profit;

•                  Operating expenses; and

•                  Non-operating income and expenses.

The financial risks considered may result in an increase of the periods of time for repayment (fulfilment) of accounts payable and a decrease of available funds. The Issuer’s failure to duly fulfil its obligations (risk of liquidity loss) may result in the payment of penalties, fines, etc., which would lead to unplanned expenses and decrease the Issuer’s profit margin.

Nature of the changes

Interest growth increases borrowing costs and debt service expenses which correspondingly increase the Issuer’s operating expenses while decreasing its profit margin.

The proceeds of the Issuer’s subsidiaries are greatly dependent on currency exchange rate changes. These changes are taken into account in the Issuer’s consolidated report executed according to international standards. Gold prices are determined in US dollars on the world market. The gold produced by the companies of the group is sold in Russia and on foreign markets. However, the selling price of precious metals on the domestic market is also determined by world prices. In addition, most liabilities are denominated in US dollars, while the majority of current expenses and investment costs of the group are denominated in Russian roubles. In this situation, slight exchange rate changes should not have a great effect on activity indicators. This could only be the case when there is a substantial net excess of liabilities in foreign currency, which is not likely. Sharp fluctuations of currency exchange rate may result in decreased proceeds, increased expenses and loss on exchange rate differences, and finally in decreased profits.

The growth of inflation rates leads primarily to increased costs (expenses on materials, wages, etc.) and production costs. Inflation in the Russian economy may considerably affect the Company’s net profit. If inflation increases at the same time as the exchange rate of the rouble to the US dollar, the Issuer may face rising costs due to inflation expressed in dollars for some items, for example, wages. In this situation, given the competitive pressure, the Issuer may not be in a position to sufficiently increase the prices of its production and services to ensure profitability of its business.

Probability of occurrence

According to the Issuer, in the current economic climate, a sharp change or increase of financial risks is very likely.

3.5.4. Legal risks

Legal risks related to the issuer’s activity (separately for domestic and foreign markets):

The Issuer does not carry out any foreign economic activity so all information in this section is presented with regard to the Issuer’s activity on the domestic market.

Risks related to change in currency regulation:

Changes in currency regulation affect the Issuer’s activity as well as the business of the Issuer’s subsidiaries .

The legal bases and principles for currency regulation and currency control in the Russian Federation are established by the provisions of Federal Law No. 173-FZ “On Currency Regulation and Currency Control” dated 10 December 2003 (the Currency Regulation Federal Law). This law establishes the powers of currency regulation authorities and determines the rights and obligations of residents and non-residents in relation to the possession, use and disposal of currency values, the rights and obligations of non-residents in relation to possession, use and disposal of Russian currency and domestic securities, the rights and obligations of currency control authorities and currency control agents.

Until recently, currency regulation had a restrictive nature specifying requirements for opening special accounts and reserving monetary funds to conclude currency operations determined by law.

The Federal Law “On Introduction of Amendments to Federal Law No. 131-FZ “On Currency Regulation and Currency Control” dated 26 July 2006 amended Articles 8, 9, 10 and 26 of the Currency Regulation Federal Law. These provisions provided the Russian Government and the Central Bank of Russia with the possibility to impose some restrictions (reservation requirement, requirement for use of special accounts) on the conclusion of currency transactions by residents and non-residents, on the sale-purchase of foreign currency and cheques (including traveller’s cheques) by residents who are not individuals and non-residents, when residents transfer to their accounts (deposits) in banks outside Russia, on the conclusion by residents and non-residents of transactions with domestic and foreign securities, and were valid until 1 January 2007.

The Bank of Russia also issued Directive No. 1688-U “On lifting of the requirement for compulsory use of special accounts when concluding currency transactions and on recognition of certain regulations of the Bank of Russia as void” dated 29 May 2006 and Directive No. 1689-U “On recognition of certain regulations of the Bank of Russia as void” dated 29 May 2006 according to which from 1 July 2006 all regulations of the Bank of Russia establishing reservation requirements lost their force. Additionally, these regulations of the Bank of Russia revoked the requirement for compulsory use by residents and non-residents of special accounts. Since 1 July 2006, an official law has repealed the regulations of the framework law which granted the right to the Russian Government and the Central Bank of Russia to set requirements for monetary funds reservation.

Given that the Issuer has some counterparties (mainly under loan relationships) in foreign states, amendments to the currency legislation undoubtedly affect its activity. Currency laws, however, have become more liberal so that the risk indicated is minimal both on domestic and foreign markets.

Risks related to amendments to tax laws:

Russian tax laws are subject to frequent amendments. Legislative fiscal acts are adopted to establish new taxes and/or levies, increase tax and levy rates, set or increase liability for violation of laws on taxes and levies, set new obligations, etc. The current tax laws allow varying interpretations.

Regulations on taxes and levies, specifically in the Russian Tax Code, present a number of vague formulations. Loopholes in tax laws point to the ambiguity of the Russian fiscal system. This vagueness makes fiscal planning difficult and negatively affects share investments.

The Issuer may be subject to frequent tax inspections, which may result in taxation of previous accounting periods. Russian tax laws have a possible retroactive effect and this makes tax planning particularly difficult. The ambiguity of tax laws may result in penalty payments and in additional taxation. The introduction of amendments to the current tax legislation may result in the payment of additional taxes and levies for the Issuer. To avoid these risks, the Issuer should implement tax planning.

As the Issuer carries out its main activity in Russia, it shall pay taxes only as a Russian tax resident so that the country and regional risks affecting the Issuer’s activity are those relating to Russia. For this reason also, amendments to tax laws abroad do not affect or could only ever so slightly affect the Issuer’s activity.

According to the Issuer, these risks affect the Issuer as much as any market participants.

The Issuer considers that this risk is plausible.

Risks related to changes in regulations on customs control and duties:

The main normative document regulating customs control and duties is the Russian Customs Code dated 28 May 2003 No. 61-FZ along with other legal acts regulating import and export, establishing procedures for importation to Russia and exportation from Russia of precious metals and items made from precious metals. As it is possible to amend the requirements specified by the regulations mentioned above, there is a risk that decisions complicating customs declaration may be adopted. As the Issuer does not export its production, this risk shall not have a considerable effect on the Issuer’s activity and on the value of its securities.

Risks related to the change in license requirements for the issuer’s main activity or of the license for the right to use objects, the turnover of which is limited (including natural resources):

The Issuer’s main activity does not require a license, but the Issuer had a license for the activity related to survey works, precisely for the execution of mine-surveying works and works using information classified as state secrets. The validity period of these licenses ended in the second quarter of 2008 and the Issuer’s management decided not to renew these licenses, but to register them for a subsidiary company, OJSC Polymetal Management Company. If the requirements for licensing the Issuer’s main activity change, all actions required for obtaining such licenses shall be carried out. This risk is assessed as negligible.

The risks related to the change in requirements for licensing the Issuer’s subsidiary companies’ main activity must be assessed separately.

Current laws on mineral resources remain unclear. A license may be suspended if the Issuer’s subsidiary companies do not comply with ‘material’ provisions of the license. There is no standard interpretation of the term “material”, and court practice has produced conflicting approaches. The introduction of amendments to current laws may hinder the receipt and renewal of mining licenses, as well as give grounds for terminating or suspending licenses. Suspension or termination of mining licenses results in the suspension or termination of extraction or mineral exploration activities. This obviously negatively affects the Issuer’s subsidiary companies’ activities.

The amendments introduced on 29 April 2008 to Federal Law No. 2395-1 dated 21 February 1992 “On Sub-surface Resources” must be noted as they impose significant restrictions on the possibility for a legal entity with the participation of foreign investors or for a foreign investor to use a federal sub-surface resources site for exploration and production of mineral resources. If during the process of geological survey of mineral resources, including under a combined license, the use of mineral resources by a legal entity with the participation of foreign investors or by a foreign investor, a deposit of commercial minerals, falling under the category “federal sub-surface”, is open, then the Russian Government may refuse to grant to such entity the right to use this sub-surface resources site for the exploration and production of mineral resources. If the sub-surface is surveyed under a combined license, the Russian Government may also decide to terminate the right to use the sub-surface resources site for exploration and production of mineral resources when a threat to the country defence and to state security arises. The procedure for adopting such decisions is specified by the Russian Government.

Currently, the Issuer’s subsidiaries do not hold licenses for deposits qualifying as “federal sites of sub-surface resources” in accordance with the law mentioned above. Nevertheless, it is highly likely that whilst surveying the current deposits for which the Issuer’s subsidiary companies have registered their licenses, it will be established that these deposits fall under the category of “federal sites of sub-surface resources” so that further development of these deposits will be governed by decisions of the Russian Government.

Changes in requirements for licensing the Issuer’s main activity on foreign markets shall not affect the Issuer’s activity.

Risks related to change in court practice on issues related to the issuer’s activity (including issues on licensing), which may negatively affect the results of its activity, as well as the results of current court proceedings to which the issuer is a party:

The unpredictability of the rulings issued by Russian courts and the lack of a system of court precedents mean that a decision on a specific case may considerably differ from court decisions already issued for similar cases. The Issuer periodically takes part in various court proceedings and according to the cases reviewed, the Issuer has incurred civil liability. Currently, the Issuer is not involved in any court proceedings, which could result in considerable expenses or could negatively affect the Issuer’s activity on domestic and foreign markets and its financial situation. It is however not possible to exclude such a possibility in the future due to judicial errors and the unpredictability of court decisions. In addition, the Issuer does not exclude the possibility to take part in court proceedings that may negatively affect the Issuer’s activity and its financial situation in the future.

3.5.5. Risks related to the Issuer’s activity

Risks specific to the issuer exclusively, including:

Risks related to current court proceedings to which the issuer is a party:

Currently, the Issuer is not party to any court proceedings which could result in considerable expenses or negatively affect the Issuer’s activity and its financial condition. It is however not possible to fully exclude such a possibility in the future due to judicial errors and the unpredictability of court decisions.

Risks related to the impossibility to renew the issuer’s license for a certain type of activity or for the use of objects, the turnover of which is limited (including natural resources):

The Issuer’s main activity is not subject to licensing.

The Issuer’s subsidiary companies are more exposed to risks related to impossibility to renew licenses for sub-surface use. The validity period of most licenses ends no sooner than 2018-2020. However, current laws in force in this field remain unclear. A licence may be suspended if a company does not comply with the license ‘material’ provisions. There is no standard interpretation of the term “material” and court practice has produced contradicting approaches. The introduction of amendments to current laws may hinder the receipt and renewal of licenses by the Issuer’s subsidiary companies and may give grounds for terminating or suspending licenses.

Acting on the basis of a license issued, the subsidiary companies, and therefore the Issuer, may not be sure that the license will not be suspended or terminated. License renewal is not guaranteed and if a license is renewed, it may be under new terms and conditions.

A license may be terminated by enforcement. Without a license, the Issuer’s subsidiary companies shall not be entitled to carry out their main activity. When it is not possible to renew a license, the Issuer’s subsidiary companies shall cease all works on the site for which the license is valid on the end day of the license validity. This inevitably will affect the Issuer’s financial condition.

Risks related to the issuer’s possible liability for debts of third parties, including the issuer’s subsidiary companies:

The Russian Civil Code as well as laws on joint stock companies specify that the shareholders of a Russian joint stock company are liable for the debts of this company and bear the risk of loss only within the value of the shares that they own. Exception to this rule shall only be made when a company which is the main shareholder (“main company”) is entitled to give to a subsidiary company, including under an agreement, binding instructions. Under certain circumstances and a court ruling, joint liability with a subsidiary company may be assigned to the main company for transactions concluded last under such instructions. Moreover, the main company shall be held vicariously liable for the subsidiary company’s debts in case of its insolvency (bankruptcy) through the parent company’s fault.

As the Issuer is the parent company for its subsidiary companies, over 50% of the charter capital of which belongs to the Issuer directly or indirectly or in which it is possible for the Issuer to issue decisions, the risk that the Issuer may be held liable for the subsidiary companies’ debts cannot be excluded. Vicarious liability may be assigned to the Issuer if a subsidiary company’s bankruptcy and joint liability may be assigned to the Issuer in the event of liability in relation to transactions concluded under the Issuer’s binding instructions. This may considerably affect the Issuer’s business activity.

Risks related to the possibility of losing customers representing at least 10 percent of the total proceeds from the issuer’s sales (works, services):

The Issuer provides services only to its subsidiary enterprises. The risk related to the possibility of customer loss is therefore minimal. The finished products of the enterprises in the Issuer’s group (chemically pure gold and bar silver) are an exchange commodity traded on world commodity exchange markets.

The main counterparts in gold and silver sale-purchase transactions are currently the largest commercial banks of Russia with high and stable international rating.

3.5.6. Banking risks

The Issuer is not a credit organisation.

IV. Detailed information on the Issuer

4.1. History of the Issuer’s establishment and development

4.1.1. Information concerning the company name of the Issuer

Issuer full company name: Open Joint Stock Company Polymetal

Issuer full name in English: Joint Stock Company Polymetal

Issuer short company name: OAO Polymetal

Issuer short name in English: JSC Polymetal

Set out below is a list containing the names (either the full or short name) of the legal entities which are similar to either the Issuer’s full or short company name. Subsequently, an explanation is provided to avoid confusion between the names constituting the list and those of the Issuer:

The Issuer company name is similar to the names of the following legal entities:

1) Limited Liability Company Polymetal-NN;

2) Limited Liability Company Polymetal-SPb;

3) Closed Joint Stock Company Polymetal;

4) Limited Limited Company Polymetal.

To avoid confusing the names listed above with those of the Issuer, the following must be taken into account:

1.     The business entities used by the companies are different; the legal entities listed constitute two limited liability companies, one closed joint stock company and one public limited company, whereas the Issuer is an open joint stock company;

2.     The legal entities listed above are registered in different regions of state registration and in different locations to the Issuer;

3.     The legal entities listed above are considered to carry out their activities in different regions to the Issuer;

4.     The volume of business carried out by the legal entities listed is different to that of the Issuer; and

5.     The legal entities listed operate in different sectors of the national economy to the Issuer.

To date there have been no conflicts between the Issuer and the legal entities listed above.

Due to amendments to current laws on the registration of legal entities, it is likely that new legal entities will be registered in the future with the same or similar names to that of the Issuer. These legal entities will be distinguishable from the Issuer by their Taxpayer Identification Number (INN) and their Main State Registration Number (OGRN), which, according to their assignment procedure, must not under any circumstances be the same as those of any other legal entity.

Information concerning the registration of the Issuer’s company name as a trademark or a service mark: the Issuer’s company name is not registered as a trademark or as a service mark.

Information on changes to the Issuer’s company name and alterations to the legal form of organisation of the Issuer since registration:

1) Previous full company name: Open Joint Stock Company Polymetal

Previous short company name: OJSC Polymetal

Legal form of organisation: Open Joint Stock Company

Introduction of this company name as the valid company name of the Issuer: 12 March 1998

Basis: This company name was the name which the Issuer was given upon its establishment (foundation) as a new legal entity, in accordance with a decision of the sole founder, Closed Joint Stock Company IST (the decision of the sole founder is detailed in CJSC IST minutes of the extraordinary general meeting of shareholders No. 1/98 dated 27 February 1998)

2) Previous full company name: Open Joint Stock Company Interregional Research and Production Association Polymetal

Previous Full name in English: Joint Stock Company Interregional Scientific and Production Association Polymetal

Previous short company name: OAO ISPA Polymetal

Previous short name in English: JSC ISPA Polymetal

Legal form of organisation: Open Joint Stock Company

Introduction of this company name as the valid company name of the Issuer: 1 September 1998

Basis: a new version of the Issuer’s charter, which altered the Issuer company name, was adopted by a decision of the extraordinary general meeting of shareholders (the adoption decision is detailed in minutes No.3/98 dated 24 August 1998).

3) Full company name: Open Joint Stock Company Polymetal

Issuer full name in English: Joint Stock Company Polymetal

Short company name: OAO Polymetal

Issuer short name in English: JSC Polymetal

Legal form of organisation: Open Joint Stock Company

Introduction of this company name as the valid company name of the Issuer: 27 December 2006

Basis: a new version of the Issuer’s charter, which altered the Issuer company name, was adopted by a decision of the sole shareholder (the adoption decision of the sole shareholder is detailed in b/n dated 19 December 2006).

4.1.2. Information concerning the Issuer’s state registration

The following information is provided in the legal entity registration certificate, which was registered before 1 July 2002:

State registration number: 64800

Registration date: 12 March 1998

Name of the registering authority: St Petersburg Registration Chamber

The following information is provided in the registration certificate, which was registered with the Unified State Register of Legal Entities before 1 July 2002:

Legal Entity Main State Registration Number: 1027802743308

Registration date: 3 December 2002

Name of the registering authority: Inspectorate of the Russian Ministry of Taxes and Levies for Kirovsk District in St Petersburg

4.1.3. Information on the Issuer’s establishment and development

Time since state registration of the Issuer:

The Issuer has been registered by the state for 11 years and 3 months on the date of approval of the Securities Prospectus.

Issuer’s term:

The Issuer was established for an indefinite term, subject to (i) voluntary dissolution (reorganisation) by a decision of its shareholders or (ii) forced liquidation (reorganisation) in accordance with Russian law.

Brief history of the Issuer’s foundation and development:

The Issuer was founded in 1998 as a company engaged in designing and implementing geological prospecting works. By 2006, it had become one of the largest holders of shares and participatory shares in the charter capital of extracting companies.

During the first development phase of the Issuer, efforts were predominantly aimed at exploration of the gold raw material base in Russia, through applying the process of gold heap leaching from oxidized ores and balanced technogenic heaps. The Company was the first in Russia to use the heap leaching process for continuous production of gold ores from small deposits located in the Orenburg Region and the Republic of Bashkiria.

In the second development phase of the Issuer, the emphasis was placed on exploring the gold raw material base from all genetic types of deposits, as well as on the geological exploration of additional sites to uncover prospective sub-surface mineral resources bases in the country.

The Issuer set up the Polymetal Research and Development Institute in St Petersburg. This institute counts as its members some of the most experienced and professional scientists in the field of polymetal research and design, and construction of mining and smelting centres.

In subsequent stages of development, the main aim for the Issuer was to obtain licenses for the use of sub-surface deposits identified for industrial development, including ore discoveries and perspective resources of gold and silver. The Issuer purchased subsidiary and affiliated companies, which obtained licenses in other regions of Russia for deposits surveyed in the Soviet period and for prospective areas in relation to future geological prospecting works.

The Issuer has completed all design and construction works for mining and smelting centres independently. Currently, the Issuer is focused on increasing the design capacity of its existing facilities and on conducting active geological exploratory works to uncover prospective sites and consequently increase its mineral resources base.

Main stages of the Issuer’s development:

1998

Formation of the company OJSC ISPA Polymetal as a company owning shares and participatory shares in extracting companies;
Purchase of CJSC Gold North Ural (Vorontsovsk deposit, Sverdlovsk Oblast);
Establishment of OJSC Okhotskaya Mining and Geological Company (Khagandzhinsk and Yurevsk

deposits, Khabarovsk Krai)
1999	Founding of CJSC Silver Territory (Lunoe and Arylakh deposit)
2000	Commissioning of the first[t] phase of a Mining and Metallurgical Plant for processing oxidized ore at the Vorontsovsk deposit; Founding of CJSC Silver Magadan (Dukat deposit, the Magadan Oblast)
2001	Commissioning of a Mining and Metallurgical Plant at the Lunoe deposit
2002	Commissioning of a Mining and Metallurgical Plant at the Dukat deposit
2003	Commissioning of the first phase of a Mining and Metallurgical Plant at the Khagandzhinsk deposit
2004

Commissioning of the second phase of a Mining and Metallurgical Plant on the Vorontsovsk deposit;
Establishment of OJSC Polymetal Management Company and the engineering company CJSC Polymetal Engineering

2005	Obtaining licenses for geological survey of the Katasminskiy and Galinskiy sites (the Sverdlovsk Oblast), Khakarinsk site (Khabarovsk Krai)
2006

Purchase of 100% of the shares in the charter capital of LLC Resources Albazino (Albazino deposit), Khabarovsk Krai;
Establishment of specialised subsidiary exploring enterprises, namely LLC DGRP and LLC SUGRP;
OJSC Polymetal and JV Mongolpostsvetmet, registered joint venture Limited Liability Company (LLC) Asganpolymetal (Mongolia) under the laws of the Mongolian People’s Republic, named

2007	Commissioning of Arylakh deposit; Initial Public Offering and GDR of the company on the RTS, MICEX and LSE; Purchase of 100 % of the participatory shares in Amur Hydrometallurgical Plant
2008

Purchase of 100 % of the shares in OJSC Omolonskaya Gold Company;
Incorporation of CJSC Silver Territory into CJSC Silver Magadan;
Purchase of 100 % of the participatory shares in the charter capital of LLC Ural Exploration Company, which holds a license to exploit the Degtyarskiy deposit in the Sverdlovsk Oblast

January 2009	Purchase of 10.3 % of the shares in CJSC Ayax Prospectors Artel
April 2009	Purchase of 9 % of the participatory share in LLC Gold Ore Company Mayskoe

Today, OJSC Polymetal is a vertically integrated holding company. In addition to the Issuer, OJSC Polymetal holds a management company, an engineering company, a service company, and mining and geological exploration companies, all of which are subsidiaries of the Issuer.

The Issuer’s subsidiary companies carry out production activities (namely mining) in three regions of Russia; geological exploration is carried out in five regions of Russia by the Issuer’s subsidiary companies, namely:

Mining and geologic exploration	Magadan Oblast
Khabarovsk Krai
Sverdlovsk Oblast
Geologic exploration	Krasnoyarsk Krai
Zabaikalsk Krai

Purposes of the Issuer’s establishment: According to Item 2.1. of the Issuer’s charter, the main purpose of its establishment is to derive profit from, among others, the following types of activities:

•                              Management of the holding companies, including financial intermediation, holding the companies’ securities (or other financial assets) to have the controlling interest of the shares and/or participatory shares in these companies or to affect executive decisions within the companies;

•                              Granting loans and/or financing to subsidiary companies;

•                              Execution of experimental, developmental, industrial and maintenance works when exploring ore deposits using geotechnical methods;

•                              Development and introduction of new technologies in mining and mineral processing;

•                              Development, manufacturing and introduction of non-standard production equipment;

•                              Conducting ecological and geoecological research;

•                              Execution of research and development works in the fields of geology, geoecology, chemical technology and analytical chemistry, mining works and ore concentration, and metallurgy;

•                              Search and exploration of mineral resources;

•                              Designing mining operations and facilities;

•                              Extraction and processing gold, silver and other ore mineral resources.

Objectives of the Issuer:

To ensure growth of the Company’s liquid value for its shareholders, potential investors, employees and the Company

To establish the best company in Russia in the field of precious metal extraction by means of exploration, purchase, development and exploitation of high-quality facilities in an efficient and socially responsible manner

Other information on the Issuer’s activities that are relevant to and should be appropriately considered when deciding upon whether to purchase the Issuer’s securities: further information of this nature is set out in the subsequent sections of this Securities Prospectus

4.1.4. Contact details

Address: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Telephone number: +7 (812) 320-83-25

Fax number: +7 (812) 753-63-76

E-mail address: info@polymetal.ru

Address of the internet site on which information on the Issuer is available, as well as on the securities placed or to be placed by the Issuer: www.polymetal.ru

Information on the Issuer’s special sub-division (third party) working with the Issuer’s shareholders and investors: there is no such sub-division (third party) working with shareholders and investors

4.1.5. Taxpayer Identification Number

Taxpayer Identification Number (INN) assigned by the relevant tax authority to the Issuer: 7805104870

4.1.6. Issuer’s branches and representatives

The Issuer does not have any branches or representatives.

4.2. Issuer’s main business activities

4.2.1. Issuer’s industry

Codes of the Issuer’s business activities according to the All-Russian Classifier of Economic Activities (OKVED): 74.15.2, 51.12.24, 65.23.5, 74.20.14, 51.52.23, 51.18.27, 51.70, 73.10, 74.13.1, 74.14

74.15.2

Management of the holding companies, including financial intermediation and holding the companies’ securities (or other financial assets) in order to have the controlling interest of the shares and/or participatory shares in the companies and/or affect executive decisions

51.12.24	Agent activities for precious metals wholesale
65.23.5	Business of a holding company in relation to financial cooperation
74.20.14

Development of industrial processes and production relating to electrotechnics, electronic technology, mining, chemical technology, machine building, as well as in the field of industrial construction, systems engineering and safety

51.52.23	Gold and other precious metals wholesale
51.18.27	Agent activities for the wholesale of other goods not included in other groups of goods classification
51.70	Other wholesale trade
73.10	Research and development activities in the field of natural and industrial sciences
74.13.1	Market research
74.14	Consulting on business and management

4.2.2. Issuer’s main business activities

Main business activities of the Issuer (types of activity and/or types of product (works, services) providing at least 10% of the Issuer’s proceeds (revenues) over the last 5 completed financial years (or for each completed financial year, if the Issuer has been in operation for less than 5 years), as well as the last completed accounting period before the date of approval of the Securities Prospectus:

	Accounting period
	2004	2005	2006	2007	2008	First quarter of 2009
Type of business activity: design and survey works
The proceeds (revenues) from this type of business activity, in thousand roubles	94,983	24,330	9,000	—	—	—
Proportion of the proceeds (revenues) from this type of business activity of the Issuer’s total proceeds (revenues), %	83.18	59.85	48.65	—	—	—
Type of business activity: agent services
The proceeds (revenues) from this type of business activity, in thousand roubles	19,010	16,316	—	—	—	—
Proportion of the proceeds (revenues) from this type of business activity of the total proceeds (revenues) of the Issuer, %	16.65	40.14	—	—	—	—
Type of business activity: services in relation to providing security for the obligations of others
The proceeds (revenues) from this type of business activity, in thousand roubles	—	—	9,409	40,383	11,647	—
Proportion of the proceeds (revenues) from this type of business activity of the Issuer’s total proceeds (revenues), %	—	—	48.27	100	100	—

Changes of 10% or more in the Issuer’s proceeds (revenues) received from its main business activities in comparison to the Issuer’s proceeds within the corresponding previous accounting periods and reasons for these changes:

	2005/2004	2006/2005	2007/2006	2008/2007	3 months 2009/ 3 months 2008
Type of business activity: design and survey works
Change in the amount of proceeds (revenues) from this type of business activity, %, of the previous accounting period	-74.38	-63.01	-100	—	—
Type of business activity: agent services
Change in the amount of proceeds (revenues) from this type of business activity, %, of the previous accounting period	-14.17	-100	—	—	—
Type of business activity: services for providing security for obligations
Change in the amount of proceeds (revenues) from this type of business activity, %, of the previous accounting period	—	—	329.19	-71.16	-100

Design and survey works

The decrease in the Issuer’s proceeds from its main activity in 2005 in comparison with 2004 was due to the 2004 spin-off of the specialized subsidiary company, CJSC Polymetal Engineering, to which the functions of design and survey works were partially transferred.

The decrease in the Issuer’s proceeds from its main activity in 2006 in comparison with 2005 was due to the conclusion in 2005 of agreements for the performance of design works for the Issuer’s subsidiary companies.

Since the first quarter of 2007, the Issuer has not been providing any design and survey works. There are therefore no proceeds from this activity since this date.

Agent services

The decline in proceeds from agent services after 2005 is due to the transfer of these functions under agent agreements to the subsidiary company, OJSC Polymetal Management Company.

Services in relation to providing security for the obligations of others

There were no proceeds from these services in 2004-2005. Since 2006, proceeds from services for securing obligations have been increasing substantially in the total amount of the Issuer’s proceeds as guarantees have been granted for securing the subsidiary companies’ obligations under bank credits received. The proceeds from this type of services vary in line with the need of the companies in the group for financial resources.

The decrease in the Issuer’s proceeds in 2008 in comparison with 2007 was due to the decreased volume of services rendered. Proceeds were received during 2008 from subsidiary companies for the provision of guarantees to banks for contracted loans; however, the decrease in proceeds is explained by the subsidiary companies’ decreased liabilities under bank loans and the smaller number of guarantees issued by OJSC Polymetal.

In the first quarter of 2009, there were no proceeds from services in relation to providing security for the obligations of others as borrowed funds were repaid and no guarantees for borrowed resources were issued to subsidiary companies.

Geographical areas yielding 10% or more of the Issuer’s proceeds during each accounting period; changes of more than 10% in the amount of the Issuer’s proceeds from the geographical areas identified in comparison with the amount of proceeds of the Issuer within the corresponding previous accounting period and reasons for such changes:

The Issuer carries out its business activity in Russia only

Seasonal character of the Issuer’s business activities: the Issuer’s business activities are not seasonal

General structure of the Issuer’s production cost for the last completed financial year, as well as the last completed accounting period before the date of approval of the Securities Prospectus each items stated, as a percentage of the total production cost:

As the Issuer does not carry out any production activities, it is not possible to present a production cost structure. Nevertheless, the Issuer’s structure of expenses is provided below (including both the item of expense and in respect of each of the items involved within the production, the percentage of the total production cost that this item represents):

	Accounting period
Expenses	2008	First quarter of 2009
Raw materials and other materials, %	2	3.7
Purchased components, semi-manufactured goods, %	—	—
Production works and services carried out by outside agencies, %	74	30.9
Fuel, %	—	—
Power, %	—	—
Expenditure on wages, %	15	52.8
Credit interests, %	—	—
Rent, %	—	1.8
Deductions for social security, %	3	10.5
Fixed assets depreciation, %	—	—
Taxes included in the cost of products, %	—	—
Other expenses, %	6	0.3
Intangible assets depreciation, %	—	0.1
Remuneration for rationalization proposal, %	—	0
Mandatory insurance payments, %	—	0.1
Hospitality expenses, %	—	0
Other, %	6	0.1
Total: costs of products and production sales (works, services) (production cost), %	100	100
For reference: proceeds from the sale of products (works, services), % of the production cost	19	0

Details of new types of products (works, services) offered by the Issuer on its main activities market to such an extent that they would be considered from a review of publicly available information as constituting products of considerable significance for the Issuer’s main business activities and information in relation to the status of the development of such products (works, services):

The Issuer does not have any new types of products (works, services) of considerable significance for the Issuer’s main business activities; such products are not developed.

Calculations were made and figures presented in this section of the Securities Prospectus on the basis of information contained within the accounting reports of the Issuer. The standards (rules) under which the accounting reports of the Issuer are executed are as follows:

The calculations within this section of the Securities Prospectus were made on the basis of the Issuer’s accounting reports executed in accordance with the current accounting standards of Russia:

•                              Decree of the Ministry of Finance of Russia dated 6 July 1999 No. 43n ‘On approval of Accounting Regulations ‘Organisation Accounting Report’ RAS 4/99’;

•                              Decree of the Ministry of Finance of Russia dated 6 May 1999 No. 32n ‘On approval of Accounting Regulations ‘Organisation Proceeds’ RAS 9/99’;

•                              Decree of the Ministry of Finance of Russia dated 6 May 1999 No. 33n ‘On approval of Accounting Regulations ‘Organisation Expenses’ RAS 10/99’;

•                              Decree of the Ministry of Finance of Russia dated 19 November 2002 No. 115n ‘On approval of Accounting Regulations ‘Expenditure Records for Research, Development and Technological Work’ RAS 17/02’;

•                              Decree of the Ministry of Finance of Russia dated 9 June 2001 No. 44n ‘On approval of Accounting Regulations ‘Inventory Accounting’ RAS 5/01’;

•                              Decree of the Ministry of Finance of Russia dated 6 October 2008 No. 106n ‘On approval of Accounting Regulation; and

•                              Decree of the Ministry of Finance of Russia dated 27 January 2000 No. 11n ‘On approval of Accounting Regulations ‘Segment Information’ RAS 12/2000’.

4.2.3. Materials, goods (raw materials) and suppliers of the Issuer

Name and locations of the Issuer’s suppliers providing at least 10%of all supplies (materials and goods (raw materials) and their proportion in the total volume of supplies provided to the Issuer for the last completed financial year, as well as the last completed accounting period before the date of approval of the Securities Prospectus.

The Issuer does not carry out production activities, and consequently raw materials and other materials are not supplied to the Issuer. The Issuer purchases supplies and technical equipment for the business activities of the Company (MTR).

Suppliers of MTR providing 10 percent or more of the Issuer’s supplies of MTR are as follows:

2008

Full company name	Location	Proportion of the total volume of supplies, %
Limited Liability Company Public Eria	Furmanniy Pereulok, 24, 105062, Moscow	85

First quarter of 2009

Full company name	Location	Proportion of the total volume of supplies, %
Limited Liability Company Public Eria	Furmanniy Pereulok, 24, 105062, Moscow	100

Information on price changes for main materials and goods (raw materials), or alternatively the absence of such changes during the last completed financial year, as well as the last completed accounting period before the date of approval of the Securities Prospectus:

As the Issuer provides services and does not carry out production activities, its activities are not dependant upon the purchase of raw materials and other materials. The prices charged by the main MTR groups that supplied the Issuer did not change over the accounting period.

The proportion of products imported within the Issuer’s supplies in relation to the periods indicated above, is as follows:

The Issuer did not import any products during the stated periods. The Issuer does not import any products.

The Issuer’s forecast regarding the availability of these resources in the future and possible alternative resources:

To date, the Issuer has not been dependent on the services of a specific local supplier. Alternative resources are being analysed.

4.2.4. Issuer’s product markets (works, services)

The main markets on which the Issuer carries out its activities:

The main consumers of the Issuer’s services are its subsidiary enterprises in the mining industry located in the Magadan Oblast (CJSC Silver Magadan), the Sverdlovsk Oblast (CJSC Gold North Ural), in the Khabarovsk Krai (OJSC Okhotskaya Mining and Geological Company) and in St Petersburg (LLC Trading Company Polymetal).

The Issuer provides services in these regions only to its subsidiary mining enterprises. The Issuer’s subsidiary companies are leading organisations in the Magadan Oblast, Khabarovsk Krai and Sverdlovsk Oblast markets. These subsidiary mining enterprises are also leading producers of precious metals in their respective regions.

Factors that may negatively affect the Issuer’s product (works, services) sales and the Issuer’s possible actions to minimize such effect:

The Issuer’s main proceeds are generated by the provision of services in relation to securing the obligations of its subsidiary companies. There are consequently no factors that may negatively affect the Issuer’s sale of its products (works, services).

4.2.5. Information on the Issuer’s licenses

The Issuer does not carry out any activities, which under Russian law, can only be undertaken whilst holding one of the following special permits (licenses):

•                              For limited use of freely transferable objects, natural resources;

•                              For banking operations;

•                              For insurance activities;

•                              For professional activities of a participant in the securities market;

•                              For investment fund activities; and

•                              For other activities of great significance for the Issuer.

4.2.6. Issuer’s joint venture

Information on the Issuer’s joint venture with other organisations for the last 5 completed financial years (or for each completed financial year if the Issuer has been carrying out its activities for fewer than 5 years) and for the last completed accounting period before the date of approval of the Securities Prospectus:

The Issuer does not carry out any joint activity with other organisations.

4.2.7. Additional requirements for issuers that are incorporated investment funds, insurance or credit organisations, or mortgage agents

The Issuer is not an incorporated investment fund, an insurance or credit organisation, or a mortgage agent.

4.2.8. Additional requirements for issuers whose main activity is the extraction of commercial minerals

The extraction of commercial minerals, including precious metals and precious stones, is not the Issuer’s main activity. The Issuer’s subsidiary companies carry out this type of activity (namely the extraction of precious metals).

1) CJSC Silver Magadan

(A) Mineral reserves

1.

Deposit of minerals	Dukat deposit
Type of mineral	Metals: Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the reserves of the deposit

According to the audit of reserves and resources carried out on 31 December 2008:
1. Confirmed reserves amount to:
gold content — 1.3 g/t
silver content — 638.1 g/t
reserves of metals (Au) — 22,006 kg
reserves of metals (Ag) — 10,916.6 kg
2. Estimated reserves amount to:
gold content — 1.2 g/t
silver content — 503.1 g/t
metal reserves(Au) — 218 thousand ounces
metal reserves(Ag) — 94,329 thousand ounces

Method used to assess deposit reserves	Audit of reserves and resources carried out in accordance with the principles of the Australasian Code for reporting ore and minerals reserves by the international consultant SRK Consulting Ltd.
Production level	Production level in 2007: gold — 790 kg silver — 335,918 kg Production level in 2008: gold — 1,145.4 kg silver — 463.6 m First quarter of 2009: gold — 300 kg, silver — 131,894 kg

Information on the license for sub-surface use:

License number	MAГ 03211 БЭ / MAG 03211 BE
Issue date of license	05 December 2000
Validity period of license	Till 31 December 2017
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Items 6.5, 11.2 of the License Agreement; Article 10 of the Federal Law “On Mineral Resources”)
Basis for license issuance	Regulations No. 45-r/5-r dated 3 February 1998 and 14 January 1998 of the Administration of the Magadan Oblast and the Ministry of Natural Resources of Russia
Description of the sub-surface site granted for use

The licensed site was granted the status of mine allotment. The licensed site is near Dukat, Omsukchansk District, Magadan Oblast with an area of 11.4 km2 and contains steep gold and silver ore zone and deposits of sulphide carbonate rhodonite adular and quartz.

License type (i.e. for extraction, exploration or geological survey)	Extraction of gold, silver and associated metals
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations	From 2006, to ensure an annual ore production of at least 750,000 tonnes. Extraction from gold and silver ore must be performed in accordance with the technical project.
Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and tax for sub-surface use.
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and. natural and climate factors. This risk is low

2.

Deposit of minerals	Dukat Prospective Area

Type of mineral	Metal Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.	As of 1 January 2003 the estimate of the prognostic resources of silver amounts to 1,900 tonnes for P2 category.
Method used to assess the reserves of the deposit	Approved by the Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals (CSRGSICPM).
Production level	No extraction

Information on the license for sub-surface use:

License number	MAГ 03894 БII / MAG 03894 BP
Issue date of the license	25 August 2006
Validity period of the license	Till 18 July 2011
Possibility of and criteria for license renewal	When the mineral deposit is opened, the license may be renewed. License for exploration and production of minerals may be obtained at the same time without a competitive tender (or auction)
Basis for license issuance	Decision No.139/06 dated 29 June 2006 of the Territorial Agency for sub-surface use in the Magadan Oblast
Description of the sub-surface site granted for use

The licensed site is in the Omsukchanskiy District in Magadan Oblast with an area of 2,420 km2, The licensed site was granted the status of mine allotment. Suitable for extracting Dukat type gold and silver deposits.

License type (i.e. for extraction, exploration or geological survey)	Geological survey
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations	The Issuer had to begin works on the licensed site by 1 September 2007. The Issuer must submit a report on the estimated amount of reserves and resources of silver and gold ore before 1 June 2011.
Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments for sub-surface use.
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climate factors. This risk is low.

3.

Deposit of minerals	Dukat ore field
Type of mineral	Metals Ag (silver,) Au (gold).
Amount of confirmed reserves or preliminary estimate of the deposit.	As of 1 January 2003 estimated prognostic silver resources amount to 3,200 tonnes for P2 category.
Method used to assess the reserves of the deposit	Approved by Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals (CSRGSICPM).
Production level	No extraction

Information in relation to the license for sub-surface use:

License number	MAГ 13850 БP / MAG 13850 BP
Issue date of the license	29 November2006
Validity period of the license	Till 30 November2031
Possibility of and criteria for license renewal	According to Item 3.4 of the License Agreement the license may be renewed if it is necessary for completion of deposit exploitation
Basis for license issuance	Decree No.908 dated 18 October 2006 of the Federal Agency for Sub-surface Use (Rosnedr)
Description of the sub-surface site granted for use

The licensed site is in theOmsukchanskiy district, in the Magadan Oblast. The licensed site was assigned the status of a mining allotment with an area of 40.6 km². Suitable for extracting Dukat type gold and silver deposits.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production

Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer had to begin works by 28 February 2008. The Issuer need to submit a report on the estimated reserves and resources of silver and gold ore before 30 November 2010. The Issuer needs to submit a secondary report on the reserves evaluation for state expertise before 30 November 2013. The Issuer needs to commission a mining enterprise with an annual output of at least 100 tonnes of silver before 30 May 2015.

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full
Factors that may negatively affect the	There are geological risks and natural and climatic factors. This risk is low.
performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

4.

Deposit of minerals	Rogovikskaya prospective area
Type of mineral	Metals Ag (silver, ) Au (gold).
Amount of confirmed reserves or preliminary estimate of the deposit.	Category P1+P3 prognostic resources were estimated at 5 tonnes of gold and 126 tonnes of silver.
Method used to assess the reserves deposit	According to the method of the Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals (CSRGSICPM).
Production level	No extraction

Information in relation to the license for sub-surface use:

License number	MAГ 04116 БP / MAG 04116 BR
Issue date of license	11 March 2008
Validity period of license	Till 17 February 2033
Possibility of and criteria for license renewal	According to Item 3.4 of the License Agreement, the license can be renewed if it is necessary for completion of deposit exploitation
Basis for license issuance	Decree No. 23 dated 17 January 2008 of the Federal Agency for Sub-surface Use(Rosnedr)
Description of the sub-surface site granted for use

The license site is in the Srednekanskiy district in the Magadan Oblast. The licensed site was assigned the status of a mining allotment with an area of 397 km². Suitable for extracting gold and silver deposits of stringer-porphyry mineralization type in relation to quartz-adulatory mineralization in the volcanic rocks.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer had to begin works by 17 May 2009. The Issuer has to submit a report on the estimated gold and silver reserves and resources before 17 February 2012. The Issuer has to submit a secondary report on the reserves evaluation for state expertise before 17 August 2014. The Issuer has to commission a mining enterprise before 17 August 16.

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full
Factors that may negatively affect the	There are geological risks and natural and climatic factors. These risk

performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence	are low.

5.

Deposit of minerals	Lunoe Deposit
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit

Balance reserves as of 31 December 2008:

gold content — 1.9 g/t

silver content — 481 g/t

reserves of metals (Au) — 8,637 kg

reserves of metals (Ag) — 2,135 tonnes

Estimated reserves amount to:

gold content — 1.6 g/t

silver content — 421.6 g/t

content of metals (Au) — 100 thousand ounces

content of metals (Ag) — 25,847 thousand ounces

Method used to assess the reserves deposit	Audit of reserves and resources carried out in accordance with the principles of the Australasian Code for reporting ore and minerals reserves by the international consultant SRK Consulting Ltd.
Production level	Production level in 2007 amounted to: gold — 535 kg silver — 102,641 kg Production level in 2008 amounted to: gold — 270.5 kg silver — 38,441 kg First quarter of 2009: Gold — 63 kg, Silver — 13,044 kg

Information in relation to the license for sub-surface use:

License number	MAГ 14476 БP / MAG 14476 BR
Issue date of the license	22 May 2008
Validity period of the license	Till 31 December 2016
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Item 3.4. of the License Agreement; Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	License conversion MAГ 02871. Decree No.467 dated 20 May 2008 of the Federal Agency for Sub-surface Use (Rosnedr)
Description of the sub-surface site granted for use

The licensed site is in the Omsukchanskiy district in Magadan Oblast. The licensed site was assigned the status of mining allotment with an area of 48 km². The licensed site contains gold and silver ore zones and deposits of carbonate, rhodonite, adular and quartz.

License type (i.e. for extraction, exploration or geological survey)	Geological survey and mining
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations	The Issuer must annually extract gold over the period 2007-2016 and adhere to the indicators of extraction of metals in accordance with the technical project
Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

6.

Deposit of minerals	Arylakh Deposit
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.

Balance reserves as of 31 December 2008:

gold content — 1,6 g/t

silver content — 868,2 g/t

reserves of metals (Au) — 1,522 kg

reserves of metals (Ag) — 818 tonnes

Estimated reserves amount to:

gold content — 0.8 g/t

silver content — 545.5 g/t

content of metals (Au) — 7 thousand ounces

content of metals (Ag) — 5,069 thousand ounces

Method used to assess the reserves deposit	Audit of reserves and resources carried out in accordance with the principles of the Australasian Code for reporting ore and minerals reserves by the international consultant SRK Consulting Ltd.
Production level	Production level in 2008 amounted to: gold — 101.4 kg silver — 82.4 tonnes First quarter of 2008: Gold — 32 kg, Silver — 15,360 kg

Information in relation to the license for sub-surface use:

License number	MAГ 04150БP / MAG 04150 BR
Issue date of the license	21 April 2008
Validity period of the license	Till 31 December 2016
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Item 3.4. of the License Agreement; Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	License conversion MAГ 02870. Decree No.24l/08 dated 1 April 2008 of the Department of Sub-surface Use in the Magadan Oblast (Magadannedr)
Description of the sub-surface site granted for use

The sub-surface site was granted as a mining allotment status. The licensed site is an area of 1.45 km2 in Srednekanskiy District in the Magadan Oblast. The licensed site contains gold and silver ore zones and deposits of carbonate and quartz

License type (i.e. for extraction, exploration or geological survey)	Geological survey and mining
Main provisions of the license regarding the Issuer’s obligations, including the time period for the fulfilment of these obligations

Mining and indicators of metal extraction must be made in accordance with the technical project. The Issuer must submit proposals for development of the second phase (underground development) before December 2010

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Taxes for use of sub-surface
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations of the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and Natural and climatic factors. These risks are low.

7.

Deposit of minerals	Arylakhskiy site of Bulurskiy carboniferous area
Type of mineral	Coal
Amount of confirmed reserves or preliminary estimate of the deposit.	Category P1+P2 prognostic resources - 20 million tonnes, including 2.3 million tonnes for open development

Method used to assess the reserves deposit	According to the method of All-Russian Scientific Research Geological Prospecting Institute of Coal Deposits (ASRGPICD)
Production level	No extraction

Information in relation to the license for sub-surface use:

License number	MAГ 04151 TP / MAG 04151 TR
Issue date of the license	21 April 2008
Validity period of the license	Till 31 March 2032
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Item 3.4. of the License Agreement; Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	License conversion MAГ 04010. Decree No.25l/08 dated 1 April 2008 Department of Sub-surface Use in the Magadan Oblast (Magannedr)
Description of the sub-surface site granted for use

The sub-surface site was granted as a mining allotment with an area of 15.8 km², Srednekanskiy district in the Magadan Oblast. The licensed site contains carboniferous continental deposits of the cretaceous period that are exploited in the Bulurskiy area. The Moschchniy layer is the main working layer.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license regarding the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer had to produce an evaluation survey plan by 31 March 2008 The Issuer has to complete the evaluation by 31 March 2011. The Issuer has to complete exploration by 30 September 2014. The Issuer must have prepared a development project by 30 September 2015. The Issuer must have commenced industrial production by 31 November 2017

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments for sub-surface use.
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

(B) Mineral processing

The main means used for processing minerals in preparation for their sale and/or contractors engaged in relation to processing are as follows:

1. A gold processing plant is used for processing Dukat ore deposit. The current production rate of the plant amounts to 950,000 tonnes/year.

The main processing equipment is: semi-autogenous grinding mill MMS 7,000x2,300, mills MSHTS 4,000x5,500 and MSHTS 3,600x4,000 — (Russia); 10 hydrocyclones CAVEX400CVX10 and 20 CAVEX250CVX10 and sand centrifugal pumps — (Warman, Australia); flotation machines FPM — 16 (16 cells), FPM-6, ZTSM (8 cells) - (Russia); centrifugal concentrators Falcon SB 2500 — (USA); 2 sand flotation machines SK-500 (Outocumpu); water extractor SUPAFLO 18 m diameter (Outocumpu); press filter Larox PF32 — (Finland); vacuum filter DOO 63 — (Russia); 2 drying machines 1.6x12 m — (Russia).

As of 31 March 2009, the balance sheet value of the gold processing plant amounted to 1,949,850,000 roubles.

The process involved within this gold processing plant includes the following main operational steps:

•                              homogenization and pre-grinding of the ore in the mine;

•                              Three-stage chopping of the crushed ore to the desired product size 85% -74 micron (first stage: semi-autogenous grinding; and second and third stage: spherical chopping);

•                              gravity separation within the second chopping stage (part of the construction stage);

•                              sand flash flotation within the third chopping stage (part of the construction stage);

•                              main flotation in the cyclone overflow of the third chopping stage;

•                              re-cleaning flotation and re-cleaning of the concentrates of the main flotation;

•                              dehydration of the concentrates, which includes thickening, filtering and drying;

•                              packing of gravity and flotation concentrates and transportation of these concentrates for processing, to the gold processing plant, CJSC Silver Territory; and

•                              Storage of final shale in liquid tailing pits using the full water rotation of the tailing pit.

2. A gold processing plant with an ore production rate of 300,000 tonnes per year is used to process the ore of Lunoe deposit. The gold processing plant CJSC Silver Territory with an ore production rate of 150,000 tonnes per year is also used so as to process the ore of Arylakh deposit.

The main processing equipment is: jaw crusher for coarse grinding SHCHDS 6x9 — (Russia); semi-autogenous grinding mill 5,200x1,830 (Roksayl, Japan); mill MSHTS 3,600x4,000 — (Russia); 2 mills MSHTS 2,100x3,000 (Russia); 3 hydrocyclones CAVEX400CVX10 and 4 CAVEX250CVX10 and sand centrifugal pumps (Warman, Australia); 1 water extractor «Supaflo» with a 13.5 m diameter, 4 with a 15 m diameter (Outocumpu); 7 leaching tanks V=1,000 m3 with a mechanical mixer (Mixing, Russia); package plant for cementation of precious metals in zinc Merrill-Croy (Summit Valley, USA), including 2,150 m2 clarification filters and 1,200 m2 and 3,170 m2 precipitation filters and 1 of 120 m2.

As of 31 March 2009, the balance sheet value of the gold processing plant amounted to 1,328,238,000 roubles

The process involved within this gold processing plant includes the following main operational steps:

•                  pre-grinding and storage of the coarsely crushed ore;

•                  chopping of all ore material in two stages (ore mixture and Dukat concentrate) — semi-autogenous grinding at the first stage and spherical chopping at the second stage to produce the desired product size of 95% -74 micron;

•                  Thickening of ground product before preliminary leaching to 50% solid;

•                  single-stage agitation syanidation in tanks with mechanical mixing with a pulp density of 33% solid for 72 hours;

•                  four-stage washing of leacheate with the method of counter-current decantation in water extractors;

•                  processing of leaching tank tailings with high-level bleaching powder;

•                  Storage of the final shale in liquid tailing pits using the full water rotation of the tailing pit;

•                  extraction of precious metals from the product solution using the Merrill-Croy method (zinc cementation);

•                  cake draining on precipitation filter, storage and packing of cementation for shipping in preparation for pyrometallurgic processing; and

•                  cake induction melting resulting in ingots of Dore gold.

To process minerals, CJSC Silver Magadan also uses OJSC Krasnoyaskiy Plant of Non-ferrous metals V.N. Gulidov (OJSC Krastsvetmet), OJSC Kolymskiy Refinery Plant, and LLC Sibproekt.

Processing cost for the last accounting period:

1) OJSC Krasnoyaskiy Plant of Non-ferrous metals V.N. Gulidov (OJSC Krastsvetmet)

Quarters 1-2 2008

Precious metals content	Processing cost
%	rouble/g
Silver
70.01 and over	0.34
60.01-70	0.34
50.01-60	0.34
Gold
1.01 and over	5.21
0.20-1.0	7.60
0.16-0.19	8.00
0.10-0.15	8.00

Quarters 3-4 2008; Quarters 1-2 2009

Precious metals content	Processing cost
%	rouble/g
Silver
70.01 and over	0.37
60.01-70.,0	0.37
50.01-60.0	0.37
Gold
1.01 and over	5.69
0.20-1.0	8.31
0.16-0.19	8.74
0.10-0.15	8.74

Quarter 2 2009

Precious metals content	Processing cost
%	rouble/g
Silver
95.0 and over	0.17
Gold
0.2 and over	4.37

2) OJSC Kolymskiy Refinery Plant

2008*

Precious metals content	Processing cost
%	rouble/g
Silver	0.34
Gold	5.2

*No processing was carried out in 2009

3) LLC Sibproekt

Quarter 2 2009*

Precious metals content	Processing cost
%	rouble/g
Silver
50.01 and over	0.22
Gold
0.10-0.19	6.70
0.20-1.00	3.85
1.01 and over	2.50

* An agreement with LLC Sibproekt was concluded in the 2nd quarter 2009

(C) Product sales:

In 2008 CJSC Silver Magadan sold 1,268,923.1 g of gold and 497, 491, 241 g of silver. In the 1st quarter of 2009, sales amounted to 332,770.5 g of gold and 111,359,911 g of silver.

Authorisation from state authorities to sell minerals and products made of processed minerals and relevant quotas (including for export):

Quotas:

	Gold in kg	Silver in kg
2008	1,430	585,000
2009	2,080	815,000

2) CJSC Gold North Ural

(A) Reserve of minerals

1.

Deposit of minerals	Vorontsovskoe Deposit
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit

According to the audit of reserves and resources carried out on 1 January 2009:

1. Confirmed reserves amount to

gold content — 2.8 g/t

silver content — 3.3 g/t

reserves of metals (Au) — 1,593 thousand ounces

reserves of metals (Ag) — 1,842 thousand ounces

2. Estimated reserves amount to gold content — 2.4 g/t silver content — 2.9 g/t reserves of metals (Au) — 119 thousand ounces reserves of metals (Ag) — 144 thousand ounces
Method used to assess the reserves deposit	Audit of reserves and resources carried out in accordance with the principles of the Australasian Code for reporting ore and minerals reserves by the international consultant SRK Consulting Ltd.
Production level	Production level in 2007 amounted to: gold — 3 639 kg silver — 2. 2 tonnes Production level in 2008: gold — 4,107 kg silver — 2.5 tonnes For the 1st quarter of 2008: gold — 936 kg, silver — 337 kg

Information in relation to the license for sub-surface use:

License number	CBE 00696 БP / SVE 00696 BR
Issue date of the license	17 September 1998
Validity period of the license	Till 31 December 2018
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves, in accordance with Article 10 of the Federal Law “On Sub-surface”
Basis for license issuance	Decree No.884-p dated 24 August 1998 of the Government of the Sverdlovsk Oblast on conversion of license CBE No.00177 БP
Description of the sub-surface site granted for use

The licensed site is in the site of the Ministry of Defence, town of Krasnoturinsk, the Sverdlovsk Oblast. The licensed site was assigned the status of mining allotment. The licensed site is an area of 3.2 km². The licensed site contains flat-dipping ore deposits represented by two technological types of ore mineral: primary gold-sulphide and oxidized

License type (i.e. for extraction, exploration or geological survey)	Exploration and production
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations	From 2006 onwards the Issuer must ensure and supply the estimated output of the Mining and Concentration Plant
Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full An estimated output of 1.4 million tones must be produced by the Issuer; in 2008 1.53 million tonnes of ore were processed

Factors that may negatively affect the performance of the obligations of the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. This risk is low.

2.

Deposit of minerals	Katasminskiy site
Type of mineral	Metals Au (gold)
Amount of confirmed reserves or preliminary estimate of the deposit

Prognostic resources of P2 category gold amount to 28.4 tonnes in mineralized zones (with average content of 3.7 g/t), in residual soil — 12.2 tonnes (with average content of 3.7 g/t) (Item 2.3. of the License Agreement).

Method used to assess the reserves deposit

Evaluation carried out according to single ore intersections with extrapolation following the method of the CSRGSICPM (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals)

Production level	No extraction

Information in relation to the license for sub-surface use:

License number	CBE 13533 БP / SVE 13533 BR
Issue date of the license	17 March 2006
Validity period of the license	Till 1 March 2031
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Items 3.4, 6.5 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Decree of the Federal Agency for Sub-surface Use No.1358 dated 27 December 2005 after auction
Description of the sub-surface site granted for use

The licensed site is in the Novolyalinskiy district, the Sverdlovsk Oblast, 14 km away from Vorontsovskoe deposit. The licensed site was assigned the status of mining allotment. The licensed site is an area of 28.2 km². On the licensed site there is the occurrence of gold mineralization of Vorontsovskoe type — mineralized zones and oxidized ore gold bearing residual soil.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer had to begin the geological survey before 1 June 2007. The Issuer has to submit a report on the estimated reserves and prognostic reserves of gold before 1 February 2010. The Issuer has to submit an exploration report before 1 March 2013. The Issuer has to commission a mining enterprise with a productivity rate of at least 1.5 tonnes of gold per year before 1 May 2015.

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

3.

Deposit of minerals	Tamunerskiy site
Type of mineral	Metals Au (gold).
Amount of confirmed reserves or preliminary estimate of the deposit.

According to the license agreement of 1 January 2007, prognostic resources for hard rock gold (ore/gold) of P2 category amount to 30 tonnes with an average gold content of 6 g/t and a depth of 230 m (Minutes No. 363a dated 15 November 2002 of the Scientific and Technical Council of the Central Administration of Natural Resources and Environmental Protection in the Sverdlovsk Oblast)

Method used to assess the reserves deposit

Evaluation carried out according to single ore intersections with extrapolation following the method of the CSRGSICPM (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals). Resources approved by CSRGSICPM

Production level	No extraction

Information in relation to the license for sub-surface use:

License number	CBE 02394 БP / SVE 02394 BR
Issue date of the license	11 September 2007
Validity period of the license	Till 1 October 2032
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Items 3.4, 6.5 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Decree of the Federal Agency for Sub-surface Use No.1156 dated 23 August 2007 after auction
Description of the sub-surface site	The licensed site is in the Ivdelskiy city district in the Sverdlovsk Oblast,

granted for use

67 km north of the town of Ivdel, 180 km north of Vorontsovskoe deposit. The licensed site was assigned the status of mining allotment. The licensed site is an area of 21 km2. On the licensed site contains gold-polymetallic with silver mineralization in steeply dipping fault zones with listvenite, argillic alterations and jasperoids; there is also gold bearing residual soil of linophyric (60 m) and areal (up to 20 m) types.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license in relation to the Issuer’s obligations, including the period of time for the fulfilment of these obligations

The Issuer had to complete a geological survey plan before 1 October 2008. The Issuer had to begin a geological survey before 1 January 2009. The Issuer has to submit a report on estimated reserves and prognostic reserves of gold before 1 October 11. The Issuer has to submit an exploration report before 1 October 2014. The Issuer has to commission a mining enterprise with a productivity rate of at least 0.5 tonnes of gold per year before 1 October 2017.

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

4.

Deposit of minerals	Rudnichniy site
Type of mineral	Metals Au (gold).
Amount of confirmed reserves or preliminary estimate of the deposit.	Preliminary prognostic resources by company estimates amount at 15 tonnes of gold to a depth of up to 200 m
Method used to assess the reserves deposit

Evaluation carried out according to single ore intersections with extrapolation following the method of the CSRGSICPM (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals).

Production level	No extraction

Information in relation to the license for sub-surface use:

License number	CBE 02227 БP / SVE 02227 BP
Issuing date of the license	10 August 2006
Validity period of the license	Till 31 August 2011
Possibility of and criteria for license renewal

Once the mineral deposit has opened, the right to use sub-surface may be extended to 20 and more years by obtaining a license for exploration and extraction without holding a competitive tender (or auction)

Basis for license issuance	Decree No.132 of the Regional Agency for Sub-surface Use in the Ural Federal Region dated 27 July 2006
Description of the sub-surface site granted for use

The licensed site is in the Krasnoturinskiy district in the Sverdlovsk Oblast. The licensed site was granted the status of mine allotment. The licensed site is an area of 7.9 km², to the north-east adjacent to Vorontsovskoe deposit. On the licensed site there is gold and gold-porphyritic as well as industrial concentrations in alluvial deposits

License type (i.e. for extraction, exploration or geological survey)	Geological survey (prospecting and evaluation)
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer had to prepare a work plan by 31 October 2007. The Issuer had to begin a geological survey by 31 January 2008. The Issuer has to submit a report on the estimate of reserves and prognostic resources before 31 August 2011

Mandatory payments which must be	Regular payments for sub-surface use

settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks. These risks are low.

5.

Deposit of minerals	Volchanskiy site
Type of mineral	Metals Au (gold)
Amount of confirmed reserves or preliminary estimate of the deposit.	Resource potential is estimated at 20 tonnes of gold to a depth of 200 m
Method used to assess the reserves deposit

Evaluation carried out according to single ore intersections with extrapolation following the method of the CSRGSICPM (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals).

Production level	No extraction

Information in relation to the license for sub-surface use:

License number	CBE 02442 БP / SVE 02442 BP
Issue date of the license	4 December 2007
Validity period of the license	Till 31 December 2012
Possibility of and criteria for license renewal	Once the mineral deposit is opened, the right to use sub-surface may be extended to 20 or more years by obtaining a license for exploration and extraction without competitive tender (or auction)
Basis for license issuance	Decree No.175 Department of Sub-surface Use in the Ural Federal District dated 19 November2007
Description of the sub-surface site granted for use

The licensed are is in the Volchanskiy district in the Sverdlovsk Oblast. The licensed site was granted the status of mine allotment with an area of 31.5 km². The licensed site is adjacent to the Chernorechenskiy area in the north-west. On the licensed site there are aggregate of igneous-sedimentary rock, Krasnoturinskiy suite and small intrusions of Aubakhovskiy igneous complex

License type (i.e. for extraction, exploration or geological survey)	Geological survey
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer had to prepare a work plan by 31 December 2008. The Issuer had to begin a geological survey by 31 March 2009. The Issuer has to complete the first phase of works and submit an information report before 31 December 2010. The Issuer has to complete the second phase of works and submit a report on estimated reserves and prognostic resources before 31 December 2012

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks. These risks are low.

(B) Mineral processing

Principle means used for processing minerals in preparation for their sale and/or contractors engaged in relation to processing:

1. A gold processing plant using the Heap Leach technology, processes the oxide ores of Vorontsovskoe deposit. Its ore processing production rate amounts to 800,000 tonnes per year.

A gold processing plant using CIP (carbon in pulp technology), processes the primary ores of Vorontsovskoe deposit. Its ore processing production rate amounts to 600,000 tonnes per year.

The main processing equipment is: roll-jaw crusher DCJ 1,100x800, gyratory cone breaker KDH900VH (Czech Republic); 3 centrifugal impact crushers Titan TsD-160 (Russia); screens NT 2,000x4,500 (Czech Republic), 2 GIST-72 Russia, 2 Derrick Stacksizer 48 (USA), VDS 412DX-4 and 2 VDS-512-4 (USA); 2 spherical mills MSHTS 3,600x4,000 (Ukraine); 15 hydrocyclones CAVEX250CVX10, sand centrifugal pumps (Warman, Australia); water extractor SUPAFLO High Rate with a 15 m diameter (Outocumpu); 10 preliminary and carbon-in-leach tanks (V= 250 m3) with mechanical mixing devices (Mixing, Russia); 7 buried screens for coal 3M2 (USA); package plant for stripping and electrolysis with two stripping columns and three electrolysis columns; furnace for reactivation of coal (Russia); 4 filter-presses XAZ-1060/2000-69.

As at 31 March 2009, the balance sheet value of the gold processing plant amounted to 955,016,000 roubles

The process involved within this gold processing plant includes the following main operational steps:

•                              storage and three-stage crushing of base ore to a size of under 10 mm;

•                              two-stage chopping of ore to a size of 95-96% -74 micron in spherical mills while running cyanide solutions and protective alkali into the mill;

•                              thickening of crushed ore so that it is 42-48% solid;

•                              carbon-in-leach (CIP) processing of the condensed product resulting from the preliminary syanidation for 9 hours, with a total time of leaching of 22 hours;

•                              cleaning of silts saturated coal;

•                              autoclave stripping of gold and silver and extraction of precious metals from the columns effluent by electrolysis;

•                              regeneration of activated coal including thermal reactivation and acid washing;

•                              filtering, drying and melting of cathodic slime resulting in ingots of gold-silver alloy; and

•                              filtering of leaching tailings and storage cakes in a semi-dry tailing pit.

OJSC Uralelectromed and OJSC Krasnoyaskiy Plant of Non-ferrous metals V.N. Gulidov (OJSC Krastsvetmet) are the contractors engaged for processing by CJSC Gold North Ural.

The processing costs for the last accounting period are as follows:

1) OJSC Uralelectromed

2008:

gold — 0.5% of metal value

silver — 1.2% of metal value

1st and 2nd quarters of 2009:

gold — 0.6% of metal value

silver — 1.2% of metal value

2) OJSC Krasnoyaskiy Plant of Non-ferrous metals V.N. Gulidov (OJSC Krastsvetmet)

2nd quarter of 2009*

Precious metals content	Processing cost
%	rouble/g
Silver
25.01 and over	0.65
10.01-25	0.65
5.01-10	0.65
Gold
80.01 and over	3.12
60.01-80	3.32
40.01-60	8.74
20.01-40	8.74

* An agreement with OJSC Krastsvetmet was concluded in the 2nd quarter of 2009

(C) Product sales:

In 2008, CJSC Gold North Ural sold 4,013,074.8 g of gold and 2,378,307 g of silver. In the 1st quarter of 2009, sales amounted to 949,493.3 g of gold and 775,685 g of silver.

Information concerning state authorities’ authorization for the sale of minerals and products made of processed minerals and relevant quotas (including for export) is set out below:

Quotas:

	Volume of gold in kg	Volume of silver in kg
2008	3,400	2,400
2009	4,000	2,100

3) OJSC Okhotskaya Mining and Geological Company

(A) Reserve of minerals

1.

Deposit of minerals	Khagandzhinskoe Deposit
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.

Balance reserves as of 1 January 2009 amounted to

 gold content — 4.6 g/t

silver content — 260.3 g/t

reserves of metals (Au) — 420 thousand ounces

reserves of metals (Ag) — 23,667 thousand ounces

2. Estimated reserves amount to

gold content — 6.3

g/tsilver content — 323.7 g/t

content of metals (Au) — 98 thousand ounces

content of metals (Ag) — 5,063 thousand ounces

Method used to assess the reserves deposit	Audit of reserves and resources carried out in accordance with the principles of the Australasian Code for reporting ore and minerals reserves by the international consultant SRK Consulting Ltd.
Production level

Production level in 2007 amounted to:

gold — 2,581 kg

silver — 52.9 tonnes

Production level in 2008 amounted to

gold — 2,444 kg

silver — 64.5 tonnes

First quarter of 2008: Gold — 375 kg, Silver — 12,716 kg

Information in relation to the license for sub-surface use:

License number	XAБ 01160 БЭ / KAB 01160 BE
Issue date of the license	6 October 1998
Validity period of the license	Till 31 December 2014.
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Items 3.4, 6.5 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Decision No./89-r dated 1. September/2 October 1998 of the Administration of the Khabarovsk Krai and the Ministry of Natural Resources of Russia on conversion of license
Description of the sub-surface site granted for use

The licensed site is in the Okhotskiy district in the Khabarovsk Krai. The licensed site is an area of 50.2 km². The licensed site was granted the status of mine and geological allotment. The licensed site contains a flat ore deposit consisting of hydromicaceous, adular, quartz and metasomatite veins. On the licensed site, extraction within the mine allotment is restricted to an area of 1.28 km²

License type (i.e. for extraction, exploration or geological survey)	Exploration and production
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these

The volume of annual extraction is determined by the project. The Issuer must complete prospecting and evaluation works within the licensed site (except in relation to the area of known reserves) before obligations

31 December 2009. The Issuer must produce a survey of newly uncovered deposits adjacent to the licensed site before 31 December 2011. The Issuer must develop the newly uncovered deposits (sites) no later than 31 December 2012.

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are lowT.

2.

Deposit of minerals	Yurevskoe Deposit
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.

Balance reserves as of 1 January 2009 amounted to:

gold content — 11.2 g/t

silver content — 12.7 g/t

reserves of metals (Au) — 122 thousand ounces

reserves of metals (Ag) — 138 thousand ounces

2. Estimates reserves amount to

gold content — 7.8 g/t

silver content — 9.3 g/t

content of metals (Au) — 2 thousand ounces

content of metals (Ag) — 2 thousand ounces

Method used to assess the reserves deposit	Audit of reserves and resources carried out in accordance with the principles of the Australasian Code for reporting ore and minerals reserves by the international consultant SRK Consulting Ltd.
Production level	Production level in 2008 amounted to: gold — 1,544 kg silver — 1.8 tonnes First quarter of 2008: gold — 479 kg, silver — 425 kg

Information in relation to the license for sub-surface use:

License number	XAБ 01161 БЭ / KAB 01161 BE
Issue date of the license	6 October 1998
Validity period of the license	Till 31 December 2014.
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Item 10.3 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Decision No./88-r dated 1 September/2 October 1998 of the Administration of the Khabarovsk Krai and the Ministry of Natural Resources of Russia on license conversion
Description of the sub-surface site granted for use

The licensed site is in the Okhotskiy district in the Khabarovsk Krai. The licensed site is an area of 50.2 km². The licensed site was granted the status of mine and geological allotment. The licensed site contains steeply dipping vein zones of adular, carbonate and quartz. On the licensed site extraction within the mine allotment is specified to within an area of 0.32 km².

License type (i.e. for extraction, exploration or geological survey)	Exploration and production
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations	The Issuer had to start exploitation at volume levels in accordance with the development plan no later than 2009

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

3.

Deposit of minerals	South Urakskaya Area
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.	According to the license agreement, prognostic resources of hard rock gold amount to 21 tonnes for P2 category
Method used to assess the reserves deposit

Approved by the CSRGSICPM (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals) within the licensed site (Protocol of the Ministry of Natural Resources of Russia dated 23 June 2003)

Production level	No extraction

Information in relation to the license for sub-surface use:

License number	XAБ 14054 БP / KAB 14054 BR
Issue date of the license	07 May 2007
Validity period of the license	Till 20 April 2032
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Items 3.4, 6.5 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Decree No.238 of the Federal Agency for Sub-surface Use dated 1 March 2007 on approval of the auction results
Description of the sub-surface site granted for use

The licensed site is in the Okhotskiy district in the Khabarovsk Krai, 90 km from Okhotsk. The licensed site was assigned the status of mining allotment. The licensed site is the area of 834 km². On the licensed site there is the occurrence of gold-silver ore formation.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer had to begin a geological survey before 20 July 2008. The Issuer has to submit a report on prognostic resources for P1 and P2 categories before 20 April 12. The Issuer has to complete exploration of gold and silver deposits with calculation of reserves for C1 and C2 categories before 20 April 15. The Issuer has to prepare a technical development plan before 20 April 16. The Issuer has to commission a mining enterprise with an annual output of at least 100,000 ore before 20 April 18.

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

4.

Deposit of minerals	Arkinsko-Selemdzhinskaya Area
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.	According to the license agreement, prognostic resources of P3 category hard rock gold amount to 30 tonnes
Method used to assess the reserves deposit

Approved by the CSRGSICPM (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals) within the licensed site (Protocol of the Ministry of Natural Resources of Russia dated 23 June 2003)

Production level	No extraction

Information in relation to the license for sub-surface use:

License number	XAБ 14040 БP / KAB 14040 BR
Issue date of the license	27 April 2007
Validity period of the license	Till 20 April 2032
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Items 3.4, 6.5 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Decree No.235 of the Federal Agency for Sub-surface Use dated 1 March 2007 on approval of auction results
Description of the sub-surface site granted for use

The licensed site is in the Okhotskiy district in the Khabarovsk Krai, 100 km from Okhotsk. The licensed site was assigned the status of mining allotment. The licensed site is an area of 1,580 km². On the licensed site there is an occurrence of gold and silver ore formation

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license regarding the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer had to begin a geological survey before 20 July 2008. The Issuer has to submit a report on prognostic resources for P1 and P2 categories before 20 April 12. The Issuer has to complete exploration of gold and silver uncovered deposits with reserves calculation for C1 and C2 categories before 20 April 15. The Issuer has to prepare a technical development plan before 20 April 16. The Issuer has to commission a mining enterprise with an annual output of at least 100,000 ore before 20 April 18.

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

5.

Deposit of minerals	Amkinskaya Area
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.	According to the license agreement, prognostic resources of P2 category hard rock gold amount to 27.6 tonnes, P3 — 10 tonnes. Resources of silver were not estimated
Method used to assess the reserves deposit	Prognostic resources of gold within the licensed site approved by a Protocol of the Scientific and Technical Council of the Committee on Natural Resources in the Khabarovsk Krai dated January 1998
Production level	No extraction

Information in relation to the license for sub-surface use:

License number	XAБ 14041 БP / KAB 14041 BR
Issue date of the license	27 April 2007
Validity period of the license	Till 20 April 2032
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Items 3.4, 6.5 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Decree No.237 of the Federal Agency for Sub-surface Use dated 1 March 2007 on approval of the auction results
Description of the sub-surface site granted for use

The licensed site is in the Okhotskiy district in the Khabarovsk Krai, 150 km from Okhotsk. The licensed site was assigned the status of mining allotment. The licensed site is an area of 86km². On the licensed site there is the occurrence of gold and silver formation

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license regarding the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer had to begin a geological survey before 20 July 2008. The Issuer has to submit a report on prognostic resources for P1 and P2 categories before 20 April 11. The Issuer has to complete exploration of gold and silver uncovered deposits with reserves calculation for C1 and C2 categories before 20 April 14. The Issuer has to prepare a technical development plan before 20 April 15. The Issuer has to commission a mining enterprise with an annual output of at least 100,000 ore before 20 April 17

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full Works begun. Other provisions to be implemented.

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

6.

Deposit of minerals	Khakarinskaya Area
Type of mineral	Metals Au (gold)
Amount of confirmed reserves or preliminary estimate of the deposit.	Prognostic resources amount to 14 tonnes of gold according to the license agreement
Method used to assess the reserves deposit

Evaluation carried out according to single ore intersections with extrapolation following the method of the CSRGSICPM (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals)

Production level	No extraction

Information in relation to the license for sub-surface use:

License number	XAБ 02093 БP / KAB 02093 BR
Issue date of the license	23 July 2008
Validity period of the license	Till 31 December 2025.
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Items 3.4, 6.5 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Decree No. 103 of the Department of Sub-surface Use in the Far East Federal District (Dalnedr) dated 11 July 08 on conversion of license XAБ 01960 БP
Description of the sub-surface site granted for use

The licensed site is in the Okhotskiy district in the Khabarovsk Krai, 150 km from Okhotsk. The licensed site was assigned the status of mining allotment. The licensed site is an area of 86 km². On the licensed site there is the occurrence of gold and silver ore formation
License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer needed to obtain approval of the Greenfield exploration plan before 1 February 2007. The Issuer needs to produces an evaluation report before 26 January 2011. The Issuer needs to produce a report on prospecting results before 26 January 2016. The Issuer needs to commission a mining enterprise with a productivity rate of at least 100,000 ore per year in 2018

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full Works begun. Remaining provisions to be implemented.

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

7.

Deposit of minerals	Arkinskaya Ore Area
Type of mineral	Metals Au (gold); Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.	Prognostic resources amount to 20 tonnes of gold according to the license agreement
Method used to assess the reserves deposit

Evaluation carried out according to single ore intersections with extrapolation following the method of the CSRGSICPM (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals).

Production level	No extraction

Information in relation to the license for sub-surface use:

License number	XAБ 02094 БP /KAB 02094 BP
Issue date of the license	23 July 2008
Validity period of the license	Till 31 March 2011
Possibility of and criteria for license renewal

Once the mineral deposit has been opened, the right to use sub-surface may be extended to 20 or more years by obtaining a license for exploration and extraction without competitive tender (or auction).

Basis for license issuance	Decree No. 102 of the Department of Sub-surface Use in the Far East Federal District (Dalnedr) dated 11 July 08 on conversion of license XAБ 01992 БP
Description of the sub-surface site granted for use

The licensed site is in the Okhotskiy district in the Khabarovsk Krai. The licensed site was granted the status of mine allotment. The licensed site is an area of 135 km². On the licensed site there is the occurrence of gold and silver ore formation.

License type (i.e. for extraction, exploration or geological survey)	Geological survey
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations	The Issuer had to prepare a plan before 1 May 07. The Issuer has to submit an evaluation report of the reserves and prognostic resources before 31 March 11
Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the	In full

subsidiary/affiliated company of the Issuer where appropriate) to date

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

(B) Mineral processing

The main means used for processing minerals in preparation for their sale and/or contractors engaged in relation to processing:

A gold processing plant with an ore processing production rate of 600,000 tonnes per year is used to process Khagandzhinskoe ore deposit.

The main processing equipment is: roll-jaw crusher DCJ 1,100x800, gyratory cone breaker KDH 900VH (Czech Republic); 2 centrifugal impact crushers Titan-TsD-160 (Russia) used as reserve equipment; semi-autogenous grinding mill 5,000x1,800 (China); spherical mill WBMO 2,700x4,500 — (Outocumpu); 2 spherical mills MHR 2400x4600 (Minpro); 2 screens Derrick-48-90MSS3 (USA); 20 hydrocyclones CAVEX400CVX10 and sand centrifugal pumps (Warman, Australia); water extractor Supaflo High Rate with an 18 m diameter and 3 water extractors Supaflo High Compression with an 18 m diameter (Outocumpu); 7 leaching tanks V=1,000 m3 with mechanical mixer (Mixing, Russia); package plant for cementation of precious metals on zinc Merrill-Croy (Summit Valley, USA), including 2,200 m2 clarification filters and 3,120 m2 precipitation filters; installation for cake drying (Russia); 2,690 m2 press-filters for cake draining for semi-dry storage of tailings (Diemme Italy).

As of 31 March 2009 the balance sheet value of the gold processing plant amounted to 1,668,426,000 roubles

The process involved within this gold processing plant includes the following main operational steps:

•                            pre-grinding of base ore and storage of coarsely crushed ore;

•                             semi-autogenous grinding of coarsely crushed ore and two-stage chopping in spherical mills working in closed cycles with hydrocyclones to produce size 80% of class -71 micron;

•                             concentration of milled ore;

•                             single-stage agitation syanidation in tanks with mechanical mixing with a pulp density of 25% solid in 24 hours;

•                             three-stage washing of leacheate in the cycle of counter-current decantation;

•                             extraction of precious metals from the product solutions on zinc precipitation in the Merrill-Croy cycle;

•                             drying and packing of the precipitation for transportation;

•                                filtering of leach tailings; and

•                                storage of the final tailings in the semi-dry tailing pit.

The contractors engaged for processing are OJSC Krasnoyaskiy Plant of Non-ferrous metals V.N. Gulidov (OJSC Krastsvetmet) and LLC Sibproekt.

Processing cost for the last accounting period:

1) OJSC Krasnoyaskiy Plant of Non-ferrous metals V.N. Gulidov (OJSC Krastsvetmet)

1st and 2nd quarters of 2008

Precious metals content	Processing cost
%	rouble/g
Silver
70.01 and over	0.32
60.01-70	0.32
50.01-60	0.32
Gold
1.01 and over	5.21

Quarters 3-4 2008; Quarters 1-2 2009

Precious metals content	Processing cost
%	rouble/g
Silver
70.01 and over	0.35
60.01-70	0.35
50.01-60	0.35
Gold
1.01 and over	5.69

Quarter 2 2009

Precious metals content	Processing cost
%	rouble/g
Silver
85.01 and over	0.17
Gold
10.01 and over	3.72

2) LLC Sibproekt

Quarter 2 2009*

Precious metals content	Processing cost
%	rouble/g
Silver
50.01 and over	0.22
Gold
0.10-0.19	6.70
0.20-1	3.85
1.01 and over	2.50

* An agreement with LLC Sibproekt was concluded in the 2nd quarter of 2009

(B) Product sales:

In 2008, OJSC Okhotskaya Mining and Geological Company sold 3,344,577.9g of gold and 38,920,315g of silver. In the first quarter of 2009, sales amounted to 762,728.8g of gold and 8,943,643g of silver.

State authorities’ authorisation to sell minerals and products made of processed minerals and relevant quotas (including for export):

Quotas:

	Volume of gold in kg	Volume of silver in kg
2008	3,000	50,000
2009	3,500	40,000

4) OJSC Aurum

(A) Reserve of minerals

1.

Deposit of minerals	Site of Reftinskaya zone including Fevralskoe and Ikryanskoe deposits
Type of mineral	Metals Au (gold)
Amount of confirmed reserves or preliminary estimate of the deposit.	Estimated reserves amount to 60 tonnes of gold in primary and oxidized ores
Method used to assess the reserves deposit

Evaluation was carried out according to single ore intersection with extrapolation following the methodology of TSNIGRI (Scientific and Research Geological Survey Institute of Base and Precious Metals) as well as an infill drilling program

Production level	No extraction

Information in relation to the license for sub-surface use:

License number	CBE 02417 БP / SVE 02417 BR
Issue date of the license	19 October 2007
Validity period of the license	Till 16 September 2018
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Item 4 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Decree No.152 of the Department of Sub-surface Use in the Ural Federal District on conversion of license СВЕ 02053 БР dated 2 October 2007
Description of the sub-surface site granted for use

The licensed site is in the Ministry of Defence territory “Suroy Log” in the Sverdlovsk Oblast. The licensed site was assigned the status of mining allotment. The licensed site is an area of 0.59 km². On the licensed site there are steeply dipping zones of crumpling and cleavage of aqueous igneous rocks with gold and quartz veins and inclusions of rich ores. The licensed site includes Fevralskoe occurrence of primary gold mineralization and Ikryanskoe occurrence in goldbearing residual soil

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license regarding the Issuer’s obligations, including the time period for the fulfilment of these obligations	The Issuer has to complete a geological survey by 31 December 2010. The Issuer has to begin commercial production of gold before 1 July 2013
Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments for sub-surface use.
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks. These risks are low.

(B)                    Mineral processing :

OJSC Aurum does not process minerals.

(C)                    Product sales:

Products are not sold by OJSC Aurum. No special permits are required for selling products and there are no set quotas.

5) LLC Ural Exploration Company

A) Reserve of minerals

1.

Deposit of minerals	Degtyarskoe
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.	Balance reserves for C1+C2 categories as of 25 November 2008 amount to: gold — 2,599.9 kg; silver — 12,137 kg
Method used to assess the reserves deposit	Based on the results of a state expertise. Protocol No.108 of the Territorial Committee for Reserves of Uralnedr dated 25 November2008
Production level	No extraction

Information in relation to the license for sub-surface use:

License number	CBE 01865 БP / SVE 01865 BR
Issue date of the license	15 December 2004
Validity period of the license	Till 30 November 2029
Possibility of and criteria for license renewal	The license may be renewed until complete mining of the reserves (Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Minutes of the auction committee meeting approved by the Department of Sub-surface Use in the Ural Federal District (Uralnedr) dated 12 October 2004
Description of the sub-surface site granted for use

The licensed site is in the Degtyarsk Ministry of Defence territory in the Sverdlovsk Oblast. The licensed site was assigned the status of mining allotment. The licensed site is an area of 2.35 km². The licensed site contains goldbearing residual soil in Degtyarskoe copper sulphide deposit.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production

Main provisions of the license in relation to the Issuer’s obligation, including the time period for the fulfilment of these obligations	Completion of geological survey - 15 December 2007. Completion of exploration — 30 September 2009. Start of commercial production with an annual output of 50,000 tonnes of ore — 30 June 10
Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	Are being performed with a delay of under a year

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

Environmental risks. The possibility of occurrence of these factors is low.

(B) Mineral processing:

LLC Ural Exploration Company does not process minerals.

(C) Product sales:

Product sales are not undertaken by LLC Ural Exploration Company. No special permits are required to sell products and no quotas have been set.

6) LLC Resources Albazino

(A)                    Reserve of minerals:

1.

Deposit of minerals	Albazino
Type of mineral	Metals Au (gold)
Amount of confirmed reserves or preliminary estimate of the deposit.	Reserves in accordance with the audit of reserves and resources carried out on 1 January 2009: 1. Estimated reserves amount to gold content — 4.3 g/t content of metals (Au) — 2,095 thousand ounces
Method used to assess the reserves deposit

Audit of reserves and resources carried out in accordance with the principles of the Australasian Code for reporting ore and minerals reserves by the international consultant Snowden Mining Industry Consultants (Snowden).

Production level	No extraction

Information in elation to the license for sub-surface use:

License number	XAБ 01966 БP / KAB 01966 BR
Issue date of the license	02 March 2006
Validity period of the license	Till 1 January 2015
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Item 6.5 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Order No.182/3 of the Regional Agency for Sub-surface Use in the Far East Federal District dated 28 February 2006 on conversion of license XAБ 01915 БP
Description of the sub-surface site granted for use

The licensed site is in the Polina Osinenko District in the Khabarovsk Krai. The licensed site was assigned the status of mining allotment. The licensed site is an area of 82 km². In the licensed site there are slightly slopping veins of gold ore with sulphide, sericide, carbonate and quartz.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license in relation	The Issuer has to submit a report regarding the prospect evaluation to the Issuer’s obligations, including the time period for the fulfilment of these obligations survey by 2009 The Issuer has to submit a report on reserves evaluation before 31 December 10. The Issuer has to prepare a technical development plan by 2009. The Issuer has to commission a mining enterprise with a productivity rate of at least 50,000 tonnes of ore per year before December 2010

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are natural and climatic factors. These risks are low.

2.

Deposit of minerals	Agnievo-Afanasevskiy ore cluster
Type of mineral	Metals Au (gold)
Amount of confirmed reserves or preliminary estimate of the deposit.	According to the license agreement, prognostic resources of P1 category hard rock gold amount to 5 tonnes.
Method used to assess the reserves deposit

Approved by the CSRGSICPM (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals) within the licensed site (Protocol of the Ministry of Natural Resources of Russia dated 23 June 2003)

Production level	No extraction

Information in relation to the license for sub-surface use:

License number	XAБ 02098 БP / KAB 02098 BR
Issue date of the license	20 November2008
Validity period of the license	Till 31 December 2033
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Items 3.4, 6.5 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Decree No.159 Department of Sub-surface User in the Far East Federal District dated 9 October2008 on auction results
Description of the sub-surface site granted for use

The licensed site is in the Ulchskiy District in the Khabarovsk Krai, 200 km from Nikolaevsk-on-Amur. The licensed site was granted the status of geological and mining allotment. The licensed site is an area of 441 km². The licensed site includes the previously exploited gold-quartz veined Agnievo Afanasevskiy deposit and several occurrences of gold-quartz and gold-antimony formation.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer must prepare a prospect evaluation survey plan by 1 November 2009. The Issuer must produce a report on evaluation results by 1 November 2013 The Issuer must produce a prospecting plan by 1 May 2014. The Issuer must produce a report on prospecting results by 1 November 2018. The Issuer must commission a mining enterprise by 2021

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the	Main provisions remain to be implemented

Issuer where appropriate) to date

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

(B) Mineral processing:

LLC Resources Albazino does not process minerals.

(C) Product sales:

Product sales are not undertaken by LLC Resources Albazino. There are no special permits required for product sales and no quotas have been set.

7) OJSC Omolonskaya Gold Company

(A) Reserve of minerals

1.

Deposit of minerals	Kubaka Deposit
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.	According to preliminary estimates, the deposit remaining reserves amount to: ore 321,700 tonnes, gold 5,441 kg, silver 8.7 tonnes
Method used to assess the reserves deposit	Evaluation carried out according to the CSRGSICPM method (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals)
Production level	No extraction

Information in relation to the license for sub-surface use:

License number	MAГ 10141 БЭ / MAG 10141 BE
Issue date of the license	02 August 1993
Validity period of the license	Till 31 December 2011
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Decision on the results of a competitive tender held in 1993
Description of the sub-surface site granted for use

The licensed site is in the Severo-Evenskiy District in the Magadan Oblast. The licensed site was assigned the status of mining allotment. The licensed site is an area of 8.9 km². The licensed site contains an open-pit mining of the deposit up to 2005 and reserves of the pediment zone are registered for underground mining

License type (i.e. for extraction, exploration or geological survey)	Extraction of gold and silver
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations	The periods of time for redevelopment of the remaining reserves are not delineated
Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer o) under the license provisions	Taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks. These risks are low.

2.

Deposit of minerals	Birkachanskaya and Avlandinskaya Areas

Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.

Mineral resources in accordance with the audit of resources carried out on 1 January 2009: 1. Estimated resources amount to gold content — 2.1 g/t silver content — 10.9 g/t content of metals (Au) —1,052 thousand ounces content of metals (Ag) —5,422 thousand ounces

Method used to assess the reserves deposit	Audit of reserves and resources carried out in accordance with the principles of the Australasian Code for reporting ore and minerals reserves by the international consultant SRK Consulting Ltd.
Production level	No extraction

Information in relation to the license for sub-surface use:

License number	MAГ 03075 БP / MAG 03075 BR
Issue date of the license	27 June 2000
Validity period of the license	Till 31 December 2012
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Item 3.3 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	License conversion MAГ 01994 БP on the basis of letter No. BII-38/2080 of the Ministry of Natural Resources of Russia dated 10 May 2000
Description of the sub-surface site granted for use

The licensed site is in the Severo-Evesnkiy District in the Magadan Oblast. The licensed site was assigned the status of mining allotment. The licensed site is an area of 21.2 km². The licensed site contains gold ore with quartz veins and mineralized zones.

License type (i.e. for extraction, exploration or geological survey)	Exploration, prospection and subsequent exploitation
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations

Before 31 December 2008 the Issuer had to prepare a mining feasibility study for the deposit. Within 3 months from the approval of the mining feasibility study, the Issuer had to submit of a proposal for introduction of amendments to the Licensing Agreement to specify the gold extraction volumes and the time periods for site development

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	The Issuer’s obligations are being performed with a delay of 6 months

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are natural and climatic factors. These risks are low.

3.

Deposit of minerals	Orochskaya prospective area
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.

Mineral resources in accordance with the audit of resources carried out on 1 January 2009: 1. Estimated resources amount to gold content — 3.3 g/t silver content — 143.2 g/t content of metals (Au) —143 thousand ounces content of metals (Ag) —6,284 thousand ounces

Method used to assess the reserves deposit	Audit of mineral resources carried out in accordance with the principles of the Australasian Code for reporting ore and minerals reserves by the international consultant SRK Consulting
Production level	No extraction

Information in relation to the license for sub-surface use:

License number	MAГ 03819 БP / MAG 03819 BR
Issue date of the license	22 August 2005
Validity period of the license	Till 31 December 2030
Possibility of and criteria for license renewal	The license may be renewed until mining has exhausted the reserves (Item 3.3 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”)
Basis for license issuance	Order No.301/05 of the Territorial Agency for Sub-surface Use in the Magadan Oblast. (Magannedr) on auction results dated 4 August 2005
Description of the sub-surface site granted for use

The licensed area is in the Severo-Evenskiy District in the Magadan Oblast. The licensed site was assigned the status of mining allotment. The licensed site is an area of 150 km² and located 125 km from Kubaka mine. On the licensed site there are gold ore with quartz veins and mineralized zones.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer has to produce a report on evaluation survey by 1 August 2009 The Issuer has to produce a prospecting plan by 1 February 10 The Issuer has to submit a report on prospecting results before 1 August 2015 The Issuer has to commission a mining enterprise before 1 December 2018

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments and taxes for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

4.

Deposit of minerals	Prognoznoe ore occurrence
Type of mineral	Metals Au (gold)
Amount of confirmed reserves or preliminary estimate of the deposit.	Prognostic resources for P1+P2 categories are estimated at 20 tonnes of gold
Method used to assess the reserves deposit	Evaluation was carried out according to the CSRGSICPM method (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals)
Production level	No extraction

Information in relation to the license for sub-surface use:

License number	MAГ 03893 БII / MAG 03893 BP
Issue date of the license	17 July 2006
Validity period of the license	Till 11 July 2011
Possibility of and criteria for license renewal

The period of geological survey may be extended (pursuant to Item 3.3 of the License Agreement, Article 10 of the Federal Law “On Sub-surface”). Upon the deposit opening, a combined license may be issued for prospecting and exploitation of the deposits uncovered.

Basis for license issuance	Decision No.139/06 of the Territorial Agency for Sub-surface Use in the Magadan Oblast (Magannedr) dated 29 June 06
Description of the sub-surface site granted for use

The licensed site is in the Severo-Evenskiy District in the Magadan Oblast. The licensed site was granted the status of mine allotment. The licensed site is an area of 49.7 km². On the licensed site there are gold ore quartz veins and mineralized zones.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production

Main provisions of the license regarding the Issuer’s obligations, including the time period for the fulfilment of these obligations	The Issuer had to complete the prospective phase by 1 October 07 The Issuer has to produce a report on evaluation survey by 1 June 11
Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments for sub-surface use
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	The Issuer’s obligations are being performed with a delay of less than a year

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

5.

Deposit of minerals	Burgaliyskaya Area
Type of mineral	Metals Au (gold)
Amount of confirmed reserves or preliminary estimate of the deposit.	Prognostic resources for P3 category are estimated at 40 tonnes of gold
Method used to assess the reserves deposit	The evaluation was carried out according to the CSRGSICPM method (Central Scientific and Research Geological Survey Institute of Non-ferrous and Precious Metals)
Production level	No extraction

Information in relation to the license for sub-surface use:

License number	MAГ 04174 БP / MAG 04174 BR
Issue date of the license	29 April 2009
Validity period of the license	Till 28 April 2034
Possibility of and criteria for license renewal	According to Item 3.3 of the License Agreement, the license may be renewed if necessary for completion of deposit exploitation
Basis for license issuance	Decree No. 57 of the Federal Agency for Sub-surface Use (Rosnedr) dated 27 January 2009
Description of the sub-surface site granted for use

The licensed site was assigned the status of mining allotment. The license site is in the Severo-Evenskiy District in the Magadan Oblast. The license site is a prospective area of 91 km² for discovery of deposits of hard rock gold and silver.

License type (i.e. for extraction, exploration or geological survey)	Geological survey, exploration and production
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations

The Issuer has to begin works by 28 July 2010. The Issuer has to submit an evaluation report of gold reserves and resources before 28 April 2013. The Issuer has to submission a reserves evaluation report for state expertise before 28 October 2015. The Issuer has to commission a mining enterprise before 28 December 2017

Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions

There is one outstanding one-off payment of 700,000 roubles left to be made before 29 April 2009. A license fee of 12,740 roubles is also due to be paid before 19 April 2009. Regular payments for sub-surface use.

Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full

Factors that may negatively affect the performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

There are geological risks and natural and climatic factors. These risks are low.

(B) Mineral processing:

OJSC Omolonskaya Gold Company does not process minerals.

(C) Product sales:

Product sales are not undertaken by OJSC Omolonskay Gold Company. There are no special permits required for the selling of products and no quotas have been set.

8) LLC Polymetal North Ural

(A)  Mineral reserves:

1.

Deposit of minerals	Galkinskiy Site
Type of mineral	Metals Au (gold), Ag (silver)
Amount of confirmed reserves or preliminary estimate of the deposit.

Mineral resources in accordance with the audit of reserves and resources carried out on May 2007:

1. Confirmed resources identified amount to

gold content — 1.4g/t

silver content — 44 g/t

zinc content — 1.4%

content of metals (Au) — 540 thousand ounces

2. Estimated resources amount to

gold content — 1.2 g/t

silver content — 30 g/t

zinc content — 1.2%

content of metals (Au) —1,046 thousand ounces

Method used to assess the reserves deposit

Audit of reserves and resources carried out in accordance with the principles of the Australasian Code for reporting ore and minerals reserves by the international consultant Snowden Mining Industry Consultants (Snowden)

Production level	No extraction

Information in relation to the license for sub-surface use:

License number	CBE 14517 БII / SVE 14517 BP
Issue date of the license	03 July 2008
Validity period of the license	Till 1 December 2010
Possibility of and criteria for license renewal	Once the mineral deposit is opened, the right to use sub-surface may be extended to 20 or more years by obtaining a license for exploration and mining without competitive tender (or auction).
Basis for license issuance	License conversion CBE 13448 БII. Decree No. 534 of the Federal Agency for Sub-surface Use (Rosnedr) dated 11 June 08
Description of the sub-surface site granted for use

The licensed site is in the Karpinsk Territory of the Ministry of Defence in the Sverdlovsk Oblast, 26 km from Vorontsovskoe deposit. The licensed site was granted the status of mine allotment with an area of 3.5 km2. The licensed site is a development site of polymetallurgical copper, lead, zinc ore with gold and silver in mineralized zones of cleavage and goldbearing residual soil.

License type (i.e. for extraction, exploration or geological survey)	Geological survey (prospecting and evaluation)
Main provisions of the license in relation to the Issuer’s obligations, including the time period for the fulfilment of these obligations	The Issuer had to begin a geological survey before 1 September 2006. The Issuer has to submit an evaluation report of prognostic resources by 1 November 2010.
Mandatory payments which must be settled by the Issuer (or a subsidiary/affiliated company of the Issuer where appropriate) under the license provisions	Regular payments for sub-surface use.
Extent of fulfilment of the Issuer’s obligations (or of the subsidiary/affiliated company of the Issuer where appropriate) to date	In full
Factors that may negatively affect the	There are geological risks. These risks are low.

performance of the obligations by the Issuer (or of the subsidiary/affiliated company of the Issuer where appropriate) under the license and the possibility of their occurrence

(B) Mineral processing

LLC Polymetal North Ural does not process minerals.

(C) Product sales

Product sales are not undertaken by LLC Polymetal North Ural. There are no special permits required for the selling of products and quotas have been set.

4.2.9. Additional requirements for issuers whose main activity is the provision of communication services

The provision of communication services is not the main activity of the Issuer.

4.3. Plans for the Issuer’s future activities

Plans for the Issuer’s future activities and sources of future revenues:

The Issuer’s main activity is the provision of services in relation to securing its subsidiary companies’ obligations before creditor banks under loans taken out by the subsidiary companies.

The Issuer, including its subsidiary companies, does not plan to release new products in the future or to change their main activity.

The source of the Issuer’s future revenue shall remain the income from granting loans and/or financial security to its subsidiary companies. The Issuer plans to receive dividends and part of its profit from its subsidiary companies, which will continue mining and selling precious metals.

Plans for organising any new production, expanding or reducing production; the development of new types of products, the modernisation and reconstruction of fixed assets, and possible changes in the activities of the issuer:

The Issuer’s subsidiary companies plan to expand their production facilities in the main mining enterprises (Dukat, Vorontsovskoe deposits) by improving the production process and building new enterprises. The mineral resources base will also be recreated and expanded on account of geological exploration works on flank and deep existing deposits and new independent enterprises will be built on deposits with great potential.

The Issuer’s subsidiary companies plan to operate in their regions (Magadan Oblast, Sverdlovsk Oblast, Khabarovsk Krai and Krasnoyarsk Krai) as well as expanding into other Russian regions and regions of Mongolia.

The on-going Albazino-Amursk project in the Khabarovsk Krai is central to the Issuer’s development plans for gold extraction. The preparations for the construction of a processing plant on the Albazinskoe deposit are under way, while a settlement for workers is being built along with a fuel and lubricant warehouse, a road (Albazino-Oglongi), and bridges. An electric power line, water and gas mains (which will supply heat to the future hydrometallurgical plant) are also being built in Amursk. Construction works for the hydrometallurgical plant shall begin in the summer of 2009.

Dukat in the Magadan Oblast, one of the largest silver deposits in the world, is another project under development. In light of information obtained on the ore reserves, the Issuer decided to increase the production capacity of the gold processing plant in Dukat by introducing a new grinding chain with a semi-autogenous mill, sand flotation division and ore electrical haulage. The main actions for this project have already been implemented, in 2007 and 2008. The extended plant will be put into operation later in 2009. The acquisition of the Kubaka deposit in the Magadan Oblast has considerably increased the Issuer’s production assets. An ambitious in-mine exploration is being implemented for this deposit while a gold processing plant should be built on this site in the next three years.

The project concerning the development of the Vorontsovskoe deposit includes the reconstruction and modernisation of the gold processing plant for primary ore (carbon pulp) to increase its production capacity. These works include the expansion of the syanidation division and the construction of additional grinding and filtering sections.

The Issuer is expanding its mineral resources base by acquiring new deposits (Goltsovoe in the Magadan Oblast, Agnie-Afanasievsky ore cluster in Ulchesk District in the Khabarovsk Krai) and new assets. By acquiring new assets next to its main processing plants, the Issuer will be able to create additional sources of raw materials for its plants.

4.4. Issuer’s participation in any groups, holdings, concerns and/or associations in relation to industry, banking and/or finance

The Issuer does not participate in any groups, holdings, concerns and/or associations in relation to industry, banking and/or finance

4.5. Issuer’s subsidiary and affiliated companies

1) Full company name: Closed Joint Stock Company Gold North Ural

Short company name: CJSC Gold North Ural

Location: Ulitsa Karpinskogo, 4, 624460, Sverdlovsk Oblast, Krasnoturynsk

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Closed Joint Stock Company Gold North Ural is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: 100%

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: extraction of non-ferrous metal ores

Subsidiary company’s significance for the Issuer’s business: the subsidiary company is a leading company extracting gold in the Sverdlovsk Oblast

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the powers it has have been transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory interest of the management organisation in the Issuer’s Charter capital: no participatory interest

Proportion of the Issuer’s ordinary shares: none

2) Full company name: Closed Joint Stock Company Khabarovskoe Geological Prospecting Enterprise

Short company name: CJSC Khabarovskoe Geological Prospecting Enterprise

Location Ulitsa 40 Let Pobedy, 33, Khabarovsk Krai, Okhotskiy District, 682480, Okhotsk

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Closed Joint Stock Company Khabarovskoe Geological Prospecting Enterprise is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: 100%

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: geological prospecting, geophysical and geochemical works in the field of mineral resources investigations

Subsidiary company’s significance for the Issuer’s business: the subsidiary company is involved in geological prospecting, evaluation surveys for subsequent exploitation of precious metals deposits, the design and construction of mining enterprises. This subsidiary company is one of the Issuer’s key subsidiary companies.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the powers it has have been transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory interest of the management organisation in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

3) Full company name: Open Joint Stock Company Okhotskaya Mining and Geological Company

Short company name: OJSC Okhotskaya Mining and Geological Company

Location: Ulitsa 40 let Pobedy, 33, Khabarovsk Krai, Okhotskiy District, 682480, Okhotsk

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Open Joint Stock Company Okhotskaya Mining and Geological Company is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: 100%

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: extraction of non-ferrous metal ores

Subsidiary company’s significance for the Issuer’s business: the subsidiary company is one of the leading gold and silver extracting companies in the Khabarovsk Krai.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the powers it has have transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory interest of the management organisation in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

4) Full company name: Closed Joint Stock Company Polymetal Engineering

Short company name: CJSC Polymetal Engineering

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Closed Joint Stock Company Polymetal Engineering is a subsidiary company by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: 100%

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: architecture, engineering and technical design for industry and construction

Subsidiary company’s significance for the Issuer’s business: the subsidiary company provides engineering and technical designs for enterprises in the mining industry and is one of the Issuer’s key subsidiary companies.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the power it has have been transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory interest of the management organisation in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

5) Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Open Joint Stock Company Polymetal Management Company is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: 100%

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: management of financial and industrial groups and holding companies, including performing the functions of the single executive body in some legal entities

Subsidiary company’s significance for the Issuer’s business: the subsidiary company is a management organisation for most of the subsidiary companies of the Issuer.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Entity or person performing the functions of the subsidiary or affiliated company’s single executive body: General Director

Full name: Vitaliy Natanovich Nesis

Date of birth: 1976

Participatory interest in the Issuer’s Charter capital: 0.9524%

Proportion of the Issuer’s ordinary shares: 0.9524%

6) Full company name: Closed Joint Stock Company Silver Magadan

Short company name: CJSC Silver Magadan

Location: Ulitsa Proletarskaya, 13/1, Office 542, Magadan Oblast, 685000, Magadan, Russia

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Closed Joint Stock Company Silver Magadan is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: 100%

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: extraction of non-ferrous metal ores

Subsidiary company’s significance for the Issuer’s business: the subsidiary company is a mining enterprise extracting and producing precious metals and is one of the Issuer’s key subsidiary companies. This company is the largest silver producer in Russia.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the powers it has have been transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory interest of the management organisation in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

7) Full company name: Limited Liability Company Trading House Polymetal

Short company name: LLC Trading Company Polymetal

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Limited Liability Company Trading House Polymetal is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: this subsidiary company is not a joint stock company

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: wholesale trade

Subsidiary company’s significance for the Issuer’s business: the subsidiary company supplies the Issuer’s subsidiary enterprises.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the powers it has have been transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory interest of the management organisation in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

8) Full company name: Limited Liability Company Dukat Geological Prospecting Enterprise

Short company name: LLC Dukat Geological Prospecting Enterprise

Location: Prospekt Pobedy, 31, Omsukchanskiy District, Magadan Oblast, 686417, Dukat, Russia

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Limited Liability Company Dukat Geological Prospecting Enterprise is a subsidiary company of the Issuer by virtue of the Issuer’s predominant participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: this subsidiary company is not a joint stock company

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: geological prospecting, geophysical and geochemical works in the field of mineral resources investigation

Subsidiary company’s significance for the Issuer’s business: the company carries out geological prospecting works in the Magadan Oblast.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the powers it has have transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory interest of the management organisation in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

9) Full company name: Limited Liability Company North Ural Geological Prospecting Enterprise

Short company name: LLC North Ural Geological Prospecting Enterprise

Location: Ulitsa Karpinskogo, 3, Sverdlovsk Oblast, 624930, Karpinsk

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: LLC North Ural Geological Prospecting Enterprise is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: this subsidiary company is not a joint stock company.

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: geological prospecting, geophysical and geochemical works in the field of mineral resources investigation

Subsidiary company’s significance for the Issuer’s business: the subsidiary company carries out geological prospecting works in the Sverdlovsk Oblast.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the powers it has have been transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory interest of the management organisation in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

10) Full company name: POLYHOLDING LIMITED

Short company name: Not applicable

Location: 9th Floor, 2-4 Capital Centre, Makariu III, Nicosia, 1065, Cyprus

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Polyholding Limited is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: 100%

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: commercial and financial activity

Subsidiary company’s significance for the Issuer’s business: the subsidiary company is involved in commercial activities either on its own or jointly with other companies in many countries around the world.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a Board of Directors (supervisory board) was not specified in the subsidiary company’s founding documents.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the founding documents of the subsidiary company specify a collegial executive body or Director.

Full name: Arta Antoniu

Date of birth: 1951

Participatory interest in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

Full name: Spirulla Papaerakleus

Date of birth: 1962

Participatory interest in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

Entity performing the functions of the subsidiary or affiliated company’s single executive body: the subsidiary company does not have a single executive body. There are two directors who hold the same rights, in accordance with Cypriot law, the details of which are presented in the information on collegial executive body above.

11) Full company name: Limited Liability Company Resources Albazino

Short company name: LLC Resources Albazino

Location: Ulitsa Komsomolskaya, 75-B, Office 600, Khabarovsk Krai, 680000, Khabarovsk, Russia

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Limited Liability Company Resources Albazino is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: this subsidiary company is not a joint stock company.

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: extraction of non-ferrous metal ores

Subsidiary company’s significance for the Issuer’s business: this subsidiary company is a mining enterprise extracting and producing precious metals and is one of the Issuer’s key subsidiary companies.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the powers it has have transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory interest of the management organisation in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

12) Full company name: Open Joint Stock Company Aurum

Short company name: OJSC Aurum

Location: Ulitsa Fuchika, 6 A, Sverdlovsk Oblast, 624800, Sukhoy Log

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Open Joint Stock Company Aurum is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 84.51%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: 84.51%

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: geological prospecting, geophysical and geochemical works in the field of mineral resources investigation

Subsidiary company’s significance for the Issuer’s business: the subsidiary company carries out geological prospecting works in view of building mining enterprises and is one of the Issuer’s key subsidiary companies.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board):

Chairman of the Board of Directors:

Full name: Alexandr Alekseevich Zarya

Date of birth: 1949

Participatory interest in the Issuer’s Charter capital: 0.0027%

Proportion of the Issuer’s ordinary shares: 0.0027%

Members of the Board of Directors:

Full name: Igor Vladimirovich Venatovskiy

Date of birth: 1948

Participatory interest in the Issuer’s Charter capital: 0.0794%

Proportion of the Issuer’s ordinary shares: 0.0794%

Full name: Vitaliy Natanovich Nesis

Date of birth: 1976

Participatory interest in the Issuer’s Charter capital: 0.9524%

Proportion of the Issuer’s ordinary shares: 0.9524%

Full name: Vladimir Trofimovich Ryabukhin

Date of birth: 1946

Participatory interest in the Issuer’s Charter capital: 0.0375%

Proportion of the Issuer’s ordinary shares: 0.0375%

Full name: Sergey Aleksandrovich Cherkashin

Date of birth: 1962

Participatory interest in the Issuer’s Charter capital: 0.0524%

Proportion of the Issuer’s ordinary shares: 0.0524%

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Entity performing the functions of the subsidiary or affiliated company’s single executive body: General Director

Full name: Viktor Vladimirovich Denisov

Date of birth: 1950

Participatory interest in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

13) Full company name: Limited Liability Company Amur Hydrometallurgical Plant

Short company name: LLC Amur Hydrometallurgical Plant

Location: Ulitsa Shkolnaya, 6, Khabarovsk Krai, 682644, Amursk

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Limited Liability Company Amur Hydrometallurgical Plant is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: this subsidiary company is not a joint stock company.

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: production of gold

Subsidiary company’s significance for the Issuer’s business: the subsidiary company is a precious metals production enterprise and is currently building a new plant. It is one of the Issuer’s key subsidiary companies.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the powers it has have been transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory interest of the management organisation in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

14) Full company name: Polymetal ESOP LIMITED

Short company name: Not applicable

Location: Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Polymetal ESOP Limited is a subsidiary company of the Issuer by virtue of the Issuer’s predominant participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: 100%

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: commercial and financial activity

Subsidiary company’s significance for the Issuer’s business: the subsidiary company is involved in commercial activities on its own or with other companies in many countries around the world.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): a board of directors (supervisory board) is not specified in the subsidiary company’s founding documents.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): according to the founding documents of the subsidiary company, the subsidiary company must have at least 1 but no more than 15 directors. Currently, the subsidiary company does not have any collegial executive body.

Entity performing the functions of the subsidiary or affiliated company’s single executive body: the company has appointed one director:

Full name: Andrey Yurevich Zheltovskiy

Date of birth: 1971

Participatory interest in the Issuer’s Charter capital: 0.0054%

Proportion of the Issuer’s ordinary shares: 0.0054%

15) Full company name: FIANO INVESTMENTS LIMITED

Short company name: Not applicable

Location: 9th Floor, 2-4 Capital Centre, Makariu III, Nicosia, 1065, Cyprus

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: FIANO Investments Limited is a subsidiary company of the Issuer. The Issuer may take part in the decision-making process of this subsidiary company through its subsidiary company POLYHOLDING LIMITED, which owns 100% of the charter capital of FIANO INVESTMENTS LIMITED

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 0%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: 0%

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: commercial and financial activity

Subsidiary company’s significance for the Issuer’s business: the subsidiary company is involved in commercial activities either on its own or with other companies in many countries around the world.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the subsidiary company’s founding documents do not provide for a board of directors (supervisory board).

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the founding documents of the subsidiary company specify a collegial executive body or Director:

Full name: Arta Antoniu

Date of birth: 1951

Participatory interest in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

Full name: Spirulla Papaerakleus

Date of birth: 1962

Participatory interest in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

Entity performing the functions of the subsidiary or affiliated company’s single executive body: the subsidiary company does not have a single executive body, but it has two directors, who have the same rights, in accordance with Cypriot law, the details of which are presented in the information on collegial executive body below.

16) Full company name: Limited Liability Company Polymetal North Ural

Short company name: LLC Polymetal North Ural

Location: Ulitsa Lunacharskogo, 67a, Office 5, Sverdlovsk Oblast, 624930, Karpinsk, Russia

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Limited Liability Company Polymetal North Ural is a subsidiary company of the Issuer. The Issuer may take part in the decision-making process of this subsidiary company through its subsidiary company CJSC Gold North Ural which owns 100% of the charter capital of LLC Polymetal North Ural.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 0%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: this subsidiary company is not a joint stock company.

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: geological prospecting, geophysical and geochemical works in the field of mineral resources investigation

Subsidiary company’s significance for the Issuer’s business: the subsidiary company predicts to build mining enterprises on the Galkinskoe site in the Sverdlovsk Oblast. It is one of the Issuer’s key subsidiary companies.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Entity performing the functions of the subsidiary or affiliated company’s single executive body: General Director

Full name: Farit Gilmullovich Khamitov

Date of birth: 1953

Participatory interest in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

17) Full company name: Open Joint Stock Company Omolonskaya Gold Company

Short company name: OJSC Omolonskaya Gold Company

Location: Ulitsa Proletarskaya, 14, Magadan Oblast, 685000, Magadan

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Open Joint Stock Company Omolonskaya Gold Company is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: 100%

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: extraction of non-ferrous metal ores

Subsidiary company’s significance for the Issuer’s business: the subsidiary company has a license for geological exploration and extraction of gold from Kubaka deposit in the Magadan Oblast.

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the powers it has have been transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory share of the management company in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

18) Full company name: Limited Liability Company Ural Exploration Company

Short company name: LLC Ural Exploration Company

Location: Ulitsa Kalinina, 26, Office 13, Sverdlovsk Oblast, 623270, Degtyarsk

Grounds for recognition of the company as a subsidiary or affiliated company of the Issuer: Limited Liability Company Ural Exploration Company is a subsidiary company of the Issuer by virtue of the Issuer’s majority participation in the subsidiary company’s charter capital; consequently, the Issuer may take part in the decision-making process of this subsidiary company.

Issuer’s participatory interest in the Charter capital of the subsidiary and/or affiliated company: 100%

Proportion of ordinary shares of the subsidiary or affiliated company belonging to the Issuer: this subsidiary company is not a joint stock company.

Participatory interest of the subsidiary and/or affiliated company in the Issuer’s Charter capital: 0%

Proportion of the Issuer’s ordinary shares belonging to the subsidiary and/or affiliated company: 0%

Subsidiary company’s main activity: prospecting drilling

Subsidiary company’s significance for the Issuer’s business: the subsidiary company is important in relation to the expansion of the Issuer’s presence in the Sverdlovsk Oblast

Membership of the subsidiary or affiliated company’s board of directors (supervisory board): the formation of a board of directors (supervisory board) is not specified in the subsidiary company’s charter.

Membership of the subsidiary or affiliated company’s collegial executive body (board of directors): the formation of a collegial executive body is not specified in the subsidiary company’s charter.

Information on and powers of the subsidiary company’s single executive body (the powers it has have been transferred to it by a management organisation):

Full company name: Open Joint Stock Company Polymetal Management Company

Short company name: OJSC Polymetal Management Company

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Participatory share of the management company in the Issuer’s Charter capital: none

Proportion of the Issuer’s ordinary shares: none

4.6. Content, structure and value of the Issuer’s fixed assets, information on plans for purchasing, replacing and disposing of fixed assets, as well as in relation to encumbrances on the Issuer’s fixed assets

4.6.1. Fixed assets

Initial (replacement) cost of fixed assets and the amount of accrued depreciation over the last 5 completed financial years (the values of the indicators are provided as at the end date of the corresponding completed financial year):

Fixed asset items	Initial (replacement) cost, in thousand roubles	Amount of accrued depreciation, in thousand roubles
Accounting date: 31 December 2004
Machinery and equipment	1, 000.070	274, 838
Production and administration stock	2,289.501	0
Other fixed assets	1,968.845	999.350
Total:	5,258.416	1,274.188
Accounting date: 31 December 2005
Machinery and equipment	227.311	106.873
Other fixed assets	21.430	3.680
Total:	248.741	110.553
Accounting date: 31 December 2006
Machinery and equipment	227	122
Other fixed assets	22	6
Total:	249	128
Accounting date: 31 December 2007
Machinery and equipment	344	133
Transportation costs	1,168	39
Other fixed assets	22	8
Total:	1534	180
Accounting date: 31 December 2008
Machinery and equipment	227	129
Total:	227	129

Methods used to calculate fixed assets depreciation: fixed assets depreciation is calculated using a straight-line method.

Results of the last re-evaluation of fixed assets and long-term leased fixed assets completed within the last 5 completed financial years: the re-evaluation of fixed assets and long-term leased fixed assets was not carried out.

Information on the plans for acquiring, replacing and disposing of fixed assets, the value of which amounts to 10 percent and over of the value of the Issuer’s fixed assets and of other fixed assets at the Issuer’s discretion: This information is not available

Information on all encumbrances on the Issuer’s fixed assets: the Issuer’s fixed assets are not encumbered

V. Information on the Issuer’s financial and business activities

5.1. Results of the Issuer’s financial and business activities

5.1.1. Profit and loss

The indicators below show the Issuer’s profit and loss over the last 5 completed financial years:

	Accounting period
Indicators	2004	2005	2006	2007	2008
Proceeds, in thousand roubles	114,186. 311	40,648.026	18,498	40,383	11,647
Gross profit, in thousand roubles	41,766.817	4,568.433	9,048	39,883	11,647
Net profit (undistributed profits (uncovered loss)), in thousand roubles	-173.588	-74,836	54,522	81,679	-174,592
Return on equity, %	-0.01	-4.64	3.27	0.82	-1.79
Return on assets, %	-0.005	-1.67	0.63	0.79	-1.58
Net profit ratio, %	-0.15	-183.86	294.75	202.26	- 1,499.02
Product profitability (sales), %	6.44	-4.08	38.78	-2.87	- 424.16
Capital turnover	0.04	0.01	0.0023	0.0407	0.012
Uncovered loss at the accounting date, in thousand roubles	—	37,406.356	—	—	74,437
Ratio of uncovered losses to current balance at the accounting date, %	—	0.84	—	—	0.67

The method recommended in the Regulations on Disclosure of Information by Issuers of Securities approved by Decree No. 06-117/pz-n of the Financial Markets Federal Service dated 10 October 2006 was used to calculate the indicators provided in the table above.

Analysis of the Issuer’s profitability/loss ratio based on the indicators provided in the table above. Reasons for, according to the Issuer’s executive bodies, the Issuer’s losses/profits as indicated in the accounting reports of the last 5 completed financial years preceding the date of approval of the Securities Prospectus:

The Issuer’s proceeds amounted to 114,186,311 roubles in 2004. In 2005, proceeds considerably decreased in comparison with 2004 (by 64.4%), which resulted in losses. This was predominantly due to the fact that the Issuer made a change to the activities that it pursued; in the first six months of 2004, three new subsidiary enterprises were founded (namely, OJSC Polymetal Management Company, CJSC Polymetal Engineering and LLC Polymetal Finance) and income generating activities were transferred to these subsidiary companies from the Issuer.

Design, research and consulting relating to the exploitation and production systems of precious metals were among the main activities which generated profit for the Issuer. In April 2004, OJSC ISPA Polymetal founded a subsidiary company named CJSC Polymetal Engineering, which was to undertake design and research works. The establishment of CJSC Polymetal Engineering and its subsequent undertaking of design and research works previously carried out by the Issuer, resulted in decreased proceeds and uncovered loss at the end of 2005 for the Issuer. The Issuer’s 2006 consolidated revenues from products, works, and service sales amounted to 18.5 million roubles (in comparison to 40.65 million roubles in 2005) which represented a decrease of 54.5% in consolidated revenues from those in 2005. This decrease in consolidated revenues from 2005 to 2006, was due to the completion of large design projects in 2005 and the subsequent transfer of part of these projects to the subsidiary company CJSC Polymetal Engineering. In 2007, proceeds of the Issuer increased by 118.31% in comparison with proceeds in 2006 thanks to an increase of services rendered by the Issuer. At the end of 2008, the Issuer’s proceeds amounted to 11,647,000 roubles, which represents a decrease of 71.16% in proceeds of the Issuer in comparison with the proceeds of the Issuer in 2007, this decrease was due to a reduction in the quantity of services rendered by the Issuer. Currently, the proceeds of OJSC Polymetal (holding company) consist only of the fees for guarantees issued to ensure the obligations of its subsidiary companies’ under credit agreements.

Similarly to the proceeds of the Issuer, the Issuer’s gross profit fluctuated during the period from 2004 to 2006. The 2006 gross profit increase (of 98.1%) in comparison to 2005 was due to the substantial decrease (over twofold) of the Issuer’s costs, in particular, production costs. Costs decreased as a result of the transfer of most projects to the subsidiary company CJSC Polymetal Engineering. In 2007, the production costs of services rendered considerably decreased in comparison with the production costs of services rendered within 2006, as costs in relation to designing and surveying were not incurred within this accounting period by the Issuer. Consequently, the increase of proceeds and the decrease of production costs during this accounting period resulted in increased gross profit for the Issuer.

The Issuer’s net profit was determined predominantly by the profitability of the Issuer’s financial activity, which consists of providing financing to its subsidiary companies. Increased operating costs, relating to the conversion of securities, resulted in losses in 2005 and the amount of interest receivable was 90.34 million roubles, while the amount of interest payable was 180.98 million roubles. This was due to the following factors:

1. After founding a subsidiary company in July 2004, namely LLC Polymetal Finance, the main activity of which is the raising of borrowed funds and the financing of gold mining subsidiary companies, OJSC ISPA Polymetal found that its revenues from this type of activity decreased considerably in 2005.

2. The interest on the financial means raised by the Company are classified as expenditure, while these financial means are used to buy shares in enterprises that extract precious metals.

It must be noted that due to the increase in the price of precious metals on world markets, the acquisition of new deposits has increased the Issuer’s overall capitalization, while positively affecting the projected financial results of the Issuer.

As at the end of 2006, the Issuer’s net profit amounted to 54.5 million roubles. The financial results for 2006 were affected by the revenues received under the re-evaluation of the Issuer’s investments, including the difference between the estimated and actual value of investments in the Charter capital of the subsidiary company POLYHOLDING LIMITED (previously named OSUCH INVESTMENTS LIMITED up to January 2007) and the balance value of the shares in the charter capital of CJSC Eniseyskaya Mining and Geological Company, which amounted to 179 million roubles contributed.

As at the end of 2007, the net profit of the Issuer increased due to the Issuer’s financial activity and amounted to 81,679,000 roubles.

As at the end of 2008, the net loss of the Issuer amounted to 11,647,000 roubles and resulted from decreased proceeds from financial services rendered, in addition to the negative effect of currency differences, which amounted to 243,024,000 roubles during this period.

Profitability indices display an enterprise’s efficiency, by highlighting the performance of or return on financial resources deployed.

During 2004 and 2005, the Issuer recorded negative financial results and its profitability indicators (namely, own capital profitability index, assets profitability index, and net profit ratio) showed negative values. Moreover, as at the end of 2005 these profitability indicators displayed less favourable results when compared with those as at the end of 2004, due to a decrease of proceeds and an increase of losses.

As at the end of 2006, the own capital profitability ratio, assets profitability ratio and net profit ratio registered positive values: 3.27%, 0.63% and 294.75% respectively.

As at the end of 2007, the own capital profitability index, assets profitability index and net profit ratio registered the following values: 0.82%, 0.79% and 0202.26% respectively. The considerable decrease of the own capital profitability index was due firstly, to the placing of shares by additional issue by the Issuer in the first quarter of 2007 and secondly, due to the Issuer’s increase of capital and reserves as at both 31 March 2007 and 31 December 2007.

As at the end of 2008, the own capital profitability index, assets profitability index and net profit ratio again displayed negative figures. The considerable decrease of the own capital profitability index was due to a decrease in proceeds and an increase in losses during 2008.

The reorganisation conducted by the Issuer in 2004, resulted in structural changes and a considerable decrease in the number of employees. Executive expenses were also substantially decreased over the period covered from 2004 to 2006. The Issuer’s reorganisation and accompanying alteration of its activities resulted in decreased proceeds, especially for 2005. As a result, as at the end of 2004 the sales profitability index amounted to 6.44%, while as at the end of 2005 a negative value of 4.08% was achieved, due to a decrease of proceeds.

As executive expenses and production costs decreased further than the proceeds, as a result of optimizing the efficiency of the production processes and transferring some expenses out of the Issuer (including executive expenses) to subsidiary companies, as at the end of 2006 the executive expenses index was considerably improved, amounting to 38.78%.

As at the end of 2007 and 2008, the values of the profitability indices, own capital profitability index, assets profitability index, and net profit ratio, were negative and amounted to 2.87% and 424.16%, respectively, this was a result of the fact that during 2007 and 2008, executive expenses grew considerably, amounting to 1,874,000 roubles for 2006, 41,042,000 roubles for 2007 and 61,049,000 roubles for 2008.

The increased executive expenses were a result of the Issuer’s public status, which involves the necessity for audits, the remuneration of independent members of the Board of Directors, and other analogous obligations which incur expense.

The Issuer has made considerable investment into long-term assets which have low turnover ratios, hence the high capital turnover ratio of the Issuer.

As at the last accounting date (31 December 2008) preceding the date of approval of the Securities Prospectus, long-term investments amounted to over 98.67% of the assets of the Issuer and the percentage of liabilities of the Issuer which were current liabilities was relatively low at 11.98%.

According to the Issuer’s executive bodies, the main reasons for the Issuer’s losses/profits over the period reviewed are:

1) establishment of a number of subsidiary companies and the transfer of the main production activities of the Issuer to these newly established subsidiary companies, which has led to a decrease in the proceeds of the Issuer; and

2) investment in the shares in its subsidiary companies using long-term borrowed financial means, resulting in current balance growth and a decrease of short-term liabilities on the balance sheet.

Opinion of the Issuer’s executive bodies on the reasons for and/or effects on the indicators of the Issuer’s financial and business activities and reasoning explaining their position: The opinion of each executive body on the reasons and/or effects on the financial and business activity indicators coincides with the statement made above.

Particular opinion of a member of the Issuer’s board of directors (supervisory board) or of a member of the Issuer’s collegial executive body on the reasons and/or effects on the indicators of the Issuer’s financial and business activity in the minutes of the meeting (session) of the Issuer’s board of directors (supervisory board) or of the Issuer’s collegial executive body during which the corresponding issues were reviewed, and reasoning explaining their position: The members of the Issuer’s Board of Directors do not have a particular opinion on the factors mentioned above, nor do they have an opinion on the effects on the indicators of the Issuer’s financial and business activities.

5.1.2. Factors affecting the Issuer’s amount of proceeds received from the sale of goods, products, works, services and profits (losses) received from its main activities

Factors (including, inflation, fluctuations in currency exchange rates, state authorities’ decisions, in addition to other economic, financial and political factors etc.), which, according to the Issuer’s executive bodies, affected the Issuer’s proceeds from the sales of goods, products, works, services, the costs of their production and sales (production costs) and profits (or losses) from the Issuer’s main activities over the last 5 completed financial years:

Effect on proceeds, costs and profits
	2004	2005	2006	2007	2008
Inflation	Effect	Effect	Effect	Effect	Effect
Fluctuations in foreign currency exchange rates	Considerable effect	Considerable effect	Considerable effect	Considerable effect	Considerable effect
State authorities’ decisions	Negligible effect	Negligible effect	Negligible effect	Negligible effect	Negligible effect
Other factors	Negligible effect	Negligible effect	Negligible effect	Negligible effect	Negligible effect

Issuer’s executive bodies’ assessment of the effect of each of the abovementioned factors on the Issuer’s financial and business activities:

The effect of inflation on the Issuer’s profits is associated with the increased costs of materials, works, and services used, as well as increased labour costs. The Issuer’s proceeds were not greatly effected by inflation.

Fluctuations in foreign currency exchange rate considerably affect the Issuer’s profits, as its significant accounts under which it is required to make payments are in foreign currencies. Moreover, specific payment rights against and obligations to Russian contractors are denominated in foreign currencies. Foreign currency exchange differences, due to fluctuations in the exchange rate, generate other operating and non-operating revenues and expenditures and also affect the tax base. From 2004 to 2007, the rouble held a strong position in relation to the main foreign currencies, this resulted in positive exchange rate differences.

The cumulative effect of positive and negative foreign currency exchange rate differences amounted to + 40,000 roubles as at the end of 2004, + 95,569,000 roubles as at the end of 2006, 11,426,000 roubles as at the end of 2007, which, had a consequential, effect on the Issuer’s financial results for each of these financial years.

In the third quarter of 2008, the rouble weakened in relation to the main world currencies, which resulted in a negative balance of the exchange rate differences, the amount of which was 243,024,000 roubles and this consequently contributed to the losses registered as at the end of 2008.

The Issuer’s subsidiary companies sell metals at prices set in US dollars (this price being the spot price as on the London Stock Exchange) and receive their proceeds in rubles at the exchange rate of the Central Bank of Russia as at the day of sale. The risks of holding a group loan portfolio in dollars are thus minimized, as fluctuations in the cost of the group’s loan portfolio (as noted above, this is held in dollars) of up to 50% is covered (or hedged) by the proceeds of metal sales, which are in dollars.

State authorities’ decisions as well as other factors have not and do not at present affect the Issuer’s activities.

Opinion of the Issuer’s executive bodies on the factors indicated and/or their effects on the Issuer’s indicators of financial and business activity, and reasoning explaining their position: The opinion of each executive body on the abovementioned indicators and/or their effects on the Issuer’s indicators of financial and business activities coincides with the statement made above.

Particular opinion of a member of the Issuer’s board of directors (supervisory board) or of a member of the Issuer’s collegial executive body on the factors indicated and/or their effects on the indicators of the Issuer’s financial and business activity in the minutes of the meeting (session) of the Issuer’s board of directors (supervisory board) or of the Issuer’s collegial executive body during which the corresponding issues were reviewed, and reasoning explaining their position: The members of the Issuer’s Board of Directors do not have a particular opinion on the factors abovementioned nor do they have an opinion on the effects on the indicators of the Issuer’s financial and business activities

5.2. Issuer’s liquidity, capital and current assets adequacy

Indicators characterizing the Issuer’s liquidity in the last 5 completed financial years:

	Accounting date
	2004	2005	2006	2007	2008
Own Capital, in thousand roubles	-1,807,544	-2,785,357.011	-6,889,014	38,196	-1,268,442
Net Fixed Assets Index	2.07	2.73	5.14	1	1.13
Current (Liquidity) Ratio	0.32	0.11	0.07	1.10	0.04
Quick (Liquidity) Ratio	0.30	0.10	0.07	1.10	0.04
Own Funds Autonomy Ratio (equity assets ratio)	0.45	0.36	0.19	0.96	0.88

The indicator Capital and Reserves after deduction of liabilities of the participants (founders) for contributions to the Charter capital was used to calculate the following indicators: Own Capital, Net Fixed Assets Index and Own Funds Autonomy Ratio (equity assets ratio).

The method recommended by the Regulations on Disclosure of Information by Issuers of Securities approved by Decree No. 06-117/pz-n of the Financial Markets Federal Service dated 10 October 2006 was used to calculate the remaining indicators.

Analysis of the Issuer’s liquidity and financial solvency, capital adequacy for fulfillment of short-term liabilities and for adequately covering current operating costs on the basis of the indicators quoted. Description of the factors which, according to the Issuer’s executive bodies, resulted in changed indicators in comparison with the preceding accounting period by 10 percent or more:

Liquidity indicators reflect a company’s solvency level for its short-term debts.

Own Capital is an estimate indicator characterizing the proportion of an enterprise’s own capital used to cover its current assets (which are assets which are expected to be sold and/or used up, and thus producing turnover within a year).

From the data provided, it is clear that since 2004 the Issuer has been short on its own circulating assets to finance its current activity and has been in a precarious financial position. Borrowed funds were used to finance fixed assets and long-term receivables.

In 2004 and 2005, the Issuer’s own funds decreased due to structural changes of the Issuer and the transfer of short-term investments in fixed assets out of the Issuer. A decrease of the Issuer’s own circulating assets was caused by an increase of fixed assets due to a combination of an increase in long-term investments in the shares of the Issuer’s subsidiary companies’ and to a decrease of the Issuer’s own resources (Capital and Reserves) in the current balance at the end of the accounting period reviewed.

It must be noted that the funds borrowed to finance investments in the shares of the Issuer’s subsidiary companies from 2004 to 2006, were provided mainly by bank credits and loans with a repayment period of over one year so that they did not considerably affect the Issuer’s financial stability and liquidity in the short to mid-term.

As at the end of 2007, the shortage of the Issuer’s own circulating assets improved and the own capital index increased by 100.55% in comparison with 31 December 2006;this occurred as a consequence of the placing of shares by additional issue by the Issuer and an increase of the Issuer’s own sources (Capital and Reserves).

As at the end of 2008, the Issuer’s own capital indicator registered a negative value of 1,268,442,000 roubles as the Issuer’s financing depended chiefly on borrowed funds during this accounting period.

The Net Fixed Assets Index reflects the relation between fixed assets and funds assigned to long-term receivables and the Issuer’s own financing resources.

The Net Fixed Assets Index also shows that since 2004 the Issuer’s fixed capital has been financed mainly by borrowed funds. The negative value of this index was due to a decrease in the Issuer’s own capital as a result of losses incurred in 2004 and 2005, while at the same time long-term investments increased (investments in subsidiary companies’ shares increased 30-fold from 2004 to 2006).

This Net Fixed Assets Index value equaled 1.00 on 31 December 2007 and 1.13 on 31 December 2008, which shows that for each of these accounting periods the Issuer’s fixed assets had been obtained entirely by means of the Issuer’s own resources.

Liquidity ratios indicate an enterprise’s ability to satisfy short-term liabilities. The Current Liquidity Ratio considers the company’s overall short-term debt position, in addition to circulating assets for business activities and the ability to duly redeem its accrued liabilities. The Quick Liquidity Ratio allows an assessment of what proportion of the current short-term liabilities would be able to be paid by the company in a critical situation using more easily convertible assets (for example monetary funds and short-term accounts receivable).

Over the accounting periods reviewed, the Issuer did not have any account receivables with a repayment period of over one year and the proportion of the reserves within the current assets of the Issuer was low (1-5%), and consequently the liquidity indicators did not vary much during the accounting periods reviewed.

Since 2004 the absolute values produced by the liquidity indicator for the Issuer have been low and point to the Issuer’s inability to repay its short-term liabilities in full. However, given that the Issuer is an organisation specialising in the provision of services, the values of these indicators are within normal market limits. Notwithstanding the Issuer’s low liquidity indicators, the Issuer does not have any overdue accounts payable. The liquidity indicators have not fluctuated considerably between accounting periods. During the structural reorganisation of the Issuer in 2004, short-term investments were transferred to long-term investments, which correspondingly decreased the current assets and liquidity of the Issuer. This trend was maintained during 2005 and 2006, thus leading to a further decrease of the Issuer’s liquidity while increasing its fixed assets.

As at 31 December 2008, as a result of a decrease of the Issuer’s own circulating assets and growth in relation to its short-term accounts payable, a decrease of the liquidity index was registered in comparison with that as at 31 December 2007

The Own Funds Autonomy Ratio (equity assets ratio) indicates the proportion of a company’s own funds used for assets formation as well as an enterprise’s dependence on external financing.

Due to the structural changes introduced in 2004, the current balance decreased along with the loan liabilities and consequently the Issuer’s Own Funds Autonomy Ratio (equity assets ratio) grew. In 2005 and 2006, additional loans and credits were taken out, which led to a decrease of the Own Funds Autonomy Ratio.

In the first quarter of 2007, loans and credits were repaid using funds received from the placing of shares by additional issue by the Issuer . This resulted in a new assets and liabilities balance registered as at 31 December 2007, while the figure produced by the own funds autonomy ration as at 31 December 2007 increased 3.4 times in comparison with the figure as at 31 December 2006. On 31 December 2008 this ratio produced a figure of 0.88, which exceeded its regulatory value, that is set at 0.5-0.6.

Considering the variations of the liquidity ratios, it is acknowledged that the enterprise’s solvency during 2004 and 2006 and during 2008 was not optimal. During 2007, the Issuer’s liquidity and solvency stabilized as indicated by the growth of the liquidity ratios recorded as at 31 December 2007. Overall, the liquidity ratios show that the Issuer’s assets are formed using its own resources, while the Issuer’s current activity is financed with short-term borrowed funds (accounts payable).

Opinion of the Issuer’s executive bodies on the factors indicated and/or their effects on the Issuer’s indicators of financial and business activity, and reasoning explaining their position: the opinion of the Issuer executive bodies on the factors resulting in changes in the Issuer’s liquidity and solvency coincides with the statement made above.

Particular opinion of a member of the Issuer’s board of directors (supervisory board) or of a member of the Issuer’s collegial executive body on the factors indicated and/or their effects on the indicators of the Issuer’s financial and business activity in the minutes of the meeting (session) of the Issuer’s board of directors (supervisory board) or of the Issuer’s collegial executive body during which the corresponding issues were reviewed, and reasoning explaining their position: the members of the Issuer’s Board of Directors do not have a particular opinion on the factors abovementioned.

5.3. Amount and structure of the Issuer’s capital and current assets

5.3.1. Amount and structure of the Issuer’s capital and current assets

Information for the last 5 completed financial years:

	Accounting period
	2004	2005	2006	2007	2008
charter capital amount, in thousand roubles	55,000	55,000	55,000	63,000	63,000
Issuer’s Charter capital amount according to the founding documents, in thousand roubles	55,000	55,000	55,000	63,000	63,000
Total cost of the Issuer’s shares (participatory share) bought for subsequent resale (transfer) together with the proportion of such shares (participatory share) in the Issuer’s placed shares (Charter capital), in thousand roubles/%	—	—	—	—	—
Issuer’s operating surplus reserve, in thousand roubles	2,750	2,750	2,750	3,150	3,150
Issuer’s additional capital reflecting capital gains after re-evaluation and the difference between selling price (placing price) and nominal value of the Issuer’s shares (participatory share) on account of the sale of the shares (participatory share) at a price exceeding the nominal value, in thousand roubles	1,590,000	1,590,000	1,590,000	9,749,663	9,749,663
Undistributed net profits (uncovered loss), in thousand roubles	37,329	(37,406)	17,116	100,155	(74,437)
Issuer’s total capital, in thousand roubles	1,685,079	1,610,344	1,664,866	9,915,968	9,741,376

Issuer’s current assets according to the Issuer’s accounting reports (data supplied as at the end of each accounting period):

	Accounting period
	2004	2005	2006	2007	2008
Reserves, in thousand roubles	11,942.285	1,189.833	36	24	1,516
Input Value Added Tax, in thousand roubles	1,412.266	1,285.959	—	19	43
Account receivables (payments expected within the next 12 months after the accounting date), in thousand roubles	227,182.251	65,855.582	43,840	445,107	36,099
Account receivables (payments expected more than 12 months after the accounting date), in thousand roubles	—	—	—	—	—
Short-term investments, in thousand roubles	—	—	—	30,000	19,770
Monetary funds, in thousand roubles	513,813	2 130,601	94	10,514	716
Other current assets, in thousand roubles	—	—	—	—	—
Total current assets, in thousand roubles	241,050.615	70,461.975	43,970	485,664	58,144

Structure of the Issuer’s current assets according to the Issuer’s accounting reports:

	Accounting period
	2004	2005	2006	2007	2008
Reserves, %	4.9	1.7	0.1	0.005	2.6
Input Value Added Tax, %	0.6	1.8	—	0.004	0.1
Account receivables (payments expected within the next 12 months after the accounting date), in thousand roubles , %	94.3	93.5	99.7	91.6	62.1
Account receivables (payments expected more than 12 months after the accounting date), %	—	—	—	—	—
Short-term investments, %	—	—	—	6.2	34.0
Monetary funds, %	0.2	3	0.2	2.2	1.2
Other current assets, %	—	—	—	—	—
Total current assets, %	100	100	100	100	100

Sources of financing for the Issuer’s current assets (own sources, loans, credits);

The Issuer’s current assets are financed with its own funds and borrowed resources (loans, credits), in addition to accounts payable.

Issuer’s financing policy in relation to current assets:

The Issuer’s financing policy in relation to current assets consists of optimizing the ratio of borrowed funds to own funds and pursuing mid- to long-term debt financing.

Factors that may affect the financing policy of current assets and the estimated probability of their occurrence:

Ensuring revenue adequacy for financing current assets and ensuring credit availability are the factors that may affect the Issuer’s financing policy. The revenue adequacy for financing current assets is dependent on the price of the Issuer’s production (which consists of services rendered, which has been projected as having an average probability of occurring. The probability of decreased credit availability occurring for the Issuer depends on the ratio of the Issuer’s own funds to borrowed funds. The Issuer considers the probability of this situation (i.e. decreased credit availability for the Issue) occurring as low.

5.3.2. Issuer’s financial investments

List of the Issuer’s financial investments constituting 10 percent or more of all the Issuer’s investments as at the end of the last completed financial year before the date of approval of the Securities Prospectus:

1) Investments in securities:

1. Type of securities: registered preference shares

Issuer full company name: Closed Joint Stock Company Gold North Ural

Issuer short company name: CJSC Gold North Ural

Location: Ulitsa Karpinskogo, 4, Sverdlovsk Region, 624460, Krasnoturinsk

State registration number of the securities issue: 2-01-00620-K

Date of state registration: 19 March 2003

Registering body: Russian Federal Commission for the Securities Market

Number of securities owned by the Issuer: 30,000

Total nominal value of the securities owned by the Issuer: 30,000,000 roubles

Total balance sheet value of the securities owned by the Issuer: 1,625,400,000 roubles

Total balance sheet value of the securities owned by the Issuer’s subsidiary and affiliated companies: 7,134,146,000 roubles

Dividend for the preference shares or procedure for its determination: the dividend and the procedure for its determination are not established.

Due date for the preference share dividend: a specific date has not been established.

Share number and nominal value (nominal value increased amount) received by the Issuer following an increase of a joint stock company’s Charter capital using assets of the joint stock company: the Charter capital increase of the joint stock company did not occur using the joint stock company’s own assets.

2. Type of securities: registered ordinary shares

Issuer full company name: Closed Joint Stock Company Silver Magadan

Issuer short company name: CJSC Silver Magadan

Location: Naberezhnaya reki Magadanki, 11, 685000, Magadan

State registration number of the securities issue: 1-01-55951-N

Date of state registration: 4 November 2000

Registering body: Primorskoe Office of the Russian Federal Commission for the Securities Market

Number of securities owned by the Issuer: 11,578

Total nominal value of the securities owned by the Issuer: 11,578,000 roubles

Total balance sheet value of the securities owned by the Issuer: 1,552,728,000 roubles

Total balance sheet value of the securities owned by the Issuer’s subsidiary and affiliated companies: 7,134,146,000 roubles

Amount of the stated dividend for the ordinary shares, and payment due date: a decision concerning the dividend payment has not been adopted.

Share number and nominal value (nominal value increased amount) received by the Issuer following an increase of a joint stock company’s Charter capital using assets of the joint stock company: the charter capital increase of the joint stock company did not occur using the joint stock company’s own assets.

3. Type of securities: registered ordinary shares

Issuer full company name: Open Joint Stock Company Okhotskaya Mining and Geological Company

Issuer short company name: OJSC Okhotskaya Mining and Geological Company

Location: Ulitsa 40 Let Pobedy, 33, 682480, Khabarovsk Territory, Okhotsk

State registration number of the securities issue: 1-02-00851D

Date of state registration: 23 July 2004

Registering body: Regional Office of the Russian Federal Commission for the Securities Market in the Far East Federal District

Number of securities owned by the Issuer: 22,737

Total nominal value of the securities owned by the Issuer: 454,740,000 roubles

Total balance sheet value of the securities owned by the Issuer: 2,839,963,000 roubles

Total balance sheet value of the securities owned by the Issuer’s subsidiary and affiliated companies: 7,134,146,000 roubles

Amount of the stated dividend for ordinary shares, and payment due date: a decision concerning the dividend payment has not been adopted.

Share number and nominal value (nominal value increased amount) received by the Issuer after increase of a joint stock company’s charter capital using assets of the joint stock company: the Charter capital increase of the joint stock company did not occur using the joint stock company’s own assets.

2) Investments in non-equity securities:

There are no investments in non-equity securities amounting to 10 percent or more of the Issuer’s financial investments at the end of the last completed financial year before the date of approval of the Securities Prospectus.

Information on reserves against the devaluation of securities: reserves against the devaluation of securities have been established by the Issuer.

3) Issuer’s other financial investments:

Investment object: contribution to Charter capital

Full company name: Limited Liability Company Trading House Polymetal

Short company name: LLC Trading House Polymetal

Location: Prospekt Narodnogo Opolcheniya, 2, 198216, St Petersburg

Commercial organisation taxpayer identification number: 2715002031

Investment in monetary terms: 1,185,000,000 roubles

Investment in percentage of the Charter (reserve) capital (share fund) of the legal entity in which the Issuer has a participatory share in the charter (reserve) capital (share fund): 100%

Revenue from the investment object or procedure for its determination: not specified

Payment due date: not specified

Information on the potential loss that would result from the bankruptcy of organisations (enterprises) in which investments have been made by the Issuer:

The amount of potential loss on investments in securities and other financial investments made by the Issuer, correspond to the balance sheet value of these investments.

Information on loss (potential loss) related to the placing of the Issuer’s funds on a deposit or other accounts in banks or other credit organisations, the licenses of which were suspended or withdrawn, and when a decision of reorganisation, liquidation of such credit organisations is adopted, as well as a decision of bankruptcy or insolvency of such organisations:

As at the date of approval of the Securities Prospectus, the Issuer does not have any funds or deposits or other accounts in banks and other credit organisations, the licenses of which were suspended or withdrawn or which were reorganized, liquidated or have been through bankruptcy proceedings or have been declared insolvent.

Standards (rules) of accounting according to which the Issuer made its calculations presented in this section of the Securities Prospectus:

The calculations are made on the basis of the Issuer’s accounting reports executed in accordance with the current standards of Russian accounting:

•                  Decree No. 43n of the Ministry of Finance of Russia dated 6 July 1999 “On Approval of Accounting Regulations “Organisation Accounting Report” RAS 4/99”;

•                  Decree No. 126n of the Ministry of Finance of Russia dated 10 December 2002 “On approval of Accounting Regulations “Accounting for Financial Investments” RAS 19/02”;

•                  Decree No. 106n of the Ministry of Finance of Russia dated 6 October 2008 “On approval of ‘Accounting Regulation ‘Organisations Accounting Policy’ RAS 1/2008”.

5.3.3. Issuer’s intangible assets

Structure of intangible assets, initial (replacement) cost and accrued amortization for the last 5 completed financial years:

Group of intangible assets	Initial (replacement) cost, in thousand roubles	Amount of accrued amortization, in thousand roubles
Accounting date: 31 December 2004

Patents	211.294	90.933
Total:	211.294	90.933
Accounting date: 31 December 2005

Patents	211.294	110.019
Total:	211.294	110.019
Accounting date: 31 December 2006

Patents	211	129
Total:	211	129
Accounting date: 31 December 2007

Patents	211	148
Total:	211	148
Accounting date: 31 December 2008

Patents	211	168
Total:	211	168

Assessment methods and estimated value of the intangible assets contributed to the Charter capital (reserve) capital (share fund) or entered by way of grant:

Intangible assets have not been contributed to the Charter capital nor have they been entered by way of grant.

Standards (rules) of accounting according to which the Issuer submits information on its intangible assets:

RAS 14/2007 “Accounting for Intangible Assets” approved by Decree No. 153n of the Ministry of Finance dated 27 December 2007.

5.4. Information on the Issuer’s policy and expenditures on research and development in relation to licenses and patents, new developments and researches

Issuer’s research and development policy for the last 5 completed financial years:

One of the key principles of the Issuer is in the performance of all works necessary to develop ore deposits “from geological exploration to ingots”. The Issuer carries out independently all sub-surface development, including research and development works. The Polymetal Scientific and Research Design Institute has always been part of the Issuer’s structure and is now affiliated to the specialized engineering company, CJSC Polymetal Engineering.

Seven mining enterprises have been opened under this engineering sub-division, utilizing its designs. Subsequent to the creation of the specialized engineering organisation, CJSC Polymetal Engineering, engineering services were provided not only to the Issuer’s subsidiary companies, but also to other customers (OJSC Mikhailovskiy Mining and Concentration Complex, OJSC Severalmaz, etc.)

During the period from 2004 till 2008, CJSC Polymetal Engineering executed the following design and survey works:

Design works 2004:

•                       Manufacturing group TSVETMETTEKHNOLOGIYA: Consolidated development performance evaluation of copper-sulphide deposit (50 Let October);

•                       Closed Joint Stock Company Gold North Ural: Execution plan for an ammonium nitrate warehouse in the Vorontsovskiy open pit;

•                       Closed Joint Stock Company Silver Magadan: Execution plan for on-site storage of chemical agents;

•                       Closed Joint Stock Company Silver Magadan: Feasibility study of permanent exploration conditions for gold and silver reserves evaluation in Dukat deposit;

•                       Closed Joint Stock Company Silver Magadan: Execution plan for a solid domestic waste landfill in the village of Omsukchan;

•                       Closed Joint Stock Company Silver Magadan: Tunnel ventilation project (specifically in relation to during its construction);

•                       Closed Joint Stock Company Silver Territory: Tailings exploitation plan for Lunoe deposit for the period 2005- 2009;

•                       Open Joint Stock Company Okhotskaya Mining and Geological Company: Tailings exploitation plan for 2004- 2006;

•                       Open Joint Stock Company Okhotskaya Mining and Geological Company: Project review for Khakandzhinskoe Gold and Silver Deposit; and

•                       Closed Joint Stock Company Silver Territory: Plan for underground experimental and industrial development of gold and silver ore resources in the Lunoe deposit, in order to clarify geotechnical conditions, select the optimal development system and specify its parameters, when taking into consideration the environment and tectonic zones;

Design works 2005:

•                       Closed Joint Stock Company Gold North Ural: Execution plan for the development of a balanced oxidized ore warehouse with a capacity of 500,000 tonnes for industrial processing using the heap leaching method;

•                       Open Joint Stock Company Mikhailovskiy Mining and Concentration Complex: Construction of the first phase of a flotation division for a mining and concentration complex;

•                       Closed Joint Stock Company Silver Magadan: Tailings plan No.3 for Omsukchanskiy gold processing;

•                       Closed Joint Stock Company Silver Magadan: Execution plan for permanent explosive bulk storage in containers in Dukat mine;

•                       Closed Joint Stock Company Silver Magadan: Plan for a road between Lunnoe village and Arylakh deposit;

•                       Closed Joint Stock Company Silver Territory: Feasibility study of permanent exploration conditions for gold and silver reserves evaluation for the second development phase of the Lunoe deposit;

•                       Open Joint Stock Company Okhotskaya Mining and Geological Company: Execution plan for permanent explosive bulk storage (on the 22nd km site on the road Okhotsk-Khakandzha); and

•                       Open Joint Stock Company Okhotskaya Mining and Geological Company: Execution plan for a production station of oxygen on the site of the Khakandzhinskoe Mining and Metallurgical Plant;

Design works 2006:

•                       Open Joint Stock Company Karelmet: Technical and economic estimation of comparative development options for Aganazerskoe deposit with a predicted estimate of development feasibility;

•                       Open Joint Stock Company Severalmaz: Optimization of the transfer of mining works from the industrial site to the first phase of the final pit of the mining and concentration complex, Lomonosovskiy;

•                       Closed Joint Stock Company Gold North Ural: Adjustment of the construction plan for the Mining and Metallurgical Plant on the Vorontsovskoe gold deposit;

•                       Closed Joint Stock Company Silver Magadan: Fire protection plan for the Dukat mine;

•                       Closed Joint Stock Company Silver Magadan: Reconstruction plan for the Omsukchanskiy gold processing plant in view of increasing the ore processing productivity up to 950,000 tonnes per year;

•                       Closed Joint Stock Company Silver Territory: Development plan for the open-pit mining of the gold and silver Arylakh deposit;

•                       Closed Joint Stock Company TFZ: Plan for a compressor plant with a high-carbon ferro-chrome division;

•                       Open Joint Stock Company Okhotskaya Mining and Geological Company: Execution plan for the reconstruction of the permanent explosive bulk storage (on the 22nd km on the road Okhotsk-Khakandzha) with a capacity of 400 tonnes; and

•                       Closed Joint Stock Company Silver Territory: Tailings reconstruction of a gold processing plant;

Design works 2007:

•                       Closed Joint Stock Company Gold North Ural: Adjustment to the construction project of a Mining and Metallurgical Plant on the Vorontsovskoe gold deposit (mining transport unit);

•                       Open Joint Stock Company Mikhailovskiy Mining and Concentration Complex: Reconstruction project of pellet plant OJSC Mikhailovskiy Mining and Concentration Complex;

•                       Closed Joint Stock Company Silver Magadan: Filling project of the Dukat mine open pits 1 and 2;

•                       Closed Joint Stock Company Silver Territory: Fire protection plan of the deep mining industrial site on the Lunoe deposit;

•                       Closed Joint Stock Company Silver Territory: Filling project of Lunoe deposit open pit;

•                       Closed Joint Stock Company Silver Territory: Feasibility study of exploration conditions for gold and silver reserves evaluation in the Lunoe deposit;

•                       Closed Joint Stock Company TFZ: Execution plan for the construction of outside storage for loading, storing and blending chrome ore;

•                       Open Joint Stock Company Okhotskaya Mining and Geological Company: Processing plan for gold ore open pit mining on the Yurevskoe deposit;

•                       Open Joint Stock Company Okhotskaya Mining and Geological Company: Plan for an access winter snow road in the Yurevskoe deposit;

Design works 2008:

•                       Limited Liability Company Resources Albazino: Feasibility study of exploration conditions for gold reserves evaluation in the Albazino gold deposit;

•                       Closed Joint Stock Company Gold North Ural: Execution plan for a mobile crushing and screening unit;

•                       Closed Joint Stock Company Gold North Ural: Reconstruction plan for a prime ore processing unit to increase productivity up to 900,000 tonnes per year;

•                       Closed Joint Stock Company Gold North Ural: Feasibility study of exploration conditions for gold and silver reserves evaluation in the southern site of the Vorontsovskoe deposit;

•                       Open Joint Stock Company Arkhangelsk Geological Extraction: Feasibility study of conditions of the V. GRIBA diamond deposit;

•                       Closed Joint Stock Company Silver Magadan: Reconstruction plan for the Omsukchanskiy gold processing plant to increase productivity up to 1.5 million tonnes per year;

•                       Closed Joint Stock Company Silver Magadan: Mine expansion project to process all reserves of the Dukat deposit;

•                       Closed Joint Stock Company Silver Magadan: Monitoring of the safety of the tailing pit No.3 hydraulic structures in the Omsukchanskiy gold processing plant;

•                       Closed Joint Stock Company Silver Magadan: Feasibility study of exploration conditions of the Nachalniy-2 deposit;

•                       Closed Joint Stock Company Silver Magadan: Plan for vein 26 mining system.

Expenses for research and technical activities covered by the Issuer’s own funds:

The Issuer covers the main expenditures on research and development in connection with establishing and maintaining patents for invention. During the period from 2004 to 2008, the Issuer did not file any new patents. Expenditures on research and development are considered as production costs and no expenditures on research and development were made during the period indicated above.

Obtaining the amount of expenditure on research and development in the Issuer’s subsidiary companies is made by reviewing the accounts of each subsidiary company. Most of such expenses are paid to CJSC Polymetal Engineering working under direct agreements with the Issuer’s subsidiary companies.

Information on creating and obtaining legal protection of intellectual property (including information on issue date and validity periods of patents for invention, useful model and design invention, on state registration of trademarks, service marks, and appellations of origin):

There are no trademarks, service marks, appellations of origin registered in the Issuer’s name.

Information on the patents for invention obtained by the Issuer:

Patent number
	Patent title	Registration date in the invention state register	Application number	Date of receipt of application
1.	Method to extract precious metals from zinc precipitation	No. 2156821 27 September 2000	No. 99120966	04 October 1999
2.	Method to obtain ferromanganese	No. 2148102 27 April 2000	No. 99111338	28 May 1999
3.	Method to obtain metals and alloys	No. 2130500 20 May 1999	No. 98111174	08 June 1998
4.	Device to extract precious metals	No. 2132737 10 July 1999	No. 98107309	15 April 1998
5.	Device to extract precious metals	No. 2132738 10 July 1999	No. 98107459	15 April 1998
6.	Device to recover metal oxides	No. 2133291 20 July 1999	No. 98107374	15 April 1998
7.	Device to remove solid particles from melt	No. 2137853 20 September 1999	No. 98107231	15 April 1998
8.	Method to enrich minerals and device to implement this method	No. 2114700 10 July 1998	No. 96120918	21 October 1996
9.	Method to obtainferrochrome	No. 2148672 10 May 2000	No. 98118785	14 October 1998
10.	Method to obtain liquid glass	No. 2148553 10 May 2000	No. 98110025	25 May 1998
11.	Method to extract gold from gold and silver alloy	No. 2148667 10 May 2000	No. 98118784	14 October 1998
12.	Method to process aluminium dross	No. 2148664 10 May 2000	No. 98111175	08 June 1998
13.	Method to obtain silicate block	No. 2156222 20 September 2000	No. 99104641	04 March 1999
14.	Method to obtain aluminium from its oxide	No. 2163268 20 February 2001	No. 2000114911	14 June 2000
15.	Method to obtain low-carbon metals and alloys	No. 2164543 27 March 2001	No. 2000114912	14 June 2000
16.	Method to obtain silica from its oxide	No. 2165989 27 April 2001	No. 2000114910	14 June 2000
17.	Method to demercurise materials and device to implement this method	No. 2171304 27 July 2001	No. 2000123630	15 September 2000
18.	Method of oxidizing and burning sulphides and device to implement this method	No. 2174152 27 September 2001	No. 2000123629	15 September 2000
19.	Method to extract precious metals from silver concentrates and device to implement this method	No. 2174155 27 September 2001	No. 2000123628	15 September 2000
20.	Method of combined combustion of hydrocarbon fuels	No. 2184905 10 July 2002	No. 2000123631	15 September 2000
21.	Installations to extract gold and silver from cyanide solution	No. 2182186 10 May 2002	2001103149	25 January 2001
22.	Method to extract gold and silver from cyanide solution	No. 2178009 10 January 2002	2001103150	25 January 2001

Under Item 3 Article 3 of Russian Patent Law No. 3517-I dated 23 September 1992 (as amended), the patents for invention listed are valid for 20 years from the date that an application for the issue of a patent is made to the intellectual property federal executive body (the application filing date).

The Issuer has not received any patents for useful models and design inventions.

Main areas and use of the Issuer’s main intellectual property rights:

According to the list of patents presented, a number of inventions are used to develop design and technical documentation within the enterprises of the Issuer’s subsidiary companies. The main areas of use of the Issuer’s intellectual property rights are: melting enrichment products (Items 3, 4, 5, 17, 18) and extracting precious metals from solutions (Items 21, 22). The main results from implementation of the Issuer’s intellectual property rights are: opening of processing plants supplying finished products of the required quality (Metal Dore) with minimal capital costs to obtain this processing.

It must be noted that due to implementation changes, part of the inventions are not used in the exploitation and modernisation of the production process.

Risks related to the possibility of expiration of the Issuer’s main patents, licenses and trademarks:

The Issuer is not exposed to the risks related to the possible expiration of its patents due to the fact that:

1. licenses for the rights to use the patents were not transferred under a licence agreement, and consequently, as no payment was made to the Issuer for using the licenses, expiration of the patents shall not result in any decreased revenues.

2. under law, when patents expire, any entity (including the Issuer) may use the invention under the corresponding patent without limitation (during the patent validity period, the patent owner holds the exclusive rights of use, while others must acquire these rights under license agreements with the patent holder).

5.5. Analysis of development trends in the field of the Issuer’s main activity

Main development trends in the Issuer’s economic sector over the last 5 completed financial years (or for each completed financial year if the Issuer has operated for fewer than 5 years) and main factors affecting the industry:

The Issuer’s main field of activity is the management of holding companies (mining enterprises producing precious metals), including financial intermediation, holding companies’ securities so as to sufficiently own majority shares/participatory shares or to be able to take part in the companies’ executive decisions, as well as a full range of work in relation to production research and design of enterprises to develop precious metal ore deposits.

The investment appeal of the mining industry has been growing over the last 5 years due to improved prices around the world. As a result, more funds have been invested in this field, which has consequently provided a new impetus for development.

In 2008, gold mining and production in Russia increased by 13.3 % in comparison to 2007. Specifically, in 2008 gold mining increased by 13.1%, while by-product production increased by 2.8% and secondary production by 22.9% in comparison to 2007.

Mining and production of gold in Russia during the period 2003-2008 (according to data of the Council of Gold Producers of Russia)

							Change 2008/2007
Description	2003	2004	2005	2006	2007	2008	kg	%
Mining including	158,065	158,880	152,064	147,619	144,853.8	163,891.3	+19,037.5	+13
By-product production	12,020	10,412	11,122	11,721	12,120.8	12,456.1	+ 335.3	+2
Secondary production	6,835	4,844	4,882	4,980	5,867.3	8,140.4	+ 2,273.1	+39
Total	17,6920	174,136	168,068	164,321	162,842	184,488	+ 21,645.9	+13

Today in Russia alluvial gold (which represents 45% of the gold extracted) tends to be gradually replaced by gold extracted from ore deposits. According to estimates from the Council of Gold Producers of Russia, gold from ore deposits may amount to 80-85% of the gold produced by 2010-2015. In 2008, gold mining from primary deposits increased by 22.5 tonnes, while gold extraction from alluvial deposits decreased by 3.5 tonnes.

In Russia, there are 16 gold mining companies with an extraction capacity of over 2 tonnes per year. In 2008, they extracted 55% of the overall amount of gold produced. The Russian gold output should increase by 2010-2012 when new enterprises should open, including enterprises from the Issuer’s group.

Silver production in Russia during the period 2004-2007 (expert estimate)

Description	2004	2005	2006	2007
Total in tonnes	1,316	1,282	1,251	1,123
Including: Mining in tonnes	670	732	652	508
By-product production in tonnes	271	278	320	320
Secondary production in tonnes	375	272	279	295

According to an expert estimate, in 2008 silver production in Russia increased by 34% (up to 1,500 tonnes) mainly due to the increased extraction in the Magadan Region (613.1 tonnes) and in Chukotka (up to 180 tonnes). According to these figures, in 2008 Russia was the sixth largest silver producer in the world.

The Issuer’s subsidiary companies produce over 41% of the total annual silver output by Russia. In the first six months of 2008, 660 tonnes of silver were produced in Russia. Over this period, the Issuer’s subsidiary companies produced 12.6 million ounces (around 400 tonnes) of silver.

Enterprises processing gold and silver deposits provide 93% of the total silver output. 6% of the total silver output is extracted as a by-product by enterprises processing primary gold deposits and 1% of the total silver output (around 6 tonnes) is extracted from concentrates and other products derived from the extraction of gold alluvial deposits.

The Issuer maintains its positive forecast regarding world prices for gold, but it does not rule out a drop in the price of silver and expects some complications due to the social and economic situation in Russia specifically (increased inflation, interest rates, prices for materials, raw materials, electricity, etc.) and throughout the world.

In order to minimize the effects of these factors, the Issuer will apply an effective system of cost control and logistics, as well as utilizing the most efficient technologies.

Overall assessment of the results of the Issuer’s activity in this industry; Evaluation of the Issuer’s results with development trends in the industry:

The Issuer is one of the few companies in the mining industry which can implement large projects from scratch using technological developments of world caliber. The Issuer was the first company to implement certain processing and technological solutions in Russia. The Issuer benefits from its unique experience in developing exploitation projects for precious metal deposits and is the market leader in Russia in the field of enriching technology, as well as in relation to the development of ore deposits of precious, black, non-ferrous metals, and precious stones.

The Issuer’s subsidiary companies operate in all of the traditional gold mining regions and are leading producers in the Sverdlovsk and Magadan Regions, as well as in the Khabarovsk Territory.

The Issuer’s speed of development corresponds to that of the industry in general. In the last 5 completed financial years, the Issuer’s subsidiary companies opened some of the largest mining enterprises in the country. In 2008, expansion projects of existing enterprises reached their completion phase, while construction works for new enterprises commenced.

By 2012 the Issuer, represented by its subsidiary companies, will have opened four new mining enterprises.

As at the end of 2008, the Issuer and its subsidiaries were leading companies on the domestic market. The Company’s results are assessed as positive in light of the development trends within the mining industry in general.

Gold production increased by 15%, reaching up to 285,000 ounces, thanks firstly, to higher than expected reserves in the Khakandzhinskoe deposit and the secondly, to the increasing processing volumes on the Vorontsovskoe (primary ore) and Dukat deposits, as a consequence of new production units at both plants. These production volumes exceeded the initial estimates for volumes processed, which were issued in January 2008 (250-270,000 ounces), as well as the updated estimates for volumes processed, issued in October 2008 (260-280,000 ounces).

Silver production increased by 8% up to 17.2 million ounces in line with the initial estimates (17-18 million ounces) and the updated estimates (16.5-17.5 million ounces).

Total annual sales of gold and silver amounted to 281,000 ounces and 17.7 million ounces, respectively, while overall proceeds increased by 62% and reached a record level for Polymetal at 500 million US dollars.

In 2008, the Issuer, represented by its subsidiary companies, continued work on the Albazino/Amursk projects, which are priorities for the group, and are to date being implemented in accordance with the established timetable. Construction works are being undertaken both on the deposit and on auxiliary sites.

The estimated results of Albazino resources are in line with the JORC Code and should be published in the first quarter of 2009. An estimate of the reserves based on an updated feasibility study should be published in the second quarter of 2009.

The Issuer considers the Amurskiy Mining and Metallurgical Plant as a potential centre for processing concentrates of refractory ores in the Russian Far East as this region boasts a number of refractory gold ore deposits, which have not been developed due to a lack of efficient processing technology.

The geological exploration of the Birkachan deposit bought in 2008 has now been completed and data on the resources should be published in the first quarter of 2009, together with a detailed timetable of the project’s implementation.

These results depict that the Issuer is in a stable position. in addition to possessing the potential for future development.

Reasons supporting the activity results obtained (satisfactory or unsatisfactory results, according to the Issuer):

The positive results obtained are mainly due to the fact that the Issuer has been carrying out this activity for a long time and has gained experience in designing and constructing enterprises, as well as in forecasting developments in the market.

To maintain and strengthen its position in the market, the Issuer plans to increase its efficiency, in addition to the quality of its services, by building new production units using new technologies and optimizing its business processes.

The Issuer has the objective of consolidating its position in the market, as well as expanding its asset portfolio in the most profitable way possible within the current economic climate.

Opinion of the Issuer’s executive bodies on the information presented and reasoning explaining their position:

The information was submitted in accordance with the opinion of the Issuer’s executive bodies.

Particular opinion of a member of the Issuer’s board of directors (supervisory board) or of a member of the Issuer’s collegial executive body on the information presented in the minutes of the meeting (session) of the Issuer’s board of directors (supervisory board) or of the Issuer’s collegial executive body during which the corresponding issues were reviewed, and reasoning explaining their position: the opinion of the executive bodies on the information presented coincides with the statement made above.

5.5.1. Analysis of the factors and conditions effecting the Issuer’s activities

Factors and conditions affecting the Issuer’s activities and the resultant effect on such activities; forecast for the duration of the affect of such factors and conditions on the Issuer’s activities:

Developments within the mining industry are the main factors effecting the Issuer’s activities. the following factors and conditions affecting the development of the mining industry should be considered:

• mining and geological conditions,

• legal regulation of the industry,

• social and economic situation in Russia (inflation, currency exchange rate, price changes for raw materials and materials, electricity, fuel, etc., situation on the monetary market),

• situation of precious metal world market,

• labour resources.

Conditions on both domestic and foreign markets affect the Issuer’s subsidiary companies, in addition to particular characteristics of the industry and the country concerned. The Issuer’s proceeds and cash flow are directly dependent on the world prices for gold and silver. Overall, in the last 2 years, prices have increased by over 30% (in dollar equivalent). Fuel and electricity represent a considerable part of the Issuer’s operating costs and their prices are dependent on global prices for oil and oil-based products. Cheaper prices for raw materials and other materials will have a positive effect on the Issuer’s proceeds, cash flow, operating margin as well as the valuation of deposits.

The Issuer is expanding its activity on the M&A market, by making use of recent developments within the financial markets.

The development of a competitive environment also affects the Issuer’s business as well as the results of its business.

The Issuer has made a few important acquisitions in 2008 and 2009: Goltsovoe deposit in the Magadan Region; Agnie-Afanasievskiy ore cluster in Ulchskiy District in the Khabarovsk Territory; and Burgaliyskiy ore site in the Magadan Region. All these sites are located close to major base processing enterprises.

The Issuer considers that the factors indicated will have a long-term effect on the Issuer’s business.

Actions already taken and/or to be taken in the future by the Issuer to use these factors and conditions effectively:

To consolidate its position on the market, the Issuer plans to increase its management efficiency by reducing its staff and outsourcing part of its functions, improving its business processes, employing qualified staff, applying new technological solutions, in addition to using the current economic situation to expand its asset portfolio in the most profitable way.

The Issuer has only made minor cut-backs on staff in its subsidiary companies to optimize the performance of tasks conducted and has purchased minority interests in a number of mining and geological prospecting companies, whilst planning on subsequent obtaining full ownership of these companies.

Methods already used and/or to be used in the future by the Issuer to decrease the negative effect of the factors and conditions affecting the Issuer’s activity:

To minimize the negative effects of the factors indicated above on the Issuer’s business, the Issuer will implement the following measures:

•      Decline some projects in favour of the most profitable projects,

•      Improve the cost system,

•      Commission new projects within the scheduled time frame,

•      Use modern technologies to increase production volumes and quality, set up an efficient logistics system,

•      Set up a programme to recruit and motivate staff.

To minimize the effect of metal and fuel market prices, the Issuer uses legitimate hedging instruments, including concluding long-term contracts with suppliers with fixed prices.

Substantial events/factors that may greatly affect the Issuer’s possibility to obtain the same or better results in comparison with the results obtained in the last accounting period, as well as the probability of such events (factors) for affecting the Issuer’s business:

Among the factors that may negatively affect the Issuer and its subsidiary companies’ situation on the mining and gold and silver production market, the following may be noted:

• Deterioration of mining conditions,

• Considerable changes in the market state regulation,

• Drop of prices for precious metals,

• Downturn of the social and economic situation in the country and in the regions where the Issuer’s subsidiary companies operate.

The general economic downturn in the world (and also in Russia) with the corresponding increased difficulty in obtaining money in the debt capital market is one of the main factors that has negatively affected the Issuer’s activity.

Part of the Issuer’s debt portfolio consists of borrowed funds with variable interest rates. Considering the current lack of liquidity in the market and increased interest rates for borrowed funds, the Issuer like other borrowers has experienced difficulties in borrowing, which may lead to the suspension of some projects and thus adversely affect the high financial results expected by the Issuer. The high ratio of borrowed funds to own funds indicates the Issuer’s increased financial risk, in addition to its dependence on creditors. The Issuer is committed to servicing its loans completely up to their full repayment. To minimize the risk of interest rate changes, the Issuer plans to match the deadlines and interest rates of the loans granted with the deadlines and interest rates of the resources used.

The Issuer does not consider that the probability of the factors indicated above of affecting the Issuer’s business is high.

Substantial events/factors that may improve the results of the Issuer’s activity and probability of their occurrence as well as duration of their effects:

The commissioning of new enterprises as part of the Albazino-Amursk project in the Khabarovsk Territory is the main event that may improve the results of the Issuer’s business. This key project consists in the construction of a mining and metallurgical complex: a mining and concentration complex in Albazino and a hydrometallurgical plant in Amursk. The launch of these enterprises will achieve gold production up to 500,000 ounces per year by 2011.

The Issuer considers that the probability that this event will occur is high and that its effect shall last as long as the deposit exploitation lasts, which is set to be for a minimum of 10 years.

5.5.2. Issuer’s competitors

Issuer’s main current and probable competitors, including abroad:

Considering that the activities of the Issuer’s subsidiary companies are mining and producing precious metals (gold and silver), the Issuer’s subsidiary companies have Russian and international competitors operating or planning to operate in the mining industry.

Leading gold mining companies in Russia during the period 2005-2007

		Volume extracted, kg
	Companies	2005	2006	2007
1.	Polyus Gold, OJSC	32,322	37,548	37,760
2.	Peter Hambro Mining	7,018	7,421	8,405
3.	Polymetal, OJSC	7,290	7,828	7,273
4.	South Ural Gold Group of Companies, OJSC	3,649	3,897	4,976
5.	High River Gold Mines Ltd	4,874	4,720	4,683

The Issuer is the third largest gold producer in Russia with an output of 285,000 ounces as at the end of 2008. Its main competitors are companies such as OJSC Polyus Gold (1,220,000 ounces) and Peter Hambro Mining (393,000 ounces), High Land Gold Mining, OJSC South Ural Gold, and High River Mining.

The Issuer, represented by its subsidiary companies, is the leading producer of silver in Russia. Competition on this particular market does not have a considerable affect on the Company. International companies planning to purchase assets in Russia may become possible competitors.

According to expert estimates, world extraction of silver amounted to 186,000 tonnes as at the end of 2007.

Leading world producers of silver in 2007 *

	Companies	Country	Volume extracted in tonnes	% of the total silver output in the world
1.	Pan American Silver	Canada	531.9	2.8%
2.	Hochschild	USA	423	2.2%
3.	Fresnillo	Mexico	1,042	5.6%
4.	Coeur D’Alene Mines	USA	357.6	1.9%
5.	Polymetal	Russia	495.5	2.6%

*Note: world producers of primary silver are indicated in the table

Based on the figures for volumes extracted as noted above, the Issuer’s main competitors on the silver market are the producers of primary silver. There are no producers of primary silver in Russia.

The data above shows that the Issuer produces 2.6% of the total world silver output. The Issuer’s subsidiary companies produce over 41% of the total silver output in Russia.r

Based on the silver production volumes in Russia as at the end of October 2008, the Issuer’s main competitors in relation to the markets for silver production and the sale of silver are companies with market shares of at least 1%. These competitor companies are indicated in the table below:

	Producer	Location	Silver production in tonnes	% of the total silver output in Russia
1.	CJSC Artel of Miners Amur	Khabarovsk Territory, Ayano-Mayskiy District	8,36	1.34%
2.	LLC Artel of Miners Chukotka	Chukotskiy Administrative Region, Chuanskiy District	8.34	1.34%
3.	CJSC Omsukchanskaya Mining and Geological Company	Magadan Region, Magadan	9.33	1.49%
4.	LLC Mosexpo Metal	Moscow	13.29	2.13%
5.	CJSC Chukotskaya Mining and Geological Company	Chukotskiy Autonomous District, Anadyr	107.7	17.3%

List of the Issuer’s competitive abilities with a description of their effect on the output competitivity (works, services):

One of the Issuer’s most significant competitive advantages is its extensive experience in exploiting deposits from scratch. Few companies can undertake such projects building infrastructure, designing enterprises and developing the processing technology for mining enterprises. The Issuer has also carefully structured its portfolio by reorganizing non-operating enterprises and thus is able to manage the full cycle of deposit exploitation: from geological prospecting works to full production, including engineering, construction works and exploitation. In the current economic climate, the Issuer has managed to make sure that all its projects have remained operative.

The Issuer’s other competitive edge is its engineering centre (CJSC Polymetal Engineering), which allows the Issuer to complete the full range of tasks involved in developing ore deposits from prospecting to enriching, whilst also being able to select the best processing technology and design for mining and metallurgical enterprises. CJSC Polymetal Engineering is the leader on the Russian market of enriching technologies. Engineering specialists are currently studying the possibility of seasonal extraction of gold using the heap leaching method on the Birkachan ore. Use of this technology has to date not been economically viable, but given the current higher gold prices, it may now be possible. Developing an ore processing process with higher extraction rates allows for increased production results.

The average gold equivalent content in ore reserves to be processed is another important factor affecting the results of the Issuer’s activity. The Issuer has increased its ore base, through purchasing deposits with high gold contents, and the timely development of these deposits will give the Issuer an edge over its competitors by further enabling it to increase production. The Issuer’s gold equivalent content in reserves is the highest among the companies listed below.

Gold Equivalent Content in Reserves, g/t

Polymetal / Highland Gold / High River Gold / South Ural Gold / Polyus / Peter Hambro

VI. Information concerning individuals on the Issuer’s executive bodies, bodies supervising its financial and business activities and on the Issuer’s employees

6.1. The structure and competence of the Issuer’s executive bodies

Description of the structure of the Issuer’s executive bodies and their competence under the Issuer’s charter (founding documents):

According to Item 7.1 of the Issuer’s charter, the Issuer’s executive bodies are:

•      General Meeting of Shareholders

•      Board of Directors

•      Sole Executive Body (General Director)

The formation of a collegial executive body is not specified in the Issuer’s founding documents.

General Meeting of Shareholders

According to Item 8.1 of the charter, the Issuer’s highest executive body is the General Meeting of Shareholders.

According to Item 8.9 of the Issuer’s charter, the following issues are under the competence of the General Meeting of Shareholders:

8.9.1       Amend the charter or approve new versions of the charter;

8.9.2       Reorganise the Issuer;

8.9.3       Liquidate the Issuer, appoint a liquidation committee and approve interim and final liquidation balance-sheets;

8.9.4       Determine the quantitative representation of the Board of Directors, elect its members and terminate their powers early;

8.9.5       Determine the number, nominal value, category (type) of authorised shares and rights granted by these shares;

8.9.6       Increase the Issuer’s charter capital by raising the nominal value of the shares, by placing additional shares through public subscription/offering (if the number of ordinary shares placed amounts to over 25% of the Issuer’s ordinary shares placed previously) or, by placing additional shares through private subscription/offering;

8.9.7       Decrease the Issuer’s charter capital by diminishing the nominal value of the shares, through the Issuer’s purchase of some shares to decrease their total number, as well as through redemption of shares bought or redeemed by the Issuer;

8.9.8       Elect members of the Issuer’s Audit Commission and early terminate their powers;

8.9.9       Approve the Issuer’s auditor;

8.9.10     Pay (declare) dividends at the end of the first quarter, half year, nine months of the financial year;

8.9.11     Approve annual reports, annual accounting reports, including the Issuer’s profit-and-loss report (profit-and-loss account), as well as profit distributions (including payment (declaration) of dividends to the exception of profits distributed as dividends at the end of the first quarter, half year, nine months of the financial year), and the Issuer’s losses at the end of the financial year;

8.9.12     Determine the procedure for conducting the General Meeting of Shareholders;

8.9.13     Elect the members of the Counting Board and terminate their powers early;

8.9.14     Dilute and consolidate shares;

8.9.15     Approve interested party transactions in the events specified by the Federal Law “On Joint Stock Companies”;

8.9.16     Approve major transactions in the events specified by the Federal Law “On Joint Stock Companies”;

8.9.17     Purchase shares placed by the Issuer in the events specified by the Federal Law “On Joint Stock Companies”;

8.9.18     Decide to participate in financial and industrial groups, associations and other associations of commercial organisations;

8.9.19     Approve internal documents regulating the activities of the Issuer’s bodies; and

8.9.20     Deal with other issues specified by the Federal Law “On Joint Stock Companies”.

According to Item 8.10 of the charter: “Issues under the competence of the Issuer’s General Meeting of Shareholders may not be transferred to the Issuer’s executive body for decision.”

According to 8.11 of the charter: “ Issues under the competence of the Company’s General Meeting may not be transferred to the Company Board of Directors for decision to the exception of the events specified by the Federal Law “On Joint Stock Companies.”“

According to Item 8.12 of the charter: “The General Meeting shall not be entitled to review and resolve issues which are not under its competence in accordance with the Federal Law “On Joint Stock Companies”.

Board of Directors

According to Item 9.1 of the charter, the Issuer’s Board of Directors manages the Issuer’s overall activity to the exception of the issues under the competence of the General Meeting of Shareholders.

According to Item 9.2 of the charter, the following issues fall under the competence of the Issuer’s Board of Directors:

9.2.1       Determine the Issuer’ priority areas of activity;

9.2.2       Call the Issuer’s annual and extraordinary General Meetings of Shareholders to the exception of the events specified in the Federal Law “On Joint Stock Companies”;

9.2.3       Approve the agenda of the Company General Meeting of Shareholders;

9.2.4       Set the dates for compiling the list of persons entitled to participate in the General Meeting of Shareholders and other issues under the competence of the Company Board of Directors in accordance with the provisions of the Federal Law “On Joint Stock Companies” and related to the preparation and holding of the Company’s General Meeting of Shareholders;

9.2.5       Increase the Issuer’s charter capital by placing additional shares within the number and category (type) of the authorised shares, namely:

•              Placing by public subscription/offering of ordinary shares amounting to no more than 25 (twenty five) percent of the Issuer’s ordinary shares placed previously;

•              Placing by public subscription/offering of securities which may be converted into ordinary shares amounting to no more than 25 (twenty five) percent of the Issuer’s ordinary shares placed previously;

•              Placing additional shares using the Issuer’s assets through distribution of these shares among the Issuer’s shareholders.

9.2.6       Amend the Issuer’s charter on account of the charter capital increase in events specified in Item 9.2.5 of the charter;

9.2.7       Place bonds or securities in cases specified by the Federal Law “On Joint Stock Companies”;

9.2.8       Determine asset prices (monetary value), placing price, and securities purchase and redemption prices in cases specified by Federal Law “On Joint Stock Companies”;

9.2.9       Purchase shares placed by the Issuer and other securities in events specified by this charter and the Federal Law “On Joint Stock Companies”;

9.2.10    Form the Issuer’s executive bodies and terminate their powers early, approve the provisions of the agreement with the management company (management);

9.2.11    Advise on the remunerations and compensations to be paid to the members of the Issuer’s Audit Commission and determine the amount of payment for the services of the Issuer’s auditor;

9.2.12    Advise on the amount of the Issuer’s share dividend and procedure for its payment;

9.2.13    Use the Issuer’s reserve fund and other funds;

9.2.14    Approve the Issuer’s internal documents regulating the activities of the committees of the Issuer’s Board of Directors establishing a procedure for internal monitoring of the Issuer’s financial and business activities, determining the list of confidential and/or insider information and the procedure for working with this information and other documents establishing a specific procedure for monitoring the different spheres of the Issuer’s business with the exception of internal documents, the approval of which falls under the competence of the General Meeting of Shareholders under the Federal Law “On Joint Stock Companies”, as well as the internal documents indicated in Items 8.9.19 and 10.10;

9.2.15    Open Issuer’s branches and representative offices, approve the Regulations on the Issuer’s Branches and Representative Offices;

9.2.16    Approve major transactions in the events specified by the Federal Law “On Joint Stock Companies”;

9.2.17    Approve interested party transactions in the events specified by the Federal Law “On Joint Stock Companies”;

9.2.18    Approve the Issuer’s registrar and the provisions of the agreement with the registrar, as well as the termination of this agreement;

9.2.19    Decide on the Issuer’s participation or end of participation in other organisations (except for the decision to participate or terminate participation in financial and industrial groups, associations and other associations of commercial organisations);

9.2.20    Approve the Issuer’s annual report;

9.2.21    Approve the audit firm for the Issuer’s consolidated financial report executed in accordance with the Generally Accepted Accounting Principles of the USA (US GAAP) and the agreement with this audit firm;

9.2.22    Amend the Issuer’s charter with regard to the opening of Issuer’s branches and representative offices, as well as their liquidation; and

9.2.23    Other issues specified by Russian law and the charter.

According to Item 9.3 of the charter: “Issues under the competence of the Company Board of Directors may not be transferred to the Company’s sole executive body for decision”.

Sole Executive Body

Under Article 10 of the Issuer’s charter:

10.1.       The Issuer’s sole executive body shall manage the Issuer’s current activities;

10.2.       The Issuer’s General Director shall be the sole executive body;

10.3.       At the suggestion of the Board of Directors, the General Meeting of Shareholders shall be entitled to transfer the Issuer’s sole executive body’s powers to a commercial organisation (management organisation) or an individual entrepreneur (director);

10.4.       The sole executive body shall appoint the Issuer’s Board of Directors, except in events when the powers of the Issuer’s sole executive body are transferred to a management organisation (director) upon a decision of the Issuer’s General Meeting of Shareholders;

10.5.       The rights and obligations of the Issuer’s sole executive body shall be determined by the Federal Law “On Joint Stock Companies”, other Russian legislation, the Issuer’s internal documents and an agreement concluded between the sole executive body and the Issuer;

10.6.       The agreement with the General Director, and, if a management organisation (director) exercises the powers of the Issuer’s sole executive body, with the management organisation (director), shall be signed on behalf of the Issuer by the Chairman of the Board of Directors or a person authorised by the Board of Directors;

10.7.       The Board of Directors shall be entitled at any time to early terminate the General Director’s powers and the agreement with the General Director. The agreement for transfer of the sole executive body’s powers to a management organisation (director) may be terminated by the General Meeting of Shareholders;

10.8.       All management issues regarding the Issuer’s current activity shall fall under the competence of the Issuer’s sole executive body, except for issues under the competence of the General Meeting of Shareholders or the Issuer’s Board of Directors;

10.9.       The sole executive body shall implement the decisions of the General Meeting of Shareholders and of the Issuer’s Board of Directors, shall act on behalf of the Issuer without power of attorney, including representing its interests, conclude transactions on behalf of the Issuer, approve staff, issue decrees and give instructions mandatory for all Issuer’s employees; and

10.10.     The sole executive body shall approve the Issuer’s internal documents on labour organisation and production processes, including regulations on employment policies and procedures, material remunerations and other types of incentive for employees, and other internal documents regulating the Issuer’s current activities.

Information on the Issuer’s corporate conduct code (management) or other similar document: The Issuer does not have a corporate conduct code (management) or similar document.

Information on the Issuer’s internal documents regulating its bodies’ activities:

•      Regulations on the Board of Directors of Open Joint Stock Company Polymetal;

•      Regulations on the procedure for conducting the General Meetings of Shareholders of Open Joint Stock Company Polymetal;

•      Regulations on Human Resources and Remuneration Committee of the Board of Directors of Open Joint Stock Company Polymetal;

•      Regulations on remunerations and compensations paid to the members of the Board of Directors of Open Joint Stock Company Polymetal;

•      Regulations on the Audit Committee of the Board of Directors of Open Joint Stock Company Polymetal

•      Regulations on internal monitoring of the financial and business activity of Open Joint Stock Company Polymetal.

Internet site on which the Issuer’s charter and internal documents regulating the Issuer’s bodies’ activities are made available, as well as the Issuer’s code of corporate management, if any: www.polymetal.ru

6.2. Individuals on the Issuer’s executive bodies

Identity of the individuals on the Issuer’s executive bodies:

Identity of the individuals on the Issuer’s Board of Directors:

1. Full name: Ilya Arturovich Yuzhnov — Chairman of the Board of Directors

Date of birth: 1960

Education: Higher

Positions held by this individual within the Issuer’s organisation and other organisations, over the last 5 years to the present date, in chronological order, including part-time positions:

Period: June 1999 — May 2004

Organisation: Ministry of Anti-monopoly Policies and Support for Entrepreneurship of Russia

Position: Minister

Period: June 1999 — June 2008

Organisation: RAO Unified Energy System of Russia

Position: Member of the Board of Directors

Period: June 2000 — June 2003

Organisation: OJSC Gazprom

Position: Member of the Board of Directors

Period: September 2003 — December 2004

Organisation: OJSC Russian Railways

Position: Member of the Board of Directors

Period: December 2004 — to present

Organisation: NOMOS BANK (OJSC)

Position: Member of the supervisory board

Period: June 2006 — to present

Organisation: OJSC Uralkaliy

Position: Member of the Board of Directors

Period: June 2006 — to present

Organisation: OJSC Novatek

Position: Member of the Board of Directors

Period: December 2006 — to present

Organisation: OJSC Kirovskiy Zavod

Position: Member of the Board of Directors

Period: July 2008 — December 2008

Organisation: OJSC Holding MRSK

Position: Member of the Board of Directors

Period: September 2008 — to present

Organisation: OJSC Polymetal

Position: Chairman of the Board of Directors

Participatory share held by this individual in the Issuer’s charter (reserve) capital (share fund): 0%

Proportion of the Issuer’s ordinary shares held by this individual: 0%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: Options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: None

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: None

Number of shares in any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: Options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: None

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: Administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by the Russian law on insolvency (bankruptcy): This individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

2. Full name: Marina Vyacheslavovna Grunberg

Date of birth: 1972

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations, over the last 5 years to the present date, in chronological order, including part-time positions:

Period: February 2002 — to present

Organisation: LLC Infins

Position: February 2002 — June 2005 General Director, June 2005-June 2006 First Deputy General Director — Managing Director, 01 June 2006 — General Director — Since January 2007 — part-time

Period: August 2004 — to present

Organisation: OOO Bookberry

Position: Member of the Board of Directors

Period: October 2004 — to present

Organisation: Atticus

Position: Member of the Board of Directors

Period: December 2004 — to present

Organisation: OJSC Zhelezobeton

Position: Member of the Board of Directors

Period: February 2005 — to present

Organisation: MLP

Position: Member of the Board of Directors

Period: October 2005 — to present

Organisation: GLP

Position: Member of the Board of Directors

Period: May 2006 — to present

Organisation: LLC Yunitrans Logistic

Position: Member of the Board of Directors

Period: January 2007 — to present

Organisation: Limited Liability Company A&HH Advisor Limited (Cyprus) Moscow Branch

Position: Branch Director

Period: May 2008 — to present

Organisation: Mozaik Holdings Ltd

Position: Member of the Board of Directors

Period: September 2008 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter capital: 0%

Proportion of the Issuer’s ordinary shares held by this individual: 0%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: Options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: None

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: None

Number of shares in any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: Options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: None

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: Administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by the Russian law on insolvency (bankruptcy): This individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

3. Full name: Sergei Mikhailovich Areshev

Date of birth: 1974

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date, in chronological order, including part-time positions:

Period: July 2002 — September 2004

Organisation: Firm Cuder Brazzers LLP (USA)

Position: Representation firm Cuder Brazzers LLP (USA) in St Petersburg

Period: October 2004 — to present

Organisation: CJSC IST (up to November 2005 — LLC IST)

Position: Lawyer

Period: September 2008 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Participatory share of this individual in the Issuer’s charter capital: 0.0034%

Proportion of the Issuer’s ordinary shares held by this individual: 0.0034%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: Options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: None

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: None

Number of shares in any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: Options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: None

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: Administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by the Russian law on insolvency (bankruptcy): this individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

4. Full name: Nesis Vitaliy Natanovich

Date of birth: 1976

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date, in chronological order, including part-time positions:

Period: September 2003 — to present

Organisation: OJSC ISPA Polymetal (at present OJSC Polymetal)

Position: General Director

Period: February 2004 — to present

Organisation: OJSC Polymetal Management Company

Position: General Director

Period: June 2004 — September 2007

Organisation: CJSC Silver Magadan

Position: Member of the Board of Directors

Period: June 2004 — December 2007

Organisation: CJSC Gold North Ural

Position: Member of the Board of Directors

Period: June 2004 — March 2008

Organisation: CJSC Silver Territory

Position: Member of the Board of Directors

Period: June 2004 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Period: December 2005 — May 2007

Organisation: OJSC Okhotskaya Mining and Geological Company

Position: Member of the Board of Directors

Period: December 2006 — May 2009

Organisation: Limited Liability Company Asgatpolymetal KOO (Mongolia)

Position: Executive Director, Member of the Board of Directors

Period: June 2007 — to present

Organisation: OJSC Aurum

Position: Member of the Board of Directors

Period: March 2008 — April 2008

Organisation: OJSC Omolonskaya Gold Company

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter (reserve) capital (share fund): 0.9524%

Proportion of the Issuer’s ordinary shares held by this individual: 0.9524%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: Options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: None

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: None

Number of shares in any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: Options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: None

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: Administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by the Russian law on insolvency (bankruptcy): This individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

5. Full name: Russell Skirrow

Date of birth: 1958

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date in chronological order, including part-time positions:

Period: August 1997 — May 2005

Organisation: Merrill Lynch (London)

Position: Global Coordinator/Mining Industry Senior Analyst

Period: May 2005 — June 2007

Organisation: Merrill Lynch Metals, Mining&Steel Investment Banking team (London)

Position: President, International Development

Period: January 2008 — August 2008

Organisation: Merrill Lynch Ltd. (Australia)

Position: Vice-president, Investment Banking

Period: September 2008 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter capital: 0%

Proportion of the Issuer’s ordinary shares held by this individual: 0%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: Options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: None

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: None

Number of shares in any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: Options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: None

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: Administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by the Russian law on insolvency (bankruptcy): This individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

6. Full name: Martin Schaffer

Date of birth: 1971

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date in chronological order, including part-time positions:

Period: October 2002 — May 2005

Organisation: CET 21 Ltd.

Position: Director of the Legal Department, Member of the Board of Directors

Period: June 2005 — April 2006

Organisation: Company PPF Investments Ltd. (Czech Republic)

Position: Secretary General

Period: May 2006 — April 2007

Organisation: LLC Home Credit and Finance Bank

Position: Board Adviser

Period: April 2007 — to present

Organisation: LLC Home Credit and Finance Bank

Position: Director of the Legal Department and Business Protection

Period: May 2007 — to present

Organisation: LLC Fosborn Home

Position: Member of the Board of Directors

Period: September 2008— to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter capital: 0%

Proportion of the Issuer’s ordinary shares held by this individual: 0%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: Options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: None

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: None

Number of shares in any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: Options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: None

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: Administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by the Russian law on insolvency (bankruptcy): This individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

7. Full name: Jonathan Best

Date of birth: 1948

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date in chronological order, including part-time positions:

Period: June 1997 — July 2005

Organisation: AngloGold Ashanti Limited (AGA)

Position: Executive Director, Financial Director

Period: November 2005 — June 2006

Organisation: Trans-Siberian Gold Plc (Great Britain)

Position: Managing Director

Period: April 1994 — to present

Organisation: AngloGold Ashanti Holdings Plc

Position: Member of the Board of Directors

Period: December 2006 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Period: July 2007 — to present

Organisation: Sentula Mining Limited

Position: Member of the Board of Directors

Period: February 2009 — to present

Organisation: Metair Investments Limited

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter (reserve) capital (share fund): 0%

Proportion of the Issuer’s ordinary shares held by this individual: 0%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: Options are not specified

Participatory share of this individual in the charter capital of any of the issuer’s subsidiary and affiliated companies: None

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: None

Number of shares in any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: Options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: None

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: Administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by the Russian law on insolvency (bankruptcy): This individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

8. Full name: John O¢Reilly

Date of birth: 1945

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date in chronological order, including part-time positions:

Period: April 1998 — April 2005

Organisation: Rio Tinto Plc.

Position: Chief Technology Officer

Period: May 2001 — November 2008

Organisation: Lion Selection Group Ltd.

Position: Member of the Board of Directors

Period: April 2005 — December 2007

Organisation: Indophil Resources NL

Position: Member of the Board of Directors

Period: May 2006 — December 2008

Organisation: Cambrian Mining plc

Position: Member of the Board of Directors

Period: November 2006 — November 2008

Organisation: Ausenco Ltd.

Position: Member of the Board of Directors

Period: January 2007 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Period: December 2007 — to present

Organisation: Nautilus Minerals NL.

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter (reserve) capital (share fund): 0%

Proportion of the Issuer’s ordinary shares held by this person: 0%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: Options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: None

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: None

Number of shares in any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: Options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: none

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: Administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by the Russian law on insolvency (bankruptcy): This individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

9. Full name: Konstantin Periklovich Yanakov

Date of birth: 1977

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date, in chronological order, including part-time positions:

Period: August 2003 - April 2004

Organisation: OJSC ISPA Polymetal

Position: Deputy Financial Director

Period: April 2004 - September 2004

Organisation: OJSC Polymetal Management Company

Position: Deputy Financial Director

Period: October 2004 — November 2005

Organisation: LLC IST

Position: Deputy Financial Director

Period: November 2005 — to present

Organisation: CJSC IST (up to November 2005- LLC IST)

Position: Deputy Financial Director

Period: September 2008 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter (reserve) capital (share fund): 0%

Proportion of the Issuer’s ordinary shares held by this individual: 0%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: Options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: None

Proportion owned by this individual of ordinary shares in any of the issuer’s subsidiary or affiliated companies: None

Number of shares of any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: Options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: None

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: Administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by the Russian law on insolvency (bankruptcy): This individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

10. Full name: Ashot Rafailovich Khachaturyants

Date of birth: 1968

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date in chronological order, including part-time positions:

Period: October 2003 - June 2004

Organisation: Ministry of Development and Trade of Russia

Position: Head of the Department of Investment Policies

Period: June 2004 - April 2008

Organisation: Board of the Federal Target Programme “State Border of Russia” (2003-2010), Federal Security Service of Russia

Position: Director

Period: June 2008 - to present

Organisation: Main Board of the Company Dynamo

Position: First deputy of the Company President

Period: September 2008- to present

Organisation: Limited Liability Company Sberbank Capital

Position: General Director

Period: March 2009 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter (reserve) capital (share fund): 0%

Proportion of the Issuer’s ordinary shares held by this individual: 0%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: Options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: None

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: None

Number of shares of any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: Options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: None

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: Administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by the Russian law on insolvency (bankruptcy): This individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

Sole executive body: General Director

Full name: Vitaliy Natanovich Nesis

Date of birth: 1976

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date, in chronological order, including part-time positions:

Period: September 2003 — to present

Organisation: OJSC ISPA Polymetal (at present OJSC Polymetal)

Position: General Director

Period: February 2004 — to present

Organisation: OJSC Polymetal Management Company

Position: General Director

Period: June 2004 — September 2007

Organisation: CJSC Silver Magadan

Position: Member of the Board of Directors

Period: June 2004 — December 2007

Organisation: CJSC Gold North Ural

Position: Member of the Board of Directors

Period: June 2004 — March 2008

Organisation: CJSC Silver Territory

Position: Member of the Board of Directors

Period: June 2004 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Period: December 2005 — May 2007

Organisation: OJSC Okhotskaya Mining and Geological Company

Position: Member of the Board of Directors

Period: December 2006 — May 2009

Organisation: Limited Liability Company Asgatpolymetal KOO (Mongolia)

Position: Executive Director, Member of the Board of Directors

Period: June 2007 — to present

Organisation: OJSC Aurum

Position: Member of the Board of Directors

Period: March 2008 — April 2008

Organisation: OJSC Omolonskaya Gold Company

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter (reserve) capital (share fund): 0.9524%

Proportion of the Issuer’s ordinary shares owned by this individual: 0.9524%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: Options are not specified

Participatory share of this individual in the charter capital of any of the issuer’s subsidiary and affiliated companies: None

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: None

Number of shares of any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: Options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: None

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: Administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by the Russian law on insolvency (bankruptcy): This individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

6.3. Remuneration, benefits and/or expense compensation for the Issuer’s executive bodies

Amount of all types of remuneration for each executive body (except for persons exercising the functions of the Issuer’s sole executive body), including salaries, premiums, commissions, benefits and/or expense compensations, material concessions paid by the Issuer in the last completed financial year, as well as information on existing agreements for such payments in the current financial year:

Remunerations of the members of the Issuer’s Board of Directors in 2008:

Remunerations	Amount in US dollars
Wage	510,000
Premiums	—
Commissions	—
Benefits	—
Expense compensations	72,247
Other material concessions	—
Total	582,247

Information on existing agreements for such payments in the current financial year:

Agreements for such payments were entered into with the independent directors of the Issuer’s Board of Directors. The Issuer submits approximate data on the remunerations that may be paid to the independent directors in 2009:

Remunerations	Amount in US dollars
Wage	920,000
Premiums	—
Commissions	—
Benefits	—
Expense compensations	80,000
Other material concessions	—
Total	1,000,000

The formation of a collegial executive body is not specified in the Issuer’s foundation documents.

The Issuer is not an incorporated investment fund.

6.4. The structure and competence of the Issuer’s bodies supervising its financial and business activities

Description of the structure of the Issuer’s bodies supervising its financial and business activities and their areas of competence under the Issuer’s charter:

Under Article 11 Of the Issuer’s charter:

11.1.       The Issuer’s Audit Commission shall supervise the Issuer’s financial and business activities.

11.2.       Three persons shall be elected by the Issuer’s General Meeting of Shareholders to form the Audit Commission up to the next annual General Meeting of Shareholders. If a member of the Audit Commission stops performing his/her obligations during the term of validity of his/her powers, the remaining members of the Audit Commission shall continue fulfilling their functions up to the next election of the Audit Commission at the next annual or extraordinary Company General Meeting of Shareholders;

11.3.       The shares owned by the members of the Issuer’s Board of Directors or the persons holding a position in the Issuer’s executive bodies may not take part in the election of the members of the Issuer’s Audit Commission;

11.4.       Members of the Issuer’s Audit Commission may not be members of the Issuer’s Board of Directors and may not hold other positions in the Issuer’s executive bodies;

11.5.       The Audit Commission shall carry out annual scheduled inspections of the Issuer’s financial and business activities at the end of the Issuer’s activities for the year, and at any time in cases specified by Russian legislation, in particular, at the initiative of the Issuer’s Audit Commission, upon decision of the Issuer’s General Meeting of Shareholders, Board of Directors or at the request of a shareholder (shareholders) owning at least 10 percent of the Issuer’s voting shares;

11.6.       The persons holding a position in the Issuer’s executive bodies shall make available to the Audit Commission all materials and documents required for the inspections and shall meet all inspection requirements;

11.7.       At the end of the inspections, the Audit Commission shall submit a report including the following:

•              Confirmation of the data in the Issuer’s annual report, annual accounting report and other financial documents;

•              Information on the accounting procedure violations specified by Russian legislation, on the financial report submissions to be made under and in accordance with Russia legislation;

11.8.       Upon the Issuer’s General Meeting of Shareholders’ decision, remuneration and/or compensation of expenses related to the performance of their duties may be paid to the members of the Issuer’s Audit Commission while they are performing their duties. The amounts of such remunerations and compensations shall be established by a decision of the Issuer’s General Meeting of Shareholders; and

11.9.       The Audit Commission’s work procedure shall be determined by the Issuer’s charter and other internal documents.

Information on the internal audit of the Issuer’s financial and business activities:

The bodies below shall conduct internal audits in accordance with the powers determined by the Issuer’s founding and internal documents:

•              Issuer’s executive bodies (General Meeting of Shareholders, Board of Directors, General Director)

•              Audit Commission

•              Chief accountant (his/her deputy)

•              Auditing board

Information on the internal audit services and time over which they are conducted:

An internal audit service is not specified in the Issuer’s personnel list.

The formation of an Audit Committee of the Board of Directors is specified for OJSC Polymetal.

In accordance with Item 3.1 of the Regulations on OJSC Polymetal Audit Committee, the Audit Committee -to consist of 3 (three) members - shall be elected from the members of the Issuer’s Board of Directors, at a meeting of the Issuer’s Board of Directors by a simple majority vote of the members attending the meeting or taking part in the absentee voting for the period up to the date on which the Issuer’s subsequent Board of Directors is elected by the Issuer’s General Meeting of Shareholders.

At the Issuer’s extraordinary meeting of shareholders held on 27 March 2009 (Minutes No. 2/2009 dated 3 April 2009), a new Issuer Board of Directors was elected, and consequently the audit committee formed on 10 October 2008 (Minutes No. 11/2008 dated 10 October 2008) ceased its activity.

At the time of drafting this Prospectus, the audit committee of the Board of Directors had been established on 7 April 2009 (Minutes No. 5/2009 dated 7 April 2009).

Members of the Audit Committee of the Board of Directors:

•      Jonathan Best — Audit Committee Chairman;

•      Konstantin Periklovich Yanakov — Committee member; and

•      Russell Skirrow — Committee member.

Main functions of the Audit Committee of the Board of Directors:

In accordance with the Regulations on the Audit Committee of the Board of Directors of OJSC Polymetal, the Audit Committee’s functions are:

•      Assess candidates for the Issuer’s auditor, including candidates for the audit of the Company’s consolidated financial report executed in accordance with the Generally Accepted Accounting Principles in the US (US GAAP);

•      Assess the Issuer’s auditor’s report, including the auditor’s consolidated financial report concerning the Issuer executed in accordance with the Generally Accepted Accounting Principles in the US (US GAAP);

•      Assess the procedures for internal audit of the Issuer’s financial and business activities and submission of proposals to improve these procedures.

Accountability of the Audit Committee of the Board of Directors:

The Audit Committee shall report to the Issuer’s Board of Directors.

Interaction with the Issuer’s executive bodies and the Issuer’s board of directors (supervisory board):

The Audit Committee of the Board of Directors shall:

•      Recommend to the Issuer’s Board of Directors a candidate for the Issuer’s auditor, including a candidate for the auditor of the Issuer’s consolidated financial report executed in accordance with the Generally Accepted Accounting Principles in the US (US GAAP);

•      Supervise the competitive selection of the Issuer’s auditor (including the auditor of the Issuer’s consolidated financial report executed in accordance with the Generally Accepted Accounting Principles in the US (US GAAP)), if any;

•      Recommend to the Issuer’s Board of Directors remunerations limits for the Issuer’s auditor (including the auditor of the Issuer’s consolidated financial report executed in accordance with the Generally Accepted Accounting Principles in the US (US GAAP)), the type and scope of the auditor’s services, including services associated with the audit;

•      Review the Issuer’s auditor’s report (including the auditor’s report on the Issuer’s consolidated financial report executed in accordance with the Generally Accepted Accounting Principles in the US (US GAAP)) and submit to the Board of Directors an assessment of the auditor’s report before its submission at the Issuer’s General Meeting of Shareholders (the assessment of the Issuer’s auditor’s report prepared by the Audit Committee shall be submitted as materials at the Issuer’s annual General Meeting of Shareholders);

•      Upon the Board of Directors’ request or at its own initiative, submit in writing a report on specific issues under its competence;

•      Every year no later than 15 days before the meeting of the Issuer’s Board of Directors (in the agenda of which features the calling of the annual Issuer’s General Meeting of Shareholders) submit for review to the Issuer’s Board of Directors reports on the works of the Audit Committee over the year;

•      Recommend to the Issuer’s Board of Directors ways to prevent violations identified as occurring within the conducting of financial and business activities within the Issuer; and

•      Submit proposals to amend the Regulations on the Audit Committee of the Board of Directors of OJSC Polymetal.

Interaction of the Audit Committee of the Board of Directors and the Issuer’s external auditor:

The Audit Committee of the Board of Directors shall analyse and discuss jointly with the Issuer’s auditor (including the auditor of the Issuer’s consolidated financial report executed in accordance with the Generally Accepted Accounting Principles in the US (US GAAP)) the main issues arising during the audit of the Issuer’s financial (accounting) report.

Information on the Issuer’s internal document establishing the rules for use of insider information:

The regulations on the use of information concerning the activities and securities of Open Joint Stock Company Polymetal, which is not publicly available and the disclosure of which may considerably affect the securities market value, were approved by the Issuer’s Board of Directors on 28.12.2006 (Minutes No. 13 dated 28 December 2006).

Internet site on which this information is made available: www.polymetal.ru

6.5. Information on the individuals in the bodies supervising the Issuer’s financial and business activities

Information on the auditor or persons in the audit commission and/or in other Issuer bodies that supervise the Issuer’s financial and business activities:

Audit Commission

1. Full name: Aleksandr Alekseevich Zarya — Audit Commission Chairman

Date of birth: 1949

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date, in chronological order, including part-time positions:

Period: April 1998 — to present

Organisation: OJSC Polymetal

Position: Deputy General Director for general issues, April 2009 — Deputy General Director

Period: April 2004 — to present

Organisation: OJSC Polymetal Management Company

Position: Deputy General Director for general issues — Head of the Audit Department, April 2009 — Deputy General Director

Period: June 2005 — March 2008

Organisation: CJSC Silver Territory

Position: Member of the Board of Directors

Period: October 2006 — June 2007

Organisation: OJSC Polymetal

Position: member of Audit Commission

Period: June 2007 — to present

Organisation: OJSC Polymetal

Position: Chairman Audit Commission

Period: July 2007 — to present

Organisation: OJSC Aurum

Position: Chairman of the Board of Directors

Participatory share held by this individual in the Issuer’s charter (reserve) capital (share fund): 0.0027%

Proportion of the Issuer’s ordinary shares owned by this individual: 0.0027%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: options are not specified

Participatory share of this individual in the charter capital of the Issuer’s subsidiary and affiliated companies: none

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: none

Number of shares of any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: none

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy): this individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

Audit Commission members:

2. Full name: Denis Glebovich Pavlov

Date of birth: 1967

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date in chronological order, including part-time positions:

Period: September 2003 — April 2004

Organisation: OJSC ISPA Polymetal

Position: Economist, Head of Treasury

Period: April 2004 — to present

Organisation: OJSC Polymetal Management Company

Position: Head of Treasury

Period: January 2005 — December 2008

Organisation: LLC Polymetal Finance

Position: Deputy General Director

Period: April 2005 — to present

Organisation: OJSC Polymetal (earlier OJSC ISPA Polymetal)

Position: Head of Treasury

Period: October 2006 — to present

Organisation: OJSC Polymetal

Position: Audit Commission member

Participatory share held this individual in the Issuer’s charter (reserve) capital (share fund): 0.0011%

Proportion of the Issuer’s ordinary shares held by this individual: 0.0011%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: none

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: none

Number of shares of any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: none

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy): this individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

3. Full name: Aleksandr Ivanovich Kazarinov

Date of birth: 1971

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date, in chronological order, including part-time positions:

Period: October 2002 — January 2003

Organisation: Branch of CJSC Suek Baykal Coal in Irkutsk

Position: Branch chief accountant

Period February 2003 — November 2003

Organisation: Branch of OJSC SUEK in Irkutsk

Position: Branch chief accountant, deputy chief accountant

Period: December 2003 — April 2004

Organisation: OJSC ISPA Polymetal

Position: Head of the Accounting and Internal Audit Department

Period: April 2004 — January 2008

Organisation: OJSC Polymetal Management Company

Position: Head of the Accounting and Internal Audit Department

Period: June 2007 — to present

Organisation: OJSC Polymetal

Position: Audit Commission member

Period: February 2008 — to present

Organisation: OJSC Polymetal Management Company

Position: Director of the Internal Audit Service

Participatory share held by this individual in the Issuer’s charter (reserve) capital (share fund): 0.0011%

Proportion of the Issuer’s ordinary shares held by this individual: 0.0011%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: none

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: none

Number of shares of any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: none

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy): this individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

Members of the Audit Committee of the Issuer’s Board of Directors:

1. Full name: Jonathan Best — Audit Committee Chairman

Date of birth: 1948

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date, in chronological order, including part-time positions:

Period: June 1997 — July 2005

Organisation: AngloGold Ashanti Limited (AGA)

Position: Executive Director, Financial Director

Period: November 2005 — June 2006

Organisation: Trans-Siberian Gold Plc (Great Britain)

Position: Managing Director

Period: April 1994 — to present

Organisation: AngloGold Ashanti Holdings Plc

Position: Member of the Board of Directors

Period: December 2006 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Period: July 2007 — to present

Organisation: Sentula Mining Limited

Position: Member of the Board of Directors

Period: February 2009 — to present

Organisation: Metair Investments Limited

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter (reserve) capital (share fund): 0%

Proportion of the Issuer’s ordinary shares held by this individual: 0%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: none

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: none

Number of shares in any of the Issuer’s subsidiary or affiliated companies of each category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: none

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy): this individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

2. Full name: Konstantin Periklovich Yanakov

Date of birth: 1977

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date, in chronological order, including part-time positions:

Period: August 2003 - April 2004

Organisation: OJSC ISPA Polymetal

Position: Deputy General and Financial Director

Period: April 2004 - September 2004

Organisation: OJSC Polymetal Management Company

Position: Deputy General and Financial Director

Period: October 2004 — November 2005

Organisation: LLC IST

Position: Deputy General and Financial Director

Period: November 2005 — to present

Organisation: CJSC IST (up to November 2005- LLC IST)

Position: Deputy General and Financial Director

Period: September 2008 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter (reserve) capital (share fund): 0%

Proportion of the Issuer’s ordinary shares held by this individual: 0%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: none

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: none

Number of shares of any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: options are not specified

Family relations with other persons in the Issuer’s executive bodies and/or bodies monitoring the Issuer’s financial and business activities: none

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy): this individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

3. Full name: Russell Skirrow

Date of birth: 1958

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date in chronological order, including part-time positions:

Period: August 1997 — May 2005

Organisation: Merrill Lynch (London)

Position: Global Coordinator/Mining Industry Senior Analyst

Period: May 2005 — June 2007

Organisation: Merrill Lynch Metals, Mining& Steel Investment Banking team (London)

Position: Chairman, International Development

Period: January 2008 — August 2008

Organisation: Merrill Lynch Ltd. (Australia)

Position: Vice-chairman, Investment Banking Services

Period: September 2008 — to present

Organisation: OJSC Polymetal

Position: Member of the Board of Directors

Participatory share held by this individual in the Issuer’s charter capital: 0%

Proportion of the Issuer’s ordinary shares held by this individual: 0%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: options are not specified

Participatory share of this individual in the charter capital of any of the Issuer’s subsidiary and affiliated companies: none

Proportion owned by this individual of ordinary shares in any of the Issuer’s subsidiary or affiliated companies: none

Number of shares of any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: options are not specified

Family relations with other persons in the Issuer’s executive bodies, bodies monitoring the Issuer’s financial and business activities: none

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy): this individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

Member of the Issuer’s Auditing Board:

1. Full name: Vladimir Nikolaevich Terekhov

Date of birth: 1949

Education: Higher

Positions held by this individual at the Issuer’s organisation and other organisations over the last 5 years to the present date in chronological order, including part-time positions:

Period: March 1999 — December 2004

Organisation: OJSC Okhotskaya Mining and Geological Company

Position: General Director

Period: June 2004 — January 2005

Organisation: OJSC Polymetal Management Company

Position: Head of the Department of Auditing Board Production Supervision

Period: January 2005 — May 2006

Organisation: OJSC Polymetal Management Company

Position: Head of the Department of Auditing Board Production Supervision

Period: May 2006 — April 2009

Organisation: OJSC Polymetal Management Company

Position: Deputy Head of the Auditing Board

Period: February 2007 - to present

Organisation: OJSC Polymetal

Position: Head of the Auditing Board

Period: April 2009 — to present

Organisation: OJSC Polymetal Management Company

Position: Head of the Auditing Board

Participatory share held by this member of the Issuer’s body supervising its financial and business activities in the Issuer’s charter (reserve) capital (share fund): 0.0005%

Proportion of the Issuer’s ordinary shares held by this person: 0.0005%

Number of the Issuer’s shares of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from the Issuer: an option was not specified

Participatory share of this member of the Issuer’s body supervising its financial and business activities in the charter (reserve) capital (share fund) of the Issuer’s subsidiary and affiliated companies: none

Proportion of any of the Issuer’s subsidiary or affiliated company’s ordinary shares owned by this individual: none

Number of shares of any of the Issuer’s subsidiary or affiliated companies of any category (type) which may be bought by this individual as a result of exercising his/her rights under his/her options from an Issuer’s subsidiary or affiliated company: an option was not specified

Family ties between the member of the Issuer’s body supervising its financial and business activities and other members of the Issuer’s bodies supervising its financial and business activities, members of the Issuer’s Board of Directors (supervisory board), members of the Issuer’s collegial executive body, person in the Issuer’s sole executive body: none

Cases of administrative liability brought against individual for financial, fiscal violations and violations on the securities market or criminal liability (criminal record) for economic crimes or crimes against governmental authorities: administrative and criminal liabilities for financial, fiscal violations and violations on the securities market have not been instigated. This individual has no criminal records for economic crimes or crimes against governmental authorities.

Position held by this individual in any executive bodies of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy): this individual was not on any executive body of any commercial organisations at a time when such organisations went through bankruptcy and/or another bankruptcy procedure specified by Russian law on insolvency (bankruptcy).

6.6. Remunerations, benefits and/or expense compensations for the Issuer’s bodies supervising its financial and business activities

Description of all types of remunerations, including wages, premiums, commissions, benefits and/or expense compensations, as well as other material concessions which are paid by the Issuer for each body supervising the Issuer’s financial and business activity in the last completed financial year, and information on existing agreements for such payments in the current financial year:

Audit Commission

The Issuer has not paid any remuneration to the members of the Issuer’s Audit Commission and no agreements for such payments were entered into in 2009.

Audit Committee of the Board of Directors

Information on accrued remuneration; information on the body supervising the Issuer’s financial and business activities in 2008: Audit Committee of the Board of Directors

Remunerations	Amount in US dollars
Wage	45,000
Premiums	—
Commissions	—
Benefits	—
Expense compensations	—
Other material concessions
Total	45,000

Information on existing agreements for such payments in the current financial year:

Remunerations	Amount in US dollars
Wage	45,000
Premiums	—
Commissions	—
Benefits	—
Expense compensations	—
Other material concessions	—
Total	45,000

Auditing Board:

The Issuer has not paid any remuneration to the members of the Issuer’s Auditing Board other than the amounts specified by employment agreements concluded with the members of the Auditing Board for performance of their labour functions. No agreements for such payments have been entered into in 2009.

6.7. Summary of the number, formation and composition of the Issuer’s employees, as well as changes in the number of the Issuer’s employees:

Issuer’s average number of employees, including employees in the branches and representation offices, as well as transfers for wages and social security over the last 5 completed financial years:

	Accounting period
Indicators	2004	2005	2006	2007	2008
Average number of employees	75	17	14	15	13
Proportion of the Issuer’s employees with higher education,%	92	92	92	96.3	96.3
Remuneration of labour, in thousand roubles	22,288.7	581,5	1,664	5,650	9,251
Social security payments, in thousand roubles	0	90.3	0	8	12
Total monetary funds disbursed, in thousand roubles	22,288.7	671.8	1,664	5,658	9,263

Factors, which, according to the Issuer, considerably affected the number of the Issuer’s employees and consequences of these changes to the number of employees of the Issuer for the Issuer’s financial and business activities:

The considerable decrease in the average number of the Issuer’s employees in 2004-2005 in comparison with 2003 occurred after the formation of the subsidiary companies OJSC Polymetal Management Company and CJSC Polymetal Engineering. Gradually, staff were transferred to the Company’s subsidiaries over a period of two years; this resulted in a considerable decrease of expenses in labour remuneration and administration, however, this did not substantially affect the Issuer’s main financial and business activity.

Information on the Issuer’s employees who may substantially affect the Issuer’s financial and business activities (key employees):

There are no employees who substantially affect the Issuer’s financial and business activities other than the persons indicated in Items 6.2 and 6.5 of this Prospectus above.

Information on trade union body formed by the Issuer’s employees:

The Issuer’s employees have not set up any trade union organisation.

6.8. Obligations of the Issuer to its employees regarding their opportunity to participate in the Issuer’s charter (reserve) capital (share fund)

Agreements with or the Issuer’s obligations to its employees regarding their possibility to participate in the Issuer’s charter (reserve) capital (share fund):

The Issuer is not bound to offer its employees the possibility to participate in its charter capital.

Granting of or possibility to grant options by the Issuer’s to the Issuer’s employees:

Options granted (or possibly to be granted) by the Issuer for the Issuer’s employees were not specified.

The Issuer, through its subsidiary company Polymetal ESOP LIMITED, has granted the possibility to its employees and the employees of the Issuer’s subsidiary companies, to buy the Issuer’s shares owned by Polymetal ESOP LIMITED. The shares will be sold for a period of 3 years and over 300 employees will be entitled to purchase 5,500,000 shares at the price of 1 rouble. The first tranche of shares was sold in February 2008, the next tranche was sold in February 2009 and the final tranche will be offered in February 2010. However, due to the sale by the main (controlling) shareholder of the Issuer’s shares in June 2008, the persons participating in the purchase of the Issuer’s shares gained the right to redeem early the shares owed to them.

VII. Information on the Issuer’s participants (shareholders) and interested-party transactions concluded by the Issuer

7.1. The total number of shareholders (participants) in the Issuer

Total number of individuals registered in the issuer’s register of shareholders at the date of approval of the Securities Prospectus: 274

Total number of the issuer’s nominal holders of shares registered in the issuer’s register of shareholders at the date of approval of the Securities Prospectus: 8

7.2. The Issuer’s participants (shareholders) owning at least 5% of its charter (reserve) capital (share fund) or at least 5% of its ordinary shares and information on these participants (shareholders) owning at least 20% of the charter (reserve) capital (share fund) or at least 20% of their ordinary shares

Entities owning at least 5% of the issuer’s charter (reserve) capital (share fund) or at least 5% of the issuer’s ordinary shares:

1.  Full name: VITALBOND LIMITED (a company name in Russian is not specified in the charter documents)

Short name: Not applicable

Taxpayer identification number: Not assigned

Location: 3 Themistokli Dervi Street, Julia House, P.C. 1066, Nicosia, Cyprus

Shareholder’s participatory share in the issuer’s charter capital: 19.0181%

Proportion of the issuer’s ordinary shares owned: 19.0181%

Entities owning at least 20%of the issuer’s shareholder’s charter capital or at least 20% of ordinary shares:

Full name: Inure Enterprises Limited (a company name in Russian is not specified in the charter documents)

Short name: Not applicable

Taxpayer identification number: Registration number HE 130838

Location: Diagorou 4, Kermia House, 6th floor, Flat /Office 601, P.C. 1097, Nicosia, Cyprus

Participatory share of this entity in the issuer’s shareholder’s charter capital: 100%

Proportion of the issuer’s shareholder’s ordinary shares owned by this entity: 100%

Participatory share in the issuer’s charter capital: 0%

Proportion of the issuer’s ordinary shares owned by this entity: 0%

2.  Full name: POWERBOOM INVESTMENTS LIMITED (a company name in Russian is not specified in the charter documents)

Short name: Not applicable

Taxpayer identification number: Not assigned

Location: 3 Themistokli Dervi Street, Julia House, CY — 1066, Nicosia, Cyprus

Shareholder’s participatory share in the issuer’s charter capital: 23.9662%

Proportion of the issuer’s ordinary shares owned: 23.9662%

Entities owning at least 20%of the issuer’s shareholder’s charter capital or at least 20% of ordinary shares:

Full name: Quotan International Limited (a company name in Russian is not specified in the charter documents)

Short name: Not applicable

Taxpayer identification number: Not assigned

Location: British Virgin Islands

Participatory share of this entity in the issuer’s shareholder’s charter capital: 100%

Proportion of the issuer’s shareholder’s ordinary shares owned by this entity: 100%

Participatory share in the issuer’s charter capital: 0%

Proportion of the issuer’s ordinary shares owned by this entity: 0%

3.  Full company name: PEARLMOON LIMITED (a company name in Russian is not specified in the charter documents)

Short company name: Not applicable

Taxpayer identification number: Not assigned

Location: 3 Themistokli Dervi Street, Julia House, CY — 1066, Nicosia, Cyprus

Shareholder’s participatory share in the issuer’s charter capital: 24.8237%

Proportion of the issuer’s ordinary shares owned: 24.8237%

Entities owning at least 20% of the issuer’s shareholder’s charter capital or at least 20%of ordinary shares:

Full name: PPF Group N.V. (a company name in Russian is not specified in the charter documents)

Short name: Not applicable

Taxpayer identification number: Identification number 33264887

Location: Netherlands, Strawinskylaan 933 Tower B Level 9, 1077XX Amsterdam

Participatory share of this entity in the issuer’s shareholder’s charter capital: 100%

Proportion of the issuer’s shareholder’s ordinary shares owned by this entity: 100%

Participatory share in the issuer’s charter capital: 0%

Proportion of the issuer’s ordinary shares owned by this entity: 0%

4. Full company name: Deutsche Bank Trust Company Americas (a company name in Russian is not specified in the charter documents)

Short company name: None

Taxpayer identification number: Not assigned

Location: 60 Wall Street, New York, New York, 10005 USA

Shareholder’s participatory share in the issuer’s charter capital: 16.1197%

Proportion of the issuer’s ordinary shares owned: 16.1197%

Entities owning at least 20% of the issuer’s shareholder’s charter capital or at least 20% of ordinary shares:

Full company name: Deutsche Bank Trust Corporation (a company name in Russian is not specified in the charter documents)

Short company name: Not applicable

Taxpayer identification number: Not assigned

Location: 111 Eighth Avenue, New York, NY 10011, USA

Participatory share of this entity in the issuer’s shareholder’s charter capital: 100%

Proportion of the issuer’s shareholder’s ordinary shares owned by this entity: 100%

Participatory share in the issuer’s charter capital: 0%

Proportion of the issuer’s ordinary shares owned by this entity: 0%

5. Full company name: MBC DEVELOPMENT LIMITED (a company name in Russian is not specified in the charter documents)

Short company name: Not applicable

Taxpayer identification number: Not assigned

Location: Building Akara, 24 De Castro Street, Ukhams Kay 1, Road Town, Tormola, British Virgin Islands

Shareholder’s participatory share in the issuer’s charter capital: 5.5512%

Proportion of the issuer’s ordinary shares owned: 5.5512%

Entities owning at least 20% of the issuer’s shareholder’s charter capital or at least 20% of ordinary shares:

The Issuer does not have any information on such entities.

Issuer’s shares amounting to at least 5% of the charter capital or at least 5% of ordinary shares registered in the issuer’s register of shareholders under the nominal holder’s name:

1.  Full company name: Limited Liability Company Deutsch Bank

Short company name: LLC Deutsch Bank

Location: Ulitsa Shchepkina, 4, 129090, Moscow

Telephone number and fax: +7 (495) 797-5000, +7 (495) 797-5301

E-mail address: db.moscow@db.com

Information on license of professional participant on the securities market for depository activities:

License number: No. 177-05616-000100

Issue date: 4 September 2001

Validity period: Unlimited

Issuing body: FCSM of Russia

Number of the issuer’s ordinary shares registered in the issuer’s register of shareholders under the nominal holder’s name: 50,215,880

2. Full company name: Joint Stock Commercial Savings Bank of Russia (Open Joint Stock Company)

Short company name: Sberbank of Russia (OJSC)

Location: Ul. Vavilova, 19, 117997, Moscow

Telephone number and fax: +7 (495) 957-57-31, + 7 (495) 747-37-31

E-mail address: sbrf@sbrf.ru

Information on license of professional participant on the securities market for depository activities:

License number: No. 077-02-768-000100

Issue date: 8 November 2000

Validity period: Unlimited

Issuing body: FCSM of Russia

Number of the issuer’s ordinary shares registered in the issuer’s register of shareholders under the nominal holder’s name: 210,476,043

7.3. State or municipal entity participatory interest in the issuer’s charter (reserve) capital (share fund), or special rights (golden share)

Details of the participatory interest held by State or Municipal entities in the Issuer’s charter (reserve) capital (share fund) and on special rights:

Amount of charter (reserve) capital (share fund) under state (federal, constituent entity), or municipal ownership; No such share is held

Special right granted to the Russian Federation, constituent entities of the Russian Federation, or municipal entities to control the issuing joint-stock company (golden share), duration of special right (golden share) ; No such right is granted

7.4. Limitations to participation in the issuer’s charter (reserve) capital (share fund) capital

Limitations on the number of shares held by a single shareholder and / or the cumulative nominal value of such shares, and / or the maximum number of votes provided to a single shareholder are established as follows: Limitations not established

Limitations on participation of foreign entities in the Issuer’s charter capital as set forth by Russian legislation or other regulatory legal acts of the Russian Federation: Limitations not established

Other limitations related to participation in the Issuer’s charter (reserve) capital (share fund): No such limitations

7.5. Changes in and participation interest of the Issuer’s shareholders (participants) holding at least 5% of its charter (reserve) capital (share fund) or at least 5% of its ordinary shares

The issuer’s shareholders (participants) holding at least 5% in the issuer’s charter (reserve) capital and at least 5% of the issuer’s ordinary shares as at the date of the shareholders register entitled to participate in each General meeting of the issuer’s shareholders (participants) held during the last five completed financial years preceding the prospectus approval date, or during each completed financial year preceding the prospectus approval date in the event the issuer has been operating for less than 5 years, according to the register of persons entitled to participate in each such meetings, are as follows:

	Shareholders with a participation of at least 5%in the charter capital of the issuer (holding at least 5%of ordinary shares of the issuer)		Participation in the issuer’s	Issuer’s
Record Date	Full company name / Surname, first name and patronymic	Abbreviated name	charter capital,%	ordinary shares held,%
03-17-2004	Closed Joint-Stock Company ICT	ZAO ICT	99.998	99.998
05-11-2004	Closed Joint-Stock Company ICT	ZAO ICT	99.998	99.998
06-19-2004	Closed Joint-Stock Company ICT	ZAO ICT	99.998	99.998
11-25-2004	Closed Joint-Stock Company ICT	ZAO ICT	99.998	99.998
12-03-2004	Closed Joint-Stock Company ICT	ZAO ICT	99.998	99.998
12-27-2004	Closed Joint-Stock Company ICT	ZAO ICT	99.998	99.998
04-25-2005	Closed Joint-Stock Company ICT	ZAO ICT	99.998	99.998
06-21-2005	Closed Joint-Stock Company ICT	ZAO ICT	99.998	99.998
07-15-2005	Closed Joint-Stock Company ICT	ZAO ICT	99.998	99.998
11-02-2005	Closed Joint-Stock Company ICT	ZAO ICT	99.998	99.998

	Shareholders with a participation of at least 5%in the charter capital of the issuer (holding at least 5%of ordinary shares of the issuer)		Participation in the issuer’s	Issuer’s
Record Date	Full company name / Surname, first name and patronymic	Abbreviated name	charter capital,%	ordinary shares held,%
02-13-2006	Closed Joint-Stock Company ICT	ZAO ICT	99.998	99.998
03-06-2006	Closed Joint-Stock Company WEST	ZAO WEST	99.998	99.998
05-18-2006	Closed Joint-Stock Company WEST	ZAO WEST	99.998	99.998
05-19-2006	Closed Joint-Stock Company WEST	ZAO WEST	99.998	99.998
06-20-2006	Closed Joint-Stock Company WEST	ZAO WEST	99.998	99.998
08-09-2006	Closed Joint-Stock Company WEST	ZAO WEST	99.998	99.998
09-18-2006	Closed Joint-Stock Company WEST	ZAO WEST	99.998	99.998
11-09-2006	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	99.998	99.998
11-14-2006	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	100	100
12-19-2006	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	100	100
12-28-2006	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	100	100
12-28-2006	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	100	100
01-18-2007	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	100	100
01-18-2007	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	100	100
02-01-2007	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	100	100
02-06-2007	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	100	100
02-09-2007	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	100	100
05-16-2007	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	73.479	73.479
	Deutsche Bank Trust Company Americas	Not available	20.318	20.318
06-26-2007	NAFTA MOSKVA (CYPRUS) LIMITED	NAFTA MOSKVA (CYPRUS) LIMITED	72.1777	72.1777
	Deutsche Bank Trust Company Americas	Not available	20.0421	20.0421
05-13-2008	ANIKETA INVESTMENTS LIMITED	Not available	66.82	66.82
	Deutsche Bank Trust Company Americas	Not available	17.11	17.11
06-16-2008	PEARLMOON LIMITED	Not available	24.8237	24.8237
	POWERBOOM INVESTMENTS LIMITED	Not available	23.9662	23.9662
	VITALBOND LIMITED	Not available	19.0181	19.0181
	Deutsche Bank Trust Company Americas	Not available	17.0747	17.0747

	Shareholders with a participation of at least 5%in the charter capital of the issuer (holding at least 5%of ordinary shares of the issuer)		Participation in the issuer’s	Issuer’s
Record Date	Full company name / Surname, first name and patronymic	Abbreviated name	charter capital,%	ordinary shares held,%
07-08-2008	PEARLMOON LIMITED	Not available	24.8237	24.8237
	POWERBOOM INVESTMENTS LIMITED	Not available	23.9662	23.9662
	VITALBOND LIMITED	Not available	19.0181	19.0181
	Deutsche Bank Trust Company Americas	Not available	16.8426	16.8426
10-17-2008	PEARLMOON LIMITED	Not available	24.8237	24.8237
	POWERBOOM INVESTMENTS LIMITED	Not available	23.9662	23.9662
	VITALBOND LIMITED	Not available	19.0181	19.0181
	Deutsche Bank Trust Company Americas	Not available	15.0984	15.0984
	MBC DEVELOPMENT LIMITED	Not available	5.5512	5.5512

7.6. Details of Interested-Party Transactions Entered into by the Issuer

The number and monetary value of transactions entered into by the issuer, which are recognised under Russian legislation as interested party transactions requiring the approval of the authorised executive body of the Issuer, summarising the results of each of the last five financial years:

Accounting period
2004	2005	2006	2007	2008

Total number and total monetary value of interested party transactions entered into by the Issuer during the accounting period and requiring approval of the authorised executive body of the Issuer, units / roubles

4/4,980,330,000 roubles; 1/30,000,000 US dollars	8 /4,510,524,400 roubles	8/ 13,456,791,044 roubles	37/ 8,206,330,736.94	13 / 2,533,638,400

Number and monetary value of interested party transactions entered into by the Issuer during the accounting period and approved by the General meeting of participants (shareholders) of the Issuer, units / roubles

2/3,834,150, 000 roubles	3 /1,413,613,000 roubles	3/2,444,472,500 roubles	7 / 5,400,000,000	2 / 1,300,000,000

Number and monetary value of interested party transactions entered into by the Issuer during the accounting period and approved by the Board of Directors (the Supervisory Council) of the Issuer, units / roubles

0 / 0	0 /0	0 / 0	30 / 2,806,330,736.94	11/1,233,638,400

Number and monetary value of interested party transactions entered into by the Issuer during the accounting period which required approval but were not approved by the authorised executive body of the Issuer, units / roubles

2/1,146,180,000 roubles; 1/30,000,000 US dollars	5/3,096,911,400 roubles	5/11,012,318,544 roubles	0/0	0 / 0

Transactions (groups of associated transactions) with a value equal to or exceeding 5% of the net book value of the Issuer’s assets determined on the basis of its financial statements as at the last accounting date prior to conclusion of the transaction, entered into by the Issuer during the last five completed financial years, or during each completed financial year in the event the Issuer has been operating for less than 5 years, and during the period preceding the Prospectus approval date :

1.

Transaction date	3 December 2004
Subject matter and other essential terms of the transaction	Surety of the Issuer for the commitments of its subsidiary,

OOO Polymetal Finance. Shares of ZAO GRK Dukat and ZAO Serebro “Territorii” were pledged to the creditor as security for surety duties. In the event OOO Polymetal Finance fails to perform or duly perform its commitments secured by the surety, the Issuer is jointly and severally accountable to the creditor along with the debtor.

Transaction parties	OAO MNPO Polymetal (the Guarantor), Standard Bank London (the Creditor), OOO Polymetal Finance (the Borrower)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT), Limited Liability Company Closed Joint-Stock Company ICT (ZAO ICT), Limited Liability Company Polymetal Finance (OOO Polymetal Finance
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Limited Liability Company Polymetal Finance, is one of the parties to the transaction.

Monetary value of the transaction	US$105,000,000, which is equal to 2,939,485,500 roubles at the exchange rate of the Central Bank of Russia as at the transaction date.
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	63.96%
Due date of the transaction	1 December 2009
Fulfilment of the said obligations	As at the prospectus approval date, the obligations have been being fulfilled pursuant to the agreement.
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders on 26 November 2004. Minutes of extraordinary general meeting of shareholders No.4/2004 dated 26 November 2004.
Other optional details of the transaction provided by the Issuer	Not provided

2.

Transaction date	21 June 2005
Subject matter and other essential terms of the transaction	Share purchase agreement for purchase of 5400 shares in ZAO Magadan Silver.
Transaction parties	OAO MNPO Polymetal (the Purchaser) and ZAO GRK Dukat (the Seller)
Full and abbreviated company name (names) of a legal entity or full name of an individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT), Closed Joint-Stock Company «Ore Mining Company Dukat» (ZAO GRK Dukat)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Closed Joint-Stock Company «Ore Mining Company Dukat» (ZAO GRK Dukat), is one of the parties to the transaction.

Monetary value of the transaction	274,401,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	7.7%
Due date of the transaction	28 September 2005
Fulfilment of the said obligations	The obligations have been fulfilled by the Issuer in full.
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders 24 June 2005. Minutes of extraordinary general meeting of shareholders No.3/2005 dated 24 June 2005.
Other optional details of the transaction provided by the Issuer	Not provided

3.

Transaction date	22 August 2005
Subject matter and other essential terms of the transaction	Surety of OAO MNPO Polymetal towards OAO AKB AUTOBANK-NIKOIL for the commitments of the Borrower, OAO Okhotsk Mining and Geology Company

Transaction parties	OAO MNPO Polymetal (the Guarantor) and OAO AKB AUTOBANK-NIKOIL (the Creditor)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT), Open Joint-Stock Company «Okhotsk Mining and Geology Company» (OAO Okhotsk Mining and Geology Company)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Open Joint-Stock Company «Okhotsk Mining and Geology Company» (OAO Okhotsk Mining and Geology Company), is the beneficial owner in the transaction.

Monetary value of the transaction	US$20,000,000, which is equal to 572 006 000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date.
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	16.54%
Due date of the transaction	17 February 2009
Fulfilment of the said obligations	The obligations have been fulfilled by the Issuer in full.
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders dated 16 August 2005. Minutes of Extraordinary general meeting of shareholders No.4/2005 dated 16 August 2005.
Other optional details of the transaction provided by the Issuer	Not provided

4.

Transaction date	23 September 2005
Subject matter and other essential terms of the transaction

Surety agreement No.(13-2-051)221. Surety under Credit Facility Agreement No. 0473-05/VL dated 22 August 2005, for OAO Okhotsk Mining and Geology Company to OAO Joint-Stock Bank AUTOBANK-NIKOIL. Credit facility period: from 22 August 2005 to 22 February 2006.

Transaction parties	OAO MNPO Polymetal (the Guarantor), OAO Okhotsk Mining and Geology Company (the Borrower), OAO Joint-Stock Bank AUTOBANK-NIKOIL (the Creditor).
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT), Open Joint-Stock Company «Okhotsk Mining and Geology Company» (OAO Okhotsk Mining and Geology Company)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Open Joint-Stock Company «Okhotsk Mining and Geology Company» (OAO Okhotsk Mining and Geology Company), is the beneficial owner in the transaction.

Monetary value of the transaction	US$20,000,000, which is equal to 567,206,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date.
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	16.40%
Due date of the transaction	The Surety agreement is effective from 23 September 2005 to 23 September 2010.
Fulfilment of the said obligations	The obligations have been fulfilled by the Issuer in full
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders 16 August 2005 Minutes OCA No.4/2005 dated 16 August 2005
Other optional details of the transaction provided by the Issuer	Not provided

5.

Transaction date	13 October 2005
Subject matter and other essential terms of the transaction	According to the Loan Agreement, ZAO North Ural Gold advanced funds to the Borrower, OAO MNPO Polymetal at an interest rate of 10.5% per annum.
Transaction parties	OAO MNPO Polymetal (the Borrower), ZAO North Ural

Gold (the Lender).
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT)
Ground (grounds) for declaring the said entity an interested party	Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of OAO Polymetal and ZAO North Ural Gold.
Monetary value of the transaction	854,865,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	25%
Due date of the transaction	12 October 2007
Fulfilment of the said obligations	The obligation has been fulfilled in full
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	The transaction is major, no approvals available.
Other optional details of the transaction provided by the Issuer	Not provided

6.

Transaction date	18 October 2005
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan by Open Joint-Stock Company Okhotsk Mining and Geology Company to Open Joint-Stock Company MNPO Polymetal at an interest rate of 10.5% per annum.
Transaction parties	OAO MNPO Polymetal (the Borrower), OOO Okhotsk Mining and Geology Company (the Lender)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT)
Ground (grounds) for declaring the said entity an interested party	Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of OAO Polymetal and OAO Okhotsk Mining and Geology Company.
Monetary value of the transaction	456 170 000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	13.34%
Due date of the transaction	17 October 2007
Fulfilment of the said obligations	The obligation has been fulfilled.
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	The transaction is not major, no approvals available.
Other optional details of the transaction provided by the Issuer	Not provided

7.

Transaction date	17 March 2006
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan By Open Joint-Stock Company Okhotsk Mining and Geology Company to Open Joint-Stock Company MNPO Polymetal at an interest rate of 10.5% per annum.
Transaction parties	OAO MNPO Polymetal (the Borrower), OOO Okhotsk Mining and Geology Company (the Lender)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company WEST (ZAO WEST)
Ground (grounds) for declaring the said entity an interested party	Closed Joint-Stock Company WEST (ZAO WEST) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of OAO Polymetal and ZAO North Ural Gold.
Monetary value of the transaction	964,491,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	21.6%
Due date of the transaction	16 March 2008
Fulfilment of the said obligations	The obligation has been fulfilled.
Executive body of the issuer to have approved the transaction;	The transaction is not major, no approvals available.

date of relevant decision (date and no. of the minutes)
Other optional details of the transaction provided by the Issuer	Not provided

8.

Transaction date	7 July 2006
Subject matter and other essential terms of the transaction	Surety of OAO MNPO Polymetal towards OAO BANK URALSIB for the commitments of the Borrower, OOO Trade House Polymetal
Transaction parties	OAO MNPO Polymetal (the Guarantor) and OAO BANK URALSIB (the Creditor)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company WEST (ZAO WEST), Limited Liability Company Trade House Polymetal (OOO TD Polymetal)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company WEST (ZAO WEST) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Limited Liability Company Trade House Polymetal (OOO TD Polymetal), is the beneficial owner in the transaction.

Monetary value of the transaction	US$40,000,000, which is equal to 1,076,444, 000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date.
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	23.74%
Due date of the transaction	7 July 2007
Fulfilment of the said obligations	The obligations are fulfilled by the debtor in full
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders on 5 June 2006. Minutes of extraordinary general meeting of shareholders No.3/2006 dated 5 June 2006.
Other optional details of the transaction provided by the Issuer	Not provided

9.

Transaction date	28 July 2006
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan by Limited Liability Company Polymetal Finance to Open Joint-Stock Company MNPO Polymetal at an interest rate of 10.5% per annum.
Transaction parties	OAO MNPO Polymetal (the Borrower) and OOO Polymetal Finance (the Lender)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company WEST (ZAO WEST)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company WEST (ZAO WEST) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the parties in the transaction OAO Polymetal and OOO Polymetal Finance

Monetary value of the transaction	1,697,890,800 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	37.46%
Due date of the transaction	27 July 2008
Fulfilment of the said obligations	The obligations are fulfilled by the debtor in full
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	The transaction was not approved by an executive body.
Other optional details of the transaction provided by the Issuer	Not provided

10.

Transaction date	23 October 2006
Subject matter and other essential terms of the transaction	Surety of OAO MNPO Polymetal towards OAO ALFA BANK for fulfillment of obligations by the Borrower, OOO Trade House Polymetal
Transaction parties	OAO MNPO Polymetal (the Guarantor) and OAO ALFA BANK (the Creditor)
Full and abbreviated company name (names) of the legal entity	Closed Joint-Stock Company WEST (ZAO WEST),

or full name of the individual recognised by Russian legislation as an interested party	Limited Liability Company Trade House Polymetal (OOO TD Polymetal)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company WEST (ZAO WEST) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Limited Liability Company Trade House Polymetal (OOO TD Polymetal), is the beneficial owner in the transaction.

Monetary value of the transaction	US$15,000,000, which is equal to 403,537,500 roubles at the exchange rate of the Central Bank of Russia as at the transaction date.
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	5.49%
Due date of the transaction	29 June 2007
Fulfilment of the said obligations	The obligations are fulfilled by the debtor in full
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders on 11 October 2006. Minutes of extraordinary general meeting of shareholders No.7/2006 dated 11 October 2006.
Other optional details of the transaction provided by the Issuer	Not provided

11.

Transaction date	1 December 2006
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan By Open Joint-Stock Company Okhotsk Mining and Geology Company to Open Joint-Stock Company MNPO Polymetal at an interest rate of 8% per annum.
Transaction parties	OAO Polymetal (the Borrower), OOO Okhotsk Mining and Geology Company (the Lender)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management company OAO Polymetal UK acting as a sole executive body of the Lender.

Monetary value of the transaction	1,598,000,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	21.74%
Due date of the transaction	1 December 2008
Fulfilment of the said obligations	The obligation has been fulfilled.
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)

The Transaction was not subject to prior approval as an interested party transaction, proceeding from the provisions of Article XI of the Federal Law “On Joint-Stock Companies”, as the Company had no shareholders interested in the transaction as at the transaction date.

Other optional details of the transaction provided by the Issuer	Not provided

12.

Transaction date	4 December 2006
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan ZAO North Ural Gold to Open Joint-Stock Company MNPO Polymetal at an interest rate of 8% per annum.
Transaction parties	OAO Polymetal (the Borrower), ZAO North Ural Gold
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management company OAO Polymetal UK acting as a sole executive body of the Lender.
Monetary value of the transaction	1,026,500,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	13.96%
Due date of the transaction	4 December 2008
Fulfilment of the said obligations	The obligation has been fulfilled.
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)

The Transaction was not subject to prior approval as an interested party transaction, proceeding from the provisions of Article XI of the Federal Law “On Joint-Stock Companies”, as the Company had no shareholders interested in the transaction as at the transaction date.

Other optional details of the transaction provided by the Issuer	Not provided

13.

Transaction date	6 December 2006
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan by OAO MNPO Polymetal to Closed Joint-Stock Company Magadan Silver at an interest rate of 12.1% per annum
Transaction parties	OAO Polymetal (the Lender), ZAO Magadan Silver (the Borrower).
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management company OAO Polymetal UK acting as a sole executive body of the Lender.

Monetary value of the transaction	491,832,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	6.69%
Due date of the transaction	5 December 2008
Fulfilment of the said obligations	The obligation has been fulfilled.
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)

The Transaction was not subject to prior approval as an interested party transaction, proceeding from the provisions of Article XI of the Federal Law “On Joint-Stock Companies”, as the Company had no shareholders interested in the transaction as at the transaction date.

Other optional details of the transaction provided by the Issuer	Not provided

14.

Transaction date	6 December 2006
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan by OAO MNPO Polymetal to Closed Joint-Stock Company Serebro «Teritorii» at an interest rate of 12.1% per annum
Transaction parties	OAO Polymetal (the Lender), ZAO Serebro «Territorii» (the Borrower).
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis

Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management company OAO Polymetal UK acting as a sole executive body of the Lender.

Monetary value of the transaction	1,312,794,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	17.85%
Due date of the transaction	5 December 2008
Fulfilment of the said obligations	The obligation has been fulfilled.
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)

The Transaction was not subject to prior approval as an interested party transaction, proceeding from the provisions of Article XI of the Federal Law “On Joint-Stock Companies”, as the Company had no shareholders interested in the transaction as at the transaction date.

Other optional details of the transaction provided by the Issuer	Not provided

15.

Transaction date	15 December 2006
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan By Limited Liability Company Trade House Polymetal to Open Joint-Stock Company MNPO Polymetal at an interest rate of 8% per annum.
Transaction parties	OAO Polymetal (the Borrower), OOO TD Polymetal (the Lender)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management company OAO Polymetal UK acting as a sole executive body of the Lender.

Monetary value of the transaction	1,226,120,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	16.68%
Due date of the transaction	4 December 2008
Fulfilment of the said obligations	The obligation has been fulfilled.
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)

The Transaction was not subject to prior approval as an interested party transaction, proceeding from the provisions of Article XI of the Federal Law “On joint-stock companies”, as the Company had no shareholders interested in the transaction as at the transaction date.

Other optional details of the transaction provided by the Issuer	Not provided

16.

Transaction date	27 December 2006
Subject matter and other essential terms of the transaction

Granting of surety to ABN AMRO BANK N.V., LONDON BRANCH, for ZAO Magadan Silver and ZAO Serebro «Territorii» being the Borrowers under Loan agreement. Essential terms of the obligation secured:

1.amount of the obligation secured: the total amount of the obligation secured makes US$80,000,000 (Eighty million);

2.credit payment period: 24 (twenty four) months after execution of the Loan agreement;

3.interest rate under the Loan agreement: LIBOR + 2 (two)% per annum and mandatory costs indicated in Annex 4 to Loan agreement, if any;

4.applicable law: English.

5.Other obligations of the Borrowers arising out of their conclusion of the following agreements:

6.Service settlement agreement between the Borrowers and the Mandated lead arranger in view of granting a loan to the Borrowers under the Loan agreement.

7.Export contract dated 23 December 2004, by and between ZAO Magadan Silver, ZAO Standard Bank, and Standard Bank London Limited as its parties, as amended, in accordance with the revised version of the Export contract, between ZAO Magadan Silver, ZAO Standard Bank, Standard Bank London Limited and the Purchaser, and the amendments made pursuant to agreement on amendments to the Export contract, between ZAO Magadan Silver, ZAO Standard Bank, Standard Bank Plc and the Purchaser. The Export contract is concluded for a period of 24 months, with regard to 10.2 million (ten point two million) ounces of silver.

8.Export contract dated 23 December 2004, by and between ZAO Serebro «Territorii», ZAO Standard Bank, and Standard Bank London Limited as its parties, as amended, in accordance with the revised version of the Export contract, between ZAO Serebro «Territorii», ZAO Standard Bank, Standard Bank London Limited and the Purchaser, and the amendments made pursuant to agreement on amendments to the Export contract, between ZAO Serebro «Territorii», ZAO Standard Bank, Standard Bank Plc and the Purchaser. The Export contract is concluded for a period of 24 months, with regard to 3.8 million (three point eight million) ounces of silver.

9.Agreement on making amendments to Bank account agreements where ZAO Magadan Silver is the Client and the Bank is the Account holder. According to the Agreement on amendments, ZAO Magadan Silver entitles the Facility agent to debit the accounts held by the Bank towards its obligations under the Loan agreement.

10.Agreement on making amendments to Bank account agreements where ZAO Serebro «Territorii» is the Client and the Bank is the Account holder. According to the Agreement on amendments, ZAO Serebro «Territorii» entitles the Facility agent to debit the accounts held by the Bank towards its obligations under the Loan agreement.

11.Inter-loan agreement by and between the Borrowers the Facility agent, the Beneficiary on provision, and the Purchaser as its parties.

12.Agreement on assignment of rights under the Export contract and the letter of credit issued to ZAO Magadan Silver in accordance with the English laws by the bank indicated in the Loan agreement. The Assignment agreement is executed by and between ZAO Magadan Silver and the Beneficial owner on provision as a security for the obligations of the Borrowers and MNPO Polymetal.

13.Agreement on assignment of rights under the Export contract and the letter of credit issued to ZAO Serebro «Territorii» Silver in accordance with the English laws by the bank indicated in the Loan agreement. The Assignment agreement is executed by and between ZAO Serebro «Territorii» and the Beneficial owner on provision as a security for the obligations of the Borrowers and MNPO Polymetal.

14.Movable property pledge agreement. ZAO Magadan Silver pledges movable property belonging to it with a mortgage value of 222,909,842.98 roubles (location of the property: Magadan Oblast, Omsukchan District) in favour of the Beneficial owner on provision as a security for the Borrowers’ obligations regarding a parallel debt to the Beneficial owner on provision, arising out of conclusion of the Loan agreement. Movable property pledge agreement. ZAO Serebro «Territorii» pledges movable property belonging to it with a mortgage value of 137,467,952.90 roubles (location of the property: Magadan Oblast, Omsukchan district) in favour of the Beneficial owner on provision as a security for the Borrowers’ obligations regarding a parallel debt to the Beneficial owner on provision, arising out of conclusion of the Loan agreement.

Transaction parties	OAO Polymetal (the Guarantor), ABN AMRO BANK N.V., LONDON BRANCH (the Creditor), ZAO Magadan Silver, and ZAO Serebro «Territorii» (the Borrowers).
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management company OAO Polymetal UK acting as a sole executive body of the Lender.

Monetary value of the transaction

The total amount of the obligation secured makes US$80,000,000 (eighty million) (2,108,800,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date). Interest rate under the Loan agreement: LIBOR +2 (two)% per annum and mandatory costs.

Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	28.69%
Due date of the transaction	Within 24 months upon execution of the Loan agreement.
Fulfilment of the said obligations	The obligations have been fulfilled in full
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)

The Transaction was not subject to prior approval as an interested party transaction, proceeding from the provisions of Article XI of the Federal Law “On joint-stock companies”, as the Company had no shareholders interested in the transaction as at the transaction date.

Other optional details of the transaction provided by the Issuer	The transaction was approved by the Board of Directors of OAO MNPO Polymetal as a major transaction. Minutes No.12/2006 dated 22 December 2006.

17.

Transaction date	7 February 2007
Subject matter and other essential terms of the transaction

The Underwriters (as defined below) acquire or ensure acquisition from OAO Polymetal (the Company) and NAFTA MOSKVA (CYPRUS) LIMITED (the Selling shareholder) of ordinary shares of the Company (rights regarding ordinary shares of the Company) in the form of ordinary shares or global depository receipts certifying the rights regarding ordinary shares of the Company (GDRs), with a total amount of up to US$682,000,000. Pursuant to the Underwriting agreement, the Company (i) gives certain representations and warranties in favour of the Underwriters, (ii) assumes the liability to cover or compensate for possible costs, expenses, and losses of the Underwriters (Indemnity); (iii) assumes other liabilities arising from proposal of ordinary shares of the Company or GDRs to Russian and foreign investors.

Transaction parties

1) OAO Polymetal (the Issuer); 2) NAFTA MOSKVA (CYPRUS) LIMITED (The Seller); 3) Deutsche Bank AG, London Branch, Merrill Lynch International, UBS Limited and Royal Bank of Canada Europe Limited (jointly referred to as “the Underwriters”).

Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED
Ground (grounds) for declaring the said entity an interested party	NAFTA MOSKVA (CYPRUS) LIMITED is a sole shareholder of OAO Polymetal and transaction party and belongs to the same group of persons as OAO Polymetal
Monetary value of the transaction	Over 3,675,377,880.5 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	Over 50% (of the asset value as at September 30, 2006)
Due date of the transaction	Beginning 7 February 2007
Fulfilment of the said obligations	The obligations have been fulfilled in full
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)

The Transaction was not subject to prior approval as an interested party transaction, proceeding from the provisions of Article XI of the Federal Law “On joint-stock companies”, as the Company had no shareholders interested in the transaction as at the transaction date.

Other optional details of the transaction provided by the Issuer	The transaction was approved as a major transaction

18.

Transaction date	6 March 2007
Subject matter and other essential terms of the transaction

The Lender undertakes under Loan agreement No.(07-2 -185)221 to transfer funds to the ownership of the Borrower in accordance with the Borrower’s requests submitted under the Agreement within the established limit.

Transaction parties	The Lender: OAO Polymetal The Borrower: OOO TD Polymetal
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management organization acting as a sole executive body of the Lender.

Monetary value of the transaction	600,000,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	6.98%
Due date of the transaction	Loan repayment before 1 January 2010
Fulfilment of the said obligations	Obligation has not matured

Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders (Minutes No.6 /2007 dated 10 July 2007)
Other optional details of the transaction provided by the Issuer	No other details of the transaction available

19.

Transaction date	6 March 2007
Subject matter and other essential terms of the transaction

The Lender undertakes under Loan agreement No.(07-2-186)221 to transfer funds to the ownership of the Borrower in accordance with the Borrower’s requests submitted under the Agreement within the established limit.

Transaction parties	The Lender: OAO Polymetal The Borrower: ZAO North Ural Gold
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management organization acting as a sole executive body of the Lender.

Monetary value of the transaction	800,000,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	9.3%
Due date of the transaction	Loan repayment before 1 January, 2010
Fulfilment of the said obligations	Obligation has not matured
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders (Minutes No.6 /2007 dated 10 July 2007)
Other optional details of the transaction provided by the Issuer	No other details of the transaction available

20.

Transaction date	6 March 2007
Subject matter and other essential terms of the transaction

The Lender undertakes under Loan agreement No. (07-2 -187) 221 to transfer funds to the ownership of the Borrower in accordance with the Borrower’s requests submitted under the Agreement within the established limit.

Transaction parties	The Lender: OAO Polymetal The Borrower: OAO Okhotsk Mining and Geology Company
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management organization acting as a sole executive body of the Lender.

Monetary value of the transaction	800,000,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	9.3%
Due date of the transaction	Loan repayment before 1 January 2010
Fulfilment of the said obligations	Obligation has not matured
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders (Minutes No.6 /2007 dated 10 July 2007)
Other optional details of the transaction provided by the Issuer	No other details of the transaction available

21.

Transaction date	2 July 2007

Subject matter and other essential terms of the transaction

The Lender undertakes under Loan agreement No.(07-2 -208) 221 to transfer funds to the ownership of the Borrower in accordance with the Borrower’s requests submitted under the Agreement within the established limit.

Transaction parties	The Lender: OAO Polymetal The Borrower: OAO Okhotsk Mining and Geology Company
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management organization acting as a sole executive body of the Lender.

Monetary value of the transaction	800,000,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	7.9%
Due date of the transaction	Loan repayment before 1 January 2010
Fulfilment of the said obligations	Obligation has not matured
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders (Minutes No.6 /2007 dated 10 July 2007)
Other optional details of the transaction provided by the Issuer	The essential terms of the transaction are approved by the General Meeting of Shareholders on 25 June 2007 as terms of a possible future transaction.

22.

Transaction date	2 July 2007
Subject matter and other essential terms of the transaction

The Lender undertakes under Loan agreement No.(07-2 -209)221 to transfer funds to the ownership of the Borrower in accordance with the Borrower’s requests submitted under the Agreement within the established limit.

Transaction parties	The Lender: OAO Polymetal The Borrower: ZAO Magadan Silver
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management organization acting as a sole executive body of the Lender.

Monetary value of the transaction	800,000,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	7.9%
Due date of the transaction	Loan repayment before 1 January 2010
Fulfilment of the said obligations	Obligation has not matured
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders (Minutes No.6 /2007 dated 10 July 2007)
Other optional details of the transaction provided by the Issuer	The essential terms of the transaction are approved by the General Meeting of Shareholders on 25 June 2007 as terms of a possible future transaction.

23.

Transaction date	2 July 2007
Subject matter and other essential terms of the transaction	The Lender undertakes under Loan agreement No.(07-2 -210)221 to transfer funds to the ownership of the Borrower in accordance with the Borrower’s requests submitted under the Agreement within the established limit.
Transaction parties	15. The Lender: OAO Polymetal 16. The Borrower: ZAO Serebro «Territorii»
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management organization acting as a sole executive body of the Lender.

Monetary value of the transaction	800,000,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	7.9%
Due date of the transaction	Loan repayment before 1 January 2010
Fulfilment of the said obligations	Obligation has not matured
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders (Minutes No. 6 /2007 dated 10 July 2007)
Other optional details of the transaction provided by the Issuer	The essential terms of the transaction are approved by the General Meeting of Shareholders on 25 June 2007 as terms of a possible future transaction.

24.

Transaction date	2 July 2007
Subject matter and other essential terms of the transaction

The Lender undertakes under Loan agreement No.(07-2-211)221 to transfer funds to the ownership of the Borrower in accordance with the Borrower’s requests submitted under the Agreement within the established limit.

Transaction parties	17. The Lender: OAO Polymetal; 18. The Borrower: OOO TD Polymetal
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	NAFTA MOSKVA (CYPRUS) LIMITED, Vitaliy Natanovich Nesis
Ground (grounds) for declaring the said entity an interested party

NAFTA MOSKVA (CYPRUS) LIMITED is a shareholder of the Issuer holding over 20% of shares and belongs to the same group of persons as OAO Polymetal Vitaliy Natanovich Nesis is the General Director of the management organization acting as a sole executive body of the Lender.

Monetary value of the transaction.	800,000,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	7.9%
Due date of the transaction	Loan repayment before 1 January 2010
Fulfilment of the said obligations	Obligation has not matured
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders (Minutes No.6 /2007 dated 10 July 2007)
Other optional details of the transaction provided by the Issuer	The essential terms of the transaction were approved by the General Meeting of Shareholders on 25 June 2007 as terms of a possible future transaction.

25.

Transaction date	19 November 2008
Subject matter and other essential terms of the transaction

Granting of a loan. The Lender undertakes under the Loan Agreement to transfer funds to the ownership of the Borrower in accordance with the Borrower’s requests submitted under the Agreement within the established limit.

Transaction parties	OAO Polymetal (the Borrower); ZAO North Ural Gold(the Lender).
Full and abbreviated company name (names) of the legal entity	Pearlmoon Limited (abbreviated company name not

or full name of the individual recognised by Russian legislation as an interested party	available), Powerboom Investments Limited (abbreviated company name not available),Vitaliy Natanovich Nesis.
Ground (grounds) for declaring the said entity an interested party

Pearlmoon Limited is a shareholder of the Issuer holding over 20% of the Issuer’s shares and an affiliate of the transaction parties.
Powerboom Investments Limited is a shareholder of the Issuer holding over 20% of the Issuer’s shares and an affiliate of the transaction parties.

Vitaliy Natanovich Nesis is the General Director of the Issuer, the General Director of the management company OAO Polymetal UK, and an affiliate of the transaction parties.

Monetary value of the transaction	800,000,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	7.21%
Due date of the transaction	Repayment before 1 January 2010
Fulfilment of the said obligations	Loan not due
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders of the Issuer (Minutes No.4/2008 dated 25 November 2008)
Other optional details of the transaction provided by the Issuer	The transaction was approved as an interested party transaction and as a possible future transaction.

Groups of associated transactions:

1.

Transaction date	5 October 2004; 25 October 2004; 5 November 2004; 16 November 2004; 24 November 2004.
Subject matter and other essential terms of the transaction

A group of associated transactions under which the Issuer assumes liabilities before the Creditor for fulfilment of the obligations of a third party - its subsidiary, OAO Okhotsk Mining and Geology Company, to repay the loan granted by OAO AB IBG NIKoil

Transaction parties	OAO MNPO Polymetal (the Guarantor) and OAO AB IBG NIKoil (the Creditor)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT), Open Joint-Stock Company «Okhotsk Mining and Geology Company» (OAO Okhotsk Mining and Geology Company)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Open Joint-Stock Company «Okhotsk Mining and Geology Company» (OAO Okhotsk Mining and Geology Company, is the beneficial owner in the transaction.

Monetary value of the transaction	US$30,000,000 which equals 876,477,000 roubles at the exchange rate of the Central Bank of Russia as at the date of the first transaction in the group
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	19.08%
Due date of the transaction	The guarantees are effective until 20 October/November 2008.
Fulfilment of the said obligations	The obligations have been fulfilled by the debtor in full
Executive body of the issuer to have approved the transaction; date of relevant decision (date and no. of the minutes)	General Meeting of Shareholders on 23 December 2004. Minutes of Extraordinary general meeting of shareholders No.5/2004 dated 23 December 2004.
Other optional details of the transaction provided by the Issuer	Not provided

During the period from the beginning of 2009 and to the approval date of this prospectus, the Issuer did not enter into any transactions (groups of associated transactions) with a value equal to or exceeding 5% of the net assets value of the Issuer as at the last completed accounting date prior to conclusion of the transaction.

Transactions (groups of associated transactions) recognised as interested party transactions and requiring approval but not approved by the Issuer’s authorised executive body (transactions regarding which no decision on approval was made by the Board of Directors (the Supervisory Council) or by the General meeting of Participants (shareholders) when such approval was mandatory in accordance with Russian law):

1.

Transaction date	21 January 2004
Subject matter and other essential terms of the transaction	Agreement No.(07-2-072/10)221. Granting a loan ZAO Serebro «Territorii».
Transaction parties	OAO MNPO Polymetal (the Lender) ZAO Serebro «Territorii» (the Borrower)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT), Closed Joint-Stock Company Serebro «Territorii» (ZAO Serebro «Territorii»)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Closed Joint-Stock Company Serebro «Territorii» (ZAO Serebro «Territorii») is the beneficial owner in the transaction.

Monetary value of the transaction	509,680,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction,%	10.04%
Due date of the transaction	Repayment no later than 20 January 2006
Fulfilment of the said obligations	The obligation has been fulfilled.
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer. Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval is considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	Not provided

2.

Transaction date	23 January 2004
Subject matter and other essential terms of the transaction

Agreement No.(11-2-021)221. Pledge of 23443 shares of ZAO Serebro «Territorii» as security for loan repayment obligations in the amount of US$30,000,000 under Agreement No.10.16/04.160 dated 23 January 2004, by and between AKB Moskovsky Delovoy Mir and ZAO Magadan Silver

Transaction parties	OAO MNPO Polymetal (the Pledger) AKB Moskovsky Delovoy Mir (the Creditor)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT), Closed Joint-Stock Company Serebro «Territorii» (ZAO Serebro «Territorii»)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Closed Joint-Stock

Company Serebro «Territorii» (ZAO Serebro «Territorii») is the beneficial owner in the transaction.
Monetary value of the transaction	US$30,000,000, which is equal to 861,000,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction,%	16.97
Due date of the transaction	25 January 2005
Fulfilment of the said obligations	The obligation has been fulfilled.
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer.

Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	Not provided

3.

Transaction date	23 April 23 2004
Subject matter and other essential terms of the transaction

Loan agreement No.(07-1-042)221. Obtaining a loan from OOO Press-Invest. OOO Press-Invest, being an affiliate of the Issuer’s shareholder (ZAO ICT), grants funds to the Issuer for replenishing the working capital as an interest-free loan

Transaction parties	OAO MNPO Polymetal (the Borrower), OOO Press-Invest (the Lender).
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT)
Ground (grounds) for declaring the said entity an interested party	Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons).
Monetary value of the transaction	636,500,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction,%	11.05%
Due date of the transaction	Loan repayment before 23 May 2004.
Fulfilment of the said obligations	The obligation has been fulfilled.
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer.

Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer.

According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	Not provided

4.

Transaction date	13 October 2005
Subject matter and other essential terms of the transaction	Agreement No.(07-1-066)221. Obtaining a loan from ZAO North Ural Gold
Transaction parties	OAO MNPO Polymetal (the Pledger) AKB Moskovsky Delovoy Mir (the Creditor)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT), ZAO North Ural Gold
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely ZAO North Ural Gold is a transaction party.

Monetary value of the transaction	706,500,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction,%	20.66%
Due date of the transaction	12 October 2007
Fulfilment of the said obligations	The obligation has been fulfilled.
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer.

Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	Not provided

4.1.

Transaction date	13 October 2005
Subject matter and other essential terms of the transaction	Agreement No.(13-2-052). Surety towards AKB Moskovsky Delovoy Mir for ZAO North Ural Gold with regard to a loan.
Transaction parties	OAO MNPO Polymetal (the Guarantor) AKB Moskovsky Delovoy Mir (the Creditor)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT), ZAO North Ural Gold
Ground (grounds) for declaring the said entity an interested	Closed Joint-Stock Company ICT (ZAO ICT) is a

party

shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely ZAO North Ural Gold is a beneficial owner in the transaction.

Monetary value of the transaction	US$25,000,000, which is equal to 364,376,400 roubles at the exchange rate of the Central Bank of Russia as at the transaction date
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction,%	20.66%
Due date of the transaction	10 April 2006
Fulfilment of the said obligations	The obligation has been fulfilled.
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer.

Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	The transaction was approved by the Board of Directors on 1 November 2005 (Minutes No.8/2005 dated 1 November 2005).

5.

Transaction date	13 October 2005
Subject matter and other essential terms of the transaction	Pursuant to Loan agreement, ZAO North Ural Gold grants funds to the Borrower, OAO MNPO Polymetal, at the interest rate of 10.5% per annum.
Transaction parties	OAO MNPO Polymetal (the Borrower), ZAO North Ural Gold (the Lender).
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT)
Ground (grounds) for declaring the said entity an interested party	Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of OAO Polymetal and ZAO North Ural Gold.
Monetary value of the transaction	854,865,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	25%
Due date of the transaction	12 October 2007
Fulfilment of the said obligations	The obligation has been fulfilled in full
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer.

Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	Not provided

6.

Transaction date	18 October 2005
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan By Open Joint-Stock Company Okhotsk Mining and Geology Company to Open Joint-Stock Company MNPO Polymetal at an interest rate of 10.5% per annum.
Transaction parties	OAO MNPO Polymetal (the Borrower), OOO Okhotsk Mining and Geology Company (the Lender)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT)
Ground (grounds) for declaring the said entity an interested party	Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of OAO Polymetal and ZAO North Ural Gold.
Monetary value of the transaction	456,170,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	13.34%
Due date of the transaction	17 October 2007
Fulfilment of the said obligations	The obligation has been fulfilled.
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer. Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	Not provided

7.

Transaction date	18 October 2005
Subject matter and other essential terms of the transaction	Agreement No.(13-2-050)221. Surety towards the Bank of Khanty Mansiysk OAO for OAO Okhotsk Mining and Geology Company under a loan agreement.
Transaction parties	OAO MNPO Polymetal (the Guarantor) Bank of Khanty Mansiysk OAO (the Creditor)
Full and abbreviated company name (names) of the legal entity	Closed Joint-Stock Company ICT (ZAO ICT), Open

or full name of the individual recognised by Russian legislation as an interested party	Joint-Stock Company «Okhotsk Mining and Geology Company» (OAO Okhotsk Mining and Geology Company)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Open Joint-Stock Company «Okhotsk Mining and Geology Company» (OAO Okhotsk Mining and Geology Company) is a beneficial owner in the transaction.

Monetary value of the transaction	715,000,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction,%	20.91%
Due date of the transaction	14 April 2006
Fulfilment of the said obligations	The obligation has been fulfilled.
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer.

Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	Not provided

8.

Transaction date	3 March 2006
Subject matter and other essential terms of the transaction	Provision by OAO Okhotsk Mining and Geology Company of a loan to OAO MNPO Polymetal
Transaction parties	OAO Okhotsk Mining and Geology Company (the Lender); OAO MNPO Polymetal (the Borrower)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT), Open Joint-Stock Company «Okhotsk Mining and Geology Company» (OAO Okhotsk Mining and Geology Company)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Open Joint-Stock Company «Okhotsk Mining and Geology Company» (OAO Okhotsk Mining and Geology Company) is a transaction party.

Monetary value of the transaction	797,100,000 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction,%	17.85%
Due date of the transaction	The Borrower undertakes to repay the loan no later than 16 March 2008.
Fulfilment of the said obligations	The obligations have been fulfilled
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer.

Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of

Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	Not provided

9.

Transaction date	1 April 2006
Subject matter and other essential terms of the transaction	Agreement No.(03-2-056)221. Supply of equipment to OAO Okhotsk Mining and Geology Company.
Transaction parties	OAO MNPO Polymetal (the Supplier) OAO Okhotsk Mining and Geology Company (the Purchaser)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company ICT (ZAO ICT), Open Joint-Stock Company Okhotsk Mining and Geology Company (OAO Okhotsk Mining and Geology Company)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company ICT (ZAO ICT) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Open Joint-Stock Company «Okhotsk Mining and Geology Company» (OAO Okhotsk Mining and Geology Company) is a transaction party.

Monetary value of the transaction, thousand roubles	US$127,348,530, which is equal to 3,527,503,341.58 roubles at the exchange rate of the Central Bank of Russia as at the transaction date
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction,%	79.32%
Due date of the transaction	1 April 2007. Repayment according to schedule.
Fulfilment of the said obligations	The obligation has been fulfilled.
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer.

Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	Not provided

10.

Transaction date	1 April 2006

Subject matter and other essential terms of the transaction	Agreement No.(03-2-057)221. Supply of equipment to ZAO North Ural Gold according to attachment.
Transaction parties	OAO MNPO Polymetal (the Supplier) ZAO North Ural Gold (the Purchaser)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company WEST (ZAO WEST)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company WEST (ZAO WEST is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely Closed joint-stock company North Ural Gold (ZAO North Ural Gold), is a transaction party.

Monetary value of the transaction, thousand roubles	US$4,514,320.39, which is equal to 1,250,368,818.67 roubles at the exchange rate of the Central Bank of Russia as at the transaction date
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction,%	28.11%
Due date of the transaction	1 April 2007. Repayment according to schedule.
Fulfilment of the said obligations	The obligation has been fulfilled.
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer.

Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	Not provided

11.

Transaction date	1 April 2006
Subject matter and other essential terms of the transaction	Equipment supply agreement No.(03-1-107)221. OAO MNPO Polymetal (the Purchaser) OOO Trade House Polymetal (the Supplier) according to attachment.
Transaction parties	OAO MNPO Polymetal (the Purchaser), OOO Trade House Polymetal (the Supplier)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company WEST (ZAO WEST)
Ground (grounds) for declaring the said entity an interested party

Closed Joint-Stock Company WEST (ZAO WEST is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of the said shareholder (belonging to the same group of persons), namely OOO TD Polymetal is a transaction party.

Monetary value of the transaction, thousand roubles	135,000,345.96 US dollars, which is equal to 3,739,455,582.95 roubles at the exchange rate of the Central Bank of Russia as at the transaction date
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion	82.49%

of the transaction,%
Due date of the transaction	1 April 2007. Repayment according to schedule.
Fulfilment of the said obligations	The obligation has been fulfilled.
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer.

Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.

Other optional details of the transaction provided by the Issuer	Not provided

12.

Transaction date	28 July 2006
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan by Limited Liability Company Polymetal Finance to Open Joint-Stock Company MNPO Polymetal at an interest rate of 10.5% per annum.
Transaction parties	OAO MNPO Polymetal (the Borrower) and OOO Polymetal Finance (the Lender)
Full and abbreviated company name (names) of the legal entity or full name of the individual recognised by Russian legislation as an interested party	Closed Joint-Stock Company WEST (ZAO WEST)
Ground (grounds) for declaring the said entity an interested party	Closed Joint-Stock Company WEST (ZAO WEST) is a shareholder of the Issuer, holding over 20% of the Issuer’s shares. An affiliate of transaction parties OAO Polymetal and OOO Polymetal Finance
Monetary value of the transaction	1,697,890,800 roubles
Transaction value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to conclusion of the transaction	37.46%
Due date of the transaction	27 July 2008
Fulfilment of the said obligations	The obligations are fulfilled by the debtor in full
Reasons to have prevented the executive body of the Issuer from giving approval to the transaction

The transaction has not been approved by the General Meeting of Shareholders or by the Board of Directors of the Issuer.

Transactions were not always brought up for approval of the General Meeting of Shareholders or the Board of Directors of the Issuer in advance, as, pursuant to Russian legislation, lack of prior approval makes a transaction voidable but not invalid. If any transaction is contested in court, the issue of its approval shall be brought up for consideration by a relevant executive body of the Issuer. According to judicial practice available as at the transaction date regarding transaction nullity claims in other legal contexts, post factum approval was considered a sufficient reason to defeat the claim.

In the judgment of the Issuer, conclusion of the transaction in question has not resulted in negative consequences for the Issuer and its shareholders (as the prices and rates set under such transactions correspond to the market prices and rates) but facilitated development and strengthening of the Issuer’s market position.
Other optional details of the transaction provided by the Issuer	Not provided

7.7. Accounts receivable

The total amount of the Issuer’s accounts receivable, with particular indication of the total overdue accounts receivable for the last five completed financial years (values are given as at the last day of a relevant accounting period):

	Accounting period
Description	2004	2005	2006	2007	2008
Total accounts receivable, thousand roubles	227,182.251	65,855.582	43,840	445,107	36,099
Total overdue accounts receivable, thousand roubles	0	0	0	0	0

The structure of the Issuer’s accounts receivable, including due dates for the last full financial year and for the last accounting period preceding the Prospectus approval date (values are given as at the last day of the relevant accounting period):

	2008		First quarter 2009
	Due date		Due date
Type of accounts receivable	Under one year	Exceeding one year	Under one year	Exceeding one year
Accounts receivable of purchasers and customers, thousand roubles	2,568	—	1,500	—
Of which overdue, thousand roubles	—	X	—	X
Accounts receivable on bills of exchange, thousand roubles	—	—	—	—
Of which overdue, thousand roubles	—	X	—	X
Accounts receivable of participants (founders) regarding contributions to the charter capital, thousand roubles	—	—	—	—
Of which overdue, thousand roubles	—	X	—	X
Accounts receivable on advances paid out, thousand roubles	549	—	10,876	—
Of which overdue, thousand roubles	—	X	—	X
Other accounts receivable, thousand roubles	32,982	—	385,937	—
Of which overdue, thousand roubles	—	X	—	X
Total, thousand roubles	36,099	—	398,313	—
Of which total overdue, thousand roubles	—	X	—	X

Debtors accounting for at least 10% of the total amount of accounts receivable, for the last five completed financial years:

2004

1.

Full company name	Closed Joint-Stock Company Magadan Silver
Abbreviated company name	ZAO Magadan Silver
Registered office	Ul. Proletarskaya d. 13/1, 685000 Magadan
Amount of accounts receivable, thousand roubles	42,174
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	Yes
Issuer’s participation in the charter (reserve) capital (share fund) of the affiliate	100%
Ordinary shares of the affiliate held by the Issuer	100%
Participation of the affiliate in the Issuer’s charter (reserve) capital (share fund)	0%
Ordinary shares of the Issuer held by the affiliate	0%

2.

Full company name	Open Joint-Stock Company Okhotsk Mining and Geology Company
Abbreviated company name	OAO Okhotsk Mining and Geology Company
Registered office	Ul. 40 let Pobedy d. 33, Okhotsk settlement, Okhotsk District, 682480 Khabarovsk Krai,
Amount of accounts receivable, thousand roubles	29,091
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	Yes
Issuer’s participation in the charter (reserve) capital (share fund) of the affiliate	100%
Ordinary shares of the affiliate held by the Issuer	100%
Participation of the affiliate in the Issuer’s charter (reserve) capital (share fund)	0%
Ordinary shares of the Issuer held by the affiliate	0%

3.

Full company name	Closed Joint-Stock Company ZUN KHADA
Abbreviated company name	ZAO ZUN KHADA
Registered office	Orlik rural settlement, Okinskiy District, Republic of Buryatia, 670000
Amount of accounts receivable, thousand roubles	39,857
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	No

4.

Full company name	Closed Joint-Stock Company «Ore Mining Company Dukat»
Abbreviated company name	ZAO Ore Mining Company Dukat
Registered office	Ul. Proletarskaya d. 13/1, 685000 Magadan
Amount of accounts receivable, thousand roubles	25,513
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	No

2005

1.

Full company name	Closed Joint-Stock Company Magadan Silver
Abbreviated company name	ZAO Magadan Silver
Registered office	Ul. Proletarskaya d. 13/1, 685000 Magadan
Amount of accounts receivable, thousand roubles	29,403
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	Yes
Issuer’s participation in the charter (reserve) capital (share fund) of the affiliate	100%
Ordinary shares of the affiliate held by the Issuer	100%
Participation of the affiliate in the Issuer’s charter (reserve) capital (share fund)	0%
Ordinary shares of the Issuer held by the affiliate	0%

2.

Full company name	Closed Joint-Stock Company Serebro Territorii
Abbreviated company name	ZAO Serebro Territorii
Registered office	Ul. Shosseynaya d. 12, Omsukchan settlement, Omsukchan district, 686410 Magadan Oblast,
Amount of accounts receivable, thousand roubles	19,792
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	Was an affiliate up to April 1, 2008 when ZAO Serebro Territorii was integrated into ZAO Magadan Silver

Issuer’s participation in the charter (reserve) capital (share fund) of the affiliate	100%
Ordinary shares of the affiliate held by the Issuer	100%
Participation of the affiliate in the Issuer’s charter (reserve) capital (share fund)	0%
Ordinary shares of the Issuer held by the affiliate	0%

2006

1.

Full company name	Closed Joint-Stock Company Magadan Silver
Abbreviated company name	ZAO Magadan Silver
Registered office	Ul. Proletarskaya d. 13/1, 685000 Magadan
Amount of accounts receivable, thousand roubles	5,354
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	Yes
Issuer’s participation in the charter (reserve) capital (share fund) of the affiliate	100%
Ordinary shares of the affiliate held by the Issuer	100%
Participation of the affiliate in the Issuer’s charter (reserve) capital (share fund)	0%
Ordinary shares of the Issuer held by the affiliate	0%

2.

Full company name	Closed Joint-Stock Company Serebro Territorii
Abbreviated company name	ZAO Serebro Territorii
Registered office	Ul. Shosseynaya d. 12, Omsukchan settlement, Omsukchan district, 686410 Magadan Oblast
Amount of accounts receivable, thousand roubles	16,264
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	Was an affiliate up to 1 April 2008 when ZAO Serebro Territorii was integrated into ZAO Magadan Silver
Issuer’s participation in the charter (reserve) capital (share fund) of the affiliate	100%
Ordinary shares of the affiliate held by the Issuer	100%
Participation of the affiliate in the Issuer’s charter (reserve) capital (share fund)	0%
Ordinary shares of the Issuer held by the affiliate	0%

3.

Full company name	Closed Joint-Stock Company PriceWaterhouseCoopers Audit
Abbreviated company name	ZAO PriceWaterhouseCoopers Audit
Registered office	Kosmodamianskaya nab. D. 52 korp. 5, 115054 Moscow
Amount of accounts receivable, thousand roubles	7,998
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	No

4.

Full name	Federal treasury department for Tsentralnyi district of Saint-Petersburg (Arbitration Court)
Abbreviated name	Not available
Registered office	Ul. Tchaikovskogo d. 24, Saint-Petersburg
Amount of accounts receivable, thousand roubles	5,182
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	No

2007

1.

Full company name	Open Joint-Stock Company Omolon Gold Mining Company
Abbreviated company name	OAO Omolon Gold Mining Company

Registered office	Ul. Proletarskaya d. 14, 685000 Magadan
Amount of accounts receivable, thousand roubles	368,193
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	Yes
Issuer’s participation in the charter (reserve) capital (share fund) of the affiliate	100%
Ordinary shares of the affiliate held by the Issuer	100%
Participation of the affiliate in the Issuer’s charter (reserve) capital (share fund)	0%
Ordinary shares of the Issuer held by the affiliate	0%

2.

Full company name	Open Joint-Stock Company Aurum
Abbreviated company name	OAO Aurum
Registered office	Ul. Kirova d. 24, Sukhoy Log, 624800 Sverdlovsk Oblast,
Amount of accounts receivable, thousand roubles	6,417
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	Yes
Issuer’s participation in the charter (reserve) capital (share fund) of the affiliate	95%
Ordinary shares of the affiliate held by the Issuer	95%
Participation of the affiliate in the Issuer’s charter (reserve) capital (share fund)	0%
Ordinary shares of the Issuer held by the affiliate	0%

3.

Full company name	Closed Joint-Stock Company Magadan Silver
Abbreviated company name	ZAO Magadan Silver
Registered office	Ul. Proletarskaya d. 13/1, 685000 Magadan
Amount of accounts receivable, thousand roubles	7 242
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	Yes
Issuer’s participation in the charter (reserve) capital (share fund) of the affiliate	100%
Ordinary shares of the affiliate held by the Issuer	100%
Participation of the affiliate in the Issuer’s charter (reserve) capital (share fund)	0%
Ordinary shares of the Issuer held by the affiliate	0%

2008

1.

Full company name	Limited Liability Company Albazino Resources
Abbreviated company name	OOO Albazino Resources
Registered office	Ul. Komsomol’skaya d. 75-B, Khabarovsk, 680000 Khabarovsk Krai
Amount of accounts receivable, thousand roubles	6,174
Amount and terms of overdue accounts receivable (interest rate, penalties, fines)	No overdue indebtedness
Is the entity an affiliate?	Yes
Issuer’s participation in the charter (reserve) capital (share fund) of the affiliate	100%
Ordinary shares of the affiliate held by the Issuer	100%
Participation of the affiliate in the Issuer’s charter (reserve) capital (share fund)	0%
Ordinary shares of the Issuer held by the affiliate	0%

VIII. Financial Statements of the Issuer and Other Financial Information

8.1. Annual financial statements of the issuer

Content of the annual financial statements of the Issuer attached to the Prospectus:

a) annual financial statements of the Issuer for the last three completed financial years preceding the Prospectus approval date, due for submission as required by Russian law, developed in accordance Russian laws, with audit report(s) regarding the said financial statements attached.

Financial Statements for 2006 (Annex 1):

•                form No.1 Balance Sheet as at 31 December 2006;

•                form No.2 Profit and Loss Statement from 1 January 2006 to 31 December 2006;

•                form No.3 Statement of Changes in Equity from 1 January 2006 to 31 December 2006;

•                form No.4 Cash Flow Statement from 1 January 2006 to 31 December 2006;

•                form No.5 Attachments to Balance Sheet from 1 January 2006 to 31 December 2006;

•                Explanatory Note to Financial Statements for 2006; and

•                Auditor’s Report on Financial Statements (Accounts) for 2006.

Financial Statements for 2007 (Annex 2):

•                form No.1 Balance Sheet as at 31 December 2007;

•                form No.2 Profit and Loss Statement from 1 January 2007 to 31 December 2007;

•                form No.3 Statement of Changes in Equity from 1 January 2007 to 31 December, 2007;

•                form No.4 Cash Flow Statement from 1 January 2007 to 31 December 2007;

•                form No.5 Attachments to Balance Sheet from 1 January 2007 to 31 December 2007;

•                Explanatory Note to Financial Statements for 2007; and

•                Auditor’s Report on Financial Statements (Accounts) for 2007.

Financial Statements for 2008 (Annex 3):

•                form No.1 Balance Sheet as at 31 December 2008;

•                form No.2 Profit and Loss Statement from 1 January 2008 to 31 December 2008;

•                form No.3 Statement of Changes in Equity from 1 January 2008 to 31 December 2008;

•                form No.4 Cash Flow Statement from 1 January 2008 to 31 December 2008;

•                form No.5 Attachments to Balance Sheet from 1 January 2008 to 31 December 2008;

•                Explanatory Note to Financial Statements for 2008; and

•                Auditor’s Report on Financial Statements for 2008.

b) Annual financial statements of the Issuer, developed in accordance with International Financial Reporting Standards or with US Generally Accepted Accounting Principles, for the last three completed financial years or for each completed financial year if the Issuer has been operating for less than five years:

Annual IFRS or US GAAP financial statements were not prepared by the Issuer in 2006, 2007 and 2008,.

8.2. Quarterly financial statements of the issuer for the last accounting quarter

Content of the quarterly financial statements of the Issuer attached to the Prospectus:

a) Quarterly financial statements of the Issuer for the last full accounting quarter preceding the Prospectus approval date, due for submission as required by Russian law, and developed under Russian law:

Quarterly Financial Statements for Three Months of 2009 (Annex 4):

•                form No. 1 Balance Sheet as at 31 March 31 2009; and

•                form No.2 Profit and Loss Statement for January to March 2009.

б) Quarterly financial statements of the Issuer developed in accordance with International Financial Reporting Standards or US Generally Accepted Accounting Principles for the last accounting quarter:

The Issuer does not prepare quarterly IFRS or GAAP statements.

The Issuer is in the process of preparing consolidated US GAAP financial statements for six months of 2009. As at the date of approval of this prospectus, these statements have not yet been prepared.

8.3. Consolidated financial statements of the issuer for the last three completed financial years or for each completed financial year

Content of the Issuer’s consolidated financial statements attached to the Prospectus:

a) the Issuer’s consolidated financial statements developed in accordance with Russian law, for the last three completed financial years preceding the Prospectus approval date, due for submission as required by Russian law:

Consolidated statements of subsidiaries and affiliates are not available.

The obligation of an organisation to prepare consolidated statements is established by Clause 91 of the Order of the Russian Ministry of Finance No. 34n “On approval of Regulations on Accounting and Reporting in the Russian Federation” dated 29 July 1998.

Pursuant to this Order, in the event an organization has subsidiaries or affiliates, consolidated financial statements which include figures from statements of such subsidiaries or affiliates residing in the Russian Federation and outside of Russia, must also be developed in addition to the company’s own financial statements, in accordance with the procedure set forth by the Ministry of Finance of Russia.

Meanwhile, no procedure is established by the Ministry of Finance of Russia at present. The only document related to collating such statements is the Order No.112 of the Ministry of Finance dated 30 December 1996 “On Recommended Practices of Developing and Submitting of Consolidated Financial Statements”. However, this Order is not a regulatory act (according to the official letter of the Russian Ministry of Justice of dated 19 March 1997, No. 07-02-285-97, the said Order of the Ministry of Finance does not require state registration), but it is a methodological document, and, moreover, this document does not establish a procedure but simply determines a general approach for preparing consolidated statements. No explanations or guidelines regarding application of this Order are available.

Therefore, in our view, it is possible to conclude that no clear regulatory for preparing consolidated statements exists. Consequently, development of such procedure using one’s own resources proves to be unfeasible.

б) Consolidated financial statements of the Issuer developed in accordance with international financial reporting standards for the last three completed financial years preceding the Prospectus approval date or for each full financial year in the event the Issuer has been operating or developing IFRS statements for less than three years:

The issuer prepared annual consolidated statements in accordance with US GAAP for 2006, 2007 and 2008.

Annex 5 — US GAAP consolidated financial statements for the years ended 31 December 2006 and 2005:

•                independent audit report on consolidated financial statements for the years ended 31 December 2006 and 2005, signed by ZAO PriceWaterhouse Coopers;

•                consolidated balance sheets as at 31 December, 2006 and 2005;

•                consolidated profit and loss accounts for the years ended 31 December 2006 and 2005;

•                consolidated cash flow statements for the years ended 31 December 2006 and 2005;

•                consolidated statements of changes to the structure of proprietary funds of shareholders for the years ended 31 December 2006 and 2005; and

•                notes to consolidated financial statements for the years ended 31 December 2006 and 2005.

Annex 6 — US GAAP consolidated financial statements for the years ended 31 December 2007 and 2006:

•                regulations on liability of the management for development and approval of consolidated financial statements for the years ended 31 December 2007 and 2006;

•                independent audit report on consolidated financial statements for the year ended 31 December2007, signed by Deloitte & Touche;

•                consolidated balance sheets as at 31 December 2007 and 2006;

•                consolidated profit and loss accounts for the years ended 31 December 2007 and 2006;

•                consolidated cash flow statements for the years ended 31 December 2007 and 2006;

•                consolidated statements of changes to the structure of proprietary funds of shareholders for the years ended 31 December 2007 and 2006; and

•                notes to consolidated financial statements for the years ended on 31 December 2007 and 2006.

Annex 7 — US GAAP consolidated financial statements for the years ended 31 December 2008 and 2007:

•                declaration of the liability of the management for development and approval of consolidated financial statements for the years ended 31 December 2008 and 2007;

•                independent audit report on consolidated financial statements for the years ended 31 December 2008 and 2007, signed by Deloitte & Touche;

•                consolidated balance sheets as at 31 December 2008 and 2007;

•                consolidated profit and loss accounts for the years ended 31 December 2008 and 2007;

•                consolidated cash flow statements for the years ended 31 December 2008 and 2007;

•                consolidated statements of changes to the structure of proprietary funds of shareholders for the years ended 31 December 2008 and 2007; and

•                notes to consolidated financial statements for the years ended 31 December 2008 and 2007.

8.4. Issuer’s accounting policies

The Issuer’s accounting policies determined by the Issuer independently in accordance with Russian law on accounting and approved by order or decree of a person liable for preparing and maintaining the Issuer’s accounting in the current financial year the quarterly financial statements for which are included in the Prospectus, and in each completed financial year the annual financial statements for which are included in the Prospectus.

•                The accounting policies of OAO Polymetal for 2006 are provided in Annex 8;

•                  The accounting policies of OAO Polymetal for 2007 are provided in Annex 9;

•                  The accounting policies of OAO Polymetal for 2008 are provided in Annex 10; and

•                  The accounting policies of OAO Polymetal for 2009 are provided in Annex 11.

8.5. Total amount of export and share of export in the total volume of sales

The total amount of the Issuer’s income gained from export of products (goods, works, services) and the share of such income as a ratio to the Issuer’s income from ordinary activities, calculated individually for each of the last three completed financial years preceding the Prospectus approval date or for each full financial year preceding the Prospectus approval date in the event the Issuer has been operating for less than three years, and for the last full quarter preceding the Prospectus approval date: The Issuer does not export products (goods, works, services).

8.6. The value of the issuer’s immovable property and of material changes to the issuer’s property at the end of the last completed financial year

The total value of immovable property and the amount of accrued depreciation as at the last accounting date of the last completed financial year and the last full accounting period preceding the Prospectus approval:

As at the last day of the last full financial year and the last completed accounting period preceding the Prospectus approval, the Issuer owns no immovable property.

Details of material changes to the Issuer’s immovable property during the twelve months preceding the Prospectus approval date: No details of material changes to the Issuer’s immovable property during the twelve months preceding the Prospectus approval date are provided, as the Issuer owns no immovable property.

Details of any acquisition or retirement, on any grounds, of any other property of the Issuer, if the net book value of such property exceeds 5% of the net book value of the Issuer’s assets, and details of any other changes significant to the Issuer which were made to the property of the Issuer during the period after the last day of the last full financial year and to the Prospectus approval date:

Due to the closure of the Issuer’s representative office in Mongolia, the following fixed assets were sold:

Group name of fixed assets	Initial (reinstatement) cost, thousand roubles	Depreciation value written off, thousand roubles
Alarm system	15	4
Sony VGN-FZ11SRT7100 1/8G Notebook	47	14
Lenovo PC	31	4
Lenovo PC	31	4
Lenovo PC	24	7
Lenovo PC	31	8
NISSAN ARMADA vehicle	1,168	136
всего	1,347	177

The following fixed assets were liquidated during the period after the last day of the last completed financial year and prior to the Prospectus approval date:

Name of group of items of fixed assets	Initial (reinstatement) cost, thousand roubles	Depreciation value written off, thousand roubles
Façade signboard	20	9
Other	1	1
Total	21	10

8.7. Issuer’s participation in legal proceedings if such participation can affect the issuer’s business materially

Information on the Issuer’s participation in legal proceedings (including penalties imposed upon the Issuer by judicial authorities), if such participation may affect the Issuer’s business materially), during the three years preceding the prospectus approval date or for a shorter period in the event the Issuer has been operating for less than three years:

During the three years preceding the Prospectus approval date, the Issuer has not participated in any legal proceedings which could affect the Issuer’s business materially.

IX. Detailed information on the procedure and terms for placing the equity securities

9.1. The securities being placed

9.1.1. General Information

Kind of securities placed: shares

Category (type): ordinary registered

Nominal value of each security placed: 0.2 roubles (0 rouble 20 kopecks)

Offering: 84,375,000 (eighty four million three hundred and seventy five thousand) items

Volume at the nominal value: 16,875,000 (sixteen million eight hundred and seventy five thousand) roubles

Form of securities placed: uncertificated

Details of the person maintaining the Issuer’s shareholders’ register are provided in clause 10.6 hereof.

Rights granted by each security of the issue:

Pursuant to Article 4 clause 4.1. of the Charter of Open Joint-Stock Company Polymetal (hereinafter also OOO Polymetal, the Company, the Issuer):

Subject to the Federal Law “On Joint-Stock Companies” and this Charter, shareholders holding ordinary shares of the Company are entitled to:

•                  participate in the administration of the Company;

•                  obtain information on the activities of the Company, have access to ledgers and other documents as set forth by applicable Russian law and this Charter;

•                  participate in distribution of profits;

•                  gain a part of the property of the Company remaining after settlements with creditors in the event of the Company dissolution;

•                  transfer (encumber, alienate and otherwise dispose of) the Company shares they are holding without the consent of other shareholders.

Company shareholders also have other rights set forth by the Civil Code, the Federal Law “On Joint-Stock Companies”, and other legal acts of the Russian Federation and this Charter.

In accordance with Article 4 Clause 4.2. of the Charter, “Each ordinary share of the Company grants similar rights to the shareholder holding this share.”

Placing mode: Private offering

Details of the targeted circle of purchasers of securities under private offering are provided in Clause 9.7. of this Prospectus.

Placing Procedure:

Placing shares with persons executing their right of pre-emption shall take place as set forth by clause 8.5 of the Decision on additional issue of securities and clause 9.3 of the Prospectus.

Placing shares not covered by the right of pre-emption shall take place by executing share purchase agreements.

Under offering of supplement shares to participants of the private offering, agreements are made in writing (by means of execution of a unified document signed by the parties) subsequent to the results of submission by relevant participants of written applications for purchase of shares and their approval by the Company. An application must indicate the number of shares to be purchased, method of payment, bank details of the applicant for eventual return of money, and, in the event of payment for the shares with ordinary registered shares of Closed Joint-Stock Company Ayax Prospectors Artel (Main state registration number (OGRN) 1024900675580) and / or with participation interest in the charter capital of Limited Liability Company Rudnik Kvartsevyi (Quartz Mine) (OGRN 1044900331398), also the number of such shares or the size of participation interest provided as payment.

The application of an offering participant being a shareholder of Closed Joint-Stock Company Ayax Prospectors Artel (OGRN 1024900675580) must be submitted with a statement of customer account / depo account of the offering participant certified by the person maintaining the share register of the Company / a nominal holder certifying its right of ownership to the shares / share of Closed Joint-Stock Company Ayax Prospectors Artel (OGRN 1024900675580) as at the start date for placing the additional issue shares.

The application of an offering participant being a participant of Limited Liability Company Rudnik Kvartsevyi must be submitted with an extract from the Unified State Register of Legal Entities confirming that the applicant is a participant of Limited Liability Company Rudnik Kvartsevyi (Quartz Mine)(OGRN 1044900331398) as at the start date for placing additional issue shares.

The monetary value of property transferred as payment for additional shares shall be approved by the Board of Directors of the Issuer no later than on the day when the right of pre-emption comes into effect; furthermore, the monetary value of the said property established by the Issuer’s Board of Directors may not exceed the value established by an independent appraiser involved for the purpose of defining the market value of the property provided as payment for the shares placed.

Information on the monetary value of property provided as payment for additional shares being placed, as approved by the Issuer’s Board of Directors, shall be published by the Issuer as a relevant notice on the webpage http://www.Polymetal.ru. Furthermore, the Issuer shall publish information on approval by the Issuer’s Board of Directors of the monetary value of property provided as payment for additional shares being offered, in the newswire of AK&M or Interfax press agencies, also providing the web-page address where details of the said value appraisal are available.

Applications of participants of the placement for purchase of shares must be received by the Company no later than within 10 business days of the placement start date..

The number of shares to be purchased indicated in the application may not exceed the maximum number of shares subject to placement for this participant (category of participants) of the offering.

Approval of applications received from participants of the offering and execution of the share purchase agreements shall take place after receipt of the application of a participant of the offering but no later than within 15 business days after the start date for placing the shares. A share purchase agreement comes into effect as from signing by the parties of a single document representing the said agreement.

If the number of shares subject to placement among one and the same category of participants of the offering is insufficient for accepting of all applications from participants of the placement category, applications received earlier shall be given priority.

Shares are credited to the account of a participant of the placing after complete payment by such participant for its shares. Payment for offered shares must be made in accordance with the terms of payment set forth by share purchase agreement concluded as a result of approval of the application of such participant, and with the issue documents’ terms. In the event of failure to pay / incomplete payment for offered shares by a participant of the placement within the established period of time, the relevant part of shares shall remain outstanding.

Payment for additional issue shares is made by their purchaser after execution of the agreement providing for placement of shares to a relevant participant of the offering, however no later than within 25 (twenty five) business days beginning with the initial date of offering.

In the event of payment for shares in nonmonetary assets, if the value of the property provided by a participant of the offering as a payment for additional shares is not divisible by the offering price of the shares included in the application and the share purchase agreement, the participant must pay the difference between the offering price of the shares and the value of property provided as payment to purchase a relevant whole number of shares, in money assets in Russian roubles.

If a participant of the offering fails to pay the said difference within the period set for payment for additional shares, a whole number of additional shares sufficiently covered by the value of the property provided for payment is placed to such participant, and the difference between the value of the property provided as payment for additional shares and the value of the additional shares actually placed is returned. The said difference is returned by the Company to the participant of the Offering in money terms in Russian roubles by means of their transfer to the bank account, the details of which are provided in the application and in the agreement concluded upon its approval.

Agreements concluded when placing shares are amended or terminated on such grounds and according to such procedure as set forth by Article 29 of the RF Civil Code. Agreements with persons executing their right of pre-emption are also terminated in cases provided for by clause 8.5. of the Decision on additional issue of securities and clause 9.3. of the Prospectus.

Recording and registration of rights to additional issue securities is performed by Open Joint-Stock Company Registrator R.O.S.T. responsible for maintenance of the Issuer’s share register:

Details of the Registrar:

Full name: Open Joint-Stock Company Registrator R.O.S.T.

Abbreviated name: OAO Registrator R.O.S.T.

Registered office: Ul. Stromynka d. 18 korp. 13, 107996 Moscow

Mailing address: P.O.Box 9, Ul. Stromynka d. 18 korp. 13, 107996 Moscow

Taxpayer’s Identity Number (INN): 7726030449

Phone: +7 (495) 771-73-36

Number of license permitting maintenance of share register: 10-000-1-00264

Date of license: 3 December 2002.

Period of validity: Unlimited

Licensing Agency: Federal Commission on Securities Markets of the Russian Federation (FCSM)

The instrument of transfer serving as grounds for making a credit entry in the customer account / depo account of a purchaser of shares (private offering participant) is provided by the Issuer to the Registrar after complete payment for a relevant number of purchased Shares.

Shares are considered placed on the date of credit entry on the customer / depo account of the purchaser of shares.

Credit entries are made to the customer / depo account of the purchaser of shares upon complete payment for the purchased Shares, but no later than the last day of placing.

Executive body of the Issuer to have approved the decision on additional issue of securities and the Prospectus: Board of Directors of Open Joint-Stock Company Polymetal.

Date of decision on approval of the decision on additional issue of securities and date and number of the minutes of the meeting (session) of the Issuer’s executive body during which the decision on approval of the decision on additional issue of securities was made: 26 June 2009, Minutes No. 10/2009 dated 26 June 2009.

Date of decision on approval of the Prospectus and date and number of the minutes of the meeting (session) of the Issuer’s executive body during which the decision on approval of the Prospectus was made: 26 June 2009, Minutes No. 10/2009 dated 26 June 2009.

Share of securities, in the event of failure of placement of which the additional issue of securities is considered invalid, as a percentage of the total number of securities under the additional issue: The decision on additional issue of securities does not establish such share.

It is proposed that the part of shares under the additional issue purchased by individuals exercising their pre-emptive right, if such individuals do so, shall be purchased outside of Russia by means of placing the relevant foreign securities, certifying the right to such shares.

Placing previously placed (outstanding) securities of the Issuer belonging to the same kind, category, or type, also outside of the Russian Federation by means of placement of relevant foreign securities, while simultaneously offering the securities in question is not planned.

9.1.2. Further details of bonds offered

No information available for these kind of securities.

9.1.3. Further details of convertible securities

No information available for these kind of securities.

9.1.4. Further details of options of the Issuer offered

No information available for these kind of securities.

9.1.5. Further details of mortgage-backed bonds offered

No information available for these kind of securities.

9.1.6. Further details of Russian depository receipts offered

No information available for these kind of securities.

9.2. Price (pricing procedure) of security placement

The pricing procedure for each security offered:

The offering price of additional shares is set by the Board of Directors of OAO Polymetal after state registration of the additional issue of shares and before the pre-emption right to additional shares comes into effect;

The offering price of additional shares to persons on the pre-emption right list is determined by the Board of Directors of OAO Polymetal after state registration of the additional issue of shares and before the pre-emption right to additional shares comes into effect.

Information on the offering price and the offering price to individuals on the pre-emption right list is disclosed by the Issuer as a notice of the offering price in the newswire of AK&M or Interfax press agencies and on http://www.polymetal.ru web-page after a relevant decision is made by the Board of Directors of the Issuer and no later than the date when the notice on pre-emption right to the shares is published. The Issuer discloses such information according to the procedure and the terms set forth by Regulations on information disclosure during the process of issue of securities.

9.3. Existing rights of pre-emption to purchase offered securities

Subject to Articles 40 and 41 of Federal law No. 208-FZ “On joint-stock companies”, shareholders of OAO Polymetal who voted against placement of additional shares by way of private offering or did not participate in such voting, do have the right of pre-emption to purchase additional ordinary shares placed by way of private placement proportionally to the number of ordinary shares held by such shareholders.

Date of pre-emption right list: The list of persons granted a pre-emption right to purchase additional shares is made up on the basis of data of the share register as at the date of the list of persons entitled to participate in the General Meeting of Shareholders of OAO Polymetal during which the decision to increase the charter capital of OAO Polymetal was made (14 May 2009).

The number of persons who can exercise their pre-emption right to purchase the securities placed: Could exceed 1000.

Procedure of notification of possible exercise of pre-emption right to purchase securities placed:

After state registration of additional issue of securities and no later than 45 days before the start date for placing the shares, the Issuer shall publish a notice about possible exercise of pre-emption right to purchase shares (hereinafter Notice) in the newswire of AK&M or Interfax press agencies and place the Notice on http://www. Polymetal.ru/ webpage on the Internet, and send the Notice to persons having pre-emption rights by registered mail or by personal delivery against signature.

The Notice must indicate the number of shares offered, the offering price (including the price valid for persons exercising their pre-emption right), the procedure of determining the number of shares to which each of the persons on the pre-emption list is entitled, the procedure of applying by such persons to the Issuer for purchase of shares, and the term during which their applications must be provided to the Issuer.

Procedure for exercising the pre-emption right to purchase the securities placed:

Shares shall be offered to persons having the right of pre-emption on the basis of applications submitted by such persons for purchase of shares (the Application).

Applications must be submitted by persons having the right of pre-emption within 45 (forty five) days after publishing of the Notice in the newswire of AK&M or Interfax press agencies, placement of the Notice on http://www. Polymetal.ru/ webpage on the Internet and provision of the Notice to all persons having pre-emption rights by registered mail (or personal delivery to a person having pre-emption rights against their signature) (the Pre-emption Right Period). If the stated notices on the pre-emptive right to acquire shares are not made on the same day applications must be submitted not later than forty five (45) days from the moment when the last notice has been made in the final means stated above.

Before expiration of the Pre-emption Right Period, placement of shares otherwise than through exercise of the said pre-emption right is not permitted.

A person having the right of pre-emption to purchase shares, is entitled to exercise such right in part or in full by submitting of a written Application to the Issuer for purchase of a relevant number of shares.

The Application must have a document confirming payment for the shares attached.

The Application must contain the following information:

• title: Application for purchase of shares of Open Joint-Stock Company Polymetal in exercise of pre-emption right

• surname, first name and patronymic (full company name) of the person entitled to pre-emption;

• place of residence (registered office) of the person entitled to pre-emption;

• for individuals only: passport details (date and place of birth; passport series, number, and date of issuance; issuing authority of the passport);

• for legal entities only: details of registration of legal entity (including, for Russian legal entities, details of state registration of legal entity / enrolment in the Unified State Register of Legal Entities (date, registration authority, number of relevant certificate);

• number of shares being purchased.

Indication of the kind of property provided as payment for shares is recommended. If no such information is provided in the Application, it means, by default, that the shares purchased under exercise of the pre-emption right shall be paid for in money assets only.

It is also recommended to include the following information in the Application:

• method of notification of the results of Application consideration;

• bank details for eventual return of money in cases set forth by the Decision on Additional Issue of Securities and the Prospectus;

• nominal holder details in the event the shares must be credited to the customer account of the nominal holder in the Issuer’s share register (full company name, primary state registration number, authority to have performed state registration, date of state registration (enrolment in the Unified State Register of Legal Entities), depo account number of the potential purchaser of shares, and number and date of the depo agreement executed between a depository and the potential purchaser of shares).

The Application shall be signed by the person who is entitled to the pre-emptive rights or a person authorised by the person who is entitled to the pre-emptive rights (and if it is signed by a person who is so authorised shall attach the original or a notarised copy of (i) a duly exercised power of attorney or (ii) the other documentation by which such person is authorised to sign the Application), and in the case of a business entity, shall bear the corporate seal of such entity, if it has a corporate seal.

A person exercising its pre-emption right is liable for credibility of information provided in the Application and its conformance to the information contained in the Issuer’s share register.

The Application must be received by the Issuer within the Pre-emption Right Period.

The application is handed over to the Issuer by the person entitled to pre-emption or by an authorised representative with the original or a notarized copy of a duly executed proxy or other document confirming the powers of the representative, or delivered to the Issuer by express mail or registered mail.

Applications can be submitted daily on business days from 10:00 to 18:00 (local time) during the Pre-emption Right Period at the following address: Prospekt Narodnogo Opolcheniya d. 2, 198216 Saint-Petersburg.

In the event:

• the Application does not comply with the requirements set forth by Russian legislation, clause 8.5. of the Decision on Additional Issue of Securities and clause 9.3. of the Prospectus;

• the Application does not allow identification of the person to have submitted the Application as a person entitled to pre-emption;

• the Application signed by a representative of a person entitled to pre-emption does not have attached the original or a notarized copy of a duly executed proxy or other document certifying the powers of the representative;

• the Application was received by the Issuer after expiration of the Pre-emption Right Period,

the Issuer shall no later than within 3 (three) days upon receipt of the Application, provide a notice to the person to have submitted the Application, of impossibility to exercise pre-emption rights on the terms provided in the Application, indicating the reasons why the pre-emption right cannot be exercised.

If a notice of impossibility to exercise pre-emption right is given, the person interested in exercising the pre-emption right is entitled to submit the Application again, having remedied the deficiencies not allowing exercise of pre-emption right.

A document confirming payment for the shares must be attached to the application.

A person exercising its pre-emption right is entitled to, at its sole discretion, pay for the shares both in non-monetary assets (ordinary registered shares of Closed Joint-Stock Company Ayax Prospectors Artel (OGRN 1024900675580) and / or with participation interest in the charter capital of Limited Liability Company Rudnik Kvartsevyi (Quartz Mine) (OGRN 1044900331398)) and in money assets in Russian roubles.

In case of payment for shares in non-monetary assets, documents confirming payment shall be documents confirming crediting of shares of Closed Joint-Stock Company Ayax Prospectors Artel (OGRN 1024900675580) to the customer account / depo account of the Issuer, or documents confirming state registration of information on participants in Limited Liability Company Rudnik Kvartsevyi (Quartz Mine) (OGRN 1044900331398) (on purchase by the Issuer of a relevant share).

If the number of shares to be purchased provided by a person entitled to pre-emption in its Application is less than the number of shares paid for by such person, it shall be considered that this person has exercised its right of pre-emption with regard to the number of shares provided in the Application, and the Application shall be approved to the extent of the number of shares therein provided. Excess amounts paid shall be returned by the Issuer as set forth by the Decision on additional issue of shares and the Prospectus. In case of non-monetary payment for shares offered to persons entitled to pre-emption, the difference between the value of property provided as payment for additional shares and the value of the shares offered, if partial return of property (item of property) with a value equal to the value of such difference is unfeasible, shall be returned to the purchaser in money assets in Russian roubles by their transfer to the purchaser’s bank account the details of which are provided in the Application (in the agreement concluded upon its approval).

If the number of shares to be purchased provided by a person entitled to pre-emption in its Application exceeds the number of shares paid for by such person, it shall be considered that this person has exercised its right of pre-emption with regard to the number of shares actually paid for by such person.

When a person entitled to pre-emption pays for the offered shares in money assets, and the number of shares indicated in the Application exceeds the maximum number of shares which can be purchased by this person entitled to pre-emption proportionally to the number of ordinary shares of the Issuer held by such person, and the number of shares paid for by such person is at least relevant to the maximum number of shares which can be purchased by this person entitled to pre-emption exercising its pre-emption right, it shall be considered that this person has exercised its right of pre-emption with regard to the maximum number of shares which can be purchased by this person as an exercise of its pre-emption right. Excess money paid shall be returned by the Issuer as set forth in Clause 8.5. of the Decision on additional issue of shares and in Clause 9.3. of the Prospectus. In case of non-monetary payment, the difference between the value of property provided as payment for additional shares and the value of the shares offered, if partial return of property (item of property) with a value equal to the value of such difference is unfeasible, shall be returned to the purchaser in money assets in Russian roubles by transfer to the purchaser’s bank account the details of which are provided in the Application (in the agreement concluded upon its approval).

If the amount of money transferred to the Issuer as payment for shares purchased by a person exercising its pre-emption right exceeds the amount of money subject to be paid for the shares purchased, excess money paid shall be returned in non-cash form no later than in five (5) business days upon expiration of the Pre-emption Right Period or upon the day of provision of a demand for return of money assets, depending upon which of the said terms becomes due earlier. Money is returned according to the bank details provided in the Application, or, if the Application does not contain such information, according to the bank details provided in the demand for return of money. If no bank details for money return are provided in the Application and the Issuer does not receive a demand for return of money assets within five (5) business days upon expiration of the Pre-emption Right Period, the money shall be returned according to the bank details contained in the share register of the Issuer.

In case of payment for the shares by a person entitled to pre-emption in nonmonetary assets (ordinary registered shares of Closed Joint-Stock Company Ayax Prospectors Artel (OGRN 1024900675580) and / or participation interest in the charter capital of Limited Liability Company Rudnik Kvartsevyi (Quartz Mine) (OGRN 1044900331398)), if the value of a property item provided as payment for additional shares exceeds the offering price of the shares purchased, the difference between the value of the property provided as payment for additional shares and the value of the shares offered, if partial return of property (item of property) with a value equal to the value of such difference is unfeasible, shall be returned by the Issuer to the purchaser in money assets in Russian roubles by their transfer to the purchaser’s bank account the details of which are provided in the Application (in the agreement concluded upon its approval).

Appraisal of the money value of property provided as payment for additional shares is performed by the Issuer’s Board of Directors no later than the beginning of the Pre-emption Right Period, furthermore, the monetary value of the said property established by the Issuer’s Board of Directors may not exceed the value established by an independent appraiser involved for the purpose of defining the market value of the property provided as a payment for additional shares offered.

Information on the monetary value of property provided as payment for additional shares offered, as approved by the Issuer’s Board of Directors, shall be published by the Issuer as a relevant notice on the webpage http://www.Polymetal.ru. Besides, the Issuer shall publish information on approval by the Issuer’s Board of Directors of the monetary value of property provided as payment for additional shares offered, in the newswire of AK&M or Interfax press agencies, also providing the web-page address where details of the said value appraisal are available.

The Issuer, upon summarising of pre-emption exercise results, but not prior to the start date for placing the securities under the additional issue, sends a transfer order to the Issuer’s registrar on crediting shares to the customer account of such person (nominal holder recording the rights of such person to the Issuer’s shares). The share purchase agreement with persons exercising their pre-emption right is considered executed as at provision of the said transfer order to the Issuer’s registrar.

The maximum number of shares available to a person entitled to pre-emption proportionally to the number of the Issuer’s ordinary shares held by such person as at 14 May 2009 (the date of the list of persons entitled to participate in the extraordinary general meeting of shareholders of the Issuer on 19 June 2009, during which the decision to increase the Issuer’s charter capital through placing additional shares was made, artificially of which the list of persons entitled to pre-emption was compiled) is determined as follows:

К= S*(84,375,000 /315,000,000 ), where

К is the maximum number of shares available to a person entitled to pre-emption under this additional issue;

S is the number of ordinary registered shares of the Issuer held by the person entitled to pre-emption as at 14 May 2009 (the date of the list of persons entitled to participate in the extraordinary general meeting of shareholders of the Issuer on 19 June 2009, during which the decision to increase the Issuer’s charter capital through offering additional shares was made, artificially of which the list of persons entitled to pre-emption was made up);

84,375,000 is the number of shares offered;

315,000,000 is the number of placed ordinary registered shares of the Issuer as at 14 May 2009 (the date of the list of persons entitled to participate in the extraordinary general meeting of shareholders of the Issuer on 19 June 2009, during which the decision to increase the Issuer’s charter capital through placing additional shares was made, artificially of which the list of persons entitled to pre-emption was compiled).

Procedure for summarising pre-emption exercise results under this issue of securities:

The Issuer summarises pre-emption exercise results within five (5) days of termination of the Pre-emption Right Period.

Procedure for disclosure of information on pre-emption exercise results under this issue of securities:

The Issuer discloses information on pre-emption exercise results in the newswire of AK&M or Interfax press agencies and (after disclosure in the newswire) on http://www.Polymetal.ru/ webpage within five (5) days upon termination of the Pre-emption Right Period.

9.4. Limitations on purchase and turnover of securities placed

Limitations on the number or the value of shares held by a single shareholder established by a joint-stock company pursuant to its Charter: No such limitations

Limitations set forth by the Issuer’s charter for foreign entities in the Issuer’s, including limitations on participation of foreign entities in the Issuer’s charter capital: No such limitations

Limitations set forth by Russian legislation for potential purchasers being non-residents, including limitations on participation of foreign entities in the Issuer’s charter capital: As the Issuer has subsidiaries and affiliates being business entities of strategic importance and using subsoil plots of federal significance, provisions of Federal Law dated 29 April 2008, No.57-FZ “On Procedures for Foreign Investments in the Business Entities of Strategic Importance for Russian National Defence and State Security” (the Federal Law 57-FZ) establishing statutory restrictions for foreign investors and for a group of persons a foreign investor belongs to (the Group of Persons) on participation in charter capitals of business entities of strategic importance for national defence and security, and (or) on their entering into transactions resulting in acquisition of control over such business entities, apply to transactions with its shares.

Subject to Federal Law 57-FZ, entering into transactions resulting in control of a foreign investor or a group of persons over business entities of strategic importance is permitted if a decision on preliminary approval of such transactions by a federal executive body authorised to perform control functions over foreign investments in Russia is available.

Transactions resulting in control over a business entity of strategic importance and subject to preliminary approval pursuant to Article 7 Part 3 of Federal Law 57-FZ, includes in part, any transactions if they are entered into by a foreign investor or a Group of Persons with regard to third parties exercising direct or indirect control over a business entity of strategic importance, and result in control of a foreign investor or a Group of Persons over such business entity, namely:

•                  direct or indirect control (also under trust management agreement, simple partnership agreement, mandate agreement, or as a result of other transactions, or upon other grounds) over 10% or more of voting shares constituting the charter capital of a business entity of strategic importance which uses subsoil plots of federal significance;

•                  determining by virtue of an agreement or upon other grounds, of decisions of a business entity of strategic importance using subsoil plots of federal significance, including setting terms for performing business activity by such entity;

•                  assigning a sole executive body and (or) 10% or more of the composition of a collegial executive body of a business entity of strategic importance which uses subsoil plots of federal significance, and (or) absolute capability to elect 10% or more of the composition of the Board of Directors (the Supervisory Council) or other collegial executive body of such business entity; and

•                  exercising the powers of a management company of a business entity of strategic importance which uses subsoil plots of federal significance.

Pursuant to Article 27.6. of Federal Law dated 22 April 1996, No. 39-FZ “On the Securities Market”, “Turnover of equity securities the issue of which is subject to state registration is prohibited until their complete pay up and state registration of the report (provision of notice to the registration agency) of the results of issue of the said securities”.

Pursuant to Article 4 Clause 1 of Federal Law dated 5 March 1999, No. 46-FZ “On Protection of Rights and Legal Interests of Investors on the Securities Market”, “It is prohibited to advertise and (or) offer to the general public securities of issuers not disclosing information to the extent and in the manner set forth by Russian Law on Securities for issuers proposing public offerings of securities”.

Other limitations on turnover o securities set forth by Russian Laws and by the Issuer’s constituent documents: None.

9.5. Price trends of the Issuer’s securities

The Issuer’s securities of the same kind as the securities placed, are listed by the securities market maker.

Kind, category (type) and other identification characteristics of the securities: ordinary registered uncertificated shares (state registration number: 1-0200412-D) are listed by securities market makers as follows:

ZAO MICEX SE (Moscow Interbank Currency Exchange): since 8 February 2007 on the “I” quotation list, since 28 September 2007 on the “B” quotation list;

ОАО Stock Exchange Russian Trading System: с ): since 7 February 2007 on the “I” quotation list, since 13 August 2007 on the “B” quotation list.

Data for each quarter during which at least 10 transactions with the Issuer’s securities of the same kind as the securities offered took place through a securities market maker:

Full name of the securities market maker: Closed Joint-Stock Company MICEX Stock Exchange

Registered office of the securities market maker: Bol’shoy Kislovskiy pereulok 13, 125009 Moscow

Securities price trends: Period	The lowest value of one security (roubles)	The highest value of one security, units

Market value of one security disclosed by a securities market maker and determined pursuant to the Procedure of calculation of market value of equity securities and investment units of unit investment funds listed by securities market makers established by Decree of the FCSM of Russia dated 24 December 2003,
No. 03-52/ps

Quarter 1, 2007	181	255.3	214.68 roubles as at 30 March 2007
Quarter 2, 2007	150	217	168.74 roubles as at 29 June 2007
Quarter 3, 2007	126.22	180.88	162.80 roubles as at 28 September 2007
Quarter 4, 2007	155.2	199	172.51 roubles as at 28 December 2007

Quarter 1, 2008	174.11	234.56
Quarter 2, 2008	182.26	228.90	190.31 roubles as at 30 June 2008
Quarter 3, 2008	71.23	208	119.80 roubles as at 30 September 2008
Quarter 4, 2008	65.01	134.99	128.46 as at 31 December 2008

(1) market value of one security disclosed by a securities market maker and determined pursuant to the Procedure for calculating market value of equity securities and investment units of unit investment funds listed by securities market makers established by Decree of the FCSM of Russia dated 24 December 2003, No.03-52/ps

(2) the information is provided as at the last day of the accounting quarter as at which securities market makers calculated the market value.

9.6. Entities providing services for organising placement and / or placement of securities

The Issuer does not perform placement of securities involving professional participants of the securities market rendering services for organsising placement and / or placement of securities to the Issuer.

9.7. The targeted circle of purchasers of securities

The targeted circle of purchasers of securities (private offering participants) is detailed below:

19.          Open Joint-Stock Company Polymetal Management Company (OGRN 1047808011899), to which 66,875,000 additional shares at most are offered (excluding the total number of shares purchased by persons entitled to pre-emption under exercise of their pre-emption right),

20.          Shareholders of Closed Joint-Stock Company Ayax Prospectors Artel (OGRN 1024900675580) as at the start date for placing additional shares, to which 7,500,000 additional shares at most are offered in aggregate,

21.          Participants of Limited Liability Company Rudnik Kvartsevyi (Quarts Mine) (OGRN 1044900331398) of the initial date of offering of additional shares, to which 10,000,000 additional shares at most are offered in aggregate.

9.8. Securities market makers including stock exchanges planned for placement and / or listing of equity securities placed

Placement of securities through placing by means of trading organized by a stock exchange or another securities market maker is not performed.

Securities under the issue with relation to which the offered securities are an additional issue are listed on stock exchanges.

Details of securities market makers:

1. Full company name: Closed Joint-Stock Company MICEX Stock Exchange

Abbreviated company name: ZAO MICEX SE, ZAO MICEX Stock Exchange

Registered office: Bolshoy Kislovskiy Pereulok 13, 125009 Moscow

Details of the securities market maker license: stock exchange license

License number: 077-10489-000001

Date of issuance: 23 August 2007

Period of validity: Unlimited

Licensing agency: Federal Service on Financial Markets of Russia

2. Full company name: Open Joint-Stock Company Russian Trading System Stock Exchange

Abbreviated company name: OAO RTS

Registered office: Ul Dolgorukovskaya 38 str. 1, 127006 Moscow

Details of the securities market maker license: stock exchange license

License number: 077-10519-000001

Date of issuance: 6 September 2007

Period of validity: Unlimited

Licensing agency: Federal Service on Financial Markets of Russia

Other optional details of stock exchanges or other securities market makers where placement and / or listing of the securities offered is planned, provided by the Issuer: None.

9.9. Possible changes in participation interest of shareholders in the Issuer’s charter capital as a result of placing securities

Assuming that all securities offered will be placed in accordance with their placement terms set forth by the issuing documents and that shareholders will not participate in purchase of securities placed by means of offering (under exercise of pre-emption rights as well), due to placement of securities covered by this Prospectus the share of ordinary registered uncertificated shares of OAO Polymetal belonging to each shareholder might reduce by 21.13% compared to the total number of ordinary registered uncertificated shares of OAO Polymetal and to the amount of OAO Polymetal charter capital as at the Prospectus approval date.

9.10. Expenses related to issue the securities

Total expenses incurred by the Issuer related when issuing the securities:

DESCRIPTION	IN MONETARY TERMS, ROUBLES	AS A PERCENTAGE OF THE ISSUE VOLUME AT THE NOMINAL VALUE
Total expenses of the Issuer related to issue of securities	2,245,750 at most	13.3%
Amount of national duty charged pursuant to Russian tax law during securities’ issue (1)	45 750	0.27%
Expenses of the Issuer related to payment for services of advisers taking (having taken) part in preparation and implementation of securities’ issue and to persons providing services of placement and / or placement organisation to the Issuer	2,000,000 at most	11.85%
Expenses of the Issuer related to listing securities by a securities market maker, including entering the Issuer’s securities on a stock exchange quotation list (securities’ listing)	0	0
Expenses of the Issuer related to disclosure of information under securities issue, including production of booklets or other printed material related to securities issue	200,000 at most	1.18% at most
Expenses of the Issuer related to advertising securities offered, securities market research (marketing), organisation and holding meetings with investors, and presentation of securities offered (road-show)	0	0
Other expenses of the Issuer related to securities issue	0	0

(1)           Of which:

1,000 roubles for consideration of application for state registration of additional issue of equity securities; 100,000 roubles for state registration of issue of equity securities placed through offering; 1,000 roubles for consideration of application for registration of report on results of additional issue of equity securities; 10,000 roubles for registration of report on results of additional issue of equity securities.

Payment by third parties for the Issuer’s expenses related to the securities issue is not provided.

9.11. Methods and procedures for returning payments received for securities offered in the event the issue (additional issue) of securities is declared invalid or ineffective, and in other events set forth by Russian law

Methods and procedures for returning payments

If the issue of securities (shares under this additional issue) is declared invalid or ineffective, the Issuer must ensure retirement of such securities and payment return to shareholders of their investment payments as set forth by federal laws, regulatory legal acts of the federal executive body on the securities market, and other regulatory legal acts. For the purpose of returning payments to shareholders, the Federal executive body on securities market is entitled to take legal action.

If the issue of securities (shares under this additional issue) is declared invalid or ineffective, money assets are subject to return to the purchasers as set forth by the Resolution of the FCSM of Russia “On the Procedure of Money Back (return of property) to Securities Owners, where such Funds or Property were Received by the Issuer as Payment for Securities, in the event such Issue is Declared Invalid or Ineffective” dated 8 September 1998, No.36.

No later than within five (5) days upon receipt of written notice of invalidation of the state registration of the securities issue, the Issuer must appoint a committee to arrange for retirement of shares and return of invested assets to holders of such shares (the Committee).

Such Committee:

•                  notices shareholders / nominal holders of the procedure of payment return of their assets used for purchase of shares;

•                  arranges for return of assets used to purchase shares to shareholders / nominal holders;

•                  determines the amount of assets used to purchase shares to be returned to each shareholder / nominal holder; and

•                  maintain a register of assets used for purchase of shares and returned to each shareholder / nominal holder.

The Committee shall no later than within forty five (45) days upon the day of receipt of a written notice of invalidation of state registration of the securities issue draw up a register of invested assets to be returned to placement owners (the Register). The Register is drawn up on the basis of the list of placement owners holding securities with state registration of the issue invalidated, as at the last day for placing the shares under the state registration of the issue invalidated.

The Register must provide the following information:

1)             Total number of shares actually paid during offering (indicating the number and the amount of shares partially paid) under the issue declared invalid or ineffective;

2)             Total amount of investment assets actually received by the Issuer as payment for shares (if shares were paid in both money and non-monetary assets, the total amount of assets for each of these two categories must be produced); and

3)             Amount of investment assets to be returned to each shareholder.

The Committee shall no later than within ten (10) days upon its appointment send a notice to nominal holders of shares requesting details of owners of securities subject to retirement. Such notice must include kind, category (type), series, state registration date, and state registration number of the issue of shares subject to retirement.

The nominal holders must no later than within five (5) days upon receipt of such notice, provide the following information on placement owners to the Issuer:

22.          surname, first name and patronymic (full company name) of a placement owner, mailing address or place of residence;

23.          number of securities belonging to each holder, including category (type), series, state registration date, and state registration number of the issue of shares subject to retirement.

Upon request from an owner of securities subject to retirement or from other concerned parties (including successors of placement owners), the Issuer shall provide them the Register for examination after its approval.

The Committee shall, no later than within two (2) months upon receipt of a written notice of invalidation of state registration of securities issue, give relevant notice to owners and nominal holders of securities (the Notice). Such notice must include the following information:

1)                         Full company name of the securities Issuer;

2)                         Name of registration authority to have resolved to declare the securities issue ineffective;

3)                         Name of court and date of judicial act on declaration of the securities issue invalid; date of entry of the judicial act on declaration of the securities issue invalid into force;

4)                         Full name of the registrar, its mailing address (in the event the share register is maintained by the registrar);

5)                         Kind, category (type), series, form of securities, state registration number and state registration date of their issue, name of registration agency to have performed state registration of the securities issue declared invalid or ineffective;

6)                         Date of cancellation of state registration of the securities issue;

7)                         Surname, first name and patronymic (Full company name) of the placement owner;

8)                         Place of residence (mailing address) of the placement owner;

9)                         Category of the placement owner (initial and (or) other purchaser);

10)                  Number of securities subject to retirement from the owner, including kind, category (type), and series;

11)                  Amount of invested assets subject to payment return to the placement owner;

12)                  Procedure and term of securities retirement and of invested assets’ payment return;

13)                  A clause warning that transactions with securities belonging to issue with invalidated state registration are prohibited; and

14)                  Address for submitting applications for payment return of invested assets and contact telephone number of the Issuer.

A payment return application form must be attached to the Notice.

The Committee shall, no later than within two (2) months upon receipt of a written notice of invalidation of state registration of securities issue, publish an announcement clarifying the procedure of retirement of securities and payment return of invested assets, and including the information stipulated by the Notice (except clauses 7 through 11 of the Notice). Such announcement must be given in a periodical accessible by most owners of securities subject to retirement (in “Yezhednevnye Novosti. Podmoskov’ye” newspaper) and in the supplement to “Vestnik FSFR” (newspaper of the Federal Service on Financial Markets).

Application of an owner / nominal holder of shares for payment return of assets used for purchase of shares shall include:

24.          surname, first name and patronymic (full company name) of the shareholder;

25.          place of residence (mailing address) of the shareholder; and

26.          amount in roubles subject to payment return to the shareholder.

The application must be signed by the holder of shares being retired or by its representative. In the event the application is signed by a representative of the shareholder, documents certifying their powers must be attached thereto.

The payment return application must be submitted to the Issuer by the holder of shares being retired no later than within ten (10) days upon receipt of the Notice by the shareholder.

If the shareholder disagrees with the amount of assets subject to payment return indicated in the Notice, the shareholder may, within the period set forth by this clause, submit a relevant claim to the Issuer. The claim must contain reasons and grounds for such shareholder’s disagreement, along with substantiating documents.

The Committee shall, no later than within ten (10) days upon receipt of a claim of disagreement with the amount of assets subject to payment return from a shareholder, consider the claim and send a new notice to the shareholder.

A placement owner may, in the event of disagreement with the terms of payment return of invested assets set forth in the new notice, apply to court and demand recovery by the Issuer in accordance with Russian law.

A shareholder is entitled to take legal action and demand recovery by the Issuer without preliminary claim of disagreement with the amount and the terms of payment return.

The assets used for purchase of shares shall be returned to the purchasers in monetary form. Payment return is performed as a transfer of a relevant amount to the shareholder’s account, or otherwise as set forth by Russian law or by agreement between the Issuer and the shareholder.

The payment return method and procedure in other events stipulated by Russian law shall be similar to the procedure for payment return in the event of invalid or ineffective issue or securities, unless otherwise provided by law or by regulatory legal acts.

Term of payment return:

Retirement of securities must take place no later than within four (4) months upon receipt of a written notice of invalidation of state registration of securities issue.

Upon retirement of shares, the Issuer must carry out payment return of invested assets to shareholders. The term of payment return may not exceed one (1) month.

Payment return of monetary assets is performed by the Issuer through the following monetary institution:

Full company name: Saint-Petersburg Branch Office of Open Joint-Stock Company NOMOS-BANK

Abbreviated company name: Saint-Petersburg Branch Office of NOMOS-BANK (OAO)

 Registered office: Ul. Zvenigorodskaya 3 liter A, Saint-Petersburg 191119

Taxpayer’s Identity Number (INN): 7706092528

General license of the Central Bank of the Russian Federation (Bank of Russia) for banking activities: No. 2209 dated April 20, 2007.

Consequences of failure to perform or improper performance by the Issuer of its payment return obligations with regard to assets received as payment for securities offered, and penalties applied to the Issuer:

Failure to perform or improper performance by the Issuer of its payment return obligations with regard to assets received as payment for securities offered, is recognised as unauthorised use of money due to its detention by the

Issuer. In such an event, compensatory interest is applied to the amount of assets received as payment for securities offered and subject to payment return, under Article 395 of the RF Civil Code.

In the event of failure to perform or improper performance by the Issuer of its payment return obligations with regard to assets received as payment for securities placed, shareholders are entitled to apply to a court of law or arbitrary court with a lawsuit against the Issuer claiming payment return of the said assets and payment of compensatory interest for late performance of payment return obligations by the Issuer, under Article 395 of the Civil Code of Russia.

The registration agency is entitled to submit audit materials with regard to violations of Russian laws committed by the Issuer in the course of payment return of invested assets, to law enforcement agencies if essential elements of offence are present in the actions of the Issuer’s officials.

The amount of interest charged under Clause 395 of the RF Civil Code is defined by the bank discount rate applicable at the Issuer’s place of residence as at the date of money obligation fulfilment in part or in full.

In the event of collection of debt in a case at law, the court may meet the demand of the owner of securities placed (the Creditor) proceeding from the bank discount rate as at the date when the claim was submitted or as at the day the final decision is made. These provisions apply unless another interest rate is set forth by Law or by an agreement.

If losses suffered by the Creditor due to unauthorised retention and use of its money assets exceed the amount of interest due, the Creditor may claim compensation from the Issuer for such losses to the extent exceeding the said amount.

Compensation interest for retention and use of money is charged for the period up to the day of payment of the relevant amounts to the Creditor, unless a shorter period of interest accrual is established by Law, by other regulatory legal acts, or by an agreement.

Other material information on methods and terms of payment return of invested assets received as payment for securities offered: None.

X. Additional Details of the Issuer and the Equity Securities Offered

10.1. Additional details of the issuer

10.1.1. Amount and Structure of the Charter (Contributed) Capital (Share fund) of the Issuer

The amount of the Issuer’s charter capital as at the Prospectus approval date: 63,000,000 (sixty three million) roubles

Total nominal value of ordinary shares: 63,000,000 (sixty three million) roubles

Volume of ordinary shares in the Issuer’s charter capital: 100%

Total nominal value of privileged shares: 0

Volume of privileged shares in the Issuer’s charter capital: 0%

A part of the Issuer’s shares are circulated outside of Russia under foreign law on securities regarding foreign issuers certifying rights to the shares of the Issuer.

Pursuant to the Underwriting agreement dated 7 February 2007, OAO Polymetal shares are circulating in the form of Global Depository Receipts (GDR).

Category (type): ordinary shares (1 global depository receipt certifies the right to 1 ordinary registered uncertificated share of OAO Polymetal).

Shares outstanding outside of Russia, as a percentage of the total number of shares of relevant category (type): 40,000,000 GDR are currently circulating outside of Russia, making 12.6984% of the total number of the Issuer’s ordinary shares.

Name of foreign issuer whose securities certify rights to the Issuer’s shares: Deutsche Bank Trust Company Americas (60 Wall Street, New York, NY 10005, U.S.A.)

Brief description of program (type of program) of issue of foreign issuer’s securities certifying rights to shares of relevant category (type):

In order to improve the investment appeal of OAO Polymetal and to facilitate purchase of OAO Polymetal securities by foreign investors, a depository receipts programme was launched. GDR issue is implemented in accordance with Regulation 144A and regulation S. GDRs are offered to QIBs (qualified institutional buyers) in the USA pursuant to Regulation 144а and to institutional investors outside the USA and Russia pursuant to Regulation S.

Details of permission of a federal executive body on securities’ market for the Issuer’s shares of relevant category (type) to circulate outside of Russia.

By virtue of FFMS Decision dated 18 January 2007, offering and circulation of ordinary registered uncertificated shares of Open Joint-Stock Company Polymetal, state registration number of the securities issue 1-02-00412-D dated 5 December 2006, and state registration number of the additional securities issue1-02-00412-D-001D dated 18 January 2007, in the amount of 79,750,000 (seventy nine million seven hundred and fifty thousand) shares, which makes 25% of the total number of offered and placed ordinary registered uncertificated shares of Open Joint-Stock Company Polymetal, is permitted outside of Russia. As a result of offering ordinary registered uncertificated shares of the additional issue, state registration number 1-02-00412-D-001D dated 18 January 2007, Open Joint-Stock Company Polymetal has placed less securities than indicated in the registered decision on their additional issue, namely 40,000,000 shares, that is, 90.9% of the total volume of additional issue securities — in the amount not exceeding 25% of the total number of placed ordinary registered uncertificated shares of Open Joint-Stock Company Polymetal.

Name of foreign securities market maker (makers) providing for circulation of foreign issuer’s securities certifying rights to the Issuer’s securities London Stock Exchange; GDRs to the Issuer’s shares are on the quotation list which is the Official list of the Listing Department of Great Britain.

Other optional details of circulation of the Issuer’s shares outside of Russia provided by the Issuer: None.

10.1.2. Changes in the amount of the charter (contributed) capital (share fund) of the Issuer

Change in the amount of the charter (contributed) capital (share fund) of the Issuer for the last five full fiscal years preceding the Prospectus approval date:

No changes to the structure or the amount of the Issuer’s Charter capital took place from  2004 to 2006 and in 2008.

2007

Amount of the charter (contributed) capital (share fund) of the Issuer as at the first day of the said period: 55,000,000 (fifty five million) roubles

Structure of the charter (contributed) capital (share fund) of the Issuer as at the first day of the said period: ordinary shares making 100% of the Issuer’s Charter capital

Name of the executive body of the Issuer to have made a decision to change the amount of the charter (contributed) capital (share fund) of the Issuer: Decision of the sole shareholder.

Date and number of minutes of the meeting (session) of the Issuer’s executive body to have made the decision on changing the amount of the charter (contributed) capital (share fund) of the Issuer: Decision of the sole shareholder, unnumbered, dated 28 December 2006.

Amount of the charter (contributed) capital (share fund) of the Issuer after such change: 63,000,000 (sixty three million) roubles.

10.1.3. Generation and use of the reserve fund and other funds of the issuer

Details of the Issuer’s reserve fund and other funds generated out of its net profit, for the last 5 completed financial years preceding the Prospectus approval date:

Name of fund: Reserve fund

Volume of the fund established by constituent documents: Subject to Clause 3.9, Article 3 of the Issuer’s Charter, the Company shall generate a reserve fund in the amount of 5% of net profit until the fund achieves the indicated amount.

2004

The amount of the fund expressed in money terms as at the last day of each completed financial year and as a percentage of the charter (contributed) capital (share fund): 2,750 thousand roubles; 5% of the Issuer’s charter capital

Amount of deductions to the fund during each full fiscal year:  No deductions made

Amount of fund resources used during each full fiscal year and purpose of their use: Money resources not used

2005

The amount of the fund expressed in money terms as of the last day of each full fiscal year and as a percentage of the charter (contributed) capital (share fund): 2,750 thousand roubles; ; 5% of the Issuer’s charter capital

Amount of deductions to the fund during each completed financial year:  No deductions made

Amount of fund resources used during each completed financial year and purpose of their use: Money resources not used

2006

The amount of the fund expressed in money terms as at the last day of each completed financial year and as a percentage of the charter (contributed) capital (share fund): 2,750 thousand roubles; 5% of the Issuer’s charter capital

Amount of deductions to the fund during each completed financial year: No deductions made

Amount of fund resources used during each completed financial year and purpose of their use: Money resources not used

2007

The amount of the fund expressed in money terms as at the last day of each completed financial year and as a percentage of the charter (contributed) capital (share fund): 3,150 thousand roubles; 5% of the Issuer’s charter capital

Amount of deductions to the fund during each completed financial year: 400 thousand roubles

Amount of fund resources used during each completed financial year and purpose of their use: Money resources not used

2008

The amount of the fund expressed in money terms as of the last day of each completed financial year and as a percentage of the charter (contributed) capital (share fund): 3,150 thousand roubles; 5% of the Issuer’s charter capital

Amount of deductions to the fund during each completed financial year: No deductions made

Amount of fund resources used during each completed financial year and purpose of their use: money resources not used

Other funds generated out of the net profit of the Issuer: None.

10.1.4. Procedure for convening and holding meetings (sessions) of the issuer’s highest management body

Name of the Issuer’s Highest Management Body: General meeting of shareholders

Procedure of notification of shareholders (participants) of a meeting (session) of the Issuer’s Highest Management Body:

Notice of an annual General Meeting of Shareholders must be given at least 30 days before the date of the annual General meeting of shareholders, and notice of an extraordinary General Meeting of Shareholders must be given at least 20 days before the date of the extraordinary General meeting of shareholders, unless a longer term is set forth by Russian law for notification of a General meeting of shareholders. The notice shall be sent by registered mail to each person listed as entitled to participate in the General Meeting of Shareholders to the address provided in the share register (in such a case, the liability of the Company to give notice of General Meeting of Shareholders shall be considered fulfilled on the day when a register letter is sent) or handed to such person against signature (clause 8.6 of the Charter).

If the proposed agenda of an extraordinary General Meeting of Shareholders includes the issue of electing members of the Board of Directors or of restructuring of the Company in the form of merger, demerger, or spin-off, and the issue of electing the Board of Directors of the Company founded by means of restructuring, notice of such extraordinary General Meeting of Shareholders must be given at least 70 days before the date of a meeting, as set forth by Article 8.6 of the Issuer’s Charter (clause 8.8 of the Charter).

Persons (entities) entitled to convene (demand convening of) an extraordinary meeting (session) of the Issuer’s highest management body:

An extraordinary General Meeting of Shareholders shall be held by virtue of decision of the Board of directors at the discretion of the Board, or upon the demand of the Audit committee, Company Auditor, or shareholder (shareholders) holding at least 10% of voting shares as at the date such demand is submitted (clause 8.7 of the Charter).

Procedure for submitting (raising) a demand to convene an extraordinary meeting (session) of the Issuer’s highest management body:

The Issuer’s Charter does not provide a procedure for submitting such a demand. Demands on convening an extraordinary meeting of shareholders shall be submitted pursuant to the Federal law “On Joint-Stock Companies”

A demand for an extraordinary General Meeting of Shareholders must provide matters to be included in the agenda of the meeting. Such demand for an extraordinary General Meeting of Shareholders may contain formulations of decisions upon each of the matters, as well as a proposal on the manner of holding the General meeting of shareholders. In the event a demand on convening an extraordinary General Meeting of Shareholders proposes nominations for candidates, the relevant provisions of Article 53 of the Federal law “On Joint-Stock Companies” shall  apply to such proposal.

If the demand to convene an extraordinary General Meeting of Shareholders is initiated by shareholder(s), it must contain the name(s) of shareholder(s) convening the meeting and indicate the number and category (type) of shares held by such shareholder(s).

A demand to convene an extraordinary General Meeting of Shareholders must be signed by person(s) demanding that the  extraordinary General meeting of shareholders be convened.

Procedure for setting the date for a meeting (session) of the issuer’s highest management body:

An annual General Meeting of Shareholders shall be held no earlier than two (2) months and no later than six (6) months after the end of the financial year (clause 8.2 of the Charter).

An extraordinary General Meeting of Shareholders demanded by the Audit committee, Company Auditor, or shareholder (shareholders) holding at least 10% of voting shares of the Company, shall be convened by the Board of Directors of the Company.

An extraordinary General Meeting of Shareholders convened upon demand of the Audit committee, Company Auditor, or shareholder (shareholders) holding at least 10% of voting shares in the Company, must be held within forty (40) days upon submission of a demand to convene an extraordinary General Meeting of Shareholders (Article 55 Clause 2 of the Federal law “On Joint-Stock Companies”).

If the proposed agenda of an extraordinary General Meeting of Shareholders includes the issue of electing members to the Board of Directors or for restructuring the Company in the form of merger, demerger, or spin-off, and the issue of electing the Board of Directors of the Company founded through this restructuring, notice of such extraordinary General Meeting of Shareholders must be given at least seventy (70) days before the date of such meeting.

Persons entitled to make proposals to the agenda of the meeting (session) of the Highest executive body of the Issuer, and procedure for making such proposals:

Subject to Article 53 of Federal law “On Joint-Stock Companies”: “Shareholder(s) collectively holding at least 2% of voting shares of a company are entitled to make proposals regarding the agenda of the annual General Meeting of Shareholders and to nominate candidates to the Board of Directors (the supervisory council) of the company, a collegial executive body, an audit committee (auditors), and a counting commission of the company, in the quantity not exceeding the quantitative representation of a relevant body, as well as to nominate a candidate to the position of a sole executive body. Such proposals must be received by the Company no later than in 30 days upon the end of the fiscal year, unless a different term is stipulated by the Charter.

If the proposed agenda of an extraordinary General Meeting of Shareholders includes the issue of electing members to the Board of Directors (supervisory council) of the Company, the Company shareholder(s) collectively holding at least 2% of voting shares of the Company, may nominate candidates for election to the Company’s Board of Directors (supervisory council), in the quantity not exceeding the quantitative representation of the Board of Directors (supervisory council) of the Company. Such proposals must be submitted to the Company at least thirty (30) days before the date of an extraordinary General meeting of shareholders, unless a later term is stipulated by the Charter.

Proposals to include matters in the agenda of a General Meeting of Shareholders and on nominating candidates must be made in writing and indicate the name(s) of the shareholder(s) making the proposals, along with the number and the category (type) of shares held by such shareholder(s), and bearing the signature of the shareholder(s).

A proposal to include matters in the agenda of a General Meeting of Shareholders must contain a formulation for each matter proposed, and nominations of candidates must indicate the name and ID details (series and (or) number of identity document, date and place of issuance, and issuing authority) of each candidate nominated, the name of the body such candidate is nominated for election to, and other details of the candidate set forth by the Charter or by internal documents of the Company.

A proposal to include matters in the agenda of a General Meeting of Shareholders may contain formulations of decisions upon each of the matters.”

Persons entitled to review information (materials) provided for arranging and holding a meeting (session) of the Issuer’s Highest executive body, and procedure for review of such information (materials):

Subject to Article 53 of the Federal law: “The information (materials) to be made available to persons entitled to participate in general meetings of shareholders when preparing for  a general meeting of shareholders includes the annual financial statements, with audit report attached, audit committee (auditor) findings upon examination of annual financial statements, details of candidate(s) nominated to executive bodies of the company, board of directors (supervisory council) of the company, audit committee (auditor) of the company, and counting commission of the company; draft amendments to the charter of the company or draft new version of the charter of the company, draft internal documents of the company, draft resolutions of the general meeting of shareholders, and other information (materials) set forth by the company charter.

A list of supplementary information (materials) to be made available to persons entitled to participation in the General Meeting of Shareholders, when preparing for a General Meeting of Shareholders, may be established by a federal executive body for the securities market.

The information (materials) set forth herein must be available to persons entitled to participation in the general meeting of shareholders for review at the office of the executive body of the company and in other places with addresses indicated in the notice of convening the General Meeting of Shareholders within twenty (20) days or, in the event of a General Meeting of Shareholders with the issue of company restructuring on the agenda, within 30 days preceding the day of the general meeting of shareholders. Such information (materials) must be available to persons participating in the general meeting of shareholders when it is being held.

The company shall, upon request from a person entitled to participation in the general meeting of shareholders, provide copies of the said documents to it. The fee charged by the company for provision of such copies may not exceed the expenses related to making such copies.”

The procedure for declaring (bringing to the notice of the issuer’s shareholders (participants)) decisions made by the Highest executive body of the Issuer, and of voting results.

Subject to Article 8 clause 8.24 of the Charter: “The counting commission summarises the voting results and draws up minutes of voting results signed by members of the counting commission or by a person performing its functions. The minutes of voting results must be attached to the minutes of the General Meeting of Shareholders of the Company.”

Subject to Article 8 clause 8.25 of the Charter: “The minutes of the General Meeting of Shareholders of the Company must be drawn up in duplicate no later than within fifteen (15) days upon closing the General Meeting of Shareholders of the Company or upon the last day of receipt of voting papers in the event the General Meeting of Shareholders was held in the form of an absentee vote. Both specimens of the minutes shall be signed by the Chairman of the General Meeting of Shareholders of the Company and the secretary of the General Meeting of Shareholders of the Company”.

Subject to Article 8 clause 8.26 of the Charter: “Decisions made by the General Meeting of Shareholders of the Company, as well as voting results, are brought to the notice of shareholders as set forth by Russian law.”

Subject to Article 62 Clause 4 of Federal law “On Joint-Stock Companies”: “Decisions made by a general meeting of shareholders, along with voting results, shall be declared at the general meeting of shareholders during which the voting took place, or shall be brought to the notice of persons included in the list entitled to participation in the general meeting of shareholders no later than within 10 days after the date of the minutes on the voting results, in the form of a report on voting results, according to the procedure established for notification of convening of a General Meeting of Shareholders.”

Subject to Clause 4.1 of the Regulation “On the Procedure of Holding General Meetings of Shareholders of OAO Polymetal” approved by Extraordinary General Meeting of Shareholders on 25 September 2008, “Decisions made by the Meeting shall, wherever possible, be declared at the Meeting upon counting of votes”.

Decisions made by the Issuer’s General Meeting of Shareholders shall also be disclosed as corporate action notices — “Details of Decisions of General Meetings” as set forth by “Provision on Information Disclosure by Issuers of Securities” approved by FFMS Order dated 10 October 2006, No. 06-117/pz-n, within the following periods after the minutes date (expiry date of the period established by Russian Law for drawing up minutes) of the Issuer’s General Meeting of Shareholders:

•                  in the newswire: no later than within one (1) day;

•                  on www.Polymetal.ru webpage in the Internet: no later than within two (2) days

10.1.5. Commercial organisations of which the Issuer owns at least 5 % of the charter (contributed) capital (share fund) or at least 5 % of ordinary shares

List of commercial organisations of which the Issuer owns at least 5 % of the charter (contributed) capital (share fund) or at least 5 % of ordinary shares as at the Prospectus approval date:

1) Full company name: Closed Joint-Stock Company North Ural Gold

Abbreviated company name: ZAO North Ural Gold

Registered office: Ul. Karpinskogo d. 4, Krasnoturyinsk, 624460 Sverdlovsk oblast, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: 100%

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

2) Full company name: Closed Joint-Stock Company Khabarovsk geological surveying company

Abbreviated company name: ZAO Khabarovsk geological surveying company

Registered office: Ul. Flegontova d. 24, Khabarovsk, 680023 Khabarovsk Krai, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: 100%

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

3) Full company name: Open Joint-Stock Company Okhotsk Mining and Geology Company

Abbreviated company name: OAO Okhotsk Mining and Geology Company

Registered office: Ul. 40 let Pobedy d. 33, Okhotsk workers’ settlement, Okhotsk District, 682480 Khabarovsk Krai, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: 100%

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

4) Full company name: Closed Joint-Stock Company Polymetal Engineering

Abbreviated company name: ZAO Polymetal Engineering

Registered office: Pr. Narodnogo Opolcheniya d. 2, 198216 Saint-Petersburg, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: 100%

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

5) Full company name: Open Joint-Stock Company Polymetal UK

Abbreviated company name: OAO Polymetal UK

Registered office: Pr. Narodnogo Opolcheniya d. 2, 198216 Saint-Petersburg, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: 100%

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

6) Full company name: Closed Joint-Stock Company Magadan Silver

Abbreviated company name: ZAO Magadan Silver

Registered office: Ul. Proletarskaya d. 13/1 office 542, Magadan, 685000 Magadan Oblast, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: 100%

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

7) Full company name: Limited Liability Company Trade House Polymetal

Abbreviated company name: OOO TD Polymetal

Registered office: pr. Narodnogo Opolcheniya d. 2, 198216 Saint-Petersburg, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: the commercial organisation is not a joint-stock company

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

8) Full company name: Limited Liability Company Dukat geological surveying company

Abbreviated company name: OOO Dukat geological surveying company

Registered office: Prospekt Pobedy d. 31, Dukat settlement, Omsukchan district, 686417 Magadan Oblast, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: The commercial organisation is not a joint-stock company

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

9) Full company name: Limited Liability Company North Ural geological surveying company

Abbreviated company name: OOO North Ural geological surveying company

Registered office: Ul. Karpinskogo d. 3, Karpinsk, Sverdlovsk oblast, 624930, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: The commercial organisation is not a joint-stock company

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

10) Full company name: POLYHOLDING LIMITED

Abbreviated company name: Not available

Registered office: CAPITAL CENTER, 9th floor; Arch. Makariu III, Nicosia, 1065 Cyprus

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: 100%

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

11) Full company name: Limited Liability Company Albazino Resources

Abbreviated company name: OOO Albazino Resources

Registered office: Ul. Komsomol’skaya 75-B office 600, Khabarovsk, 680000 Khabarovsk Krai, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: The commercial organisation is not a joint-stock company

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

12) Full company name: Open Joint-Stock Company Aurum

Abbreviated company name: OAO Aurum

Registered office: Ul. Fucika d. 6A, Sukhoy Log, 624800 Sverdlovsk Oblast, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: 100%

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

13) Full company name: Limited Liability Company Amursk Hydrometallurgical Plant

Abbreviated company name: OOO Amursk Hydrometallurgical Plant

Registered office: Ul. Shkol’naya d. 6, Amursk, 682644 Khabarovsk Krai, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: The commercial organisation is not a joint-stock company

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

14) Full company name: «POLYMETAL» ESOP LIMITED

Abbreviated company name: Not available

Registered office: Kingston Chambers, P.O.Box 173, Road Town, Tortola, British Virgin Islands

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: 100%

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

15) Full company name: Open Joint-Stock Company Omolon Gold Mining Company

Abbreviated company name: OAO Omolon Gold Mining Company

Registered office: Ul. Proletarskaya d. 14, Magadan, 685000 Magadan Oblast, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: 100%

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

16) Full company name: Limited Liability Company Ural Geological Surveying Company

Abbreviated company name: OOO Ural Geological Surveying Company

Registered office: Ul. Kalinina d. 26 office 13, Degtyarsk, 623270 Sverdlovsk Oblast, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation: 100%

Ordinary shares of the commercial organisation held by the Issuer: the commercial organisation is not a joint-stock company

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

17)Full company name: Closed Joint-Stock Company Ayaks Association of Free Miners

Abbreviated company name: 10.3%

Registered office: Ul. Proletarskaya d. 8, Magadan, 685000 Magadan Oblast, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation:  10,389%

Ordinary shares of the commercial organisation held by the Issuer: 10,389%

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

18)Full company name: Limited Liability Company Goldmining Company Mayskoe

Abbreviated company name: OOO Goldmining Company Mayskoe

Registered office: Ul. Obrucheva, 27 Chaunskii District, 669400 Chukotsk Autonomous Region, Russia

Participatory interest of the Issuer in the charter capital of the commercial organisation:  9%

Ordinary shares of the commercial organisation held by the Issuer: The commercial organisation is not a joint-stock company.

Participatory interest of the commercial organisation the Issuer’s charter capital: 0%

Ordinary shares of the Issuer held by the commercial organisation: 0%

10.1.6. Material Transactions Entered into by the Issuer

Transactions (groups of associated transactions) with a value of obligations equal to or exceeding 10 % of the net book value of the Issuer’s assets, according to the Issuer’s financial statements for the last accounting period prior to concluding the transaction entered into by the Issuer during the last five completed financial years preceding the Prospectus approval date:

1.

Transaction date	21 January 2004
Subject matter and other essential terms of the transaction

Loan agreement No. (07-1-040/15)221. Obtaining by OAO MNPO Polymetal of a loan from ZAO TANT in the amount of 498,800,000 roubles, the Borrower pays royalty to the Lender at a rate of 15.4% per annum beginning with the day following the day of loan accommodation and through the day of complete loan repayment by the Borrower to the Lender.

Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction required no state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	498,800 thousand roubles, (665,324.5 thousand roubles including assumed accrual of interest), which is equal to 13.7% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Loan repayment before 20 January 2006. Obligation fulfilled
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an executive body of the Issuer
Other optional details of the transaction provided by the Issuer	No other transaction details available

2.

Transaction date	21 January 2004
Subject matter and other essential terms of the transaction	Agreement No.(07-2-072/10)221. Granting of a loan to ZAO Serebro Territorii.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction required no state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	509,680,000 roubles, which is equal to 10.04% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Repayment before 20 January 2006. Obligation fulfilled
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an executive body of the Issuer
Other optional details of the transaction provided by the Issuer	No other transaction details available

3.

Transaction date	23 January 2004
Subject matter and other essential terms of the transaction

Agreement No.(11-2-021)221. Pledge of 23,443 shares of ZAO Serebro Territorii as security of loan repayment obligations as security of loan repayment obligations in the amount of US$30,000,000 under Agreement No.10.16/04.160 dated 23 January 2004, by and between AKB Moskovsky Delovoy Mir and ZAO Magadan Silver

Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$30,000,000 (860,877,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 16.97% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Repayment before 25 January 2005. Obligation fulfilled
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an executive body of the Issuer
Other optional details of the transaction provided by the Issuer	No other transaction details available

4.

Transaction date	23 January 2004
Subject matter and other essential terms of the transaction	Agreement No.(13-2-028)221. Surety towards AKB Moskovsky Delovoy Mir for ZAO Magadan Silver under a loan agreement.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$30,000,000 (860,877,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 16.97% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Repayment before 25 January 2005. Obligation fulfilled
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an executive body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

5.

Transaction date	26 January 2004
Subject matter and other essential terms of the transaction	Gold sale and purchase agreement No.(03-2-033)221. OAO MNPO Polymetal sells bar gold to Polyprom Trading Limited
Compliance with requirements for state registration and / or	The transaction is not subject to state registration or

notarial certification of transaction as provided by applicable Russian law	notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$24,296,381.44 (693,695,705. 05 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 13.67% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Payment no later than within 90 days after border crossing. Transfer of goods within 1 year after the agreement date. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an executive body of the Issuer
Other optional details of the transaction provided by the Issuer	No other transaction details available

6.

Transaction date	23 April 2004
Subject matter and other essential terms of the transaction

Loan agreement No.(07-1-042)221. Obtaining a loan from OOO Press-Invest. OOO Press-Invest, being an affiliate of the Issuer’s shareholder (ZAO ICT), grants funds to the Issuer for replenishing of the working capital as an interest-free loan.

Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	636,500,000 roubles, which is equal to 11.05% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Loan repayment before 23 May 2004. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an executive body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

7.

Transaction date	26 April 2004
Subject matter and other essential terms of the transaction	Loan agreement with ZAO Standard Bank London Limited. Provision of funds under a loan agreement, due date of the transaction: December 15, 2004. Royalty rate 4.5 % per annum.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$23,000,000 (660,033,300 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 11.45% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	15 December 2004 Obligation fulfilled.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an executive body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

8.

Transaction date	14 May 2004
Subject matter and other essential terms of the transaction	Loan agreement No.(07-1-045)221. Obtaining a loan from OOO Linex. The Borrower pays royalty to the Lender at a rate of 15.4% per annum.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of	636,500,000 roubles, which is equal to 11.05% of the net

the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Loan repayment before 1 May 2006. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an executive body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

9. Группа взаимосвязанных сделок:

Transaction date	5 October 2004; 25 October 2004; 5 November 2004; 16 November 2004; 25 November 2004.
Subject matter and other essential terms of the transaction

Under which the Issuer assumes liabilities before the Creditor for fulfillment of the obligations of a third party — its subsidiary, OAO Okhotsk Mining and Geology Company, to repay the loan granted by OAO AB IBG NIKoil

Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction

US$30,000,000 (403,537,500 roubles at the exchange rate of the Central Bank of Russia as at the date of the first transaction in the group), which is equal to 16.97% of the net book value of the Issuer’s assets

Due date of the transaction and fulfilment of obligations thereunder	The guarantee is effective between 20 October and November 2008. The obligations have been fulfilled by the debtor in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer

The transactions are not major. The transactions were approved by the General Meeting of Shareholders on 23 December 2004. Minutes of Extraordinary general meeting of shareholders No.5/2004 dated 23 December  2004.

Other optional details of the transaction provided by the Issuer	No other transaction details available

10.

Transaction date	14 October 2004
Subject matter and other essential terms of the transaction	Loan agreement. Obtaining a loan from OOO Linex. The Borrower pays royalty to the Lender at a rate of 14.3% per annum.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	565,254,870 roubles, which is equal to 12.3% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Loan repayment before 14 October 2006. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an executive body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

11.

Transaction date	11 November 2004
Subject matter and other essential terms of the transaction

Share purchase agreement No. (03-1-103)221. Purchase of ZAO Magadan Silver shares from P.A.S. SILVER (CYPRUS) LIMITED (Cyprus Republic). Payments are to be paid by annual installments. Transfer of shares within one day after receipt of the first payment.

Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable	The transaction is not subject to state registration or notarial certification

Russian law
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$43,000,000 (1,232,887,400 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 26.83% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder

If the current average silver prices at the Royal exchange remain, the obligation of complete repayment must be fulfilled before 28 December 2009. The current obligations have been being fulfilled by the Issuer in full.

Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer

The transaction is major, but, taking into account the subject matter of the transaction and its essential terms (the contract price is below the market price generally offered), the benefit from the transaction is evident, thus allowing to conclude absence of possible violation of the shareholders’ interest. Costs related to the procedure of transaction approval were rather significant, which, in combination with the above fact, made it reasonable to enter into the transaction upon resolution of a sole executive body of the company.

Other optional details of the transaction provided by the Issuer	No other transaction details available

12.

Transaction date	17 November 2004
Subject matter and other essential terms of the transaction	Loan Agreement No.(07-1-063)221. Obtaining a loan from AIKB NOMOS BANK.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	589,000,000 roubles, which is equal to 12.82% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Loan repayment before 17 February 2005. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an executive body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

13.

Transaction date	3 December 2004
Subject matter and other essential terms of the transaction

Surety of the Issuer for the commitments of its subsidiary, OOO Polymetal Finance. Shares of ZAO GRK Dukat and ZAO Serebro “Territorii” are pledged to the creditor as security for surety duties. In the event OOO Polymetal Finance fails to perform or duly perform its commitments secured by the surety, the Issuer is jointly and severably accountable to the creditor along with the debtor.

Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$105,000,000 (2,939,485,500 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 63.96% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Repayment deadline: 1 December 2009. As at the prospectus approval date, the obligations have been fulfilled pursuant to the agreement.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction was major and was approved by the General Meeting of Shareholders on November 26, 2004 (Minutes of Extraordinary general meeting of shareholders

No. 4/2004 dated 26 November 2004)
Other optional details of the transaction provided by the Issuer	No other transaction details available

14.

Transaction date	22 August 2005
Subject matter and other essential terms of the transaction	Surety of OAO MNPO Polymetal towards OAO AKB AUTOBANK-NIKOIL for the commitments of the Borrower, OAO Okhotsk Mining and Geology Company
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$20,000,000 (572,006,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 16.54% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	The surety is effective until 17 February 2009. The obligations have been fulfilled by the debtor.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer

The transaction is not major. The transaction was approved by the General Meeting of Shareholders on 16 August 2005. (Minutes of Extraordinary general meeting of shareholders No.4/2005 dated 16 August 2005).

Other optional details of the transaction provided by the Issuer	No other transaction details available

15.

Transaction date	23 September 2005
Subject matter and other essential terms of the transaction

Surety agreement No.(13-2-051)221. Surety under Credit facility agreement No. 0473-05/VL dated 22 August 2005, for OAO Okhotsk Mining and Geology Company to OAO Joint-Stock Bank AUTOBANK-NIKOIL. Credit facility period: from 22 August 2005 to 22 February 2006.

Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$20,000,000 (567,206,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 16.4% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	The Surety agreement is effective from 23 September 2005 to 23 September 2010. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer

A major transaction which, at the same time, is an interested party transaction. The transaction was approved by the General Meeting of Shareholders on 16 August 2005. (Minutes No. 4/2005 dated 16 August, 2005).

Other optional details of the transaction provided by the Issuer	No other transaction details available

16.

Transaction date	10 October 2005
Subject matter and other essential terms of the transaction	Share purchase agreement No. (03-1-106)221. Purchase of ZAO North Ural Gold shares from VITALSCOPE LIMITED, Cyprus, in the amount of 30,000.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$50,000,000 (1,442,885,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 45.81% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	20 October 2005; Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the	No reasons for delay or consequences for the counterparty

Issuer, including penalties set forth in the transaction terms	or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is major. The transaction was approved by the Board of Directors on 10 October 2005. (Minutes No. 7/2005 dated 10 October 2005).
Other optional details of the transaction provided by the Issuer	No other transaction details available

17.

Transaction date	13 October 2005
Subject matter and other essential terms of the transaction	Agreement No.(07-1-066)221. Obtaining a loan from ZAO North Ural Gold.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	706,500,000 roubles, which is equal to 20.66% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	12 October 2007 The obligations are fulfilled.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

18.

Transaction date	13 October 2005
Subject matter and other essential terms of the transaction	Agreement No.(13-2-052). Surety towards AKB Moskovsky Delovoy Mir for ZAO North Ural Gold with regard to a loan.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$25,000,000 (364,376,400 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 20.66% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	14 October 2006 The obligations are fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

19.

Transaction date	18 October 2005
Subject matter and other essential terms of the transaction	Agreement No.(13-2-050)221. Surety towards the Bank of Khanty Mansiysk OAO for OAO Okhotsk Mining and Geology Company under a loan agreement.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	715,000,000 roubles, which is equal to 20.91% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Loan repayment before 14 April 2006. Obligation fulfilled by the debtor itself.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

20.

Transaction date	17 March 2006
Subject matter and other essential terms of the transaction	Provision by OAO Okhotsk Mining and Geology Company

of a loan to OAO MNPO Polymetal
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	797,100, 000 roubles, which is equal to 17.85% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	The Borrower undertakes to repay the loan no later than 16 March 2008. The obligations are fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

21.

Transaction date	1 April 2006
Subject matter and other essential terms of the transaction	Agreement No.(03-2-056)221. Supply of equipment to OAO Okhotsk Mining and Geology Company.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$127,348,530 (3,527,503,341. 58 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 79.32% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	1 April 2007 The obligations are fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major, as it was entered into in the ordinary course of business, due to which it did not require approval of an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

22.

Transaction date	1 April 2006
Subject matter and other essential terms of the transaction	Agreement No.(03-2-057)221. Supply of equipment to ZAO North Ural Gold according to attachment.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$45,140,320.39 (1,250,368,818.67 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 28.11 % of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	1 April 2007 The obligations are fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major, as it was entered into in the ordinary course of business, due to which it did not require approval of an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

23.

Transaction date	1 April 2006
Subject matter and other essential terms of the transaction	Equipment supply contract No.(03-1-107)221. Supply of equipment to OAO MNPO Polymetal (the Purchaser) to OOO Trade House Polymetal (the Supplier)
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last	US$135,000,345.96 (3,739,455,582.95 roubles at the exchange rate of the Central Bank of Russia as at the

accounting date prior to concluding the transaction	transaction date), which is equal to 82.49 % of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	1 April 2007 The obligations are fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major, as it was entered into in the ordinary course of business, due to which it did not require approval of an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

24.

Transaction date	7 July 2006
Subject matter and other essential terms of the transaction	Surety of OAO MNPO Polymetal towards OAO BANK URALSIB for the commitments of the Borrower, OOO Trade House Polymetal
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$40,000,000 (1,076,444,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 23.74 % of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	7 July 2007 The obligations are fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer

The transaction is not major. The transaction was approved by the General Meeting of Shareholders on 5 June 2006. (Minutes of Extraordinary general meeting of shareholders No. 3/2006 dated 5 June 2006).

Other optional details of the transaction provided by the Issuer	No other transaction details available

25.

Transaction date	7 July 2006
Subject matter and other essential terms of the transaction	Surety of OAO MNPO Polymetal towards OAO BANK URALSIB for the commitments of the Borrower, OOO Trade House Polymetal
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$40,000,000 (1,076,444,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 23.74 % of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	7 July 2007 The obligations are fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer

The transaction is not major. The transaction was approved by the General Meeting of Shareholders on 5 June 2006. (Minutes of Extraordinary general meeting of shareholders No. 3/2006 dated5 June 2006.)

Other optional details of the transaction provided by the Issuer	No other transaction details available

26.

Transaction date	10 July 2006
Subject matter and other essential terms of the transaction

Securities purchase agreement No. (03-1-108)221. OOO Accord-Invest (the Seller) transfers the ownership of securities (issuer of the securities: OAO Okhotsk Mining and Geology Company) in the amount of 6,994 items (registered ordinary shares with a nominal value of 20,000 roubles per security, state registration number of the issue: 1-02-00851-D) to OAO MNPO Polymetal (the Purchaser), and OAO MNPO Polymetal pays for the said securities a price of 1,999,200,000 roubles.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	1,999,200,000 roubles, which is equal to 44.10 % of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	Payment before 10 August 2006. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is major. The transaction was approved by the General Meeting of Shareholders on 14 June 2006 (Minutes No.4/2006 dated 14 June 2006)
Other optional details of the transaction provided by the Issuer	The transaction was approved by the Federal Antimonopoly Service of Russia on 14 June 2006.

27.

Transaction date	20 July 2006
Subject matter and other essential terms of the transaction	Gold sale and purchase agreement No. 2006/31-DM. OOO Accord-Invest. Sale of bar gold with a total weight of 1500 kilograms to Joint-stock bank of gas industry Gazprombank (ZAO).
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction

The contract price of this Prospectus is determined as the expected SPOT price on the international precious metals market. The total contract price at the rate of the Royal exchange as at the contract date makes US$27,344,190 (739,807,998.126 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 16.32% of the net book value of the Issuer’s assets

Due date of the transaction and fulfilment of obligations thereunder	Supply before 31 December 2006. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

28.

Transaction date	20 July 2006
Subject matter and other essential terms of the transaction	Gold sale and purchase agreement No. 2006/32-DM. Sale of bar gold with a total weight of 920 kilograms to Joint-stock bank of gas industry Gazprombank (ZAO).
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction

The contract price of this Prospectus is determined as the expected SPOT price on the international precious metals market. The total contract price at the rate of the Royal exchange as at the contract date makes US$16,771,103 (453,748,900.106 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 10.01% of the net book value of the Issuer’s assets

Due date of the transaction and fulfilment of obligations thereunder	Supply before 31 December 2006. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

29.

Transaction date	21 July 2006
Subject matter and other essential terms of the transaction	Gold sale and purchase agreement No. 2006/33-DM. Sale of bar gold with a total weight of 3000 kilograms to Joint-stock bank of gas industry Gazprombank (ZAO).
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction

The contract price of this Prospectus is determined as the expected SPOT price on the international precious metals market. The total contract price at the rate of the Royal exchange as at the contract date makes US$55,421,416 (1,494,571,493.83 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 32.97% of the net book value of the Issuer’s assets

Due date of the transaction and fulfilment of obligations thereunder	Supply before 31 December 2007. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

30.

Transaction date	21 July 2006
Subject matter and other essential terms of the transaction	Gold sale and purchase agreement No. 2006/35-DM. Sale of bar gold with a total weight of 3000 kilograms to Joint-stock bank of gas industry Gazprombank (ZAO).
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction

The contract price of this Prospectus is determined as the expected SPOT price on the international precious metals market. The total contract price at the rate of the Royal exchange as at the contract date makes US$55,421,416 (1,494,571,493.83 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 32.97% of the net book value of the Issuer’s assets

Due date of the transaction and fulfilment of obligations thereunder	Supply before 31 December 2008. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

31.

Transaction date	24 July 2006
Subject matter and other essential terms of the transaction	Gold sale and purchase agreement No. 2006/38-DM. Sale of bar gold with a total weight of 1000 kilograms to Joint-stock bank of gas industry Gazprombank (ZAO).
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction

The contract price of this Prospectus is determined as the expected SPOT price on the international precious metals market. The total contract price at the rate of the Royal exchange as at the contract date makes US$19,473,693 (524,079,920.754 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 11.56% of the net book value of the Issuer’s assets

Due date of the transaction and fulfilment of obligations thereunder	Supply before 30 April 2009. The obligation has been being fulfilled in accordance with the Agreement.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was	The transaction is not major and has not been approved by

approved by an executive body of the Issuer	an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

32.

Transaction date	25 July 2006
Subject matter and other essential terms of the transaction	Loan Agreement No. 190/06-В. Obtaining a loan worth 100,000,000 US dollars from the Joint-stock bank of gas industry Gazprombank (ZAO).
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction

US$111,628,668 including interest on the loan due (3,005,300,488.49 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 66.29% of the net book value of the Issuer’s assets

Due date of the transaction and fulfilment of obligations thereunder	Before 27 April 2009. The obligations are fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is major. The transaction was approved by the General Meeting of Shareholders on14 July 2006.(Minutes No. 5/2006 от 14 July 2006).
Other optional details of the transaction provided by the Issuer	The transaction was approved by the Federal Antimonopoly Service of Russia on 14 June 2006.

33.

Transaction date	28 July 2006
Subject matter and other essential terms of the transaction	Provision of a loan to OAO MNPO Polymetal by OOO Polymetal Finance under Agreement No. (07-2-226/5) at an interest rate of 10.6 % per annum.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	1,697,890,800 roubles, which is equal to 37.45 % of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	The Borrower undertakes to repay the loan no later than 27 July 2008. The obligations are fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is major. The transaction has not been approved by executive bodies
Other optional details of the transaction provided by the Issuer	No other transaction details available

34.

Transaction date	1 December 2006
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan to Open Joint-Stock Company MNPO Polymetal by Open Joint-Stock Company Okhotsk Mining and Geology Company at an interest rate of 8% per annum.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	1,598,000,000 roubles, which is equal to 21.74% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	1 December 2008. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

35.

Transaction date	4 December 2006
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan to Open Joint-Stock Company MNPO Polymetal by Closed Joint-Stock Company North Ural Gold at an interest rate of 8% per annum
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	1,026,500,000 roubles, which is equal to 13.96% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	4 December 2008 Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

36.

Transaction date	15 December 2006
Subject matter and other essential terms of the transaction	Loan agreement. Granting of a loan to OAO MNPO Polymetal by Limited Liability Company Trade House Polymetal at an interest rate of 8% per annum.
Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	1,226,120,000 roubles, which is equal to 16.68% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	The Borrower must repay the loan no later than December 14, 2008. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major and has not been approved by an authorised body of the Issuer.
Other optional details of the transaction provided by the Issuer	No other transaction details available

37.

Transaction date	27 December 2006
Subject matter and other essential terms of the transaction

Granting of surety to ABN AMRO BANK N.V., LONDON BRANCH, for ZAO Magadan Silver and ZAO Serebro Territorii being the Borrowers under Loan agreement.

Essential terms of the obligation secured:

27.  amount of the obligation secured: the total amount of the obligation secured makes US$80,000,000 (eighty million);

28.  term of repayment: twenty four (24) months after execution of the Loan agreement;

29.  interest rate under the loan agreement: LIBOR + 2 (two) % per annum and mandatory costs indicated in Annex 4 to the Loan agreement, if any;

30.  applicable law: English.

31.  Other obligations of the Borrowers arising out of their conclusion of the following agreements:

•      Service settlement agreement between the Borrowers and the Mandated lead arranger in view of granting of loan to the Borrowers under the Loan agreement.

•      Export contract dated 23 December 2004, by and between ZAO Magadan Silver, ZAO Standard Bank, and Standard Bank London Limited as its parties, as amended, in accordance with the revised version of the Export contract, between ZAO Magadan Silver, ZAO Standard Bank, Standard Bank London Limited and the Purchaser, and the amendments made pursuant to agreement on amendments to the Export contract, between ZAO Magadan Silver, ZAO Standard Bank, Standard Bank Plc and the Purchaser. The Export contract is concluded for a period of 24 months, with regard to 10.2 million (ten point two million) ounces of silver.

•      Export contract dated 23 December 2004, by and between ZAO Serebro Territorii, ZAO Standard Bank, and Standard Bank London Limited as its parties, as amended, in accordance with the revised version of the Export contract, between ZAO Serebro Territorii, ZAO Standard Bank, Standard Bank London Limited and the Purchaser, and the amendments made pursuant to agreement on amendments to the Export contract, between ZAO Serebro Territorii, ZAO Standard Bank, Standard Bank Plc and the Purchaser. The Export contract is concluded for a period of 24 months, with regard to 3.8 million (three point eight million) ounces of silver.

•      Agreement on making amendments to Bank account agreements where ZAO Magadan Silver is the Client and the Bank is the Account holder. According to the Agreement on amendments, ZAO Magadan Silver entitles the Facility agent to debit the accounts held by the Bank towards its obligations under the Loan agreement.

•      Agreement on making amendments to Bank account agreements where ZAO Serebro Territorii is the Client and the Bank is the Account holder. According to the Agreement on amendments, ZAO Serebro Territorii entitles the Facility agent to debit the accounts held by the Bank towards its obligations under the Loan agreement.

•      Interloan agreement by and between the Borrowers the Facility agent, the Beneficiary on provision, and the Purchaser as its parties.

•      Agreement on assignment of rights under the Export contract and the letter of credit issued to ZAO Magadan Silver in accordance with the English laws by the bank indicated in the Loan agreement. The Assignment agreement is executed by and between ZAO Magadan Silver and the Beneficial owner on provision as a security for the obligations of the Borrowers and MNPO Polymetal.

•      Agreement on assignment of rights under the Export contract and the letter of credit issued to ZAO Serebro Territorii Silver in accordance with the English laws by the bank indicated in the Loan agreement. The Assignment agreement is executed by and between ZAO Serebro Territorii and the Beneficial owner on provision as a security for the obligations of the Borrowers and MNPO Polymetal.

•      Movable property pledge agreement. ZAO Magadan Silver pledges movable property belonging to it with a mortgage value of 222,909,842.98 roubles (location of the property: Magadan Oblast,

Omsukchan district) in favour of the Beneficial owner on provision as a security for the Borrowers’ obligations regarding a parallel debt to the Beneficial owner on provision, arising out of conclusion of the Loan agreement.

•      Movable property pledge agreement. ZAO Serebro Territorii pledges movable property belonging to it with a mortgage value of 137,467,952.90 roubles (location of the property: Magadan Oblast, Omsukchan district) in favour of the Beneficial owner on provision as a security for the Borrowers’ obligations regarding a parallel debt to the Beneficial owner on provision, arising out of conclusion of the Loan agreement.

Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction

The total amount of the obligation secured makes US$80,000,000 (eighty million) (2,108,800,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date). Interest rate under the Loan agreement: LIBOR + 2 (two) % per annum plus mandatory costs. The transaction value makes 28.69% of the net book value of the Issuer’s assets.

Due date of the transaction and fulfilment of obligations thereunder	Within 24 months upon execution of the Loan agreement. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction was approved by the Board of Directors of OAO MNPO Polymetal on 22 December 2006 as a major transaction (Minutes No.12/2006 dated 22 December 2006).
Other optional details of the transaction provided by the Issuer	No other transaction details available

38.

Transaction date	7 February 2007
Subject matter and other essential terms of the transaction

Underwriting agreement dated 7 February 2007. The Underwriters (as defined below) acquire or ensure acquisition from OAO Polymetal (“the Company”) and NAFTA MOSKVA (CYPRUS) LIMITED (“the Selling shareholder”) of ordinary shares of the Company (rights regarding ordinary shares of the Company) in the form of ordinary shares or global depository receipts certifying the rights regarding ordinary shares of the Company (GDRs), with a total amount of up to 682,000,000 US dollars. Pursuant to the Underwriting agreement, the Company (i) gives certain representations and warranties in favour of the Underwriters, (ii) assumes the liability to cover or compensate for possible costs, expenses, and losses of the Underwriters (Indemnity); (iii) assumes other liabilities arising from proposal of ordinary shares of the Company or GDRs to Russian and foreign investors.

Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	Over 3,675,377,880.5 roubles, which exceeds 50% of the value of the Issuer’s assets.
Due date of the transaction and fulfilment of obligations thereunder	Beginning with 7 February 2007 Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is major. Approved by Decision of a sole shareholder (sine numero) dated 18 January 2007.
Other optional details of the transaction provided by the Issuer	No other transaction details available

39.

Transaction date	12 February 2007
Subject matter and other essential terms of the transaction

Time deposit agreement No. (09-1-165)221 dated 12 February 2007. OAO Polymetal deposits an amount of 310,000,000.00 US dollars to the Bank for a period through 6 March 2007, with payout of accrued interest at a rate of 5.3% per annum in the end of the term.

Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$310,000,000 (8,167,663,000 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 94.99% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	6 March 2007. Obligation fulfilled in full.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is major. Approved by Decision of a sole shareholder No. 5/27 dated 9 February 2007.
Other optional details of the transaction provided by the Issuer	No other transaction details available

40.

Transaction date	21 August 2008.
Subject matter and other essential terms of the transaction

Agreement on provision of a loan in the amount of US$45,000,000 to OAO Polymetal by ZAO UniCredit Bank. Under the loan agreement, the Lender undertakes to advance funds to the Borrower for a period of 12 months for funding of current operations, and the Borrower undertakes to repay the loan at the end of the period it was granted for, and to pay the interest on the loan in the amount of LIBOR for a period of 1 month plus 3.25 per annum for the first six months of loan exposure, and in the amount of LIBOR for a period of 1 month plus 3.75 per annum for the following six months of loan exposure, and to pay the origination fee of US$112,500. The obligations of the Borrower are secured by surety of Closed Joint-Stock Company North Ural Gold being a subsidiary of the Borrower.

Compliance with requirements for state registration and / or notarial certification of transaction as provided by applicable Russian law	The transaction is not subject to state registration or notarial certification
Monetary value of the transaction and value as a percentage of the net book value of the issuer’s assets as at the last accounting date prior to concluding the transaction	US$47,799,000 (1,167,317,416.4 roubles at the exchange rate of the Central Bank of Russia as at the transaction date), which is equal to 11.69% of the net book value of the Issuer’s assets
Due date of the transaction and fulfilment of obligations thereunder	21 August 2009. The obligation is being fulfilled.
Reasons for delay and consequences for the counterparty or the Issuer, including penalties set forth in the transaction terms	No reasons for delay or consequences for the counterparty or the Issuer
Details of whether the transaction is major and whether it was approved by an executive body of the Issuer	The transaction is not major. The transaction has not been approved.
Other optional details of the transaction provided by the Issuer	No other transaction details available

10.1.7. Issuer’s Credit Ratings

No credit ratings assigned to the Issuer and / or the Issuer’s securities.

10.2. Each Category (Type) of the Issuer’s Shares

Share category: Ordinary shares

Nominal value of each share: 0.2 roubles

Number of outstanding shares: 315,000,000 shares

Number of supplement shares being offered: 0 share

Number of authorised shares: 2,360,000,000 shares

Number of the Issuer’s treasury shares: 0 share

Number of supplement shares which can be placed as a result of conversion of placed securities into shares, or as a result of fulfilment of obligations under the Issuer’s options: 0 share

State registration number: 1-02-00412-D

State registration date: 5 December 2006

Rights provided to shareholders by their shares:

Shareholders, owners of ordinary shares in the Company are entitled to (clause 4.1. of the Charter):

•                  participate in administration of affairs of the Company;

•                  obtain information on the activities of the Company, have access to ledgers and other documents as set forth by applicable Russian law and by the Company Charter;

•                  participate in distribution of profits;

•                  gain a part of the property of the Company remaining after settlements with creditors in the event of the Company dissolution; and

•                  transfer (encumber, alienate and otherwise dispose of) the Company shares they are holding without consent of other shareholders.

The Company shareholders also have other rights set forth by the RF Civil Code, the Federal Law “On Joint-stock Companies”, and other legal acts of the Russian Federation and this Charter.

No privileged shares have been placed by the Issuer.

Other optional details of shares provided by the Issuer: Not available.

10.3. Previous security issues of the Issuer’s other than the Issuer’s Shares

10.3.1. Issues all securities of which have been redeemed (cancelled)

Category, series (type), form and other identification characteristics of securities: Interest-bearing non-convertible certificated bonds of series 1, secured

State registration number of the issue of securities, and state registration date: 4-01-00412-D dated 5 March 2003.

No additional issues provided for.

Name of the registration agency (agencies) to have performed state registration of the issue of securities: Federal Securities Commission of Russia

Number of securities under the issue: 750,000 (seven hundred thousand) items

Value of the issue of securities according to their nominal value: 750,000,000 (seven hundred and fifty million) roubles

Redemption period (date) for securities under the issue: 21 March 2006.

Ground for redemption of securities under the issue: Expiry of the circulation period and complete fulfilment by the Issuer of its obligations under the securities.

10.3.2. Issues the securities of which are currently outstanding

The Issuer has no issues, the securities of which are outstanding.

10.3.3. Issues under which the Issuers obligations for securities have not been fulfilled (Default)

The Issuer has no issues of securities with obligations not fulfilled or not duly fulfilled (default).

10.4. Entity (entities) providing (which provided) security for bonds under the issue

The Issuer has no issues of securities with obligations not fulfilled.

10.5. Terms of security for fulfilling obligations under the bonds

The Issuer has no issues of securities with obligations not fulfilled.

10.5.1. Terms of security for fulfilling obligations under the mortgage-backed bonds

The Issuer has not issued mortgage-backed bonds.

10.6. Organisations recording rights to the issuer’s equity securities

The share register is maintained by the following registrar:

Full company name of the registrar	Open Joint-Stock Company Registrator R.O.S.T.
Abbreviated company name of the registrar	OAO Registrator R.O.S.T.
Registered office of the registrar	Ul. Stromynka d. 18 korp. 13, Moscow
Number of license permitting maintenance of share register	10-000-1-00264
Date of license permitting maintenance of share register	3 December 2002
Period of validity of license permitting maintenance of share register	Unlimited
Agency to have issued the license permitting maintenance of share register	Federal Securities Commission of Russia
Other optional details of share register maintenance provided by the Issuer	Not available

There are no certificated securities of the Issuer requiring mandatory centralised storage.

10.7. Legal acts regulating capital import and export issues which may influence payment of dividends, interest, and other payments to non-residents

1.            Federal Law dated 10 December 2003 N 173-FZ “On Currency Regulation and Currency Control”;

2.            Tax Code of the Russian Federation, Part 1, No. 146-FZ dated 31 July 1998;

3.            Tax Code of the Russian Federation, Part 2, No. 117-FZ dated 5 August 2000;

4.            Federal Law dated April 22, 1996, No. 39-FZ “On the Securities Market”;

5.            Federal Law dated 9 July 1999, No. 160-FZ “On Foreign Investments in the Russian Federation”;

6.            Federal Law dated 25 February 1999, No. 39-FZ “On Investment Activities in the Russian Federation in the Form of Capital Investments”;

7.            Federal Law dated 10 July 2002, No. 86-FZ “On the Central Bank of the Russian Federation (Bank of Russia)”;

8.            Federal Law dated 7 August 2001, No. 115-FZ “On Countering Legalisation of Illegal Earnings (Money Laundering) and Financing of Terrorism”;

9.            International treaties of the Russian Federation regarding avoidance of double taxation.

The said legal acts are applicable as amended.

10.8. Procedure for income taxation on the issuer’s equity securities placed and to be placed

Under Article 43 Clause 1 of the RF Tax Code(the TC RF), a dividend is any income gained by a shareholder (participant) from an organisation under distribution of profit after tax (including interest on privileged shares) with regard to the shares (participation interest) of the shareholder (participant) in proportion to the participation interest of shareholders (participants) in the charter (contributed) capital of the  organisation.

Subject to Article 816 of the RF Civil Code, issuing and selling bonds is one of the ways of concluding a loan agreement, while a loan agreement, in its turn, is classified as a debt obligation, under Article 269 of the TC RF. According to Article 43 Clause 3 of the TC RF, any previously declared (stated) income, also in the form of discount, gained under a debt obligation of any type (irrespective of the way in which it is executed), is recognised as interest. Moreover, particularly income from deposits and debt obligations is recognised as interest. Therefore, for taxation purposes, coupon yield on bonds is recognised as interest.

1.                TAXATION OF AN INDIVIDUAL BEING A RESIDENT OF THE RUSSIAN FEDERATION AND GAINING INCOME FROM BONDS AND DIVIDENDS FROM THE ISSUER.

Article 207 of the TC RF establishes that individuals actually residing in the Russian Federation for at least 183 calendar days during 12 consecutive months are recognised as residents of the Russian Federation for tax purposes. The period of residence in the Russian Federation of an individual is not interrupted if departure from the Russian Federation (under 6 months) is for short-term medical treatment or education.

Under Article 208 Clause 1 of the TC RF, dividends and interest gained from a Russian organisation are classified as income gained by individuals from sources located in the Russian Federation, and are subject to individual income tax (the  IIT).

Under Article 226 Clause 1 of the TC RF, Russian organisations from which or as a result of relations with which a taxpayer gained income, including coupon yield, are obliged to calculate and withhold relevant individual income tax and transfer this amount to the budget.

The calculated tax amount is withheld by a tax agent directly from the taxpayer’s income upon its actual payout.

The coupon yield tax rate is established as 13% (Article 224 Clause 1 of the TC RF).

Article 214 of the TC RF determines that if the source of income of a taxpayer gained in the form of dividends is a Russian organisation, the said organisation is recognised by the tax agent and defines the tax amount for each taxpayer as set forth by Article 275 of TC RF. Under Article 224 Clause 4 of the TC RF, the tax rate with regard to income from participation interest in organisations gained in the form of dividends is established as 9%.

2.                TAXATION OF AN INDIVIDUAL NOT BEING A RESIDENT OF THE RUSSIAN FEDERATION AND GAINING INCOME FROM BONDS AND DIVIDENDS FROM THE ISSUER

Under Article 207 of the TC RF, taxpayers of the individual income tax are individuals gaining income from sources located in the Russian Federation and not being residents of the Russian Federation for tax purposes. Subject to Article 208 Clause 1 of the TC RF, dividends and interest gained from a Russian organisation are classified as income gained by individuals from sources located in the Russian Federation. Such income is subject to IIT taxation both for residents and for non-residents of the Russian Federation (Article 209 of the TC RF). Thus, dividends and coupon yield of a bond holder being an individual and a non-resident of the Russian Federation are considered as income of such bond holder and are subject to IIT taxation.

Proceeding from Article 226 Clause 1 of the TC RF, and acting as a tax agent for an individual being a non-resident of the Russian Federation, a Russian organisation from which or as a result of relations with which such non-resident has gained income, is obliged to calculate and withhold the IIT amount from the individual non-resident and to transfer the said amount to the budget. Such IIT amount is withheld by the tax agent directly from the taxpayer’s income upon its actual payout.

The tax rate is established by provisions of Article 224 Clause 3 of the TC RF in the amount of 30% with regard to income in the form of interest (coupon yield) and 15 % with regard to income in the form of dividends.

It should be noted that in the event an individual gaining dividends or coupon yield is a resident of a state which the Russian Federation has a valid double taxation treaty with, then the procedure of taxation of dividends and interest set forth by such treaty is applied (Article 7 of the TC RF).

3.                TAXATION OF A NON-RESIDENT ORGANISATION GAINING COUPON YIELD FROM BONDS OR DIVIDENDS FROM THE ISSUER

Under Article 246 Chapter 25 of the TC RF, foreign organisations gaining income from sources in the Russian Federation are recognised as payers of profit tax. Taxation of a non-resident of Russia varies on the basis of whether such non-resident performs its activities in the Russian Federation through a permanent establishment or not, namely, if a non-resident performs its activities in the Russian Federation through a permanent establishment.

А)                       taxation of dividends:

If a non-resident performs its activities through a permanent establishment, then taxation of dividends takes place in accordance with Article 307 of the TC RF. Subject to Article 307 Clause 6 of the TC RF, profit and income of a permanent establishment are subject to taxation at a rate of 20% as set forth by Article 284 Clause 1 of the TC RF, except for dividends, income gained from distribution of profit, and income gained from state and municipal equity securities which terms of issue and circulation provide for gaining income in the form of interest. Such income related to a permanent establishment are subject to taxation separately from other kinds of income at a rate of 15% as set forth by Article 284 of the TC RF, clause 3 subclause 2, and clause 4.

Calculation and deduction of the dividend tax is the liability of the tax agent. The tax amount calculated in accordance with the procedure set forth by Article 275 of the TC RF, is withheld by the tax agent directly from the taxpayer’s income upon its actual payout.

B)                       taxation of coupon yield:

Article 307 of the TC RF establishes the procedure of coupon yield taxation. In Article 307 Clause 2 of the TC RF, a taxation base is defined as a monetary value of taxable activities and assets established by Article 307 Clause 1 of the TC RF.

As provided by Article 307 of the TC RF, a foreign organisation performing its activities through a permanent establishment in the Russian Federation, shall have to pay corporate profits tax independantly.

The tax rate is set at 20% (Article 284 Clause 1 and Article 307 Clause 6 of the TC RF). No tax rate exceptions are provided for this type of income.

Payment of taxes and advance payments is made by such foreign organisation in accordance with the terms and conditions set forth by Articles 286 and 287 of the TC RF.

Subject to Article 310 Clause 2 Subclause 1 of the TC RF, in the event when the tax agent is notified by the income recipient of the fact that the income paid is related to a permanent establishment of the income recipient in the Russian Federation, and the tax agent holds a notarized copy of the tax authority registration certificate of the income recipient issued no earlier than the preceding period of taxation, calculation and deduction of the tax amount from income paid to foreign organisations (except income in the form of dividends) shall not be performed by the tax agent.

If an international treaty of the Russian Federation containing tax and fee provisions establishes other regulations and norms than those set forth by the TC RF, then the provisions of such international treaty of the Russian Federation are applied (Article 7 of the TC RF).

A non-resident does not perform its activities in the Russian Federation through a permanent establishment.

А)                       taxation of coupon yield:

Article 309 of the TC RF determines types of income gained by a foreign organisation, not related to its business activities in Russia through a permanent establishment, and being the income from sources located in Russia and subject to taxation withheld from the income payment source. According to Article 309 Clause 1 Subclause 3 of the TC RF, such income particularly includes interest income from debt obligations of any kind, including profit sharing bonds and convertible bonds, among them:

•                  income gained from state and municipal equity securities which terms of issue and circulation provide for gaining income in the form of interest; and

•                  income from other debt obligations of Russian organisations not provided for in the previous paragraph.

Pursuant to articles 310 and 284 of the TC RF, interest income from debt obligations of any type, except income from state and municipal securities, is taxable at a rate of 20%.

B)                       taxation of dividends:

According to Article 309 Clause 1 of the TC RF, dividends paid to a foreign organisation being a shareholder (a participant) of a Russian organisation, in the event they are not related to its business activities in Russia, are classified as income from sources located in Russia and are subject to tax withheld from the source of such income. Article 284 Clause 3 Subclause 2 of the TC RF states that the following rate is applied to the taxation base determined for income gained in the form of dividends: 15%.

Under Article 310 Clause 1 of the TC RF, tax from the income gained by a foreign organisation from sources located in Russia is calculated and withheld by a Russian organisation or a foreign organisation performing its activities in Russia through a permanent establishment, paying income to such foreign organisation in the event of each payment of income indicated in Article 309 Clause 1 of the TC RF, except in the events provided for in Article 310 Clause 2 of the TC RF, in the currency of the income payment.

If the foreign organisation which is  a recipient of dividends or coupon yield is a resident of a state with which the Russian Federation has a valid double taxation treaty, then the procedure of taxation of dividends / coupon yield set forth by such treaty shall be  applied.

Such treaties may provide for taxation of participatory interest income / coupon yield income in the country of the income recipient. Some treaties and agreements establish taxation of dividends / coupon yield income in Russia, however in the amount set forth in the agreements.

Under Article 312 of the TC RF, to exercise this right, an organisation which is a recipient of dividends / coupon income must provide duly certified proof of its permanent residence in the said state to the Russian organisation.

4.                TAXATION OF A RUSSIAN ORGANISATION GAINING COUPON YIELD FROM BONDS OR DIVIDENDS FROM THE ISSUER

The tax rate of 9% (or 0% provided that the terms of Article 284 Clause 3 Subclause 1 are complied with) applies to the taxation base determined for income gained from a Russian organisation in the form of dividends. The tax amount withheld from dividends is calculated as set forth by Article 275 of the TC RF. The tax is withheld by the Issuer upon payment of dividends in favour of the Russian organisation.

When interest on bonds is paid out, the recipient organisation includes the received interest in its extraordinary income (Article 250 Clause 6 of the TC RF) and takes them into account for general taxation purposes. In this event, the tax and advance payments are made by the organisation in accordance with the terms and conditions set forth by Articles 286 and 287 of the TC RF.

10.9. Declared (accrued) and paid dividends on the Issuer’s shares and of the income from the Issuer’s bonds

Details of declared (accrued) and paid dividends for each category (type) of the Issuer’s shares for the last five completed financial years:

Share category: Ordinary shares

No resolutions have been made by the Issuer regarding payment (declaration) of dividends according to the results of 2004, 2005, 2006, 2007 and 2008 as at the Prospectus approval date.

Details of declared (accrued) and paid income on each issue of the Issuer’s bonds for the last five completed financial years or for each financial year in the event the Issuer has been operating for less than five years:

Type, series, form and other identification characteristics of the issue of bonds: Interest-bearing non-convertible certificated bearer bonds of series 1, secured

State registration number of the issue: 4-01-00412-D

State registration date: 5 March 2003

State registration date of the report on the issue of bonds: 15 April 2003.

Number of bonds under the issue: 750,000 items

Nominal value of each bond under the issue: 1,000 roubles

Value of the issue of bonds according to their nominal value: 750,000,000 roubles

Type of income paid on the bonds of the issue	Interest (coupon)
Income amount payable on the bonds of the issue, per bond	Income amount payable:
on the first coupon, per bond: 97.23 roubles
on the second coupon, per bond: 94.74 roubles
on the third coupon, per bond: 92.25 roubles
on the fourth coupon, per bond: 89.75 roubles
on the firth coupon, per bond: 87.26 roubles
on the sixth coupon, per bond: 84.77 roubles
Income amount payable
on the first coupon, in the aggregate for all the bonds of the issue: 72 922 500 roubles on the second coupon, in the aggregate for all the bonds of the issue: 71 055 00 roubles
Income amount payable on the bonds of the issue, in the aggregate	on the third coupon, in the aggregate for all the bonds of the issue: 69 187 500 roubles on the fourth coupon, in the aggregate for all the bonds of the issue: 67 312 500 roubles on the firth coupon, in the aggregate for all the bonds of the issue: 65 445 000 roubles on the sixth coupon, in the aggregate for all the bonds of the issue: 63 577 500 roubles on the first coupon: 23 September 2003
on the second coupon: 23 March 2004
Due date for payment of income on the bonds of the issue	on the third coupon: 21 September 2004
on the fourth coupon: 22 March 2005
on the firth coupon: 20 September 2005
on the sixth coupon: 21 March 2006
Payment form and other terms of payment of income on the bonds of the issue	in monetary assets in the currency of the Russian Federation as a non-cash settlement
No other terms available
1st coupon period: 25 March 2003 to 23 September 2003
2nd coupon period: 23 September 2003 to 23 March 2004
Periods related to former (actual) payment of income on the	3rd coupon period: 23 March 2004 to 21 September 2004
bonds of the issue	4th coupon period: 21 September 2004 to 22 March2005
5th coupon period: 22 March 2005 to 20 September2005
6th coupon period: 20 September 2005 to 21 March 2006
1st coupon: 72,922,500 roubles
2nd coupon: 71,055,000 roubles
Общий размер доходов, выплаченных по всем облигациям	3rd coupon: 69,187,500 roubles
выпуска по каждому периоду, за который такой доход	4th coupon: 67,312,500 roubles
выплачивался	5th coupon: 65,445,000 roubles
6th coupon: 63,577,500 roubles
Nominal value: 750,000,000 roubles
Total for all periods: 1,159,500,000 roubles
Reasons for failure to pay the income due	None; the income due under the bonds of the issue has been paid out by the Issuer in full
Other details of income under the bonds of the issue optionally provided by the Issuer	Not available

10.10. Other information

Other information on the Issuer and its securities set forth by Federal Law “On the Securities’ Market” or by other federal laws:

No other details of the Issuer and its securities set forth by Federal Law “On the Securities Market” or by other federal laws are available.

Other information on the Issuer and its securities not covered by preceding clauses of the Prospectus:

No other details of the Issuer and its securities not covered by preceding clauses of the Prospectus are available.

ANNEX 1. ANNUAL ACCOUNTS FOR 2006

UNOFFICIAL TRANSLATION

BALANCE SHEET

At 31 December 2006

CODES
Form № 1 ОКUD	0710001
Date (day, month, year)	2006|12|31
Entity	OJSC Polymetal	ОКPО	48004220
Identification Taxpayer Number	INN	7805104870/780501001
Type of activity	Design and survey works	ОКVED	74.20.14
Legal status	form of ownership	ОКОPF/ОКFS	47	16
OJSC
Unit	thousands of roubles	ОКEI	384
Address	Narodnogo Opolchenia pr., 2, 198216, Saint Petersburg

Date of approval	3/28/2007
Date of issue/receive	. .

ASSETS	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
I. Non-current assets
Intangible assets	110	101	82
Property, plant and equipment	120	138	121
Long-term investments	140	4 374 776	8 494 421
Deferred tax assets	145	20 686	59 256
Total Section I	190	4 395 701	8 553 880
II. Current assets
Inventories	210	1,189	36
including:
raw materials	211	—	2
prepaid expenses	213	1 120	—
future expenses	216	69	34
Value added tax receivable	220	1 286	—
Accounts receivable (payments are expected within 12 months from the reporting date)	240	65 856	43 840
including:
trade receivables	241	59 354	31 387
Cash	260	2 131	94
Total Section II	290	70 462	43 970
TOTAL ASSETS	300	4 466 163	8 597 850

1

EQUITY AND LIABILITIES	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
III. Equity and reserves
Share capital	410	55 000	55 000
Additional paid-in capital	420	1 590 000	1 590 000
Reserve capital	430	2 750	2 750
including:
reserves created as per charter	432	2 750	2 750
Retained earnings (accumulated deficit)	470	(37 406)	17 116
Total Section III	490	1 610 344	1 664 866
IV. Non-current liabilities
Long-term borrowings	510	2 185 699	6 323 667
Deferred tax liabilities	515	830	11
Total Section IV	590	2 186 529	6,323,678
V. Current liabilities
Accounts payable	620	669 290	609 306
including:
trade payables	621	655 927	608 390
wages and salaries	622	32	175
social insurance payable	623	7	56
taxes payable	624	7 860	653
other payables	625	5 464	32
Total Section V	690	669 290	609 306
TOTAL EQUITY AND LIABILITIES	700	4 466 163	8 597 850

INQUIRY ON ASSETS ACCOUNTED ON OFF-BALANCE SHEET ACCOUNTS
Collateral received	950	—	16338448
Collateral provided	960	—	3,052,157

Manager		Aleksandr Alekseevich Zarya	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

28 March 2007

2

INCOME STATEMENT

for the period from 1 January till 31 December 2006

			CODES
		Form № 2 ОKUD	0710002
		Date (day, month, year)	2006	12	31
Entity	OJSC Polymetal	OКPO	48004220
Identification Taxpayer Number		INN	7805104870/780501001
Type of activity	Design and survey works	OКVED	74.20.14
Legal status	form of ownership	OКOPF/OКFS	47	16
OJSC
Unit	thousands of roubles	OKEI	384

Index
Item description	Code	Reporting period	Reporting period of the previous year
1	2	3	4
Income and expenses from ordinary operations
Revenue (net) from sales of goods, products, works and services (net of VAT, excise duties and similar obligatory charges)	010	18 498	40,648
Cost of sold goods, products, works and services	020	(9 450)	(36 080)
Gross profit	029	9 048	4 568
Administrative expenses	040	(1 874)	(6 226)
Gains (loss) from sales	050	7 174	(1,658)
Other income and expenses
Interest income	060	102 529	90 347
Interest expense	070	(331 393)	(180 980)
Other income	090	292 281	34 924
Other expenses	100	(51 493)	(39 240)
Profit (loss) before income tax	140	19 098	(96 607)
Deferred tax benefit	141	38 570	18 274
Deferred tax expense	142	820	3 600
Current income tax expense	150	(3,580)	—
Tax penalties	180	(386)	(3)
Current year net income (loss)	190	54 522	(74,736)
ADDITIONAL INFORMATION
Permanent tax liabilities (assets)	200	(40 393)	1 312

BREAKDOWN OF CERTAIN GAINS AND LOSSES

Index		Reporting year		Previous year
Item description	Code	profit	loss	profit	loss
1	2	3	4	5	6
Prior year profit (losses)	220	—	—	3	1,202
Exchange differences from transactions in foreign currency	240	112 848	17 279	3	1

Manager		Aleksandr Alekseevich Zarya	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

28 March 2007

3

STATEMENT OF CHANGES IN EQUITY

for the period from 1 January till 31 December 2006

			CODES
		Form № 3 OKUD	0710003
		Date (day, month, year)	2006	12	31
Entity	OJSC Polymetal	OKPO	48004220
Identification Taxpayer Number		INN	7805104870/780501001
Type of activity	Design and survey works	OKVED	74.20.14
Legal status	form of ownership	OKOPF/OKFS	47	16
OJSC
Unit	thousands of roubles	OKEI	384

I. Changes in equity

Index			Additional paid-in		Retained earnings (accumulated
Item description	Code	Share capital	capital	Reserve capital	deficit)	Total
1	2	3	4	5	6	7
Balance at 31 December of the year prior to the previous one	010	55 000	1 590 000	2 750	37 329	1 685 079
Balance at 1 January of the previous year	030	55 000	1 590 000	2 750	37 329	1 685 079
Net income	032	X	X	X	(74,736)	(74736)
Balance at 31 December of the previous year	070	55 000	1,590,000	2,750	(37 406)	1,610,344
Balance at 1 January 2008 of the reporting year	100	55 000	1,590,000	2,750	(37,406)	1,610,344
Net income	102	X	X	X	54,522	54522
Balance at 31 December 2008 of the reporting year	140	55 000	1 590 000	2 750	17 116	1664866

II. Reserves

Index					Balance at the
Item description	Code	Remainder	Additions	Disposals	end of the year
1	2	3	4	5	6
Reserve fund made in accordance with charter documents:
Total
(name of the reserve)
prior year data	161	2 750	—	—	2 750
current year data	162	2,750	—	—	2,750

ADDITIONAL INFORMATION

Index
Item description	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
1) Net assets	200	1 610 344	1 664 866

Manager		Aleksandr Alekseevich Zarya	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

28 March 2007

4

CASH FLOW STATEMENT

for the period from 1 January till 31 December 2006

			CODES
		Form № 4 OKUD	0710004
		Date (day, month, year)	2006	12	31
Entity	OJSC Polymetal	OKPO	48004220
Identification Taxpayer Number		INN	7805104870/780501001
Type of activity	Design and survey works	OKVED	74.20.14
Legal status	form of ownership	OKOPF/OKFS	47	16
OJSC
Unit	thousands of roubles	OKEI	384

Index
Item description	Code	Reporting year	Previous year
1	2	3	4
Cash and cash equivalents at the beginning of the reporting year	010	2 131	514

Cash flow from operating activities
Cash received from customers	020	52 300	102,767
Other cash inflows	030	2742 946	439 726
Other income	110	—	582
Cash and cash equivalents outflows:	120	(3 083 663)	(558 532)
payments for acquired goods, services, raw materials and other current assets	150	(53 371)	(47 480)
payments to employees	160	(662)	(666)
payments of taxes	180	(15 632)	(13 218)
other payments	181	—	(495 828)
other expenses	190	(3 013 998)	(1 340)
Net cash from operating activities	200	(288 417)	(15 457)

Cash flow from investing activities
Proceeds from sales of fixed assets and other non-current assets	210	—	22 258
Proceeds from sales of investments	220	387	58 101
Interest received	240	104 151	144 166
Proceeds from repayment of loans given to other entities	250	459 760	1 393 020
Acquisition of subsidiaries	280	(2 474 806)	(1704 256)
Purchases of investments	300	(6 596)	(28 000)
Loans granted to other entities	310	(1 654 170)	(576 670)
Other investment expenses	320	—	(109)
Net cash from investing activities	340	(3571 274)	(691 490)

Cash flow from financing activities
Proceeds from borrowings and credits given by other organizations	360	8 597 882	1668 250
Repayment of borrowings (excluding payment of interest)	390	(4597 539)	(798 045)
Other expenses from financing activities	410	(142 689)	(161 641)
Net cash from financing activities	430	3 857 654	708 564
Net increase (decrease) in cash and cash equivalents	440	(2 037)	1 617
Cash and cash equivalents at the end of reporting year	450	94	2 131
Effect of foreign exchange rate changes on cash and cash equivalents	460	(50 178)	14 044

Manager		Aleksandr Alekseevich Zarya	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

28 March 2007

5

APPENDIX TO THE BALANCE SHEET

for the year ended 31 December 2006

			CODES
		Form № 5 OKUD	0710005
		Date (day, month, year)	2006	12	31
Entity	OJSC Polymetal	OKPO	48004220
Identification Taxpayer Number		INN	7805104870/780501001
Type of activity	Design and survey works	OKVED	74.20.14
Legal status	form of ownership	OKOPF/OKFS	47	16
OJSC
Unit	thousands of roubles	OKEI	384

Intagible assets

Index		At the beginning of			At the end of
Item description	Code	the year	Additions	Disposals	the year
1	2	3	4	5	6
Intellectual property assets (exclusive rights on results from intellectual property)	010	211	—	—	211
including:
the right of the patent holder to an invention, industrial design and a utility model	011	211	—	—	211

Index		At the beginning of	At the end of
Item description	Code	the year	the year
1	2	3	4
Amortisation of intangible assets - total	050	110	129
including:
2114700	051	94	109
2178009	052	7	9
	053	—	—

Property, plant and equipment

Index		At the beginning of			At the end of
Item description	Code	the year	Additions	Disposals	the year
1	2	3	4	5	6
Machinery and equipment	080	227	—	—	227
Other types of fixed assets	110	22	—	—	22
Total	130	249	—	—	249

Index		At the beginning of	At the end of
Item description	Code	the year	the year
1	2	3	4
Depreciation of property, plant and equipment - total	140	111	128
including:
machinery, equipment and vehicles	142	107	122
other	143	4	6

6

Form 0710005 p.3

Investments

		Long-term		Short-term
Index		At the beginning	At the end of the	At the beginning	At the end of the
Item description	Code	of the year	year	of the year	year
1	2	3	4	5	6
Contributions to share capital of other organisations - total	510	3 896 932	6 567 617	—	—
Securities of other companies - total	520	264 444	264 444	—	—
including:
debt securities (bonds and bills)	521	264 444	264 444	—	—
Loans granted	525	213 400	1 662 360	—	—
Total	540	4 374 776	8 494 421	—	—

Accounts receivable and accounts payable

Index		At the beginning
Item description	Code	of the year	At the end of the year
1	2	3	4
Accounts receivable:
short-term - total	610	65 856	43 840
including:
trade receivables	611	35 499	31 387
advances paid	612	302	8 273
other	613	30 055	4 180
Total	630	65 856	43 840
Accounts payable:
short-term - total	640	669 290	609 306
including:
trade payables	641	8 430	608 390
taxes payable	643	7 860	653
other	646	653 000	263
long-term - total	650	2185 698	6,323,667
including:
credits	651	—	2,636,573
loans payable to other entities	652	1400 066	3,687,094
obligation loan	653	785 633	—
Total	660	2854 989	6 932 973

Expenses from operating activities

Index
Item description	Code	Reporting year	Previous year
1	2	3	4
Raw materials	710	1	31
Payroll	720	1 664	678
Social expenses	730	395	151
Depreciation and amortisation	740	87	454
Other expenses	750	8 057	33 119
Total by type of expenses	760	10 204	34 432
Changes (increase [+], decrease [-]) in:
uncomplete production	765	(1,120)	(9,032)
prepaid expenses	766	(36)	(1,721)

Manager		Aleksandr Alekseevich Zarya	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

28 March 2007

7

EXPLANATORY NOTE FOR THE FINANCIAL STATEMENTS

OF OАO POLYMETAL FOR 2006

GENERAL INFORMATION

1.1                Open Joint Stock Company Polymetal was incorporated on 12 March 1998 pursuant to Saint Petersburg Registration Chamber Decision No.100261.

Locality: Saint Petersburg

Postal address: 2, Narodnogo Opolcheniya pr., 198216, Saint Petersburg.

As at the accounting date the sole company shareholder is NAFTA MOSKVA (Cyprus).

1.2                On 19 December 2006, a new version of its Charter was adopted. According to amendments made, the Company’s previous name - Open Joint Stock Company Interregional Research and Manufacturing Association Polymetal - was changed to Open Joint Stock Company Polymetal.

As of November 2006 , the Company set up its representation office in Moscow (40, bldg.4, Bolshaya Ordynka Street, 119017, Moscow).

TYPES OF ACTIVITY

2.1                General Type of Activity

In 2006 the revenue of the Company under general type of activity amounted to 18,498 thousand roubles, including

•      in respect of design and survey work — 9,000 thousand roubles;

•      in respect of agency services — 89 thousand roubles; and

•      in respect of services involved in providing financial guarantees — 9,409 thousand roubles.

2.2                Investment Activity

In 2006 the Company has acquired shares and participation interests in the following entities:

Organization	Shares/participation interest (%)	Value of acquired shares/participation interests (thousand roubles)
CJSC Zoloto Severnogo Urala	0.04	1020.00
CJSC Serebro Territorii	2.89	1193.00
OJSC Okhotskaya Gorno-Geologicheskaya Kompaniya	32.65	2203050.00
CJSC Aurum	85.00	508.00
CJSC Enisejskaya Gorno-Geologicheskaya Kompaniya	100.00	90781.00
ASGAT POLYMETAL, KOO	50,.00	6595.00
Osuch Investment Limited	100.00	269125.00
LLC Imitzoloto	100.00	1321.00
LLC Resursy Albazino	100.00	188432.00
TOTAL		2762025.00

The shares in the subsidiary companies CJSC Zoloto Severnogo Urala, CJSC Serebro Territorii and OJSC Okhotskaya Gorno-Geologicheskaya Companiya have been acquired from minority shareholders for the purpose of consolidation of 100% shares. In December 2006 the Company set up Osuch Investment Limited (on 11 January 2007 renamed into Poliholding Limited), and the Company is the sole shareholder of said company. 100% shares in CJSC Elisejskaya Gorno-Geologicheskaya Companiya owned by the Company have been contributed into the charter capital of Osuch Investment Limited.

8

2.3               Financial Activity

In March 2006 the Company paid its loan indebtedness under a bond loan procured in 2003 in the amount of 750,000 thousand roubles and coupon yield thereunder in the sum of 63,578 thousand roubles.

In the third quarter of 2006 the Company received a long-term facility from JSB Gazprombank (CJSC) in the sum of US$100,000,000 (with 8% interest per annum) with maturity date falling on 27 April 2009. The facility was prepaid on 7 March 2007.

The raised loan funds were spent on:

•      the payment of shares in OJSC Okhotskaya Gorno-Geologicheskaya Companiya (602,460 thousand roubles);

•      the Payment of shares in CJSC Elisejskaya Gorno-Geologicheskaya Companiya (26,438 thousand roubles);

•      the provision of loans to its subsidiary companies (173,520 thousand roubles); and

•      the repayment of previously procured loans (1,884,754 thousand roubles).

During 2006 the Company procured loans from its subsidiary companies: CJSC Zoloto Severnogo Urala, OJSC Okhotskaya Gorno-Geologicheskaya Companiya, LLC TD Polymetal and LLC Polymetal Finance. The amount of debt under the loans, as at 31 December 2006, totalled 3,687,095 roubles.

In 2006 the Company granted long-term loans to its subsidiary companies.

The amount of debt under the loans granted, as at 31 December 2006, totalled 1,926,804 thousand roubles.

The Company acted as a guarantor under the obligations of its subsidiary companies before the lending banks. The revenue of the Company from its services involved in granting financial guarantees amounted to 9,409 thousand roubles. The obligations of the Company under the guarantees and suretyships are reflected in Form No.1 in the Statement of Value Charged on Off-balance Accounts.

ASSETS OF THE COMPANY

The assets of the Company are represented mainly by long-term financial investments. As at 31 December 2006, the long term financial investments include the shares and equity interests in its subsidiary companies in the total sum of 6,567,617 thousand roubles (see Table 2) and long-term loans granted to its subsidiary companies for the purpose of exercising effective business, in the sum of 1,926,804 thousand roubles (see Table 3).

9

Table 2

Long-term Financial Investments (line 140, Form 1)

	Name	Amount (thousand roubles)
1.	Participation in charter capital of other organizations,
1.1.	CJSC Georazvedka	8.00
1.2.	CJSC GORNORUDNAYACompaniya DUKAT	9.00
1.3.	CJSC Zoloto Severnogo Urala	1625391.00
1.4.	CJSC Serebro Magadana	1508655.00
1.5.	OJSC Okhotskaya Gorno—geologicheskaya Companiya	2839865.00
1.6.	CJSC Severouralskaya Companiya	75.00
1.7.	CJSC Serebro Territorii	43830.00
1.8.1	LLC Technometal	10.00
1.9.	CJSC Polymetal Engineering	29999.00
1.10.	OJSC Polymetal UK	49999,00
1.11.	LLC TD Polymetal	999.00
1.12.	LLC Dukatskor Geologorazvedochnoe Predpriyatie	999.00
1.13.	LLC Severouralskoe Geologorazvedochnoe Predpriyatie	999.00
1.14.	LLC Polymetal Finance	1000.00
1.15.	CJSC Aurum	508.00
1.16.	ASGAT POLYMETAL	6596.00
1.17.	LLC Imitzoloto	1307.00
1.18.	LLC Resursy Albazino	188244,00
1.19.	Osuch Investments Limited	269125.00.
	TOTAL	6567617.00

Table 3

Long-term Financial Investments (line 140, Form 1)

		Amount (thousand
	Name	roubles)
С	Loans, securities	1926804.00
1	CJSC Serebro Territorii	1522164.00
1?	CJSC Serebro Magadana	404640.00
	TOTAL	1926804.00

Receivables reflected in line 240, Form 1, represent mainly the short-term debt of subsidiary companies — 26,093 thousand roubles (60% of the total amount of accounts receivable) (see Table 4).

Table 4

Accounts Receivable (line 240, Form 1)

		Amount (Thousand
	Name of counteragent	roubles)
1.	CJSC Serebro Magadana	5354.00
2.	LLC TD Polymetal	2436.00
3.	CJSC Serebro Territorii	16264.00
4.	CJSC Polymetal Finance	2039.00
5.	CJSC PricewaterhouseCoopers	7998.00
6.	Budget settlements	4180.00
7. 8.	Arbitration Court	5182.00
	LLC Volga-Volga	198.00
9.	Other	188.00
	TOTAL	43840.00

COMPANY LIABILITIES

As at 31 December 2006 in line 510, Form 1 there are reflected obligations disclosed in Table 5 as liabilities under loans and credits.

10

Table 5

Long-term Liabilities (line 510, Form 1)

№	Name of counteragent	Amount (thousand roubles)
1.	Credits including	2636572.00
1.1.	JSB GAZPROMBANK	2636573.00
2.	Loans including	3687095.00
2.1.	OJSC Okhotskaya Gorno-Geologicheskaya Companiya	1690790..00
2.2.	CJSC Zoloto Severnogo Urala	1188195.00
2.3.	LLC TD Polymetal	7377775.00
2.4.	LLC Polymetal	70335.00
	TOTAL	6323667.00

The structure of accounts payable, reflected in line 620, Form 1, as at 31 December 2006 is represented in Table 6. There are no overdue accounts payable.

Table 6

Short-term Debt (line 620, Form 1)

#	Name of counteragent	Amount (thousand roubles).
1.	Company PAS Silver(CYPRUS) Limited	539 788.00
2.	Financial Group REKA	2 000.00
3.	LLC Zolotye Zapasy	1 828,.00
4.	Company Hagfors Limited	64 342.00
5.	OJSC Polymetal UK	234.00
6.	Debt before the personnel	175.00
7.	Debt before state extra-budgetary funds	56.00
8.	Debt in respect of taxes and charges	653.00
9.	Other	230.00
	TOTAL	609 306,.00

INCOME AND EXPENDITURE

5.1               Income

The Company’s income was composed as follows:

•      Income from general business - 18,498 thousand roubles;

•      Interest income from loans granted - 102,529 thousand roubles;

•      income from the sale of securities and participation interests in the charter capital of organizations — 387 thousand roubles;

•      exchange rate gains — 112,848 thousand roubles;

•      difference between the estimated value of contributions into the charter capital; of the subsidiary company Osuch Investments Limited and the balance value of the shares in CJSC Enisejskaya Gorno-geologicheskaya Companiya, contributed into the charter capital of Osuch Investments Limited — 179,041 thousand roubles; and

•      other income — 5 thousand roubles.

5.2               Expenditure

Accounting for expenditures of organizations incurred under general types of activity, including payroll expenses, uniform social tax, depreciation of fixed assets, services of counteragents, was exercised on the basis of effective agreements and the write off of these expenses was being effected as the works were done or services were rendered under the agreements in the amount of 9.45 million roubles. According to the applicable accounting policy the administrative expenses were written off on a monthly basis without breakdown by general types of activity and amounted to 1.874 million roubles for 2006.

Other expenses were formed as follows:

•      as interest charged on loans received — 331,393 thousand roubles;

•      upon withdrawal of balance value of securities — 1.315 million roubles;

•      VAT taken as expenses — 450 thousand roubles;

•      foreign exchange losses — 17.279 million roubles;

11

•      expenses involved in the additional issue of shares of the Company — 25.303 million roubles;

•      services of lending institutions — 2.911 million roubles; and

•      other expenses — 4.235 million roubles.

5.3               Profit

In 2006 the “as accrued” revenue and expenditure recognition method was applicable.

On the basis of operating results for 2006, pre-tax profit amounted to 19.098 million roubles. The net assets of the Company increased as of the end of the year and amounted to 1,664.866 million roubles, which exceeds the amount of the charter capital.

No reserves or funds were formed in 2006.

EVENTS AFTER THE BALANCE SHEET DATE

On 12 February 2007 the Company placed 40 million ordinary registered uncertified shares, in the frames of an additional issue, at the par value of US$7.75 per share. The shares of the Company are on the quotation list of CJSC Moscow Interbank Currency Exchange and NP RTS Stock Exchange. Global Depositary Receipts of the Company are admitted to the trades on the London Stock Exchange.

[signature]

A.A. Zarya,

Deputy General Director,

OJSC Polymetal

[signature]

T.L. Tertyshnaya

Chief Accountant

[COMMON ROUND SEAL OF OPEN JOINT STOCK COMPANY POLYMETAL, SAINT PETERSBURG]

12

HLB VNESHAUDIT

AUDITORS REPORT

Financial Statements

Adressee: shareholders of Open Joint Stock Company Polymetal

Auditor

Name: Closed Joint Stock Company HLB Vneshaudit

Location: 12, Krasnopresnenskaya Naberezhnaya, ent. 3, office 701, Moscow, 123610 (tel.: 967-0495, fax: 967-0497).

State registration: registered at the Moscow Registration Chamber on 17 February 1992, certificate of registration #470.740. Entered into the Unified State Register of Legal Entities on 14 January 2005, main state registration number 1027739314448.

License # E000548 dated 25 June 2002, issued by the Ministry of Finance of the Russian Federation for a term of 5 years.

A member of non-commercial organization Professional Accountants Union and (CPAO) and a member of non-commercial partnership Institute of Professional Accountants (IPAR) certificate # 30.

Auditee

Name: Open Joint Stock Company Polymetal

Location: 2, Narodnogo Opolcheniya pr., Saint Petersburg, 198216.

State Registration: entered into the Unified State Register of Legal Entities on 27 December 2006, main state registration number 1027802743308.

We have audited the accompanying financial statements of Open Joint Stock Company Polymetal for the period from 1 January 2006 till 31 December 2006 inclusive. The Financial Statements of Open Joint Stock Company Polymetal consist of:

•   Balance sheet;

•   Loss and profit statement;

•   Appendix to the balance sheet and loss and profit statement; and

•   Explanatory note.

Preparation and presentation of the accompanying financial statements are the responsibility of the executive body of Open Joint Stock Company Polymetal. Our responsibility is to express an opinion on whether these financial statements are reliable in all material respects and whether the accounting procedures comply with the Russian legislation, based on our audit.

We conducted our audit in accordance with:

•   Federal Law No. 119 - FZ dated 7 August 2001 On Auditing Activity;

•   federal rules (standards) of auditing;

•   internal policies of the auditor; and

•   regulations of the body exercising regulation of the auditee.

The audit was planned and performed to gain reasonable assurance that the financial statements of the Company are free of material misstatements. The audit was performed on a sample basis and included:

•                  examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements;

13

•                  analysing principal accounting estimates made by the Company’s management during preparation of the financial statements; and

•                  evaluating the overall financial statements presentation.

We believe that our audit provides a reasonable basis for our opinion on reliability in all material relations of the financial statements and compliance of the accounting procedures with the legislation of the Russian Federation.

In our opinion, the accompanying financial statements of the Open Joint Stock Company Polymetal with total assets 8,597.850 million roubles, present fairly, in all material respects, its financial position as at 31 December 2006 and its operating and financial results for the period from 1 January 2006 until 31 December 2006 inclusive in accordance with the requirements of the legislation of the Russian Federation relating to the preparation of financial statements.

Date of audit — 20 April 2007

[signature]

L. M.Mitrofanov,

General Director

[signature]

M.V. Aleshina

Head of Audit Check

(qualification certificate of the Ministry of Finance of the Russian Federation No. K020571 dated 29 November 2004 (with effect from 29 November 2004 for an unlimited period) for exercising audit activity in the field of general audit.

[Common round seal of HLB Vneshaudit]

14

ANNEX 2. ANNUAL ACCOUNTS FOR 2007

UNOFFICIAL TRANSLATION

BALANCE SHEET

At 31 December 2007

CODES
Form №1 ОКUD	0710001
Date (day, month, year)	2006|12|31
Entity	OJSC Polymetal	ОКPО	48004220
INN	7805104870/780501001
Type of activity	Design and survey works	ОКVED	74.20.14
Legal status	form of ownership	ОКОPF/	47	23
OJSC	ОКFS
Unit	thousands of roubles	ОКEI	384
Address	Narodnogo Opolchenia pr., 2, 198216, Saint Petersburg

Date of approval	15/02//2008
Date of issue/receive	- -

ASSETS	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
I. Non-current assets
Intangible assets	110	82	63
Property, plant and equipment	120	121	1 353
Long-term investments	140	8 494 421	9 827 533
Deferred tax assets	145	59 256	48 823
Total Section I	190	8 553 880	9 877 772
II. Current assets
Inventories	210	36	24
including:
raw materials	211	2	9
expenses in future periods	216	34	15
Value added tax receivable	220	—	19
Accounts receivable (payments are expected within 12 months from the reporting date)	240	43 840	445 107
including:
trade receivables	241	4 887	5 451
Short-term financial investments	250	—	30 000
Cash	260	94	10 514
Total Section II	290	43 970	485 664
TOTAL ASSETS	300	8 597 850	10 363 436

1

UNOFFICIAL TRANSLATION

Form 0710001 p.1

EQUITY AND LIABILITIES	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
III. Equity and reserves
Share capital	410	55 000	63 000
Additional paid-in capital	420	1 590 000	9 749 663
Reserve capital	430	2 750	3 150
including:
reserves created as per charter	432	2 750	3 150
Retained earnings (accumulated deficit)	470	17 116	100 155
Total Section III	490	1 664 866	9 915 968
IV. Non-current liabilities
Long-term borrowings	510	6 323 667	7 112
Deferred tax liabilities	515	11	9
Total Section IV	590	6 323 678	7,121
V. Current liabilities
Accounts payable	620	609 306	440 347
including:
trade payables	621	608 390	439 825
wages and salaries	622	175	316
social insurance payable	623	57	73
taxes payable	624	653	88
other payables	625	32	45
Total Section V	690	609 306	440 347
TOTAL EQUITY AND LIABILITIES	700	8 597 850	10 363 436

INQUIRY ON ASSETS ACCOUNTED ON OFF-BALANCE SHEET ACCOUNTS
Collateral received	950	16 338 448	—
Collateral provided	960	3 052 157	620,115

Manager		Sergei Aleksandrovich Cherkashin	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

15 February 2008

2

INCOME STATEMENT

for the period from 1 January till 31 December 2007

			CODES
		Form № 2 OKUD	0710002
		Date (day, month, year)	2007	12	31
Entity	OJSC Polymetal	OKPO	48004220
		INN	7805104870/780501001
Type of activity	Design and survey works	OKVED	74.20.14
Legal status	form of ownership	OKOPF/OKFS	47	23
OJSC
Unit	thousands of roubles	OKEI	384

Index
Item description	Code	Reporting period	Reporting period of the previous year
1	2	3	4
Income and expenses from ordinary operations
Revenue (net) from sales of goods, products, works and services (net of VAT, excise duties and similar obligatory charges)	010	40 383	18,498
Cost of sold goods, products, works and services	020	(500)	(9 450)
Gross profit	029	39 883	9 048
Administrative expenses	040	(41 042)	(1 874)
Gains (loss) from sales	050	(1 159)	7,174
Other income and expenses
Interest income	060	337 334	102 529
Interest expense	070	(84 131)	(331 393)
Other income	090	470 929	292 281
Other expenses	100	(630 861)	(51 493)
Profit (loss) before income tax	140	92 112	19 098
Deferred tax benefit	141	(10 434)	38 570
Deferred tax expense	142	1	820
Current income tax expense	150	—	(3 580)
Tax penalties	180	—	(386)
Current year net income (loss)	190	81 679	54,522
ADDITIONAL INFORMATION
Permanent tax liabilities (assets)	200	(11 674)	(40 393)

BREAKDOWN OF CERTAIN GAINS AND LOSSES

Index		Reporting year		Previous year
Item description	Code	profit	loss	profit	loss
1	2	3	4	5	6
Prior year profit (losses)	220	—	60	—	—
Exchange differences from transactions in foreign currency	240	97 173	108 599	112 848	17 279

Manager		Sergei Aleksandrovich Cherkashin	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

15 February 2008

3

UNOFFICIAL TRANSLATION

INCOME STATEMENT

for the period from 1 January till 31 December 2007

			CODES
		Form № 2 OKUD	0710002
		Date (day, month, year)	2007	12	31
Entity	OJSC Polymetal	OKPO	48004220
		INN	7805104870/780501001
Type of activity	Design and survey works	OKVED	74.20.14
Legal status	form of ownership	OKOPF/	47	23
OJSC		OKFS
Unit	thousands of roubles	OKEI	384

Index
Item description	Code	Reporting period	Reporting period of the previous year
1	2	3	4
Income and expenses from ordinary operations
Revenue (net) from sales of goods, products, works and services (net of VAT, excise duties and similar obligatory charges)	010	40 383	18,498
Cost of sold goods, products, works and services	020	(500)	(9 450)
Gross profit	029	39 883	9 048
Administrative expenses	040	(41 042)	(1 874)
Gains (loss) from sales	050	(1 159)	7,174
Other income and expenses
Interest income	060	337 334	102 529
Interest expense	070	(84 131)	(331 393)
Other income	090	470 929	292 281
Other expenses	100	(630 861)	(51 493)
Profit (loss) before income tax	140	92 112	19 098
Deferred tax benefit	141	(10 434)	38 570
Deferred tax expense	142	1	820
Current income tax expense	150	—	(3 580)
Tax penalties	180	—	(386)
Current year net income (loss)	190	81 679	54,522
ADDITIONAL INFORMATION
Permanent tax liabilities (assets)	200	(11 674)	(40 393)

BREAKDOWN OF CERTAIN GAINS AND LOSSES

Index		Reporting year		Previous year
Item description	Code	profit	loss	profit	loss
1	2	3	4	5	6
Prior year profit (losses)	220	—	60	—	—
Exchange differences from transactions in foreign currency	240	97 173	108 599	112 848	17 279

Manager		Sergei Aleksandrovich Cherkashin	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

15 February 2008

4

STATEMENT OF CHANGES IN EQUITY

for the period from 1 January till 31 December 2007

			CODES
		Form № 3 OKUD	0710003
		Date (day, month, year)	2007	12	31
Entity	OJSC Polymetal	OKPO	48004220
		INN	7805104870/780501001
Type of activity	Design and survey works	OKVED	74.20.14
Legal status	form of ownership	OKOPF/OKFS	47	16
OJSC
Unit	thousands of roubles	OKEI	384

I. Changes in equity

Index			Additional paid-in		Retained earnings (accumulated
Item description	Code	Share capital	capital	Reserve capital	deficit)	Total
1	2	3	4	5	6	7
Balance at 31 December of the year prior to the previous one	010	55 000	1 590 000	2 750	(37 406)	1 610 344
Balance at 1 January of the previous year	030	55 000	1 590 000	2 750	(37 406)	1 610 344
Net income	032	X	X	X	54,522	54 522
Balance at 31 December of the previous year	070	55 000	1,590,000	2,750	17 116	1,664,866
Balance at 1 January 2008 of the reporting year	100	55,000	1,590,000	2,750	17,116	1,664,866
Net income	102	X	X	X	81,680	81680
Payments to the reserve fund	110	X	X	400	(400)	—
Increase in equity:
share issuance	121	8,000	X	X	X	8 000
emission income	124	—	8,159,663	—	—	8 159 663
Decrease in equity:
obligations revaluation	134	—	—	—	1,759	1 759
Balance at 31 December 2008 of the reporting year	140	63 000	9 749 663	3 150	100 155	9 915 968

II. Reserves

Index					Balance at the
Item description	Code	Remainder	Additions	Disposals	end of the year
1	2	3	4	5	6
Reserve fund made in accordance with charter documents:
Total
(name of the reserve)
prior year data	161	2 750	—	—	2 750
current year data	162	2,750	400	—	3,150

ADDITIONAL INFORMATION

Index
Item description	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
1) Net assets	200	1 664 866	9 915 968

Manager		Sergei Aleksandrovich Cherkashin	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

15 February 2008

5

CASH FLOW STATEMENT

for the period from 1 January till 31 December 2007

			CODES
		Form № 4 OKUD	0710004
		Date (day, month, year)	2007	12	31
Entity	OJSC Polymetal	OKPO	48004220
		INN	7805104870/780501001
Type of activity	Design and survey works	OKVED	74.20.14
Legal status	form of ownership	OKOPF/OKFS	47	16
OJSC
Unit	thousands of roubles	OKEI	384

Index
Item description	Code	Reporting year	Previous year
1	2	3	4
Cash and cash equivalents at the beginning of the reporting year	010	94	2 131
Cash flow from operating activities
Cash received from customers	020	47 095	52 300
Other cash inflows	030	9 287	2742 946
Other income	110	9 622	—
Cash and cash equivalents outflows:	120	(262 788)	(3 083 663)
payments for acquired goods, services, raw materials and other current assets	150	(102 153)	(53 371)
payments to employees	160	(5 019)	(662)
payments of taxes	180	(59 464)	(15 632)
other expenses	190	(96 152)	(3 013 998)
Net cash from operating activities	200	(196 784)	(288 417)
Cash flow from investing activities
Proceeds from sales of investments	220	4 638	387
Interest received	240	296 796	104 151
Proceeds from repayment of loans given to other entities	250	24 454 790	459 760
Acquisition of subsidiaries	280	—	(2 474 806)
Purchases of investments	300	(1089 570)	(6 596)
Loans granted to other entities	310	(24 858 435)	(1 654 170)
Net cash from investing activities	340	(1191 781)	(3571 274)

Cash flow from financing activities
Receipts from shares issued and other equity securities issued	350	8,167,663	—
Proceeds from borrowings and credits given by other organizations	360	152 820	8 597 882
Other proceeds from financing activities	370	223 255	—
Repayment of borrowings (excluding payment of interest)	390	(6208 520)	(4597 539)
Other expenses from financing activities	410	(936 233)	(142 689)
Net cash from financing activities	430	1 398 985	3 857 654
Net increase (decrease) in cash and cash equivalents	440	10 420	(2 037)
Cash and cash equivalents at the end of reporting year	450	10,514	94
Effect of foreign exchange rate changes on cash and cash equivalents	460	(324 839)	(50 178)

Manager		Sergei Aleksandrovich Cherkashin	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

15 February 2008

6

APPENDIX TO THE BALANCE SHEET

for the period from 1 January till 31 December 2007

			CODES
		Form № 5 OKUD	0710005
		Date (day, month, year)	2007	12	31
Entity	OJSC Polymetal	OKPO	48004220
		INN	7805104870/780501001
Type of activity	Design and survey works	OKVED	74.20.14
Legal status	form of ownership	OKOPF/OKFS	47	16
OJSC
Unit	thousands of roubles	OKEI	384

Intagible assets

Index		At the beginning of			At the end of
Item description	Code	the year	Additions	Disposals	the year
1	2	3	4	5	6
Intellectual property assets (exclusive rights on results from intellectual property)	010	211	—	—	211
including:
the right of the patent holder to an invention, industrial design and a utility model	011	211	—	—	211

Index		At the beginning of	At the end of
Item description	Code	the year	the year
1	2	3	4
Amortisation of intangible assets - total	050	129	148
including:
2114700	051	109	124
2178009	052	9	10
	053	—	—

Property, plant and equipment

Index		At the beginning of			At the end of
Item description	Code	the year	Additions	Disposals	the year
1	2	3	4	5	6
Machinery and equipment	080	227	117	—	344
Vehicles	85	—	1,168	—	1 168
Other types of fixed assets	110	22	—	—	22
Total	130	249	1,285	—	1 534

Index		At the beginning of	At the end of
Item description	Code	the year	the year
1	2	3	4
Depreciation of property, plant and equipment - total	140	128	180
including:
machinery, equipment and vehicles	142	122	172
other	143	6	8

7

UNOFFICIAL TRANSLATION

Form 0710005 p.3

Investments

		Long-term		Short-term
Index		At the beginning	At the end of the	At the beginning	At the end of
Item description	Code	of the year	year	of the year	the year
1	2	3	4	5	6
Contributions to share capital of other organisations - total	510	6 567 617	7 569 156	—	—
subsidiary and affiliate entities	511	6 567 617	7 569 156
Securities of other companies - total	520	264 444	264 444	—	—
including:
debt securities (bonds and bills)	521	264 444	264 444	—	—
Loans granted	525	1 662 360	1 993 933	—	—
Deposits	530	—	30 000
Total	540	8 494 421	9 857 533	—	—

Accounts receivable and accounts payable

Index		At the beginning
Item description	Code	of the year	At the end of the year
1	2	3	4
Accounts receivable:
short-term - total	610	43 840	445 107
including:
trade receivables	611	31 387	5,451
advances paid	612	8 273	8 540
other	613	4 180	431 116
long-term - total	620	—	50,305
including:
other receivables	623	—	50,305
Total	630	43 840	495 412
Accounts payable:
short-term - total	640	609 306	440 347
including:
trade payables	641	608 390	439 825
taxes payable	643	653	88
other	646	263	434
long-term - total	650	6323 667	7,121
including:
credits	651	2,636,573	—
loans payable to other entities	652	3687 094	7,112
obligation loan	653	—	9
Total	660	6932 973	447 468

Accounts receivable:
short-term - total	610	43 840	445 107
including:
trade receivables	611	31 387	5 451
advances paid	612	8 273	8 540
other	613	4 180	431 116
long-term - total	620	—	50,305
including:
other	623	—	50,305
Total	630	43 840	495 412#REF!

Expenses from operating activities

Index
Item description	Code	Reporting year	Previous year
1	2	3	4
Raw materials	710	322	1
Payroll	720	5 650	1 664
Social expenses	730	1 150	395
Depreciation and amortisation	740	72	87
Other expenses	750	34 348	8 057
Total by type of expenses	760	41 542	10 204
Changes (increase [+], decrease [-]) in:
uncomplete production	765	—	(1,120)
prepaid expenses	766	(19)	(36)

Manager		Sergei Aleksandrovich Cherkashin	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

15 February 2008

8

EXPLANATORY NOTE FOR THE FINANCIAL STATEMENTS
OF OAO POLYMETAL (INN 7805104870 KPP 780501001) FOR 2007

1.             GENERAL INFORMATION

1.1                                               Open Joint Stock Company Polymetal was incorporated on 12 March 1998 pursuant to Saint Petersburg Registration Chamber Decision No. 100261.

Locality: Saint Petersburg

Postal address: 2, Narodnogo Opolcheniya pr., 198216, Saint Petersburg.

As of the accounting date the shareholders of the company are legal entities and individuals. The major shareholder of the company is Aniketa Investments Limited (Cyprus) (66.817%).

1.2                                               The Company comprises separate subdivisions which have no separate balance sheets:

•  Moscow representation office located at 40, Bolshaya Ordynka Street, Moscow 1119017; and

•  Mongolian representation office located at 18, Zhuulchany Street, 1 floor, 1st square, Chingeltei, Ulan-Bator., which was created in September 2007.

1.3                                               Main provisions of accounting policy

•                Prepaid expenses are charged to current operating expenses on a straight-line basis over the period to which they relate. Administrative and general business expenses for the period are written off directly as administrative expenses.

•                The use life of intangible assets shall be determined by a commission appointed by the executive officer. The useful life of the intangible asset is determined at initial recognition, based on its expected period of use for manufacturing or administrative purposes. Intangible assets are depreciated on a straight-line basis.

•                The fixed assets are initially recognized at historical cost, including actual expenses involved in the acquisition, erection and manufacture, delivery, interest on bank credit charged up to the moment the fixed asset is put into operation less reimbursable taxes.

•                Fixed assets in the value of up to 10,000 roubles per unit (printed matter — regardless of its value) are written off to expenses in full as they are put to operation.

•                Fixed assets are depreciated on a straight-line basis.

•                The costs for repair of fixed assets are attributed to cost value as the repair works are done. No reserves being formed for the repair of the fixed assets.

9

•                Inventories are initially recognised at actual cost, including acquisition and transportation expenses. Upon issuances of inventories to production or other disposals they are measured using the rolling average method.

•                The Company does not make provisions for bad debt.

2.             SIGNIFICANT DISCLOSURES

The assets of the Company are presented mainly as long-term investments and include shares and participation interests in its subsidiary companies and long-term loans, granted to its subsidiary companies for the purpose of effective business.

[STAMP: Closed Joint Stock CompanyHLB Vneshaudit]

28 March 2008

[signature]

M.K. Shikova

2.1                Long-Term Investments (line 140, Form 1)

Long-term investments as at 31 December 2007 and 2008 were as follows:

#		As at 31 December 2007 (thousand roubles)	As at 31 December 2006 (thousand roubles)
1	Shares and participation interest in the authorized capital of other entities, including
1.1	CJSC Georazvedka	8	8
1.2	POLYHOLDING LIMITED	428467	269125
1.3	CJSC Zoloto Severnogo Urala	1625400	1625391
1.4	CJSC Serebro Magadana	1508894	1508655
1.5	OJSC Okhotskaya Gorno-Geologicheskaya Companiya	2839963	2839865
1.6	CJSC Severouralskaya Gornaya Companiya	75	75
1.7	CJSC Serebro Territorii	43834	43830
1.8	LLC Technometal	10	10
1.9	CJSC Polymetal Engineering	30000	29999
1.10	OJSC Polymetal Management	50000	49999
1.11	LLC TD Polymetal	603000	999
1.12	LLC Dukatskoe Geologorazvedochnoe Predpriyatie	71000	999

10

1.13	LLLC Severnouralskoe Geologorazvedochnoe Predpriyatie	41006	999
1.14	LLC Polymetal Finance	1016	1000
1.15	CJSC Aurum	388	508
1.16	ASGATPOLYMETAL	6596	6596
1.17	LLC Amursky Gidrometallurgichesky Combinat	30000
1.18	LLC Resursy Albazino	288247	188244
1.19	POLYMETAL ESOP LIMITED	1252
1.20	LLC Imitzoloto		1307
1.21	CJSC Gornorudnaya Companiya Dukat		9
	TOTAL shares and participation interests in the authorized capital of other entities	7569156	6567617
2.	Loans granted and bills of exchange received
2.1	CJSC Serebro Territorii	1251214	1522164
2.2	CJSC Serebro Magadana	5200	404460
2.3	LLC Atlant	14041
2.4	CJSC Aurum	93055
2.5	CJSC Georazvedka	191630
2.6	LLC Dukatskoe Geologorazvedochnoe Predpriyatie	70050
2.7	OJSC Okhotskaya Gorno-Geologicheskaya Companiya	98690
2.8	CJSC Polymetal Engineering	25750
2.9	OJSC Polymetal Management	121000
2.10	LLC Resursy Albazino	261830
2.11	LLC Severno-Urakskoe Geologorazvedochnoe Predpriyatie	65310
2.12	CJSC Severouralskaya Gornaya Companiya	30750
2.13	LLC TD Polymetal	5500
2.14	Other	24357
	Total loans granted and bills of exchange received	2258377	1926804
	Total long-term financial investments	9827533	8494421

In 2007 100% shares in LLC Imitzoloto were contributed as payment for an additional issue of 500 shares in POLYHOLDING LIMITED. The difference between the estimated value of contribution into POLYHOLDING LIMITED and the balance value of the contribution in LLC Imitzoloto formed non-operating gains in the sum of 150,280 thousand roubles.

In 2007 the Company acquired 50,000 shares in the non-resident company POLYMETAL ESOP LIMITED for 1.252 million roubles.

In 2007 the Company set up a subsidiary company LLC Amursky Gidrometallurgichesky Combinat with 100% participation interest in the authorised capital in the amount of 30 million roubles.

[STAMP: Closed Joint Stock Company HLB Vneshaudit]

11

In 2007 the Company increased its participation interest in the authorised capital of its subsidiaries, set out in the table below:

Name	Amount of increased (thousand roubles)
LLC Dukatskoe Geologorazvedochnoe Predpriyatie’	70000
LLC Resursy Albazino	100000
LLC Severno-Uralskoe Geologorazvedochnoe Predpriyatie	40000
LLC TD Polymetal	602000
TOTAL	812000

In 2007 the Company sold 100 Shares in CJSC Gornorudnaya Companiya Dukat for 8 thousand roubles and 4 shares in OJSC Aurum for 200 thousand roubles.

2.2                                               Accounts receivable (line 240, Form 1)

#	Name of Counteragent	As at 31 December 2007 (thousand roubles)	As at 31 December 2006 (thousand roubles)
	Subsidiaries and related parties
1.	CJSC Serebro Magadana	8866	5354
2.	CJSC Aurum	4503
3.	CJSC Serebro Territorii	23851	16264
4.	LLC Dukatskoe Geologorazvedochnoe Predpriyatie	3088
5.	CJSC Georazvedka	5809
6.	OJSC Okhotskoe Gorno-Geologicheskaya Companiya	1472
7.	CJSC Polymetal Engineering	2101
8.	OJSC Polymetal Management	1855
9.	LLC Resursy Albazino	8858
10.	LLC Severno-Uralskoe Geologorazvedochnoe Predpriyatie	1692
11.	LLC TD Polymetal		2436
12.	OJSC Polymetal Finance		2039
13.	OJSC Omolonskaya Zolotorudnaya Companiya*	368193
14	LLC NAFTA MOSCOW”	349
	Total subsidiaries and related parties	430637	26093
	Non-related parties
15	CJSC Deloitte and Touche CIS	4986
16	LLC PR Promotion	2258
17	KOO Mon-Ard	505
18	Maadaj Buyannemekh	258
19	CJSC Pricewaterhouse Coopers		7998
20	Arbitration Court		5182
21	LLC Volga-Volga	51	1980
22	Budget settlements	4577	4180
23	Other	1835	189
	Total non-related parties	14470	17747
	Total accounts receivable	445107	43840

12

In December 2007 the Company acquired the right of claim against OJSC Omolonskaya Zolotorudnaya Companiya from Kiman Magadan Gold Corporation for 368,193 thousand roubles (equivalent to US$149,999,999).

2.3                                             Short-term Investments (line 250, Form 1)

[STAMP: Closed Joint Stock Company HLB Vneshaudit]

During 2007 according to agreements with CJSC Standart Bank the Company placed its funds on deposit. As at 31 December 2007 the accounts receivable of CJSC Standart Bank under the deposit agreement amounted to 30,000 thousand Robles.

2.4                                             Authorized capital, additional capital and reserve capital (line 410, 420 and 430, Form 1)

On 12 February 2007 the Company placed 40 million ordinary registered uncertified shares of an additional issue at the nominal value of 0.2 roubles at the price of US$7.75.

The shares in the Company are on the quotation list of CJSC Moscow Interbank Currency Exchange and OJSC RTS Stock Exchange. Global Depositary Receipts of the Company were admitted to the trades on the London Stock Exchange.

As a result of offering the issued shares, the authorised capital of the Company increased by 8,000 thousand roubles. Premium over the nominal value of the shares in the amount of 8,159,663,000 roubles is reflected in the share premium account.

In 2007 pursuant to its constituent documents the reserve capital was increased by 400 thousand roubles and as of 31 December 2007 it amounted to 3150 thousand roubles. No other reserves or funds were formed by the Company.

2.5                                             Long-term Credits and Loans (line 510, Form 1)

#	Counteragent Name	As of 31 December 2007 (thousand roubles)	As of 31 December 2006 (thousand roubles)
1	Credits, including		2636572
1.1	JSB Gazprombank		2636572
2	Loans, including	7112	3687095
2.1	OJSC Okhotskaya Gorno-Geologicheskaya Companiya		1690790
2.2	CJSC Zoloto Severnogo Urala		1188195
2.3	LLC TD Polymetal		7377775
2.4	LLC Polymetal Financ”	7112	70335
	TOTAL	7112	6323667

Changes in the structure of indebtedness under credits and loans is accountable by the fact that in March 2007 the Company repaid its debt before its lenders out of funds received from the additional issue of shares.

13

2.6                                             Accounts Payable (line 620, Form 1)

#	Counteragent Name	As of 31 December 2007 (thousand roubles)	As of 31 December 2006 (thousand roubles)
	Subsidiaries and related parties
1	OJSC Polymetal Management		234
2	LLC Amursky Gidrometallurgichesky Combinat	14990
	Total subsidiaries and related parties	14990	234
	Non-related parties
3	P A S Silver (Cyprus) Limited**	55229	539788
4	Kiman Magadan Gold Corporation*	368193
5	Financial Group REKA		2000
6	LLC Zolotye Zapasy		1828
7	Hagfors Limited		64342
8	Indebtedness before the personnel	316	175
9	Indebtedness before extra-budgetary funds	73	56
10	Tax liabilities	88	653
11	Other	1458	230
	Total non-related parties	425357	609072
	TOTAL	440347	609306

[STAMP: Closed Joint Stock Company HLB Vneshaudit]

*Pursuant to the Agreement with P A S Silver (CYPRUS) Limited partial repayment of indebtedness in respect of the shares in CJSC Serebro Magadana was effected in January 2007.

**The Company acquired rights of claim against OJSC Omolonskaya Zolotorudnya Companiya in December 2007 from Kiman Magadan Gold Corporation for US$14,999,999. The accounts payable were repaid in January 2008.

There are no other overdue accounts payable.

Off-balance liabilities

The Company acted as a guarantor under the obligations of its subsidiary companies before the lending banks. The obligations of the Company under the guarantees and suretyships are reflected in Form 1 in the Statement of Value Charged on Off-balance Accounts.

3. Profit and Loss Account Breakdown

3.1                                               Income from core activity (line 010 Form 2)

	Expenditure Item	For 2007	For 2006
1	Revenue from the provision of guarantees	40383	9409
2	Revenue from design and survey works		9000
3	Other revenue		89
	Total	40383	18498

14

In 2006 and 2007 the Company acted as a guarantor under the obligations of its subsidiaries before lending banks in respect of contracted loans. The Company ceased exercising design and survey works in 2006.

3.2                                             Administrative expenses (line 040 Form 2)

#	Expenditure Item	For 2007 (thousand roubles)	For 2006 (thousand roubles)
1	Depreciation	70	36
2	Uniform Social Tax	1115	123
3	Payroll	5772	475
4	Business travel expenses	1812
5	Advertising expenses	477
6	Expenses for Mongolian representation office	521
7	Information expenses	354	54
8	Paperwork	3200
9	Compensation to independent members of the Board of Directors	7004
10	Audit services	13212	16
11	Rent of office premises	520	167
12	Legal services		422
13	other	8100	513
	Total	41042	1874

A significant increase of administrative expenses in 2007 is accounted for by the IPO and related change of the corporate management structure.

According to the rules of circulation for securities of the Company at the stock exchange, independent directors were included in the Board of Directors and the Company is obliged to pay compensation to such independent directors.

A material increase in 2007 of expenses for auditing services is accounted due to the fact that in 2007, in connection with the IPO of the shares of the Company at the Russian and London stock exchanges, the consolidated financial statements for the 9 months of 2006, the IPO prospectus in respect of the shares and global depositary receipts had to be audited. Based on the rules of the London Stock Exchange, the Company engaged auditors for the confirmation of consolidated annual accounts for 2006 and interim consolidated accounts for the first six months of 2007.

[STAMP: Closed Joint Stock Company HLB Vneshaudit]

3.3                                             Interest Receivable (line 060, Form 2)

During 2007 the Company granted loans to its subsidiaries: CJSC Zoloto Severnogo Urala, OJSC Okhotskaya Gorno-Geologicheskaya Companiya, LLC TD Polymetal, CJSC Serebro Magadana, CJSC Serebro Territorii and to other borrowers.

In 2007 the Company received interest income in respect of the loans granted in the sum of 337.334 million roubles.

The total amount of loans granted in 2007 amounted to 18,331.585 million roubles and the total sum of repaid loans amounted to 16,307.652 million roubles. Indebtedness

15

under the loans granted, as at 31 December 2007, amounted to 1,993.933 million roubles.

3.4                                             Other income (line 090, Form 2)

#	Income Item	For 2007 (thousand roubles)	For 2006 (thousand roubles)
1	Foreign exchange gains	97173	112848
2	Remuneration from Deutsche Bank Trust Company Americas	223255
3	Gain on acquisition of Polyholding Limited shares*	150280
4	Sale of shares and participation interests	209	179428
5	Other	12	5
	TOTAL	470929	292281

Remuneration from Deutsche Bank Trust Company Americas was received on the basis of agreement for appointing Deutsche Bank Trust Company Americas as depositary bank for its Global Depositary Receipts.

*See p.2.1 of the Explanatory Notes.

3.5                                             Other Expenses (line 100, Form 2)

#	Expenditure Item	For 2007 (thousand roubles)	For 2006 (thousand roubles)
1	VAT recognized as expenses	2921	450
2	Lending institutions services	673	2911
3	Foreign exchange losses	108599	17279
4	Expenditure on liability insurance for the members of the Board of Directors	6698
5	Expenditure on sale of shares and participation interests	128	1315
6	Services involved in the registration of transactions with the Central Bank	1569	1511
7	Contributions to subsidiaries	67500
8	IPO expenses	421458	25303
9	Consulting services	6233	400
10	Legal services	6902
11	Road transport and haulage services	3571
12	Other	4609	2324
	TOTAL	630861	51493

16

3.6                                             Profit

In 2007, for taxation purposes, method of recognition of revenue and expenditures on an accrual basis was applicable. Based on the operating results for 2007, the Company obtained pre-tax profit in the sum of 92.112 million roubles. The net assets of the Company increased as of the end of the year and amounted to 9,915.968 million roubles, which exceeds the extent of the authorised capital of the Company.

[STAMP: Closed Joint Stock Company HLB Vneshaudit]

4.             Events after the Balance Sheet Date

In the first quarter of 2008 the Company acquired 100% shares in CJSC Omolonskaya Zolotorudnaya Companiya from non-related party — Kiman Magadan Gold Corporation and Russian Federal Property Fund.

Encls:

List of affiliates — on 18 sheets

[signature]

S. A. Cherkashin,

Deputy General Director,

OJSC Polymetal

[signature]

T. L. Tertyshnaya,

Chief Accountant

[ROUND COMMON SEAL OF POLYMETAL, SAINT PETERSBURG]

[ROUND COMMON SEAL OF POLYMETAL, SAINT PETERSBURG]

[TRUE COPY [signature] V. N. Nesis ]

[STAMP: Closed Joint Stock Company HLB Vneshaudit]

17

HLB VNESHAUDIT

AUDITORS REPORT

Financial Statements

Adressee: shareholders of Open Joint Stock Company Polymetal

Auditor

Name: Closed Joint Stock Company HLB Vneshaudit

Location: 12, Krasnopresnenskaya naberezhnaya, ent.3, office 701 Moscow, 123610 (tel.: 967-0495, fax: 967-0497).

State registration: registered at the Moscow Registration Chamber on 17 February 1992, certificate of registration #470.740. Entered into the Unified State Register of Legal Entities on 14 January 2005, main state registration number 1027739314448.

License # E000548 dated 25 June 2002 issued by the Ministry of Finance of the Russian Federation effective till 25 June 2012.

A member of non-commercial organization Professional Accountants Union and (CPAO) and a member of non-commercial partnership Institute of Professional Accountants (IPAR) certificate # 30.

Auditee

Name: Open Joint Stock Company Polymetal

Location: 2, Narodnogo Opolcheniya pr., Saint Petersburg, 198216.

State Registration: entered into the Unified State Register of Legal Entities on 27 December 2006, main state registration number 1027802743308.

We have audited the accompanying financial statements of Open Joint Stock Company Polymetal for the period from 1 January 2007 till 31 December 2007 inclusive. The Financial Statements of Open Joint Stock Company Polymetal consist of:

•                  Balance Sheet;

•                  Loss and Profit Statement;

•                  Appendix to the balance sheet and loss and profit statement; and

•                  Explanatory Note.

Preparation and presentation of the accompanying financial statements are a responsibility of the executive body of the Open Joint Stock Company Polymetal. Our responsibility is to express an opinion on whether these financial statements are reliable in all material respects and whether the accounting procedures comply with the legislation of the Russian Federation, based on our audit.

We conducted our audit in accordance with:

•                  Federal Law No. 119-FZ dated 7 August 2001 On Auditing Activity;

•                  federal rules (standards) of auditing;

•                  internal policies of the auditor; and

•                  regulations of the body exercising regulation of the auditee.

The audit was planned and performed to gain reasonable assurance that the financial statements of the Company are free of material misstatements. The audit was performed on a sample basis and included:

•                  examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements;

18

•                  analysing principal accounting estimates made by the Company’s management during preparation of the financial statements;

•                  evaluating the overall financial statements presentation made by the Company’s management during preparation of the financial statements; and

•                  evaluating the overall financial statements presentation.

We believe that our audit provides a reasonable basis for our opinion on reliability in all material relations of the financial statements and compliance of the accounting procedures with the legislation of the Russian Federation. In respect of financial statements of the Open Joint Stock Company Polymetal we deem it necessary to qualify as follows:

In respect of line 960 Securing obligations and payments of the Statement of Value Charged on Off-balance Accounts, of the balance sheet as of 31 December 2007 reflected are the securities given in the amount of 620,115 thousand roubles. The above sum represents a part of the securities given under the credit agreements, entered into with third parties, whereby the Company is not the only guarantor and whereby all guarantors bear joint and several liability. As a result, the figure is underestimated by 620,115 thousand roubles.

In our opinion, the accompanying financial statements of OAO Polymetal, with total balance amounting to 10,363,436 thousand roubles, present fairly, in all material respects, its financial position as at 31 December 2007 and its operating and financial results for the period from 1 January 2007 until 31 December 2007 inclusive in accordance with the requirements of the legislation of the Russian Federation relating to the preparation of financial statements.

Date of audit — 14 April 2008

[signature]

L. M.Mitrofanov,

General Director

[signature]

M. V. Aleshina,

Head of Audit Check

(qualification certificate of the Ministry of Finance of the Russian Federation No. K020571 dated 29 November 2004 (with effect from 29 November 2004 for an unlimited period) for exercising audit activity in the field of general audit.

[COMMON ROUND SEAL OF HLB VNESHAUDIT]

19

ANNEX 3. ANNUAL ACCOUNTS FOR 2008

UNOFFICIAL TRANSLATION

BALANCE SHEET

At 31 December 2008

			Codes
		Form № 1 OKUD	0710001
		Date (day, month, year)	31/12/2008
Entity	OJSC “Polymetal”	OKPO	48004220
Type of activity	Investment management in subsidiaries	INN	7805104870
Legal status /	OJSC/	OKVED	74.15.2
form of ownership	Private	OKOPF/OKFS	47/23
Unit	thousands of roubles	OKEI	384
Address	198216, Saint Petersburg,
	Narodnogo Opolchenia pr., 2

		Date of approval	25/03/2009
		Date of issue	09/04/2009

ASSETS	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
I. NON-CURRENT ASSETS
Intangible assets	110	63	43
Property, plant and equipment	120	1 353	98
Long-term investments	140	9 827 533	10 920 291
Deferred tax assets	145	48 823	89 386
Total Section I	190	9 877 772	11 009 818

II. CURRENT ASSETS
Inventories	210	24	1,516
including:
raw materials	211	9	369
prepaid expenses	216	15	1 147
Value added tax receivable	220	19	43
Accounts receivable (payments are expected
within 12 months from the reporting date)	240	445 107	36 099
including:
trade receivables	241	5 451	2 568
Short-term investments	250	30 000	19 770
Cash	260	10 514	716
Total Section II	290	485 664	58 144
TOTAL ASSETS	300	10 363 436	11 067 962

1

EQUITY AND LIABILITIES	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
III. EQUITY AND RESERVES
Share capital	410	63 000	63 000
Additional paid-in capital	420	9 749 663	9 749 663
Reserve capital	430	3 150	3 150
including:
reserves created as per charter	432	3 150	3 150
Retained earnings (accumulated deficit)	470	100 155	(74 437)
Total Section III	490	9 915 968	9 741 376

IV. NON-CURRENT LIABILITIES
Long-term borrowings	510	7 112	—
Deferred tax liabilities	515	9	9
Total Section IV	590	7 121	9

V. CURRENT LIABILITIES
Short-term borrowings	610	—	1 324 070
Accounts payable	620	440 347	2 507
including:
trade payables	621	439 825	1 899
wages and salaries	622	316	466
social insurance payable	623	73	22
taxes payable	624	88	61
other payables	625	45	59
Total Section V	690	440 347	1 326 577
TOTAL EQUITY AND LIABILITIES	700	10 363 436	11 067 962

2

OFF-BALANCE SHEET ACCOUNTS

Item description	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
Collateral received	950	—
Collateral provided	960	620 115	—

Deputy of General Director		Chief accountant

	Zarya A. A.		Tertyshnaya T. L.
(Signature)	(Name)	(signature)	(Name)

25 March 2009

3

INCOME STATEMENT

for the year ended 31 December 2008

			Codes
		Form № 2 OKUD	0710002
		Date (day, month, year)	31/12/2008
Entity	OJSC “Polymetal”	OKPO	48004220
Type of activity	Investment management in subsidiaries	INN	7805104870
Legal status /	OJSC/	OKVED	74.15.2
form of ownership	Private	OKOPF/no OKFS	47/23
Unit	thousands of roubles	OKEI	384

Item description	Code	Reporting year	Previous year
1	2	3	4
INCOME AND EXPENSES FROM ORDINARY OPERATIONS
Revenue (net) from sales of goods, products, works and services (net of VAT, excise duties and similar obligatory charges)	010	11 647	40 383
Cost of sold goods, products, works and services	020	—	(500)
Gross profit	029	11 647	39,883
Administrative expenses	040	(61 049)	(41 042)
Loss from sales	050	(49 402)	(1 159)

OTHER INCOME AND EXPENSES
Interest income	060	170 358	337 334
Interest expense	070	(25 248)	(84 131)
Other income	090	1 114 732	470 929
Other expenses	100	(1 425 595)	(630 861)
Profit (loss) before income tax	140	(215 155)	92 112
Deferred tax benefit	141	40 563	(10 433)
Deferred tax expense	142	—	1
Current income tax expense	150	—	—

CURRENT YEAR NET INCOME (LOSS)	190	(174 592)	81 680
ADDITIONAL INFORMATION Permanent tax liabilities (assets)	200	11 074	(11 674)

4

BREAKDOWN OF CERTAIN GAINS AND LOSSES

		Reporting year		Previous year
Item description	Code	profit	loss	profit	loss
1	2	3	4	5	6
Fines and penalties recognized by court	810	(34)	1 100	—	—
Prior year profit (losses)	820	—	—	—	60
Exchange differences from transactions in foreign currency	840	7 756	250 780	97 173	108 599

Deputy of General Director		Chief accountant

	Zarya A. A.		Tertyshnaya T. L.
(signature)	(Name)	(signature)	(Name)

25 March 2009

5

STATEMENT OF CHANGES IN EQUITY

for the year ended 31 December 2008

			Codes
		Form № 3 OKUD	0710003
		Date (day, month, year)	31/12/2008
Entity	OJSC “Polymetal”	OKPO	48004220
Type of activity	Investment management in subsidiaries	INN	7805104870
Legal status /	OJSC/	OKVED	74.15.2
form of ownership	Private	OKOPF/OKFS	47/23
Unit	thousand of rubles	OKEI	384

CHANGES IN EQUITY

Item description	Code	Share capital	Additional paid- in capital	Reserve capital	Retained earnings (accumulated deficit)	Total
1	2	3	4	5	6	7
Balance at 31 December 2006	90	55 000	1 590 000	2 750	17 116	1 664 866

2007 year

Balance at 1 January 2007	100	55 000	1 590 000	2 750	17 116	1 664 866
Net income for the year	105	X	X	X	81 680	81 680
Reserves	110	X	X	400	(400)	—
Increase in equity:
share issuance	121	8 000	X	X	X	8 000
excess over par value of shares	122	X	8 159 663	X	X	8 159 663
Decrease in equity:
revaluation of liabilities	131	X	X	X	1 759	1,759
Balance at 31 December 2007	140	63 000	9 749 663	3 150	100 155	9 915 968

2008 year

Balance at 1 January 2008	100	63 000	9 749 663	3 150	100 155	9 915 968
Net loss for the year	105	X	X	X	(174 592)	(174 592)
Balance at 31 December 2008	140	63 000	9 749 663	3 150	(74 437)	9 741 376

6

RESERVES

Item description	Code	Balance at the beginning of the year	Additions	Disposals	Balance at the end of the year
1	2	3	4	5	6
Reserves created as per charter
Reserve fund		X	X	X	X
prior year data	143	2 750	400	—	3 150
current year data	144	3 150	—	—	3 150

ADDITIONAL INFORMATION

Item description	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
1) Net assets	200	9 915 968	9 741 376

Deputy of General Director		Chief accountant

	Zarya A. A.		Tertyshnaya T. L.
(signature)	(Name)	(signature)	(Name)

25 March 2009

7

CASH FLOW STATEMENT

for the year ended 31 December 2008

			Codes
		Form № 4 OKUD	0710004
		Date (day, month, year)	31/12/2008
Entity	OJSC “Polymetal”	OKPO	48004220
Type of activity	Investment management in subsidiaries	INN	7805104870
Legal status /	OJSC/	OKVED	74.15.2
form of ownership	Private	OKOPF/OKFS	47/23
Unit	thousands of rubles	OKEI	384

Item description	Code	Reporting year	Previous year
1	2	3	4

Cash and cash equivalents at the beginning of the reporting year	100	10 604	94

CASH FLOW FROM OPERATING ACTIVITIES
Cash received from customers	110	18 309	47 095
Other cash inflows	120	2 668	9 287
Other income	130	1 109 530	9 622
Cash and cash equivalents outflows:	140	(1 180 545)	(262 788)
payments for acquired goods, services, raw materials and other current assets	150	(51 278)	(102 153)
payments to employees	160	(7 756)	(5 019)
payments of taxes	180	(16 708)	(59 464)
other payments	190	(1 104 803)	(96 152)
Net cash from operating activities	200	(50 038)	(196 784)

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sales of fixed assets and other non-current assets	210	235	—
Proceeds from sales of investments	220	200	4 638
Interest received	240	199 321	296 796
Proceeds from repayment of loans given to other entities	250	10 173 420	24 454 790
Acquisition of subsidiaries	280	(1 301 645)	—
Purchases of investments	300	(175 316)	(1 089 570)
Loans granted to other entities	310	(9 864 864)	(24 858 435)
Other investment expenses	320	(16 699)	—
Net cash from investing activities	340	(985 348)	(1 191 781)

CASH FLOW FROM FINANCING ACTIVITIES
Receipts from shares issued and other equity securities issued	350	—	8 167 663
Proceeds from borrowings	360	1 093 559	152 820
Other proceeds from financing activities	370	—	223 255
Repayment of borrowings (excluding payment of interest)	390	(7 040)	(6 208 520)
Other expenses from financing activities	410	(61 021)	(936 233)
Net cash from financing activities	430	1 025 498	1 398 985
Net increase (decrease) in cash and cash equivalents	440	(9 888)	10 420
Cash and cash equivalents at the end of reporting year	450	716	10 514
Effect of foreign exchange rate changes on cash and cash equivalents	460	90	(324 839)

Deputy of General Director		Chief accountant

	Zarya A. A.		Tertyshnaya T. L.
(signature)	(Name)	(signature)	(Name)

25 March 2009

8

APPENDIX TO THE BALANCE SHEET

for the year ended 31 December 2008

			Codes
		Form № 5 OKUD	0710005
		Date (day, month, year)	31/12/2008
Entity	OJSC “Polymetal”	OKPO	48004220
Type of activity	Investment management in subsidiaries	INN	7805104870
Legal status /	OJSC/	OKVED	74.15.2
form of ownership	Private	OKOPF/OKFS	47/23
Unit	thousands of rubles	OKEI	384

INTANGIBLE ASSETS

Item description	Code	At the beginning of the year	Additions	Disposals	At the end of the year
1	2	3	4	5	6
Intellectual property assets (exclusive rights on results from intellectual property)	010	211	—	—	211
including:
the right of the patent holder to an invention, industrial design and a utility model	011	211	—	—	211

Item description	Code	At the beginning of the year	At the end of the year
1	2	3	4
Amortisation of intangible assets - total	050	148	168
including:
patent 2114700	051	124	139
patent 2178009	052	10	12

9

PROPERTY, PLANT AND EQUIPMENT

Item description	Code	At the beginning of the year	Additions	Disposals	At the end of the year
1	2	3	4	5	6
Machinery and equipment	102	344	62	(179)	227
Vehicles	103	1 168	—	(1 168)	—
Other types of fixed assets	120	21	—	(21)	—
Total	130	1 533	62	(1 368)	227

Item description	Code	At the beginning of the year	At the end of the year
1	2	3	4
Depreciation of property, plant and equipment - total	140	180	129
including:
buildings and constructions	141	—	—
machinery, equipment and vehicles	142	172	129
other	143	8	—

10

INVESTMENTS

		Long-term		Short-term
Item description	Code	At the beginning of the year	At the end of the year	At the beginning of the year	At the end of the year
1	2	3	4	5	6
Contributions to share capital of other organisations - total	510	7 569 156	8 962 015	—	—
including:
subsidiary and affiliate entities	511	7 569 156	8 962 015	—	—
Securities of other companies - total	520	264 444	266 683	—	—
including:
debt securities (bonds and bills)	521	264 444	266 683	—	—
Loans granted	525	1 993 933	1 691 593	—	3 170
Deposits	530	—	—	30 000	16 600
Total	540	9 827 533	10 920 291	30 000	19 770

11

ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

Item description	Code	At the beginning of the year	At the end of the year
1	2	3	4
Accounts receivable:	600
short-term - total	605	445 107	36 099
including:
trade receivables	606	5 451	2 568
advances paid	607	8 540	549
other	608	431 116	32 982
Total	615	445 107	36 099
Accounts payable:	620
short-term - total	625	440 347	1 326 577
including:
trade payables	626	439 825	1 899
taxes payable	628	88	61
bank loans	629	—	1 324 070
other	631	434	547
long-term - total	635	7 121	9
including:
loans payable to other entities	637	7 112	—
other	638	9	9
Total	640	447 468	1 326 586

EXPENSES FROM OPERATING ACTIVITIES

Item description	Code	Reporting year	Previous year
1	2	3	4
Raw materials	710	1 420	322
Payroll	720	9 286	5 650
Social expenses	730	1 471	1 150
Depreciation and amortisation	740	155	72
Other expenses	750	48 717	34 348
Total by type of expenses	760	61 049	41 542
Changes (increase [+], decrease [-]) in: prepaid expenses	766	1 132	(19)

Deputy of General Director		Chief accountant

	Zarya A. A.		Tertyshnaya T. L.
(signature)	(Name)	(signature)	(Name)

25 March 2009

12

EXPLANATORY NOTE FOR FINANCIAL STATEMENTS
OF OAO POLYMETAL for 2008

1.       BUSINESS OVERVIEW

Open Joint Stock Company “Interregional Research and Manufacturing Association Polymetal” was incorporated on 12 March 1998 pursuant to Saint Petersburg Registration Chamber Decision No. 100261. On 19 December 2006, Open Joint Stock Company “Interregional Research and Manufacturing Association Polymetal” was renamed as Open Joint Stock Company “Polymetal” (hereinafter referred to as the “Company”).

The Company is a legal entity incorporated and operating under the laws of the Russian Federation, its Articles of Incorporation and Charter.

The Company is located at: 2, Narodnogo Opolcheniya pr., 198216, Saint Petersburg.

Starting from 2006 and until the Company’s public offering, Nafta Moskva (Cyprus) Limited, a subsidiary of OAO Nafta Moskva, was the sole shareholder of the Company. In February 2007, the Company placed 40,000,000 ordinary shares with par value of Ruble 0.2 per share in the form of Global Depositary Receipts (“GDRs”) on the London Stock Exchange, as well as shares on “Stock Exchange Russian Trading System” (“RTS”) and “Moscow Interbank Currency Exchange” (“MICEX”).

In June 2008 Nafta Moskva (Cyprus) Limited sold all of its interest in the Company (68.0%) to three parties: Quotan International Limited, ultimate beneficiary owner of which is Alexander Nesis (24.05%), PPF Group NV, ultimate beneficiary owner of which is Petr Kellner (24.9%), and Inure Enterprises Limited, ultimate beneficiary owner of which is Alexander Mamut (19.05%). Another 17.1% of the Company’s shares are held by Deutsche Bank Trust Company Americas and as at 31 December 2008 there are no other shareholders who hold more than 10% of the total share capital of the Company.

The Company is mainly engaged in managing investments in its subsidiaries, including financial intermediation, and providing collateral for loans taken by its subsidiaries.

The Company mainly derives income from providing guarantees to its subsidiaries in respect of bank loans and from interest on provided loans. In the reporting period, all of the Company’s revenue came from provided collaterals in respect of bank loans provided to its two subsidiaries.

As of 31 December 2008, the number of staff employed by the Company was 18.

The Company’s average headcount in the reporting period was 13.

The economic environment affecting financial performance in the reporting year

Recently, capital and credit markets of the world’s largest economies have been characterized by considerable volatility. A number of major global financial institutions have been placed into bankruptcy, taken over by other financial institutions and/or supported by government funding. Due to the instability of the global and Russian capital and credit markets, at the date when these financial statements are authorized for issue there is economic uncertainty as to the availability and cost of loans both for the Company and its counterparties despite any measures which have been or may be taken by the Russian government to stabilize the situation. The potential for economic uncertainties may continue in the foreseeable future. For this reason, there is a risk that the recoverable value of the Company’s assets may be lower than their carrying value, which will have a respective impact on the Company’s profitability.

13

In the reporting period, the Company’s financial performance was primarily affected by foreign exchange losses resulting from a rise of the US dollar (USD) against the Russian ruble and a revaluation of a USD 45 000 thousand short-term loan from ZAO Unicreditbank.

In 2008, the Company incurred a loss from operations of 174 591 thousand rubles, and its current liabilities as at 31 December 2008 exceeded its current assets by 1 268 433 thousand rubles.

Management’s effort to improve the Company’s current liquidity position primarily focuses on issuing new shares (Note 3.4). Management is confident that this way of financing will be successful despite the unfavorable economic environment. Also, management expects to receive cash proceeds from the repayment of some long-term loans provided to subsidiaries (Note 3.1)

As at 31 December 2008, net assets were 9 741 376 thousand rubles and exceeded share capital by 9 678 376 thousand rubles.

Therefore, management believes that the Company will continue as a going concern for the foreseeable future.

2.       ACCOUNTING POLICIES

2.1. Basis of preparation

Financial statements are prepared by the Company on the basis of the accounting and reporting regulations that are effective in the Russian Federation, in particular, Federal Law No. 129-FZ “On accounting” dated 21 November 1996, the Regulation on Accounting and Reporting in the Russian Federation as approved by Russian Ministry of Finance Order No. 34n dated 29 July 1998, the effective Accounting Regulations (“PBUs”), other applicable accounting regulations, and the Company’s Accounting Policies as approved by Order No. Pr-022/221 dated 27 December 2007.

Assets and liabilities are measured at historical cost, except for fixed and intangible assets.

Monetary assets and liabilities denominated in foreign currencies are stated at the official exchange rates of the ruble as at the balance sheet dates, 31 December 2007 and 2008. The foreign exchange rates were 24.55 rubles and 29.38 per USD 1, and 35.93 rubles and 41.44 per EUR 1, respectively. Foreign exchange gains and losses that arose during the year on transactions involving assets and liabilities and on their translation at the balance sheet dates were recognized as other income and expenses.

Foreign exchange gains and losses recognized in the income statement for 2008 were as follows:

•      7 756 thousand rubles — foreign exchange gains;

•      250 780 thousand rubles — foreign exchange losses.

Assets (liabilities) are classified as current if they mature within 12 months of the reporting date.

The Company received no government support in 2008 or 2007.

14

2.2 Accounting for fixed assets

Fixed assets include tangible assets with a cost of over 20 thousand rubles, used for the manufacture of products, provision of services or for administrative purposes the useful life of which exceeds 12 months. Fixed assets are initially recognized at historical cost.

Fixed assets are depreciated monthly on a straight-line basis, based on their useful lives as specified in Russian Government Resolution No. 1 dated 1 January 2002. No revaluation of fixed assets is performed. Gains and losses on disposal of fixed assets are recognized in the income statement as other income and expenses.

Assets with a value of less than 20 thousand rubles (printed matter — regardless of its value) are recorded as inventories and written off to expenses as they are put to operation.

Details on fixed assets as at the beginning and end of the reporting period, and on changes in fixed assets during the reporting period are disclosed in the section Fixed assets of Form 5.

2.3. Accounting for intangible assets

Intangible assets include intellectual property, goodwill and licenses. No revaluation of intangible assets is performed.

Useful live of the intangible asset is determined at initial recognition, based on its expected periods of use for manufacturing or administrative purposes. Intangible assets are amortized monthly on a straight-line basis.

Intangible assets with indefinite useful lives are not amortized. Such assets are annually reviewed for the factors which confirm the impossibility of reliably determining the useful life of such intangible assets. If such factors no longer exist for a given asset, useful life and method of amortization is determined. The resulting adjustments are recorded and reported as at the beginning of the reporting year as changes in accounting estimates.

Details on intangible assets as at the beginning and end of the reporting period, and on changes in intangible assets during the reporting period are disclosed in the section Intangible assets of Form 5.

2.4. Accounting for inventories

Inventories are initially recognized at actual cost, including acquisition and transportation expenses.

Upon issuances of inventories to production or other disposals, they are measured using the rolling average method.

Expenses incurred in the current period but relating to subsequent periods are recorded as prepaid expenses. Prepaid expenses are charged to current operating expenses on a straight-line basis over the period to which they relate.

15

2.5. Accounting for financial investments

Unquoted financial investments are recorded and reported at historical cost.

In a situation where the financial investment may be impaired the Company verifies the presence of conditions for stable reduction in the value of the financial investment. If verification of impairment confirms the fact of stable substantial reduction in the value of the financial investment, the Company forms an impairment provision of the financial investment in the amount of the difference between the records value and the estimated value of such financial investment. Investments are reported at book value net of impairment provision. Verification for possible impairment of the financial investment is carried out at least once a year as of December 31 of the reporting year in the presence of signs of impairment.

Disposals of unquoted financial investments are measured at average historical cost. Contributions to other companies’ share capital (except for the stock of joint-stock companies), loans extended to other companies, deposits placed with credit institutions, debtor indebtedness obtained on the basis of the cession of a right to claim is evaluated on the basis of the original cost of each unit of accounting for the financial investment.

2.6. Revenue recognition

Revenue is recognized on the accrual basis, and is reported net of VAT.

Income other than operating revenue is recognized as it arises and is classified as other income.

2.7. Expense recognition

Operating expenses are recognized in the period when they are incurred, regardless of the time of actual payments or other forms of settlements.

Administrative expenses include general expenses: payroll, consulting and audit services, management expenses and compensation payments to the members of the Board of Directors. Administrative expenses are fully charged to cost of sales in the reporting period when they are incurred.

Non-operating expenses are expensed as incurred and are classified as other expenses.

The Company does not make provisions for bad debt.

2.8. Accounting for current and non-current liabilities

Liabilities on borrowed funds are classified as current/non-current liabilities based on the terms of the contracts until the liabilities are settled. Non-current liabilities are not reclassified into current liabilities.

Additional borrowing costs are charged to other expenses on a one-time basis.

16

3.       SIGNIFICANT DISCLOSURES

3.1. Investments

3.1.1. Long-term investments

Long-term investments as at 31 December 2007 and 2008 were as follows:

	As at 31 December 2007, thousand rubles	As at 31 December 2008, thousand rubles

Contribution to the (share) capital of the subsidiaries	7 562 560	8 955 419
Contribution to the share capital of KOO Asgatpolymetal, a joint venture	6 596	6 596
Debt securities	264 444	266 683
Long-term loans	1 993 933	1 691 593

Total	9 827 533	10 920 291

Contribution to the (share) capital of the subsidiaries

	Ownerhsip interest as at 31 December 2008, %	As at 31 December 2007, thousand rubles	As at 31 December 2008, thousand rubles

OAO Okhotskaya Gorno-Geologicheskaya Kompaniya	100	2 839 963	2 839 963
ZAO Zoloto Severnogo Urala	100	1 625 400	1 625 400
ZAO Serebro Magadana	100	1 508 894	1 552 728
OOO TD Polymetal	100	603 000	1 185 000
Polyholding Limited	100	428 467	1 006 909
OOO Resourcy Albazino	100	288 247	288 247
OOO Dukatskoye Geologorazvedochnoe Predpriyatiye	100	71 000	71 000
OAO Polymetal UK	100	50 000	50 000
ZAO Serebro Territorii	—	43 834	—
OOO Severno-Uralskoye Geologorazvedochnoe Predpriyatiye	100	41 006	41 006
ZAO Polymetal Engineering	100	30 000	30 000
OOO Amursky Hydrometallurgichesky Kombinat	100	30 000	90 000
Polymetal Esop Limited	100	1 252	1 252
OOO Polymetal Finance	100	1 016	1 016
ZAO Aurum	90	388	1 293
ZAO Severouralskaya Gornaya Kompaniya	—	75	—
OOO Technometal	—	10	—
ZAO Khabarovskoye Geologorazvedochnoe Predpriyatiye	100	8	8
OAO Omolonskaya Zolotorudnaya Kompaniya	100	—	19 998
OOO Uralskoye Geologorazvedochnoe Predpriyatiye	100	—	151 599

Total		7 562 560	8 955 419

17

In January 2008, the Company acquired 98% of shares in OAO Omolonskaya Zolotorudnaya Kompaniya from Kinam Magadan Gold Corporation, a non-related party, and another 2% from the Russian Federal Property Fund for 19 998 thousand rubles.

On 26 August 2008, the Company acquired 100% interest in OOO Uralskoye Geologo-razvedochnoe Predpriyatiye from ZAO Russkaya Mednaya Kompaniya, a non-related party, for 151 599 thousand rubles.

In 2008, the Company increased its investments in OOO Amursky Hydrometallurgichesky Kombinat and OOO TD Polymetal through additional contributions to their share capital as their founder.

In 2008, ZAO Aurum issued 47 new ordinary shares with a par value of 7.5 thousand rubles each. The Company acquired 100% of the new shares for 905 thousand rubles.

In April 2008, as a result of the restructuring of subsidiaries ZAO Serebro Territorii merged into ZAO Serebro Magadana. As a consequence of the restructuring, the Company recorded a merger of investments in the above subsidiaries as at 31 December 2008, with no changes to total investments.

In December 2008, the Company sold 100% of shares in ZAO Severouralskaya Gornaya Kompaniya for 1 500 thousand rubles. The disposed shares had a book value of 75 thousand rubles. The shares were sold to an individual, a non-related party. Gains and losses on disposal of the investments were recognized as other income and expenses.

In August 2008, the Company sold 100% of its interest in OOO Technometal for 10 thousand rubles. The disposed investment had a book value of 10 thousand rubles. The interest was sold to ZAO Zun Hada, a related party (Note 5). Gains and losses on disposal of the investments were recognized as other income and expenses.

In 2008, the Company acquired 6 newly issued shares of Polyholding Limited. Each share had a par value of 42.53 rubles (EUR 1.71) as at the average rate of the Euro against the Ruble for 2008. Acquisition cost of the shares was 96 407 rubles thousand per share.

Contribution to the share capital of KOO Asgatpolymetal, a joint venture

The joint venture did not operate in the reporting period.

Debt securities

In the reporting period, the Company held a promissory note from ZAO Serebro Magadana, a related party, which was carried at an acquisition cost of 264 444 thousand rubles. This debt security was not discounted. Interest income on the promissory note was recognized monthly, based on its nominal interest rate of 18% and par value. The note is payable on demand.

In November 2008, the Company acquired a promissory note from OAO Nomos Bank, a related party, at a par value of 2 239 thousand rubles. The promissory note is recorded at the acquisition cost. This debt security was not discounted. Interest income on the promissory note was recognized monthly, based on its nominal interest rate of 9% and par value. The note is payable on demand, but not earlier than February 2009.

18

Long-term loans

As at 31 December 2007 and 2008, the Company provided the following long-term loans:

	Interest rate, %	As at 31 December 2007, thousand rubles	As at 31 December 2008, thousand rubles

To subsidiaries:
ZAO Serebro Territorii	11	986 770	—
OOO Resourcy Albazino	10.5	261 830	368 770
ZAO Khabarovskoye Geologorazvedochnoe Predpriyatiye	8	191 630	122 280
OAO Polymetal UK	8	121 000	58 600
OAO Okhotskaya Gorno-Geologicheskaya Kompaniya	11	98 690	465 100
ZAO Aurum	10.5	93 055	95 065
OOO Dukatskoye Geologorazvedochnoe Predpriyatiye	10.5	70 050	—
OOO Severno-Uralskoye Geologorazvedochnoe Predpriyatiye	8	65 310	60 748
ZAO Severouralskaya Gornaya Kompaniya	8	30 750	—
ZAO Polymetal Engineering	8	25 750	15 150
OOO TD Polymetal	11	5 500	22 980
ZAO Serebro Magadana	10.5	5 200	15 350
ZAO Zoloto Severnogo Urala	11	—	20 400
OAO Omolonskaya Zolotorudnaya Kompaniya	7-8	—	414 363
Total to subsidiaries		1 955 535	1 658 806

To third parties
OOO Atlant	8	14 041	4 741
Other	1-2	24 357	28 046
Total to third parties		38 398	32 787

Total		1 993 933	1 691 593

Loans receivable were recorded at actual cost. Interest income was recognized monthly, based on interest rate and historical cost.

Loans receivable were classified as long-term under contractual provisions. As at 31 December 2008, long-term loans had the following maturities (thousand rubles):

Up to 1 year	1 to 5 years	Over 2 years	Total at 31 December 2008

5 010	1 293 885	392 698	1 691 593

19

3.1.2. Short-term investments

Short-term investments as at 31 December 2007 and 2008 were as follows:

	As at 31 December 2007, thousand rubles	As at 31 December 2008, thousand rubles

Ruble deposits with banks	30 000	16 600
Loans receivable	—	3 170

Total	30 000	19 770

As at 31 December 2007 and 2008, the Company held deposits with fixed period at OAO Standard Bank (non-related party), and OAO Nomos Bank, (related party, Note 5), respectively. The deposits bore an average interest rate of 5.5% in 2007 and 8% in 2008.

In 2008, the Company granted loans to its employees. Total amount outstanding from the employees as at 31 December 2008 comprised 2 300 rubles thousand.

On 22 December 2008, the Company provided loan to OOO Artel Starateley Ayax in amount of 870 thousand rubles, maturing on 28 February 2009 and bearing an interest of 11.5% per annum.

3.2. Short-term borrowings

The Company’s short-term borrowings as at 31 December 2008 include a 1 322 118 thousand rubles (USD 45 000 thousand at the exchange rate at 31 December 2008) loan from ZAO Unicreditbank and 1 952 thousand rubles (USD 66 thousand at the exchange rate at 31 December 2008) of interest thereon.

The loan was received in August 2008 and matures in August 2009. The loan carries an interest rate of LIBOR + 3.25% p.a., which was 4% as at 31 December 2008. As at 31 December 2007, the Company had no short-term loans.

20

3.3. Income tax

Current income tax for 2007 and 2008 is as follows:

	For the year ended 31 December 2008, thousand rubles	For the year ended 31 December 2007, thousand rubles

Theoretical income tax (benefit)/expense	(51 637)	22 107

Permanent tax liability for non-deductible expenses	11 074	22 684

Permanent tax asset for non-taxable income	—	(34 358)

Increase/(decrease) in deferred tax asset:
Prior year tax losses carried forward	(162)	(10 434)
Difference in loss on sale of fixed assets according to tax and financial accounting data	196	—
Current year losses carried forward	40 529	—
Total increase/(decrease) in deferred tax asset	40 563	(10 434)

Decrease in deferred tax liability	—	1

Total current income tax:	—	—

In the income statement permanent tax asset and permanent tax liability are netted.

Effective from 1 January 2009, the corporate income tax rate was reduced from 24% to 20%. The tax rate change led to a 14 897 thousand rubles decrease in deferred tax assets. In accordance with PBU 18/02 Accounting for corporate income taxes as amended by Russian Ministry of Finance Order No. 23n dated 11 February 2008, the effect from the tax rate reduction will be recognized as a decrease in retained earnings as at 1 January 2009.

3.4. Share capital

As at 31 December 2008 and 2007, the authorized share capital of the Company comprised of 2,444,000,000 ordinary shares with a par value of 0.2 rubles per share and 100,000 series A preference shares with a par value of 100 rubles.

As at 31 December 2008 and 2007, the issued and outstanding share capital of the Company comprised of 315,000,000 ordinary shares with a par value of 0.2 per share rubles. No preference shares were issued or outstanding.

As discussed in Note 1, in February 2007, the Company placed 40,000,000 ordinary shares with a par value of Ruble 0.2 per share in the form of GDR on the London Stock Exchange. The cash proceeds from issuance of such shares were 8 167 663 thousand rubles.

In March 2009, the Extraordinary General Meeting of Shareholders of the Company approved the issuance and placement of 30,000,000 new shares of the Company in the form of a closed subscription.

Basic earnings (loss) per share were equal to 0.26 rubles and (0.55) rubles for 2007 and 2008, respectively. The Company did not accrue or pay dividends.

21

3.5. Additional breakdowns of balance sheet items

3.5.1. Short-term receivables

Short-term receivables as at 31 December 2007 and 2008 are as follows:

	As at 31 December 2007, thousand rubles	As at 31 December 2008, thousand rubles

OAO Omolonskaya Zolotorudnaya Kompaniya	368 193	—
Interest receivable	57 643	28 331
Advances given	8 540	549
Trade receivables for guarantees	5 451	2 568
Prepaid taxes and levies	4 578	4 631
Other debtors	702	20

Total	445 107	36 099

The Company’s receivables from OAO Omolonskaya Zolotorudnaya Kompaniya were acquired from Kinam Magadan Gold Corporation in December 2007. As at 31 December 2008, the receivables were classified as a long-term investment under deed of assignment and novation agreement, signed in January 2008. The Company expects to receive future economic benefits in the form of difference between the historical cost and nominal value of acquired with discount receivables. The Company does not calculate the estimated discounted value of the receivables.

Below is a breakdown of receivables by counterparty as at 31 December 2007 and 2008:

	As at 31 December 2007, thousand rubles	As at 31 December 2008, thousand rubles

Subsidiaries and related parties	430 637	27 865
State and budget funds	4 577	4 631
Third parties	9 893	3 603

Total	445 107	36 099

22

3.6. Additional breakdowns of income statement items

3.6.1. Administrative expenses

The Company’s administrative expenses for 2008 and 2007 were as follows:

	For the year ended 31 December 2008, thousand rubles	For the year ended 31 December 2007, thousand rubles

Audit services	13 989	13 212
Compensation and reimbursement of expenses for the independent members of the Board of Directors	10 673	7 004
Payroll and social security contributions	8 947	6 887
Consulting fees	7 791	3 200
Advertising	4 212	477
Liability insurance	3 240	—
Travel expenses	2 749	1 812
Other	9 448	8 450

Total	61 049	41 042

3.6.2. Other income

The Company’s other income for 2008 and 2007 was as follows:

	For the year ended 31 December 2008, thousand rubles	For the year ended 31 December 2007, thousand rubles

Income from sale (purchase) of currency	1 105 013	—
Foreign exchange gains	7 756	97 173
Sale of equity interests (Note 3.1)	1 510	209
Remuneration from Deutsche Bank Trust Company Americas	—	223 255
Gain on acquisition of Polyholding Limited shares	—	150 280
Other	453	12

Total	1 114 732	470 929

In 2007, the Company received 223 255 thousand rubles of remuneration from Deutsche Bank Trust Company Americas for choosing Deutsche Bank Trust Company Americas as depositary bank for its GDR program on the London Stock Exchange for seven years.

In 2007, the Company used its 100% interest in OOO Imitzoloto to pay for 500 new shares issued by Polyholding Limited. The difference between the assessed value of the Company’s share in Polyholding Limited and the book value of its interest in OOO Imitzoloto resulted in other income of 150 280 thousand rubles.

23

3.6.3. Other expenses

The Company’s other expenses for 2008 and 2007 were as follows:

	For the year ended 31 December 2008, thousand rubles	For the year ended 31 December 2007, thousand rubles

Expenditure on sale (purchase) of foreign currency	1 097 001	—
Foreign exchange losses	250 780	108 599
Prior year expenses recognized in the current period	44 714	—
Free-of-charge support to subsidiaries	15 500	67 500
Charity	5 000	—
VAT recognized as expenses	4 930	2 921
Expenditure on sale of equity interests (Note 3.1)	85	128
IPO expenses	—	427 691
Legal services	—	6 902
Expenditure on liability insurance for the members of the Board of Directors	—	6 698
Services to register transactions with the Central Bank	—	1 569
Other	7 585	8 853

	1 425 595	630 861

4.                      EVENTS AFTER THE BALANCE SHEET DATE

In January 2009, the Company acquired 4 166 shares of ZAO Artel Starateley Ayax (“Ayax”) from Ovoca Gold Plc, a non-related party, for 99 819 thousand rubles (USD 3 043 thousand at the exchange rate at the acquisition date). The Company’s equity interest in Ayax comprised 10.4%. Ayax holds an exploration and mining license for Goltsovoye silver deposit located in the Magadan region of Russia. In December 2008, a letter of intent was signed by the Company and Verda Financial Ltd. (Seychelles), whereunder the Company shall transfer 7 500 000 of its shares to Verda Financial Ltd. (Seychelles) in exchange for 89.6% of Ayax shares that Verda Financial Ltd. (Seychelles) acquired earlier in 2009. The Company has pledged a cash deposit of USD 10 000 thousand (293 804 thousand rubles at the rate at 31 December 2008) as collateral for its obligation.

In March 2009, the Company signed a Memorandum of Understanding with a group of Russian companies, whereunder the Company committed to acquiring 100% interest in OOO Rudnik Kvartsevy in exchange for 10 million of its shares. OOO Rudnik Kvartsevy holds a mining license for Dalny, a gold and silver deposit located in Severo-Evenkiysky District of Magadan Region of Russia.

In April 2009, the Company acquired 9% interest in OOO Zolotorudnaya Kompaniya Mayskoye from the subsidiary of Highland Gold Mining Limited, a non-related party, for USD 13.3 thousand (391 thousand rubles at the exchange rate as at 31 December 31, 2008). OOO Zolotorudnaya Kompaniya Mayskoye holds an exploration and mining license for gold deposit Mayskoye.

24

5.                      RELATED PARTY DISCLOSURES

Subsidiaries

Amounts outstanding with subsidiaries as at the end of 2007 and 2008 are as follows:

	As at 31 December 2007, thousand rubles	As at 31 December 2008, thousand rubles

Receivables	430 637	27 065
Payables	14 990	72

Transactions between the Company and its subsidiaries in 2007 and 2008 included:

Description	For the year ended 31 December 2008, thousand rubles	For the year ended 31 December 2007, thousand rubles

Revenue from the provision of guarantees	11 647	40 383
Interest on loans receivable	168 787	303 102
Loans receivable	6 677 050	16 276 268
Contributions to share capital	1 392 859	842 000
Guarantees, suretyships and collateral provided	1 240 230	2 432 042
Free-of-charge support to subsidiaries	15 500	67 500
Other purchases	124	386
Other sales	90	—

Entities under common control with the Company

Description	For the year ended 31 December 2008, thousand rubles	For the year ended 31 December 2007, thousand rubles

Interest on loans receivable	889	—
Loans receivable	1 973 089	—
Sale of equity interests in subsidiaries	10	122

6.                      MANAGEMENT BOARD

In 2007 and 2008, the Company’s management received the following types of compensation:

	For the year ended 31 December 2008, thousand rubles	For the year ended 31 December 2007, thousand rubles

Salaries	7 199	4 769
Bonuses	506	620
Other payments	705	499

Total income	8 410	5 888

25

Personal income tax withheld was 1 123 thousand rubles and 789 thousand rubles for the year ended 31 December 2008 and 2007, respectively.

Compensation paid to executives for 2008 in the first quarter of 2009 totalled 50 thousand rubles.

7.                      BOARD OF DIRECTORS

In 2008, the Company’s Board of Directors included:

•	I.A. Yazhanov	Independent member of the Board of Directors, Chairman of the Board of Directors, member of the Human Resources and Compensation Committee
•	John O’Reilly	Independent member of the Board of Directors, Chairman of the Human Resources and Compensation Committee
•	Jonathan Best	Independent member of the Board of Directors, Chairman of the Audit Committee
•	Russell Skirrow	Independent member of the Board of Directors, member of the Audit Committee
•	Martin Shaffer	Member of the Board of Directors, member of the Human Resources and Compensation Committee
•	K.P. Yanakov	Deputy Chairman of the Board of Directors, member of the Audit Committee
•	S.M. Areshev	Member of the Board of Directors
•	M.V. Groenberg	Member of the Board of Directors
•	V.N. Nesis	Member of the Board of Directors

In 2007, the Company’s Board of Directors included:

•	A.I. Mosionzhik	Chairman of the Board of Directors, member of the Human Resources and Compensation Committee
•	John O’Reilly	Independent member of the Board of Directors, Chairman of the Human Resources and Compensation Committee
•	Jonathan Best	Independent member of the Board of Directors, Chairman of the Audit Committee
•	N.Y. Belykh	Member of the Board of Directors, member of the Human Resources and Compensation Committee
•	P.S. Grachev	Member of the Board of Directors, member of the Audit Committee
•	A.M. Rodionov	Member of the Board of Directors, member of the Audit Committee
•	V.N. Nesis	Member of the Board of Directors

Compensation of the members of the Board of Directors totalled 12 686 thousand rubles and 9 574 thousand rubles for 2008 and 2007, respectively. Compensation was calculated in US dollars and translated into Russian rubles at an average annual rate of 24.87 rubles per USD 1 for 2008 and 25.55 rubles per USD 1 for 2007.

26

OAO Polymetal

Auditors’ Report

Financial Statements for 2008
(Unofficial translation)

27

AUDIT FIRM: ZAO DELOITTE & TOUCHE CIS

Registered office: Business Center “Mokhovaya”, Bldg. 2, 4/7 Vozdvizhenka Str., Moscow, 125009, Russia.

Location of the branch: 36/40 Lit. K, Sredniy Prospekt, Business Center “Gustaf”, Saint Petersburg, 199004, Russia.

Telephone: +7 (495) 787 0600.

Audit license No. E 002417 issued on 6 November 2002 pursuant to a resolution by the Russian Ministry of Finance for five years, and renewed under the same number pursuant to Order of the Russian Ministry of Finance No. 676 dated 31 October 2007 for 5 years from 6 November 2007.

Registration certificate of ZAO Deloitte & Touche CIS as a corporate member of the Institute of Professional Accountants of Russia and Territorial Institute of Professional Accountants No. 01483/00 dated 23 November 2005.

Certificate of registration in the Unified State Register of Legal Entities as a legal entity registered before 1 July 2002 No. 1027700425444, issued by Interregional Inspectorate No. 39 of the Russian Ministry of Taxes and Levies, Moscow, on 13 November 2002.

State Registration Certificate of ZAO Deloitte & Touche CIS No. 018.482 issued by the Moscow Registration Chamber on 30 October 1992.

Ruble account No. 40702810000000100378 with HSBC Bank (PP) LLC;

2 Paveletskaya Sq., Bldg. 2, 18th floor, Moscow, 115054;

BIC 044525351, corr. acc. 30101810400000000351.

AUDITED ENTITY: OAO POLYMETAL

Registered office: 2 Narodnogo Opolcheniya pr., Saint Petersburg, 198216.

Certificate of registration in the Unified State Register of Legal Entities as a legal entity registered prior to 1 July 2002. Entry made on 3 December 2002 under No. 1027802743308.

State registration certificate No. 64800 issued by the Saint Petersburg Registration Chamber on 12 March 1998.

28

AUDITORS’ REPORT

To the shareholders of OAO Polymetal:

We have audited the accompanying financial statements of OAO Polymetal (hereinafter referred to as the “Company”) for the period from 1 January 2008 until 31 December 2008 inclusive. The Company’s financial statements comprise:

•                  Balance sheet as at 31 December 2008;

•                  Income statement for the year ended December 31, 2008;

•                  Statement of changes in equity for the year ended December 31, 2008;

•                  Statement of cash flows for the year ended December 31, 2008;

•                  Appendix to the balance sheet for the year ended December 31, 2008;

•                  Explanatory note.

Preparation and presentation of these financial statements are a responsibility of the Company’s General Director. Our responsibility is to express an opinion on whether these financial statements are reliable in all material respects and whether the accounting procedures comply with the legislation of the Russian Federation, based on our audit.

The Company’s financial statements for the year ended 31 December 2007 were audited by another firm, whose audit report dated 14 April 2008 expressed a qualified opinion on the financial statements due to an understatement of the off-balance sheet item Collateral provided by 620 115 thousand rubles.

We conducted our audit in accordance with Federal Law No. 307-FZ dated 30 December 2008 On Auditing Activity, federal rules (standards) of auditing, and internal policies.

The audit was planned and performed to gain reasonable assurance that the financial statements of the Company are free of material misstatements. The audit was performed on a sample basis and included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The audit also included assessing accounting principles and rules of the financial statements preparation; analyzing principal accounting estimates made by the Company’s management during preparation of the financial statements; as well as evaluating the overall financial statements presentation.

We believe that our audit provides a reasonable basis for our opinion on reliability of the financial statements and compliance of the accounting procedures with the legislation of the Russian Federation.

29

In our opinion, the accompanying financial statements of OAO Polymetal present fairly, in all material respects, its financial position as at 31 December 2008 and its operating and financial results for the period from 1 January 2008 until 31 December 2008 inclusive in accordance with the requirements of the legislation of the Russian Federation relating to the preparation of financial statements.

Without qualifying our opinion on the reliability of the financial statements, we draw attention to the information disclosed in Explanatory notes to the financial statements (Note 5) to the effect that the Company was engaged in significant related party transactions involving the sale and acquisition of goods, works and services during the period from 1 January 2008 until 31 December 2008.

The following financial statements were prepared for use in the Russian Federation. As such, the accompanying financial statements utilize accounting principles, procedures and reporting practices generally accepted in the Russian Federation and are not intended to present the financial position and results of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than those in the Russian Federation. The standards, procedures and practices utilized to audit such financial statements are those generally accepted and applied in the Russian Federation.

[Signature]

Michael Allen

(PoA dated 24 July 2008)

Director of the St. Petersburg Branch of

ZAO Delloitte & Touche CIS

[Signature]

Sharif Igorevich Galeev

Head of Audit Check

(Qualification for general auditing No. 042602 issued 28 February 2002 for an unlimited period)

[COMMON ROUND SEAL OF CJSC DELOITTE TOUCHE CIS]

4 May 2009	ZAO Deloitte & Touche CIS

30

ANNEX 4. ACCOUNTS FOR THE FIRST QUARTER FOR 2009

UNOFFICIAL TRANSALATION

BALANCE SHEET

At 31 March 2009

			CODES
		Form № 1 OKUD	0710001
		Date (day, month, year)	2009	03	31
Entity	OJSC Polymetal	OKPO	48004220
Identification Taxpayer Number		INN	7805104870
Type of activity	Investment management in subsidiaries	OKVED	74.15.2
Legal status /	form of ownership	OKOPF/	47	23
OJSC /	Private	OKFS
Unit	thousands of roubles	OKEI	384
Address	Narodnogo Opolchenia pr., 2, 198216, Saint Petersburg

		Date of approval	29/04/2009
		Date of issue/receive	-

ASSETS	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
I. Non-current assets
Intangible assets	110	44	39
Property, plant and equipment	120	98	98
Long-term investments	140	10 920 291	10 730 912
Deferred tax assets	145	74 488	101 352
Total Section I	190	10 994 921	10 832 401
II. Current assets
Inventories	210	1,516	3,985
including:
raw materials and other similar valuables	211	369	172
expenses in future periods	216	1 147	3 813
Value added tax receivable	220	43	106
Accounts receivable (payments are expected within 12 months from the reporting date)	240	36 099	398 313
including:
trade receivables	241	2 568	1 500
Short-term financial investments	250	19 770	362
Cash	260	716	1 359
Total Section II	290	58 144	404 125
TOTAL ASSETS (sum of strings 190 + 290)	300	11 053 065	11 236 526

1

UNOFFICIAL TRANSLATION

Form 0710001 p.2

EQUITY AND LIABILITIES	Code	At the beginning of the reporting year	At the end of the reporting year
1	2	3	4
III. Equity and reserves
Share capital	410	63 000	63 000
Additional paid-in capital	420	9 749 663	9 749 663
Reserve capital	430	3 150	3 150
including:
reserves created as per charter	432	3,150	3 150
Retained earnings (accumulated deficit)	470	(89 334)	(206 517)
Total Section III	490	9 726 479	9 609 296
IV. Non-current liabilities
Long-term borrowings	510	—	89 821
Deferred tax liabilities	515	9	8
Total Section IV	590	9	89,829
V. Current liabilities
Short-term borrowings	610	1 324 070	1 532 954
Accounts payable	620	2 507	4 447
including:
trade payables	621	1 899	4 071
wages and salaries	622	466	297
social insurance payable	623	22	77
taxes payable	624	61	—
other payables	625	59	2
Total Section V	690	1 326 577	1 537 401
TOTAL EQUITY AND LIABILITIES	700	11 053 065	11 236 526

INQUIRY ON ASSETS ACCOUNTED ON OFF- BALANCE SHEET ACCOUNTS
Collateral received	950	1 322 118	1530603
Collateral provided	960	—	3,513,969

Manager		Aleksandr Alekseevich Zarya	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

23 April 2009

2

INCOME STATEMENT

for the period from January till March 2009

			CODES
		Form № 2 OKUD	0710002
		Date (day, month, year)	2009	03	31
Entity	OJSC Polymetal	OKPO	48004220
Identification Taxpayer Number		INN	7805104870
Type of activity	Investment management in subsidiaries	OKVED	74.15.2
Legal status /	form of ownership	OKOPF/OKFS	47	23
OJSC /	Private	OKEI	384
Unit	thousands of roubles

Index
Item description	Code	Reporting period	Reporting period of the previous year
1	2	3	4
Income and expenses from ordinary operations
Revenue (net) from sales of goods, products, works and services (net of VAT, excise duties and similar obligatory charges)	010	—	5,490
Gross profit	029	—	5 490
Administrative expenses	040	—	(8 573)
Gains (loss) from sales	050	—	(3,083)
Other income and expenses
Interest income	060	30 711	51 402
Interest expense	070	(17 672)	(140)
Other income	090	184 649	8 775
Other expenses	100	(341 736)	(70 137)
Profit (loss) before income tax	140	(144 048)	(13 183)
Deferred tax benefit	141	26 865	(4 566)
Deferred tax expense	142	—	—
Current year net income (loss)	190	(117 183)	(17,749)
ADDITIONAL INFORMATION
Permanent tax liabilities (assets)	200	1 945	7 730

BREAKDOWN OF CERTAIN GAINS AND LOSSES

Index		Reporting year		Previous year
Item description	Code	profit	loss	profit	loss
1	2	3	4	5	6
Exchange differences from transactions in foreign currency	240	132 261	317 591	4 853	7 280

Manager		Aleksandr Alekseevich Zarya	Chief accountant		Tatiana Liderovna Tertyshnaya
	(Signature)	(Name)		(Signature)	(Name)

23 April 2009

3

ANNEX 5. CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2006 AND 2005 (US GAAP)

PRICEWATERHOUSECOOPERS

Closed Joint Stock Company

PricewaterhouseCoopers Audit

(CJSC PwC Audit)

38/40 Sredny pr., V.O., Saint Petersburg, 199004

AUDIT OF INDEPENDENT AUDITORS

To the Board of Directors and shareholders of

Open Joint Stock Company Polymetal:

We have audited the accompanying consolidated balance sheets of OJSC Polymetal and its subsidiaries (hereinafter referred to as the Company) as at 31 December 2006 and 2005 and the respective consolidated Profit and Loss Account, Cash Flow Statement and change of stock-holders equity for the above years. Preparation and presentation of these financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the accounts on the basis of the audit conducted.

We have audited the accounts according to the Generally Accepted Auditing Standards of the United States of America. The audit was planned and performed to gain reasonable assurance that the financial statements of the Company are free of material misstatements. The audit was performed on a sample basis and included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements; analysing principal accounting estimates made by the Company’s management during preparation of the financial statements; evaluating the overall financial statements presentation made by the Company’s management during preparation of the financial statements; and evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion expressed above.

In our opinion, the accompanying consolidated financial statements of OJSC Polymetal and its subsidiaries present fairly, in all material respects, its financial position as at 31 December 2006 and 2005 and its operating and financial results and

1

cash flow for the above period in accordance with the requirements of the Generally Accepted Auditing Standards of the United States of America.

21 June 2007

CJSC PricewaterhouseCoopers Audit

2

JOINT STOCK COMPANY “POLYMETAL”

CONSOLIDATED FINANCIAL STATEMENTS

AND REPORT OF INDEPENDENT ACCOUNTANTS

FOR THE YEARS ENDED DECEMBER 31, 2006 and 2005

JSC “POLYMETAL”

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. Dollars, except as indicated)

	Note	At December 31, 2006	At December 31, 2005
Assets
Cash and cash equivalents	3	6,532	18,925
Accounts receivable and prepayments to suppliers	4	17,090	10,312
Related party receivables and prepayments	5	126	5,323
Short-term loans to related parties	6	—	13,867
Short-term loans to third parties		442	431
Inventories	7	155,629	92,137
Short-term VAT receivable	10	45,335	20,288
Short-term deferred tax asset	22	816	955
Other current assets	9	13,336	6,420
Total current assets		239,306	168,658
Goodwill		31,896	—
Investments	26	250	—
Property, plant and equipment, net	8	406,418	314,827
Long-term loans to related parties		6,138	—
Long-term loans to third parties		365	—
Long-term VAT receivable	10	9,019	23,222
Long-term deferred tax asset	22	3,962	4,443
Total assets		697,354	511,150
Liabilities and shareholders’ equity
Accounts payable and accrued liabilities	11	29,216	26,538
Accounts payable - related parties	12	302	2,263
Short-term debt and current portion of long-term debt	13	229,770	184,786
Taxes payable		7,292	7,824
Short-term deferred tax liability	22	14,902	8,910
Current portion of capital lease liabilities	16	4,210	11,020
Total current liabilities		285,692	241,341
Long-term capital lease liabilities	16	2,445	8,932
Long-term debt	14	169,895	—
Long-term debt - related parties	15	4,574	100,000
Long-term deferred tax liability	22	35,284	23,224
Reclamation and mine closure obligation	17	7,230	4,915
Total liabilities		505,120	378,412

Minority interest		—	16,937

Commitments and contingent liabilities	26	—	—

Shareholders’ equity
Share capital (2,444,000,000 ordinary shares authorized at December 31, 2006 and 2,400,000,000 ordinary shares authorized at December 31, 2005, par value Rubles 0.2 per share; 275,000,000 ordinary shares issued and outstanding at December 31, 2006 and 2005)*	18	6,397	6,397
Additional paid-in capital		56,710	56,710
Accumulated other comprehensive income (loss)		10,447	(4,299)
Retained earnings		118,680	56,993
Total shareholders’ equity		192,234	115,801
Total liabilities and shareholders’ equity		697,354	511,150

* Given the effect of stock split effective December 7, 2006 (see Note 18).

Approved on behalf of the Board of Directors on June 21, 2007

Nesis V.N., General Director	Cherkashin S. A., Finance Director

The accompanying notes are an integral part of these consolidated financial statements

1

JSC “POLYMETAL”

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. Dollars, except as indicated)

	Note	Year ended December 31, 2006	Year ended December 31, 2005

Revenues	19	315,596	238,973

Cost of sales	20	(171,283)	(136,173)

Income from mining operations		144,313	102,800

Exploration expenses		(5,347)	(1,751)
General, administrative and selling expenses		(28,351)	(22,397)
Other expenses, net	21	(15,860)	(11,387)
Operating income		94,755	67,265

Interest expenses, net		(25,267)	(24,869)
Capital lease finance costs		(2,569)	(3,963)
Exchange gain (loss), net		26,784	(6,826)

Income from continuing operations before income tax and minority interest		93,703	31,607

Income tax expense	22	(25,755)	(9,019)

Income from continuing operations before minority interest		67,948	22,588
Minority interest		(6,261)	(7,883)

Income from continuing operations		61,687	14,705

Discontinued operations, net of income tax
Loss from operations of disposed consolidated subsidiaries		—	(691)
Gain on disposal of interest in consolidated subsidiaries		—	3,585
Income from discontinued operations		—	2,894
Net income		61,687	17,599

Basic and diluted earnings per share (expressed in U.S. Dollars)	18

Income from continuing operations *		0.224	0.053

Income from discontinued operations *		—	0.011

Net income *		0.224	0.064

Average number of shares outstanding *		275,000,000	275,000,000

* Given the effect of stock split effective December 7, 2006 (see Note 18).

The accompanying notes are an integral part of these consolidated financial statements

2

JSC “POLYMETAL”

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars, except as indicated)

	Year ended December 31, 2006	Year ended December 31, 2005
Cash flows from operating activities
Net income	61,687	17,599
Adjustments to reconcile net income to cash provided by operations:
Depreciation and depletion	39,366	25,134
Accretion of reclamation and mine closure obligation	228	644
Gain on disposal of subsidiaries	—	(3,585)
Capital lease finance costs	2,569	3,963
Deferred income tax expense (benefit)	3,801	(3,951)
Loss on disposal of property, plant and equipment	1,339	3,291
Minority interest	6,261	7,883
Exchange loss (gain), net	(26,784)	6,875
Changes in operating working capital, excluding cash and debt:
Accounts receivable and prepayments to suppliers	(5,819)	(5,340)
Related party receivables and prepayments	5,692	20,157
Inventories	(46,427)	(10,835)
VAT receivable	(6,615)	6,702
Other current assets	(5,166)	15,714
Accounts payable and accrued liabilities	231	(4,368)
Taxes payable	(1,261)	2,860
Net cash provided by operating activities	29,102	82,743
Cash flows from investing activities
Additions to property, plant and equipment	(60,311)	(26,523)
Proceeds from sale of property, plant and equipment	2,845	1,399
Acquisitions of subsidiaries and minority interests	(93,705)	(49,643)
Equity investment	(250)	—
Proceeds from disposal of interest in consolidated subsidiaries	—	989
Proceeds from sale of investments	—	7,211
Loans to third parties	(764)	(131)
Repayment of loans to third parties	501	61,966
Loans to related parties	(6,138)	(13,867)
Repayment of loans to related parties	15,088	5,656
Net cash (used in) provided by investing activities	(142,734)	(12,943)
Cash flows from financing activities
Proceeds from short - term debt	433,303	70,841
Repayment of short - term debt	(396,396)	(22,929)
Proceeds from long - term debt	292,000	—
Repayment of long - term debt	(88,599)	(21,976)
Proceeds from short - term debt - related parties	171,520	32,774
Repayment of short - term debt - related parties	(171,520)	(72,751)
Proceeds from long - term debt - related parties	4,574	124,002
Repayment of long - term debt - related parties	(100,000)	(132,753)
Redemption of bonds	(27,680)	—
Lease payments	(17,725)	(29,387)
Net cash (used in) provided by financing activities	99,477	(52,179)
Exchange effects on cash balances	1,762	(49)
Net increase (decrease) in cash and cash equivalents	(12,393)	17,572
Cash and cash equivalents at the beginning of the year	18,925	1,353
Cash and cash equivalents at the end of the year	6,532	18,925

Supplementary cash flow information
Interest paid	27,024	39,691
Income taxes paid	22,328	10,175
Non-cash additions to property, plant and equipment - capital lease	—	9,664

The accompanying notes are an integral part of these consolidated financial statements

3

JSC “POLYMETAL”

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(In thousands of U.S. Dollars, except as indicated)

	Ordinary shares issued and outstanding*	Share capital	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total shareholders’ equity

Balance at January 1, 2005	275,000,000	6,397	52,124	1,792	39,394	99,707

Comprehensive income
Net income		—	—	—	17,599	17,599
Currency translation adjustment		—	—	(6,091)	—	(6,091)
Total comprehensive income						11,508
Effect from restructuring			4,586			4,586

Balance at December 31, 2005	275,000,000	6,397	56,710	(4,299)	56,993	115,801

Comprehensive income
Net income		—	—	—	61,687	61,687
Currency translation adjustment		—	—	14,746	—	14,746
Total comprehensive income						76,433

Balance at December 31, 2006	275,000,000	6,397	56,710	10,447	118,680	192,234

* Given the effect of stock split effective December 7, 2006 (see Note 18).

The accompanying notes are an integral part of these consolidated financial statements

4

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 1: Background

Description of business

Open Joint Stock Company “Interregional Research and Production Association “Polymetal” was incorporated on March 12, 1998 in the Russian Federation. In accordance with the resolution of the meeting of shareholders held on December 19, 2006, the open joint stock company “Interregional Research and Production Association “Polymetal” was renamed as open joint stock company “Polymetal” (hereinafter, JSC “Polymetal” or “the Company”). The Company is engaged in gold and silver mining and related activities, including exploration, extraction, processing and reclamation. Since incorporation, the Company has acquired a number of gold and silver mining properties, which require significant investment to bring to commercial production. The Company owns producing assets at Vorontsovkoye and Lunnoye fields, Dukat and Khakandjinskoye mines.

The Company majority shareholder prior to November 2005 was ZAO ICT, which, together with its subsidiaries formed the ICT group. In November 2005, the ultimate beneficial owners of the Company sold their interests in ZAO ICT to OAO NAFTA MOSKVA. The consolidated financial statements of JSC “Polymetal” reflect its historical cost basis and, accordingly, do not reflect any purchase accounting adjustments related to acquisition of its 99.99% interest by OAO NAFTA MOSKVA.

In 2006, after restructuring NAFTA MOSKVA (CYPRUS) LIMITED became a sole shareholder of the Company until Company’s public offering in February 2007 (see Note 27).

Mr. V. N. Nesis, the General Director of JSC “Polymetal”, has close family relationship with the owner of ZAO ICT. Accordingly, transactions with companies of the ICT group continue to be disclosed in these financial statements as related party transactions.

The Company’s ability to meet its obligations and maintain operations is contingent upon continuing support from OAO NAFTA MOSKVA, the successful development and future profitable production of its mining assets, its mining licenses being maintained in good standing, fair use of such licenses and the political, economic and legislative stability in the Russian Federation.

Composition of the Group

JSC “Polymetal” and its subsidiaries are collectively referred to as “the Group”.

The structure of the Group as at December 31, 2006 includes the following significant mining subsidiaries:

Name of subsidiary	Field	Voting interest, %	Effective ownership interest, %
ZAO Zoloto Severnogo Urala	Vorontsovkoye	100.00	100.00
OAO Okhotskaya GGC	Khakandjinskoye, Urjevskoe	100.00	100.00
ZAO Serebro Territorii	Lunnoe, Arylakh	100.00	100.00
ZAO Serebro Magadana	Dukat	100.00	100.00

Changes in the Group structure and voting and ownership interests in major production subsidiaries in 2006 and 2005 are discussed in Notes 24 and 25.

The Company holds the following significant mining licenses: Vorontsovskoye field (Sverdlovsk region), Lunnoye field, Arylakh field and Dukat field (Magadan region), Khakandjinskoye field and Urjevskoe field (Khabarovsk region).

In March 2005, JSC “Polymetal” incorporated a subsidiary OJSC “Trade House Polymetal” whose core activity is to provide production entities with fixed assets through leasing, materials and inventories.

5

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 2: Basis of Presentation and Summary of Significant Accounting Policies

Basis of presentation

These consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company and its subsidiaries domiciled in the Russian Federation maintain their accounting records and prepare their statutory financial statements in accordance with the Regulations on Accounting and Reporting of the Russian Federation (“RAR”). The accompanying financial statements have been prepared from these accounting records and adjusted as necessary to comply with U.S. GAAP.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, including discussion and disclosure of contingent liabilities. Significant areas requiring the use of management estimates relate to determination of mineral reserves, mine closure liabilities, reclamation and environmental obligations, impairment of assets and valuation allowances for deferred tax assets. Actual results could differ from these estimates.

Reporting and functional currency

The Russian Ruble (“Ruble”) is considered to be the functional currency of the Company and its subsidiaries domiciled in the Russian Federation. Most of the Company’s sales revenues and purchases and certain financing agreements are settled in Russian Rubles. The U.S. Dollar is the reporting currency selected by the Group for purposes of financial reporting in accordance with U.S. GAAP.

The transactions and balances in the accompanying financial statements have been translated into U.S. Dollars in accordance with the relevant provisions of SFAS No. 52, Foreign Currency Translation. Consequently, assets and liabilities are translated at period closing exchange rates. Revenues, expenses, gains and losses have been translated using historical or period average exchange rates as appropriate. Translation differences resulting from the use of these exchange rates have been included as a separate component of stockholders’ equity.

The exchange rates as at December 31, 2006 and December 31, 2005 were Ruble 26.33 and Ruble 28.78 for U.S. Dollar 1.00, respectively. Average exchange rates for 2006 and 2005 were Ruble 27.19 and Ruble 28.32 for U.S. Dollar 1.00, respectively.

Principles of consolidation

The consolidated financial statements include the results of operations of all entities in which the Group directly or indirectly controls more than 50 percent of voting power and all variable interest entities for which the Group is determined to be the primary beneficiary.

Joint ventures and investment in which the Group holds ownership interests between 20 and 50 percent or otherwise has the ability to exercise significant influence over an investee are accounted under the equity method and adjusted for estimated impairment.

Long-term investments over which the Company does not exercise significant influence are accounted for at cost and adjusted for estimated impairment.

All intercompany transactions and balances between Group companies have been eliminated.

Variable Interest Entities are consolidated if the Group is the primary beneficiary in accordance with FASB Interpretation No. 46(R) Consolidation of Variable Interest Entities (“FIN 46 (R)”).

Segments

The Group management manages its business by operating segment. The Group has three operating segments.

Segment income for operating segments comprises segment revenues less segment operating costs (including depreciation). Segment expenses represent internal presentation of costs incurred to produce gold and silver at each operating mine, and exclude the following costs that are not allocated to operating segments: amortization of corporate assets; administration costs, costs of financing and other non-operating costs.

6

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 2: Basis of Presentation and Summary of Significant Accounting Policies (continued)

Purchase price allocation (including goodwill)

Business acquisitions are accounted for using the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on the fair value at the time of the acquisition. The excess purchase price over the fair value of identifiable assets and liabilities acquired is goodwill. The determination of fair value often requires management to make assumptions and estimates about future events. The assumptions and estimates with respect to determining the fair value of property, plant and equipment acquired generally require a high degree of judgment and include estimates of mineral reserves acquired, future commodity prices and applicable discount rates. Changes in any of the assumptions or estimates used in determining the fair value of acquired assets and liabilities could impact the amounts assigned to assets, liabilities and goodwill in purchase price allocation. Future net earnings can be affected as a result of changes in future depreciation and depletion, asset impairment or goodwill impairment.

In accordance with provisions of SFAS 142, goodwill is not amortized but is reviewed for impairment annually at December 31, or whenever circumstances indicating impairment are present

Cash and cash equivalents

Cash and cash equivalents include cash and other highly liquid investments that are readily convertible to known amounts of cash and with an original maturity of three months or less at the date of purchase.

Inventories

Raw materials, spare parts, supplies, ore and dore are valued at lower of cost and net realizable value, using the weighted average cost method.

Property, plant and equipment

Property, plant and equipment consist of assets of the Company directly related to mining and processing of ore and include costs of development of the mining properties, the costs of acquisition or construction of property, plant and equipment and capitalized interest. Expenditures for major improvements and renewals are capitalized.  The cost of maintenance, repairs and replacement of minor items of plant and equipment is charged to income as incurred. Interest directly attributable to the acquisition or construction of property, plant and equipment is capitalized as a cost of the asset up to the time the asset is put into use. All other interest is expensed as incurred. Gains and losses on the disposal of assets are included in the statement of income in the period of disposal.

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred in exploration and development of such property, including costs to further delineate the ore body and remove any overburden to initially expose the ore body are capitalized.

Depreciation and depletion of PPE related to mining are computed using the units-of-production method based on the actual production for the year compared with total estimated proven and probable reserves (in thousands of tons of gold-and silver-bearing ore). In respect of those items of property, plant and equipment whose useful lives are expected to be less than the period of the mine operation, depreciation over the period of the item useful life is applied.

Leased property, plant and equipment meeting the criteria of capital lease is capitalized; valued at the lower of the assets fair value and net present value of total minimum lease payments. The corresponding part of lease payments is recorded as a liability. Amortization of capitalized leased assets related to mining is computed using the units-of-production method.

Property, plant and equipment are assessed for possible impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires long-lived assets with recorded values that are not expected to be recovered through future cash flows to be written down to current fair value. Fair value is generally determined from estimated discounted future net cash flows.

7

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 2: Basis of Presentation and Summary of Significant Accounting Policies (continued)

Deferred development expenditures

In general, mining costs are charged to operations as incurred. However, some of the Company’s deposits require significant capital expenditures, such as tunnelling in preparation of a new mining area. These expenditures are charged to cost of production in the proportion that the amount of ore extracted bears to the amount estimated to be accessed by the preparation work.

Unamortized balances of capitalized development expenditure are expensed when the area that they cover is depleted, or deemed to be depleted by management.

Reclamation and mine closure

The Company accounts for reclamation, site restoration and closure obligations based on the provisions of SFAS No. 143 Accounting for Asset Retirement Obligations. When the liability is initially recorded, the Company capitalizes the cost by increasing the carrying amount of the related long lived asset. Over time, the liability is accreted to its present value each period, and capitalized cost is amortized over the useful life of the related asset.

Revenue recognition

The Company recognizes revenue upon the delivery of refined gold and silver to customers.

Income taxes

Deferred income tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, in accordance with SFAS No. 109 Accounting for Income Taxes. Deferred income tax assets and liabilities are measured using enacted tax rates for periods in which these temporary differences are expected to reverse. Valuation allowances are provided for deferred income tax assets when management believes that it is more likely than not that the assets will not be realized.

Contributions to local authorities

Infrastructure expenditure, which is required to be contributed to the local authorities as a condition of mineral license agreements, is charged as incurred to Other expenses, net line of statement of income.

Comprehensive income

SFAS No. 130 Reporting Comprehensive Income requires disclosure of all changes in equity during a period except those resulting from investments by, and distributions to the Company’s shareholders.

Pension obligations

The Company pays mandatory contributions to the state social funds, which are expensed as incurred.

Accounting changes

As of January 1, 2006, the Group adopted Statement of Financial Accounting Standard No. 151, Inventory Costs-an amendment of ARB No. 43, Chapter 4, (“SFAS No. 151”) which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material as current period costs. It also requires that allocations of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The adoption of SFAS No. 151 did not have any material impact on the Group’s financial statements.

As of January 1, 2006, the Group adopted Emerging Issues Task Force Consensus 04-06 (“EITF 04-06”), Accounting for Stripping Costs Incurred during the Production Stage in the Mining Industry. EITF 04-06 concludes that stripping costs incurred during the production phase of the mine are variable production costs that should be included in the costs of the inventory produced during the period that stripping costs are incurred. The Consensus does not change the accounting for stripping costs incurred during the pre-production phase of a mine. The adoption of SFAS No. 151 did not have any material impact on the Group’s financial statements.

8

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 2: Basis of Presentation and Summary of Significant Accounting Policies (continued)

Recently issued accounting standards

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 will become effective for the Group on January 1, 2008. Management is currently evaluating the potential impact that the adoption of SFAS No. 159 will have on its consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”). This Statement defines fair value, establishes a framework for measuring fair value under other accounting pronouncements that permit or require fair value measurements, changes the methods used to measure fair value and expands disclosures about fair value measurements. SFAS No. 157 will become effective for the Group on January 1, 2008. Management is currently evaluating the potential impact that the adoption of SFAS No. 157 will have on its consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of uncertain tax position taken or expected to be taken in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in periods, disclosure, and transition. FIN 48 will become effective for the Group on January 1, 2007. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption, with the cumulative effect adjustment reported as an adjustment to the opening balance of retained earnings. Management is currently evaluating the potential impact that the adoption of FIN 48 will have on the Group’s consolidated financial statements.

Financial instruments

Fair value. A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that imposes an obligation to deliver or right to receive cash or another financial instrument. The fair values of financial instruments are determined with reference to various market information and other valuation methods, as considered appropriate. However, considerable judgment is required to interpret market data and to develop the estimates of fair value. Accordingly, the estimates presented herein may differ from the amounts the Company could receive in current market exchanges.

The carrying values of cash and cash equivalents, other short-term investments, accounts and notes receivable, accounts and notes payable and accrued liabilities, taxes payable and short-term debt, approximate their fair values because of the short maturities of these instruments.

Long-term investments in unquoted companies are valued at their historical cost adjusted for impairment, as appropriate. Management believes that the carrying values of long-term investments and long-term debt approximate their fair values.

Credit risks. A significant portion of the Company’s accounts receivable is VAT receivable from local tax bodies (see Note 10). Management believes there is no significant risk of loss to the Company associated with recoverability of these balances.

Concentration risks. Management believes that no significant concentration risk was associated with any cash and cash equivalents, accounts receivable and prepayments balances at December 31, 2006.

9

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 3: Cash and Cash Equivalents

The Company maintains both Ruble and U.S. Dollar bank accounts.

	December 31, 2006	December 31, 2005

Denominated in U.S. Dollars	345	2,887
Denominated in Rubles	6,187	16,038

Total cash and cash equivalents	6,532	18,925

Note 4: Accounts Receivable and Prepayments to Suppliers

	December 31, 2006	December 31, 2005

OOO Intertrade Logistic Group	2,323	60
OOO Expromstroy	1,413	—
OOO Vostochnaya Teknika	1,218	—
ZAO Standard Bank	3,218	1,342
Other receivables	8,918	8,910

Total accounts receivable and prepayments to suppliers	17,090	10,312

Major portion of prepayments related to prepayments for materials and transport.

Note 5: Related Party Receivables and Prepayments

	December 31, 2006	December 31, 2005

Prepayments to OOO Geotekhservice	—	5,018
Other	126	305

Total related party receivables and prepayments	126	5,323

OOO Geotekhservice is a subsidiary of ZAO ICT (see Note 1). In late 2005, the Group changed its procurement arrangements ceasing to use the services of OOO Geotekhservice.

Note 6: Short-Term Loans to Related Parties

	Interest rate, %	December 31, 2006	Interest rate, %	December 31, 2005

ZAO ICT (RR), Note 1	—	—	12%	13,687
Other short-term loans to related parties (RR)	—	—	0-1%	180

Total short-term loans to related parties	—	—	—	13,867

Note 7: Inventories

	December 31, 2006	December 31, 2005

Raw materials, spare parts and supplies	66,335	44,361
Ore	48,634	21,361
Work in progress	28,341	17,196
Dore	1,890	2,544
Gold and silver in bullion	10,429	6,675

Total inventories	155,629	92,137

10

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 8: Property, Plant and Equipment, net

	December 31, 2006	December 31, 2005

Buildings & underground workings	147,358	140,205
Machinery & equipment	161,571	111,005
Transport & other	33,896	27,380
Mineral rights	130,175	87,495
Construction in progress	47,004	8,718

Cost	520,004	374,803

Accumulated depreciation and depletion	(113,586)	(59,976)

Total property, plant and equipment, net	406,418	314,827

At December 31, 2006, capital leases included within property, plant and equipment total U.S. Dollar 79,335 (of which Machinery & Equipment was U.S. Dollar 62,183 and Transport & Other was U.S. Dollar 17,152) (as at December 31, 2005: U.S. Dollar 71,597 (of which Machinery & Equipment was U.S. Dollar 56,118 and Transport & Other was U.S. Dollar 15,479).

At December 31, 2006, total accumulated depreciation and depletion of capitalized leases was U.S. Dollar 20,328 (of which Machinery & Equipment was U.S. Dollar 15,972 and Transport & Other was U.S. Dollar 4,356). At December 31, 2005, total accumulated depreciation and depletion of capitalized leases was U.S. Dollar 14,548 (of which Machinery & Equipment was U.S. Dollar 11,403 and Transport & Other was U.S. Dollar 3,145).

Included within Other property, plant and equipment were long-term deferred exploration expenditures of U.S. Dollar 11,766 and U.S. Dollar 2,617 at December 31, 2006 and December 31, 2005, respectively.

Mineral rights of the Group comprised of mineral rights acquired by the Group upon purchase of subsidiaries. Accumulated depletion of mineral rights was U.S. Dollar 10,969 and U.S. Dollar 1,782 at December 31, 2006 and December 31, 2005, respectively.

Note 9: Other Current Assets

	December 31, 2006	December 31, 2005

Deferred development expenditure	1,616	1,245
Taxes receivable	7,977	2,890
Other debtors	2,000	551
Other current assets	1,743	1,734

Total other current assets	13,336	6,420

Note 10: VAT Receivable

	December 31, 2006	December 31, 2005

Short-term VAT receivable	45,335	20,288
Long-term VAT receivable	9,019	23,222

Long-term VAT receivable at December 31, 2006 and December 31, 2005 primarily represents VAT balances resulting from capital expenditures which are not expected to be recovered within twelve months of the respective balance sheet dates due to specifics of tax regulations. Management believes that these balances are fully recoverable from the tax authorities when the respective capital assets qualify as put into operation for VAT purposes.

11

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 11: Accounts Payable and Accrued Liabilities

	December 31, 2006	December 31, 2005

P.A.S. Silver (Cyprus) Limited (see Note 24)	10,317	12,317
OOO Modern Machinery Co	1,878	—
Hagforce Limited	2,444	—
ZAO Shemur	1,315	—
Trade accounts payable	7,534	6,873
Accrued interest payable to third parties	1,003	2,294
Other accounts payable	4,725	5,054

Total accounts payable and accrued liabilities	29,216	26,538

Note 12: Accounts Payable — Related Parties

	December 31, 2006	December 31, 2005

Accounts payable to OOO Geotekhservice	—	2,029
Accounts payable to OOO Press-Invest	—	231
Accounts payable to Barylite Services Limited (U.S. Dollars)	302	—
Trade accounts payable	—	3

Total accounts payable - related parties	302	2,263

As at December 31, 2005 OOO Press-Invest was a subsidiary of ZAO ICT (see Note 1).

As at December 31, 2006 Barylite Services Limited was under common control with JSC “Polymetal” through the parent company Nafta Moskva (Cyprus) Limited .

Note 13: Short-Term Debt and Current Portion of Long-Term Debt

	Interest rate	December 31, 2006	Interest rate	December 31, 2005

Sberbank (U.S. Dollar)	7.6-8%	69,591	—	—
Nikoil Bank (U.S. Dollar)	—	—	9-9.5%	20,410
MDM Bank (U.S. Dollar)	—	—	10%	25,000
Uralsib (U.S. Dollar)	9%	20,000	—	—
Alfa Bank (U.S. Dollar)	8%	14,920	—	—
Khanti-Mansiiski Bank (RR)	—	—	10%	24,841
Investros (RR)	0%	3,154	—	—
Current portion of long-term debt	—	122,105	—	114,535

Total short-term debt and current portion of long-term debt	—	229,770	—	184,786

12

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 13: Short-Term Debt and Current Portion of Long-Term Debt (continued)

Short-term debts are repayable as follows:

December 31, 2006

January 2007	4,920
March 2007	72,400
June 2007	3,158
July 2007	100,502
August 2007	7,758
September 2007	7,758
October 2007	7,758
November 2007	7,758
December 2007	17,758

Total	229,770

As at December 31, 2006, inventory (ore) with carrying value of U.S. Dollar 15,097 and equipment with carrying value of U.S. Dollar 7,132 were pledged as collateral for the loan from Alfa Bank.

Other short-term debt facilities are not collateralized.

Note 14: Long-Term Debt

	Interest rate	December 31, 2006	Interest rate	December 31, 2005

ABN Amro Bank (U.S. Dollar)	LIBOR + 2.0%	60,000	—	—
Standard Bank London (U.S. Dollar)	—	—	LIBOR + 3.5-4.0%	85,071
Gazprombank (U.S. Dollar)	8%	100,000	—	—
Sberbank (U.S. Dollar)	LIBOR + 2.0%	132,000	—	—
Magadan Region Administration (U.S. Dollar)	—	—	6%	3,406
Bonds (RR)	—	—	17-19%	26,058
Less current portion of long-term debt	—	(122,105)	—	(114,535)

Total long-term debt		169,895		—

The table below summarized the maturities of long-term debt:

December 31, 2006

2008	42,895
2009	127,000

Total	169,895

In March 2003, JSC “Polymetal” issued 750,000 non-convertible bonds. Interest on bonds of 17-19% is paid semi-annually. The bonds were redeemed in full in March 2006.

In 2004, the Company received a long-term loan totalling U.S. Dollar 105,000 from Standard Bank London for the purpose of refinancing its debts and development of current operations.

As at December 31, 2005 certain financial covenants were breached, and no waiver has been received, accordingly, the total debt to Standard Bank London was included into current portion of long-term debt (see Note 13). The loan was repaid in full amount in December 2006.

13

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 14: Long-Term Debt (continued)

As at December 31, 2006 23,443 shares (97.11% of issued and outstanding share capital) of ZAO Serebro Territorii and 5,400 shares (80% of issued and outstanding share capital) of ZAO Serebro Magadana were pledged as collateral for the loan from Standard Bank London. This encumbrance was released in February 2007.

In July 2006, the Company received a long-term loan from Gazprombank amounting to U.S. Dollar 100,000 for equipment purchase and replenishment of working capital. The loan was repayable in monthly instalments due to commence July 31, 2007 up to the last instalment in 2009. In connection with the loan the Company undertook to sell to Gazprombank future production of gold and silver (see Note 26), by which breached certain covenants under long-term loan from Sberbank. As a condition of Sberbank waiver the Company committed to repay Gazprombank loan in 2007, accordingly, the total debt to Gazprombank as at December 31, 2006 was classified as short-term and included into current portion of long-term debt (see Note 13). In March 2007, the loan to Gazprombank was fully repaid (see Note 27).

In December 2006, the Company received a long-term loan from Sberbank of Russia under credit facility agreements dated April 28, 2006 in the amount of U.S. Dollar 132,000 to finance its current operations, contract financing, including replenishment of working capital. The credit facility is valid up to 2009. The Company has to comply with certain financial and non-financial covenants to prevent the closure of the credit facility. One of such covenants is a requirement to obtain consent for the granting of collateral interests under the Company’s subsequent financing arrangements. During 2006 the Company breached theses covenants by pledging collateral to secure its U.S. Dollar 100 million loan from Gazprombank without obtaining prior written approval from Sberbank. In January 2007 Sberbank confirmed in writing that, taking into account the planned early redemption during 2007 of the Gazprombank loan, it would not demand early repayment of the Sberbank loans. In March 2007, the loan to Sberbank of Russia was partially repaid (see Note 27).

In December 2006, the Company received a long-term loan from ABN Amro Bank (ABN Amro) in the amount of U.S. Dollar 60,000 to refinance its debt to Standard Bank London. The loan is repayable in monthly instalments commencing June 2007 up to the last instalment in December 2009. Under the loan agreement with ABN Amro, the Group has to comply with certain financial and non-financial covenants. The loan agreement restricts the Company from (i) disposing of its assets (including transfers, leases or sales); (ii) undertaking any type of corporate reorganization (including mergers and demerges); (iii) creating or incurring other forms of financial indebtedness (such as making loans or granting guarantees); and (iv) taking any actions in respect of its shares, capital or participatory interest (including issuing new shares or otherwise altering its existing share capital) without prior written consent of ABN Amro except for the offer and listing of up to 40% of the Company’s share capital.

Furthermore, the loan agreement restricts the Company’s ability to pay dividends for any of its financial years or to make acquisitions in excess of U.S. Dollar 5,0 million without the prior written consent of ABN Amro. As at December 31, 2006, property, plant and equipment with carrying values of U.S. Dollar 13,860 were pledged as collateral for the loan from ABN Amro.

Note 15: Long-Term Debt — Related Parties

	Interest rate	December 31, 2006	Interest rate	December 31, 2005

Nomos Bank (U.S. Dollar)	—	—	9%	10
Accord-Invest (RR)	0-1%	4,574	—

Total long-term debt - related parties	—	4,574	—	10

Nomos-Bank is a subsidiary of ZAO ICT (see Note 1).

Initial maturity date of Nomos Bank loan was December 20, 2007, however loan was early repaid.

At December 31, 2006 Accord-Invest was under common control with JSC “Polymetal” through the parent company Nafta Moskva (Cyprus) Limited (see Note 1).

Debt to Accord-Invest is due in September 2008.

14

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 16: Capital Lease Liabilities

The Group entered into certain Russian Ruble denominated leases for machinery, equipment and transport vehicles. The third party lessors generally provide payment of taxes, maintenance and certain other operating costs related to the leased property. At December 31, 2006 and December 31, 2005, such leases have been treated as capital leases, the total present value of lease obligations were U.S. Dollar 6,655 and U.S. Dollar 19,952 (current portion of capital lease liability is U.S. Dollar 4,210 and U.S. Dollar 11,020) respectively.

Future minimum lease payments for the assets under capital leases at December 31, 2006, are as follows:

Future payments under capital leases

Year ended December 31,
2007	5,319
2008	2,631
2009	24
Later years 2009	10

Total	7,984
Less amount representing interest (17%)	(1,329)

Total present value of minimum payments	6,655

Less current maturities of capital lease liabilities	(4,210)

Long-term capital lease liabilities	2,445

Note 17: Reclamation and Mine Closure Obligation

Mine closure obligations are recognized on the basis of existing project business plans as follows:

Deposit:	Vorontsovkoye mine	Khakandjinskoye mine	Dukat mine	Lunnoe mine	Total

Reclamation and mine closure obligation at December 31, 2005	1,023	1,122	1,835	935	4,915
Revision of estimated cash flows	329	917	217	165	1,628
Accretion of reclamation and mine closure obligation	46	129	30	23	228
Translation effects	97	104	171	87	459
Reclamation and mine closure obligation at December 31, 2006	1,495	2,272	2,253	1,210	7,230

In 2006, the provision for mine closure obligation was revised on the basis of a new valuation of the Groups’ asset retirement obligations (in terms of both cost and timing).

Note 18: Shareholders’ Equity and Earnings Per Share

Basic earnings per share were calculated by dividing income from continuing operations, income from discontinued operations and net income, as appropriate, by weighted average number of ordinary shares outstanding during the respective reporting period.

On 7 December 2006 the Company completed a 500 for 1 stock split for ordinary shares. The authorized share capital of the Company was increased to 2,400,000,000 ordinary shares with par value of Ruble 0.2 per share of which 275,000,000 shares were issued, and 100,000 series A preference shares with par value of Ruble 100 of which none were issued. This split was recorded retrospectively.

15

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 18: Shareholders’ Equity and Earnings Per Share (continued)

On December 28, 2006, the Company adopted a decision on additional authorization of ordinary shares with par value of Ruble 0.2 per share totally amounting to 44,000,000 shares, from which 40,000,000 shares were issued in the course of an initial public offering in February 2007 (see Note 27).

At December 31, 2006, the authorized share capital of the Company is comprised of 2,444,000,000 ordinary shares with par value of Ruble 0.2 per share of which 275,000,000 shares are issued and outstanding, and 100,000 series A preference shares with par value Ruble 100 of which none are issued.

Reserves available for distribution to shareholders are based on the statutory accounting reports of the Company as a stand-alone entity, which are prepared in accordance with Regulations on Accounting and Reporting of the Russian Federation and which differ significantly from U.S. GAAP. Russian legislation identifies the basis of distribution as accumulated profit.

As of December 31, 2006, JSC “Polymetal” reported accumulated profit under Russian statutory accounting rules in total sum of Ruble 17,116 thousand (unaudited). However, current legislation and other statutory regulations dealing with distribution rights are open to legal interpretation; consequently, actual distributable reserves may differ from the amount disclosed.

The Company does not have any potentially dilutive ordinary stock. Accordingly, only basic earnings per share are presented in these consolidated financial statements.

Note 19: Revenues

	Year ended December 31, 2006	Year ended December 31, 2005

Sales to third parties: Sberbank	59,915	—
Sales to third parties: Uralsib	6,606	—
Sales to third parties: MDM-Bank	—	8,195
Sales to third parties: Standard Bank London	165,885	134,691
Sales to third parties: Khanty-Mansiysky Bank	—	1,266
Sales to third parties: IBG NIKoil	3,329	36,460
Sales to third parties: ZAO Gazprom	12,001	—
Sales to related parties: Nomos-Bank	67,169	56,380
Subtotal revenue from gold and silver sales	314,905	236,992
Other sales	691	1,981

Total revenue	315,596	238,973

Presented below is an analysis of revenue from gold and silver sales:

	Year ended December 31, 2006			Year ended December 31, 2005
	Thousand ounces	Average price (U.S. Dollar per troy ounce)	U.S. Dollars	Thousand ounces	Average price (U.S. Dollar per troy ounce)	U.S. Dollars

Gold	255	603.33	153,849	234	429.37	100,472
Silver	17,267	9.33	161,056	18,918	7.22	136,520

Discounts from the London Metals Exchange (LME) quotation on sales to banks for the year ended December 31, 2006, amounted to U.S. Dollar 948 (2005: U.S. Dollar 2,424) for gold and U.S. Dollar 40,040 (2005: U.S. Dollar 3,089) for silver sales. Sales are recorded in the financial statements net of discount.

16

JSC “POLYMETAL”
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands of U.S. Dollars, except as indicated)

Note 19: Revenues (continued)

In 2006, the Group delivered silver to the Standard Bank London (SBL) at fixed prices (see Note 26). Prices were fixed in the range from U.S. Dollar 6.6575 to U.S. Dollar 7.95 per troy ounce for sales of 280,399 kg (total sales of silver to SBL for year ended December 31, 2006 were 469,838 kg). The aggregate discounts from the LME quotation totalled U.S. Dollar 347 for sold gold (for the year ended December 31, 2005: U.S. Dollar 65) and U.S. Dollar 38,701 for sold silver (for year ended December 31, 2005: U.S. Dollar 1,182) from sales of metals to SBL.

Note 20: Cost of Sales

	December 31, 2006	December 31, 2005

Operating costs (excluding staff costs)	78,471	58,193
Staff costs	28,473	27,965
Subtotal operating costs	106,944	86,158
Mining tax	15,307	13,617
Other taxes, except for income taxes	6,166	6,740
Depreciation and depletion	33,607	24,847
Depletion of mineral rights	5,759	287
Accretion of reclamation and mine closure obligation	228	644
Development costs written off	442	2,460
Other costs	2,830	1,420

Total cost of sales	171,283	136,173

Note 21. Other Expenses, net

	December 31, 2006	December 31, 2005

Bank services	6,788	1,004
Social payments	2,976	2,225
Loss on fixed asset disposals	1,339	3,291
Miscellaneous taxes and other payments	1,021	2,004
Other	3,736	2,863

Total other expenses, net	15,860	11,387

Note 22: Income Tax

The actual tax expense (or tax credit) differs from the amount which would have been determined by applying the statutory rate of 24% (2005: 24%) to the income from continuing operations before taxes and minority interest as a result of the application of Russian tax regulations, which disallow certain deductions which are included in determination of income before taxes under U.S. GAAP (social related expenditures and other non-production costs, certain general, administrative, financing, foreign exchange related and other costs). At the same time certain gains and revenues recognized under U.S. GAAP may represent nontaxable income.

17

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 22: Income Tax (continued)

	Year ended December 31, 2006	Year ended December 31, 2005

Income from continuing operations before income tax and minority interest	93,703	31,607
Theoretical income tax expense at tax rate of 24 percent	22,489	7,586
Permanent tax differences (non-deductible expenses)	2,816	1,433
Other	450	—
Income tax expense	25,755	9,019
Attributable to Current Tax	21,954	12,970
Attributable to Deferred Tax	3,801	(3,951)

The components of deferred tax assets and liabilities were as follows:

	December 31, 2006	December 31, 2005

Deferred tax assets:
Accounts payable and accrued liabilities	299	535
Tax losses carried forward	3,962	4,443
Other current assets	517	420

Total deferred tax asset	4,778	5,398

Deferred tax liability:
Property, plant and equipment	(35,284)	(23,224)
Inventory	(14,902)	(8,910)

Total deferred tax liability	(50,186)	(32,134)

Net deferred tax liability	(45,408)	(26,736)

Tax losses carried forward represent the amounts, which will be off-set against future taxable profits by Serebro “Territorii”, Serebro Magadana, Okhotskaya GGC and JSC “Polymetal” during the period up to 2010. Each legal entity within the Group represents a separate tax-paying component for income tax purposes. Tax losses at one entity cannot be used to reduce taxable income of other entities in the Group.

As at December 31, 2006 and December 31, 2005 aggregated tax losses carried forward were U.S. Dollar 16,509 (Rubles 434,711 thousand) and U.S. Dollar 18,511 (Rubles 532,795 thousand) respectively.

In 2005 the deferred tax liability was not accrued on undistributed accumulated net earnings of subsidiaries, as management regarded these earnings as permanently invested.

Deferred tax liability has not been accrued on the excess of the amounts for financial reporting purposes over tax bases of investments in subsidiaries as the Group expects that it will ultimately recover such investments tax-free due to implementation of new regulation. On May 16, 2007, an amendment to the Tax Code of the Russian Federation was adopted establishing a 0% rate for dividend distributions from majority owned subsidiaries meeting certain continuity criteria. The amendment becomes effective starting January 1, 2008.

18

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 23: Segments

The Company’s management distinguishes three operating/reportable segments: North Ural region (ZAO Zoloto Severnogo Urala), Khabarovsk region (OAO Ohotskaya GGK), Magadan region (ZAO Serebro Territorii and ZAO Serebro Magadana). The operating segments determination is based on management units structure of the Company, which is linked to its regional profile. ZAO Serebro Terrotorii and ZAO Serebro Magadana represent a single reportable segment as their technological processes of production are closely linked with each other, they have a single chief operating decision maker and no discrete management information is available for them on individual basis. Minor companies (management, exploration, purchasing and other companies) which were not included to operating segments, were included to Corporate and Other.

Sales on geographical basis are not presented as all sales are conducted within the Russian Federation.

	North Ural	Khabarovsk	Magadan	Corporate and Other	Total

Revenues:
Year ended December 31,2006	62,189	86,975	166,052	380	315,596
Year ended December 31,2005	32,281	63,611	142,742	339	238,973

Cost of sales:
Year ended December 31,2006	(41,647)	(39,001)	(92,829)	2,194	(171,283)
Year ended December 31,2005	(25,827)	(29,062)	(87,021)	5,737	(136,173)

Income from mining operations:
Year ended December 31,2006	20,542	47,974	73,223	2,574	144,313
Year ended December 31,2005	6,454	34,549	55,721	6,076	102,800

Unallocated interest expenses, net:
Year ended December 31,2006					(25,267)
Year ended December 31,2005					(24,869)

Unallocated other expenses, net:
Year ended December 31,2006					(25,343)
Year ended December 31,2005					(46,324)

Total income from continuing operations before income tax and minority interest:
Year ended December 31,2006					93,703
Year ended December 31,2005					31,607

19

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 23: Segments (continued)

Included in Operating expenses is depreciation, depletion allocated by segments as follows:

	Year ended December 31, 2006	Year ended December 31, 2005

Depreciation, depletion (including mineral rights)
North Ural	11 995	10,923
Khabarovsk	12 062	8,818
Magadan	14 932	5,299
Corporate and Other Expenses	377	94

Total	39 366	25,134

	Property Plant and Equipment		Accumulated depreciation		Accounts Receivable, Inventory and others		Goodwill
	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2006	Year ended December 31, 2005

Mining assets:
North Ural	129,377	108,530	(42,025)	(24,074)	52,334	32,476	—	—
Khabarovsk	182,411	104,580	(42,779)	(22,104)	76,043	56,440	24,261	—
Magadan	189,095	159,766	(28,541)	(13,593)	77,441	57,136	855	—
Total	500,883	372,876	(113,345)	(59,771)	205,818	146,052	25,116	—

Corporate and Other	19,121	1,927	(241)	(205)	31,359	8,671	6,780	—
Total	520,004	374,803	(113,586)	(59,976)	237,177	154,723	31,896	—

Cash and cash equivalents	6,532	18,925
Other assets	15,331	22,675
Total Assets	697,354	511,150

20

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 24: Acquisitions

ZAO Enisey Mining-and-Geological Company

In June 2006, the Company acquired a 74.17% interest in ZAO Enisey Mining-and-Geological Company, an undeveloped mine, which holds a mining license to prospect and evaluate lode gold in the Anenskiy field, from the unrelated party for U.S. Dollar 2,379. In August 2006, the Company acquired from this unrelated party the remaining 25.83% of this company for U.S. Dollar 990. These acquisitions were recorded using the purchase method of accounting.

The final acquisition price allocation is presented below:

Assets acquired and liabilities assumed in 2006:

Mineral rights	1,300
Goodwill	2,381
Deferred tax liabilities	(312)

Cash paid on acquisition	3,369

OAO Okhotskaya GGC

In July 2006, the Company acquired a 30.76% interest in OAO Okhotskaya GGC, an existing consolidated subsidiary of the Company, from a related party for U.S. Dollar 73,857. In August 2006, the Company purchased the remaining 1.89% of this company for U.S. Dollar 7,500. These acquisitions were recorded using the purchase method of accounting.

The final acquisition price allocation is presented below:

Assets acquired and liabilities assumed in 2006:

Property, plant and equipment	17,339
Mineral rights	27,557
Goodwill	24,260
Deferred tax liabilities	(10,775)
Decrease in minority interest	22,976

Cash paid on acquisition	81,357

OOO Albazino Resources

In July 2006, the Company acquired the 100% interest in OOO Albazino Resources (a development stage enterprise), which holds a mining license for gold exploration and mining in the Albazinskiy section for U.S. Dollar 7,000.

This acquisition was recorded using the purchase method of accounting.

The final acquisition price allocation is presented below:

Assets acquired and liabilities assumed in 2006:

Mineral rights	5,400
Property, plant and equipment	95
Goodwill	2,801
Deferred tax liabilities	(1,296)

Cash paid on acquisition	7,000

In June 2006, the Company acquired a 85% interest of ZAO Aurum, which holds a mining license for gold exploration and mining within the Reftinskaya ore zone, from an unrelated party for U.S. Dollar 19.

21

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 24: Acquisitions (continued)

In August 2006, the Company acquired a 0.01% interest in ZAO Zoloto Severnogo Urala from an unrelated party for U.S. Dollar 19. In October 2006, the Company acquired a residual 0.03% interest in ZAO Zoloto Severnogo Urala from a related party for U.S. Dollar 19.2.

In August-October 2006, the Company acquired from an unrelated party 0.48% interest in ZAO Serebro Territorii, for the consideration of U.S. Dollar 33.4. In October 2006, the Company acquired from a related party 2.41% interest in ZAO Serebro Terrotorii, for the consideration of U.S. Dollar 10.7.

ZAO Serebro Magadana

In November 2004, the Company acquired the remaining 20% in its subsidiary ZAO Serebro Magadana, the license owner for the Dukat mine, from company P.A.S. Silver (Cyprus) Ltd. The Company paid U.S. Dollar 21,226 in cash and would pay up to U.S. Dollar 22,500 in contingent future payments. The future payments will be determined annually based on the average yearly silver price per troy ounce (FPS) in the range U.S. Dollar 5.5 per ounce to U.S. Dollar 10.0 per ounce:

Annual installments

5.5 < FPS < 6.0	500
6.0 < FPS < 7.0	1,000
7.0 < FPS < 8.0	2,000
8.0 < FPS < 9.0	5,000
9.0 < FPS <10.0	6,000
10.0 < FPS	8,000

The acquisition has been accounted for using the purchase method of accounting.  Since this purchase involved a contingent consideration agreement that might result in recognition of an additional element of cost of the acquired interest when the contingency is resolved, and the initial purchase price allocation revealed an excess of U.S. Dollar 12,317 of the fair value of the acquired share of net assets over the cash portion of the acquisition cost, the Company recognized a portion of the maximum amount of the contingent consideration as acquisition cost and a deferred credit, respectively, to the extent of such excess in accordance with paragraph 46 of SFAS 141, Business Combinations.

Of the above liability recognized, the amount of U.S. Dollar 2,000 was paid in December 2006 (the average FPS for first annual period, which expired in December 2005, amounted to U.S. Dollar per troy ounce 7.32) and amount of U.S. Dollar 8,000 must be paid not later than December 2007 (the average FPS for second annual period, which expired in December 2006, amounted to U.S. Dollar per troy ounce 11.7).

The remaining contingent consideration amounting to U.S. Dollar 10,183 has not been recorded in the accompanying consolidated financial statements as the outcome of the contingency and the amounts of consideration that will become issuable were not determinable beyond reasonable doubt at December 31, 2006. Such amounts will be recorded when, and if, they become due.

The agreement also contains provisions for early repayment on the occurrence of certain events, such as a public share offering. In the event of public offering the Company will pay 50% of the outstanding consideration, which is equal to U.S. Dollar 10,250, 30 days after listing. Due to IPO took place in February 2007, the Company became liable to pay the amount of U.S. Dollar 10,250. This payment was made in March 2007 (see Note 27).

22

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 25: Disposal of Subsidiaries

There were no major disposals during 2006.

In September 2005, the Company sold to a related party all of its interests in the following subsidiaries:

•              100% of shares of Kurilskaya GGK, a subsidiary holding the license for development of the Prasolovskoye field for U.S. Dollar 300.

•              100% of shares of Olginskaya GGK, a subsidiary holding the license for development of the Olginskaya gold prospective area for U.S. Dollar 13.

•              100% of shares of Imitzoloto, a subsidiary holding the license for development of the Aprelkovsko-Peshkovsky mining unit for U.S. Dollar 18. In June 2006, the Company reacquired from an unrelated party 100% of shares in Imitzoloto for the consideration of U.S. Dollar 49. As the Group assumed net liabilities as a result of this transaction; on that basis, goodwill was recognized in the amount of U.S. Dollar 1,537.

Note 26: Commitments and Contingent Liabilities

Operating environment. Whilst there have been improvements in the economic situation in the Russian Federation in recent years, the country continues to display some characteristics of an emerging market. These characteristics include, but are not limited to, the existence of a currency that is not freely convertible in most countries outside of the Russian Federation, restrictive currency controls, and relatively high inflation. The tax, currency and customs legislation within the Russian Federation is subject to varying interpretations, and changes, which can occur frequently.

The prospects for future economic stability in the Russian Federation are largely dependent upon the effectiveness of economic measures undertaken by the government, together with legal, regulatory, and political developments.

Taxation. Russian tax, currency and customs legislation is subject to varying interpretations, and changes, which can occur frequently. Management’s interpretation of such legislation as applied to the transactions and activity of the companies of the Group may be challenged by the relevant regional and federal authorities. Recent events within the Russian Federation suggest that the tax authorities may be taking a more assertive position in its interpretation of the legislation and assessments. As a result, significant additional taxes, penalties and interest may be assessed. Fiscal periods remain open to review by the authorities in respect of taxes for three calendar years preceding the year of review. Under certain circumstances reviews may cover longer periods.

As at December 31, 2006, management believes that its interpretation of the relevant legislation is appropriate and the Group’s tax, currency and customs positions will be sustained. Where management believes it is probable that a position cannot be sustained, an appropriate amount has been accrued for in these financial statements.

Out of large operating companies of the Group, tax authorities audited OAO Okhotskaya GGC, ZAO Serebro Magadana and ZAO Serebro Territorii for the period through 2004, and ZAO Northern Urals Gold for the period through 2005. Nevertheless, according to the Russian tax legislation previously conducted audits do not fully exclude subsequent claims relating to the audited period.

23

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 26: Commitments and Contingent Liabilities (continued)

Transfer pricing. Transfer pricing legislation, which was introduced from January 1, 1999, provides the possibility for tax authorities to make transfer pricing adjustments and impose additional tax liabilities in respect of all controlled transactions, provided that the transaction price differs from the market price by more than 20%. Controllable transactions include transactions with interdependent parties, as determined under the Russian Tax Code, and all cross-border transactions (irrespective whether performed between related or unrelated parties), where the price applied by a taxpayer differs by more than 20% from the price applied in similar transactions by the same taxpayer within a short period of time, and barter transactions. There is no formal guidance as to how these rules should be applied in practice. The arbitration court practice with this respect is contradictory.

The Group companies occasionally perform controllable transactions (e.g. intercompany transactions) based on the terms which Russian tax authorities may qualify as non-market. Tax liabilities arising from intercompany transactions are determined using actual transaction prices. It is possible with the evolution of the interpretation of the transfer pricing rules in the Russian Federation and the changes in the approach of the Russian tax authorities, that such transfer prices could potentially be challenged in the future. Given the brief nature of the current Russian transfer pricing rules, the impact of any such challenge cannot be reliably estimated although it may be significant.

Political environment. The operations and earnings of the Company are affected by political, legislative, fiscal and regulatory developments, including those related to environmental protection. Because of the capital-intensive nature of the industry, the Company is also subject to physical risks of various kinds.  The nature and frequency of these developments and events associated with these risks, which generally are not covered by insurance, as well as their effect on future operations and earnings, are not predictable.

Sales commitments. In December 2004, the Group entered into a tripartite sales agreement with Standard Bank London (SBL) and commission agent ZAO Standard Bank (ZAO SB). According to the terms of the agreement the Group committed to sell all precious metals produced by ZAO Serebro Magadana (see Note 1) and ZAO Serebro Territorii (see Note 1) to SBL. The commitment was effective during the period from January 1, 2005 to December 31, 2009. The Group had to deliver silver to SBL at the following terms:

•                  from January 1, 2007 to December 31, 2007 London silver fix price is applied, but the minimum and maximum prices are specified for every day and these are in the range of U.S. Dollar per troy ounce 6.0-7.0 (minimum price) and U.S. Dollar per troy ounce 7.25-8.6 (maximum price); the minimum quantity to be sold is 432,961 kg;

•                  from January 1, 2008 to December 31, 2009 London silver fix price is applied, the minimum quantity to be sold is 934,560 kg.

For gold, prices and quantities are stipulated for the entire period of the agreement as follows: London gold fix price is to be applied; minimum quantity to be sold is 7,080 kg.

On December 28, 2006, the agreement on sales of metal with SBL was novated resulting in changes of one of the parties to the agreement and of the amounts of metal sales commitments. ABN Amro became a new party to the agreement instead of SBL. The Group has to deliver silver to ABN Amro for the period from January 1, 2007 to December 31, 2008 under the same terms as applied to deliveries to SBL. The amount of metal sales commitments for the period from January 1, 2007 to December 31, 2007 was kept unchanged, the amount of deliveries for the period from January 1, 2008 to December 31, 2008 was fixed at 280,000 kg. There is no commitment on sales of silver to ABN Amro for the period from January 1, 2009 to December 31, 2009.

24

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 26: Commitments and Contingent Liabilities (continued)

Prices and amounts of gold sales were not determined in the agreement.

In connection with a bank loan facility provided to the Company by Gazprombank in July 2006, the Company undertook to sell to Gazprombank future production of gold and silver of the Company’s two subsidiary: OAO Okhotskaya GGC (see Note 1) and ZAO Serebro Territorii (see Note 1) at the following terms:

•                  for each 2007 and 2008 to sell 3,001 kg of gold, and for 2009 to sell 1,002 kg of gold, respectively at the price calculated by reference to London gold fix price pursuant to the formula set out in the sales contract;

•                  for each 2007 and 2008 to sell 25,001 kg of silver, and for 2009 to sell 8,000 kg of silver, respectively at the price calculated by reference to London silver fix price pursuant to the formula set out in the sales contract;

In March 2007, loan to Gazprombank was repaid in full (see Note 27). These sales commitments were not released and remained valid at the moment of current Financial Statements preparation.

In connection with General Framework Credit Line Agreement No 3608 and 3610 dated April 28, 2006 entered into between Sberbank and ZAO Zoloto Severnogo Urala (see Note 1) and OAO Okhotskaya GGC (see Note 1) respectively, OAO Okhotskaya GGC, ZAO Zoloto Severnogo Urala, ZAO Serebro Territorii and ZAO Serebro Magadana undertook to sell gold and silver to Sberbank at the following terms:

•                  for each 2007 and 2008 to sell 4,152 kg of gold, respectively at the price calculated by reference to London gold fix price pursuant to the formula set out in the sales contract;

•                  for each 2007 and 2008 to sell 199,062 kg of silver, respectively at the price calculated by reference to London silver fix price pursuant to the formula set out in the sales contract.

In March 2007, loan to Sberbank was repaid in major part (see Note 27). These sales commitments were not released and remained valid at the moment of current Financial Statements preparation.

Issued guarantees. As at December 31, 2006, the Group issued the following guarantees: for OOO Press-Invest to third party in the amount of U.S. Dollar 804 for the period up to October 20, 2007; for OOO SZLK to third party in the amount of U.S. Dollar 543 for the period up to November 1, 2007. The Company’s management estimates that the likelihood that a loss would be incurred on these guarantees is remote and the fair values of the resultant liabilities are negligible.

Litigation. During the year, the Group was involved in a number of court proceedings (both as a plaintiff and a defendant) arising in the ordinary course of business. In the opinion of management of the Group, there are no current legal proceedings or other claims outstanding, which could have a material effect on the result of operations or financial position of the Group and which have not been accrued or disclosed in these consolidated financial statements.

Insurance policies. The Russian insurance market is in a developing stage and some forms of insurance protection common in other parts of the world are not yet generally available in the Russian Federation.

The Group has entered into insurance contracts to insure property, plant and equipment, land transport and purchased accident and health insurance, medical insurance for employees. Furthermore, the Group has purchased operating entities civil liability coverage for dangerous production units.

Environmental matters. The enforcement of environmental regulation in Russian Federation is evolving and the enforcement posture of government authorities is continually being reconsidered. The Group periodically evaluates its obligations under environmental regulations. As obligations are determined, they are recognised immediately. Potential liabilities, which might arise as a result of changes in existing regulations, civil litigation or legislation, cannot be estimated but could be material. In the current enforcement climate under existing legislation, management believes that there are no significant liabilities for environmental damage.

25

JSC “POLYMETAL”

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. Dollars, except as indicated)

Note 26: Commitments and Contingent Liabilities (continued)

Joint venture with AngloGold Ashanti Limited

In September 2006, the Company signed an agreement to set up a strategic alliance and joint venture with AngloGold Ashanti Limited in 2007. Within the framework of this agreement each party will own 50% in the new joint venture, to which the Company will contribute its shares in ZAO Enisey Mining-and Geological Company and OOO Imitzoloto.

Joint venture with MongolRostsvetmet JV

On December 8, 2006, the Company signed an agreement with Mongolian-Russian MongolRostsvetmet JV to set up a joint venture AsgatPolymetal LLC. As at the date of this agreement, the parties anticipate that the funding requirements of this joint venture will be as follows:

•                  In 2007 in the amount of U.S. Dollar 4,000

•                  In 2008 in the amount of U.S. Dollar 10,000

•                  In 2009 in the amount of U.S. Dollar 17,500

As at December 31, 2006 the Company invested U.S. Dollar 250 in shared capital of the joint venture AsgatPolymetal LLC. This investment was accounted under equity method.

Note 27: Subsequent Events

Initial public offering

In February 2007, the Company completed its public offering of 40,000,000 shares at U.S. Dollar 7.75 each and placed global depository receipts on the London Stock Exchange and shares in Russian Trading System and Moscow Interbank Currency Exchange. Cash in the amount of U.S. Dollar 310,000 generated from the public offering was used for partial repayment of debt to P.A.S. Silver (Cyprus) Ltd in the amount of U.S. Dollar 10,250 (see Note 24) and partial repayment of bank loans totally amounting to U.S. Dollar 285,085:

•                  in March 2007, the Company repaid a loan to OAO Uralsib Bank in the amount U.S. Dollar 28,495

•                  in March 2007, the Company repaid a loan to Gazprombank in the amount U.S. Dollar 100,000

•                  in March 2007, the Company repaid a loan to Sberbank of Russia in the amount U.S. Dollar 156,590

Share-option plan

In March 2007 the Company has introduced the long-term incentive plan regarding provision of options for 5,540,322 its shares to the employees of the Company. Shares are provided by the controlling shareholder. During the period of March-June 2007 the terms of the plan were communicated to employees. Shares are to be provided in three tranches (1,846,774 shares each). Respective agreements with employees for the first tranche of shares are planned to be signed in July 2007. The options for shares of the first, second and third tranches will vest in February 2008, February 2009 and February 2010 respectively. The exercise price of respective options is 1 Ruble per share.

26

ANNEX 6. CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2007 AND 2006 (US GAAP)

OPEN JOINT STOCK
COMPANY POLYMETAL

Consolidated Financial Statements

For The Years Ended

December 31, 2007 and 2006

OPEN JOINT STOCK COMPANY POLYMETAL

CONTENTS

Page

STATEMENT OF MANAGEMENT’S RESPONSIBILITIES FOR THE PREPARATION AND APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006	1

INDEPENDENT AUDITORS’ REPORT	2

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006:

Consolidated balance sheets	3

Consolidated statements of operations	4

Consolidated statements of cash flows	5

Consolidated statements of changes in shareholders’ equity	6

Notes to the consolidated financial statements	7-35

OPEN JOINT STOCK COMPANY POLYMETAL

STATEMENT OF MANAGEMENT’S RESPONSIBILITIES FOR THE PREPARATION AND APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

The following statement, which should be read in conjunction with the independent auditors’ responsibilities stated in the independent auditors’ report, is made with a view to distinguishing the respective responsibilities of management and those of the independent auditors in relation to the consolidated financial statements of Open Joint Stock Company Polymetal (“JSC Polymetal”) and its subsidiaries (the “Group”).

Management is responsible for the preparation of the consolidated financial statements that present fairly the financial position of the Group as at December 31, 2007 and 2006, and the results of its operations, cash flows and changes in shareholders’ equity for the years then ended, in compliance with Accounting Principles Generally Accepted in the United States of America (“U.S. GAAP”).

In preparing the consolidated financial statements, management is responsible for:

•                  Selecting suitable accounting policies and applying them consistently;

•                  Making judgments and estimates that are reasonable and prudent;

•                  Stating whether U.S. GAAP has been followed, subject to any material departures disclosed and explained in the consolidated financial statements;

•                  Preparing the consolidated financial statements on a going concern basis, unless it is inappropriate to presume that the Group will continue in business for the foreseeable future.

Management is also responsible for:

•                  Designing, implementing and maintaining an effective and sound system of internal controls, throughout the Group;

•                  Maintaining proper accounting records that disclose, with reasonable accuracy at any time, the financial position of the Group, and which enable them to ensure that the consolidated financial statements of the Group comply with U.S. GAAP;

•                  Maintaining statutory accounting records in compliance with local legislation and accounting standards in the respective jurisdictions in which the Group operates;

•                  Taking such steps as are reasonably available to them to safeguard the assets of the Group; and

•                  Preventing and detecting fraud and other irregularities.

The consolidated financial statements for the years ended December 31, 2007 and 2006 were approved by management on July 3, 2008:

On behalf of the Board of Directors:

/s/ Nesis V.N.	/s/ Cherkashin S.A.
Nesis V.N.	Cherkashin S.A.
Chief Executive Officer	Chief Financial Officer

1

ZAO Deloitte & Touche CIS Business Center “Mokhovaya” 4/7 Vozdvizhenka St., Bldg. 2 Moscow, 125009 Russia

Tel: +7 (495) 787 0600 Fax: +7 (495) 787 0601 www.deloitte.ru

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of Open Joint Stock Company “Polymetal”:

We have audited the accompanying consolidated balance sheet of Open Joint Stock Company “Polymetal” and its subsidiaries (the “Group”) as at December 31, 2007, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of the Group for the year ended December 31, 2006 were audited by other auditors whose report, dated June 21, 2007, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Group as at December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

July 3, 2008

Member of
Audit • Tax • Consulting • Financial Advisory •	Deloitte Touche Tohmatsu

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OPEN JOINT STOCK COMPANY POLYMETAL

CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except share and per share data)

		December 31,	December 31,
	Note	2007	2006
Assets
Cash and cash equivalents		5,019	6,532
Accounts receivable		—	3,218
Prepayments to suppliers		12,540	13,872
Inventories	5	213,141	155,629
Short-term VAT receivable	6	52,078	45,335
Short-term deferred tax asset	7	3,806	816
Other current assets	8	18,057	13,904
Total current assets		304,641	239,306

Property, plant and equipment	9	502,470	406,418
Goodwill	10	30,141	31,896
Investments and long-term loans to third parties		269	615
Long-term loans to related parties	11	6,119	6,138
Long-term VAT receivable	6	10,288	9,019
Long-term deferred tax asset	7	3,926	3,962
Total non-current assets		553,213	458,048

Total assets		857,854	697,354

Liabilities and shareholders’ equity
Accounts payable and accrued liabilities		32,252	29,216
Accounts payable to related parties		—	302
Short-term debt and current portion of long-term debt	12	152,006	229,770
Taxes payable		9,453	7,292
Short-term deferred tax liability	7	11,437	14,902
Current portion of capital lease liabilities	13	2,417	4,210
Total current liabilities		207,565	285,692

Long-term portion of capital lease liabilities	13	147	2,445
Long-term debt	14	71,200	169,895
Long-term debt from related parties		2	4,574
Deferred tax liability	7	37,628	35,284
Reclamation and mine closure obligation	15	8,035	7,230
Deferred payments	16	7,438	—
Total non-current liabilities		124,450	219,428

Total liabilities		332,015	505,120

Commitments and contingencies	26	—	—

Shareholders’ equity
Share capital (2,444,000,000 shares authorized with par value of Rubles 0.2 per share; 315,000,000 and 275,000,000 shares issued at December 31, 2007 and 2006, respectively; 309,459,677 and 275,000,000 shares outstanding at December 31, 2007 and 2006, respectively)	17	6,698	6,397
Additional paid-in capital		367,129	56,710
Treasury shares, at cost (5,540,323 ordinary shares at December 31, 2007)	17	(50)	—
Accumulated other comprehensive income		56,208	10,447
Retained earnings		95,854	118,680
Total shareholders’ equity		525,839	192,234

Total liabilities and shareholders’ equity		857,854	697,354

The accompanying consolidated notes are integral part of these consolidated financial statements.

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OPEN JOINT STOCK COMPANY POLYMETAL

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except share and per share data)

		December 31,	December 31,
	Note	2007	2006

Revenues	19	308,747	315,596

Cost of sales	20	254,638	171,283

Gross profit		54,109	144,313

General, administrative and selling expenses		42,275	28,351

Other operating expenses	21	27,423	21,207

Operating (loss)/income		(15,589)	94,755

Interest expense		10,519	25,267

Capital lease finance costs		2,088	2,569

Exchange gain, net		(11,433)	(26,784)

(Loss)/income before income tax and minority interest		(16,763)	93,703

Income tax expense	22	6,063	25,755

(Loss)/income before minority interest		(22,826)	67,948
Minority interest		—	6,261

Net (loss)/income		(22,826)	61,687

Basic and diluted (loss)/earnings per share (expressed in U.S. Dollars)	17	(0.074)	0.224

Weighted average number of shares outstanding		307,581,330	275,000,000

The accompanying consolidated notes are integral part of these consolidated financial statements.

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OPEN JOINT STOCK COMPANY POLYMETAL

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars)

	December 31,	December 31,
	2007	2006
Cash flows from operating activities
Net (loss)/income	(22,826)	61,687
Adjustments to reconcile net (loss)/ income to cash provided by operations:
Depreciation and depletion	47,329	39,366
Capital lease finance costs	2,088	2,569
Deferred income tax (gain)/expense	(6,379)	3,801
Loss on disposal of property, plant and equipment	343	1,339
Minority interest	—	6,261
Share based compensation	10,584	—
Exchange gain, net	(11,433)	(26,784)
Loss on impairment of asset	6,676	—
Other non-cash expense	8,489	228
Changes in working capital, excluding cash:
Accounts receivable	3,587	—
Prepayments to suppliers	1,813	(127)
Inventories	(36,174)	(46,427)
VAT receivable	(4,060)	(6,615)
Other current assets	(11,074)	(5,166)
Accounts payable and accrued liabilities	8,655	231
Taxes payable	(424)	(1,261)
Net cash (used in) / provided by operating activities	(2,806)	29,102

Cash flows from investing activities
Additions to property, plant and equipment	(115,654)	(60,311)
Proceeds from the sale of property, plant and equipment	4,211	2,845
Acquisition of subsidiaries and minority interest, net of cash acquired	(18,250)	(93,705)
Equity investment	—	(250)
Loans provided to third parties	—	(764)
Repayment of loans provided to third parties	392	501
Loans provided to related parties	—	(6,138)
Repayment of loans provided to related parties	465	15,088
Net cash used in by investing activities	(128,836)	(142,734)

Cash flows from financing activities
Proceeds from short-term loans and borrowings	242,907	433,303
Repayment of short-term loans and borrowings	(352,110)	(396,396)
Proceeds from long-term loans and borrowings	388,506	292,000
Repayment of long-term loans and borrowings	(450,996)	(88,599)
Proceeds from issuance of shares, net of costs incurred of U.S. Dollar 10,716	299,284	—
Bonus received from depositary	8,560	—
Proceeds from long-term loans and borrowings from related parties	45,013	4,574
Repayments of long-term loans and borrowings from related parties	(44,797)	(100,000)
Purchase of treasury shares	(50)	—
Redemption of bonds	—	(27,680)
Capital lease payments	(6,663)	(17,725)
Net cash provided by financing activities	129, 654	99,477

Exchange effects on cash balances	475	1,762
Net decrease in cash and cash equivalents	(1,513)	(12,393)
Cash and cash equivalents at the beginning of the year	6,532	18,925
Cash and cash equivalents at the end of the period	5,019	6,532

Supplementary cash flow information
Interest paid	18,800	27,024
Income taxes paid	2,345	22,328

The accompanying consolidated notes are integral part of these consolidated financial statements.

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OPEN JOINT STOCK COMPANY POLYMETAL

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except share data)

						Accumulated
						other		Total
		Number	Share	Additional	Treasury	comprehensive	Retained	shareholders’
	Note	of shares	capital	paid-in capital	shares	(loss)/ income	earnings	equity
Balance at December 31, 2005		275,000,000	6,397	56,710	—	(4,299)	56,993	115,801

Comprehensive income:
Net income							61,687	61,687
Currency translation adjustment						14,746		14,746
Total comprehensive income								76,433

Balance at December 31, 2006		275,000,000	6,397	56,710	—	10,447	118,680	192,234

Comprehensive income:
Net loss							(22,826)	(22,826)
Currency translation adjustment						45,761		45,761
Total comprehensive income								22,935

Share issuance, net of transaction costs of 10,716	17	40,000,000	301	299,835				300,136
Share based compensation				10,584				10,584
Acquisition of treasury shares	17	(5,540,323)			(50)			(50)

Balance at December 31, 2007		309,459,677	6,698	367,129	(50)	56,208	95,854	525,839

The accompanying consolidated notes are integral part of these consolidated financial statements.

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OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

1.              BACKGROUND

Ownership structure

Open Joint Stock Company “Interregional Research and Production Association “Polymetal” was incorporated on March 12, 1998 in the Russian Federation. On December 19, 2006, the Open Joint Stock Company “Interregional Research and Production Association “Polymetal” was renamed as Open Joint Stock Company “Polymetal” (hereinafter, JSC “Polymetal” or “the Company”).

The Company’s majority shareholder prior to November 2005 was Closed Joint Stock Company ICT (“CJSC ICT”), which, together with its subsidiaries formed the ICT group. In November 2005, CJSC ICT sold their interests in the Company to Open Joint Stock Company Nafta Moskva (“JSC Nafta Moskva”).

In 2006, after restructuring of JSC Nafta Moskva, Nafta Moskva (Cyprus) Limited, a subsidiary of JSC Nafta Moskva, became the sole shareholder of the Company until the Company’s public offering. In February 2007, the Company placed 40,000,000 ordinary shares with par value of Rouble 0.2 per share in the form of Global Depositary Receipts (“GDR’s”) on the London Stock Exchange, as well as shares on the Non-for-profit Partnership “Stock Exchange “Russian Trading System” and Closed Joint Stock Company “Moscow Interbank Currency Exchange”.

In June 2008 Nafta Moskva (Cyprus) Limited sold all of its interest in the Company (68.0%) to three parties: Quotan International Limited, controlled by ICT Group (24.05%), PPF Group NV, controlled by Petr Kellner (24.9%), and Inure Enterprises Limited, controlled by Alexander Mamut (19.05%).

Mr. V. N. Nesis, the General Director of JSC “Polymetal”, has a close family relationship with the owner of CJSC ICT. Accordingly, transactions with companies of the ICT group continue to be disclosed in these consolidated financial statements as related party transactions.

Composition of the Group

The Company and its subsidiaries are collectively referred to as “the Group”. As at December 31, 2007, the Company had the following significant mining subsidiaries:

			Effective
		Voting	ownership
		interest	interest
Name of subsidiary	Field	%	%

CJSC Zoloto Severnogo Urala	Vorontsovkoye	100	100
JSC Okhotskaya GGC	Khakandjinskoye, Urjevskoe	100	100
CJSC Serebro Territorii	Lunnoe, Arylakh	100	100
CJSC Serebro Magadana	Dukat	100	100

Changes in the Group structure and voting and ownership interests in major production subsidiaries in 2007 and 2006 are described in Note 24.

Business activities

The Group is engaged in gold and silver mining and related activities, including exploration, extraction, processing and reclamation. Since incorporation, the Group has acquired a number of gold and silver mining properties, which require significant investment to bring to commercial production. The Group owns producing assets at Vorontsovkoye and Lunnoe fields, Dukat and Khakandjinskoye mines.

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OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

The Group has three reportable segments which are based on regional locations in Russia.

All of the Group’s customers, operations and assets are located in Russia.

The Group holds the following significant mining licenses: Vorontsovskoye field (Sverdlovsk region), Lunnoe field, Arylakh field and Dukat field (Magadan region), Khakandjinskoye field and Urjevskoe field (Khabarovsk region).

2.                      BASIS OF PRESENTATION

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company and its significant subsidiaries are all domiciled in the Russian Federation and maintain their accounting records and prepare their statutory financial statements in accordance with the Regulations on Accounting and Reporting of the Russian Federation (“RAR”). The accompanying consolidated financial statements have been prepared from these accounting records and adjusted, where necessary, to comply with U.S. GAAP.

Recent issued accounting pronouncements

Accounting pronouncements effective during the period

In June 2006, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 06-03, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation) (“EITF No. 06-03”). EITF No. 06-03 provides that the presentation of taxes assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer on either a gross basis (included in revenues and costs) or on a net basis (excluded from revenues) is an accounting policy decision that should be disclosed. The provisions of EITF No. 06-03 became effective for fiscal years beginning after December 15, 2006. The Group continues to present such taxes on a net basis in the consolidated statement of operations, and therefore, the adoption of EITF No. 06-03 had no effect on the Group’s consolidated financial position or results of operations.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 became effective for fiscal years beginning after December 15, 2006. The Group adopted FIN 48 on January 1, 2007. The adoption of FIN 48 had no impact on the Group’s beginning retained earnings.

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OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

Accounting pronouncements effective in the future

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 creates a fair value hierarchy, which prioritizes the inputs that should be used in determining fair value. Under this pronouncement, companies must provide disclosures containing relevant information in the financial statements, allowing users to assess inputs used to measure fair value, as well as the effect of those measurements on earnings for the periods presented, including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Group is currently evaluating the provisions of SFAS No. 157 to determine the potential impact, if any, the adoption will have on the Group’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financials Liabilities – Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). This standard permits, but does not require, measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Group adopted the provisions of SFAS No. 159 effective January 1, 2008. Management has decided not to designate any additional financial instruments to be accounted for at the fair value effective January 1, 2008 and therefore believes that the adoption will not have a material impact on the Group’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R significantly changes the accounting for business combinations. Under SFAS No. 141R, an acquirer entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment for certain specific acquisition related items including expensing acquisition related costs as incurred, valuing noncontrolling interest at fair value at the acquisition date and expensing restructuring costs associated with the acquired business. SFAS No. 141R is to be applied prospectively to the business combinations for which the acquisition date is on or after January 1, 2009. The Group is currently assessing the impact of adopting the statement.

In December 2007, FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements - an amendment of Accounting Research Bulletin (“ARB”) 51, Consolidated Financial Statements (“SFAS No. 160”). SFAS No. 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by third parties, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when the subsidiary is deconsolidated. SFAS No. 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interest of the noncontrolling owners. SFAS No. 160 is effective for fiscal periods beginning on or after December 15, 2008. Earlier adoption is prohibited. The Group will apply this standard for its consolidated financial statements issued for fiscal year beginning January 1, 2009. The Group has not yet determined the impact of this standard will have on the Group’s consolidated results of operations, financial position or cash flows.

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OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

In May 2007, the FASB issued FASB Staff Position FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP FIN 39-1”). FSP FIN 39-1 modifies FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts (“FIN No. 39”) and permits companies to offset cash collateral receivables or payables with net derivative positions under certain circumstances. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Group believes that the adoption of FSP FIN 39-1 will not have material effect on its consolidated financial statements.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, including discussion and disclosure of contingent liabilities. Significant areas requiring the use of management estimates relate to the determination of mineral reserves, mine closure liabilities, reclamation and environmental obligations, impairment of assets and valuation allowances for deferred tax assets. Actual results could differ from these estimates.

Reporting and functional currency

The Russian Ruble (“Ruble”) is considered to be the functional currency of the Company and all its subsidiaries domiciled in the Russian Federation. Most of the Group’s sales revenues and purchases and certain financing agreements are settled in Russian Rubles. The U.S. Dollar is the reporting currency selected by the Group for purposes of financial reporting in accordance with U.S. GAAP.

As a result, the transactions and balances in the accompanying consolidated financial statements have been translated into U.S. Dollars in accordance with the relevant provisions of SFAS No. 52, Foreign Currency Translation. Consequently, assets and liabilities are translated at period closing exchange rates. Revenues, expenses, gains and losses have been translated using period average exchange rates. Translation differences resulting from the use of these exchange rates have been included as a separate component of shareholders’ equity.

Transactions in foreign currencies are recorded at the exchange rate prevailing on the date of the transaction. Assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in the effect at the balance sheet date.

The following exchange rates were used at the reporting dates:

	December 31,	December 31,
	2007	2006

U.S. Dollar	24.55	26.33
Average exchange rate for the year, U.S. Dollars	25.55	27.14

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OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

3.                      SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the results of operations of all entities in which the Company directly or indirectly controls more than 50 percent of the voting power and all variable interest entities in which the Company, or a subsidiary in the Group is regarded to be the primary beneficiary.

All intercompany transactions and balances between Group companies have been eliminated.

Business acquisitions

Business acquisitions from third parties are accounted for using the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on the fair value at the time of the acquisition. The excess purchase price over the fair value of identifiable assets and liabilities acquired is treated as goodwill. The results of operations of entities acquired from third parties are included in the Group’s results of operations from the date of acquisition.

Acquisitions of entities under common control are accounted for on a carryover basis, which results in the historical book value of assets and liabilities of the acquired entity being combined with the assets and liabilities of the Group. The consolidated and combined historical statements of the Group are retroactively restated to reflect the effect of the acquisition during the entire period in which the entities where under common control. Any different between the purchase price and the net assets acquired is reflected in shareholders’ equity.

Asset impairment

The Group assesses its held-for-use long lived assets for impairment when events or changes in circumstances indicate that the related carrying amount may not be recoverable. If the sum of estimated future cash flows on an undiscounted basis is less than the carrying amount of the related assets, an impairment is considered to exist. The related impairment loss is measured by comparing the estimated future cash flows on a discounted basis to the carrying amount of the asset.

An individual operating mine is not a typical “going-concern” business because of the finite life of its reserves. The allocation of goodwill to an individual operating mine will result in an eventual goodwill impairment due to the wasting nature of the mine reporting unit. In accordance with the provisions of SFAS 142, Goodwill and Other Intangibles (“SFAS 142”), the Group performs a review of goodwill for impairment, at least annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

In accordance with SFAS No. 142, goodwill is reviewed for impairment by comparing the carrying value of each reporting unit’s net assets (including allocated goodwill) to the fair value of those net assets. If the reporting unit’s carrying amount is greater than its fair value, then a second step is performed whereby the portion of the fair value that relates to the reporting unit’s goodwill is compared to the carrying value of that goodwill. The Company recognizes a goodwill impairment charge for the amount by which the carrying value of goodwill exceeds the fair value. The Company has determined that there are no impairment losses in respect of goodwill for any of the reporting periods covered by these financial statements.

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OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

Cash and cash equivalents

Cash and cash equivalents include cash and other highly liquid investments that are readily convertible to known amounts of cash and with an original maturity of three months or less at the date of purchase.

Accounts receivable

Accounts receivable are measured at cost less an allowance for doubtful accounts, which is established based upon an assessment of the aging of accounts and the Group’s past experience of collecting payments. The Group had no allowance for doubtful accounts outstanding at December 31, 2007 or 2006.

Inventories and spare parts

Inventories including gold and silver in process, refined metals, dore, ore stockpiles, spare parts and consumable supplies are stated at the lower of cost or market value. Cost is determined as the sum of the applicable expenditures and charges directly or indirectly incurred in bringing inventories to their existing condition and location.

Gold and silver in process, dore are valued at the average total production costs at the relevant stage of production. Ore stockpiles are valued at the average moving cost of mining ore. Spare parts and consumable supplies are valued at the lower of weighted average cost or market value. Refined metals are valued at the cost of production per unit of gold or silver.

Write downs are made for unrealizable inventory in full.

Financial instruments

A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that imposes an obligation to deliver or right to receive cash or another financial instrument. The fair values of financial instruments are determined with reference to various market information and other valuation methods, as considered appropriate. However, considerable judgment is required to interpret market data and to develop the estimates of fair value. Accordingly, the estimates presented herein may differ from the amounts the Group could receive in current market exchanges.

For long-term borrowings, the difference between the fair value and carrying value was not material as interest rate as at December 31, 2007 approximates market rate and there was no change for the credit rating of the Group in 2007. The carrying values of cash and cash equivalents, other short-term investments, accounts and notes receivable, accounts and notes payable, other accrued liabilities, taxes payable and short-term debt, approximate their fair values because of the short maturities of these instruments.

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OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

Derivatives

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS No. 133”), establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 provides that normal purchase and normal sale contracts, when appropriately designated, are not subject to the statement. Normal purchases and normal sales are contracts which provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold by the reporting entity over a reasonable period in the normal course of business. To qualify for the normal purchases and normal sales exception, it must be probable at inception and throughout the term of the individual contract that the contract will not settle net and will result in physical delivery. The Group’s forward sales contracts are designated as normal purchases and sales. The Group does not have any other derivative financial instruments.

Property, plant and equipment

Property, plant and equipment consist of assets of the Group directly related to mining and processing of ore and include costs of development of the mining properties, the costs of acquisition or construction of property, plant and equipment and capitalized interest. Expenditures for major improvements and renewals are capitalized. The cost of maintenance, repairs and replacement of minor items of plant and equipment is charged to operations as incurred. Interest attributable to the acquisition or construction of property, plant and equipment is capitalized using an overall borrowing rate as a cost of the asset up to the time the asset is put into use. All other interest is expensed as incurred. Gains and losses on the disposal of assets are included in the statement of operations in the period of disposal.

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of established proven and probable reserves, the costs incurred in exploration and development of such property, including costs to further delineate the ore body and remove any overburden to initially expose the ore body are capitalized.

In accordance with EITF Issue 04-6, Accounting for Stripping Costs in the Mining Industry, post production stripping costs are considered the costs of the extracted minerals under a full absorption costing system and recognized as a component of inventory to be recognized in cost of sales in the same period as the revenue from the sales of inventory.

Leased property, plant and equipment meeting the criteria of capital lease are capitalized; valued at the lower of the assets fair value and net present value of the total minimum future lease payments. The corresponding part of lease payments is recorded as a liability. Amortization of capitalized leased assets related to mining is computed using the units-of-production method or over the term of the lease, if shorter.

Depletion of property, plant and equipment related to mining are computed using the units-of-production method based on the actual production for the period compared with total estimated proven and probable reserves. In respect of those items of property, plant and equipment whose useful lives are expected to be less than the life of mine, depreciation over the period of the items’ useful life is applied.

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OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

Depreciation of non-mining assets is provided on a straight-line basis over the economic useful lives of these assets at the following annual rates:

•	Machinery and equipment	1-20 years;

•	Transport and other	1-10 years.

Property, plant and equipment are assessed for possible impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). SFAS No. 144 requires long-lived assets with recorded values that are not expected to be recovered through future cash flows to be written down to current fair value. Fair value is generally determined from estimated discounted future net cash flows.

Construction-in-progress comprises costs directly related to mine development, construction of buildings, infrastructure, processing plant, machinery and equipment. Cost also includes finance charges capitalized during the development and construction periods where such costs are financed by borrowings. Amortization or depreciation of these assets commences when the assets are put into production.

Pension obligations

The Group pays mandatory contributions to the state social funds, which are expensed as incurred. For the year ended December 31, 2007 and 2006, the Group contributed U.S. Dollar 11,781 and 14,919, respectively.

Reclamation and mine closure

The Group accounts for reclamation, site restoration and closure obligations based on the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations. When the liability is initially recorded, the Group capitalizes the cost by increasing the carrying amount of the related long lived asset. Over time, the liability is accreted to its present value at the end of each period, and capitalized cost is amortized over the mine life or the useful life of the related asset.

Income taxes

The Group accounts for income taxes using the balance sheet liability method required by SFAS No. 109. Deferred income tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, in accordance with SFAS No. 109. Deferred income tax assets and liabilities are measured using enacted tax rates for periods in which these temporary differences are expected to reverse. Valuation allowances are provided for deferred income tax assets when management believes that it is more likely than not that the assets will not be realized.

In the normal course of business the Group is subject to examination by taxing authorities throughout the Russian Federation. Interregional Inspectorate of the Federal Tax Service (“IIFTS”) have commenced examinations of the Group’s tax returns for 2003 through 2005. No significant adjustments have been proposed by IIFTS as at December 31, 2007.

Uncertain tax positions are recognized in the financial statements for positions which are considered more likely than not of being sustained based on the technical merits of the position on audit by the tax authorities. The measurement of the tax benefit recognized in the financial statements is based upon the largest amount of tax benefit that, in management’s judgment, is greater than 50% likely of being realized based on a cumulative probability assessment of the possible outcomes.

14

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

As at December 31, 2007, the Group’s liability for unrecognized tax benefit was U.S. Dollar 1,839. The whole amount would affect the Group’s effective tax rate if recognized.

The Group records penalties and accrued interest related to uncertain tax positions in income tax expense. As at December 31, 2007, U.S. Dollar 91 were included in the liability for uncertain tax positions for the probable payment of interest and penalties.

There are no items that are affected by expiring statute of limitations within the next 12 months.

Revenue recognition

Revenue is derived principally from the sale of gold and silver and is measured at the fair value of consideration received or receivable, after deducting discounts. A sale is recognized when the significant risks and rewards of ownership have passed. This is usually when title and risk have passed to the customer and the goods have been delivered to the customer. Revenue is presented in consolidated statement of operations net of VAT.

The Group sells metal to banks through long-term agreements. The sales price, as determined in the agreement, may be variable based upon the London Bullion Market Association spot price or fixed.

Share based compensation

The Group’s board of directors awards share options to certain employees. The Group applies SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”), to its accounting for share based compensation. SFAS 123(R) requires companies to recognize compensation costs for share-based payments to employees based on the grant-date fair value of the award.

The fair value of the share-based payments is calculated at the grant date using the Black-Scholes option pricing model. For equity-settled share-based payments, the fair value is determined using the Black-Scholes model and expensed on a straight-line basis over the vesting period based on the Group’s estimate of the shares that will eventually vest.

Share options are subject to a three year vesting condition and the fair value is recognized as an employee benefit expense with a corresponding increase in additional paid-in-capital over the vesting period. The proceeds received, net of any directly attributable transaction costs are credited to ordinary share capital (nominal value) and additional paid-in-capital when the options are exercised.

Comprehensive income

Comprehensive income is defined as all changes in shareholders’ equity, except those arising from transactions with shareholders. Comprehensive income includes net income and other comprehensive income (loss), which for the Group consists of changes in foreign currency translation gains or losses.

15

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

4.                      RECLASSIFICATIONS

Certain comparative information presented in the consolidated balance sheet as at December 31, 2006 has been reclassified in order to achieve comparability with the presentation used in the consolidated balance sheet as at December 31, 2007. After considering all relevant quantitative and qualitative information, the Group concluded that these reclassifications are not material to the consolidated financial statements as at December 31, 2006:

	Before	After
	reclassifications	reclassifications	Difference

Accounts receivable	17,090	3,218	(13,872)
Prepayments to suppliers	—	13,872	13,872
Short-term loans to third parties	442	—	(442)
Related party receivables and prepayments	126	—	(126)
Other current assets	13,336	13,904	568
Investments and long-term loans to third parties	—	615	615
Investments	250	—	(250)
Long-term loans to third parties	365	—	(365)

Total	31,609	31,609	—

In previous reporting periods prepayments to suppliers were not presented separately in the consolidated balance sheet, and were instead included in accounts receivable. In 2007, it was decided to present the balance of prepayments to suppliers separately.

In previous reporting periods short-term loans to third parties and related party receivables and prepayments were presented separately in the consolidated balance sheet. As at December 31, 2007 as there is no balance in short-term loans to third parties and related party receivables and prepayments, management decided to aggregate the December 31, 2006 balances within other current assets.

In previous reporting periods investments and long-term loans to third parties were presented separately in the consolidated balance sheet. As at December 31, 2007, as there is no balance in long-term loans to third parties, management decided to aggregate the December 31, 2006 balances of investments and long-term loans to third parties.

5.                      INVENTORIES

	December 31,	December 31,
	2007	2006

Consumables and spare parts	73,613	66,336
Ore stock piles	62,106	48,634
Work-in-process	35,566	28,340
Dore	12,784	1,890
Refined metals	29,072	10,429

Total	213,141	155,629

16

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

6.       VAT RECEIVABLE

	December 31,	December 31,
	2007	2006

Short-term VAT receivable	52,078	45,335
Long-term VAT receivable	10,288	9,019

Total	62,366	54,354

Long-term value-added tax (“VAT”) receivable primarily represents VAT balances resulting from capital expenditures and operating activities which are not expected to be recovered within the next calendar year due to specific requirements of the tax regulations. Management believes that these balances are fully recoverable from the tax authorities when the respective capital assets qualify as having been put into operation for VAT purposes.

7.       DEFERRED TAX

The components of deferred tax assets and liabilities were as follows:

	December 31,	December 31,
	2007	2006

Deferred tax assets:
Tax losses carried forward	2,140	3,962
Deferred payments	1,786	—
Other current assets	1,326	517
Accounts payable	2,480	299
Total deferred tax assets	7,732	4,778

Deferred tax liabilities:
Property, plant and equipment	(37,628)	(35,284)
Inventories	(11,437)	(14,902)
Total deferred tax liabilities	(49,065)	(50,186)

Net deferred tax liabilities	(41,333)	(45,408)

Deferred tax asset, short-term	3,806	816
Deferred tax asset, long-term	3,926	3,962
Deferred tax liability, short-term	(11,437)	(14,902)
Deferred tax liability, long-term	(37,628)	(35,284)

The tax losses carried forward represent the amounts, which will be off-set against future taxable income to be generated by CJSC Serebro Territorii, CJSC Serebro Magadana, JSC Okhotskaya GGC and the Company during the period up to 2015. Each legal entity within the Group represents a separate tax-paying component for income tax purposes. The tax losses of one entity cannot be used to reduce taxable income of other entities in the Group.

As at December 31, 2007 and 2006 the aggregated tax losses carried forward were U.S. Dollar 8,917 (Rubles 218,878 thousand) and U.S. Dollar 16,509 (Rubles 434,711 thousand) respectively.

17

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

As at January 1, 2007 the Group changed the tax base calculation of its work-in-progress, ore, dore and refined metals, allocating certain direct production costs previously treated as costs of the period incurred and not allocated to inventory for statutory tax purposes. As a result of the change, deferred tax liability as at December 31, 2007 and net loss for the year ended December 31, 2007 decreased by U.S. Dollar 8,136, basic and diluted loss per share decreased by U.S. Dollars 0.026.

The Group does not recognize a deferred tax liability on undistributed earnings of its subsidiaries as it expects that these earnings will ultimately be recovered in tax-free transactions.

8.       OTHER CURRENT ASSETS

	December 31,	December 31,
	2007	2006

Taxes receivable	12,442	7,977
Other receivables	4,111	2,000
Other current assets	1,504	3,927

Total	18,057	13,904

9.       PROPERTY, PLANT AND EQUIPMENT

	December 31,	December 31,
	2007	2006

Buildings and underground workings	210,710	147,358
Machinery and equipment	155,607	161,571
Transport and other	52,079	22,130
Mineral rights	159,294	130,175
Construction-in-progress	96,090	58,770
Total cost	673,780	520,004

Less: Accumulated depreciation and depletion	(171,310)	(113,586)

Net book value	502,470	406,418

At December 31, 2007, capital leases included within property, plant and equipment total U.S. Dollar 47,555 (of which machinery and equipment was U.S. Dollar 39,197 and transport and other was U.S. Dollar 8,358) (as at December 31, 2006: U.S. Dollar 79,335, of which machinery and equipment was U.S. Dollar 62,183 and transport and other was U.S. Dollar 17,152).

At December 31, 2007, total accumulated depreciation and depletion of capitalized leases was U.S. Dollar 31,749 (of which machinery and equipment was U.S. Dollar 26,525 and transport and other was U.S. Dollar 5,224). At December 31, 2006, total accumulated depreciation and depletion of capitalized leases was U.S. Dollar 20,328, of which machinery and equipment was U.S. Dollar 15,972 and transport and other was U.S. Dollar 4,356).

Long-term deferred exploration expenditures, which are included within construction-in-progress, amounted to U.S. Dollar 41,520 and U.S. Dollar 11,766 at December 31, 2007 and 2006, respectively.

18

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

Mineral rights of the Group are comprised of mineral rights acquired by the Group upon purchase of subsidiaries. Accumulated depletion of mineral rights was U.S. Dollar 28,467 and U.S. Dollar 10,969 at December 31, 2007 and 2006, respectively.

Construction-in-progress in the amount of U.S. Dollar 96,090 and U.S. Dollar 58,770 is not being amortized as it was not yet put into use as at December 31, 2007 and 2006, respectively.

In 2007, management of the Group decided that it was no longer economically viable to mine the open pit reserves located at Lunnoe field. Therefore, the related open pit mine is not currently used in operations and has been written off entirely, which has resulted in impairment losses of U.S. Dollar 6,676 (see Note 21), which relates entirely to Magadan segment.

As at December 31, 2007, property, plant and equipment with carrying value of U.S. Dollar 13,860 was pledged as collateral for the loan from ABN Amro (see Note 14).

10.     GOODWILL

December 31,
2007

Beginning balance	31,896
Additions during the current year (see Note 24)	10,183
Reclassification	(13,226)
Effect of foreign exchange rate	1,288

Total	30,141

During the year ended December 31, 2007, the Group has reclassified certain amounts from goodwill to mineral rights within property, plant and equipment related to 2006 acquisitions. Subsequent to the issuance of the consolidated financial statements of the Group for the year ended December 31, 2006, management determined that in accordance with EITF 04-3, Mining Assets: Impairment and Business Combination, value beyond proven and probable reserves not previously identified separately from goodwill in the purchase price allocation, should instead be classified as mineral rights, which are a component of property, plant and equipment. In addition, management determined that the interests acquired during 2006 in ZAO Enisey Mining-and-Geological Company and Albazino Resources LLC did not meet the definition of acquired businesses in accordance with SFAS No. 141, Business Combinations, and should instead have been accounted for as acquisitions of mineral rights. After considering all relevant quantitative and qualitative information, the Group concluded that these reallocations were not material to the consolidated financial statements for the year ended December 31, 2006. As a result, an amount of goodwill of U.S. Dollar 13,226 as at December 31, 2007 was reclassified to mineral rights within property, plant and equipment, net of deferred taxes equal to U.S. Dollar 2,422.

19

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

11.     LONG-TERM LOANS TO RELATED PARTIES

	Interest	December 31,	December 31,
	rate	2007	2006

Accord-Invest LLC	10.5%	5,334	5,343
Employees	1%	785	795

Total		6,119	6,138

Accord-Invest LLC together with the Company was under common control of the parent company Nafta Moskva (Cyprus) Limited (see Note 1). The loan to Accord-Invest is unsecured and is due in January 2010.

12.               SHORT-TERM DEBT AND CURRENT PORTION OF LONG-TERM DEBT

	Interest	December 31,	December 31,
	rate	2007	2006

U.S. Dollar denominated
Sberbank	7.6–8%	—	69,591
Uralsib	9%		20,000
Alfa Bank	8%	—	14,920
Current portion of long-term debt (see Note 14)		152,006	122,105
Total U.S. Dollar denominated		152,006	226,616

Russian Ruble denominated
Investros LLC	0%	—	3,154
Total Russian Ruble denominated		—	3,154

Total		152,006	229,770

Short-term debt facilities are not collateralized.

13.     CAPITAL LEASE LIABILITIES

The Group entered into certain Russian Ruble denominated financial leases for machinery, equipment and transport vehicles.

Future minimum lease payments for the assets under capital leases at December 31 are as follows:

	December 31,	December 31,
	2007	2006

Current portion	2,417	4,210
Long-term portion	147	2,445
Present value of minimum payments	2,564	6,655

Interest payable over the term of lease	239	1,329

Total future minimum lease payments	2,803	7,984

20

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

The table below summarizes the maturities of the capital lease liabilities:

		December 31,
		2007

For the year ending December 31,	2008	2,628
	2009	141
	2010	34

Total		2,803

14.                 LONG-TERM DEBT

	Interest	December 31,	December 31,
	rate	2007	2006

U.S. Dollar denominated
Sberbank	Libor + 2%	98,000	132,000
ABN Amro Bank	Libor + 2%	50,525	60,000
Bank Uralsib	8%	44,000	—
Gazprombank	8%	15,200	100,000
Total		207,725	292,000

Russian Ruble denominated
Gazprombank	8%	15,481	—
		15,481	—
Total		223,206	292,000

Less current portion of long-term debt (see Note 12)		(152,006)	(122,105)

Total		71,200	169,895

The table below summarizes the maturities of long-term debt:

		December 31,
		2007

Year ending December 31,	2008	152,006
	2009	71,200

Total		223,206

Sberbank

In December 2006, the Group received a long-term loan facility from Sberbank of Russia which allows the Group to borrow up to U.S. Dollar 153,000 to finance its current operations, contract financing, including replenishment of working capital. The credit facility is valid until December 2009. Interest is payable monthly, and is based on LIBOR plus 2%, which resulted in rates of 6.4875% and 5.3138% as at December 31, 2007 and 2006, respectively. As at December 31, 2007, the outstanding balance under the credit facility was U.S. Dollar 98,000.

The Group has to comply with certain financial and non-financial covenants to prevent the closure of the Sberbank credit facility. One such covenant is a requirement to obtain consent for the granting of collateral interests under the Company’s subsequent financing arrangements. During 2006 the Group breached these covenants by pledging collateral to secure its U.S. Dollar 100 million loan from Gazprombank without obtaining prior written approval from Sberbank. In January 2007 Sberbank confirmed in writing that, taking into account the planned early redemption during 2007 of the Gazprombank loan, it would not demand early repayment of the Sberbank loan.

21

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

ABN Amro Bank

In December 2006, the Group received a long-term loan from ABN Amro Bank (“ABN Amro”) in the amount of U.S. Dollar 60,000 to refinance its debt to Standard Bank London. The loan is repayable in monthly installments commencing in June 2007 up to the last installment in December 2008. Interest is payable monthly and is based on LIBOR plus 2%, which resulted in rates of 6.4875% and 5.3138% as at December 31, 2007 and 2006, respectively. Under the loan agreement with ABN Amro, the Group has to comply with certain financial and non-financial covenants. The loan agreement restricts the Group from:

(i)	Disposing of its assets (including transfers, leases or sales);
(ii)	Undertaking any type of corporate reorganization (including mergers and demerges);
(iii)	Creating or incurring other forms of financial indebtedness (such as making loans or granting guarantees); and
(iv)

Taking any actions in respect of its shares, capital or participatory interest (including issuing new shares or otherwise altering its existing share capital) without the prior written consent of ABN Amro except for the offer and listing of up to 40% of the Company’s share capital.

The loan agreement restricts the Company’s ability to pay dividends for any of its financial years during the term of the loan or to make acquisitions in excess of U.S. Dollar 5 million without the prior written consent of ABN Amro.

As at December 31, 2007, property, plant and equipment with a carrying value of U.S. Dollar 13,860 was pledged as collateral for the loan from ABN Amro (see Note 9).

Gazprombank

In July 2006, the Group received a long-term loan from Gazprombank amounting to U.S. Dollar 100,000 for equipment purchase and replenishment of working capital. The loan was repayable in monthly installments due to commence July 31, 2007 up to the last installment in 2009. As a condition of Sberbank waiving any right to early repayment of the Sberbank loan as a result of a covenant violation, the Group committed to repay the Gazprombank loan in 2007. Accordingly, the total debt to Gazprombank as at December 31, 2006 was classified as short-term and included in the current portion of long-term debt (see Note 12). In March 2007, the loan to Gazprombank was fully repaid.

In September 2007, the Group received a long-term facility from Gazprombank which allows the Group to borrow funds, denominated in either U.S. Dollar or rubles, up to U.S. Dollar 62,969 (1,545,654 thousand rubles as at December 31, 2007) to finance its current operations. The credit facility is valid until December 2008. Interest is payable on a monthly basis. As at December 31, 2007, the outstanding balance under the credit facility was U.S. Dollar 30,681, including U.S. Dollar 15,200 denominated in U.S. Dollars and U.S. Dollar 15,481 (380,000 thousand rubles as at December 31, 2007) denominated in rubles.

Covenants to the loan agreements require the Group to maintain certain financial ratios, prohibit any change to the general nature of the business and limit the disposal of assets.

22

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

Bank Uralsib

In June 2007, The Group received a long-term facility from Bank Uralsib which allows the Group to borrow up to U.S. Dollar 60,000 to finance its current operations. The credit facility is valid until July 2008. Interest is payable on a monthly basis. As at December 31, 2007, the outstanding balance under the credit facility was U.S. Dollar 44,000. Covenants to the loan agreements require the Group to maintain certain financial ratios, prohibit any change to the general nature of the business and limit the disposal of assets.

15.                 RECLAMATION AND MINE CLOSURE OBLIGATION

Mine closure obligations include decommissioning and land restoration costs and are recognized on the basis of existing project business plans as follows:

	CJSC Zoloto	JSC	CJCS	GJSC
	Severnogo	Okhotskaya	Serebro	Serebro
Name of subsidiary	Urala	GGK	Magadana	Territorii	Total

Balance as at December 31, 2006	1,495	2,272	2,253	1,210	7,230
Accretion of reclamation and mine closure obligation	57	157	37	28	279
Translation effects	108	167	163	88	526

Balance as at December 31, 2007	1,660	2,596	2,453	1,326	8,035

The Group does not have assets that are legally restricted for purposes of settling asset retirement obligations.

16.                 DEFERRED PAYMENTS

Deferred payments as at December 31, 2007 comprised of an upfront payment received from Deutsche Bank Trust Company Americas. This payment was made to the Company in exchange for the Company selecting Deutsche Bank Trust Company Americas (the “Bank”) as its executive depositary bank for GDR program at the London Stock Exchange. According to the terms of depositary agreement, the Bank should execute the function of the depositary for a seven year period. In case of early termination of the depositary agreement, the Company will have to pay back certain part of the granted bonus as compensation.

17.                 SHAREHOLDERS’ EQUITY AND EARNINGS PER SHARE

As at December 31, 2007 and 2006, the authorized share capital of the Company comprised of 2,444,000,000 ordinary shares with a par value of Ruble 0.2 per share and 100,000 series A preference shares with a par value of Ruble 100.

As at December 31, 2007 and 2006, the issued share capital of the Company comprised of 315,000,000 and 275,000,000 ordinary shares, respectively, with a par value of Ruble 0.2 per share. As at December 31, 2007 and 2006, the outstanding share capital of the Company comprised of 309,459,677 and 275,000,000, respectively, ordinary shares with a par value of Ruble 0.2 per share. No preference shares were issued or outstanding.

23

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

As discussed in Note 1, in February 2007, the Company placed 40,000,000 ordinary shares with a par value of Ruble 0.2 per share in the form of GDR’s on the London Stock Exchange. The Company received U.S. Dollar 307,844 in cash, which was reduced by transaction costs of U.S. Dollar 10,716.

In September 2007, as part of the Group’s acquisition of Polymetal ESOP, the Group acquired 5,540,323 treasury shares (see Note 24).

Reserves available for distribution to shareholders are based on the statutory financial statements of the Company as a stand-alone entity, which are prepared in accordance with Regulations on Accounting and Reporting of the Russian Federation, and which differ significantly from U.S. GAAP. Russian legislation identifies the basis of distribution as accumulated profit. However, current legislation and other statutory regulations dealing with distribution rights are open to legal interpretation; consequently, actual distributable reserves may differ from the amount of accumulated profit under Russian statutory accounting rule.

The Company has potentially dilutive securities including the Group’s share option plan, which was established during 2007 (see Note 18). As the Company was in a net loss position for the period ended December 31, 2007, the stock options were anti-dilutive and therefore excluded from the calculation of diluted (loss)/earnings per share. Accordingly, basic and diluted (loss)/earnings per share were equal for the year ended December 31, 2007. The Group had no potentially dilutive securities outstanding during 2006, and accordingly, basic and diluted (loss)/earnings per share were also equal for the year ended December 31, 2006.

Basic (loss)/earnings per share were calculated by dividing net (loss)/income, as appropriate, by the weighted average number of ordinary shares outstanding during the respective reporting period.

18.                 SHARE-BASED PAYMENTS

In 2007, the Group established a share option plan (the “Option Plan”) for executive directors and senior employees of the Group.

The number of shares which a qualifying participant has become entitled to was determined by the Board of Directors on March 1, 2007. The options vest over a three year period from the grant date, contingent on continued employment with the Group.

A summary of the Group’s Option Plan is presented below:

		Weighted	Weighted
		average	average fair
		exercise price	value of options	Aggregate
	Number	(per share),	(per share),	intrinsic value,
	of shares	U.S. Dollar	U.S. Dollar	U.S. Dollar

Outstanding at December 31, 2006	—	—	—	—

Granted	5,540,332	0.04	6.97	38,848
Exercised	—	—	—	—
Forfeited	(230,847)	0.04	6.97	(1,155)

Outstanding at December 31, 2007	5,309,485	0.04	6.97	37,693

24

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

As at December 31, 2007 the Group had the following share options outstanding:

Exercise prices, U.S.	Number	Remaining weighted	Average
Dollar	of shares	average life in years	intrinsic value

0.04	5,309,485	2.17	7.10

None of the share options outstanding as at December 31, 2007 were fully vested, and will vest over a three-year period from the grant date.

The fair value of share options granted during the year ended December 31, 2007, was estimated using the Black-Scholes option pricing model. The following assumptions were used to value share based awards:

•                           Expected forfeitures. This assumption is estimated using historical trends of employees turnover. As the Group typically only grants options to senior employees and the turnover rate for such employees is minimal, the Group has estimated expected forfeitures to be 5% a year.

•                           Expected volatility. Since the Group’s ordinary shares are publicly traded only since February 2007, expected volatility has been estimated based on an analysis of the historical stock price volatility of comparable public companies for a preceding period equal to the expected term of the option grant being valued.

•                           Expected term. As the option plan has a three year vesting condition and the participant may exercise his right to redeem shares within three month of the date of obtaining the right to do so, the Group has estimated expected term as three years.

•                           Fair value of common stock is equal to the market price of underlying shares at the grant date.

•                           Risk-free interest rate. To estimate the risk-free rate, the Group used the implied yield currently available on Russian Eurobonds with a remaining term equal to the expected term of the option grant being valued.

Risk free rate	5.5%
Expected dividend yield	0%
Expected volatility	35.0%
Expected life, years	3
Fair value of shares, U.S. Dollars	7.05

For the year ended December 31, 2007, share based compensation in the amount of U.S. Dollar 10,584 (2006 – nil) was recognized in general, administrative and selling expenses. As at December 31, 2007, the Group had U.S. Dollar 28,761 of unrecognized share based compensation.

25

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

19.                 REVENUES

	Year ended	Year ended
	December 31,	December 31,
	2007	2006

Sales to third parties
Sberbank	115,510	59,915
ABN Amro Bank	104,079	—
Gazprombank	60,674	12,001
Uralsib	25,644	6,606
Standard Bank London	—	165,885
IBG NIKoil	—	3,329
Total sales to third parries	305,907	247,736

Sales to related party
Nomos Bank	—	67,169
Subtotal revenue from gold and silver sales	305,907	314,905

Other	2,840	691

Total	308,747	315,596

Revenues from Sberbank, ABN Amro Bank and Gazprombank individually exceed 10% of total revenue of the Group for 2007. Revenue from Sberbank was included in revenue of the North Ural segment – U.S. Dollar 65,476; the Khabarovsk segment – U.S. Dollar 45,773; and the Magadan segment – U.S. Dollar 4,261. Revenue from ABN Amro Bank was entirely included in revenue of the Magadan Segment. Revenue from Gazprombank was included in revenue of the North Ural segment – U.S. Dollar 14,632; the Khabarovsk segment – U.S. Dollar 26,155; and the Magadan segment – U.S. Dollar 19,887.

Revenues analyzed by geographical regions are presented below:

	Year ended	Year ended
	December 31,	December 31,
	2007	2006

Sales within Russian Federation	204,668	149,711
Sales to Europe	104,079	165,885

Total	308,747	315,596

26

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

Presented below is an analysis of revenue from gold and silver sales:

	Year ended December 31, 2007			Year ended December 31, 2006
		Average			Average
		price			price
		(U.S. Dollar			(U.S. Dollar
	Thousand	per troy	U.S.	Thousand	per troy	U.S.
	ounces	ounce)	Dollars	ounces	ounce)	Dollars

Gold	235	700.52	164,622	255	603.33	153,849
Silver	16,152	8.75	141,285	17,267	9.33	161,056

Total			305,907			314,905

In 2007, the Group delivered silver to ABN Amro Bank at fixed prices as determined by the terms of the sales contract ranging from U.S. Dollar 7.7891 to U.S. Dollar 7.82 per troy ounce for total sales of 14,493,940 troy ounces. The variance between the sales at fixed prices under the contract as compared to market prices quoted on the London Bullion Market Association (“LBMA”) resulted in a reduction to revenues of U.S. Dollar 75,704.

In 2006, the Group delivered silver to the Standard Bank London (“SBL”) at fixed prices as determined by the terms of the sales contract ranging from U.S. Dollar 6.6575 to U.S. Dollar 7.95 per troy ounce for total sales of 9,015,036 troy ounces. The variance between the sales at fixed prices under the contract as compared to market prices quoted on the LBMA resulted in a reduction to revenues of U.S. Dollar 38,701.

Discounts from the LBMA market prices on sales to banks for the year ended December 31, 2007, amounted to U.S. Dollar 722 (2006: U.S. Dollar 948) for gold and U.S. Dollar 1,752 (2006: U.S. Dollar 1,339) for silver sales. Sales are recorded in the financial statements net of discounts.

20.                 COST OF SALES

	Year ended	Year ended
	December 31,	December 31,
	2007	2006

Operating costs (excluding staff costs)	105,943	78,471
Staff costs	38,242	28,473
Depreciation and depletion	47,329	39,366
Purchase of metal from third party	20,499	—
Mining tax	15,763	15,307
Other taxes, except for income taxes	7,319	6,166
Effect of change in accounting estimate	7,068	—
Other	12,475	3,500

Total	254,638	171,283

The nature of the heap leaching process inherently limits the ability to precisely monitor inventory levels and, as a result, the balancing process is constantly monitored and estimates of recovery rates are refined based on actual results over time. As a result of reviews done to meet regulatory requirements, during 2007 the Group determined that the estimated recovery rates for heap leach process at Vorontsovskoye field applied previously to record costs associated with heap leach activities should be revised to reflect actual experience. As a result of the change, an amount of U.S. Dollar 7,068 was charged to costs of the period incurred as a result of this change in accounting estimate.

27

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

21.                 OTHER OPERATING EXPENSES

	Year ended	Year ended
	December 31,	December 31,
	2007	2006

Impairment of property, plant and equipment (see Note 9)	6,676	—
Consulting services	6,137	—
Social payments	4,407	2,976
Taxes, other than income	4,367	1,021
Exploration expenses	1,973	5,347
Bank services	713	6,788
Loss on fixed asset disposals	343	1,339
Other expenses	2,807	3,736

Total	27,423	21,207

22.                 INCOME TAX

	Year ended	Year ended
	December 31,	December 31,
	2007	2006

Current income taxes	12,442	21,954
Deferred income taxes	(6,379)	3,801

Total	6,063	25,755

A reconciliation between the reported amount of income tax expense attributable to (loss)/income before minority interest and the amount of income tax expense that would result from applying the statutory income tax rate for the years ended December 31, 2007 and 2006 is as follows:

	Year ended	Year ended
	December 31,	December 31,
	2007	2006

(Loss)/income before income tax and minority interest	(16,833)	93,703

Statutory income tax (benefit)/expense at tax rate of 24 percent	(4,040)	22,489
Share based compensation	2,540	—
Permanent tax differences (non-deductible expenses)	7,563	2,816
Other	—	450

Total income tax expense	6,063	25,755

The actual tax expense differs from the amount which would have been determined by applying the statutory rate of 24% (2006: 24%) to the (loss)/income from operations before tax and minority interest as a result of the application of Russian tax regulations, which disallow certain deductions which are included in determination of income before taxes under U.S. GAAP. These deductions include social related expenditures and other non-production costs, certain general, administrative, financing, foreign exchange related and other costs.

28

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

23.                 SEGMENTS

The Group has three reportable segments:

•	North Ural region (CJSC Zoloto Severnogo Urala);
•	Khabarovsk region (JSC Ohotskaya GGK); and
•	Magadan region (CJSC Serebro Territorii and CJSC Serebro Magadana).

The reportable segments are determined based on the Group’s geographic regional profile. Minor companies (management, exploration, purchasing and other companies) which were not included into operating segments, were included into Corporate and other.

Segment results comprises of segment gross profit, calculated as segment revenues less cost of sales for each segment. Segment expenses represent cost of sales, which are costs incurred to produce gold and silver at each operating mine, and exclude the following costs that are not allocated to operating segments: amortization of corporate assets; administration costs, costs of financing and other non-operating costs.

Corporate and other revenues comprise revenues from services provided to third parties by Group’s non-mining subsidiaries. These include exploration works for mining companies and design services related to ore field development and precious metal extraction technologies.

				Corporate
For the year ended December 31, 2007	North Ural	Khabarovsk	Magadan	and other	Total

Revenue	80,132	77,822	148,557	2,236	308,747

Cost of sales	(57,729)	(59,649)	(136,246)	(1,014)	(254,638)

Gross profit	22,403	18,173	12,311	1,222	54,109

Interest expenses, net					(10,519)

Other expenses, net					(60,353)

Total income from continuing operations before income tax and minority interest:					(16,763)

Segment assets:
Property, plant and equipment, net	96,269	145,229	190,265	70,707	502,470

Accounts receivable, inventories, prepayment to suppliers, and VAT receivables	62,316	65,679	109,119	50,934	288,048

Goodwill	—	16,592	10,183	3,366	30,141

Total segment assets	158,585	227,500	309,567	125,007	820,659

Unallocated assets:
Cash and cash equivalents					5,019

Other assets					32,176

Total assets					857,854

29

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

				Corporate
For the year ended December 31, 2006	North Ural	Khabarovsk	Magadan	and other	Total

Revenue	62,189	86,975	166,052	380	315,596

Cost of sales	(41,647)	(39,001)	(92,829)	2,194	(171,283)

Segment results – Gross profit	20,542	47,974	73,223	2,574	144,313

Interest expenses, net					(25,267)

Other expenses, net					(25,343)
Total income from continuing operations before income tax and minority interest:					93,703

Segment assets:
Property, plant and equipment, net	87,352	139,632	160,554	18,880	406,418

Accounts receivable, inventories, prepayment to suppliers, and VAT receivables	52,334	76,043	77,441	31,359	237,177

Goodwill	—	24,261	855	6,780	31,896

Total segment assets	139,686	239,936	238,850	57,019	675,491

Unallocated assets:
Cash and cash equivalents					6,532

Other assets					15,331

Total assets					697,354

30

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

24.                 ACQUISITION OF SUBSIDIARIES

CJSC Serebro Magadana

In November 2004, the Group acquired the remaining 20% interest in its subsidiary CJSC Serebro Magadana, the license owner for the Dukat mine, from company P.A.S. Silver (Cyprus) Ltd. The Group paid U.S. Dollar 21,226 in cash at the time of the acquisition and agreed to pay up to U.S. Dollar 22,500 in additional contingent future payments. The future payments were to be determined annually based on the average yearly silver price per troy ounce (“FPS”) in the range U.S. Dollar 5.5 per ounce to U.S. Dollar 10.0 per ounce:

Annual
Range of silver price per troy ounce	installments

5.5 < FPS < 6.0	500
6.0 < FPS < 7.0	1,000
7.0 < FPS < 8.0	2,000
8.0 < FPS < 9.0	5,000
9.0 < FPS < 10.0	6,000
10.0 < FPS	8,000

The agreement also contained a provision for early repayment on the occurrence of certain events, such as a public share offering. In the event of public offering the Group would pay 50% of any remaining contingent consideration within 30 days after listing.

The Group paid U.S. Dollar 2,000 during 2006 related to 2005 actual silver prices. In March 2007, as a result of the IPO in February 2007, the Group paid U.S. Dollar 10,250, which represented 50% of the total remaining potential contingent consideration of U.S. Dollar 20,500. The Group paid an additional amount of U.S. Dollar 8,000 during 2007 related to 2006 actual silver prices. The remaining contingent consideration, which will be paid based upon 2007 actual silver prices, amounting to U.S. Dollar 2,250 must be paid no later than December 2008 and is recorded within accounts payable as of December 31, 2007.

As a result of the additional contingent payments made and accrued for during 2007, bringing the total consideration to U.S. Dollar 43,726, the Group recorded goodwill of U.S. Dollar 10,183, representing the excess cost of the acquisition over the fair value of net assets acquired of U.S. Dollar 33,543.

JSC Okhotskaya GGC

In July 2006, the Group acquired an additional 30.76% interest in JSC Okhotskaya GGC, an existing consolidated subsidiary of the Group, from a related party for U.S. Dollar 73,857. In August 2006, the Group purchased the remaining 1.89% of this company for U.S. Dollar 7,500. These acquisitions were recorded using the purchase method of accounting. Goodwill that arose on acquisition of additional interest in JSC Okhotskaya GGC was primarily attributable to the expected business synergy.

The final acquisition price allocation is presented below:

Assets acquired and liabilities assumed in 2006

Property, plant and equipment	17,339
Mineral rights	27,557
Goodwill (see Note 10)	24,260
Deferred tax liabilities	(10,775)
Decrease in minority interest	22,976
Cash paid on acquisition	81,357

31

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

Other acquisitions

In September 2007, the Group acquired 100% of Polymetal Esop Limited, which holds 5,540,323 of the Company’s shares, from its parent company Nafta Moskva (Cyprus) Limited. The purchase consideration comprised of U.S. Dollar 50. The acquisition of Polymetal ESOP Limited was accounted for as acquisition of treasury shares as it did not constitute the business. These treasury shares will be used for distribution among the Share Option Plan participants (see Notes 17 and 18).

During 2007 the Group acquired a 100% of shares in Fiano Investment Limited, Imitzoloto Holdings Limited and Eniseyskaya Holdings Limited for U.S. Dollar 8. Net asset of the companies were equal to the purchase price at the date of acquisition.

In August 2006, the Group acquired a 0.01% interest in CJSC Zoloto Severnogo Urala from an unrelated party for U.S. Dollar 19. In October 2006, the Group acquired a residual 0.03% interest in CJSC Zoloto Severnogo Urala from a related party for U.S. Dollar 19.2.

In August-October 2006, the Group acquired a 0.48% interest in CJSC Serebro Territorii from an unrelated party for U.S. Dollar 33.4. In October 2006, the Group acquired a 2.41% interest in CJSC Serebro Territorii from a related party for U.S. Dollar 10.7.

Amursky Hydrometallurgy Plant LLC

In April 2007, the Group incorporated a new subsidiary -Amurskiy Hydrometallurgy Plant LLC. The Group plans on building a new plant in the Khabarovsky Region in order to process ore extracted by Albazino resources LLC.

25.                 RELATED PARTY TRANSACTIONS

Related parties are considered to include shareholders, affiliates and entities under common ownership and control with the Group and members of key management personnel. In the course of its business the Group entered in the various non-operating transactions with related parties.

In July 2006, the Group acquired an additional 30.76% interest in JSC Okhotskaya GGC, an existing consolidated subsidiary of the Company, from Accord-Invest LLC — a related party — for U.S. Dollar 73,857 (see Note 24).

In June 2007 the Group sold 85% in CJSC GRK Dukat for U.S. Dollar 0.3 to a related party. CJSC GRK Dukat did not perform any operations during 2006 and 2007. The amount of net assets at the date of disposal comprised U.S. Dollar 0.01.

As at December 31, 2007 and December 31, 2006 the amount of outstanding short-term loans provided to related parties comprised nil and U.S. Dollar 126 respectively.

As at December, 2007 and December 31, 2006 the amount of outstanding long-term loans provided to related parties comprised U.S. Dollar 6,119 and U.S. Dollar 6,138 respectively (see Note 11). The amount of interest income in 2007 is equal to U.S. Dollar 466.

32

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

26.                 COMMITMENTS AND CONTINGENCIES

Operating environment

Whilst there have been improvements in the economic situation in the Russian Federation in recent years, the country continues to display some characteristics of an emerging market. These characteristics include, but are not limited to, the existence of a currency that is not freely convertible in most countries outside of the Russian Federation, restrictive currency controls, and relatively high inflation. The tax, currency and customs legislation within the Russian Federation is subject to varying interpretations, and changes, which can occur frequently.

The prospects for future economic stability in the Russian Federation are largely dependent upon the effectiveness of economic measures undertaken by the government, together with legal, regulatory, and political developments.

Taxation

Russian tax, currency and customs legislation is subject to varying interpretations, and changes, which can occur frequently. Management’s interpretation of such legislation as applied to the transactions and activity of the companies of the Group may be challenged by the relevant regional and federal authorities. Recent events within the Russian Federation suggest that the tax authorities may be taking a more assertive position in its interpretation of the legislation and assessments. As a result, significant additional taxes, penalties and interest may be assessed. Fiscal periods remain open to review by the authorities in respect of taxes for three calendar years preceding the year of review. Under certain circumstances reviews may cover longer periods.

Out of the large operating companies of the Group, tax authorities audited JSC Okhotskaya GGC, CJSC Serebro Magadana and CJSC Serebro Territorii for the period up to 2004, and CJSC Zoloto Severnogo Urala for the period up to 2005. Nevertheless, according to the Russian tax legislation previously conducted audits do not fully exclude subsequent claims relating to the audited period.

The Group has identified contingencies related to taxes other than income tax. Such possible tax contingencies could materialize and require the Group to pay additional amounts of tax. As at December 31, 2007 management estimates such contingencies related to taxes other than income tax to be up to approximately U.S. Dollar 361. The Group believes the estimated loss related to these contingencies is not probable and, as such, it is not accrued at December 31, 2007.

Transfer pricing legislation, which was introduced from January 1, 1999, provides the possibility for tax authorities to make transfer pricing adjustments and impose additional tax liabilities in respect of all controlled transactions, provided that the transaction price differs from the market price by more than 20%. Controllable transactions include transactions with interdependent parties, as determined under the Russian Tax Code, and all cross-border transactions (irrespective whether performed between related or unrelated parties), where the price applied by a taxpayer differs by more than 20% from the price applied in similar transactions by the same taxpayer within a short period of time, and barter transactions. There is no formal guidance as to how these rules should be applied in practice. The arbitration court practice with this respect is contradictory.

The Group companies occasionally enter into controllable transactions (e.g. intercompany transactions) and based on the terms the Russian tax authorities may qualify it as non-market. Tax liabilities arising from intercompany transactions are determined using actual transaction prices. It is possible with the evolution of the interpretation of the transfer pricing rules in the Russian Federation and the changes in the approach of the Russian tax authorities, that such transfer prices could potentially be challenged in the future. Given the brief nature of the current Russian transfer pricing rules, the impact of any such challenge cannot be reliably estimated although it may be significant.

33

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

Political environment

The operations and earnings of the Group are affected by political, legislative, fiscal and regulatory developments, including those related to environmental protection. Because of the capital-intensive nature of the industry, the Group is also subject to physical risks of various kinds. The nature and frequency of these developments and events associated with these risks, which generally are not covered by insurance, as well as their effect on future operations and earnings, are not predictable.

Forward sales commitments

The Group is required to deliver a minimum quantity of 9,002,208 troy ounces of silver to ABN Amro over the period from January 1, 2008 to December 31, 2008 at the London silver fix price. If the Group defaults in the performance of its obligations under this contract, it shall pay to ABN Amro an amount, reasonably determined by ABN Amro, equal to the total cost and damages reasonably incurred, or to be reasonably incurred by ABN Amro, including without limitation, in respect of its insurance, vaulting, transportation and borrowing costs (if any) resulting from the default in the performance on such delivery obligation.

In connection with the General Framework Credit Line Agreement dated April 28, 2006 entered into between Sberbank and the Company’s subsidiaries, CJSC Zoloto Severnogo Urala and JSC Okhotskaya GGC, JSC Okhotskaya GGC, CJSC Zoloto Severnogo Urala, CJSC Serebro Territorii and CJSC Serebro Magadana are required to sell certain quantity of gold and silver calculated based on the amount of loan facility outstanding to Sberbank during 2008 at the price determined by LBMA.

Litigation

During the year, the Group was involved in a number of court proceedings (both as a plaintiff and as a defendant) arising in the ordinary course of business. In the opinion of management of the Group, there are no current legal proceedings or other claims outstanding, which could have a material effect on the result of operations or financial position of the Group and which have not been accrued or disclosed in these consolidated interim financial statements.

Insurance policies

The Russian insurance market is in a developing stage and some forms of insurance protection common in other parts of the world are not yet generally available in the Russian Federation.

The Group has entered into insurance contracts to insure property, plant and equipment, land transport and purchased accident and health and medical insurance for employees. Furthermore, the Group has purchased civil liability coverage for operating entities with dangerous production units.

Environmental matters

The enforcement of environmental regulation in Russian Federation is evolving and the enforcement posture of government authorities is continually being reconsidered. The Group periodically evaluates its obligations under environmental regulations. As obligations are determined, they are recognized immediately. Potential liabilities, which might arise as a result of changes in existing regulations, civil litigation or legislation, cannot be estimated but could be material. In the current enforcement climate under existing legislation, management believes that there are no significant liabilities for environmental damage.

34

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(In thousands of U.S. Dollars, except as indicated)

27.                 SUBSEQUENT EVENTS

In January 2008 the Group acquired 97% of shares in JSC Omolon Gold Mining Company from Kinam Magadan Gold Corporation, an unrelated party, for U.S. Dollar 15,000. In March 2008 the Group acquired 2% of shares in JSC Omolon Gold Mining Company from the Russian Federal Property Fund for U.S. Dollar 814.

In February 2008, the Group signed an agreement to set up strategic alliance and joint venture with AngloGold Ashanti Limited. Within the framework of this agreement each party will own 50% in the joint venture, to which the Group will contribute its shares in CJSC Enisey Mining and Geological Company and Imitzoloto LLC in addition to a cash contribution amounting to U.S. Dollar 13,454.

In February 2008 1,826,853 ordinary shares were transferred to the employees in accordance with share option plan (see Note 18).

35

ANNEX 7. CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2008 AND 2007 (US GAAP)

Open Joint Stock
Company Polymetal

Independent Auditors’ Report

Consolidated Financial Statements

For The Years Ended 31 December 2008 and 2007

OPEN JOINT STOCK COMPANY POLYMETAL

TABLE OF CONTENTS

Page

STATEMENT OF MANAGEMENT’S RESPONSIBILITIES FOR THE PREPARATION AND APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007	1

INDEPENDENT AUDITORS’ REPORT	2

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007:

Consolidated balance sheets	3

Consolidated statements of operations	4

Consolidated statements of cash flows	5-6

Consolidated statements of changes in shareholders’ equity	7

Notes to consolidated financial statements	8-42

OPEN JOINT STOCK COMPANY POLYMETAL

STATEMENT OF MANAGEMENT’S RESPONSIBILITIES FOR THE PREPARATION
AND APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

The following statement, which should be read in conjunction with the independent auditors’ responsibilities stated in the independent auditors’ report, is made with a view to distinguishing the respective responsibilities of management and those of the independent auditors in relation to the consolidated financial statements of Open Joint Stock Company Polymetal (“JSC Polymetal”) and its subsidiaries (the “Group”).

Management is responsible for the preparation of the consolidated financial statements that present fairly the financial position of the Group as at December 31, 2008 and 2007, and the results of its operations, cash flows and changes in shareholders’ equity for the years then ended, in compliance with Accounting Principles Generally Accepted in the United States of America (“U.S. GAAP”).

In preparing the consolidated financial statements, management is responsible for:

•                  Selecting suitable accounting policies and applying them consistently;

•                  Making judgments and estimates that are reasonable and prudent;

•                  Stating whether U.S. GAAP has been followed, subject to any material departures disclosed and explained in the consolidated financial statements;

•                  Preparing the consolidated financial statements on a going concern basis, unless it is inappropriate to presume that the Group will continue in business for the foreseeable future.

Management is also responsible for:

•                  Designing, implementing and maintaining an effective and sound system of internal controls, throughout the Group;

•                  Maintaining proper accounting records that disclose, with reasonable accuracy at any time, the financial position of the Group, and which enable them to ensure that the consolidated financial statements of the Group comply with U.S. GAAP;

•                  Maintaining statutory accounting records in compliance with local legislation and accounting standards in the respective jurisdictions in which the Group operates;

•                  Taking such steps as are reasonably available to them to safeguard the assets of the Group; and

•                  Preventing and detecting fraud and other irregularities.

The consolidated financial statements for the years ended December 31, 2008 and 2007 were approved by management on April 28, 2009:

On behalf of the Board of Directors:

/s/ Nesis V.N.	/s/ Cherkashin S.A.
Nesis V.N.	Cherkashin S.A.
Chief Executive Officer	Chief Financial Officer

1

ZAO Deloitte & Touche CIS
Business Center “Mokhovaya”
4/7 Vozdvizhenka St., Bldg. 2
Moscow, 125009
Russia

Tel: +7 (495) 787 0600
Fax: +7 (495) 787 0601
www.deloitte.ru

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of Open Joint Stock Company “Polymetal”:

We have audited the accompanying consolidated balance sheets of Open Joint Stock Company “Polymetal” and its subsidiaries (the “Group”) as at December 31, 2008 and 2007, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Group as at December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

April 28, 2009

Audit • Tax • Consulting • Financial Advisory •	Member of Deloitte Touche Tohmatsu

2

OPEN JOINT STOCK COMPANY POLYMETAL

CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share and per share data)

	Note	December 31, 2008	December 31, 2007

Assets
Cash and cash equivalents		4,077	5,019
Prepayments to suppliers		11,827	12,540
Inventories	5	202,419	213,141
Short-term VAT receivable	6	62,718	52,078
Short-term deferred tax asset	7	11,758	3,806
Other current assets	8	23,862	18,057
Total current assets		316,661	304,641

Property, plant and equipment, net	9	484,134	502,470
Goodwill	10	23,741	30,141
Investments in joint ventures	11	18,124	269
Long-term loans to related parties	12	8,214	6,119
Long-term VAT receivable	6	13,953	10,288
Long-term deferred tax asset	7	11,648	3,926
Total non-current assets		559,814	553,213

Total assets		876,475	857,854

Liabilities and shareholders’ equity
Accounts payable and accrued liabilities		28,738	32,254
Short-term debt and current portion of long-term debt	13	316,369	152,006
Taxes payable		10,060	9,453
Short-term deferred tax liability	7	6,338	11,437
Current portion of capital lease liabilities		—	2,417
Total current liabilities		361,505	207,567

Long-term accounts payable and accrued liabilities	28	4,523	—
Long-term portion of capital lease liabilities		—	147
Long-term debt	14	—	71,200
Deferred tax liability	7	29,458	37,628
Reclamation and mine closure obligation	15	26,128	8,035
Deferred payments	16	5,193	7,438
Total non-current liabilities		65,302	124,448

Total liabilities		426,807	332,015

Commitments and contingencies	31	—	—

Shareholders’ equity
Share capital (2,444,000,000 shares authorized with par value of Ruble 0.2 per share; 315,000,000 shares issued at December 31, 2008 and 2007; 315,000,000 and 309,459,677 shares outstanding at December 31, 2008 and 2007, respectively)	17	6,698	6,698
Additional paid-in capital		400,122	367,129
Treasury shares, at cost (5,540,323 ordinary shares at December 31, 2007)	17	—	(50)
Accumulated other comprehensive (loss)/income		(37,276)	56,208
Retained earnings		80,124	95,854
Total shareholders’ equity		449,668	525,839

Total liabilities and shareholders’ equity		876,475	857,854

The accompanying consolidated notes are integral part of these consolidated financial statements.

3

OPEN JOINT STOCK COMPANY POLYMETAL

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share and per share data)

	Note	December 31, 2008	December 31, 2007

Revenues	19	502,731	308,747

Cost of sales	20	300,729	254,638

Gross profit		202,002	54,109

General, administrative and selling expenses	24	90,142	42,275

Other operating expenses	25	36,231	27,423

Operating income/(loss)		75,629	(15,589)

Interest expense		20,675	12,607

Loss from investments in joint ventures	11	8,393	—

Exchange loss/(gain), net		44,520	(11,433)

Income/(loss) before income tax and extraordinary gain		2,041	(16,763)

Income tax expense	26	18,611	6,063

Loss before extraordinary gain		(16,570)	(22,826)

Extraordinary gain – Excess of fair value of acquired net assets over cost	28	840	—

Net loss		(15,730)	(22,826)

Basic and diluted loss per share (expressed in U.S. Dollars):	17
Loss per share from continuing operations		(0.053)	(0.074)
Earnings per share from extraordinary gain		0.003	—
		(0.050)	(0.074)

Weighted average number of shares outstanding		312,450,725	307,581,330

The accompanying consolidated notes are integral part of these consolidated financial statements.

4

OPEN JOINT STOCK COMPANY POLYMETAL

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars)

	Note	December 31, 2008	December 31, 2007

Cash flows from operating activities
Net loss		(15,730)	(22,826)
Adjustments to reconcile net loss to cash provided from operations:
Depreciation and depletion		48,522	47,329
Deferred income tax benefit	26	(11,254)	(6,379)
Loss on disposal of property, plant and equipment	25	4,624	343
Share-based compensation	24	31,902	10,584
Exchange loss/(gain), net		44,520	(11,433)
Loss on impairment of long-lived asset	25	—	6,676
Write-down of inventory to lower of cost or market	20	10,583	—
Loss from investments in joint ventures		8,393	—
Other non-cash expenses		4,820	10,577
Changes in working capital, excluding cash:
Accounts receivable		—	3,587
Prepayments to suppliers		(2,811)	1,813
Inventories		(29,058)	(36,174)
VAT receivable		(22,907)	(4,060)
Other current assets		(8,799)	(11,074)
Accounts payable and accrued liabilities		17,328	8,655
Taxes payable		636	(424)
Net cash provided by/(used in) operating activities		80,769	(2,806)

Cash flows from investing activities
Additions to property, plant and equipment		(112,490)	(115,654)
Proceeds from the sale of property, plant and equipment		1,808	4,211
Acquisition of subsidiaries and minority interest, net of cash acquired	28	(22,014)	(18,250)
Proceeds from sale of subsidiaries		55	—
Investments in joint ventures		(27,422)	—
Loans provided to third parties		(526)	—
Repayment of loans provided to third parties		—	392
Loans provided to related parties		(4,566)	—
Repayment of loans provided to related parties		1,131	465
Net cash used in investing activities		(164,024)	(128,836)

Cash flows from financing activities
Proceeds from short-term borrowings		367,256	242,907
Repayment of short-term borrowings		(356,992)	(352,110)
Proceeds from long-term borrowings		—	388,506
Repayment of long-term borrowings		(67,614)	(450,996)
Proceeds from issuance of shares, net of costs incurred of U.S. Dollar 10,716	17	—	299,284
Bonus received from depositary	16	—	8,560
Proceeds from long-term loans and borrowings from related parties		200,142	45,013
Repayments of long-term loans and borrowings from related parties		(57,681)	(44,797)
Purchase of treasury shares	28	—	(50)
Proceed from issuance of shares under employee stock option plan		212	—
Capital lease payments		(2,182)	(6,663)
Net cash provided by financing activities		83,141	129, 654

5

	Note	December 31, 2008	December 31, 2007

Effect of foreign currency translation on cash and cash equivalents		(828)	475
Net decrease in cash and cash equivalents		(942)	(1,513)
Cash and cash equivalents at the beginning of the year		5,019	6,532
Cash and cash equivalents at the end of the year		4,077	5,019

Supplementary cash flow information
Interest paid		23,050	18,800
Income taxes paid		37,983	2,345

Non-cash investing and financing activities:
Investments in joint ventures	29	3,482	—

The accompanying consolidated notes are integral part of these consolidated financial statements.

6

OPEN JOINT STOCK COMPANY POLYMETAL

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

	Note	Number of shares outstanding	Share capital	Additional paid-in capital	Treasury shares	Accumulated other comprehensive (loss)/ income	Retained earnings	Total shareholders’ equity

Balance at December 31, 2006		275,000,000	6,397	56,710	—	10,447	118,680	192,234

Comprehensive income:
Net loss		—	—	—	—	—	(22,826)	(22,826)
Other comprehensive income: currency translation adjustment		—	—	—	—	45,761	—	45,761
Total comprehensive income								22,935

Share issuance, net of transaction costs of 10,716	17	40,000,000	301	299,835	—	—	—	300,136
Share based compensation	18	—	—	10,584	—	—	—	10,584
Acquisition of treasury shares	17	(5,540,323)	—	—	(50)	—	—	(50)

Balance at December 31, 2007		309,459,677	6,698	367,129	(50)	56,208	95,854	525,839

Comprehensive loss:
Net loss		—	—	—	—	—	(15,730)	(15,730)
Other comprehensive loss: currency translation adjustment		—	—	—	—	(93,484)	—	(93,484)
Total comprehensive loss								(109,214)

Amortization of the bonus received from depositary	16	—	—	929	—	—	—	929
Share based compensation	18	—	—	31,902	—	—	—	31,902
Issuance of treasury shares	17	5,540,323	—	162	50	—	—	212

Balance at December 31, 2008		315,000,000	6,698	400,122	—	(37,276)	80,124	449,668

The accompanying consolidated notes are integral part of these consolidated financial statements.

7

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

1.                        BACKGROUND

Business activities

Open Joint Stock Company Polymetal (hereinafter JSC “Polymetal” or “the Company”) and its subsidiaries (“the Group”) is engaged in gold and silver mining and related activities, including exploration, extraction, processing and reclamation. Since incorporation, the Group has acquired a number of gold and silver mining properties, which require significant investment to bring to commercial production. The Group owns producing assets at Vorontsovkoye and Lunnoe fields, Dukat and Khakandjinskoye mines.

The Group has three reportable segments which are based on regional locations in Russia. All of the Group’s customers, operations and assets are located in Russia.

The Group holds the following significant mining licenses: Vorontsovskoye field (Sverdlovsk region), Lunnoe field, Arylakh, Dukat and Kubaka field (Magadan region), Khakandjinskoye, Urjevskoe and Albazino field (Khabarovsk region).

Ownership structure

Open Joint Stock Company “Interregional Research and Production Association Polymetal” was incorporated on March 12, 1998 in the Russian Federation. On December 19, 2006, the Open Joint Stock Company “Interregional Research and Production Association Polymetal” was renamed as Open Joint Stock Company “Polymetal”.

The Company’s majority shareholder prior to November 2005 was Closed Joint Stock Company ICT (“CJSC ICT”), which, together with its subsidiaries formed the ICT group. In November 2005, CJSC ICT sold their interests in the Company to Open Joint Stock Company Nafta Moskva (“JSC Nafta Moskva”).

In 2006, after restructuring of JSC Nafta Moskva, Nafta Moskva (Cyprus) Limited, a subsidiary of JSC Nafta Moskva, became the sole shareholder of the Company until the Company’s public offering. In February 2007, the Company placed 40,000,000 ordinary shares with par value of Rouble 0.2 per share in the form of Global Depositary Receipts (“GDRs”) on the London Stock Exchange, as well as shares on “Stock Exchange Russian Trading System” (“RTS”) and “Moscow Interbank Currency Exchange” (“MICEX”).

In June 2008 Nafta Moskva (Cyprus) Limited sold all of its interest in the Company (68.0%) to three parties: Quotan International Limited, ultimate beneficiary owner of which is Alexander Nesis (24.05%), PPF Group NV, ultimate beneficiary owner of which is Petr Kellner (24.9%), and Inure Enterprises Limited, ultimate beneficiary owner of which is Alexander Mamut (19.05%). Another 17.1% of the Company’s shares are held by Deutsche Bank Trust Company Americas and as at December 31, 2008 there are no other shareholders who hold more than 10% of the total share capital of the Company.

8

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

Operating environment and working capital deficit

In recent months a number of major economies around the world have experienced volatile capital and credit markets. A number of major global financial institutions have either been placed into bankruptcy, taken over by other financial institutions and/or supported by government funding.

As a consequence of the recent market turmoil in capital and credit markets both globally and in Russia, notwithstanding any potential economic stabilisation measures that may be put into place by the Russian Government, there exists as at the date these consolidated financial statements are authorised for issue economic uncertainties surrounding the Continual availability, and cost, of credit both for the Group and its counterparties, the potential for economic uncertainties to continue in the foreseeable future and, as a consequence, the potential that assets may be not be recovered at their carrying amount in the ordinary course of business, and a corresponding impact on the Group’s profitability.

As of December 31, 2008 the Group’s current liabilities exceeded its current assets by U.S. Dollar 44,844. Additionally, the Group incurred a net loss of U.S. Dollar 15,730 for the year ended December 31, 2008.

Management’s efforts to improve the Group’s liquidity position are concentrated primarily on extending and refinancing the existing borrowings and obtaining new debt from existing lenders, including Nomos-Bank, Gazprombank and VTB (see Notes 13, 14 and 32) and equity financing by the issue of ordinary shares (see Note 32). While access to such financing has become more difficult with the tightened credit markets, management believes it will be able to obtain, however expects the associated financing costs to increase.

Management is of the opinion that the Group will continue as a going concern.

Composition of the Group

The Company and its subsidiaries are collectively referred to as “the Group”. As at December 31, 2008, the Company had the following significant mining subsidiaries:

Name of subsidiary	Field	Voting interest %	Effective ownership interest %

CJSC Zoloto Severnogo Urala	Vorontsovkoye	100	100
JSC Okhotskaya GGC	Khakandjinskoye, Urjevskoe	100	100
CJSC Serebro Magadana	Dukat, Lunnoe, Arylakh	100	100

On April 1, 2008 the Group merged two of its subsidiaries — CJSC Serebro Territorii and CJSC Serebro Magadana. Starting from the second quarter of 2008 all production activities of these subsidiaries are performed by CJSC Serebro Magadana. Other changes in the Group structure and voting and ownership interests in major production subsidiaries in the years ended December 31, 2008 and 2007 are described in Notes 28 and 29.

9

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

2.        BASIS OF PRESENTATION

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company and its significant subsidiaries are all domiciled in the Russian Federation and maintain their accounting records and prepare their statutory financial statements in accordance with the Regulations on Accounting and Reporting of the Russian Federation (“RAR”). The accompanying consolidated financial statements have been prepared from these accounting records and adjusted, where necessary, to comply with U.S. GAAP.

Recently issued accounting pronouncements

Accounting pronouncements effective during the reporting period

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 became effective for fiscal years beginning after December 15, 2006. The Group adopted FIN 48 on January 1, 2007. The adoption of FIN 48 had no impact on the Group’s beginning retained earnings.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 creates a fair value hierarchy, which prioritizes the inputs that should be used in determining fair value. Under this pronouncement, companies must provide disclosures containing relevant information in the financial statements, allowing users to assess inputs used to measure fair value, as well as the effect of those measurements on earnings for the periods presented, including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. The adoption of the relevant effective provisions of SFAS No. 157 in 2008 did not have a material impact on the Group’s financial position or results of operations.

In October 2008, the FASB issued Staff Position (“FSP”) No. 157-3, Determining the Fair Value of a Financial Asset When The Market for That Asset Is Not Active (“FSP No. 157-3”), effective October 2008, to clarify the application of the provisions of SFAS No. 157 in an inactive market and how an entity would determine fair value in an inactive market. FSP No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued and applies to the Group’s December 31, 2008 financial statements.

The adoption of FSP No. 157-3 in 2008 did not have a material impact on the Group’s financial position or results of operations other than expanded disclosures.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financials Liabilities – Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). This standard permits, but does not require, measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Group adopted the provisions of SFAS No. 159 effective January 1, 2008. Management has decided not to designate any additional financial instruments to be accounted for at the fair value effective January 1, 2008 and therefore the adoption of this standard did not have an impact on the Group’s financial position or results of operations.

10

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

Accounting pronouncements effective in the future

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R significantly changes the accounting for business combinations. Under SFAS No. 141R, an acquirer entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment for certain specific acquisition related items including expensing acquisition related costs as incurred, valuing noncontrollng interest at fair value at the acquisition date and expensing restructuring costs associated with the acquired business. SFAS No. 141R will be effective to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In February 2008, the FASB released FASB Staff Position (“FSP”) FAS No. 157-2, Effective Date of FASB Statement No. 157 (“FAS 157-2”), which delayed the effective date of SFAS No. 157 for all nonfinancial assets and liabilities to fiscal years beginning after November 18, 2008, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Group is currently evaluating the impact of FAS No. 157-2 on the consolidated financial statements, and the adoption of this statement is not expected to have a material effect on the consolidated financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161, Disclosure about Derivative Instruments and Hedging Activities (“SFAS No. 161”). This statement improves financial reporting about derivative instruments and hedging activities by enhanced disclosures of their effects on entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. The Group does not believe that SFAS No. 161 will have an impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, the Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 162”), which identifies a consistent framework for selecting the accounting principles to be used in preparing financial statements for nongovernmental entities that are presented in conformity with U.S. GAAP. The current GAAP hierarchy was criticized due to its complexity, ranking position of FASB Statements of Financial Accounting Concepts and the fact that it is directed at auditors rather than entities. SFAS No. 162 will be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The FASB does not expect that SFAS No. 162 will change the current practice, and the Group does not believe that SFAS No. 162 will have an impact on its financial position, results of operations or cash flows.

In November 2008, the FASB ratified Emerging Issues Task Force (“EITF”) 08-6, Equity Method Investment Accounting Considerations (“EITF No. 08-6”). EITF No. 08-6 clarifies the accounting for certain transactions and impairment considerations involving equity method investments in the context of issuance of FAS141(R), Business Combinations, and Statement 160, Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51. EITF No. 08-6 applies to all investments accounted for under the equity method.

11

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

Among other things EITF No. 08-6 clarifies initial measurement of equity investments; impairment testing of equity investments; accounting by equity investor for a share issuance by an investee. EITF No. 08-6 is effective in fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. Earlier application is not permitted. The Group will adopt EITF No. 08-6 effective January 1, 2009. The Group does not expect EITF No. 08-6 to have a material impact on the Group’s consolidated financial position and results of operations.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, including discussion and disclosure of contingent liabilities. Significant areas requiring the use of management estimates relate to the determination of mineral reserves, mine closure liabilities, reclamation and environmental obligations, estimates of recovery rates for the heap leach process, the valuation of inventory, impairment of assets and valuation allowances for deferred tax assets. Actual results could differ from these estimates.

Reporting and functional currency

The Russian Ruble (“Ruble”) is considered to be the functional currency of the Company and all its subsidiaries domiciled in the Russian Federation. Most of the Group’s sales revenues and purchases and certain financing agreements are settled in Russian Rubles. The U.S. Dollar is the reporting currency selected by the Group for purposes of financial reporting in accordance with U.S. GAAP.

As a result, the transactions and balances in the accompanying consolidated financial statements have been translated into U.S. Dollars in accordance with the relevant provisions of SFAS No. 52, Foreign Currency Translation. Consequently, assets and liabilities are translated at period closing exchange rates. Revenues, expenses, gains and losses have been translated using period average exchange rates. Translation differences resulting from the use of these exchange rates have been included as a separate component of shareholders’ equity.

Transactions in foreign currencies are recorded at the exchange rate prevailing on the date of the transaction. Assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date.

The following exchange rates were used at the reporting dates:

	December 31, 2008	December 31, 2007
U.S. Dollar	29.38	24.55
Average exchange rate for the year, U.S. Dollars	24.85	25.55

3.                        SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the results of operations of all entities in which the Company directly or indirectly controls more than 50 percent of the voting power and all variable interest entities in which the Company, or a subsidiary in the Group is regarded to be the primary beneficiary.

All intercompany transactions and balances between Group companies have been eliminated.

12

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

Business acquisitions

Business acquisitions from third parties are accounted for using the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on the fair value at the time of the acquisition. The excess purchase price over the fair value of identifiable assets and liabilities acquired is treated as goodwill. The results of operations of entities acquired from third parties are included in the Group’s results of operations from the date of acquisition.

Acquisitions of entities under common control are accounted for on a carryover basis, which results in the historical book value of assets and liabilities of the acquired entity being combined with the assets and liabilities of the Group. The consolidated and combined historical statements of the Group are retroactively restated to reflect the effect of the acquisition during the entire period in which the entities where under common control. Any difference between the purchase price and the net assets acquired is reflected in shareholders’ equity.

Investments in incorporated joint ventures

A joint venture is an entity in which the Group holds a long-term interest and which is jointly controlled by the Group and one or more external joint venture partners under a contractual agreement that provides for strategic, financial and operating policy decisions relating to the activities requiring unanimous consent of the parties sharing control.

Investments in incorporated joint ventures are accounted for using the equity method. The initial investments in these entities are recorded at cost. After the acquisition, the Group’s share of profits or losses of incorporated joint ventures is recognized in the income statement as earnings from equity method investees. The carrying amount of investments in incorporated joint ventures is adjusted to recognize all cumulative post-acquisition movements in the equity of the investee.

The carrying value of equity method investments in incorporated joint ventures is evaluated for impairment when conditions indicate that a decline in fair value below the carrying amount is other than temporary, at least annually. When an indicated impairment exists, the carrying value of the Group’s investment in those entities is written down to its fair value.

Asset impairment

The Group assesses its held-for-use long lived assets for impairment when events or changes in circumstances indicate that the related carrying amount may not be recoverable. If the sum of estimated future cash flows on an undiscounted basis is less than the carrying amount of the related assets, an impairment is considered to exist. The related impairment loss is measured by comparing the estimated future cash flows on a discounted basis to the carrying amount of the asset.

An individual operating mine is not a typical “going-concern” business because of the finite life of its reserves. The allocation of goodwill to an individual operating mine will result in an eventual goodwill impairment due to the wasting nature of the mine reporting unit. In accordance with the provisions of SFAS No. 142, Goodwill and Other Intangibles (“SFAS No. 142”), the Group performs a review of goodwill for impairment, at least annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

13

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

In accordance with SFAS No. 142, goodwill is reviewed for impairment by comparing the carrying value of each reporting unit’s net assets (including allocated goodwill) to the fair value of those net assets. In assessing the fair value the management estimates the future cash flows on an discounted basis to be generated by each reporting unit, being the individual mines, smelting and refining operations. If the reporting unit’s carrying amount is greater than its fair value, then a second step is performed whereby the portion of the fair value that relates to the reporting unit’s goodwill is compared to the carrying value of that goodwill. The Company recognizes a goodwill impairment charge for the amount by which the carrying value of goodwill exceeds the fair value. The Company has determined that there are no impairment losses in respect of goodwill for any of the reporting periods covered by these financial statements.

Cash and cash equivalents

Cash and cash equivalents include cash and other highly liquid investments that are readily convertible to known amounts of cash and with an original maturity of three months or less at the date of purchase.

Inventories

Inventories including gold and silver in process, refined metals, dore, ore stockpiles, spare parts and consumable supplies are stated at the lower of cost or market value. Cost is determined as the sum of the applicable expenditures and charges directly or indirectly incurred in bringing inventories to their existing condition and location.

Work-in-process (which includes gold and silver) and dore are valued at the average total production costs at the relevant stage of production. Ore stockpiles are valued at the average moving cost of mining ore. Spare parts and consumable supplies are valued at the weighted average cost. Refined metals are valued at the cost of production per unit of gold or silver.

Write downs for unrealizable inventory are made in full.

Financial instruments

A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that imposes an obligation to deliver or right to receive cash or another financial instrument. The fair values of financial instruments are determined with reference to various market information and other valuation methods, as considered appropriate. However, considerable judgment is required to interpret market data and to develop the estimates of fair value. Accordingly, the estimates presented herein may differ from the amounts the Group could receive in current market exchanges.

For long-term borrowings, the difference between the fair value and carrying value, as at December 31, 2007, was not material as interest rates as at December 31, 2007 approximated market rates and there was no change in the credit rating of the Group in 2007. The Group has no long-term borrowings as at December 31, 2008.

As at December 31, 2008 and 2007, the carrying values of cash and cash equivalents, accounts payable and accrued liabilities, short-term debt, and loans to related parties approximate their fair values because of the short maturities of these instruments.

As at December 31, 2008 and 2007, it is not practicable for the Group to estimate the fair values of all of its investments in affiliates, as quoted market prices are not readily available and, due to nature of the investments, valuations are not being completed or obtained.

14

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

Derivatives

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, (“SFAS No. 133”), establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 provides that normal purchase and normal sale contracts, when appropriately designated, are not subject to the statement. Normal purchase and normal sale contracts are contracts which provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold by the reporting entity over a reasonable period in the normal course of business.

To qualify for the normal purchase and normal sale exception, it must be probable at inception and throughout the term of the individual contract that the contract will not settle net and will result in physical delivery. The Group’s forward sales contracts qualify for this exception. The Group does not have any other derivative financial instruments.

Property, plant and equipment

Property, plant and equipment consist of assets of the Group directly related to mining and processing of ore and include costs of development of the mining properties, the costs of acquisition or construction of property, plant and equipment and capitalized interest. Expenditures for major improvements and renewals are capitalized. The cost of maintenance, repairs and replacement of minor items of plant and equipment is charged to operations as incurred. Interest attributable to the acquisition or construction of property, plant and equipment is capitalized using an overall borrowing rate as a cost of the asset up to the time the asset is put into use. All other interest is expensed as incurred. Gains and losses on the disposal of assets are included in the statement of operations in the period of disposal.

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of established proven and probable reserves, the costs incurred in exploration and development of such property, including costs to further delineate the ore body and remove any overburden to initially expose the ore body are capitalized.

In accordance with EITF Issue 04-6, Accounting for Stripping Costs in the Mining Industry, post production stripping costs are considered the costs of the extracted minerals under a full absorption costing system and are recognized as a component of inventory to be recognized in cost of sales in the same period as the revenue from the sales of inventory.

Leased property, plant and equipment meeting the criteria of capital lease are capitalized; valued at the lower of the assets fair value and net present value of the total minimum future lease payments. The corresponding part of lease payments is recorded as a liability. Depreciation of capitalized leased assets related to mining is computed using the units-of-production method or over the term of the lease, if shorter.

Depletion of property, plant and equipment related to mining are computed using the units-of-production method based on the actual production for the period compared with total estimated proven and probable reserves. In respect of those items of property, plant and equipment whose useful lives are expected to be less than the life of mine, depreciation over the period of the items’ useful life is applied.

15

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

Depreciation of non-mining assets is provided on a straight-line basis over the economic useful lives of these assets at the following annual rates:

•	Machinery and equipment	1-20 years;
•	Transport and other	1-10 years.

Construction-in-progress comprises costs directly related to mine development, construction of buildings, infrastructure, processing plant, machinery and equipment. Cost also includes finance charges capitalized during the development and construction periods where such costs are financed by borrowings. Amortization or depreciation of these assets commences when the assets are put into production.

Pension obligations

The Group pays mandatory contributions to the state social funds, including the Pension Fund of the Russian Federation, which are expensed as incurred. For the year ended December 31, 2008 and 2007, the Group contributed U.S. Dollar 14,923 and 14,919, respectively.

Reclamation and mine closure

The Group accounts for reclamation, site restoration and closure obligations based on the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations. When the liability is initially recorded, the Group capitalizes the cost by increasing the carrying amount of the related long lived asset. Over time, the liability is accreted to its present value at the end of each period, and the capitalized cost is amortized over the mine life or the useful life of the related asset.

Income taxes

The Group accounts for income taxes using the balance sheet liability method required by SFAS No. 109. Deferred income tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates for periods in which these temporary differences are expected to reverse. Valuation allowances are provided for deferred income tax assets when management believes that it is more likely than not that the assets will not be realized.

In the normal course of business the Group is subject to examination by taxing authorities throughout the Russian Federation. Interregional Inspectorate of the Federal Tax Service (“the IIFTS”) have commenced examinations of the Group’s tax returns for 2006 through 2007. No significant adjustments have been proposed by the IIFTS as at December 31, 2008.

Uncertain tax positions are recognized in the financial statements for positions which are considered more likely than not of being sustained based on the technical merits of the position upon an audit by the tax authorities. The measurement of the tax benefit recognized in the financial statements is based upon the largest amount of tax benefit that, in management’s judgment, is greater than 50% likely of being realized based on a cumulative probability assessment of the possible outcomes.

16

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

Revenue recognition

Revenue is derived principally from the sale of gold and silver and is measured at the fair value of consideration received or receivable, after deducting discounts. A sale is recognized when the significant risks and rewards of ownership have passed. This is usually when title and risk have passed to the customer and the goods have been delivered to the customer. Revenue is presented in the consolidated statement of operations net of VAT.

The Group sells metal to banks through long-term agreements. The sales price, as determined in the agreement, may be variable based upon the London Bullion Market Association spot price or fixed.

Share based compensation

The Group’s board of directors award share options to certain employees. The Group applies SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), to its accounting for share based compensation. SFAS No. 123(R) requires companies to recognize compensation costs for share-based payments to employees based on the grant-date fair value of the award.

The fair value of share-based payments is calculated at the grant date using the Black-Scholes option pricing model. For equity-settled share-based payments, the fair value is determined using the Black-Scholes model and expensed on a straight-line basis over the vesting period based on the Group’s estimate of the shares that will eventually vest.

Share options are subject to a three year vesting condition and the fair value is recognized as an employee benefit expense with a corresponding increase in additional paid-in-capital over the vesting period. The proceeds received, net of any directly attributable transaction costs are credited to share capital (nominal value) and additional paid-in-capital when the options are exercised.

Comprehensive (loss)/income

Comprehensive (loss)/income is defined as all changes in shareholders’ equity, except those arising from transactions with shareholders. Comprehensive (loss)/income includes net (loss)/income and other comprehensive (loss)/income, which for the Group consists of changes in foreign currency translation gains or losses.

4.                        RECLASSIFICATIONS

Certain comparative information presented in the consolidated balance sheet as at December 31, 2007 and consolidated statement of operations for the year ended December 31, 2007 has been reclassified in order to achieve comparability with the presentation used in the consolidated balance sheet as at December 31, 2008 and consolidated statement of operations for the year ended December 31, 2008. After considering all relevant quantitative and qualitative information, the Group concluded that these reclassifications are not material to the consolidated financial statements as at and for the year ended December 31, 2007:

	Before reclassifications	After reclassifications	Difference

Consumables and spare parts	73,613	(a)90,466	16,853
Refined metals	29,072	(a)12,219	(16,853)
Interest expense	10,519	(b)12,607	2,088
Capital lease finance costs	2,088	(b)—	(2,088)

17

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

(a)

In the consolidated financial statements for the year ended December 31, 2007, certain consumables and spare parts were classified as refined metals. In the consolidated financial statements for the year ended December 31, 2008, these amounts were reclassified to consumables and spare parts within Note 5.

(b)

In the consolidated statement of operations for the year ended December 31, 2007, capital lease finance costs were presented separately. As the amount of such costs 2008 was insignificant, capital lease finance costs was combined with interest expense in the consolidated statement of operations for the year ended December 31, 2008; the prior period statement was revised to conform with this presentation.

These reclassifications had no impact on profit for the year or shareholders’ equity for 2007.

5.                        INVENTORIES

	December 31,	December 31,
	2008	2007

Consumables and spare parts	101,803	90,466
Ore stock piles	47,225	62,106
Work-in-process	48,912	35,566
Dore	81	12,784
Refined metals	3,840	12,219
Other than metal work-in-progress	558	—

Total	202,419	213,141

During the year ended December 31, 2008, management of the Group identified a balance of ore stockpiles which had a lower content of precious metals. The management determined that the net realizable value of such ore was lower than its cost. Accordingly, the Group wrote down this inventory, in the amount of U.S. Dollar 10,583, to zero at December 31, 2008 (see Note 20). The write-down adjustment relates to the Khabarovsk segment.

6.                   VAT RECEIVABLE

	December 31,	December 31,
	2008	2007

Short-term VAT receivable	62,718	52,078
Long-term VAT receivable	13,953	10,288

Total	76,671	62,366

Long-term value-added tax (“VAT”) receivable primarily represents VAT balances resulting from capital expenditures and operating activities which are not expected to be recovered within the next calendar year due to specific requirements of the tax regulations. Management believes that these balances are fully recoverable from the tax authorities when the respective capital assets qualify as having been put into operation for VAT purposes.

18

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

7.                        DEFERRED TAX

The components of deferred tax assets and liabilities were as follows:

	December 31, 2008	December 31, 2007

Deferred tax assets:
Tax losses carried forward	7,308	2,140
Reclamation and mine closure obligation	5,226	1,359
Property, plant and equipment	3,216	—
Inventories	2,712	—
Accounts payable and accrued liabilities	2,142	1,121
Deferred payments	1,124	1,786
Other current assets	1,678	1,326
Total deferred tax assets	23,406	7,732

Deferred tax liabilities:
Property, plant and equipment	(29,458)	(37,628)
Inventories	(6,338)	(11,437)
Total deferred tax liabilities	(35,796)	(49,065)

Net deferred tax liabilities	(12,390)	(41,333)

Deferred tax asset, short-term	11,758	3,806
Deferred tax asset, long-term	11,648	3,926
Deferred tax liability, short-term	(6,338)	(11,437)
Deferred tax liability, long-term	(29,458)	(37,628)

Tax losses carried forward represent the amounts, available for offset against future taxable income generated by CJSC Serebro Magadana, JSC Okhotskaya GGC and the Company during the period up to 2015. Each legal entity within the Group represents a separate tax-paying component for income tax purposes. The tax losses of one entity cannot be used to reduce taxable income of other entities in the Group.

As at December 31, 2008 and 2007 the aggregate tax losses carried forward were U.S. Dollar 36,542 (Rubles 1,073,629 thousand) and U.S. Dollar 8,917 (Rubles 218,878 thousand) respectively.

As at January 1, 2007 the Group changed the tax base calculation of its work-in-progress, ore, dore and refined metals, allocating certain direct production costs previously treated as costs of the period incurred and not allocated to inventory for statutory tax purposes. The impact of this change on the deferred tax liability and income tax expense as at December 31, 2007 was U.S. Dollar 8,136 (basic and diluted loss per share decreased by U.S. Dollars 0.026).

The Group does not recognize a deferred tax liability on undistributed earnings of its subsidiaries as it expects that these earnings will ultimately be recovered in tax-free transactions.

19

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

8.                        OTHER CURRENT ASSETS

	December 31, 2008	December 31, 2007

Taxes receivable	11,941	12,442
Other receivables	4,472	4,111
Other current assets	7,449	1,504

Total	23,862	18,057

9.                        PROPERTY, PLANT AND EQUIPMENT

	December 31,	December 31,
	2008	2007

Buildings and underground workings	221,742	210,710
Machinery and equipment	141,354	155,607
Transport and other	42,263	52,079
Mineral rights	135,795	159,294
Construction-in-progress	125,653	96,090
Total cost	666,807	673,780

Less: Accumulated depreciation and depletion	(182,673)	(171,310)

Net book value	484,134	502,470

Construction-in-progress is not being amortized as it was not yet put into use as at December 31, 2008 and 2007, respectively. Construction-in-progress consists of long-term deferred exploration expenditures which amounted to U.S. Dollar 52,627 and U.S. Dollar 41,520 at December 31, 2008 and 2007, respectively. The rest of construction-in-progress represents the construction of the production facilities and development of the underground mine at CJSC Serebro Magadana.

Mineral rights of the Group are comprised of mineral rights acquired by the Group upon purchase of subsidiaries. Accumulated depletion of mineral rights was U.S. Dollar 32,978 and U.S. Dollar 28,467 at December 31, 2008 and 2007, respectively.

In 2007, management of the Group decided that it was no longer economically viable to mine the open pit reserves located at Lunnoe field. Therefore, the related open pit mine was written off entirely, which has resulted in an impairment loss of U.S. Dollar 6,676 (see Note 25), which relates entirely to the Magadan segment.

At December 31, 2008 there were no property, plant and equipment under the capital lease agreements. At December 31, 2007, capital leases included within property, plant and equipment totalled U.S. Dollar 47,555 (of which machinery and equipment was U.S. Dollar 39,197 and transport and other was U.S. Dollar 8,358).

At December 31, 2008 no property, plant and equipment was pledged as collateral. As at December 31, 2007, property, plant and equipment with a carrying value of U.S. Dollar 13,860 was pledged as collateral for the loan from ABN Amro (see Note 14).

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OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

10.                 GOODWILL

	December 31, 2008	December 31, 2007

Beginning balance	30,141	31,896

Additions during the current year (Note 28)	—	10,183
Disposals during the current year (Note 29)	(1,792)	—
Reclassification	—	(13,226)
Translation effect	(4,608)	1,288

Total	23,741	30,141

During the year ended December 31, 2007, the Group reclassified certain amounts from goodwill to mineral rights within property, plant and equipment related to 2006 acquisitions. Subsequent to the issuance of the consolidated financial statements of the Group for the year ended December 31, 2006, management determined that in accordance with EITF 04-3, Mining Assets: Impairment and Business Combination, value beyond proven and probable reserves not previously identified separately from goodwill in the purchase price allocation, should instead be classified as mineral rights, which are a component of property, plant and equipment. In addition, management determined that the interests acquired during 2006 in CJSC Enisey Mining and Geological Company and Albazino Resources LLC did not meet the definition of acquired businesses in accordance with SFAS No. 141, Business Combinations, and should instead have been accounted for as acquisitions of mineral rights. As a result, an amount of goodwill of U.S. Dollar 13,226 as at December 31, 2007 was reclassified to mineral rights within property, plant and equipment, net of deferred taxes equal to U.S. Dollar 2,422.

11.                 INVESTMENTS IN JOINT VENTURES

Investments in joint ventures as of December 31, 2008 and 2007 consisted of the following:

	December 31, 2008		December 31, 2007
	Voting power,	Carrying	Voting power,	Carrying
	%	value	%	value

Asgat Polymetal LLC	50	225	50	269
Joint Venture with Anglogold Ashanti Limited	50	17,899	—	—

Total		18,124		269

In February 2008, the Company signed an agreement to set up a strategic alliance and a joint venture with AngloGold Ashanti Limited (the “JV”). Within the framework of this agreement each party owns 50% in the JV, to which the Company contributed its shares in CJSC Enisey Mining and Geological Company and Imitzoloto LLC, holding Anenskoye and Aprelovskoye gold mining licenses, respectively, and made a cash contribution of U.S. Dollar 14,298. The JV was set up in order to execute development projects in several territories of the Russian Federation.

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OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

Currently, the JV’s development projects are at an early stage: the research activities have begun and prepayments are being made to the geological and engineering companies, however the proven and probable reserves have not yet been identified. The Group expects to start production and generate cash flows from precious metals sales in 2011. Until proven and probable reserves has been identified and measured, an uncertainty exists regarding the recoverability of the investment in the JV.

The JV holds investments in several companies. As of February 14, 2008 and December 31, 2008 the Company’s share of these investments included:

Ownership
interest, %

CJSC Enisey Mining and Geological Company (Note 29)	50
Imitzoloto LLC (Note 29)	50
Amikan LLC	50
ASAPK LLC	50
Zoloto Taigi LLC	50

The aggregate financial position and results of operations of these companies as of December 31, 2008 and for the period from February 14, 2008 to December 31, 2008 are as follows:

As of December 31, 2008

Non-current assets	54,895
Current assets	26,888
Non-current liabilities	(50,763)
Current liabilities	(3,074)

For the period from February 14, 2008 to December 31, 2008

Net loss	16,786
Group’s share in joint venture’s net loss	8,393

As at December 31, 2008, there were no indicators of impairment associated with the Group’s investment in joint ventures.

12.                 LONG-TERM LOANS TO RELATED PARTIES

	Interest rate	December 31, 2008	December 31, 2007
Accord-Invest LLC	10.5%	5,260	5,334
Employees	1%	839	785
Other		2,115	—

Total (Note 30)		8,214	6,119

Accord-Invest LLC together with the Company was under common control of the parent company ICT Group (see Note 1). The loan to Accord-Invest is unsecured and is due in January 2010.

Carrying value of the long-term loans provided to related parties approximate their fair value as interest rates as at December 31, 2008 reflect the market conditions.

22

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

13.                 SHORT-TERM DEBT AND CURRENT PORTION OF LONG-TERM DEBT

	Interact rate
	(actual rate as at
	December 31,	December 31,	December 31,
	2008)	2008	2007

Debt from third parties
U.S. Dollar denominated
VTB	Libor + 5% (6.68%)	100,297	—
UniCredit Bank	Libor + 3.25% (4%)	45,066	—
Current portion of long-term debt (Note 14)		—	152,006
Total U.S. Dollar denominated		145,363	152,006

Russian Ruble denominated
Bank of Khanty-Mansiysk	15%	34,491	—
Total Russian Ruble denominated		34,491	—

Total debt from third parties		179,854	152,006

Debt from related parties — Russian Ruble denominated
Nomos-Bank	18%	49,523	—
Other		199	—
Current portion of long-term debt (Note 14)		86,793	—
Total debts from related parties — Russian Ruble denominated (Note 30)		136,515	—

Total		316,369	152,006

During 2008 the Group entered into short-term loan agreements with VTB, UniCredit Bank and Bank of Khanty-Mansiysk. Interest for funds drawn under these agreements is payable on a monthly basis.

These agreements contain restrictive conenants, conditions and default provisions.

At December 31, 2008, under the most restrictive covenant, 10% of the Group’s property cannot be pledged or alienated.

Short-term debt facilities are not collateralized.

23

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

14.              LONG-TERM DEBT

	Interest	December 31,	December 31,
	rate	2008	2007
Debt from third parties
U.S. Dollar denominated
Sberbank	Libor + 2%	—	98,000
ABN Amro Bank	Libor + 2%	—	50,525
Bank Uralsib	8%	—	44,000
Gazprombank	8%	—	15,200
Total U.S. Dollar denominated		—	207,725

Russian Ruble denominated
Gazprombank	8%	—	15,481
Total Russian Ruble denominated		—	15,481

Total debt from third parties		—	223,206

Less current portion of long-term debt (Note 13)		—	(152,006)
Total debt from third parties		—	71,200

Debt from related parties – Russian Ruble denominated
Nomos-Bank	18%	86,793	—
Total debts from related parties – Russian Ruble denominated		86,793	—

Less current portion of long-term debt (Note 13)		(86,793)	—
Total debt from related parties – Russian Ruble denominated		—	—

Total		—	71,200

Nomos-Bank

In November 2008, the Group received a long-term loan facility from Nomos-Bank which allows the Group to borrow funds, denominated in Ruble, up to U.S. Dollar 102,109 (Roubles 3,000,000 thousand as at December 31, 2008) to finance current operations. All amounts drawn down under this long-term facility are repayable within one year. The loan facility is valid until November 2011. Interest is payable on a monthly basis. As at December 31, 2008, the outstanding balance under the credit facility was U.S. Dollar 86,793 (the available undrawn balance was U.S. Dollar 15,316).

The repayment of this long-term facility is guaranteed with a pledge of revenues under the sales contracts with Nomos-Bank (see Note 31). Covenants to the long-term loan facility require the Group to maintain certain financial ratios, prohibit any change to the general nature of the business and limit the disposal of assets. At December 31, 2008, under the most restrictive covenant, 20% of the Group’s property cannot be pledged or alienated.

24

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

VTB

In May 2008, the Group received a long-term loan facility from VTB which allows the Group to borrow funds, denominated in Rubles, up to U.S. Dollar 25,527 (Rubles 750,000 thousand as at December 31, 2008) to finance its current operations. The loan facility is valid until January 2010. Interest is payable on a monthly basis. As at December 31, 2008, the outstanding balance under the credit facility was nil, the available undrawn balance was U.S. Dollar 25,527.

Covenants to the long-term loan facility require the Group to maintain certain financial ratios, prohibit any change to the general nature of the business and limit the disposal of assets. At December 31, 2008, under the most restrictive covenant, 10% of the Group’s property cannot be pledged or alienated.

Sberbank

In December 2006, the Group received a long-term loan facility from Sberbank of Russia which allows the Group to borrow up to U.S. Dollar 153,000 to finance its current operations, contract financing, including replenishment of working capital. Interest on amounts drawn was payable monthly, and is based on LIBOR plus 2%, which resulted in rates of 6.4875% as at December 31, 2007. As at December 31, 2007 U.S. Dollar 98,000 was drawn under this facility. In December 2008, this loan facility was fully repaid.

The Group was required to comply with certain financial and non-financial covenants to prevent the closure of the Sberbank credit facility.

Gazprombank

In September 2007, the Group received a long-term facility from Gazprombank which allowed the Group to borrow funds, denominated in either U.S. Dollars or Rubles, up to U.S. Dollar 62,969 (using exchange rates as at December 31, 2008) to finance its current operations. The credit facility was valid through December 2008. As at December 31, 2007 U.S. Dollar 15,200 was drawn under this facility. Interest for funds drawn under this facility was payable on a monthly basis at a fixed rate of 8%. In December 2008, this loan facility was fully repaid.

Covenants related to the long-term facility required the Group to maintain certain financial ratios, prohibited any change to the general nature of the business and limited the disposal of assets.

ABN Amro Bank

In December 2006, the Group received a long-term loan from ABN Amro Bank (“ABN Amro”) in the amount of U.S. Dollar 60,000 to refinance its debt to Standard Bank London. The loan was repayable in monthly installments commencing in June 2007 up to the last installment in December 2008. Interest was payable monthly, and is based on LIBOR plus 2%, which resulted in rates of 6.4875% as at December 31, 2007. Under the loan agreement with ABN Amro, the Group was required to comply with certain financial and non-financial covenants.

25

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

The loan agreement restricted the Group from:

(i)                     Disposing of its assets (including transfers, leases or sales);

(ii)                  Undertaking any type of corporate reorganization (including mergers and demerges);

(iii)               Creating or incurring other forms of financial indebtedness (such as making loans or granting guarantees); and

(iv)              Taking any actions in respect of its shares, capital or participatory interest (including issuing new shares or otherwise altering its existing share capital) without the prior written consent of ABN Amro except for the offer and listing of up to 40% of the Company’s share capital.

The loan agreement restricted the Company’s ability to pay dividends for any of its financial years during the term of the loan or to make acquisitions in excess of U.S. Dollar 5 million without the prior written consent of ABN Amro. In 2008 the loan facility from ABN Amro was fully repaid.

Bank Uralsib

In June 2007, the Group received a long-term facility from Bank Uralsib which allowed the Group to borrow up to U.S. Dollar 60,000 to finance its current operations. The credit facility was valid until July 2008. Interest was payable on a monthly basis. Covenants to the loan agreements required the Group to maintain certain financial ratios, prohibit any change to the general nature of the business and limit the disposal of assets. In 2008 the loan facility from Bank Uralsib was fully repaid.

As at December 31, 2008, the total balance available for drawing down under existing loan facilities is U.S. Dollar 40,843.

15.                RECLAMATION AND MINE CLOSURE OBLIGATION

Mine closure obligations include decommissioning and land restoration costs and are recognized on the basis of existing project business plans as follows:

Name of subsidiary	CJSC Zoloto Severnogo Urala	JSC Okhotskaya GGK	CJCS Serebro Magadana	JSC Omolon Gold Mining Company	Total

Balance as at December 31, 2006	1,495	2,272	3,463	—	7,230
Accretion of reclamation and mine closure obligation	57	157	65	—	279
Translation effects	108	167	251	—	526

Balance as at December 31, 2007	1,660	2,596	3,779	—	8,035

Additional obligations recognized from business combinations occuring during the year (Note 28)	—	—	—	9,582	9,582
Revision of estimated future cash flows	2,667	3,070	4,493	—	10,230
Accretion of reclamation and mine closure obligation	64	174	74	1,045	1,357
Translation effects	(283)	(454)	(634)	(1,705)	(3,076)

Balance as at December 31, 2008	4,108	5,386	7,712	8,922	26,128

26

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

During 2008 the Group reassessed the amount of reclamation and mine closure obligation due to changes in the future cash flows and the inflation rates. As a result, the additional reclamation and mine closure obligation raised, which was presented as a change in estimate.

The Group does not have assets that are legally restricted for purposes of settling asset retirement obligations.

16.           DEFERRED PAYMENTS

Deferred payments as at December 31, 2008 comprised of an upfront payment received from Deutsche Bank Trust Company Americas. This payment was made to the Company in 2007 in exchange for the Company selecting Deutsche Bank Trust Company Americas (the “Bank”) as its executive depositary bank for a GDR program on the London Stock Exchange. According to the terms of depositary agreement, the Bank is required to execute the function of the depositary for a seven year period. In case of early termination of the depositary agreement, the Company will have to pay back an element of this as compensation

17.           SHAREHOLDERS’ EQUITY AND EARNINGS PER SHARE

As at December 31, 2008 and 2007, the authorized share capital of the Company comprised of 2,444,000,000 ordinary shares with a par value of Ruble 0.2 per share and 100,000 series A preference shares with a par value of Ruble 100.

As at December 31, 2008 and 2007, the issued share capital of the Company comprised of 315,000,000 ordinary shares with a par value of Ruble 0.2 per share. As at December 31, 2008 and 2007, the outstanding share capital of the Company comprised of 315,000,000 and 309,459,677 ordinary shares with a par value of Ruble 0.2 per share, respectively. No preference shares were issued or outstanding.

As discussed in Note 1, in February 2007, the Company placed 40,000,000 ordinary shares with a par value of Ruble 0.2 per share in the form of GDR’s on the London Stock Exchange. The proceeds from issuance of such shares were U.S. Dollar 307,844 in cash, which were reduced by transaction costs of U.S. Dollar 10,716.

In September 2007, as part of the Group’s acquisition of Polymetal ESOP, the Group acquired 5,540,323 treasury shares (see Note 28). In February and August 2008, options to purchase all these ordinary shares were exercised by the employees in accordance with share option plan (see Note 18).

Reserves available for distribution to shareholders are based on the statutory financial statements of the Company as a stand-al one entity, which are prepared in accordance with the Regulations on Accounting and Reporting of the Russian Federation, and which differ significantly from U.S. GAAP. Russian legislation identifies the basis of distribution as accumulated profit. However, current legislation and other statutory regulations dealing with distribution rights are open to legal interpretation; consequently, actual distributable reserves may differ from the amount of accumulated profit under Russian statutory accounting rules.

The Company had potentially dilutive securities, namely the Group’s share option plan, which was established during 2007 (see Note 18). As the Company generated a net loss for each of the years ended December 31, 2008 and 2007, the stock options were anti-dilutive and therefore excluded from the calculation of diluted loss per share. Accordingly, basic and diluted loss per share were equal for the years ended December 31, 2008 and 2007.

27

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

18.                SHARE-BASED PAYMENTS

In 2007, the Group established a share option plan (the “Option Plan”) for executive directors and senior employees of the Group.

The number of shares which a qualifying participant was entitled to was determined by the Board of Directors on March 1, 2007. The options vested over a three year period from the grant date, contingent on continued employment with the Group.

In accordance with the Option Plan among other conditions the qualifying participant has the right to early redemption and acquisition of all shares due to change in the Group’s controlling shareholders’ structure. As a result of such change (see Note 1) all the share options fully vested in June 2008.

A summary of the Group’s Option Plan is presented below:

	Number of shares	Weighted average exercise price (per share), U.S. Dollar	Weighted average fair value of options (per share), U.S. Dollar	Aggregate intrinsic value, U.S. Dollar

Outstanding at December 31, 2006	—	—	—	—

Granted	5,540,323	0.04	6.97	38,848
Exercised	—	—	—	—
Forfeited	—	—	—	—

Outstanding at December 31, 2007	5,540,323	0.04	6.97	38,848

Exercised	(5,540,323)	0.04	6.97	(38,848)
Forfeited	—	—	—	—

Outstanding at December 31, 2008	—	—	—	—

The fair value of share options granted during the year ended December 31, 2007, was estimated using the Black-Scholes option pricing model. The following assumptions were used to value share based awards:

•                  Expected forfeitures. This assumption was estimated using historical trends of employees turnover. As the Group typically only grants options to senior employees and the turnover rate for such employees is minimal, the Group estimated expected forfeitures to be 5% a year.

•                  Expected volatility. Since the Group’s ordinary shares are publicly traded only since February 2007, expected volatility has been estimated based on an analysis of the historical stock price volatility of comparable public companies for a preceding period equal to the expected term of the option grant being valued.

•                  Expected term. As the option plan has a three year vesting condition and the participant may exercise his right to redeem shares within three month of the date of obtaining the right to do so, the Group estimated the expected term as three years.

28

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

•                  Fair value of common stock is equal to the market price of underlying shares at the grant date.

•                  Risk-free interest rate. To estimate the risk-free rate, the Group used the implied yield currently available on Russian Eurobonds with a remaining term equal to the expected term of the option grant being valued.

Risk free rate	5.5%
Expected dividend yield	0%
Expected volatility	35.0%
Expected life, years	3
Fair value of shares, U.S. Dollars	7.05

For the year ended December 31, 2008, share based compensation in the amount of U.S. Dollar 31,902 (for the year ended December 31, 2007 — U.S. Dollar 10,584) was recognized in general, administrative and selling expenses. As at December 31, 2008, the Group had no unrecognized share based compensation.

19.                REVENUES

	Year ended December 31, 2008	Year ended December 31, 2007

Sales to third parties
Sberbank	235,906	115,510
VTB	115,399	—
ABN Amro Bank	108,970	104,079
Gazprombank	26,603	60,674
Uralsib	12,167	25,644
Total sales to third parties	499,045	305,907

Other	3,686	2,840

Total	502,731	308,747

Revenue from Sberbank was included in revenue of the North Ural segment — U.S. Dollar 67,610;

the Khabarovsk segment — U.S. Dollar 84,550; and the Magadan segment — U.S. Dollar 83,746.

Revenue from VTB was included in revenue of the North Ural segment — U.S. Dollar 32,714;

the Khabarovsk segment — U.S. Dollar 27,514; and the Magadan segment — U.S. Dollar 55,171.

Revenue from ABN Amro Bank was entirely included in revenue of the Magadan Segment.

29

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(In thousands of U.S. Dollars, except share data)

Revenues analyzed by geographical regions are presented below:

	Year ended December 31, 2008	Year ended December 31, 2007

Sales within Russian Federation	393,761	204,668
Sales to Europe	108,970	104,079

Total	502,731	308,747

Presented below is an analysis of revenue from gold and silver sales:

	Year ended December 31, 2008			Year ended December 31, 2007
		Average			Average
		price			price
		(U.S. Dollar			(U.S. Dollar
	Thousand	per troy	U.S.	Thousand	per troy	U.S.
	ounces	ounce)	Dollars	ounces	ounce)	Dollars

Gold	280	870.73	243,805	235	700.52	164,622
Silver	17,386	14.68	255,240	16,152	8.75	141,285

Total			499,045			305,907

In 2007, the Group delivered silver to ABN Amro Bank at fixed prices as determined by the terms of the sales contract ranging from U.S. Dollar 7.7891 to U.S. Dollar 7.82 per troy ounce for total sales of 14,493,940 troy ounces. The variance between the sales at fixed prices under the contract as compared to market prices quoted on the London Bullion Market Association (“LBMA”) resulted in a reduction to revenues of U.S. Dollar 75,704.

Discounts from the LBM A market prices on other sales to banks for the year ended December 31, 2008, amounted to U.S. Dollar 323 (2007: U.S. Dollar 722) for gold and U.S. Dollar 2,073 (2007: U.S. Dollar 1,752) for silver sales. Sales are recorded in the financial statements net of discounts.

30

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(In thousands of U.S. Dollars, except share data)

20.                COST OF SALES

	Year ended December 31, 2008	Year ended December 31, 2007

Cash operating costs
On-mine costs (Note 21)	102,364	85,920
Smelting costs (Note 22)	112,892	108,634
Purchase of metal from a third party	—	20,499
Mining tax	30,024	18,332
Other costs	2,639	4,891
Total cash operating costs	247,919	238,276

Depreciation and depletion of operating assets (Note 23)	46,621	55,266
Accretion of reclamation and mine closure obligation	1,357	531
Total costs of production	295,897	294,073

Increase in metal inventory	(10,648)	(46,503)
Effect of change in accounting estimates	2,616	7,068
Write-down of ore to lower of cost or market (Note 5)	10,583	—
Total change in metal inventory	2,551	(39,435)

Cost of other sales	2,281	—

Total	300,729	254,638

The nature of the heap leaching process inherently limits the ability to precisely monitor inventory levels and, as a result, the balancing process is constantly monitored and estimates of recovery rates are refined based on actual results over time. As a result of reviews done to meet regulatory requirements, during 2008 and 2007 the Group determined that the estimated recovery rates for the heap leach process at the Vorontsovskoye field applied previously to record costs associated with heap leach activities should be revised to reflect actual experience. As a result of the change in estimate, an amount of U.S. Dollar 2,616 (2007: U.S. Dollar 7,068) was charged to costs of sales.

21.                ON-MINE COSTS

	Year ended December 31, 2008	Year ended December 31, 2007

Consumables and spare parts	47,962	42,976
Labour	23,411	22,202
Services	21,850	15,013
Taxes, other than income	5,544	3,704
Other expenses	3,597	2,025

Total (Note 20)	102,364	85,920

31

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(In thousands of U.S. Dollars, except share data)

22.                SMELTING COSTS

	Year ended December 31, 2008	Year ended December 31, 2007

Consumables and spare parts	49,902	49,583
Labour	23,450	24,273
Services	33,653	29,062
Taxes, other than income	5,550	4,796
Other expenses	337	920

Total (Note 20)	112,892	108,634

23.                DEPRECIATION AND DEPLETION OF OPERATING ASSETS

	Year ended December 31, 2008	Year ended December 31, 2007

Mining	26,705	30,917
Smelting	19,916	24,349

Total (Note 20)	46,621	55,266

24.                GENERAL, ADMINISTRATIVE AND SELLING EXPENSES

	Year ended December 31, 2008	Year ended December 31, 2007

Labour	31,991	16,675
Share based compensation (Note 18)	31,902	10,584
Services	17,270	11,147
Other	8,979	3,869

Total	90,142	42,275

25.                OTHER OPERATING EXPENSES

	Year ended December 31, 2008	Year ended December 31, 2007

Exploration expenses	11,123	1,973
Social payments	7,723	4,407
Taxes, other than income	6,151	4,367
Loss on fixed asset disposals	4,624	343
Consulting services	1,984	6,137
Impairment of property, plant and equipment (Note 9)	—	6,676
Other expenses	4,626	3,520

Total	36,231	27,423

32

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(In thousands of U.S. Dollars, except share data)

26.                INCOME TAX

	Year ended December 31, 2008	Year ended December 31, 2007

Current income taxes	29,865	12,442
Deferred income taxes	(11,254)	(6,379)

Total	18,611	6,063

A reconciliation between the reported amount of income tax expense attributable to income/(loss) before income tax and extraordinary gain that would result from applying the statutory income tax rate for the years ended December 31, 2008 and 2007 is as follows:

	Year ended December 31, 2008	Year ended December 31, 2007

Income/(loss) before income tax and extraordinary gain	2,041	(16,763)

Statutory income tax expense/(benefit) at tax rate of 24 percent	408	(4,023)
Effect of change in tax rate	(2,455)	—
Share based compensation	7,656	2,540
Permanent loss from investment in joint ventures	398	—
Permanent tax differences (non-deductible expenses)	12,604	7,546

Total income tax expense	18,611	6,063

The actual tax expense differs from the amount which would have been determined by applying the statutory rate of 24% (2007: 24%) to the income/(loss) from operations before tax and extraordinary gain as a result of the application of relevent jurisdictional tax regulations, which disallow certain deductions which are included in the determination of accounting profit. These deductions include share-based compensation, social related expenditures and other non-production costs, certain general, administrative, financing, foreign exchange related and other costs.

In November 2008, the government of the Russian Federation enacted a law decreasing the statutory tax rate from 24% to 20% effective from January 1, 2009. These changes in tax rates resulted in a reduction in the net deferred income tax liability in the amount of U.S. Dollar 2,455 as at December 31, 2008.

33

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

As at December 31, 2008, the Group included accruals for unrecognized income tax benefits of U.S. Dollar 2,301. The reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	December 31, 2008	December 31, 2007
Beginning balance	1,839	411

Translation (gain)/loss	(303)	30
Additions based on tax position related to the current year	765	1,398

Total	2,301	1,839

The whole amount would affect the Group’s effective tax rate if recognized.

The Group records penalties and accrued interest related to uncertain tax positions in income tax expense. As at December 31, 2008 and 2007, U.S. Dollar 362 and 91, respectively, were included in the liability for uncertain tax positions for the probable payment of interest and penalties.

The items that are affected by expiring statute of limitations within the next 12 months amount to U.S. Dollar 411 (2007: nil).

27.      SEGMENTS

The Group has three reportable segments:

•      North Ural region (CJSC Zoloto Severnogo Urala);

•      Khabarovsk region (JSC Ohotskaya GGK); and

•      Magadan region (CJSC Serebro Magadana).

The reportable segments are determined based on the Group’s geographic regional profile. Minor companies (management, exploration, purchasing and other companies) which are not included within any of the aforementioned operating segments, are included within Corporate and other.

Segment results comprise segment gross profit, calculated as segment revenues less cost of sales for each segment. Segment expenses represent cost of sales, which are costs incurred to produce gold and silver at each operating mine.

Revenues of the corporate and other segment comprise revenues from services provided to third parties by the Group’s non-mining subsidiaries. These include exploration works for mining companies and design services related to ore field development and precious metal extraction technologies.

34

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

As of and for the year ended December 31, 2008	North Ural	Khabarovsk	Magadan	Total reportable segments	Corporate and other	Intersegment operations and balances	Total

Revenue	113,466	118,372	274,035	505,873	135,224	(138,366)	502,731
Cost of sales	(61,760)	(86,681)	(161,432)	(309,873)	(141,791)	150,935	(300,729)
Gross profit	51,706	31,691	112,603	196,000	(6,567)	12,569	202,002
General, administrative and selling expenses							(90,142)
Other operating expenses							(36,231)
Interest expense							(20,675)
Loss from investments in joint ventures							(8,393)
Exchange loss							(44,520)

Total income before income tax and extraordinary gain							2,041

Segment assets:

Property, plant and equipment, net	87,223	119,225	189,038	395,486	88,648	—	484,134
Accounts receivable, inventories, prepayment to suppliers and VAT receivables	64,655	79,850	106,403	250,908	59,893	(19,884)	290,917
Goodwill	—	13,863	8,508	22,371	1,370	—	23,741

Total segment assets	151,878	212,938	303,949	668,765	149,911	(19,884)	798,792

Unallocated assets:

Cash and cash equivalents							4,077
Other assets							73,606

Total assets							876,475

35

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

As of and for the year ended December 31, 2007	North Ural	Khabarovsk	Magadan	Total reportable segments	Corporate and other	Intersegment operations and balances	Total

Revenue	80,661	77,947	150,430	309,038	112,261	(112,552)	308,747
Cost of sales	(66,892)	(61,320)	(146,955)	(275,167)	(102,633)	123,162	(254,638)
Gross profit	13,769	16,627	3,475	33,871	9,628	10,610	54,109
General, administrative and selling expenses							(42,275)
Other operating expenses							(27,423)
Interest expense							(12,607)
Exchange gain							11,433

Total loss before income tax and extraordinary gain							(16,763)

Segment assets:

Property, plant and equipment, net	96,269	145,229	190,265	431,763	70,707	—	502,470
Accounts receivable, inventories, prepayment to suppliers and VAT receivables	64,259	74,233	133,666	272,158	138,424	(122,534)	288,048
Goodwill	—	16,592	10,183	26,775	3,366	—	30,141

Total segment assets	160,528	236,054	334,114	730,696	212,497	(122,534)	820,659

Unallocated assets:

Cash and cash equivalents							5,019
Other assets							32,176

Total assets							857,854

36

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

28.      ACQUISITION OF SUBSIDIARIES

CJSC Serebro Magadana

In November 2004, the Group acquired the remaining 20% interest in its subsidiary CJSC Serebro Magadana, the license owner for the Dukat mine, from P.A.S. Silver (Cyprus) Ltd. The Group paid U.S. Dollar 21,226 in cash at the time of the acquisition and agreed to pay up to U.S. Dollar 22,500 in additional contingent future payments. The future payments were to be determined annually based on the average yearly silver price per troy ounce (“FPS”) in the range U.S. Dollar 5.5 per ounce to U.S. Dollar 10.0 per ounce:

Range of silver price per troy ounce	Annual installments
5.5 < FPS < 6.0	500
6.0 < FPS < 7.0	1,000
7.0 < FPS < 8.0	2,000
8.0 < FPS < 9.0	5,000
9.0 < FPS < 10.0	6,000
10.0 < FPS	8,000

The agreement also contained a provision for early repayment on the occurrence of certain events, such as a public share offering. In the event of public offering the Group would pay 50% of any remaining contingent consideration within 30 days after listing.

The Group paid U.S. Dollar 2,000 during 2006 related to 2005 actual silver prices. In March 2007, as a result of the IPO in February 2007, the Group paid U.S. Dollar 10,250, which represented 50% of the total remaining potential contingent consideration of U.S. Dollar 20,500. The Group paid an additional amount of U.S. Dollar 8,000 during 2007 related to 2006 actual silver prices. The remaining contingent consideration, based upon 2007 actual silver prices, amounting to U.S. Dollar 2,250 was paid in 2008.

As a result of the additional contingent payments made and accrued for during 2007, bringing the total consideration to U.S. Dollar 43,726, the Group recorded goodwill of U.S. Dollar 10,183, representing the excess cost of the acquisition over the fair value of net assets acquired of U.S. Dollar 33,543. Goodwill arose in the business combination because the consideration paid effectively included amounts in relation to the benefits of expected synergies, revenue growth and future market development. These benefits are not recognized separately from goodwill as the future economic benefits arising from them cannot be reliably measured.

JSC Omolon Gold Mining Company

In January 2008, the Group acquired 98.1% of shares in JSC Omolon Gold Mining Company (the “OGMC”) from Kinam Magadan Gold Corporation, an unrelated party. OGMC holds four subsoil licenses related to the Kubaka gold mine deposit located in the Magadan region. The Group paid cash consideration of U.S. Dollar 15,000, including payment for shares of U.S. Dollar 0.001 in cash and settlement of the OGMC’s liabilities of U.S. Dollar 15,000. In addition, the Group is liable for perpetual deferred payments in the amount of 2% of the revenue derived from production and sales minerals extracted from the deposit. The perpetual deferred payments are uncapped in respect of the size and the timing of such future gold production, sale or other disposal. At the time of the acquisition, the Group recognized an estimated contingent consideration of U.S. Dollar 5,459 (U.S. Dollar 4,523 at the exchange rate as at December 31, 2008).

37

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

In March 2008, the Group acquired the remaining 1.9% of shares in JSC Omolon Gold Mining Company from the Russian Federal Property Fund for U.S. Dollar 811.

This acquisition was accounted for using the purchase method and was as follows:

Assets acquired and liabilities assumed at the date of acquisition

Deferred tax asset	17,461
Other current assets	16,146
Reclamation and mine closure obligation (Note 15)	(9,582)
Deferred tax liability	(1,875)
Other liabilities	(15,040)
Net assets acquired	7,110
Cash paid on acquisition	15,811
Contingent consideration	5,459
Intercompany debt	(15,000)
Extraordinary gain — excess of fair value of acquired net assets over cost	840

Excess of fair value of acquired net assets over cost of U.S. Dollar 840 arose primarily due to the Company’s competitive position in negotiations due to the time restriction in the sales process and lack of the ability of the Kinam Magadan Gold Corporation to serve its debts.

Other acquisitions

In August 2008, the Group acquired 100% of shares in Ural Exploration Enterprise LLC (a development stage enterprise), which holds a license for gold exploration and mining in Degtyarnoe field, from Russian Copper Company, an unrelated party, for U.S. Dollar 6,203. Amounts of mineral rights and attributable deferred tax liabilities acquired amounted to U.S. Dollar 7,989 and U.S. Dollar 1,834, respectively. The residual amount of U.S. Dollar 48 represents other current assets and liabilities.

In September 2007, the Group acquired 100% of Polymetal ESOP Limited, which held 5,540,323 of the Company’s shares, from its parent company Nafta Moskva (Cyprus) Limited (see Note 1). The purchase consideration comprised of U.S. Dollar 50. The acquisition of Polymetal ESOP Limited was accounted for as acquisition of treasury shares as it did not constitute a business. These treasury shares were used for distribution among the share option plan participants (see Notes 17 and 18).

During 2007 the Group acquired 100% of shares in Fiano Investment Limited, Imitzoloto Holdings Limited and Eniseyskaya Holdings Limited for U.S. Dollar 8. Net asset of the companies were equal to the purchase price at the date of acquisition.

Amursky Hydrometallurgy Plant LLC

In April 2007, the Group incorporated a new subsidiary - Amurskiy Hydrometallurgy Plant LLC. The Group plans on building a new plant in the Khabarovsky Region in order to process ore extracted by Albazino Resources LLC.

38

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(In thousands of U.S. Dollars, except share data)

29.                 DISPOSAL OF SUBSIDIARIES

In February 2008, the Group contributed 100% of the shares in CJSC Enisey Mining and Geological Company and Imitzoloto LLC, holding Anenskoye and Aprelovskoye gold mining licenses, respectively, to form the joint venture with AngloGold Ashanti Limited (see Note 11).

The book value of the net assets disposed was as follows:

Assets and liabilities disposed of as at the date of disposal

Goodwill	1,792
Property, plant and equipment	4,820
Cash and cash equivalents	13,448
Deferred tax liability	(1,113)
Other liabilities	(2,017)

Net assets disposed of	16,930

In December 2008 the Group sold 100% in CJSC North-Ural Mining Company for U.S. Dollar 55 to an unrelated party. CJSC North-Ural Mining Company did not perform any operations during 2008 and 2007. The amount of net liabilities at the date of disposal comprised U.S. Dollar 264.

30.                 RELATED PARTY TRANSACTIONS

Related parties are considered to include shareholders, affiliates and entities under common ownership and control with the Group and members of key management personnel. In the course of its business the Group entered in the various transactions with related parties.

In June 2007 the Group sold 85% of CJSC GRK Dukat for U.S. Dollar 0.3 to a related party. CJSC GRK Dukat did not perform any operations in 2007. The amount of net assets at the date of disposal comprised U.S. Dollar 0.01.

As at December 31, 2008 and 2007 the amount of outstanding short-term loans provided to related parties comprised U.S. Dollar 334 and U.S. Dollar 126, respectively.

As at December, 2008 and 2007 the amount of outstanding long-term loans provided to related parties comprised U.S. Dollar 8,214 and U.S. Dollar 6,119 respectively (see Note 12). The amount of interest income in 2008 and 2007 amounted to U.S. Dollar 844 and U.S. Dollar 466, respectively.

As at December 31, 2008 the amount of short-term loan provided by related parties comprised U.S. Dollar 136,515 (see Note 13). The amount of interest expense on loans from related parties in 2008 was U.S. Dollar 1,398.

39

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(In thousands of U.S. Dollars, except share data)

31.                 COMMITMENTS AND CONTINGENCIES

Operating environment

Whilst there have been improvements in the economic situation in the Russian Federation in recent years, the country continues to display some characteristics of an emerging market. These characteristics include, but are not limited to, the existence of a currency that is not freely convertible in most countries outside of the Russian Federation, restrictive currency controls, and relatively high inflation. The tax, currency and customs legislation within the Russian Federation is subject to varying interpretations, and changes, which can occur frequently.

The prospects for future economic stability in the Russian Federation are largely dependent upon the effectiveness of economic measures undertaken by the government, together with legal, regulatory, and political developments.

Taxation

Russian tax, currency and customs legislation is subject to varying interpretations, and changes, which can occur frequently. Management’s interpretation of such legislation as applied to the transactions and activity of the companies of the Group may be challenged by the relevant regional and federal authorities. Recent events within the Russian Federation suggest that the tax authorities may be taking a more assertive position in its interpretation of the legislation and assessments.

As a result, significant additional taxes, penalties and interest may be assessed. Fiscal periods remain open to review by the authorities in respect of taxes for three calendar years preceding the year of review. Under certain circumstances reviews may cover longer periods.

Out of the large operating companies of the Group, tax authorities audited JSC Okhotskaya GGC for the period up to 2004, CJSC Zoloto Severnogo Urala for the period up to 2005, and CJSC Serebro Magadana for the period up to 2007. Nevertheless, according to the Russian tax legislation previously conducted audits do not fully exclude subsequent claims relating to the audited period.

The Group has identified contingencies related to taxes other than income tax. Such possible tax contingencies could materialize and require the Group to pay additional amounts of tax. As at December 31, 2008 management estimates such contingencies related to taxes other than income tax to be up to approximately U.S. Dollar 7,395. The Group believes the estimated losses related to these contingencies are not probable and, as such, have not been accrued for as at December 31, 2008.

Transfer pricing legislation, which was introduced from January 1, 1999, provides the possibility for tax authorities to make transfer pricing adjustments and impose additional tax liabilities in respect of all controlled transactions, provided that the transaction price differs from the market price by more than 20%. Controllable transactions include transactions with interdependent parties, as determined under the Russian Tax Code, and all cross-border transactions (irrespective whether performed between related or unrelated parties), where the price applied by a taxpayer differs by more than 20% from the price applied in similar transactions by the same taxpayer within a short period of time, and barter transactions. There is no formal guidance as to how these rules should be applied in practice. The arbitration court practice with this respect is contradictory.

40

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

The Group companies occasionally enter into controllable transactions (e.g. intercompany transactions) and based on the terms the Russian tax authorities may qualify them as non-market. Tax liabilities arising from intercompany transactions are determined using actual transaction prices. It is possible with the evolution of the interpretation of the transfer pricing rules in the Russian Federation and the changes in the approach of the Russian tax authorities, that such transfer prices could potentially be challenged in the future. Given the brief nature of the current Russian transfer pricing rules, the impact of any such challenge cannot be reliably estimated although it may be significant.

Political environment

The operations and earnings of the Group are affected by political, legislative, fiscal and regulatory developments, including those related to environmental protection. Because of the capital-intensive nature of the industry, the Group is also subject to physical risks of various kinds. The nature and frequency of these developments and events associated with these risks, which generally are not covered by insurance, as well as their effect on future operations and earnings, are not predictable.

Forward sales commitments

In connection with the General Framework Credit Line Agreement dated November 2008 entered into between Nomos-Bank and the Company’s subsidiaries, CJSC Zoloto Severnogo Urala, CJSC Serebro Magadana and JSC Okhotskaya GGC are required to sell 3,650,000 gram of gold and 120,000,000 gram of silver during 2009; 3,500,000 gram of gold and 60,000,000 gram of silver during 2010; and 3,500,000 gram of gold and 60,000,000 gram of silver during 2011 at the price determined by LBMA.

Litigation

During the year, the Group was involved in a number of court proceedings (both as a plaintiff and as a defendant) arising in the ordinary course of business. In the opinion of management of the Group, there are no current legal proceedings or other claims outstanding, which could have a material effect on the result of operations, financial position or cash flows of the Group and which have not been accrued or disclosed in these consolidated financial statements.

Insurance policies

The Russian insurance market is in the development stage and some forms of insurance protection common in other parts of the world are not yet generally available in the Russian Federation.

The Group has entered into insurance contracts to insure property, plant and equipment, and land transport and purchased accident, health and medical insurance for employees. Furthermore, the Group has purchased civil liability coverage for operating entities with dangerous production units.

Environmental matters

The enforcement of environmental regulation in the Russian Federation is evolving and the enforcement posture of government authorities is continually being reconsidered. The Group periodically evaluates its obligations under environmental regulations. As obligations are determined, they are recognized immediately. Potential liabilities, which might arise as a result of changes in existing regulations, civil litigation or legislation, cannot be estimated but could be material. In the current enforcement climate under existing legislation, management believes there are no significant liabilities for environmental damage.

41

OPEN JOINT STOCK COMPANY POLYMETAL

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(In thousands of U.S. Dollars, except share data)

32.                 SUBSEQUENT EVENTS

In January 2009, the Group acquired 10.4% of shares of JSC Artel of prospectors Ayax (“Ayax”) from Ovoca Gold Plc, an unrelated party. Ayax holds an exploration and mining license for Goltsovoye silver deposit located in the Magadan region of Russia. The Group paid a total cash consideration of U.S. Dollar 11,697 which included U.S. Dollar 3,043 in cash and settlement of the Ayax’s liabilities of U.S. Dollar 8,654. In December 2008, the Group and Verda Financial Ltd. (Seychelles) (“Verda”) signed a letter of intent under which the Group will transfer to Verda 7,500,000 of its ordinary shares in exchange for 89.6% of the shares of Ayax which Verda was in process of acquiring. In January 2009, Verda acquired the remaining 89.6% of shares of Ayax. The Group’s obligation is secured by a cash deposit of U.S. Dollar 10,000.

In January 2009, the Group signed a long-term loan facility agreement with Gazprombank which allows the Group to borrow up to U.S. Dollar 70,000 to finance its current operations, contract financing, including replenishment of working capital. The facility bears interest of 13% per annum and is payable monthly.

In February 2009, the tax authorities performed an audit of activities of CJSC Serebro Magadana in 2007. As a result of the audit the Group was assessed U.S. Dollar 19,515 of additional income and mining taxes and respective penalties. The management believes that the risk that the Group can’t sustain its position in full at court is not probable.

In March 2009, the Extraordinary General Meeting of Shareholders of the Company approved the issuance and placement of 30,000,000 new shares of the Company in the form of a closed subscription.

In March 2009, the Group entered into a Memorandum of Understanding with a group of Russian companies, an unrelated parties, under which the Group commited to acquiring 100% stake of Rudnik Kvartsevyi LLC (“RK”) for the total consideration of 10,000,000 of the Company’s ordinary shares. RK owns the mining license to the Sopka Kvartsevaya gold-silver deposit and a 100% stake in Vneshstroygroup LLC, owning the mining license to the Dalniy gold-silver deposit, which are located in the Severo-Evensky district of Magadan region of Russia. In addition to the license areas, RK owns a substantial mining fleet as well as infrastructure at the Sopka mine site.

In March 2009, the Group signed a long-term loan facility agreement with Nomos-Bank which allows the Group to borrow up to U.S. Dollar 50,870 (Roubles 1,700,000 thousand as at March 31, 2009) to finance its current operations, contract financing, including replenishment of working capital. The facility bears interest of 18.5% per annum, which is payable monthly.

42

ANNEX 8. ACCOUNTING POLICIES FOR 2006

Open Joint Stock Company

Interregional Research and Manufacturing Association Polymetal

ORDER

26 December 2005

Refrence No.Pr-005/221

Saint Petersburg

ON ACCOUNTING POLICY

IT IS HEREBY ORDERED AS FOLLOWS:

1.               Order On Accounting Policy under No.Pr-005-org dated 31 December 2002, with all amendments and schedules shall be applied for 2006.

2.               the 1st and 2nd paragraphs of Section 3 Accounting Policy for Taxation Purposes (Schedule No.1 to Order No.Pr-025-org dated 31 December 2002) shall be erased.

[signature]

V. N. Nesis,

General Director

Prepared by:

Tatiana Liderovna Tertyshnaya

No.195765

1

Open Joint Stock Company

INTERREGIONAL RESEARCH AND MANUFACTURING ASSOCIATION POLYMETAL

ORDER

31 December 2002

Refrence No.Pr-025-org

Saint Petersburg

ON ACCOUNTING POLICY FOR 2003

For the purpose of forming reliable and complete information about the activity of the organisation, its property status, internal reserves identification in the process of exercising business operations

IT IS HEREBY ORDERED AS FOLLOWS:

1.               Accounting Policy of OJSC Interregional Research and Manufacturing Association Polymetal for 2003 according to Schedule 1 on three (3) sheets be approved.

2.               Work Plan in respect of the accounts of OJSC Interregional Research and Manufacturing Association Polymetal according Schedule 2 on eight (8) sheets be approved.

[ signature]

I. V. Venatovsky,

Acting General Director,

Interregional Research and Manufacturing Association Polymetal

Prepared by:

T. L. Tertyshnaya

2

SCHEDULE 1

to Order No.Pr-025-org dated 31 December 202

ACCOUNTING POLICY OF OJSC MNPO POLYMETAL FOR 2003

The accounting policy of the Company was developed on the basis of Federal Law No.129 - FZ On Accounting dated 21 November 1996 (with amendments dated 23 July 1998), the Tax Code of the Russian Federation, the Regulations of Accounting The Accounting Policy PBU 1/98, approved by the Order of the Ministry of Finance of the Russian Federation No.60n dated 9 December 1998 and by the Order of the Ministry of Finance of the Russian Federation No.34n On Approval of the Regulations of Accounting and Financial Reporting in the Russian Federation dated 29 July 1998, the Chart of Accounts for Bookkeeping in respect of financial and economic activity and the Application Instructions, approved by the Order of the Ministry of Finance of the Russian Federation No.94n dated 31 October 2000.

I GENERAL INFORMATION

The Company keeps accounting records of the property, liabilities and business operations by using double entry method according to the Chart of Accounts, developed on the basis of the Order, approved by the Ministry of Finance of the Russian Federation No.94n dated 31 October 2000.

The Company keeps accounting records by means of computer technology and application of “1-C —Bookkeeping” software. Upon documentation of business operations, applicable are unified forms of original records.

The accounting records are being maintained by the structural subdivision of the Company — Bookkeeping Department.

The evaluation of the property, liabilities and business operations is being exercised in roubles and kopecks.

Stocktaking of the property and liabilities (other than the fixed assets and library stock) shall be exercised once a year within the period from 1 October till 31 December in a year.

Stocktaking of the fixed assets shall be exercised once every three years.

Stockholding of the library stock shall be exercised once every five years.

3

II Accounting Policy for the Purposes of Bookkeeping

The Company provides for a separate record of gains derived from design and survey works, scientific and research works, rent of assets and other services.

Formation of expenses for the core activities shall be exercised on the basis of agreements for performing works. The breakdown of payroll expenses shall be exercised according to the schedule fixed for each month.

The breakdown of accumulated depreciation in respect of the fixed assets and rental payments in respect of the production premises between the types of activity shall be effected proportionately to the expenses reflected in acc.20.

Accounting for incomplete production is reflected in acc.20 at actual costs.

Write off of expenses from acc.97 shall be effected on a straight-line basis during the applicable period.

General business expenses, as semi-fixed costs, are written off directly to subaccount 90.8 “Administrative expenses”.

The use life of the intangible assets shall be determined by a commission, appointed by the management. The term of the use life shall be determined at initial recognition, based on its expected periods of use for manufacturing or administrative purposes. Intangible assets are depreciated on a straight-line basis.

The fixed assets are initially recognised at historical cost, including actual expenses involved in the acquisition, erection and manufacture, delivery, interest on bank credit accrued up to its being put into operation less reimbursable taxes.

The fixed assets with a value of over 10,000 thousand roubles per item (printed matter — regardless of its value) shall be written off in full as they are put to operation.

The fixed assets are depreciated on a straight-line basis, based on the historical value of the fixed asset and depreciation rate calculated on the basis of its useful life according to Resolution 1.

The costs for the repair of the fixed assets are attributed to cost value as the repair works are being done. No reserves are formed for the repair of the fixed assets.

Inventories are initially recognised at actual cost, including acquisition and transportation expenses and without use of auxiliary accounts 15 “Procurement and Acquisition of Material Assets” and 16 “Materials Cost Deviation”.

Upon issuances of inventories to production or other disposals, same are measured using the rolling average method.

Analytical accounting for inventories shall be exercised according to classification numbers and places of storage.

According to the terms of agreements rent-related utility payments are to be recorded as part of rental payments in subaccount 90 “Sales’ and payment for communication services, remitable to the operators, is to be reflected as transit payments in subaccount 76.5.

4

The Company does not make provisions for bad debt.

Disposals of unquoted financial investments at initial recognition are measured at average historical cost.

III. ACCOUNTING POLICY FOR TAXATION PURPOSES

For the purpose of VAT payment, any gains from the sale of goods (works, services) shall be determined by a cash method, as the funds for the products shipped (services rendered, works carried out) arrive at the accounts or at the cash office of the Company, on the basis of agreements for compensation, novation, reassignment of rights of claim, etc.

This method of determination of sale proceeds is applicable to the sale of the fixed assets, materials and other assets.

The Company shall calculate and pay the VAT on a centralized basis at the place of its state registration.

Upon calculation of VAT proportion, attributable to indirect cost under non-VATable operations, the following method shall be applicable:

1 ..Determination of portions of income under VATable operations (acc. 62/1) and non-VATable operations (acc. 91/1, acc. 62/1).

2. Determination of indirect costs (acc. 26), attributable to VATable and non-VATable operations, proportionately to the respective portion of income in the total income volume (A).

3. Determination of VAT average equated interest (P):

P = B:(E+C)x 100%, where

B = VAT declared for deduction from the budget

 E = costs under VATable operations recorded in acc. 26

C =  costs under VATable operations recorded in acc. 20

4. Determination of VAT on indirect expenses attributable to operations under VATable activity (acc. 26) or non VATable activity (acc. 91/2)(H).

H = AxP

5

For the purpose of payment of VAT, the gains from sales shall be determined on an accrual basis.

The method of breakdown of profit between the head company and separate subdivisions shall be applied proportionately to the arithmetic mean value of the portion of depreciated book value of a separate subdivision and portion of average number of employees engaged by a separate subdivision.

The Company shall pay advance corporation tax on a monthly basis in the amount of 1/3 of the income tax assessed for a previous quarter.

For the purpose of income tax payment, established shall be the procedure for evaluation of incomplete production based on the portion of outstanding contracted orders in the total volume of contracted orders carried out within a month.

Chemical substances, used as reagents, shall be attributable to indirect expenses.

For the purpose of income tax payment, providing property for temporary use for any compensation shall be deemed as income and expenses connected with the production and sale.

Payment of Uniform Social Tax according to the letters of the Ministry for Taxes and Charges of the Russian Federation No.BG-6-05/658 dated 28 August 2001, the Social Security Fund of the Russian Federation No.02-08/06-2065P dated 28 August 2001, the Pension Fund No.MZ-16-25/7003 dated 28 August 2001, the Compulsory Medical Insurance Fund No.3205/80-1/4 dated 28 August 2001, No.01-Sh/60 dated 28.08.2001 shall be exercised on a centralised basis.

Pursuant to Article 19 of the Russian Tax Code, an affiliate of the company, which maintains separate balance sheets, shall be obliged to pay taxes and charges, including compulsory insurance contributions for industrial accident insurance and insurance from occupational diseases at the place of its location.

According to Article 269 of the Tax Code, the marginal amount of interest, recognised as expenses, shall be established as equal to the refinance rate of the Central Bank of the Russian Federation multiplied by 1.1 - upon execution of debt instruments in roubles, and equal to 15% - in respect of debt instruments in foreign currency.

Borrowed funds, with a maturity over 12 months under the terms of loan (credit) agreements, shall be recorded as short-term indebtedness up to the expiration of the term of the agreements.

For the purpose of income tax, the accrual of revenue and expenses under a bond loan shall be exercised proportionately to the number of calendar days within the reporting period and the total number of days of loan use.

For the purpose of accounting for non-operational income upon calculation of income tax, the date of recognition (accrual) of fine (penalty) and/or other fee imposed for violation of contractual obligations and compensation for damages or losses shall be deemed the date when the fine (penalty) and/or other fee imposed for violation of contractual obligations and compensation for damages or losses arrive at the settlement account of the affected party.

6

For the purpose of accounting for non-operational expenses upon calculation of income tax, the date of recognition (accrual) of fine (penalty) and/or other fee imposed for violation of contractual obligations and compensation for damages or losses shall be deemed the date when the fine (penalty) and/or other fee imposed for violation of contractual obligations and compensation for damages or losses is written off of the settlement account of the affected party.

The fixed assets and intangible assets are to be depreciated on a straight-line basis.

Upon issuance of inventories to production or other disposals, same are measured using the rolling average method.

The Company maintains tax accounting with the application of accounting figures and tax ledgers (Schedule  ). The tax ledgers shall reflect the objects and operations, the amount and/or value of which do not coincide for the purpose of accounting and tax accounting according to Article 25 of the Russian Tax Code.

For the purpose of compiling income tax reporting, the income tax returns (calculations) the ledgers data, designated for record of receipts and disbursements, the value and period of recognition of which coincide for the purpose of bookkeeping accounting and income tax accounting will be presented.

[signature]

I. V. Venatovsky,

General Director

OJSC MNPO Polymetal

[COMMON ROUND SEAL OF OPEN JOINT STOCK COMPANY MNPO POLYMETAL, SAINT PETERSBURG]

7

Open Joint Stock Company

INTERREGIONAL RESEARCH AND

MANUFACTURING ASSOCIATION POLYMETAL

ORDER

31 December 2002

Reference No. Pr-026-org

Saint Petersburg

ON AMENDMENTS TO THE ORDER

Further to order No. Pr-025-org dated 31 December 2002 (On Accounting Policy)

IT IS HEREBY ORDERED AS FOLLOWS:

The following supplement shall be made to Schedule 1 to the above Order:

“Other pre-paid expenses, connected with the production and sale, upon calculation of taxation base for income tax, be recorded in equal proportions within the entire term of use, set out in the original document or determinable by a commission, responsible for the determination of life use of intangible assets”.

[signature]

I. V. Venatovsky,

Acting General Director,

Prepared by:

T. L. Tertyshnaya

8

Open Joint Stock Company

INTERREGIONAL RESEARCH AND

MANUFACTURING ASSOCIATION POLYMETAL

ORDER

29 July 2003

Reference No. 020-1-k

Saint Petersburg

ON AMENDMENTS TO THE ORDER

Further to Order No. Pr-025-org dated 31 December 2002 (On Accounting Policy)

IT IS HEREBY ORDERED AS FOLLOWS:

The Bookkeeping Department introduce the following addition to Schedule 1 to the above Order:

“Due to the necessity to have separate VAT accounting in respect of various types of VATable activity (acc. 90/1), the Company shall calculate the VAT declared for deduction from the budget and related expenses in the following way:

1)         VAT relating to works, services, acquired materials and fixed assets, recorded as expenses for acc. 20 and paid for the current period, shall be declared for deduction from the budget in full amount (acc. 19/20;)

2)         VAT relating to the activity which is not VATable, shall be attributable to the full extent to the expenses in this type of activity,

3)         VAT relating to works, services, acquired materials and fixed assets, recorded as expenses for acc. 26 and paid for the current period (acc. 19/26) shall be distributable according to the following formula:

Д = C*B/(A+B) and E=C*A/(A+B), where

A — receipts from VATable activity (net of VAT), (acc. 90/1);

B - receipts from non-VATable activity (acc. 91/1);

C - VAT claim (acc. 19/26);

 Д — VAT in respect of types of non-VATable activity;

 E — VAT taken as tax deduction”.

[signature]

9

I. V. Venatovsky,

Acting General Director,

Prepared by:

T. L. Tertyshnaya

10

Open Joint Stock Company

INTERREGIONAL RESEARCH AND

MANUFACTURING ASSOCIATION POLYMETAL

ORDER

29 July 2005

Reference No. 003/221

Saint Petersburg

On Amendments to the Accounting Policy for Taxation Purposes

Due to the Federal Law No. 58-FZ dated 6 June 2005 coming into force and changes introduced to Section 25 “Income Tax” of the Tax Code of the Russian Federation,

IT IS HEREBY ORDERED as follows:

1. The following additions be made into the accounting policy of OJSC MNPO Polymetal for taxation purposes:

1.1         Attributable to direct expenses, connected with the production and sale, shall be as follows:

•                  payroll expenses for the employees engaged in the execution of works;

•                  Uniform Social Tax and social contributions for compulsory pension insurance, charged on the payroll expenses for the employees engaged in the execution of works.

•                  accrued depreciation of the fixed assets used in the performance of works.

1.2         The sum of direct expenses shall be attributable to incomplete production, based on the amount of outstanding orders under the agreements providing for a long-term cycle of performance and the general amount of work fulfilled within a month in respect of the contracted orders providing for a long-term cycle of performance of works.

2                  The order shall come into force from the date of signature and shall be applicable for taxation purposes since 1 January 2005.

[signature]

V. N. Nesis,

General Director

Prepared by:

Tatiana Liderovna Tertyshnaya

11

ANNEX 9 ACCOUNTING POLICY FOR 2007

Open Joint Stock Company Polymetal

ORDER

28 December 2006

No. Pr-016/221

Saint Petersburg

On Extension of the Accounting Policy for 2007

IT IS HEREBY ORDERED as follows:

1. The Order On Accounting Policy for 2003 under No.Pr-005-org dated 31 December 2002, with all amendments and schedules for 2007 shall be applied.

2. The 1st and 2nd paragraphs of Section 3 “Accounting Policy for Taxation Purposes” (Schedule No.1 to Order No.Pr-025-org dated 31 December 2002) shall be erased.

[signature]

V. N. Nesis,

General Director

Prepared by:

Tatiana Liderovna Tertyshnaya

206413

1

ANNEX 10 ACCOUNTING POLICY FOR 2008

Open Joint Stock Company Polymetal

ORDER

27 December 2007

No.Pr-022/221

Saint Petersburg

On Accounting Policy for 2008

IT IS HEREBY ORDERED as follows:

1.               Accounting Policy of OJSC Polymetal for 2008 be approved according to Schedule 1.

2.               Work Plan in respect of the accounts of OJSC Polymetal according Schedule 2 be approved.

 [signature]

V. N. Nesis,

General Director

Prepared by:

Tatiana Liderovna

23032

1

SCHEDULE 1

to Order No. Pr-022/221 dated 27 December 2007

ACCOUNTING POLICY OF OJSC POLYMETAL FOR 2008

The accounting policy of the Company was developed on the basis of Federal Law No.129 - FZ On Accounting dated 21 November 1996 (with amendments dated 23 July 1998), the RF Tax Code, the RF Civil Code, Regulations of Accounting Policy PBU 1/98, approved by Order of the RF Ministry of Finance No.60n dated 9 December 1998 and by Order of the RF Ministry of Finance No.34n On Approval of Regulations of Accounting and Financial Reporting in Russia dated 29 July 1998, the Accounts Chart for Bookkeeping in respect of financial and economic activity and Application Instructions, approved by Order of the RF Ministry of Finance No.94n dated 31 October 2000.

I GENERAL INFORMATION

The Company maintains accounting records of property, liabilities and business operations by using the double entry method according to the Regulations of Accounting (PBU) in conformity with the enclosed Chart of Accounts.

The accounting records are maintained by the structural subdivision of the Company — Bookkeeping Department.

The Company keeps accounting records by means of computer technology and applying “1-C — Manufacturing Business Management” software. Upon documentation of business operations, unified forms of original records are applied.

The evaluation of the property, liabilities and business operations is exercised in roubles and kopecks,

Stocktaking of the property and liabilities (other than the fixed assets and library stock) shall be exercised once a year within the period from 1 October to 31 December in a year.

Stocktaking of the fixed assets shall be exercised once every three years.

Stockholding of the library stock shall be exercised once every five years.

The Company maintains tax accounting applying accounting figures and tax ledgers (Schedule  ). The tax ledgers shall reflect the objects and operations, the amount and/or value of which do not coincide for the purpose of accounting and tax accounting according to Art. 25 of the RF Tax Code.

2

II Accounting Policy for the Purposes of Bookkeeping

2.1   Revenue Recognition

The Company provides for a separate record of gains derived from various types of activity.

Gains from the sale of securities and participation interests in the charter capital of organisations shall be attributable to “other income”.

Interest income under loans granted shall be attributable to “other income” and reflected in the accounts on a separate basis.

2.2   Accounting for fixed assets

Fixed assets include tangible assets with a cost of over 20,000 roubles used for the manufacture of products, performance of works, provision of services or for administrative purposes or for providing thesame for a temporary use for any compensation, the useful life of which exceed 12 months.

The fixed assets are initially recognised at historical cost, including actual expenses involved in the acquisition, erection and manufacture, delivery, interest on bank credit accrued up to its being put to operation less reimbursable taxes.

The fixed assets are depreciated on a straight-line basis, based on the historical value of the fixed asset and depreciation rate calculated on the basis of its useful life according to Resolution 1.

The printed matter (regardless of its value) shall be written off in full amount as it is put to operation.

The costs for the repair of the fixed assets are attributed to cost value as the repair works are being done. No reserves being formed for the repair of the fixed assets.

2.3   Accounting for intangible assets

Intangible assets include intellectual property (in particular, patent), goodwill, licenses etc.

The term of use life of an intangible asset shall be determined at initial recognition, based on its expected period of use for manufacturing or administrative purposes or is determined by a commission to be appointed by the management. Intangible assets are depreciated monthly on a straight-line basis.

2.4   Accounting for long-term investments

Disposals of unquoted financial investments at initial recognition are measured at average historical cost.

2.5   Accounting for deferred expenses

Expenses incurred in the current period but relating to subsequent periods are recorded as prepaid expenses.

Write-off of the prepaid expenses is exercised on a straight-line basis over the period to which they relate.

3

If the terms of prepaid expenses are not determined in documents, then the term of use and write-off method shall be determined by a commission appointed by the order of the management.

2.6   Accounting for inventories

The inventories include tangible assets used as raw materials, component parts in the manufacture of products, performance of works, providing services and for administrative purposes and besides, the assets shall be recorded at the value of 20,000 roubles and with a term of use life exceeding 12 months.

Inventories are initially recognised at actual cost, including acquisition and transportation expenses and without use of auxiliary accounts 15 “Procurement and Acquisition of Material Assets” and 16 “Materials Cost Deviation”.

Analytical accounting of inventories shall be exercised according to classification number and places of storage.

Upon issuances of inventories to production or other disposals, they are measured using the rolling average method.

2.7   Accounting for expenses

Expenses are recognised in the period when they are incurred based on the accrual principle assumption.

The following accounts shall be applicable for record of expenses:

•                  20 “Core Activity”;

•                  26 “General Business Expenses”; and

•                  29 “Service Sector”.

Accounting for expenses which may be determined by direct evidence shall be exercised on the basis of effective agreements.

Payroll expenses, assessment of Uniform Social Tax, mandatory insurance contributions, depreciation of the fixed assets used in the course of exercising core activities, material expenses shall be written off to acc.90.02 without breakdown by the types of activity and agreements.

General business expenses, as semi-fixed costs, shall be written off directly to subaccount 90.08 “Administrative expenses”.

The Company does not make provisions for bad debt.

III. Accounting Policy for Taxation Purposes

3.1 Accounting for revenue

For the purpose of VAT payment, gains from sales shall be determined on an accrual basis.

Revenue from the sale of participation interests in the charter capital of the companies shall be recorded as revenue from the sale of other property.

4

Revenue from the sale of securities shall be recorded as revenue from disposal of securities.

Revenue from providing property for a temporary use shall be recorded as other revenue.

Interest income under loans granted shall be reflected as non-operating revenue.

For the purpose of record of non-operational income upon calculation of income tax, the date of recognition (accrual) of fine (penalty) and/or other fee imposed for violation of contractual obligations and compensation for damages or losses shall be deemed the date when the fine (penalty) and/or other fee imposed for the violation of contractual obligations and compensation for damages or losses arrive at the settlement account of the affected party.

3.2 Accounting for expenses

Expenses are recognized in the period they are incurred.

The fixed assets are depreciated monthly on a straight-line basis based on the historical value of the fixed asset and depreciation rate calculated on the basis of its use life according to Resolution 1.

Intangible assets are depreciated monthly on a straight-line basis.

Disposal of unquoted financial investments at initial recognition are measured at average historical cost.

Upon issuance of inventories to production or other disposals, these are measured using the rolling average method.

Prepaid expenses, connected with production and sale, upon calculation of taxation base for income tax shall be recorded in equal shares within the entire term of use, set out in the original document or as determined by a commission responsible for determining the life use of intangible assets.

The following assets are attributable to direct expenses incurred in the manufacture and sale of products, performance of works, provision of services:

•                  payroll expenses in respect of the employees engaged in the execution of works;

•                  Uniform Social Tax accrued on the payroll expenses for the employees engaged in the execution of works;

•                  contributions for compulsory pension insurance, accrued on the payroll expenses for the employees engaged in the execution of works;

•                  accrued depreciation of the fixed assets used in the performance of works; and

•                  material expenses.

The sum of direct expenses shall be attributable to incomplete production, based on the amount of outstanding orders under the agreements providing for a long-term cycle of performance and the general amount of work fulfilled within a month in respect of the contracted orders providing for a long-term cycle of performance of works.

5

Representation expenses documented according to the Regulations of representation expenses, are recorded as general business expenses.

The payment of Uniform Social Tax shall be effected on a centralised basis at the place of registration.

According to Art. 269 of the Tax Code the marginal amount of interest, recognised as expenses, shall be established equal to the refinance rate of the Central Bank of the Russian Federation multiplied by 1.1 - upon execution of debt instruments in roubles, and equal to 15% - in respect of debt instruments in foreign currency.

For the purpose of record of non-operational expenses upon calculation of income tax, the date of recognition (accrual) of fine (penalty) and/or other fee imposed for violation of contractual obligations and compensation for damages or losses shall be deemed the date when the fine (penalty) and/or other fee imposed for violation of contractual obligations and compensation for damages or losses is written off of the settlement account of the affected party.

3.3. Accounting for value added tax

The payment of VAT shall be exercised on a centralised basis at the place of registering the company.

Due to the necessity to have separate VAT accounting in respect of various types of VATable activity (acc. 90/1), the Company shall calculate the VAT declared for deduction from the budget and related expenses in the following way:

1. VAT relating to works, services, acquired materials and fixed assets, recorded as expenses for acc. 20 and paid for the current period, shall be declared for deduction from the budget in full amount (acc. 19/20;)

2. VAT relating to the activity which is not VATable, shall be attributable to the full extent to the expenses in this type of activity,

3. VAT relating to works, services, acquired materials and fixed assets, recorded as expenses for acc 26 and paid for the current period (acc. 19/26) shall be distributed according to the following formula:

Д = C*B/(A+B)   and    E=C*A/(A+B), where

A — receipts from VATable activity (net of VAT), (acc. 90/1)

B - receipts from non-VATable activity (acc. 91/1)

C- VAT claim (acc. 19/26)

Д — VAT in respect of types of non-VATable activity

E- VAT taken as tax deduction.

3.4 Accounting for income tax

The method for breakdown of profit between the head company and separate subdivisions shall be applied proportionately to the arithmetic mean value of the portion of depreciated book value of a separate subdivision and portion of the average number of employees engaged by a separate subdivision.

6

The Company shall pay advance corporate tax on a monthly basis in the amount of 1/3 of the income tax assessed for a previous quarter.

For the purpose of the formation of income tax reporting, recorded in the income tax returns (calculations) shall be the ledgers data, designated for record of receipts and disbursements, the value and period of recognition of which coincide for the purpose of bookkeeping accounting and income tax accounting.

[signature]

V.N. Nesis,

General Director

OJSC Polymetal

[COMMON ROUND SEAL OF OPEN JOINT STOCK COMPANY POLYMETAL, SAINT PETERSBURG]

7

Open Joint Stock Company Polymetal

ORDER

1 December 2008

No.Pr-013/221

Saint Petersburg

On Changes to Order No.Pr-022/221 dated 27 December 2007 On Accounting Policy for 2008

Due to the Federal Law No. 224 - FZ dated 26 November 2008 coming into force and changes introduced to Section 25 Income Tax of the Tax Code of the Russian Federation,

IT IS HEREBY ORDERED as follows:

1.               Changes be introduced to Schedule 1 “The Accounting Policy of OJSC Polymetal for 2008” to Order No.Pr-022/221 dated 27 December 2007. The eleventh paragraph of p.3.2 shall read as follows:

“Marginal amount of interest, recognised as expenses, shall be established as equal to the refinance rate of the Central Bank of the Russian Federation multiplied by 1.5 - upon execution of debt instrument in roubles, and equal to 22% - in respect of debt instruments in foreign currency.

2. The Order shall come into force from the moment it is signed.

[signature]

V. N. Nesis,

General Director

8

Open Joint Stock Company Polymetal

ORDER

31 December 2008

No.Pr-015/221

Saint Petersburg

On Amendments to the Accounting Policy for Accounting Purposes

IT IS HEREBY ORDERED as follows:

1.               Schedule 1 “The Accounting Policy of OJSC Polymetal for 2008”  to Order No.Pr-022/221 dated 27 December 2002. Paragraph 2.7 shall be supplemented with the following paragraph:

“Administrative and general business expenses shall be written off directly as other expenses (acc. 91) in the absence of revenue under types of activity recorded in acc. 90”

2.               The Order shall come into force from 1 January 2009.

[ signature]

V. N. Nesis,

General Director

9

ANNEX 11 ACCOUNTING POLICY for 2009

Open Joint Stock Company Polymetal

ORDER

31 December 2008

No.Pr-016/221

Saint Petersburg

On Extension of the Accounting Policy for 2009

IT IS HEREBY ORDERED as follows:

1.     The Order On Accounting Policy for 2008 No.Pr-022/221 dated 27 December 2007 with all supplements and schedules be applied for 2009:

[signature]

V. N. Nesis,

General Director

Prepared by:

Tatiana Liderovna Tertyshnaya

1